                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. 1)


FILED BY THE REGISTRANT   [ X ]
FILED BY A PARTY OTHER THAN THE REGISTRANT   [   ]
CHECK THE APPROPRIATE BOX:
[ ] PRELIMINARY PROXY STATEMENT
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
    14A-6(E)(2)
[X] DEFINITIVE PROXY STATEMENT
[ ] DEFINITIVE ADDITIONAL MATERIALS
[ ] SOLICITING MATERIAL PURSUANT TO SECTION 240.14A-11(C) OR SECTION 240.14A-12


                             LA TEKO RESOURCES LTD.
      --------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


      --------------------------------------------------------------------
    (Name of Person(s) Filling Proxy Statement, if other than the registrant)


Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:
           COMMON SHARES OF LA TEKO RESOURCES LTD. ("LA TEKO SHARES") TO BE EXCHANGED FOR COMMON SHARES OF KINROSS GOLD CORPORATION ("KINROSS SHARES")

     2)  Aggregate number of securities to which transaction applies:
           23,533,358 LA TEKO SHARES ARE TO BE EXCHANGED FOR 10,459,166 KINROSS SHARES (WITH EACH LA TEKO SHARE EXCHANGEABLE FOR 0.44444 OF A KINROSS SHARE)

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
           $2.40625 PER KINROSS COMMON SHARE (BASED ON THE AVERAGE OF THE HIGH AND LOW PRICES FOR THE KINROSS COMMON SHARES OF $2 3/8 AND $2 7/16 PER SHARE, RESPECTIVELY, ON DECEMBER 9, 1998 ON THE NEW YORK STOCK EXCHANGE).

     4)  Proposed maximum aggregate value of transaction:
           $21,368,819

     5)  Total Fee Paid:
           $4,274  (PAID WITH ORIGINAL FILING)

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                     [LA TEKO RESOURCES LIMITED LETTERHEAD]

-------------------------------------------------------------------------------
                                                               January 14, 1999


Dear Shareholder:

         An extraordinary general meeting of shareholders of La Teko Resources Ltd. ("La Teko") will be held on February 19, 1999 at 10:00 a.m., local time, at 888 Dunsmuir Street, 2nd Floor, Vancouver, British Columbia for the purpose of considering and voting on: (i) the adoption of a special resolution approving an arrangement agreement (the "Arrangement Agreement") dated November 16, 1998, as amended January 8, 1999, among La Teko, LT Acquisition Inc. ("LT Acquisition"), a British Columbia corporation and a wholly-owned subsidiary of Kinross Gold Corporation ("Kinross") and Kinross; (ii) the amendment of certain outstanding stock options of La Teko (the "Stock Options"); and (iii) all other matters properly coming before the meeting.

         If the arrangement (the "Arrangement") contemplated by the Arrangement Agreement is consummated LT Acquisition will acquire each of the outstanding common shares (the "La Teko Shares") of La Teko (except those La Teko Shares already held by LT Acquisition and those La Teko Shares held by La Teko Resources, Inc. and dissenting shareholders of La Teko) in exchange for 0.44444 of a common share of Kinross (the "Exchange Ratio"). Details of the Arrangement and other important information are set forth in the accompanying Information Circular, which you are urged to read carefully. A copy of the Arrangement Agreement is attached as Appendix A to the accompanying Information Circular.

         Your Board of Directors has carefully reviewed and considered the terms and conditions of the Arrangement Agreement. In addition, the Board of Directors has received the opinion of its financial adviser, Goepel McDermid Inc. to the effect that, based upon and subject to certain factors and assumptions stated therein, as of the date of such opinion, the Exchange Ratio is fair from a financial point of view to the La Teko Shareholders.

         Your Board of Directors also considered other factors in evaluating the proposed Arrangement, and believes that the Arrangement is fair and reasonable to La Teko and in the best interests of the La Teko Shareholders for the following reasons:

                  A significant premium to the trading price of the La Teko Shares before the announcement of the Arrangement will be received.

                  Kinross, with its unhedged position, is highly leveraged to the price of gold, trades on the New York and Toronto stock exchanges with excellent liquidity, and has a market capitalization at current prices of approximately U.S. $725 million.

                  Kinross is a unique buyer, with its ownership of the efficient Fort Knox mill, and is strategically positioned to achieve maximum value from La Teko's assets.

                  Kinross is an efficient and growth-oriented gold producer, in the mid-tier ranks but aims to join the major producers. La Teko Shareholders will receive good value by owning Kinross shares, not only in the quality of Kinross' current assets but in the addition of the La Teko projects to the Kinross portfolio.

                  Growth and progress at La Teko's True North Property are stagnating because Newmont Alaska Ltd.'s 1997 and 1998 exploration programs at True North failed to significantly add to the gold resource, compounded by Newmont's recent decision to place the pre-feasibility program on indefinite hold.

                  The low gold price and depressed resource markets make raising capital for La Teko's ongoing viability problematic. Additionally, raising further capital would in all likelihood require shareholder dilution, which the La Teko Board believes should be avoided if possible.

                  The recommendation of Roman Friedrich & Company, La Teko's independent financial advisor, to the La Teko Board of October 7, 1998 that the La Teko Board accept the Kinross offer.

                  In the absence of the proposed business combination with Kinross, La Teko would be required to significantly reduce or eliminate the $9.8 million capitalized value of the Ryan Lode Property. In addition to potentially being subject to sanctions and being responsible for costs of clean-up and disposal of materials which may have been previously improperly disposed of at the Ryan Lode Property, La Teko would also incur annual maintenance costs, advance royalty payments, environmental monitoring costs and reclamation costs on the Ryan Lode Property if the proposed transaction with Kinross does not proceed.

         YOUR BOARD OF DIRECTORS HAS APPROVED THE ARRANGEMENT AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND THE AMENDMENT OF THE STOCK OPTIONS AND RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE ARRANGEMENT AGREEMENT AND THE AMENDMENT OF THE STOCK OPTIONS.

         Only holders of record of La Teko Shares as of the close of business on January 4, 1999 have the right to receive notice of and to vote at the meeting.

               Suite 500, 625 Howe Street, Vancouver, B.C. V6C 2T6
                   Telephone (604) 688-0833 Fax (604) 688-0835

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES. THE BOARD OF DIRECTORS OF LA TEKO RECOMMENDS THAT YOU MARK YOUR PROXY IN FAVOUR OF THE ARRANGEMENT AGREEMENT AND THE AMENDMENT OF THE OPTIONS.

                                   Sincerely,

                                   La Teko Resources Ltd.


                                   /s/ Gerald G. Carlson

                                   Gerald G. Carlson
                                   President and Chief Executive Officer

           NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF
                             LA TEKO RESOURCES LTD.

                                                   TO BE HELD FEBRUARY 19, 1999

To the Shareholders of
LA TEKO RESOURCES LTD.:

         NOTICE IS HEREBY GIVEN that an extraordinary general meeting (the "Meeting") of the shareholders (the "La Teko Shareholders") of La Teko Resources Ltd. ("La Teko") will be held on February 19, 1999, at 888 Dunsmuir Street, 2nd Floor, Vancouver, British Columbia commencing at 10:00 a.m., local time, for the following purposes:

1. to consider, pursuant to an order (the "Interim Order") of the Supreme Court of British Columbia (the "Court") and, if deemed advisable, to pass a special resolution (the "Arrangement Resolution"), with or without variation, authorizing, approving and agreeing to an arrangement (the "Arrangement") pursuant to the arrangement agreement (the "Arrangement Agreement") dated November 16, 1998, as amended January 8, 1999, among La Teko, LT Acquisition Inc. ("LT Acquisition") and Kinross Gold Corporation ("Kinross"); a copy of the Arrangement Agreement is attached as Appendix A to the accompanying Proxy Circular;

2. to consider and, if deemed advisable, to pass an ordinary resolution (the "Stock Option Amendment Resolution") approving the amendment of the terms of certain outstanding stock options of La Teko; and

3. to transact such other business as may properly come before the Meeting or any adjournment thereof.

         The accompanying Proxy Circular provides additional information relating to matters to be dealt with at the Meeting and forms part of this notice.

         ONLY THOSE LA TEKO SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON JANUARY 4, 1999 WILL BE ENTITLED TO NOTICE OF, AND TO VOTE AT, THE MEETING OR ANY ADJOURNMENT THEREOF.

         The plan of arrangement, (the "Plan of Arrangement") which is proposed under section 252 of the Company Act (British Columbia) (the "Company Act"), is being considered pursuant to the Interim Order. Before the Plan of Arrangement can become effective, it must be approved by a further order (the "Final Order") of the Supreme Court of British Columbia (the "Court"). A copy of the Arrangement Resolution, Interim Order and the Notice of Hearing of Petition for the Final Order of the Court are attached as Appendices B, C, and D respectively, to the Proxy Circular.

         Pursuant to the Interim Order, registered La Teko Shareholders have the right to dissent with respect to the Arrangement and, if the Arrangement becomes effective, to be paid the fair value of their shares in accordance with the provisions of the Interim Order. A La Teko Shareholder wishing to exercise the right to dissent with respect to his or her shares should not vote those shares in favour of the Arrangement Resolution either by submission of a proxy or by personally voting. Failure to strictly comply with the requirements set forth in the Interim Order may result in the loss of any right of dissent. Persons who wish to dissent should be aware that only registered La Teko Shareholders are entitled to dissent. Accordingly, a beneficial owner of La Teko Shares desiring to exercise the right of dissent must make arrangements for the shares beneficially owned by him or her to be registered in his or her name prior to the time the written objection to the Arrangement Resolution is required to be received by La Teko or, alternatively, make arrangements for the registered holder of his or her shares to dissent on his or her behalf.

         A La Teko Shareholder who is unable to attend the Meeting in person and who wishes to ensure that such shareholder's shares will be voted at the Meeting, is requested to complete, sign and date the enclosed form of Proxy and deliver it by hand or by mail in accordance with the instructions set out in the form of Proxy and in the Proxy Circular.

         THE BOARD OF DIRECTORS OF LA TEKO RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE ARRANGEMENT RESOLUTION AND THE STOCK OPTION AMENDMENT RESOLUTION.

         YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING. PROXIES ARE REVOCABLE AT ANY TIME PRIOR TO THE TIME THEY ARE VOTED, AND LA TEKO SHAREHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

Vancouver, B.C.
Dated:  January 14, 1999.


                                       By Order of the Board of Directors
                                       LA TEKO RESOURCES LTD.


                                       /s/ Gordon J. Fretwell

                                       GORDON J. FRETWELL
                                       Corporate Secretary

                      NOTICE TO UNITED STATES SHAREHOLDERS

         The solicitation of proxies and the approval of the transactions contemplated herein are made in the United States for securities of a Canadian issuer in accordance with Canadian corporate and securities laws. La Teko Shareholders should be aware that requirements under such Canadian laws may differ from requirements under United States corporate and securities laws relating to United States corporations.

         The financial statements and pro forma and historical financial information included herein have been prepared in accordance with Canadian generally accepted accounting principles, which differ from United States generally accepted accounting principles in certain material respects, and thus may not be comparable to financial statements and pro forma and historical financial information of United States companies.

         See "UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE ARRANGEMENT" and "CANADIAN FEDERAL INCOME TAX CONSEQUENCES OF THE ARRANGEMENT" for certain information concerning tax consequences of the Arrangement for La Teko Shareholders who are United States taxpayers.

         Enforcement by La Teko Shareholders of civil liabilities under the United States securities laws may be affected adversely by the fact that La Teko and Kinross are organized under the laws of jurisdictions other than the United States, that some or all of their officers and directors are residents of countries other than the United States, that some or all of the experts named in this Proxy Circular may be residents of countries other than the United States, and that a substantial portion of the assets of Kinross and such persons may be located outside the United States.

         THE KINROSS SHARES TO BE ISSUED PURSUANT TO THE ARRANGEMENT HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR SECURITIES REGULATORY AUTHORITIES OF ANY STATE OF THE UNITED STATES, NOR HAS THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR SECURITIES REGULATORY AUTHORITY OF ANY STATE IN THE UNITED STATES PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROXY CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

                             LA TEKO RESOURCES LTD.
                                 PROXY CIRCULAR

         This Proxy Circular (the "Proxy Circular") is being furnished to holders of common shares ("La Teko Shares") of La Teko Resources Ltd., a corporation organized pursuant to the laws of the Province of British Columbia, Canada ("La Teko"), in connection with the solicitation of proxies by the Board of Directors of La Teko (the "La Teko Board") for use at the extraordinary general meeting (the "Meeting") of shareholders of La Teko ("La Teko Shareholders") to be held on February 19, 1999, including any adjournments thereof.

         At the Meeting, the La Teko Shareholders will be asked to: (i) consider, pursuant to an order (the "Interim Order") of the Supreme Court of British Columbia (the "Court") and if deemed advisable, to approve the adoption of a special resolution (the "Arrangement Resolution") approving an arrangement agreement (the "Arrangement Agreement") dated November 16, 1998, as amended January 8, 1999, among La Teko, LT Acquisition Inc. ("LT Acquisition"), a corporation incorporated under the laws of the Province of British Columbia and a wholly-owned subsidiary of Kinross Gold Corporation ("Kinross"), and Kinross; and (ii) if deemed advisable, adopt an ordinary resolution (the "Stock Option Amendment Resolution") with respect to the amendment of the terms of certain outstanding stock options of La Teko (collectively the "Meeting Matters").

         THE LA TEKO BOARD HAS APPROVED THE ARRANGEMENT AGREEMENT, AND THE TRANSACTIONS CONTEMPLATED THEREBY AND THE AMENDMENT TO THE TERMS OF THE OUTSTANDING STOCK OPTIONS AND RECOMMENDS THAT LA TEKO SHAREHOLDERS VOTE "FOR" THE ADOPTION OF THE MEETING MATTERS.

         As a result of the arrangement (the "Arrangement"), each of the outstanding La Teko Shares (other than the La Teko Shares already owned by LT Acquisition, the La Teko Shares held by La Teko Resources, Inc. ("La Teko Nevada") and the La Teko Shares held by dissenting shareholders of La Teko) will be acquired by LT Acquisition in exchange for the issuance of 0.44444 common shares of Kinross ("Kinross Shares") (the "Exchange Ratio"). No fractional Kinross Shares will be issued in the Arrangement. Consummation of the Arrangement is subject to various conditions, including the approval at the Meeting of the Arrangement Resolution.

         The effective time of the Arrangement (the "Effective Time") will be the date and time of the filing of a certified copy of the Final Order with the Registrar under the Company Act (British Columbia) or such later time as is agreed to by Kinross and La Teko, which is scheduled to occur following satisfaction of certain closing conditions.

         The Kinross Shares are traded on The Toronto Stock Exchange (the "TSE") and the New York Stock Exchange (the "NYSE"). The La Teko Shares are traded on the TSE and the Vancouver Stock Exchange (the "VSE") and quoted on the National Association of Securities Dealers' Electronic Bulletin Board (the "EBB").

         All information in this Proxy Circular concerning Kinross has been furnished by Kinross.

         Certain capitalized terms used herein have the meanings ascribed to such terms under the heading "General Glossary" commencing on page 145. Unless otherwise noted, all references to currency herein are to United States dollars.

                      -----------------------------------

         FOR A DESCRIPTION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY LA TEKO SHAREHOLDERS, SEE "RISK FACTORS" COMMENCING ON PAGE 17.

                      -----------------------------------


         The date of this Proxy Circular is January 14, 1999, and it is first being mailed to the La Teko Shareholders on or about January 22, 1999.

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION..................vii

AVAILABLE INFORMATION.......................................................vii

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................viii

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES..................................xi

SUMMARY.......................................................................1
   The Corporations...........................................................1
   The Meeting................................................................2
   The Arrangement............................................................4
   Comparative Market Price Data.............................................10
   Comparative Per Share Data................................................11
   Summary Pro Forma Financial Information...................................13
   Summary Historical Operating Information..................................15
   Kinross Reserves..........................................................16

RISK FACTORS.................................................................17
   Risks Related to the Arrangement..........................................17
   Risks Related to Kinross and La Teko......................................19
   Risks Relating to the Continuation of La Teko
     Without Completing the Arrangement......................................22

CURRENCY AND GOLD PRICES.....................................................24
   Currency..................................................................24
   Gold Prices...............................................................24

METRIC EQUIVALENTS TABLE.....................................................24

THE ARRANGEMENT..............................................................25
   General...................................................................25
   Background to the Arrangement.............................................25
   La Teko's Reasons for the Business Combination and La
     Teko Board's Recommendations............................................29
   Goepel Fairness Opinion...................................................31
   Financial Services Agreement..............................................32
   Shareholder Approvals.....................................................33
   Court Approval............................................................33
   Interests of Certain Persons in the Arrangement...........................33
   Treatment of La Teko Stock Options and La Teko Warrants...................34
   Ownership of Kinross Shares...............................................34
   Anticipated Accounting Treatment..........................................34
   Resale Restrictions.......................................................35
   Regulatory Matters........................................................36
   Dissenters'Rights.........................................................36



                                      (ii)

THE ARRANGEMENT AGREEMENT....................................................38
   General...................................................................38
   Effective Time............................................................38
   Exchange of Shares........................................................38
   No Fractional Shares......................................................38
   La Teko Stock Options; La Teko Warrants...................................39
   Exchange of Certificates..................................................39
   Representations and Warranties............................................40
   Conduct of Business Pending the Merger....................................40
   Indemnification...........................................................41
   Takeover Proposals........................................................41
   Conditions to Consummation of the Arrangement.............................42
   Termination...............................................................44
   Certain Fees and Expenses.................................................45
   Waivers and Amendments....................................................45

CAPITALIZATION AND DESCRIPTION OF KINROSS SECURITIES.........................45
   Kinross Shares............................................................46
   Kinross Preferred Shares..................................................46
   Convertible Debentures....................................................47
   Kinam Series B Preferred Shares...........................................47
   Kinross Warrants..........................................................49
   Dividend Policy...........................................................49

COMPARISON OF RIGHTS OF HOLDERS OF LA TEKO SHARES AND KINROSS SHARES.........49

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS OF THE ARRANGEMENT...........51
   U.S. Holders of La Teko Shares............................................52
   U.S. Holders of Kinross Shares............................................54

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS OF THE ARRANGEMENT................56
   Canadian Federal Income Tax Considerations................................56
   Residents of Canada.......................................................56
   Residents of the United States............................................57

MANAGEMENT AND OPERATIONS OF KINROSS AFTER THE ARRANGEMENT...................58
   General...................................................................58
   Directors of Kinross......................................................59
   Executive Officers of Kinross.............................................61

AMENDMENT OF EXISTING LA TEKO STOCK OPTIONS..................................62

LA TEKO EXTRAORDINARY GENERAL MEETING........................................63
   Solicitation of Proxies...................................................63
   Appointment and Revocation of Proxies.....................................64
   Voting of Proxies and Discretionary Authority.............................64
   Voting Securities and Principal Holders Thereof...........................65
   Votes Required............................................................65
   Quorum....................................................................65



                                      (iii)

   Business of the Meeting...................................................66
   Voting Commitments, Agreements or Understandings..........................66

INFORMATION REGARDING LA TEKO RESOURCES LTD..................................67

LA TEKO SELECTED FINANCIAL INFORMATION.......................................67

LA TEKO MANAGEMENT'S DISCUSSION AND ANALYSIS OF  FINANCIAL
CONDITION AND RESULTS OF OPERATIONS..........................................67
   General...................................................................67
   For the Nine Months Ended September 30, 1998 and 1997.....................68
   Years Ended December 31, 1997, 1996 and 1995..............................73
   Results of Operations.....................................................73
   Liquidity and Capital Resources...........................................75

LA TEKO FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA..........................76

BUSINESS AND PROPERTIES OF LA TEKO...........................................77
   General...................................................................77
   Properties................................................................77
   Investments...............................................................84
   Limited Possesssory Rights to Unpatented Mining Claims....................84
   Employees.................................................................84
   Offices...................................................................84
   Legal Proceedings.........................................................84

LA TEKO MANAGEMENT...........................................................85
   Directors and Officers of Management......................................85
   Name, Municipality of Residence and Business Experience of
     Directors, Officers and Key Personnel...................................85

LA TEKO SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS......................87

LA TEKO SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE..............88

INDEBTEDNESS OF DIRECTORS AND OFFICERS OF LA TEKO............................88

LA TEKO EXECUTIVE COMPENSATION...............................................88
   Report on Executive Compensation..........................................91

LA TEKO SHAREHOLDER RETURN PERFORMANCE GRAPH.................................91

LA TEKO CAPITALIZATION AND RELATED SHAREHOLDER MATTERS.......................92
   Description of Share Capital..............................................92
   United States Shareholders................................................92
   Dividend Policy...........................................................92
   Exchange Controls and other Limitations Affecting Security Holders........92
   Taxation..................................................................93
   Disposition of Shares by Non-Residents of Canada..........................94
   Recent Sales of Unregistered Securities...................................94



                                      (iv)

LA TEKO PRINCIPAL HOLDERS OF VOTING SECURITIES...............................94

LA TEKO INTERESTS OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS..........94

INFORMATION REGARDING KINROSS GOLD CORPORATION...............................95

KINROSS SELECTED CONSOLIDATED FINANCIAL INFORMATION..........................95

KINROSS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS..........................................99
   General...................................................................99
   Nine Months Ended September 30, 1998 and 1997.............................99
   Years Ended December 31, 1997, 1996 and 1995.............................104
   Significant Differences Between Canadian and United States
     Generally Accepted Accounting Principles...............................112

BUSINESS AND PROPERTIES OF KINROSS..........................................112
   Recent Developments......................................................113
   Production Profile.......................................................113
   Operations...............................................................114
   Other Assets.............................................................125
   Long-Term Investments....................................................130
   Legal Proceedings........................................................130
   Refining, Sales and Hedging Activities...................................132
   Gold Sales Arrangements in Russian Federation............................132

KINROSS MANAGEMENT..........................................................133
   Directors of Kinross.....................................................133
   Executive Officers of Kinross............................................133
   Arrangements with Cyprus Amax............................................133
   Kinross Share Incentive Plan.............................................133

KINROSS SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.....................135

KINROSS SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.............136

KINROSS CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS......................136
   Interests of Management and Others in Material Transactions..............136

INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS OF KINROSS....................136

KINROSS EXECUTIVE COMPENSATION..............................................136
   Report on Executive Compensation.........................................140
   Shareholder Return Performance Graph.....................................142
   Auditors, Transfer Agents and Registrar..................................142

LEGAL MATTERS...............................................................142

EXPERTS.....................................................................143

SHAREHOLDER PROPOSALS.......................................................143




                                      (v)

APPROVAL OF DIRECTORS........................................................144

GENERAL GLOSSARY.............................................................145

   Appendix A - Arrangement Agreement........................................A-1
   Appendix A-1 - Amendment No. 1 to the Arrangement Agreement..............A-65
   Appendix B - Arrangement Resolution.......................................B-1
   Appendix C - Interim Order................................................C-1
   Appendix D - Notice of Hearing of Petition................................D-1
   Appendix E - Fairness Opinion.............................................E-1
   Appendix E-1 - Supplementary Fairness Opinion............................E-15
   Appendix F - Financial Statements.........................................F-1




                                      (vi)

                         CAUTIONARY STATEMENT REGARDING
                           FORWARD-LOOKING INFORMATION

         The following cautionary statements are made pursuant to the United States Private Securities Litigation Reform Act of 1995 in order for La Teko and Kinross to avail themselves of the "safe harbor" provisions of such legislation. The discussions and information in this Proxy Circular may contain both historical and forward-looking statements. To the extent that this Proxy Circular contains forward-looking statements regarding the financial condition, operating results, business prospects or any other aspect of Kinross or La Teko, please be advised that the actual financial conditions, operating results and business performance of Kinross and La Teko may differ materially from that projected or estimated in such forward-looking statements. Kinross and La Teko have attempted to identify, in context, certain of the factors that they currently believe may cause actual future results to differ from their current expectations. The differences may be caused by a variety of factors, including but not limited to fluctuations in the price of gold, adverse economic conditions, adverse government regulation, both foreign and domestic, inadequate capital, unexpected costs, the imposition of new, or the increase of existing, tariffs, lower than forecasted revenues and net income, higher than anticipated labour costs, the possible acquisition of new businesses that do not perform as anticipated, the possible fluctuation and volatility of operating results and financial condition, inability to carry out exploration and production plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be alluded to in this Proxy Circular or in other reports issued by Kinross or La Teko. Kinross and La Teko caution the reader that this list of factors may not be exhaustive.

         When used in this Proxy Circular, the words "believe", "may", "will", "should", "expect", "anticipate", "contemplate", "estimate", "project", "intend" and similar words and expressions are generally intended to identify forward-looking statements.

                              AVAILABLE INFORMATION

         Kinross and La Teko are both subject to the informational requirements of the Exchange Act and the securities legislation of certain of the provinces of Canada and in accordance therewith, each file reports and other information with the SEC and the Canadian securities regulatory authorities in such provinces (the "Canadian Securities Administrators") where so required. Reports, proxy and information circulars or statements and other information filed by Kinross or La Teko with the SEC may be inspected without charge at, and copies thereof may be obtained at prescribed rates from, the public reference facilities of the SEC's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. The SEC maintains a Web site (http://www.sec.gov) that contains such materials that have been or will be filed by La Teko. Reports, proxy and information statements and other information that have been or will be filed by Kinross and La Teko with the Canadian Securities Administrators are available at a Web site (http://www.sedar.com) maintained on behalf of the Canadian Securities Administrators.

         Kinross Shares are traded on the TSE and the NYSE. La Teko's Shares are traded on the TSE and the VSE and quoted on the EBB. Reports, proxy statements and other information concerning Kinross and La Teko can be inspected at the offices of the TSE at 2 First Canadian Place, Toronto, Ontario, Canada M5X IJ2 and with respect to Kinross at the offices of the NYSE at 20 Broad Street, New York, New York 10005, U.S.A.

         At the Effective Time of the Arrangement, each outstanding La Teko Share (excluding the La Teko Shares held by LT Acquisition, La Teko Nevada and Dissenting Shareholders) will be acquired automatically by LT Acquisition, a wholly-owned subsidiary of Kinross that does not currently conduct any business activities, in


                                      (vii)
exchange for 0.37736 of a Kinross Share. LT Acquisition shall at, or immediately following, the Effective Time, issue one LT Acquisition Share to Kinross for each La Teko Share outstanding at the Effective Time as consideration for the issuance of the Kinross Shares in the Arrangement. For a comparison of rights of holders of La Teko Shares and Kinross Shares, see "Comparison of Rights of Holders of La Teko Shares and Kinross Shares".

         Kinross is a "foreign private issuer" as defined in Rule 405 under the Securities Act and Rule 3b-4(c) under the Exchange Act. Following the Arrangement, Kinross will continue to file with the Commission such reports, information and documents as are specified in Section 13 and 15(d) of the Exchange Act as applicable to foreign private issuers. Under a multi-jurisdictional disclosure system adopted by the Commission, reports and other information may be prepared in accordance with the disclosure requirements of Canada, which differ in material respects from the disclosure requirements applicable to U.S. companies. Kinross will provide its shareholders with annual reports containing audited consolidated financial statements prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"), with an opinion thereon by Kinross' external auditors, and quarterly reports containing unaudited interim condensed financial information prepared in accordance with Canadian GAAP. These annual reports will include a reconciliation of certain financial information contained therein to amounts determined in accordance with United States generally accepted accounting principles ("U.S. GAAP"). As a foreign private issuer, Kinross is exempt from provisions of the Exchange Act which prescribe the furnishing and content of proxy statements to shareholders. In addition, because of Kinross' status as a foreign private issuer, Kinross and its shareholders are exempt from the requirements of the Exchange Act that relate to short swing profits and liability.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which have been filed by La Teko with the SEC pursuant to the Exchange Act (File No. 0-10104), are incorporated in this Proxy Circular by reference and shall be deemed to be a part hereof for purposes of the Exchange Act:

     (a) La Teko's Annual Report on Form 10-K for the year ended December 31, 1997, as amended on Form 10-K/A filed April 13, 1998;

     (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1998;

     (c)    Current Reports on Form 8-K as follows:

            (i) Report dated January 6, 1998, relating to the grant of options to Silverado Gold Mines Ltd. to purchase certain interests in La Teko's Ryan Lode property;

            (ii) Report dated January 14, 1998, announcing the results of initial engineering studies on La Teko's True North property;

            (iii) Report dated February 3, 1998, respecting a proposed $3.7 million dollar exploration and development program for La Teko's True North property;

            (iv) Report dated February 10, 1998, reporting that La Teko's joint venture partner in its True North Property, Newmont Exploration Limited, acquired an additional 4,200 acres of land to be developed/explored by the True North Joint Venture;



                                      (viii)

            (v) Report dated March 30, 1998, respecting Silverado Gold Mines Ltd.'s termination of its option to purchase an interest in La Teko's Ryan Lode property;

            (vi) Report dated April 8, 1998, respecting the private placement sale to Kinross of 2,000,000 units at $0.85 per unit;

            (vii) Report dated April 24, 1998, respecting the private placement of 700,000 units at $0.85 per unit;

            (viii) Report dated April 28, 1998, respecting La Teko's option agreement with Kennecott Canada Exploration, Inc., to earn an interest in the Scheelite Dome property;

            (ix) Report dated May 5, 1998, respecting the addition of acreage to the True North Joint Venture and the results of testing on that property;

            (x) Report dated June 2, 1998, announcing La Teko's exploration plans for the 1998 field season on various of its properties;

            (xi) Report dated July 6, 1998, respecting La Teko's agreement with Camnor Resources granting it the right to earn a 51% interest in La Teko's Discovery Gulch property;

            (xii) Report dated July 7, 1998, reporting that La Teko's shares were accepted for trading on the TSE under the symbol LAO;

            (xiii) Report dated July 17, 1998, announcing a diamond drill program on La Teko's Scheelite Dome property;

            (xiv) Report dated September 2, 1998, announcing VSE approval of Camnor Resources' right to earn an interest in La Teko's Discovery Gulch property;

            (xv) Report dated September 10, 1998, respecting the completion of La Teko's drill hole program on the Scheelite Dome property;

           (xvi) Report dated October 5, 1998, announcing the results of La Teko's Scheelite Dome property drill hole program;

           (xvii) Report dated October 8, 1998, announcing La Teko's business combination agreement with Kinross whereby La Teko's shareholders will receive one share of Kinross for each 2.65 shares of La Teko held;

           (xviii) Report dated October 29, 1998, announcing Newmont Exploration Limited's metallurgical testing on the True North property revealed that "gold extractions were extremely good"; and

           (xix) Report dated January 8, 1999, announcing the revision to the previously announced terms of the Arrangement.

     (d) Information circular filed April 29, 1998, respecting La Teko's 1998 annual general meeting of shareholders.



                                      (ix)

         The following documents, filed by Kinross with the Canadian Securities Administrators, and with the SEC under cover of Form 40-F or Form 6-K, are specifically incorporated by reference in and form an integral part of this Proxy Circular:

     (a) Kinross' Annual Report for the year ended December 31, 1997 on Form 40-F dated April 20, 1998;

     (b) Material Change Report dated February 5, 1998 relating to the write-down by Kinross of certain assets (included in Kinross' Form 6-K dated February 18, 1998);

     (c) Material Change Report dated February 10, 1998 relating to an issuance of subscription rights (included in Kinross' Form 6-K dated February 10, 1998);

     (d) Material Change Report dated February 10, 1998 relating to the entrance into the agreement relating to the merger of Kinross and Amax Gold Inc. ("Amax") (included in Kinross' Form 6-K dated February 10, 1998);

     (e) Management Proxy Circular of Kinross regarding the annual and special meeting of shareholders to be held May 28, 1998 (included in Kinross' Form 6-K dated May 1, 1998);

     (f) Material Change Report dated June 3, 1998 relating to the completion of the merger of Kinross and Amax (included in Kinross' Form 6-K dated June 3, 1998);

     (g) Interim financial statements for the three months ended March 31, 1998 of Kinross (included in Kinross' Form 6-K dated June 18, 1998);

     (h) Material Change Report dated October 16 relating to the Arrangement (included in Kinross' Form 6-K dated October 16, 1998);

     (i) Interim financial statements for the six months ended June 30, 1998 of Kinross (included in Kinross' Form 6-K dated October 16, 1998);

     (j) Interim financial statements for the nine months ended September 30, 1998 of Kinross (included in Kinross' Form 6-K dated November 27,
            1998);

     (k) Material Change Report dated December 10, 1998 relating to the December 1998 write-down of certain assets (included in Kinross' Form 6-K dated December 10, 1998); and

     (l) Material Change Report dated January 11, 1999 relating to the amendment of the Exchange Ratio (included in Kinross' Form 6-K dated January 11, 1999).

         All documents filed by Kinross pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Circular and prior to the Meeting and any adjournment thereof, shall be deemed to be incorporated by reference in this Proxy Circular and to be part hereof for purposes of the Exchange Act from the date of the filing of such documents. Any statement contained in this Proxy Circular, in a supplement to this Proxy Circular or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Circular to the extent that a statement contained herein or in any subsequently filed supplement to this Proxy Circular or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement


                                      (x)
so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Circular.

         THIS PROXY CIRCULAR INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. LA TEKO AND KINROSS HEREBY UNDERTAKE TO PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROXY CIRCULAR HAS BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED IN THIS PROXY CIRCULAR BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). WRITTEN OR TELEPHONE REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED, IN THE CASE OF DOCUMENTS RELATING TO LA TEKO, TO LA TEKO RESOURCES LTD., SUITE 500, 625 HOWE STREET, VANCOUVER, B.C., V6C 2T6,
ATTENTION: SECRETARY (TELEPHONE NUMBER (604) 688-0833), OR IN THE CASE OF DOCUMENTS RELATING TO KINROSS, TO KINROSS GOLD CORPORATION, 57TH FLOOR, SCOTIA PLAZA, 40 KING STREET WEST, TORONTO, ONTARIO, CANADA M5H 3Y2, ATTENTION:
CORPORATE SECRETARY (TELEPHONE NUMBER (416) 365-5198). IN ORDER TO ENSURE TIMELY DELIVERY, REQUESTS FOR DOCUMENTS SHOULD BE MADE AT LEAST FIVE BUSINESS DAYS PRIOR TO THE MEETING.

                   ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

         Kinross is a corporation continued under the Business Corporations Act (Ontario) (the "OBCA"). La Teko is a corporation incorporated under the Company Act (British Columbia) (the "BCCA"). Certain of the directors and officers of Kinross and La Teko and certain experts named herein are residents of Canada, and all or a substantial portion of the assets of such persons and a significant portion of the assets of Kinross are located outside the United States. Consequently, it may be difficult for United States investors to effect service of process within the United States upon such persons, or to realize in the United States upon judgements rendered against Kinross, La Teko or such persons by courts of the United States predicated upon civil liabilities under United States federal securities laws. There is doubt as to the enforceability in Canada against Kinross, La Teko or any of their directors and officers or experts named herein who are not residents of the United States, in original actions or in actions for enforcement of judgements rendered by courts of the United States, of liabilities predicated solely on the United States federal securities laws.



                                      (xi)

                                     SUMMARY

         The following is a summary of certain information contained elsewhere in this Proxy Circular. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in this Proxy Circular and the Appendices hereto. Unless otherwise defined herein, capitalized terms used in this summary have the respective meanings ascribed to such terms in the section entitled "General Glossary." In this Proxy Circular, all dollar amounts are expressed in United States dollars unless otherwise indicated. LA TEKO SHAREHOLDERS ARE URGED TO READ THIS PROXY CIRCULAR AND THE APPENDICES HERETO IN THEIR ENTIRETY.


                                        THE CORPORATIONS

KINROSS Kinross operates five gold mines, two of which are located in Canada, one in the United States, one in Russia and one in Zimbabwe. The North American operations are the Hoyle Pond Mine in Timmins, Ontario, the Fort Knox Mine near Fairbanks, Alaska, and the Macassa Mine in Kirkland Lake, Ontario, all of which are wholly owned. The Russian operation is at the Kubaka Mine in the Magadan Oblast of the Russian Federation, in which Kinross owns a 50% interest, and the Zimbabwean operation is at the Blanket Mine and is wholly owned. Kinross also owns a 50% interest in the Refugio Mine in Chile which is operated by Compania Minera Maricunga, a subsidiary owned 50% by Kinross and 50% by Bema Gold Corporation. In addition, Kinross owns a 49% interest in the Denton-Rawhide Mine located in Nevada, which is operated by Kennecott Corporation.

                  On June 1, 1998, a wholly-owned subsidiary of Kinross merged with Amax (the "Amax Merger"). Concurrent with the Amax Merger, Cyprus Amax Minerals Company ("Cyprus Amax") contributed $135 million to Kinross in exchange for Kinross Shares and Kinross Warrants (the "Recapitalization") and Kinross Shares were issued pursuant to a public offering (the "Equity Financing"). As a result of the Amax Merger, the Recapitalization and the Equity Financing, 165,274,937 Kinross Shares were issued, representing approximately 56.5% of the Kinross Shares outstanding after the Amax Merger, in addition to the Kinross Warrants to acquire 8,775,449 Kinross Shares issued to Cyprus Amax.

                  The principal executive offices of Kinross are located at Suite 5700, Scotia Plaza, 40 King Street West, Toronto, Ontario, Canada M5H 3Y2 (telephone number (416) 365-5123). See "Business and Properties of Kinross".

LT ACQUISITION    LT Acquisition is a wholly-owned subsidiary of Kinross
                  which was organized by Kinross for the purpose of effecting the Arrangement. LT Acquisition does not currently conduct any business activities. Pursuant to the Arrangement Agreement, LT Acquisition will acquire the outstanding La Teko Shares
                  (other than La Teko Shares already held by LT Acquisition and those La Teko Shares held by La Teko Nevada and Dissenting
                  Shareholders), with the result that La Teko will become a subsidiary of LT Acquisition.

                  The principal executive offices of LT Acquisition are located at Suite 5700, Scotia Plaza, 40 King Street West, Toronto, Ontario, Canada M5H 3Y2 (telephone number (416) 365-5123). See "The Arrangement".

LA TEKO La Teko is an exploration corporation with several exploration projects in the Fairbanks area of central Alaska as well as one property in each of the central Yukon and southern Arizona. Two of the Alaskan projects, True North, under joint venture agreement (the "True North JV Agreement") with Newmont Alaska Ltd., a subsidiary of Newmont Mining Corporation ("Newmont"), and Ryan Lode, are in the advanced exploration stage. The remaining Alaskan projects, including Juniper, Discovery Gulch and Ogopogo, are in the exploration stage. The Scheelite Dome project in the Yukon is also in the exploration stage. The Margarita project in Arizona contains a small, low grade gold resource.

                  On May 1, 1998 Kinross acquired 2,000,000 units, consisting of La Teko Shares and warrants to acquire La Teko Shares, and subsequently acquired 242,000 La Teko Shares in the market, representing in the aggregate 8.7% of the issued and outstanding La Teko Shares.

                  The principal executive offices of La Teko are located at 625 Howe Street, Suite 500, Vancouver, British Columbia, Canada V6C 2T6 (telephone number (604) 688-0833). See "Business and Properties of La Teko".

                                   THE MEETING

DATE, TIME AND    The Meeting is scheduled to be held on
PLACE             February 19, 1999 at 888 Dunsmuir Street, 2nd Floor,
                  Vancouver, British Columbia, local time, at 10:00 a.m., Vancouver, British Columbia.

PURPOSE The purpose of the Meeting is to consider and vote on: (i) the adoption of the Arrangement Resolution approving the Arrangement Agreement among La Teko, LT Acquisition and Kinross, which will result in the acquisition by LT Acquisition of all of the La Teko Shares (excluding those La Teko Shares already owned by LT Acquisition and those La Teko Shares owned by La Teko Nevada and Dissenting Shareholders) in exchange for Kinross Shares on the basis of one La Teko Share for 0.44444 of a Kinross Share, or 10,459,166 Kinross Shares in the aggregate representing approximately 3.6% of the Kinross Shares outstanding after the Arrangement is completed;
                  (ii) the adoption of the Stock Option Amendment Resolution with respect to the amendment of the price and certain terms of outstanding stock options (the "La Teko Stock Options); and
                  (iii) the transaction of any other business as may properly come before the Meeting or any adjournment thereof. See "La Teko Extraordinary General Meeting - Business of the Meeting".

VOTES REQUIRED    The affirmative vote of three-quarters of the La Teko
                  Shares voting by proxy or in person at the Meeting, excluding any votes attaching to the 13,410,971 La Teko Shares beneficially held by La Teko Nevada, is required to approve the Arrangement Resolution. See "La Teko Extraordinary General
                  Meeting - Votes Required".

                  The affirmative vote of the majority of the La Teko Shares voting by proxy or in person at the Meeting, excluding any votes attaching to La Teko Shares beneficially owned by optionees holding La Teko Options (666,500 La Teko Shares), is required to approve the Stock Option Amendment Resolution. See "La Teko Extraordinary General Meeting - Votes Required".

                  ABSTENTIONS AND BROKER NON-VOTES WILL NOT BE COUNTED IN DETERMINING WHETHER ANY MEETING MATTER IS PASSED BUT WILL BE COUNTED IN THE DETERMINATION OF WHETHER A QUORUM IS PRESENT AT THE MEETING.

                  As of the Record Date, directors and officers of La Teko and their affiliates had the right to vote approximately 2.57% of the issued and outstanding La Teko Shares entitled to vote at the Meeting. There are no agreements, commitments or understandings between La Teko and its directors, officers or shareholders with respect to voting at the Meeting. The directors and officers of La Teko have indicated their intention to vote for the Arrangement Resolution. La Teko Shareholders holding approximately 16% of the outstanding La Teko Shares have agreed to vote in favour of the Arrangement Resolution and to provide Kinross with duly executed proxies for such purpose. See "The Arrangement Background to the Arrangement" and "La Teko Extraordinary General Meeting - Voting Securities and Principal Holders Thereof".

RECOMMENDATION OF
THE LA TEKO BOARD The La Teko Board believes the terms of
                  the Arrangement, are fair and reasonable to, and in the best interests of, La Teko and has unanimously approved the Arrangement Agreement and the transactions contemplated thereby. The La Teko Board recommends that La Teko Shareholders vote "FOR" the approval of the Arrangement Resolution. The recommendations of the La Teko Board in respect of the Arrangement are based upon a number of factors described in this Proxy Circular. See "The Arrangement - La Teko's Reasons for the Arrangement and La Teko Board's Recommendation.

                  The La Teko Board believes that the proposed amendment of the La Teko Options is fair and in the best interests of La Teko and recommends that La Teko Shareholders vote "FOR" the Stock Option Amendment Resolution.

OPINION OF        Goepel McDermid Inc. ("Goepel") has delivered a written
FINANCIAL ADVISER opinion to the La Teko Board and  to the La Teko
TO LA TEKO        Special Committee to the effect that, based upon and
                  subject to certain factors and assumptions stated therein, as of the date of such opinion, the terms of the Arrangement are fair to the La Teko Shareholders from a financial point of view. The full text of Goepel's opinion, which sets forth a description of the assumptions made, factors considered and limitations on the review undertaken by Goepel, is attached as Appendix E to this Proxy Circular. LA TEKO SHAREHOLDERS ARE
                  URGED TO READ GOEPEL'S OPINION CAREFULLY IN ITS

                  ENTIRETY. See "The Arrangement - Goepel Fairness Opinion".


RECORD DATE;      The La Teko Board has fixed January 4, 1999 (the "Record
SHARES ENTITLED   Date"), as the record date for determining holders of La Teko
TO VOTE           Shares entitled to notice of and to vote at the Meeting.
                  Only those La Teko Shareholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting or any adjournment thereof. As of the La Teko Record Date, 25,775,358 La Teko Shares were issued and outstanding and entitled to vote with respect to the Arrangement Resolution, and 25,108,858 La Teko Shares were entitled to vote on the Stock Option Amendment Resolution.
                  Each La Teko Shareholder of record as of the close of business on the Record Date (other than La Teko Nevada and, with respect to the Stock Option Amendment Resolution, the optionees holding of La Teko Stock Options) is entitled at the Meeting to one vote for each La Teko Share held. La Teko
                  Shareholders holding approximately 16% of the outstanding La
                  Teko Shares have agreed to vote in favour of the Arrangement
                  Resolution and to provide Kinross with duly executed proxies for such purpose. See "The Arrangement - Background to the Arrangement" and "La Teko Extraordinary General Meeting -
                  Voting Securities and Principal Holders Thereof".

                                         THE ARRANGEMENT

TERMS OF          Exchange of Shares. At the Effective Time, pursuant to the
ARRANGEMENT       Plan of Arrangement each outstanding La Teko Share (other
                  than La Teko Shares already held by LT Acquisition and those held by La Teko Nevada and Dissenting Shareholders) will be acquired by LT Acquisition in exchange for 0.44444 of a Kinross Share. The Exchange Ratio is a fixed ratio in the Arrangement Agreement. As a result, the Exchange Ratio will not be adjusted in the event of an increase or decrease in the market price of either the Kinross Shares or the La Teko
                  Shares, or both. In consideration for the issuance by Kinross of the Kinross Shares pursuant to the Arrangement, LT
                  Acquisition will, at or immediately following the Effective
                  Time, issue one LT Acquisition Share to Kinross for each Kinross Share so issued. See "The Arrangement Agreement -
                  Exchange of Shares" and "The Arrangement Agreement - Exchange of Certificates".

                  No Fractional Shares. No fractional Kinross Shares will be issued in the Arrangement. If the exchange of La Teko Shares results in any La Teko Shareholder being entitled to a fractional Kinross Share, such La Teko Shareholder will receive a cash payment equal to such fractional interest multiplied by the Average Closing Price (defined herein). See "The Arrangement Agreement - No Fractional Shares".

                  La Teko Stock Options. Each outstanding La Teko Stock Option will become a fully exercisable option (a "Substitute Option") to purchase that number of Kinross Shares determined by multiplying (i) the number of La Teko Shares subject to such La Teko Stock Option immediately prior to the Effective Time by (ii) the Exchange Ratio, at an exercise price adjusted to give effect to the Exchange Ratio. See "The Arrangement Agreement - La Teko Stock Options; La Teko Warrants".

                  La Teko Warrants. Each outstanding common share purchase warrant (a "La Teko Warrant") of La Teko (except the La Teko Warrants held by Kinross) will become a fully exercisable warrant (a "Substitute Warrant") to purchase that number of Kinross Shares determined by multiplying (i) the number of La Teko Shares subject to such La Teko Warrant immediately prior to the Effective Time by (ii) the Exchange Ratio, at an exercise price adjusted to give effect to the Exchange Ratio. See "The Arrangement Agreement - La Teko Options; La Teko Warrants".

COURT APPROVAL    The Arrangement. The Arrangement requires the
                  approval of the Court. The Court will consider the arrangement insofar as La Teko Shareholders are concerned, under Section
                  252 of the Company Act (British Columbia) (the "BCCA"). Prior to the mailing of this Proxy Circular, La Teko obtained the Interim Order providing for the calling and holding of the Meeting and other procedural matters of the Meeting pertaining to the Arrangement. Subject to the approval of the Arrangement by the La Teko Shareholders, the hearing by the Court, in respect of the Final Order is scheduled to take place on February 22, 1999 at 9:45 a.m. (Vancouver time). All La Teko
                  Shareholders, and other interested parties have the right to participate in, be represented or to present evidence or arguments at the hearing by the Court in respect of the Final
                  Order subject to serving and filing a Notice of Appearance and satisfying any other applicable requirements. At the hearing of the application in respect of the Final Order, the Court will determine, among other things, the fairness of the Arrangement to the La Teko Shareholders. The Court may approve the Arrangement as proposed or as amended in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court deems fit.

EXCHANGE OF SHARE Montreal Trust Company of Canada is the
CERTIFICATES      transfer agent and registrar in respect of the Kinross Shares and will also act as the exchange agent (the "Exchange Agent") with respect to the exchange of La Teko Shares for Kinross
                  Shares in connection with the Arrangement. Following the Effective Date, La Teko Shareholders will receive a letter of transmittal from the Exchange Agent instructing them on the surrender of their certificates representing La Teko Shares in exchange for certificates representing Kinross Shares. LA TEKO
                  SHAREHOLDERS SHOULD NOT SURRENDER THEIR CERTIFICATES FOR NEW
                  CERTIFICATES REPRESENTING KINROSS SHARES UNTIL SUCH TIME. See
                  "The Arrangement Agreement - Exchange of Certificates".

ANTICIPATED       The Arrangement will be accounted for under the
ACCOUNTING        purchase method of accounting for financial
TREATMENT         reporting purposes under Canadian generally accepted
                  accounting principles ("Canadian GAAP"). Under this method of accounting, Kinross will allocate the cost of acquiring La
                  Teko to the assets acquired and liabilities assumed, based upon the fair value of the assets acquired and liabilities assumed at the date of acquisition. Accounting for the business combination using the purchase method in accordance with Canadian GAAP is consistent in all material respects with the United States generally accepted accounting principles
                  ("U.S. GAAP") purchase accounting method. See "The Arrangement
                  - Anticipated Accounting Treatment".

INTERESTS OF      La Teko Shareholders should be aware that certain
CERTAIN PERSONS   members of La Teko management and the Board have
                  interests in the Arrangement that are in addition to the interests of La Teko Shareholders generally. See "The
                  Arrangement - Interests of Certain Persons in the
                  Arrangement".

EFFECTIVE TIME    If the conditions to the consummation of
OF ARRANGEMENT    the Arrangement are satisfied or waived, the Final Order will be filed with the Registrar under the BCCA and the Arrangement will become effective upon such filing or at such later time as agreed to by Kinross and La Teko. It is presently anticipated that the Arrangement will become effective on or about, February 26, 1999. See "The Arrangement Agreement -
                  Effective Time".

CONDITIONS        The respective obligations of La Teko, Kinross, and LT
                  Acquisition to consummate the Arrangement are subject to the fulfilment or waiver (where permissible) of certain conditions set forth in the Arrangement Agreement including La Teko
                  Shareholder approval of the Arrangement. See "Arrangement
                  Agreement - Conditions to the Consummation of the Arrangement".

TERMINATION       The Arrangement Agreement may be terminated prior to the
                  Effective Time: (i) by mutual written consent of Kinross and La Teko; (ii) by either Kinross or La Teko if any of the representations or warranties made by the other shall prove to have been false in a material respect when made or deemed made which, if curable, remain uncured following receipt of notice thereof; (iii) by either Kinross or La Teko if there have been certain material breaches of any of the covenants and agreements on the part of the other that remain uncured following receipt of notice thereof; (iv) by either Kinross or La Teko if any permanent order or other action of a court or other competent authority preventing the consummation of the Arrangement shall have become final and non-appealable; (v) by either Kinross or La Teko if the Arrangement is not completed by June 30, 1999; (vi) by Kinross under certain circumstances relating to the failure to approve, or withdrawal of approval of, the Arrangement by the La Teko Board or La Teko
                  Shareholders or in connection with a La Teko Competing
                  Proposal (defined herein); (vii) by Kinross if La Teko wilfully fails to take any action within its power required by the terms of or wilfully takes action prohibited by the Arrangement Agreement; (viii) by Kinross in the event that Kinross has determined, acting reasonably, that estimated costs to remediate any environmental problems or estimated liability to third parties exceeds or is likely to exceed
                  $2,000,000 or the amount of any fines or penalties levied or which Kinross reasonably determines are likely to be levied with respect to such environmental problems exceeds $200,000 or Kinross in its absolute discretion shall have determined that taxes to be paid or likely to be paid by La Teko or which are likely to be levied against La Teko with respect to any reassessment, audit or otherwise, exceeds $100,000; and (ix) by La Teko under certain circumstances relating to the withdrawal of approval of the Arrangement by the Kinross
                  Board.

CERTAIN  FEES AND The Arrangement Agreement provides that, except as described
EXPENSES below, whether or not the Arrangement is consummated, La Teko, Kinross and LT Acquisition shall each bear their own legal fees and other costs and expenses with respect to the negotiation, execution and delivery of the Arrangement Agreement and the consummation of the Arrangement.

                  If Kinross terminates the Arrangement Agreement because: (i) there has been a material breach of the covenants and warranties on the part of La Teko; (ii) the La Teko Board withdraws or modifies, in a manner adverse to Kinross, its approval of the Arrangement Agreement or the Arrangement, or approves or recommends a La Teko Competing Proposal; (iii) La Teko enters into an agreement to effect a La Teko Competing Proposal; or (iv) La Teko wilfully fails to take action within its power required by the terms of, or wilfully takes any action prohibited by, the Agreement, La Teko must promptly pay to Kinross a fee of Cdn.$500,000 in the aggregate and reimburse Kinross as promptly as practicable for all out-of-pocket costs up to a maximum of Cdn.$100,000 incurred by Kinross in connection with the Arrangement. If Kinross terminates the Agreement because (i) the representations and warranties made by La Teko are proven to be untrue and are not cured following receipt of notice thereof; or (ii) Kinross in its absolute discretion shall have determined that the taxes to be paid or likely to be paid by La Teko or which are likely to be levied against La Teko exceed $100,000, La Teko must reimburse Kinross as promptly as practicable for all out-of-pocket costs incurred by Kinross in connection with the Arrangement up to maximum of Cdn.$100,000.

                  If La Teko terminates the Arrangement Agreement under certain circumstances described under "The Arrangement Agreement - Termination", Kinross must, subject to certain exceptions, pay to La Teko a fee of Cdn.$500,000 and reimburse La Teko as promptly as practicable for all out-of-pocket costs incurred by La Teko in connection with the Arrangement up to a maximum of Cdn.$175,000. In the event that the representations and warranties of Kinross are proven to be untrue and are not cured following receipt of notice thereof, Kinross must reimburse La Teko, as promptly as practicable, for all out-of pocket costs incurred by La Teko in connection with the Arrangement up to a maximum of Cdn.$175,000.

                  See "The Arrangement Agreement - Certain Fees and Expenses".

TAKEOVER          The Arrangement Agreement provides that, except as
PROPOSALS         set out and subject to the exercise by the La Teko Board of its fiduciary duties, La Teko will not (and will use its best efforts to ensure that none of its subsidiaries or their respective directors do not, and will not permit their officers, employees, representatives or advisers to) solicit, initiate or engage in discussions or negotiations or take certain other actions with respect to a La Teko Competing
                  Proposal.

                  See "The Arrangement Agreement - Takeover Proposals".

DISSENTERS'       The BCCA does not contain a provision requiring La
RIGHTS            Teko to purchase La Teko Shares from La Teko Shareholders who dissent from the Arrangement. However, pursuant to the terms of the Interim Order and the Plan of Arrangement, La Teko has granted to La Teko Shareholders who object to the Arrangement
                  Resolution the right to dissent in respect of the Arrangement.
                  The terms by which such dissent right is granted are set out in Article 5 of the Plan of Arrangement. Under the Arrangement
                  Agreement the obligations of Kinross and LT Acquisition to implement the Arrangement are conditional on La Teko
                  Shareholders not delivering notices of dissent with respect to more than 5% of the outstanding La Teko Shares in the aggregate. If notices of dissent are delivered with respect to more than 5% of the outstanding La Teko Shares then, unless such condition is waived by Kinross and LT Acquisition, the Arrangement will not be implemented. Dissenting Shareholders will, if the Arrangement is implemented, have their La Teko
                  Shares purchased for cancellation by La Teko. See "The
                  Arrangement - Dissenters' Rights".

CANADIAN FEDERAL  A La Teko Shareholder who is a resident of Canada and who,
INCOME TAX        pursuant to the Arrangement, exchanges his or her La Teko
CONSIDERATIONS    Shares for Kinross Shares will generally realize a gain
                  (or a loss) to the extent that the fair market value of the Kinross Shares received by such shareholder (plus any cash received for a fractional Kinross Share), net of disposition costs, is greater (or less) than the adjusted cost base of the La Teko Shares to such shareholder. A La Teko Shareholder who is a U.S. resident will generally not be subject to Canadian tax on any such gain.

UNITED STATES     The exchange of Kinross Shares pursuant to the Arrangement
FEDERAL INCOME    by La Teko Shareholders who are U.S. taxpayers will be a
TAX               taxable transaction for U.S. federal income tax purposes and
CONSIDERATIONS    may also be a taxable transaction under applicable state and local income and other tax laws.

STOCK EXCHANGE    The outstanding Kinross Shares are listed on the TSE and
LISTINGS          the NYSE. The TSE and the NYSE have conditionally
                  approved the listing of the Kinross Shares to be issued or issuable in connection with the Arrangement subject to Kinross fulfilling the requirements of such exchanges.

REGULATORY        La Teko does not believe that any regulatory approvals are
APPROVALS         required for the consummation of the Arrangement, other than the approval of the VSE and TSE to the Arrangement and the approvals of the NYSE and the TSE to list the Kinross Shares issuable as a result of the Arrangement, and those referred to under "Resale Restrictions" below. See "The Arrangement -
                  Regulatory Matters".

RESALE            Kinross Shares received by La Teko Shareholders
RESTRICTIONS      in the Arrangement will be freely transferable under United
                  States federal securities law, except that Kinross Shares received by persons who are deemed to be "affiliates" (as such term is defined for purposes of Rule 145 under the Securities
                  Act) of La Teko or Kinross may be resold by such persons only in certain permitted circumstances. To the extent necessary, Kinross has applied for rulings or orders of securities regulatory authorities of Canada to permit the issuance of Kinross Shares to the former holders of La Teko Shares and to permit the resale of such shares in Canada without restriction by a shareholder other than a "control person" (as such term is defined under applicable

                  Canadian securities legislation), provided that no unusual effort is made to prepare the market for any such resale or to create demand for the securities and no extraordinary commission or consideration is paid in respect thereof. See "The Arrangement - Resale Restrictions".


COMPARISON OF     See "Comparison of Rights of Holders of La Teko Shares and
OF RIGHTS         Kinross Shares" for a summary of the material differences
OF HOLDERS        between the rights of holders of La Teko Shares and
                  Kinross Shares.

RISK FACTORS      For information concerning certain risk factors that
                  should be considered by La Teko Shareholders, see "Risk
                  Factors".

                          COMPARATIVE MARKET PRICE DATA

         Kinross Shares are listed for trading on the TSE under the symbol "K" and the NYSE under the symbol "KGC". La Teko Shares are listed for trading on the TSE and the VSE under the symbol "LAO" and up to and including October 29, 1998, were quoted on the Nasdaq Small-Cap Market ("NASDAQ") under the symbol "LAORF". The La Teko Shares were delisted from NASDAQ on October 30, 1998 because the La Teko Shares had traded below $1.00 for a specified period. Since November 2, 1998 the La Teko Shares have been quoted on the EBB. The following table sets forth the high and low sales prices of Kinross Shares on the TSE and the NYSE and La Teko Shares on the VSE and NASDAQ or the bid price on the EBB for the periods indicated. The quotations are as reported in published financial sources.

                                                  KINROSS                                   LA TEKO(1)
                                  --------------------------------------      -------------------------------------
                                        TSE                   NYSE                 VSE               NASDAQ/EBB
                                  ----------------      ----------------      --------------       ----------------
                                  HIGH        LOW       HIGH        LOW       HIGH      LOW        HIGH        LOW
                                  -----      -----      -----       ----      ----      ----       ----       -----
                                      (Cdn.$)                   ($)              (Cdn.$)                 ($)
1996
First quarter ..............     14.625     10.625     10.625      7.875      5.00      2.61       3.44       1.94
Second quarter .............      12.60      10.05       9.25      7.375      4.50      3.00       3.31       2.41
Third quarter ..............      11.35       9.25       8.37       6.75      3.95      2.75       3.06       2.16
Fourth quarter .............      10.90       9.00       8.25      6.625      3.45      2.45       2.56       1.88

1997
First quarter ..............      10.10       8.65      7.375      6.375      2.72      2.17       2.18       1.53
Second quarter .............       9.35       5.90       6.75      4.312      1.97      1.68       1.69       1.03
Third quarter ..............       7.75       4.65      5.625      3.375      1.60      1.20       1.25       0.94
Fourth quarter .............       7.95       3.75       5.75      2.625      1.60      0.75       1.13       0.47

1998
First quarter ..............       6.00       3.80      4.438       2.75      1.45      1.00       1.00       0.594
Second quarter .............       7.15       4.85       5.00       3.25      1.20      0.85      0.969       0.563
Third quarter ..............       5.05       2.70      3.438      1.813      1.10      0.81      0.813       0.500
Fourth quarter .............       5.40       3.30      3.563       2.00      1.70      1.05      1.183       0.63

1999
January 1 - January 11, 1999       3.89       3.45       2.50      2.313        --(2)     --(2)    1.09       0.67

(1) Trading commenced on the TSE on July 2, 1998 and since that time La Teko Shares have traded at a high of Cdn.$1.80 and a low of Cdn.$0.80.

(2)   The La Teko Shares did not trade on the VSE during this period.

         On October 7, 1998, the last full trading day prior to the joint public announcement by Kinross and La Teko of the Arrangement, the last reported sales price per Kinross Share on the TSE was Cdn.$5.30 and on the NYSE was $3.50. The last reported sales price per La Teko Share on the TSE on October 7, 1998 was Cdn.$1.30 and on the EBB was $0.75. The pro forma equivalent value of La Teko Shares on October 7, 1998 was $1.308 per share. The pro forma equivalent value of La Teko Shares on any date equals the closing price of Kinross Shares on the TSE multiplied by the Exchange Ratio and converted into U.S. dollars based on the buying rate in New York City for cable transfers in Canadian dollars as certified by the Federal Reserve Bank of New York. On January 11, 1999, the last reported sales price per Kinross Share on the TSE was Cdn.$3.82 and on the NYSE was $2.50, and the last reported sales price per La Teko Share on the TSE was Cdn.$1.55 and on the EBB was $1.031. The pro forma equivalent value of a La Teko Share on January 11, 1999 was $1.1264 per share.

                           COMPARATIVE PER SHARE DATA

         The following table sets forth certain historical, pro forma and pro forma equivalent per share financial information as of December 31, 1997 and for the year ended December 31, 1997 and as of September 30, 1998, and for the nine months ended September 30, 1998 relating to Kinross Shares and La Teko Shares. The information presented herein should be read in conjunction with the pro forma financial information, including the notes thereto, appearing elsewhere in this Proxy Circular and the historical consolidated financial statements of Kinross and La Teko, including the notes thereto. See "Pro Forma Consolidated Financial Information of Kinross Gold Corporation and La Teko Resources Ltd.", "Consolidated Financial Statements of Kinross Gold Corporation" and "Consolidated Financial Statements of La Teko Resources Ltd."

                                                                           AS AT AND FOR
                                                                          THE NINE MONTHS              AS AT AND FOR
                                                                               ENDED                   THE YEAR ENDED
                                                                         SEPTEMBER 30, 1998          DECEMBER 31, 1997
                                                                         ------------------          -----------------
KINROSS SHARES (CDN GAAP)(1):
   Net Loss:
     Historical.................................................              $(0.08)                     $(0.71)
     Pro forma - Amax(2)........................................               (0.05)                      (0.45)
     Pro forma - La Teko........................................               (0.05)                      (0.44)
   Cash dividends per Kinross Share:
     Historical.................................................                  --                          --
     Pro forma - La Teko........................................                  --                          --
   Book value per Kinross Share at period end(3):
     Historical.................................................                2.80                        2.02
     Pro forma - Amax(2)........................................                2.80                        2.90
     Pro forma - La Teko........................................                2.79                        2.89
LA TEKO SHARES (U.S. GAAP)(4):
   Net Loss:
     Historical.................................................               (0.04)                      (0.06)
     Equivalent Kinross Share...................................               (0.02)                      (0.20)
   Cash dividends per La Teko Share:
     Historical.................................................                  --                          --
     Equivalent Kinross Share...................................                  --                          --
   Book value per La Teko Share at period end:
     Historical.................................................                0.51                        0.53
     Equivalent Kinross Share...................................                1.24                        1.29

(1) Pro forma La Teko net loss and cash dividends have been calculated assuming completion of the Arrangement as if it had occurred on January 1, 1997 and January 1, 1998 and pro forma book value has been calculated as if these events occurred on December 31, 1997 and September 30, 1998, based on the Exchange Ratio of 0.44444 Kinross Shares for each La Teko Share.

(2) Pro forma Amax net loss has been calculated assuming completion of the Amax Merger as if it had occurred on January 1, 1997 and January 1, 1998 and pro forma Amax book value has been calculated as if this event occurred on December 31, 1997.

(3) Book value per Kinross Share has been calculated excluding the equity component of the Kinross Debentures.

(4) Equivalent Kinross Share data in respect of the La Teko Shares has been calculated by multiplying the Kinross pro forma amounts by the Exchange Ratio of 0.44444.

(5) In December 1998, after a careful review of the carrying values of certain assets in the continuing low gold price environment, Kinross recorded a non-cash charge of approximately $216.1 million. The write-down consisted of $104.6 million of excess costs resulting from the Amax Merger, $46.9 million on the historical carrying value of its Refugio mine, $40.5 million on the historical carrying value of its Fort Knox mine and the balance on other non-core assets. Applying this write-down to the September 1998 historical book values would reduce the book value to $2.06 per Kinross Share. Applying this write-down to the September 30, 1998 pro forma book value after giving effect to the Arrangement would reduce the book value to $2.07 per Kinross Share and the pro forma equivalent book value per La Teko share will decrease to $0.92.

         The per share information presented above has been prepared in accordance with Canadian GAAP which differs in the following material respect had the statements been prepared in accordance with U.S. GAAP.

         Under Canadian GAAP when the net carrying value of an asset, less the accumulated provision for future site restoration costs, exceeds the net recoverable amount a write-down is required. Under Canadian GAAP, the net recoverable amount is computed using estimated future net cash flows including site-specific interest expense on an undiscounted basis. Under U.S. GAAP, the impairment analysis is performed using similar criteria with two major differences. The assessment for U.S. GAAP does not include site specific debt carrying costs, but requires Kinross to discount the estimated future net cash flows.

         Accordingly, under U.S. GAAP, Kinross would be required to increase its December 1998 write-down by $84.9 million. Applying this write-down to the September 30, 1998 historical book values per Kinross Share in accordance with U.S. GAAP would reduce the book value to $1.77 per Kinross Share. Applying this write-down to the September 30, 1998 pro forma book value per Kinross Share after giving effect to the Arrangement in accordance with U.S. GAAP, would reduce the book value to $1.79 per Kinross Share and the pro forma equivalent book value per La Teko Share will decrease to $0.80.

                     SUMMARY PRO FORMA FINANCIAL INFORMATION

         The following summary pro forma consolidated financial information for Kinross is derived from and should be read in conjunction with the detailed information contained in the audited consolidated financial statements of Kinross as of and for each of the years in the three years ended December 31, 1997 and unaudited consolidated financial statements as of and for the nine months ended September 30, 1998, the audited consolidated financial statements of La Teko as of and for each of the three years in the three years ended December 31, 1997 and the unaudited consolidated financial statements as of and for nine months ended September 30, 1998, the unaudited pro forma consolidated financial statements of Kinross and La Teko for the year ended December 31, 1997 and for the nine months ended September 30, 1998, and the unaudited selected pro forma consolidated financial information for Kinross and Amax for the year ended December 31, 1997, and the accompanying notes to such statements, all of which are included herein in their entirety.

         Included herein are the unaudited pro forma consolidated financial statements of Kinross, together with the relevant notes, assumptions and adjustments thereto, which reflect the completion of the Amax Merger and the Arrangement as if each had occurred on January 1, 1997 and 1998 for purposes of the pro forma consolidated statements of operations and as at December 31, 1997 and September 30, 1998 for purposes of the pro forma consolidated balance sheets. The unaudited pro forma consolidated financial statements have been prepared using the purchase method of accounting. The unaudited pro forma consolidated financial statements are not necessarily indicative of the financial results or the net income (loss) per share that would have been achieved had the Arrangement been completed as of the beginning of the period for purposes of the pro forma consolidated statements of earnings and the end of the period for purposes of the pro forma consolidated balance sheets and should not be construed as representative of such amounts for any future dates or periods. See "Pro Forma Consolidated Financial Information of Kinross Gold Corporation and La Teko Resources Ltd." included elsewhere in this Proxy Circular.


                                                                PRO FORMA                           PRO FORMA
                                                            NINE MONTHS ENDED                       YEAR ENDED
                                                            SEPTEMBER 30, 1998                   DECEMBER 31, 1997
                                                      -----------------------------       -----------------------------
                                                     (Canadian GAAP)    (U.S. GAAP)      (Canadian GAAP)    (U.S. GAAP)
OPERATING RESULTS (IN THOUSANDS)
Revenue .........................................     $   315,573       $   315,573       $   445,744       $   445,744
Net loss after provision for taxes for the period          (5,634)           (8,554)         (116,456)         (120,932)

CAPITAL EXPENDITURES (IN THOUSANDS) .............          39,031            39,031            70,713            70,713

FINANCIAL POSITION (IN THOUSANDS)
Cash and short-term investments .................         165,963           165,963           129,160           129,160
Working capital .................................         213,461           213,461           294,083           294,083
Total assets ....................................       1,372,483         1,372,483         1,426,040         1,426,040
Redeemable retractable preferred shares .........           3,077             3,077             3,077             3,077
Long term debt ..................................         178,044           276,878           190,213           286,331
Convertible preferred shares of Kinam ...........          88,338            88,338            88,300            88,300
Common shareholders' equity .....................         945,438           843,934           969,763           873,645
Total debt to total capitalization ..............             15%               23%               15%               23%

PER SHARE DATA
Net (loss) income per share basic ...............           (0.05)            (0.05)            (0.44)            (0.44)
Net (loss) income per share fully diluted .......           (0.05)            (0.05)            (0.44)            (0.44)
Dividends per common share ......................              --                --                --                --

         The consolidated financial information for Kinross has been prepared in accordance with Canadian GAAP which differs in the following material respects from those principles and practices that Kinross would have followed had its pro forma consolidated financial statements been prepared in accordance with U.S.
GAAP:

         (a) Canadian GAAP allows for the elimination of operating deficits by the reduction of stated capital attributable to common shares with a corresponding offset to the accumulated deficit. This reclassification, which Kinross made in 1991, is not permitted by U.S. GAAP and would require in each subsequent year an increase in share capital and a reduction in retained earnings of $5,254,000.

         (b)      Under Canadian GAAP, the convertible debentures described in
                  Note 12 to the consolidated financial statements of Kinross included herein are accounted for in accordance with their substance and as such are presented in the financial statements in their liability and equity component parts. Under U.S. GAAP, the entire face value of the convertible debentures is treated as debt with interest expense based on the coupon rate of 5.5%. The reclassification for U.S. GAAP would require Kinross to increase the debt component of the convertible debentures to $142,971,000 at September 30, 1998 and December 31, 1997, decrease convertible debentures equity component by $101,504,000 at September 30, 1998 and $96,935,000 at December 31, 1997, and increase interest expense by $2,920,000 for the nine months ended September 30, 1998 and $3,276,000 for the year ended December 31, 1997.

         (c) SFAS No. 123 "Accounting for Stock Based Compensation", issued in October 1995, defines a fair value based method of accounting for employee stock options. Under this fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the exercise period. However, SFAS No. 123 allows an entity to continue to measure compensation cost in accordance with Accounting Principle Board Statement No. 25 ("APB 25"). Kinross' policy is to measure compensation costs related to stock options is in accordance with APB 25 and recognizes no compensation expense for stock options granted.

         (d) Under U.S. GAAP, the measures "income before undernoted" and "loss before taxes and other items" are not recognized terms and would therefore not be presented. "Income before undernoted" when adjusted to include "write-down of mineral properties" for the periods ended September 30, 1998 and December 30, 1997, of $nil and $80,478,000 respectively, and to exclude "interest and other income" for the periods ended September 30, 1998 and December 31, 1997 of $20,876,000 and $7,590,000, respectively, are comparable to the terminology "loss from operations" under U.S. GAAP. Such amount would be $12,810,000 for the nine months ended September 30, 1998 and $97,824,000 for the year ended December 31, 1997. "Loss before taxes" is comparable to the terminology "loss before income taxes and cumulative effect of accounting change" under U.S. GAAP.

SUBSEQUENT EVENT

         In December 1998, after a careful review of the carrying values of certain assets in the continuing low gold price environment, Kinross recorded a non-cash charge of approximately $216.1 million. The write-down consisted of $104.6 million of excess costs resulting from the Amax Merger, $46.9 million on the historical carrying value of its Refugio mine, $40.5 million on the historical carrying value of its Fort Knox mine and the balance on other non-core assets. Applying this write-down to the September 30, 1998 historical financial information would reduce common shareholders' equity by approximately $216.1 million and increase the debt to total capitalization ratio to 19%.

         Under Canadian GAAP when the net carrying value of an asset, less the accumulated provision for future site restoration costs exceeds the net recoverable amount a write-down is required. Under Canadian GAAP, the net recoverable amount is computed using estimated future net cash flows including site-specific interest expense on an undiscounted basis. Under U.S. GAAP, the impairment analysis is performed using similar criteria with two major differences. The assessment for U.S. GAAP does not include site specific debt carrying costs, but requires Kinross to discount the estimated future net cash flows.

         Accordingly, under U.S. GAAP, Kinross would be required to increase its December 1998 write-down by $84.9 million. Applying this write-down to the September 30, 1998 historical consolidated financial information would reduce common shareholders' equity under U.S. GAAP by $301 million and increase the debt to total capitalization ratio to 32%.

                    SUMMARY HISTORICAL OPERATING INFORMATION

         The following table sets forth certain historical information relating to the production of gold and silver by Kinross' primary operating assets:

                                                   GOLD                                         SILVER
                                                 (OUNCES)                                  (THOUSAND OUNCES)
                               --------------------------------------------    ----------------------------------------
                               NINE MONTHS                                     NINE MONTHS
                                  ENDED          YEAR ENDED DECEMBER 31,          ENDED        YEAR ENDED DECEMBER 31,
                                SEPT. 30,    ------------------------------     SEPT. 30,    --------------------------
                                  1998         1997       1996       1995         1998       1997      1996       1995
                                 -------     -------     -------    -------     ---------    -----     -----      -----
CANADA
Hoyle Pond............    100%   122,532     174,317     161,669     91,611          --         --        --         --
Macassa(1)............    100%    61,772      56,709      80,952     44,677          --         --        --         --

UNITED STATES
Fort Knox(2)..........    100%   121,003          --          --         --          --         --        --         --
Denton-Rawhide(3).....     49%    46,146      58,227      62,269     46,100         343        552       526        374

RUSSIA
Kubaka(4).............     50%    82,775          --          --         --          --         --        --         --

CHILE
Refugio(5)............     50%    18,044          --          --         --          --         --        --         --

ZIMBABWE
Blanket...............    100%    26,907      35,237      33,007     19,736          --         --        --         --
                                 -------     -------     -------    -------       -----      -----     -----      -----
                                 479,179     324,490     337,897    202,124         343        552       526        374
                                 =======     =======     =======    =======       =====      =====     =====      =====

(1)    Acquired May 12, 1995.

(2)    Acquired June 1, 1998.

(3)    Increased ownership interest from 25.26% to 49% effective June 30, 1995.

(4)    Acquired June 1, 1998.

(5)    Acquired June 1, 1998.

         The following table sets forth certain historical information relating to the production and sale of gold and silver by Kinross:

                                                            NINE MONTHS
                                                               ENDED                     YEAR ENDED DECEMBER 31,
                                                           SEPTEMBER 30,     ------------------------------------------
                                                                1998            1997             1996            1995
                                                            -----------      ---------         ---------      ---------
Production (ounces)
Gold.....................................................      545,106         428,973           450,102        274,355
Silver...................................................    2,174,000       4,730,000         5,568,000      5,024,000
Total gold equivalent(1).................................      587,414         499,025           524,795        342,365

Average realized price ($ per ounce)
Gold.....................................................          310             344               388            388
Silver...................................................         5.72            5.42              5.42           5.34

Average total cash costs(2)
   ($ per gold equivalent ounce).........................          218             268               258            254

(1) Gold equivalent is calculated on the silver to gold ratio of 51.38:1 for the periods ended September 30, 1998, 67.52:1 in 1997, 74.54:1 in 1996, and 73.87:1 in 1995.

(2) Average total cash costs are costs directly related to the physical activities of producing gold, plus royalties and production taxes.

(3) The above table is presented reflecting Kinross' share of production for the period of ownership.

                                KINROSS RESERVES

         The following table sets forth the proven and probable reserves of Kinross as of December 1, 1997(1):


                                                   GOLD GRADE        SILVER GRADE                                            AVERAGE
                                                ----------------   ----------------                             CONTAINED     GOLD
                                                          GRAMS/              GRAMS/   CONTAINED    CONTAINED      GOLD     RECOVERY
MINE                     TONS         TONNES    OZ./TON   TONNE    OZ./TON    TONNE       GOLD       SILVER       EQUIV.     RATE(2)
----                  -----------  -----------  -------  -------   -------   ------    ---------   -----------  ----------  --------
                                                                                          (oz.)       (oz.)        (oz.)       (%)
PRIMARY OPERATING
   ASSETS
Hoyle Pond ..........   1,434,092    1,301,000    0.30     10.54       --       --       441,000           --      441,000      85
Macassa .............   1,148,597    1,042,000    0.36     12.45       --       --       417,000           --      417,000      89
Denton-
   Rawhide(3) .......  17,970,797   16,303,000    0.02      0.79    0.245     8.39       413,000    4,400,000      473,000      67
Blanket .............   4,918,463    4,462,000    0.05      2.00       --       --       287,000           --      287,000      64
Fort Knox ........... 170,273,000  154,470,652    0.02      0.82       --       --     4,099,000           --    4,099,000      89
Kubaka(4) ...........   2,101,500    1,906,468    0.52     17.92       --       --     1,098,000           --    1,098,000      97
Refugio(4) ..........  50,396,500   45,719,405    0.02      0.99       --       --     1,460,000           --    1,460,000      55
                                                                                       ---------   ----------   ----------
     Subtotal .......                                                                  8,215,000    4,400,000    8,275,000

OTHER
Haile(5) ............   5,460,000    4,953,300    0.08      3.06       --       --       488,000           --      488,000   65-85
Q.R .................     465,171      422,000    0.15      5.23       --       --        71,000           --       71,000      92
DeLamar .............   8,474,482    7,688,000    0.03      1.23    1.052    36.04       304,000    8,907,000      425,000      82
Goldbanks ...........  29,548,254   26,806,000    0.01      0.66    0.056     1.91       569,000    1,650,000      591,000      68
Aginskoe(6) .........     253,529      230,000    0.86     29.62    0.383    13.12       219,000       97,000      220,000      97
                                                                                       ---------   ----------   ----------
     Subtotal: ......                                                                  1,651,000   10,654,000    1,795,000
                                                                                       =========   ==========   ==========

Combined proven and
   probable reserves                                                                   9,866,000   15,054,000   10,070,000
                                                                                       =========   ==========   ==========

(1) In the foregoing table, Kinross calculated reserves as of December 1, 1997 using a gold price of $350 per ounce for its primary operating assets and a silver to gold ratio of 73.68:1. Prior to the completion of the Amax Merger, Amax calculated reserves as of December 31, 1997 using a gold price of $375 per ounce. Kinross is currently calculating reserves using a gold price of $325 per ounce and has determined that calculating reserves at $325 per ounce would not materially change the results contained in the foregoing table for the Primary Operating Assets, except for the Refugio reserves which would result in a decrease in the mine's proven and probable reserves of approximately 15%. No adjustment has been made to the other properties to reflect a lower price assumption.

(2) Average gold recovery rates are for the year ended December 31, 1997, except for Fort Knox, which is the recovery rate for its ten months of commercial production, Kubaka, which is for its seven months of commercial production during 1997, and Goldbanks, Aginskoe and Haile, which are expected rates.

(3)   Represents Kinross' 49% interest.

(4)   Represents Kinross' 50% interest.

(5)   Represents Kinross' 62.5% interest.

(6)   Represents Kinross' 25% interest.

                                  RISK FACTORS

         Shareholders of La Teko, in considering whether to approve the Arrangement Agreement, in addition to the other information in this Proxy Circular, should review carefully the matters discussed in this section.

RISKS RELATED TO THE ARRANGEMENT

         FIXED EXCHANGE RATIO DESPITE CHANGE IN RELATIVE STOCK PRICE. The Exchange Ratio is a fixed ratio and will not be adjusted in the event of any increase or decrease in the price of either the Kinross Shares or the La Teko Shares. The price of the Kinross Shares at the Effective Time may be higher or lower than its price at the date the parties executed the Arrangement Agreement, the date of this Proxy Circular, or the date of the La Teko Extraordinary General Meeting. Such variations may be the result of changes in the business, operations, or prospects of Kinross or La Teko, market assessments of the likelihood that the Arrangement will be consummated and the timing thereof, regulatory considerations, general market and economic conditions or other factors. Because the Effective Time will occur on a date later than the La Teko Extraordinary General Meeting, there can be no assurance that the price of the Kinross Shares on the date of the La Teko Extraordinary General Meeting will be indicative of its price at the Effective Time. The Effective Time will occur as soon as practicable following the La Teko Extraordinary General Meeting and the satisfaction or waiver (where permissible) of the other conditions set forth in the Agreement. It is expected that the Arrangement will be consummated in February 1999, although there can be no assurance as to when, or if, all the conditions to consummation of the Arrangement will be satisfied or waived. Shareholders of La Teko are urged to obtain current market quotations for the Kinross Shares and the La Teko Shares. See "The Arrangement Agreement - Conditions to Consummation of the Arrangement".

         HISTORY OF LOSSES. On December 7, 1998, Kinross announced a write-down totalling $216.1 million. Kinross had a net loss of $83.7 million for 1997 and net income of $10.4 million and $12.6 million for 1996 and 1995, respectively. Amax incurred net losses of $33.4 million, $39.2 million and $26.4 million during 1997, 1996 and 1995, respectively. La Teko had a net loss of $1.5 million for 1997, net income of $1.0 million for 1996 and a net loss of $0.4 million for 1995. Following completion of the Arrangement, Kinross' ability to operate profitably will depend on the success of its mines and on the price of gold. There can be no assurance that Kinross will be profitable. See "Kinross Management's Discussion and Analysis of Financial Condition and Results of Operations" and "La Teko Management's Discussion and Analysis of Financial Condition and Results of Operations".

         DIVIDEND POLICY. No dividends have been paid to the holders of Kinross Shares by Kinross to date. For the foreseeable future, it is anticipated that Kinross will use earnings, if any, to finance its growth and that dividends will not be paid to shareholders, other than dividends payable to the holders of Kinam Series B Preferred Shares and Kinross Preferred Shares in accordance with the respective terms thereof. See "Capitalization and Description of Kinross Securities - Dividend Policy".

         SHARE OWNERSHIP OF CYPRUS AMAX. Cyprus Amax beneficially owns approximately 30.5% of the currently issued and outstanding Kinross Shares and pursuant to the Investor Agreement, has nominated three persons, with the right to nominate a fourth (subject to reduction depending on the number of Kinross Shares beneficially owned by Cyprus Amax) to the Kinross Board. After completion of the Arrangement Cyprus Amax will beneficially own 29.4% of the issued and outstanding Kinross Shares. Subject to the limitations set forth in the Investor Agreement, Cyprus Amax has, unless it sells a significant portion of its Kinross Shares, significant influence on the disposition of matters submitted to a vote of the Kinross Shareholders, including mergers, going private transactions and other extraordinary corporate transactions and the terms thereof. See "Kinross Management - Agreements with Cyprus Amax".

         ANTI-TAKE-OVER EFFECT OF CLASSIFIED BOARD. The general by-law of Kinross may have the effect of discouraging a third party from pursuing a non-negotiated take-over of Kinross and preventing certain changes in control of Kinross.

         OPERATIONS OUTSIDE OF NORTH AMERICA. Kinross has mining operations in Russia, Chile and Zimbabwe and is conducting certain of its exploration and development activities in Russia and Zimbabwe. A significant portion of Kinross' mining operations are located in Russia and Chile. Kinross believes that the governments of these countries support the development of their natural resources by foreign operators. There is no assurance that future political and economic conditions in these countries will not result in their governments adopting different policies respecting foreign development and ownership of mineral resources. Any such changes in policy may result in changes in laws affecting ownership of assets, taxation, rates of exchange, gold sales, environmental protection, labour relations, repatriation of income and return of capital, which may affect both the ability of the combined company to undertake exploration and development activities in respect of future properties in the manner currently contemplated, as well as its ability to continue to explore, develop and operate those properties in respect of which Kinross obtained exploration, development and operating rights to date. The possibility that a future government of Russia, Chile or Zimbabwe may adopt substantially different policies, which might extend to expropriation of assets, cannot be ruled out.

         Russian laws, licences and permits have been in a state of change and new laws may have a retroactive effect. In addition, tax periods remain open to review by the tax authorities for six years.

         Of particular significance in Russia is the right of Russian authorities to purchase gold produced from the Kubaka Mine, with payment 50% in U.S. dollars and 50% in Russian roubles at then current London gold prices. If expenses denominated in roubles are less than payments in roubles, Kinross may be exposed to currency exchange risks and the risk that viable and adequate currency exchange mechanisms may not be available. In addition, although Kinross has an agreement stating that any gold that the Russian authorities elect not to purchase may be exported from Russia and sold to third parties, and Kinross has exported gold on several occasions, there can be no assurance in the future that Kinross will be able to export gold in the event Russian authorities elect not to purchase gold and do not honour the agreement to permit Kinross to export gold. Kinross currently has political risk insurance coverage from the U.S. Overseas Private Investment Corporation ("OPIC") covering its investment in the Kubaka Mine. However, there is no guarantee that Kinross will continue to qualify for such insurance.

         In addition, the economies of the countries of Russia, Chile or Zimbabwe differ significantly from the economies of Canada and the United States. Growth rates, inflation rates and interest rates of developing nations have been and are expected to be more volatile than those of western industrial countries.

         CURRENCY RISK. Currency fluctuations may affect the revenues which Kinross realizes from its operations as gold is sold in the world market in United States dollars. The costs of Kinross are incurred principally in Canadian dollars, United States dollars, Russian roubles and Chilean pesos. While the Russian roubles and Chilean pesos are currently convertible into United States dollars, there is no guarantee that they will continue to be so convertible or that fluctuations on the value of such currencies will not have an adverse effect on Kinross.

         JOINT VENTURES. Some of the mines in which Kinross owns interests are operated through joint ventures with other mining companies. Any failure of such other companies to meet their obligations to Kinross, or to third parties could have a material adverse effect on the joint ventures. In addition, Kinross may be unable to exert influence over strategic decisions made in respect of such properties.

         ROYALTIES. Kinross mining properties are subject to various royalty and land payment agreements. Failure by Kinross to meet its payment obligations under these agreements could result in the loss of related property interests.

         HEDGING. Kinross has historically reduced its exposure to gold and silver price fluctuations by engaging in hedging activities. There can be no assurance that Kinross will continue the hedging techniques successfully used, or any other hedging techniques, or that, if they are continued, Kinross will be able to achieve in the future realized prices for gold produced in excess of average COMEX prices as a result of its hedging activities.

RISKS RELATED TO KINROSS AND LA TEKO

         NATURE OF MINERAL EXPLORATION AND MINING. The exploration and development of mineral deposits involve significant financial risks over a significant period which even a combination of careful evaluation, experience and knowledge may not eliminate. While discovery of a gold-bearing structure may result in substantial rewards, few properties that are explored are ultimately developed into producing mines. Major expenses may be required to establish reserves by drilling and to construct mining and processing facilities at a site. It is impossible to ensure that the current or proposed exploration programs on properties in which Kinross and La Teko have interests will result in profitable commercial mining operations.

         The operations of Kinross and La Teko are subject to the hazards and risks normally incident to exploration, development and production of gold, any of which could result in damage to life or property, environmental damage and possible legal liability for such damage. The activities of Kinross and La Teko may be subject to prolonged disruptions due to weather conditions depending on the location of operations in which Kinross and La Teko have interests. Hazards, such as unusual or unexpected formations, rock bursts, pressures, cave-ins, flooding or other conditions may be encountered in the drilling and removal of material. While Kinross and La Teko may obtain insurance against certain risks, the nature of these risks is such that liabilities could exceed policy limits or could be excluded from coverage. There are also risks against which Kinross and La Teko cannot insure or against which they may elect not to insure. The potential costs which could be associated with any liabilities not covered by insurance or in excess of insurance coverage or compliance with applicable laws and regulations may cause substantial delays and require significant capital outlays, adversely affecting the future earnings and competitive position of Kinross and La Teko and, potentially, their respective financial positions. For example, in the second quarter of 1997, Kinross provided for an approximately $36 million pre-tax write-down of Kinross' Macassa mine following a series of rockbursts in April 1997.

         Whether a gold deposit will be commercially viable depends on a number of factors, some of which are the particular attributes of the deposit, such as its size and grade, proximity to infrastructure, financing costs and governmental regulations, including regulations relating to prices, taxes, royalties, infrastructure, land use, importing and exporting of gold and environmental protection. The effect of these factors cannot be accurately predicted, but the combination of these factors may result in Kinross and La Teko not receiving an adequate return on invested capital.

         ENVIRONMENTAL RISKS. Kinross' mining and processing operations and exploration activities in the Americas, Russia, Australia and Africa are subject to various laws and regulations governing the protection of the environment, exploration, development, production, exports, taxes, labour standards, occupational health, waste disposal, toxic substances, mine safety and other matters. New laws and regulations, amendments to existing laws and regulations, or more stringent implementation of existing laws and regulations, could have a material adverse impact on Kinross, increase costs, cause a reduction in levels of production and/or delay or prevent the development of new mining properties. Kinross is currently in compliance in all material respects with all applicable environmental laws and regulations. Such compliance requires significant expenditures and increases mine development and operating costs.

         Upon completion of the Arrangement, Kinross may acquire the liabilities of La Teko associated with the Ryan Lode Property. See "Risks Relating to the Continuation of La Teko Without Completing the Arrangement - Continuing Ryan Lode Property Maintenance and Environmental Responsibilities" and "Business and Properties of La Teko - Properties".

         In all jurisdictions, permits from various governmental authorities are necessary in order to engage in mining operations. Such permits relate to many aspects of mining operations, including maintenance of air, water and soil quality standards. In most jurisdictions, the requisite permits cannot be obtained prior to completion of an environmental impact statement and, in some cases, public consultation. Further, in Canada and the United States, Kinross is required to submit for government approval a reclamation plan and to pay for the reclamation of the mine site upon the completion of mining activities.

         Mining is subject to potential risks and liabilities associated with pollution of the environment and the disposal of waste products occurring as a result of mineral exploration and production. Environmental liability may result from mining activities conducted by others prior to Kinross' or La Teko's ownership of a property. To the extent Kinross or La Teko is subject to uninsured environmental liabilities, the payment of such liabilities would reduce funds otherwise available and could have a material adverse effect on the combined company. Should Kinross or La Teko be unable to fund fully the cost of remedying an environmental problem, it might be required to suspend operations or enter into interim compliance measures pending completion of the required remedy, which could have a material adverse effect on the combined company.

         RESERVE ESTIMATES. The figures for reserves presented herein are estimates and no assurance can be given that the anticipated tonnages and grades will be achieved or that the indicated level of recovery will be realized. Proven and probable reserves at Kinross' mines and development projects were calculated using a gold price of $350 to $375 per ounce. Recently, gold prices have been significantly below these levels. Market fluctuations in the price of gold may render ore reserves uneconomical, and prolonged declines in the market price of gold may render reserves containing relatively lower grades of gold mineralization uneconomic to exploit (unless the utilization of forward sales or other hedging techniques is sufficient to offset such declines). Such price fluctuations could reduce materially Kinross' reported reserves. Should such reductions occur, material write-downs of their investment in mining properties or the discontinuation of development or production might be required, and there could be material delays in the development of new projects, increased net losses and reduced cash flow. Moreover, short-term operating factors relating to the reserves, such as the need for orderly development of the ore body or the processing of new or different ore grades, may cause a mining operation to be unprofitable in any particular accounting period. See "Risks Related to the Arrangement - History of Losses".

         The estimates of proven and probable gold reserves attributable to a specific property of Kinross are based on accepted engineering and evaluation principles. The amount of proven and probable gold does not necessarily represent an estimate of a fair market value of the evaluated properties.

         There are numerous uncertainties inherent in estimating quantities of proven and probable gold reserves. The estimates in this Proxy Circular are based on various assumptions relating to gold prices during the expected life of production, and the results of additional planned development work. Actual future production rates and amounts, revenues, taxes, operating expenses, environmental and regulatory compliance expenditures, development expenditures and recovery rates may vary substantially from those assumed in the estimates. Any significant change in these assumptions, including changes that result from variances between projected and actual results, could result in material downward or upward revision of current estimates.

         LICENCES AND PERMITS. The operations of Kinross and La Teko require licences and permits from various governmental authorities. Kinross and La Teko believe that they hold all material licences and permits required under applicable laws and regulations and believe they are presently complying in all material respects with the terms of such licences and permits. However, such licences and permits are subject to change in various circumstances. There can be no guarantee that Kinross and La Teko will be able to obtain or maintain all necessary licences and permits that may be required to explore and develop their properties, commence construction or operation of mining facilities and properties under exploration or development or to maintain continued operations that economically justify the cost.

         La Teko expects that obtaining required permits for proposed activities on the Ryan Lode Property may be adversely affected because of its location eight miles from the city of Fairbanks and approximately one-half mile from rural homes, which exposes potential development activities to greater public interest and scrutiny and increases the potentially adverse impact on the local population resulting from the use, storage, or discharge of hazardous materials. There can be no assurances respecting the time involved to obtain required permits, restrictions on operations that may be imposed as a condition to obtaining such permits, or when production could commence.

         GOLD PRICES. The profitability of any gold mining operation in which Kinross has interests will be significantly affected by changes in the market price of gold. Gold prices fluctuate on a daily basis and are affected by numerous factors beyond the control of either Kinross or La Teko. The level of interest rates, the rate of inflation, world supply of gold and instability of exchange rates can all cause significant fluctuations in gold prices. Such external economic factors are in turn influenced by changes in international investment patterns and monetary systems and political developments. The price of gold has fluctuated widely and future serious price declines could cause continued commercial production to be impractical. Depending on the price of gold, cash flow from mining operations may not be sufficient. If, as a result of a decline in gold prices, revenues from metal sales were to fall below cash operating costs, production might be discontinued. See "Kinross Management's Discussion and Analysis of Financial Condition and Results of Operations" and "La Teko Management's Discussion and Analysis of Financial Condition and Results of Operations".

         TITLE TO PROPERTIES. The validity of the mining claims which constitute most of Kinross' and La Teko's property holdings may, in certain cases, be uncertain and is subject to being contested. Although each of Kinross and La Teko has attempted to acquire satisfactory title to its properties, some risk exists that some titles, particularly title to undeveloped properties, may be defective.

         Certain of Kinross' and La Teko's United States mineral rights consist of unpatented lode mining claims. Unpatented mining claims may be located on U.S. federal public lands open to appropriation, and may be either lode claims or placer claims depending upon the nature of the deposit within the claim. In addition, unpatented millsite claims, which may be used for processing operations or other activities ancillary to mining operations, may be located on federal public lands that are non-mineral in character. Unpatented mining claims and millsites are unique property interests, and are generally considered to be subject to greater title risk than other real property interests because the validity of unpatented mining claims is often uncertain and is always subject to challenges of third parties or contests by the federal government. The validity of an unpatented mining claim, in terms of both its location and its maintenance, is dependent on strict compliance with a complex body of federal and state statutory and decisional law. In addition, there are few public records that definitively control the issues of validity and ownership of unpatented mining claims. The General Mining Law, which governs mining claims and related activities on federal public lands, includes provisions for obtaining a patent, which is essentially equivalent to fee title, for an unpatented mining claim upon compliance with certain statutory requirements (including the discovery of a valuable mineral deposit).

         The United States Congress might consider in its current session a major revision of the General Mining Law. Similar legislation has been introduced in earlier sessions of Congress, but final legislation has not been enacted. Any new legislation could impose a royalty upon production of minerals from federal lands and could contain additional requirements for mined land reclamation and environmental control and reclamation measures. If enacted, such legislation could impair the combined company's ability to develop future mineral prospects on unpatented mining claims in the United States.

         COMPETITION. The mineral exploration and mining business is competitive in all of its phases. Kinross competes with numerous other companies and individuals, including competitors with greater financial, technical and other resources than Kinross (including after giving effect to the Arrangement), in the search for and the acquisition of attractive mineral properties. The ability of Kinross to acquire properties in the future will depend not only on its ability to develop its present properties, but also on its ability to select and acquire suitable producing properties or prospects for mineral exploration. There is no assurance that Kinross will continue to be able to compete successfully with its competitors in acquiring such properties or prospects.

RISKS RELATING TO THE CONTINUATION OF LA TEKO WITHOUT COMPLETING THE ARRANGEMENT

         NEED FOR ADDITIONAL CAPITAL. As of September 30, 1998, La Teko had working capital of approximately $1,134,000, which it believes is sufficient to cover expenditures required for the balance of 1998 and into 1999. However, La Teko will receive no further payments from Newmont under the True North JV Agreement and currently, in anticipation of completion of the Arrangement with Kinross, has established no other sources of immediate capital. If the Arrangement is not completed, La Teko will require additional capital for ongoing administrative, exploration, reclamation, property maintenance, development and acquisition activities during 1999. In order to meet such needs, it will be necessary to obtain required capital from the sale of securities, possible new joint ventures or similar arrangements, project financing or other sources. There can be no assurance that any required additional funds will be available or can be obtained on terms favourable to La Teko. The ability of La Teko to obtain required additional capital will be adversely affected by generally depressed economic conditions in the gold industry as a result of depressed gold prices. See "La Teko Management's Discussion and Analysis of Financial Condition and Results of Operations."

         LA TEKO'S CONTINUING LOSSES AND ABILITY TO CONTINUE AS A GOING CONCERN. As of September 30, 1998, La Teko had an accumulated deficit of $6,954,083 and expects that the accumulated deficit will increase. La Teko had losses of $1,462,225 for the year ended December 31, 1997, and $1,198,330 for the nine months ended September 30, 1998, and expects continuing losses. La Teko anticipates that its independent auditor's report on the December 31, 1998, financial statements may contain a qualification as to La Teko's ability to continue as a going concern.

         CONTINUING RYAN LODE PROPERTY MAINTENANCE AND ENVIRONMENTAL RESPONSIBILITIES. If the Arrangement were not completed, La Teko would continue to be responsible for annual environmental reclamation work on the A-B-C-D and E-F heap leach pads at the Ryan Lode mine (the "Ryan Lode Property"). Recently, La Teko learned of some materials which may have been improperly disposed of a number of years ago at the Ryan Lode Property that could expose La Teko to certain additional liabilities. La Teko is investigating the events and analysing the materials to determine the extent of the appropriate remediation actions to be taken. La Teko may be liable to sanctions and be responsible for costs of cleanup and disposal of materials. La Teko is in the process of establishing a sampling and clean-up plan and reporting the situation to the appropriate governmental authorities. La Teko anticipates that discussions will follow regarding, if applicable, any sanctions and the cleanup and disposal measures required. At the date hereof La Teko has not determined the likelihood or materiality of possible costs that may be required to be incurred.

         NET REALISABLE VALUE OF RYAN LODE PROPERTY. In accordance with generally accepted accounting principles, La Teko's mineral properties and deferred costs are recorded at the lower of cost or the present value of estimated recoverable amounts applicable thereon. At least annually, La Teko evaluates capitalized costs and deferred exploration expenditures respecting such property to determine its estimated net realisable value and records an impairment expense to the extent that such capitalized acquisition and deferred costs exceed estimated net realisable value. As of September 30, 1998, La Teko had capitalized costs of $9,771,000 associated with its Ryan Lode Property. La Teko believes that completion of the Arrangement with Kinross would enable La Teko to realize the recorded capitalized costs of the Ryan Lode Property. However, based on the nature and extent of mineralization, current gold prices, ongoing environmental remediation obligations, the recently discovered possible improper disposal of some materials discussed above, and other factors, in the absence of the proposed Arrangement, La Teko would need to consider recording an impairment expense associated with the Ryan Lode Property that could significantly reduce or eliminate the value at which it is recorded on its balance sheet. See "Consolidated Financial Statements of La Teko Resources Ltd" and "La Teko Management's Discussion and Analysis of Financial Condition and Results of Operations".

         UNCERTAINTIES RESPECTING THE TRUE NORTH JOINT VENTURE WITH NEWMONT. As announced on October 29, 1998 by La Teko, Newmont indicated, having completed metallurgical work on the bulk samples, that it has put further development work on indefinite hold and will not proceed with the planned pre-feasibility study at this time. Provisions of the True North JV Agreement are such that Newmont may withdraw from the joint venture at its sole discretion. In the event of termination of the True North JV Agreement by Newmont, La Teko will re-acquire, at no cost, Newmont's 65% interest in the True North Project, including subsequently acquired acreage, together with all exploration data, and La Teko will then become obligated for the continuing carrying costs and expenses of the True North Project.

         UNCERTAINTIES ABOUT GOLD RECOVERY FROM THE RYAN LODE PROPERTY. La Teko believes that Kinross, with its efficient Fort Knox mill within trucking distance of the Ryan Lode Property, is uniquely positioned to achieve maximum value from this property in combination with Kinross' Fort Knox mining operation. There is currently no other operating mill within reasonable economic trucking distance of the Ryan Lode Property. Therefore, in order for La Teko to otherwise exploit the Ryan Lode Property, it may be necessary to construct a mill or other gold recovery facilities on or near the property. Due to the limited size of the Ryan Lode Property and the proximity of a number of rural homes it is likely that La Teko would need to acquire a separate parcel of land in order to construct a mill or other gold recovery facility and to incur the additional costs of transporting the ore to the processing facility. La Teko believes that it is not economically feasible at current gold prices to construct a mill or other gold recovery facility or to acquire additional land. Although La Teko expects that required permits for mining activities on the Ryan Lode Property may be obtained in due course, it expects that obtaining required permits for ore processing facilities on the Ryan Lode Property may be adversely affected because of its location eight miles from the city of Fairbanks and approximately one-half of a mile from rural homes, which exposes proposed activities to greater public interest and scrutiny and increases the potentially adverse impact on humans resulting from the use, storage, or discharge of hazardous materials associated with gold recovery facilities. If gold recovery facilities are to be constructed on the property, La Teko expects that it may be required to complete an environmental impact statement and be involved in a protracted process with applicable permitting agencies and the public in order to obtain the required permits. There can be no assurance respecting the amount of time involved to obtain the required permits, or when production on the property would commence. Further, there can be no assurance that La Teko would not have to alter its plans in response to government review or public comment, which could have a material adverse affect on the results of operations. La Teko would be required to demonstrate substantial financial responsibility through bonding, deposits, or other means acceptable to governing agencies before commencing substantial operations at Ryan Lode.

         CONVERSION OF MINERAL RESOURCES INTO RESERVES. La Teko's mineral resource or mineral inventory attributable to the True North Property consists of mineralized material that has been delineated adequately through exploration to support a sufficient tonnage and average grade to warrant further exploration. This preliminary analysis indicates the mineralized material has economic potential, but the feasibility of a mining operation has not been demonstrated. This does not qualify under accepted engineering criteria as proven or probable reserves unless and until further comprehensive economic, technical and legal feasibility analysis demonstrates that the mineral deposit can be economically extracted and produced at the time of the reserve determination. There can be no assurance that the mineral resources or mineral inventory at the True North Property can be converted to proven or probable reserves as a result of further exploration and analysis.

                            CURRENCY AND GOLD PRICES

         The exchange rates of the Canadian dollar to the United States dollar determined as the buying rate in New York City for cable transfers in Canadian dollars as certified by the Federal Reserve Bank of New York and gold prices reported on the afternoon fixing on the London Bullion Market at the end of the calendar years 1993 through 1997 and the period from January 1, 1998, to November 30, 1998, were as follows:

CURRENCY

                                                       YEAR ENDED DECEMBER 31,
                                     ------------------------------------------------------------
                                     1998       1997       1996        1995       1994       1993
                                     ----       ----       ----        ----       ----       ----
High............................   $1.5805    $1.4398    $1.3822     $1.4238    $1.4078    $1.3443
Low.............................   $1.4071    $1.3357    $1.3310     $1.3285    $1.3103    $1.2428
End of Period...................   $1.5359    $1.4288    $1.3697     $1.3655    $1.4030    $1.3255
Average(1)......................   $1.4894    $1.3845    $1.3637     $1.3727    $1.3661    $1.2903



GOLD PRICES

                                                       YEAR ENDED DECEMBER 31,
                                   --------------------------------------------------------------
                                   1998        1997       1996       1995        1994        1993
                                   ----        ----       ----       ----        ----        ----
High...........................    $348        $362        $415       $396       $396        $406
Low............................    $273        $283        $367       $372       $370        $326
End of Period..................    $288        $289        $369       $387       $383        $392

(1) The average of the exchange rate on the last business day of each month during the applicable period.

                            METRIC EQUIVALENTS TABLE

         The following table sets forth the conversion from metric into imperial equivalents:


TO CONVERT FROM                  TO IMPERIAL MEASUREMENT UNITS       MULTIPLY BY
---------------                  -----------------------------       -----------
Grams..........................  Ounces (troy) (oz.)...............     0.0322
Tonnes.........................  Tons (short)......................     1.1023
Grams/Tonne (gpt)..............  Ounces (troy)/Ton (short) (opt)...     0.0292
Hectares.......................  Acres.............................     2.4711

TO CONVERT FROM                  TO IMPERIAL MEASUREMENT UNITS        MULTIPLY BY
---------------                  -----------------------------        -----------
Kilometres.....................  Miles.............................     0.6214
Metres.........................  Feet..............................     3.2808


                                 THE ARRANGEMENT


GENERAL

         The description in this Proxy Circular of the terms and conditions of the Arrangement Agreement is qualified in its entirety by reference to the Arrangement Agreement which is attached as Appendix A to this Proxy Circular and incorporated by reference herein. At the Effective Time of the Arrangement on the effective date (the "Effective Date") of the Arrangement, the La Teko Shares (except for La Teko Shares already held by LT Acquisition and those La Teko Shares held by La Teko Nevada and Dissenting Shareholders) will be exchanged for Kinross Shares. Following the Arrangement, La Teko will become a subsidiary of LT Acquisition. The directors and officers of LT Acquisition immediately prior to the Effective Time will become the directors and officers of La Teko, in each case until their respective successors are duly elected and qualified. It is contemplated that the Effective Time will occur as soon as practicable after the conditions to the Arrangement are satisfied or waived. The Effective Date is presently anticipated to occur on or about February 26, 1998.

BACKGROUND TO THE ARRANGEMENT

         La Teko became involved in the Fairbanks Mining District, Alaska in 1986 when it acquired the right to earn an interest in the Ryan Lode Property. After a short period of production from 1987 to 1989 La Teko decided that further exploration and development was required at the Ryan Lode Property prior to the evaluation of further mining scenarios. This continued to 1997 at which time La Teko reviewed the work done to that date and the resulting gold resources. After a comprehensive evaluation of various mining scenarios with all data generated to that date, La Teko elected to find a suitable partner to further develop the property. This decision was based on the belief that the Ryan Lode Property was not viable as a stand alone operation and because of the marginal economics of the project combined with the expected difficulty in the permit process given the restricted size of the property and its proximity to a residential area. Subsequently an agreement was signed in December, 1997 with Silverado Gold Mines Ltd. ("Silverado"), the owner of the Grant Mill located a short distance from the Ryan Lode deposit, whereby Silverado agreed to purchase the Ryan Lode Property for $12 million payable over a five year period. Silverado did not make the necessary payments pursuant to the agreement and in March, 1998 the agreement was terminated.

         In early 1998 Kinross and Amax announced their intention to enter into the Amax Merger. Amax's management had previously considered the potential value of La Teko's True North deposit based on its location within 10 miles of the Amax Fort Knox operation and its higher grade ore. Kinross' management also recognized the merits of La Teko's assets and on May 1, 1998 Kinross completed a $1.7 million purchase of 2,000,000 La Teko units at $0.85 per unit. Each unit consisted of one La Teko Share and one La Teko warrant to purchase an additional La Teko Share for $1.05 in the first year and $1.25 in the second year. The terms of the private placement included the right of first refusal for Kinross to finance La Teko if Newmont decided to sell its interest in True North. La Teko held the right of first refusal on Newmont's interest.

         After the Ryan Lode agreement with Silverado was terminated and prior to the private placement with Kinross, La Teko initiated the process of identifying and contacting potential partners who would be interested in placing the Ryan Lode Property back into production. The property was introduced to a number of parties during the spring of 1998. In April 1998, Gerald G. Carlson, President and Chief Executive Officer of La Teko and

Mark Fields, Corporate Affairs Manager, met with Robert Schafer, Vice-President of Exploration of Kinross. The subject of Kinross evaluating the Ryan Lode deposit with a view to acquiring it was introduced. It was agreed that the data would be sent to the Kinross personnel in Salt Lake City, Utah to do an initial evaluation. The data was sent to Kinross in May 1998 and Kinross personnel made Ryan Lode Property visits in June 1998.

         In July, Kinross expressed an interest in discussing a possible transaction involving the Ryan Lode Property. J.A. Chapman Mining Services ("Chapman") was engaged by La Teko in July to consider the economics of the Ryan Lode deposit with a specific focus on trucking the Ryan Lode ore to the Fort Knox mill.

         Discussions between La Teko and Kinross progressed through July and the La Teko Board was apprised on the status of the Ryan Lode discussions at a conference call meeting July 31, 1998.

         In early September, 1998 Robert Buchan, Chairman and Chief Executive Officer of Kinross spoke with Mr. Carlson and expressed an interest in discussing the possibility of Kinross acquiring all of the La Teko Shares rather than acquiring only the Ryan Lode Property and a meeting date of September 14, 1998 was established.

         In preparation for discussions with Kinross, Chapman was engaged to expand the earlier review to include the True North deposit and in September Ross Glanville & Associates Ltd. ("Glanville") was engaged to provide an analysis of the potential benefit of La Teko's assets to Kinross utilizing Chapman's models.

         In September, 1998, Roman Friedrich & Company ("FriedrichCo.") was verbally engaged by La Teko to assist La Teko in its discussions with Kinross concerning any possible business combination.

         On September 14, 1998, Mr. Carlson and Gordon Fretwell of La Teko, together with Roman Friedrich, met with Mr. Buchan and Gordon McCreary of Kinross to discuss the basis upon which a possible business combination could be transacted. At that meeting Kinross presented, in spreadsheet form, its numerical analysis of La Teko. At that meeting Messrs. Buchan and McCreary provided an initial verbal proposal of the consideration Kinross would be prepared to pay to acquire La Teko.

         On September 22, 1998, the La Teko Board met and considered the initial Kinross proposal. During that meeting Glanville made a presentation addressing the value of the transaction to Kinross and models developed by Chapman were summarized and presented. Decisions were made to further develop the financial models of True North and Ryan Lode and to formally engage FriedrichCo. to assist in negotiations.

         On September 21, 1998, La Teko attempted to contact the appropriate Newmont senior officer with a view to conveying to Newmont that La Teko believed there was a significant probability that La Teko would receive an acceptable offer from another party to acquire La Teko.

         On October 1, 1998, La Teko formally engaged FriedrichCo. to provide financial advisory services and act as its exclusive agent in connection with a possible Kinross business combination. The scope of FriedrichCo.'s engagement included assistance in the continued negotiations, the provision of advice as to the structuring, marketing and pricing strategies, and an assessment of the consideration offered to La Teko Shareholders.

         On October 1, 1998, Messrs. Carlson and Fretwell, together with Mr. Friedrich, met with Messrs. Buchan and McCreary and John Ivany of Kinross to discuss the possible business combination. At that meeting agreement was reached to enter into an arrangement agreement whereby La Teko Shareholders would receive Kinross Shares equal to a $1.25 value, based on the $3.3125 closing price of Kinross Shares on October 1, 1998, thereby establishing the Exchange Ratio, subject to the approval of the respective boards, the necessary regulatory authorities and La Teko Shareholders.

         On the morning of October 2, 1998, Newmont responded to La Teko's earlier attempts to convey to Newmont that La Teko believed that it may become the subject of an offer. Given what had transpired on October 1, 1998 and recognizing that the Kinross offer discussed the previous day remained subject to La Teko Board approval, La Teko advised Newmont that if Newmont was considering making a proposal, such proposal should be made to La Teko in writing by 5:00 p.m. on October 5, 1998, and be unconditional, subject to regulatory and board of directors approval.

         On October 2, 1998, Kinross sent La Teko an offer open for approval by the La Teko Board until October 8, 1998, reflecting the terms agreed to at the October 1, 1998 meeting. As agreed to on October 1, 1998, the share ratio exchange was based on the closing price for Kinross Shares as of October 1, 1998. Accordingly, the Kinross offer dated October 2, 1998, reflected a share ratio exchange whereby La Teko shareholders would receive one Kinross Share for every 2.65 La Teko Shares held.

         On October 5, 1998, Newmont sent a proposal to La Teko offering to exchange 1,250,000 shares of Newmont common stock, then trading at approximately $28.00 per share, to acquire all of the outstanding La Teko Shares, subject to regulatory and board approval and subject to a three week due diligence period. Because the Kinross offer did not have a due diligence period condition attached to it, the La Teko Board was of the view that any competing offer should also be without such condition in order for the La Teko Board to be able to make a proper comparison and in order not to run the risk of turning down an unconditional offer (other than it being subject to regulatory and board approvals and the execution of a definitive agreement) in favour of a conditional offer that may not be consummated. Accordingly, after La Teko received Newmont's October 5, 1998 proposal, Mr. Carlson reiterated to Newmont that any offer should be unconditional, subject to the usual regulatory and board approvals.

         The October 5, 1998 Newmont proposal was amended on October 7, 1998 to provide for a one week due diligence period. The Newmont proposal was, on a diluted basis, just under $0.02 higher than the Kinross offer but was conditional upon the satisfactory completion of the due diligence during which period the Kinross offer would have expired.

         On October 7, 1998, FriedrichCo. provided the La Teko Board with a presentation addressing the merits between the Kinross offer and the Newmont proposal. FriedrichCo. concluded, taking into account the conditional nature of the Newmont proposal and applying a discount factor as a result thereof, that the Kinross offer was superior to the Newmont proposal. The La Teko Board discussed the Kinross offer and the Newmont proposal at length with Mr. Friedrich. On October 7, 1998, the La Teko Board passed a resolution approving the entering into of an arrangement agreement with Kinross on terms which reflected the Kinross offer.

         Subsequent to the approval of the resolution to enter into an agreement with Kinross, La Teko proceeded to negotiate the definitive agreement in conjunction with Kinross.

         In the days following the October 8, 1998 public dissemination of the news release announcing the proposed business combination between La Teko and Kinross, Mr. Carlson had various telephone and direct conversations with the representatives of numerous entities which are in the business of providing fairness opinions on proposed business combinations involving public companies in the mining sector. Between October 8, 1998 and October 15, 1998, La Teko received approximately twelve written proposals (the "Proposals") from various entities expressing an interest in providing the required fairness opinion. By a directors resolution dated October 7, 1998, the La Teko Board appointed John Auston, Douglas Beaumont and Mr. Fretwell as the special committee of the La Teko Board (the "La Teko Special Committee") for the purposes of considering the fairness of the proposed business combination between La Teko and Kinross. Copies of the Proposals were provided to the members of the La Teko Special Committee.

         On October 15, 1998, the La Teko Special Committee had a meeting at the offices of Mr. Auston to review and discuss the Proposals during which meeting Mr. Fretwell was appointed as the Chairman of the La Teko Special Committee. After reviewing all of the Proposals and after having spoken by telephone to a representative of Goepel McDermid Inc. ("Goepel"), the La Teko Special Committee appointed Goepel to provide an opinion that the proposed business combination between La Teko and Kinross was fair to the La Teko Shareholders from a financial point of view.

         On October 23, 1998, Mr. Fretwell, as Chairman of the La Teko Special Committee, together with Messrs. Carlson, Fields and Friedrich met with representatives of Goepel. At the meeting Goepel was provided with a verbal background of La Teko's involvement with Kinross commencing with the completion of the private placement by Kinross.

         On October 26, 1998, Mr. Carlson, accompanied by Messrs. Beaumont and Friedrich and a representative of Goepel, met with Kinross representatives in Timmins, Ontario, to carry out a due diligence review of Kinross' Hoyle Pond, Macassa and Blanket mining operations.

         On October 27, 1998, Messrs. Carlson, Beaumont, Friedrich and representatives of Goepel met with senior Kinross management in Toronto to review the Kinross' open pit mining operations and corporate activities.

         On November 6, 1998, the La Teko Special Committee met by conference call with the remainder of the La Teko Board, to discuss the proposed transaction and the various terms of the Arrangement Agreement. Discussion took place regarding the new proposed structure of the transaction which included the introduction of LT Acquisition.

         On November 10, 1998, the La Teko Special Committee met by conference call with the remainder of the La Teko Board to further discuss the details of the proposed transaction. The La Teko Special Committee reviewed certain working papers and data provided by Goepel which provided an overview of the analysis that Goepel was in the process of completing in order to complete the fairness opinion.

         The Kinross Board approved the business combination with La Teko on October 15, 1998.

         On November 16, 1998, the La Teko Board met by conference call to review and discuss the final form of the Arrangement Agreement. At that meeting, the La Teko Board passed a resolution approving the Arrangement Agreement and on that same day the Arrangement Agreement was executed.

         On November 23, 1998, the La Teko Special Committee received a draft of the fairness opinion provided by Goepel and on November 25, 1998 the La Teko Special Committee met by conference call to review the draft fairness opinion.

         On November 25, 1998, the La Teko Special Committee provided Goepel with its comments on the draft fairness opinion. Goepel presented the final form of the fairness opinion to the La Teko Special Committee on November 26, 1998. The La Teko Special Committee, having reviewed the fairness opinion, met with the full La Teko Board on November 27, 1998, and recommended that the business combination be endorsed by the La Teko Board for approval by La Teko Shareholders at a meeting called for such purpose. The La Teko Board accepted the La Teko Special Committee's recommendation and voted unanimously in determining that the proposed business combination is advisable, fair and in the best interests of La Teko and its shareholders and recommended the approval of the business combination by the La Teko Shareholders.

         On January 7, 1999, Messrs. Carlson, Gentry and Buchan met with La Teko Shareholders and representatives of La Teko Shareholders, representing approximately 16% of the La Teko Shares (collectively the

"Significant Shareholders"). At the meeting Mr. Buchan agreed, subject to Kinross Board approval, that Kinross would increase the exchange ratio from
0.37736 to 0.44444. In consideration for the increase in the exchange ratio, Kinross and the Significant Shareholders entered into agreements (the "Support Agreements"), pursuant to which the Significant Shareholders agreed to vote any and all La Teko Shares held by the Significant Shareholders or, over which they have control or direction, in favour of the Arrangement and to provide Kinross, at least 10 days prior to the La Teko Meeting, with duly executed proxies appointing an officer of Kinross to vote such La Teko Shares in favour of the Arrangement Resolution. Pursuant to the Support Agreements, the Significant Shareholders also agreed not to sell or assign their La Teko Shares to another party unless such party has entered into a written agreement with Kinross agreeing to vote the La Teko Shares in favour of the Arrangement Resolution and to comply with the provisions of the Support Agreements.

         On January 12, 1999, Goepel provided the La Teko Special Committee with a supplemental fairness opinion. For the purposes of providing the supplemental fairness opinion Goepel reviewed various documents including the Support Agreements and the Arrangement Agreement, as amended, and considered the increase in the exchange ratio from 0.37736 to 0.44444 in conjunction with the information summarized in its fairness opinion. Based on this review, Goepel confirmed that it was not aware of any information, facts or events which would result in a change in the conclusions reached in its fairness opinion.

         On January 12, 1999, the Special Committee reviewed the supplemental fairness opinion and recommended to the La Teko Board that the terms of the business combination, as amended by the increase in the exchange ratio, be endorsed by the La Teko Board.

         On January 13, 1999, the Kinross Board approved the increase in the exchange ratio.

         On January 14, 1999, the La Teko Board accepted the La Teko Special Committee's recommendations and voted unanimously in determining that the proposed business combination, as amended, is advisable, fair and in the best interests of La Teko and its shareholders and recommended the approval of the business combination by the La Teko Shareholders.

LA TEKO'S REASONS FOR THE BUSINESS COMBINATION AND LA TEKO BOARD'S
RECOMMENDATIONS

         The La Teko Board believes that the Arrangement is fair and reasonable to La Teko and in the best interests of it and its shareholders for the following reasons:

     (a) A significant premium to the trading price of the La Teko Shares before the announcement of the Arrangement will be received.

     (b) Kinross, with its unhedged position, is highly leveraged to the gold price, trades on the New York and Toronto stock exchanges with excellent liquidity, and has a market capitalization at current prices of approximately $725 million.

     (c) Kinross is a unique buyer, with its ownership of the efficient Fort Knox mill, and is strategically positioned to achieve maximum value from La Teko's assets.

     (d) Kinross is an efficient and growth-oriented gold producer, in the mid-tier ranks but aims to join the major producers. La Teko Shareholders will receive good value by owning Kinross shares, not only in the quality of Kinross' current assets but in the addition of the La Teko projects to the Kinross portfolio.

     (e) Growth and progress at La Teko's True North Property are stagnating because Newmont's 1997 and 1998 exploration programs at True North failed to significantly add to the gold resource, compounded by Newmont's recent decision to place the pre-feasibility program on indefinite hold.

     (f) The low gold price and depressed resource markets make raising capital for La Teko's ongoing viability problematic. Additionally, raising further capital would in all likelihood require shareholder dilution, which the La Teko Board believes should be avoided if possible.

     (g) The recommendation of FriedrichCo., La Teko's independent financial advisor, to the La Teko Board of October 7, 1998 that the La Teko Board accept the Kinross offer.

     (h) The opinion of Goepel, La Teko's independent financial advisor engaged to provide a fairness opinion of the transaction, provided in its opinion dated November 27, 1998, as supplemented on January 12, 1999, to the La Teko Special Committee and the La Teko Board to the effect that, based upon and subject to certain factors and assumptions stated therein, as of such date, the terms of the Arrangement were fair from a financial point of view to the La Teko Shareholders.

     (i) In the absence of the proposed business combination with Kinross, La Teko would be required to significantly reduce or eliminate the $9.8 million capitalized value of the Ryan Lode Property. In addition to potentially being subject to sanctions and being responsible for costs of clean-up and disposal of materials which may have been previously improperly disposed of at the Ryan Lode Property, La Teko would also incur annual maintenance costs, advance royalty payments, environmental monitoring costs and reclamation costs on the Ryan Lode Property if the proposed transaction with Kinross does not proceed.

         In reaching its determination, La Teko's Board also considered and evaluated information provided to the La Teko Board by the management of La Teko with respect to the proposed business combination. In this regard, the La Teko Board considered, among other things: (i) information concerning the results of operations, performance, financial condition and prospects of La Teko and Kinross on a company-by-company basis; (ii) the levels of reserves, asset quality and cost structure of La Teko's and Kinross' businesses; (iii) the results and scope of the due diligence review conducted by members of La Teko's management with respect to Kinross' business and operations; and (iv) the information with respect to recent and historical trading prices and trading multiples of the La Teko Shares and the Kinross Shares.

         The La Teko Board also considered: (i) the terms of the Arrangement Agreement and the transactions contemplated thereby; (ii) the structure of the business combination; and (iii) the corporate tax consequences of the Arrangement. The Exchange Ratio was determined through arm's-length negotiations between La Teko and Kinross and was approved by the La Teko Board.

         Based on these matters, and such other matters as the La Teko Board deemed relevant, the La Teko Board unanimously approved the Arrangement Agreement.

         The foregoing discussion of the information and factors considered and given weight by the La Teko Board is not intended to be exhaustive, but is believed to include all the material factors considered by the La Teko Board. In view of the wide variety of information and factors considered by the La Teko Board, the La Teko Board found it impracticable to, and therefore did not, quantify or otherwise assign any relative weight to the specific information or factors which were considered and individual directors may have given differing weights to different factors. The La Teko Board is, however, unanimous in its recommendation to La Teko

Shareholders that the La Teko Shareholders approve consummation of the Arrangement pursuant to the Arrangement Agreement.

         The La Teko Board realized that there are certain risks associated with the proposed Arrangement, including that some of the potential benefits set forth above may not be realized, that there may be high costs associated with realizing such benefits and the factors set forth in this Proxy Circular under the heading "Risk Factors". However, the La Teko Board believes that the positive factors should outweigh any negative factors, although there can be no assurances in this regard.

GOEPEL FAIRNESS OPINION

         Goepel held initial discussions with La Teko regarding a potential advisory assignment on October 8, 1998. In a letter dated October 16, 1998, Goepel was formally engaged by La Teko to, among other things, prepare a fairness opinion (the "Fairness Opinion") as to whether the terms of the Arrangement are fair, from a financial point of view, to the La Teko Shareholders. Goepel is an independent Canadian investment dealer which provides full service brokerage, investment banking, research, trading and financial advisory services to corporations, governments, institutions and individuals. Goepel and its principals have prepared numerous valuations and fairness opinions and have participated in a significant number and variety of transactions involving private and publicly traded companies.

         Pursuant to the terms of its engagement, Goepel will receive a fee for the preparation of the Fairness Opinion. La Teko has also agreed to reimburse Goepel for its reasonable out-of-pocket expenses and to indemnify Goepel in certain circumstances. The compensation of Goepel does not depend in whole or in part on the conclusions reached in the Fairness Opinion or the successful outcome of the Arrangement. Goepel is not an insider, associate or affiliate (as such terms are defined in the Securities Act (Ontario)) of either La Teko or Kinross or any of their respective associates or affiliates. Goepel was not engaged to prepare a formal valuation of either La Teko or Kinross.

         In preparing the Fairness Opinion Goepel reviewed and relied upon, in part, the agreements and documents relevant to the Arrangement, financial statements and reports to shareholders of both La Teko and Kinross, certain internal financial information, budgets, projections and forecasts prepared by La Teko and Kinross and their respective managements, discussions with senior management of La Teko and Kinross and their respective auditors and legal advisors, information with respect to ore reserves and/or mineral inventories of La Teko and Kinross, independent consultants reports relating to La Teko's mineral properties, information with respect to other companies that Goepel considered comparable to La Teko and Kinross, information with respect to other transactions of a comparable nature, current and historical stock market trading information relating to La Teko Shares and Kinross Shares, other industry, corporate, economic and market data, and such other investigations and financial analysis as Goepel considered necessary or appropriate in the circumstances.

         In preparing the Fairness Opinion, Goepel relied upon and assumed the completeness, accuracy and fair presentation of all the financial and other information, data, advice, opinions and representations obtained by it from public sources or as provided to it by La Teko or Kinross. The Fairness Opinion is rendered on the basis of securities markets, economic and general business and financial conditions prevailing as of the date of the opinion and the condition and prospects, financial and otherwise of La Teko and Kinross as they were reflected in the information and documents reviewed by Goepel and as they were represented to it in discussions with management of La Teko and Kinross. The Fairness Opinion is not intended to be and does not constitute a recommendation to any La Teko Shareholder as to whether or not such shareholder should vote in favour of the Arrangement. Goepel considered the Arrangement from the perspective of La Teko Shareholders generally and did not consider the particular circumstances, especially with respect to income tax consequences, of any particular shareholders.

         In preparing the Fairness Opinion, Goepel considered different methodologies and approaches to assess the fairness of the terms of the Arrangement, from a financial point of view, to the La Teko Shareholders. Of particular relevance in Goepel's view is a comparison of the estimated value of the Kinross Shares to be exchanged for each La Teko Share and the estimates of value of La Teko Shares determined using valuation techniques that are appropriate in the circumstances. In estimating the value of Kinross Shares for the purposes of the analysis, Goepel relied primarily on a stock market value approach.

         As part of the analysis conducted for the purposes of the Fairness Opinion, Goepel considered a stock market value approach whereby the relative stock market trading prices of La Teko Shares and Kinross Shares were considered over various periods with reference to the Exchange Ratio. Goepel also considered a net asset value approach whereby estimates of value for the assets and liabilities of La Teko were determined in the aggregate and on a per share basis using assumptions which were considered consistent and appropriate in the circumstances. The estimates of value of La Teko Shares were then compared to the Kinross Shares being exchanged in accordance with the Exchange Ratio. Goepel also considered comparable companies and comparable transactions approaches which are commonly used to compare publicly traded gold companies in the exploration, development and production stages. Pursuant to both approaches, companies are compared with either a peer group or in relation to known transactions on the basis of several criteria such as: adjusted stock market capitalization per ounce of reserves and resources; and adjusted stock market capitalization per ounce of production. The estimates of value of La Teko Shares determined from this analysis were then compared to the Kinross Shares being exchanged in accordance with the Exchange Ratio. Based on the analysis completed by Goepel, all of the approaches considered were supportive of the Exchange Ratio.

         Goepel further considered certain other aspects of the Arrangement that it considered relevant to La Teko Shareholders.

         Based on its review, Goepel concluded that the terms of the Arrangement are fair, from a financial point of view, to La Teko Shareholders.

         The Fairness Opinion is to be considered in its entirety. Consideration of only selected portions would likely be misleading and omit important parts of the process and supporting assumptions used to arrive at the Fairness Opinion. LA TEKO SHAREHOLDERS ARE URGED TO READ THE FAIRNESS OPINION CAREFULLY AND IN ITS ENTIRETY. A COPY OF THE FAIRNESS OPINION IS SET OUT IN APPENDIX E TO THIS PROXY CIRCULAR.

FINANCIAL SERVICES AGREEMENT

         Pursuant to an agreement between La Teko and FriedrichCo. entered into on October 1, 1998 (the "FriedrichCo. Agreement"), La Teko engaged FriedrichCo. to provide financial services and to act as La Teko's exclusive agent in connection with a possible business transaction between La Teko and Kinross or between La Teko and other potential purchasers. Friedrich, the principal of FriedrichCo., has been an investment banker and commercial banker to the mining industry for over 20 years, during which time he has provided analysis on numerous companies in the mining and metals business. La Teko previously engaged FriedrichCo. for $2,500 in April, 1998 to provide La Teko with advice during La Teko's negotiations with Kinross prior to the completion of the 2,000,000 unit private placement with Kinross that closed on May 1, 1998. Although La Teko considered engaging various brokerage houses and other analysts in the business of assessing companies in the gold business, La Teko elected to engage FriedrichCo. for a variety of reasons including FriedrichCo.'s familiarity with La Teko and Friedrich's extensive experience.

                  In addition to providing a review and analysis of the business, operations and financial performance of both La Teko and Kinross, the services to be provided by FriedrichCo. included assisting in negotiations and an assessment of the consideration offered to La Teko Shareholders by Kinross. In providing advice to La Teko, FriedrichCo. recommended that the La Teko Board accept the Kinross offer.

                  In addition to reimbursement of expenses, the FriedrichCo. Agreement provides for the payment of a monthly fee of $12,500 to FriedrichCo. for a maximum three month period. The FriedrichCo. Agreement also includes, subject to a business transaction being completed, a provision for the payment to FriedrichCo. of a success fee based on the amount of the consideration to be received by the La Teko Shareholders, including consideration consisting of cash, shares or a combination of both (the "Transaction Value"). The FriedrichCo. Agreement provides for the payment to FriedrichCo. of 0.5% of the Transaction Value if the Transaction Value is less than or equal to $0.90 per La Teko Share, plus 1.5% of any amount of the Transaction Value which exceeds $0.90 per La Teko Share.

SHAREHOLDER APPROVALS

         LA TEKO SHAREHOLDER APPROVAL. The BCCA requires that the Arrangement Resolution be approved by the holders of 75% of the La Teko Shares voting at the Meeting in person or by proxy.

COURT APPROVAL

         An Arrangement under the BCCA requires Court approval. Prior to the mailing of this Proxy Circular, La Teko obtained the Interim Order contemplating the calling and holding of the Meeting and other matters. A copy of the Interim Order is attached as Appendix C to this Proxy Circular.

         Subject to the approval of the Arrangement by the La Teko Shareholders, the hearing in respect of the Final Order is scheduled to take place on February 22, 1999 at 9:45 a.m. (Vancouver time) in the Courthouse located at 800 Smythe Street, Vancouver, British Columbia. At the hearing, any La Teko Shareholder or any other interested party who wishes to participate or to be represented or to present evidence or argument may do so. A copy of the Notice of Hearing of Petition is attached as Appendix D to this Circular.

         The authority of the Court under the BCCA in reviewing the Arrangement is very broad. La Teko has been advised by its British Columbia legal counsel that the Court will consider, among other things, whether the Arrangement is fair and reasonable to the La Teko Shareholders. The Court may approve the Arrangement either as proposed or as amended in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court deems appropriate.

         The Final Order will constitute the basis for an exemption from the registration requirements of the U.S. Securities Act, with respect to the Kinross Shares to be issued to La Teko Shareholders pursuant to the Arrangement. Prior to the hearing on the Final Order, the Court will be informed of this effect of the Final Order.

INTERESTS OF CERTAIN PERSONS IN THE ARRANGEMENT

         Kinross has had preliminary discussions with certain employees of La Teko, with a view to the possible formation, after the completion of Arrangement, of a separate company ("Newco") which would acquire La Teko's less advanced exploration properties, subject to the provisions of the various agreements relating thereto. This proposal might involve Kinross assisting in the financing of Newco, with the former employees of La Teko holding management positions in Newco.

TREATMENT OF LA TEKO STOCK OPTIONS AND LA TEKO WARRANTS

         LA TEKO SHARE OPTIONS. Under the Arrangement Agreement, from and after the Effective Time, each outstanding La Teko Stock Option will become a fully exercisable Substitute Option to purchase that number of Kinross Shares determined by multiplying (i) the number of La Teko Shares subject to such La Teko Stock Option immediately prior to the Effective Time by (ii) the Exchange Ratio, at an exercise price per Kinross Share (rounded up to the nearest 1/10 of one cent) equal to the exercise price per La Teko Share immediately prior to the Effective Date divided by the Exchange Ratio. Kinross shall pay cash to holders of La Teko Stock Options in lieu of issuing fractional Kinross Shares upon the exercise of Substitute Options. As of the Effective Time, each Substitute Option will be subject to the same terms and conditions as were applicable immediately prior to the Effective Time under the related La Teko Stock Option.

         See "La Teko Security Ownership of Certain Beneficial Owners" for a description of the outstanding La Teko Stock Options owned by directors, officers and employees of La Teko that will become Substitute Options.

         At the Meeting, the La Teko Shareholders will also consider and if deemed advisable approve an amendment to the terms of certain outstanding La Teko Stock Options. See "La Teko Extraordinary General Meeting - Business of the Meeting - Amendment of Existing La Teko Stock Options".

         LA TEKO WARRANTS. Under the Arrangement Agreement, from and after the Effective Time, each outstanding La Teko Warrant will become a fully exercisable Substitute Warrant to purchase that number of Kinross Shares determined by multiplying (i) the number of La Teko Shares subject to such La Teko Warrant immediately prior to the Effective Time by (ii) the Exchange Ratio, at an exercise price per Kinross Share (rounded up to the nearest 1/10 of one cent) equal to the exercise price per La Teko Share immediately prior to the Effective Time divided by the Exchange Ratio. Kinross shall pay cash to holders of La Teko Warrants in lieu of issuing fractional Kinross Shares upon the exercise of Substitute Warrants. Each Substitute Warrant will be subject to the same terms and conditions as were applicable immediately prior to the Effective Time under the related La Teko Warrant.

         Under the Arrangement Agreement, La Teko Warrants to purchase 2,000,000 shares of La Teko held by Kinross will be cancelled.

OWNERSHIP OF KINROSS SHARES

         On consummation of the Arrangement, it is anticipated that the directors and executive officers of La Teko and their affiliates will beneficially own approximately 0.098% of the then outstanding Kinross Shares, calculated on the basis set forth under the heading "La Teko Security Ownership of Certain Beneficial Owners".

ANTICIPATED ACCOUNTING TREATMENT

         The Arrangement will be accounted for under the purchase method of accounting for financial reporting purposes under Canadian GAAP. Under this method of accounting, Kinross will allocate the cost of acquiring La Teko to the assets acquired and liabilities assumed, based upon the fair value of the assets acquired and liabilities assumed at the date of acquisition. Accounting for the business combination using the purchase method in accordance with Canadian GAAP is consistent in all material respects with the method required to be used under U.S. GAAP.

RESALE RESTRICTIONS

         UNITED STATES. In the absence of an applicable exemption, it would be necessary to register the Kinross Shares to be issued to holders of La Teko Shares under the Securities Act. Section 3(a)(10) of the Securities Act exempts from registration a security that is issued in exchange for outstanding securities where the terms and conditions of such issuance and exchange are approved, after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange have a right to appear, by a court authorized by law to grant such approval. Accordingly, the Final Order will, if granted, constitute the basis for the exemption from registration under the Securities Act of the Kinross Shares delivered under the Arrangement Agreement. Kinross Shares received by La Teko Shareholders in the Arrangement will be freely transferable, except that Kinross Shares received by persons who are deemed to be "affiliates" (as such term is defined for purposes of Rule 145 of the Securities Act) of La Teko or Kinross prior to the Arrangement may be resold by them only in accordance with Rule 145 promulgated under the Securities Act with respect to affiliates of La Teko, or Rule 144 promulgated under the Securities Act with respect to persons who are or become affiliates of Kinross, or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of La Teko or Kinross generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include officers, directors and principal stockholders. La Teko has agreed to use its reasonable best efforts to cause each person who is an "affiliate" (as such term is defined in Rule 145 under the Securities Act) of La Teko to deliver to Kinross at or prior to the Effective Time, a written agreement to the effect that such person will not sell, transfer or otherwise dispose of any Kinross Shares such person will acquire in connection with the Arrangement unless (a) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the SEC under the Securities Act, (b) such resale, transfer or other disposition has been registered under the Securities Act or
(c) in the opinion of counsel reasonably acceptable to Kinross, such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act.

         Affiliates may not sell Kinross Shares acquired in connection with the Arrangement, except pursuant to an effective registration under the Securities Act covering such shares or in compliance with Rule 145 (or Rule 144 under the Securities Act in the case of persons who become affiliates of Kinross) or another applicable exemption from the registration requirements of the Securities Act. In general, under Rule 145, for one year following the Effective Date an affiliate (together with certain related persons) would be entitled to sell Kinross Shares acquired in connection with the Arrangement only through unsolicited "broker transactions" or in transactions directly with a "market maker," as such terms are defined in Rule 144. Additionally, the number of shares to be sold by an affiliate (together with certain related persons and certain persons acting in concert) within any three-month period for purposes of Rule 145 may not exceed the greater of 1% of the outstanding Kinross Shares or the average weekly trading volume of such stock during the four calendar weeks preceding such sale. Rule 145 would only remain available, however, to affiliates if Kinross remained current with its informational filings with the SEC under the Exchange Act. One year after the Effective Date, an affiliate would be able to sell such Kinross Shares without such manner of sale or volume limitations provided that Kinross was current with its Exchange Act informational filings and such affiliate was not then an affiliate of Kinross. Two years after the Effective Date, an affiliate would be able to sell such Kinross Shares without any restrictions so long as such affiliate had not been an affiliate of Kinross for at least three months prior thereto.

         CANADA. To the extent necessary, Kinross has applied for rulings or orders of certain provincial securities regulatory authorities in Canada to permit the issuance of Kinross Shares to former La Teko Shareholders. Applications have been made to permit the issuance of Kinross Shares to former holders of La Teko Shares and to permit the resale of those shares in such provinces without restriction by a shareholder other than a "control person", provided that no unusual effort is made to prepare the market for any such resale or to create a demand for the securities which are the subject of any such resale and no extraordinary commission or consideration is paid in respect thereof. Applicable Canadian securities legislation provides a rebuttable presumption that a person or company is a control person in relation to an issuer where the person or company alone or in a combination with others holds more than 20% of the outstanding voting securities of an issuer.

REGULATORY MATTERS

         REGULATORY APPROVALS. La Teko does not believe that any regulatory approvals are required for the consummation of the Arrangement, other than the approvals of the VSE and the TSE to the Arrangement, and the approvals of the NYSE and the TSE to list the Kinross Shares issuable as a result of the Arrangement, and those referred to under "Resale Restrictions" above.

DISSENTERS' RIGHTS

         The BCCA does not contain a provision requiring La Teko to purchase La Teko Shares from La Teko Shareholders who dissent from the Arrangement. However, pursuant to the terms of the Interim Order and the Plan of Arrangement, La Teko has granted to La Teko Shareholders who object to the Arrangement Resolution the right to dissent (the "Dissent Right") in respect of the Arrangement. The Dissent Right is granted in Article Five of the Plan of Arrangement and is described below. While the terms of such Dissent Right are analogous to the dissenting shareholder provisions of the BCCA, they are not identical to such provisions.

         A La Teko Shareholder who wishes to exercise his or her Dissent Right (a "Dissenting Shareholder") must give written notice of his or her dissent (a "Notice of Dissent") to La Teko by depositing such Notice of Dissent with La Teko, or mailing it to La Teko by registered mail, at its head office at Suite 500, 625 Howe Street, Vancouver, British Columbia V6C 2T6, marked to the attention of the Corporate Secretary, or by personally serving it on any director or officer of La Teko, in all cases not later than 48 hours before the Meeting. To be valid, a Notice of Dissent must:

         (a) state that the Dissenting Shareholder is exercising his, her or its Dissent Right; and

         (b) specify the number of La Teko Shares in respect of which such Dissenting Shareholder is exercising his, her or its Dissent Right and thereupon, if La Teko proceeds with the Arrangement, the Dissenting Shareholder is entitled to require La Teko to purchase all of the La Teko Shares in respect of which the Notice of Dissent was given.

         The giving of a Notice of Dissent does not deprive a Dissenting Shareholder of his or her right to vote at the Meeting on the Arrangement Resolution. A vote against the Arrangement Resolution or the execution or exercise of a proxy does not constitute a Notice of Dissent. A La Teko Shareholder is not entitled to exercise a Dissent Right with respect to any La Teko Shares if the La Teko Shareholder votes (or instructs or is deemed, by submission of any incomplete proxy, to have instructed his or her proxyholder to vote) in favour of the Arrangement Resolution. A Dissenting Shareholder, however, may vote as a proxy for a La Teko Shareholder whose proxy required an affirmative vote, without affecting his or her right to exercise the Dissent Right.

         If the Arrangement becomes effective and Notices of Dissent are received, La Teko will be required to determine the fair value of the La Teko Shares as of the date before the date on which the Arrangement Resolution was passed and to make a written offer to pay such amount to each Dissenting Shareholder for each La Teko Share held by such Dissenting Shareholder. If such offer is not made or accepted within 30 days after the Effective Date, La Teko may apply to the Court to fix the fair value of the La Teko Shares. There is no obligation on La Teko to apply to the Court for such determination. If La Teko fails to make such an application, a Dissenting Shareholder has the right to so apply for such determination within a further 20 days. If an application is made by either party, the Dissenting Shareholder will be entitled to be paid the amount fixed by the Court. On any such application to the Court:

         (a) all Dissenting Shareholders whose La Teko Shares have not been purchased by La Teko (the "Objecting Dissenting Shareholders") will be joined as parties and will be bound by the decision of the Court;

         (b) La Teko will notify each Objecting Dissenting Shareholder of the date, place and consequences of the application and of his, her or its right to be heard in person or by counsel; and

         (c) the Court will fix a fair value for the La Teko Shares of all Objecting Dissenting Shareholders.

         Any notice required to be given by La Teko, a Dissenting Shareholder or an Objecting Dissenting Shareholder to the other in connection with the exercise of the Dissent Right will be deemed to have been given and received, if personally delivered, on the day of delivery, or, if mailed, on the earlier of the date of receipt and the second business day after the day of mailing, or, if sent by telecopier or other similar form of transmission, the first business day after the date of transmittal.

         A La Teko Shareholder who:

         (a) properly exercises the Dissent Right by strictly complying with all of the Dissent Procedures required to be complied with by a Dissenting Shareholder or an Objecting Dissenting Shareholder, will

               (i) be bound by the Dissent Rights set forth in Article Five of the Plan of Arrangement,

               (ii)  be deemed not to have participated in the Arrangement, and

               (iii) cease to have any rights as a La Teko Shareholder other than the right to be paid the fair value of the La Teko Shares by La Teko in accordance with the Dissent Procedures, or

         (b)   seeks to exercise the Dissent Right, but

               (i) who for any reason does not properly fulfil each of the Dissent Procedures required to be completed by a Dissenting Shareholder or an Objecting Dissenting Shareholder, or

               (ii) subsequent to giving his or her Notice of Dissent, acts inconsistently with such dissent,

                     will be deemed to have participated in the Arrangement on the same basis as each non-dissenting La Teko Shareholder and will be issued such Kinross Shares as he or she is entitled.

         Dissenting Shareholders who abandon their dissent to the Arrangement by giving notice to La Teko by registered mail at its head office at Suite 500, 625 Howe Street, Vancouver, British Columbia V6C 2T6, marked to the attention of the Corporate Secretary, will be deemed to have participated in the Arrangement on the same basis as each non-dissenting La Teko Shareholder and will be issued such Kinross Shares, as he or she is entitled.

         La Teko Shareholders should consult their legal advisors with respect to the legal rights available to them in relation to the Arrangement and the Dissent Right.

                            THE ARRANGEMENT AGREEMENT

         The descriptions in this Proxy Circular of the terms and conditions of the Arrangement and the Arrangement Agreement are qualified in their entirety by reference to the copy of the Arrangement Agreement attached as Appendix A hereto and incorporated herein by reference in its entirety. Capitalized terms used in this section but not defined in this Information Statement/Prospectus have the meaning assigned to them in the Arrangement Agreement. LA TEKO SHAREHOLDERS ARE ENCOURAGED TO READ THE ARRANGEMENT AGREEMENT IN ITS ENTIRETY.

GENERAL

         At the Effective Time, the La Teko Shares (excluding La Teko Shares already held by LT Acquisition and those La Teko Shares held by La Teko Nevada and Dissenting Shareholders) will be exchanged with LT Acquisition for Kinross Shares. Following the Arrangement, La Teko will become a subsidiary of LT Acquisition. The directors and officers of LT Acquisition immediately prior to the Effective Time will become the directors and officers of the La Teko, in each case until their respective successors are duly elected and qualified.

EFFECTIVE TIME

         If the conditions to the consummation of the Arrangement are satisfied or waived, the Final Order will be filed with the Registrar under the BCCA, and the Arrangement will become effective upon such filing or at such later time as agreed to by Kinross and La Teko (the "Effective Time"). The Effective Time is presently anticipated to occur on or about February 26, 1999.

EXCHANGE OF SHARES

         At the Effective Time, by virtue of the Arrangement and without any action on the part of LT Acquisition, Kinross or La Teko or the holders of any securities of La Teko or LT Acquisition:

         (a) other than as described in clause (c), each La Teko Share outstanding immediately prior to the Effective Time will be acquired by LT Acquisition in exchange for 0.44444 of a Kinross Share;

         (b) LT Acquisition shall, at or immediately following the Effective Time, issue one LT Acquisition Share to Kinross for each Kinross Share issued pursuant to the Arrangement at the Effective Time; and

         (c) each La Teko Share outstanding immediately prior to the Effective Time which is held by LT Acquisition, La Teko Nevada and Dissenting Shareholders will not be exchanged.

NO FRACTIONAL SHARES

         Fractional Kinross Shares will not be issued in connection with the Arrangement. Each holder of La Teko Shares exchanged for Kinross Shares pursuant to the Arrangement who would otherwise have been entitled to receive a fraction of a Kinross Share (after taking into account all certificates delivered by such holder) will be paid, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a Kinross Share multiplied by the Average Closing Price. "Average Closing Price" means the average closing price of Kinross Shares on the NYSE Composite Tape (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) for the ten consecutive trading days ending on the third trading day immediately preceding the Effective Time. As soon as practicable after determination of the amount of cash to be paid in lieu of any fractional shares, the Exchange Agent shall make available, in accordance with the Arrangement Agreement, such amounts to the former holders of La Teko Shares.

LA TEKO STOCK OPTIONS; LA TEKO WARRANTS

         As of the Effective Time, each outstanding La Teko Stock Option will become a fully exercisable Substitute Option to purchase that number of Kinross Shares determined by multiplying (i) the number of La Teko Shares subject to such La Teko Stock Option immediately prior to the Effective Time by (ii) the Exchange Ratio, at an exercise price per Kinross Share (rounded up to the nearest 1/10 of one cent) equal to the exercise price per La Teko Share immediately prior to the Effective Date divided by the Exchange Ratio. As of the Effective Time, each Substitute Option shall be subject to the same terms and conditions as were applicable immediately prior to the Effective Time under the related La Teko Stock Option and stock option plan under which it was granted.

         Under the Arrangement Agreement, from and after the Effective Time, each outstanding La Teko Warrant will become a fully exercisable Substitute Warrant to purchase that number of Kinross Shares determined by multiplying (i) the number of La Teko Shares subject to such La Teko Warrant immediately prior to the Effective Time by (ii) the Exchange Ratio, at an exercise price per Kinross Share (rounded up to the nearest 1/10 of one cent) equal to the exercise price per La Teko Share immediately prior to the Effective Date, divided by the Exchange Ratio. As of the Effective Time, each Substitute Warrant will be subject to the same terms and conditions as were applicable immediately prior to the Effective Time under the related La Teko Warrant.

         The La Teko Warrants held by Kinross to purchase 2,000,000 La Teko Shares at a price of $1.05 per La Teko Share on or before May 1, 1999 and at a price of $1.25 on or before May 1, 2000 will be cancelled pursuant to the Arrangement Agreement.

EXCHANGE OF CERTIFICATES

         As soon as practicable after the Effective Time, Kinross will deposit with Montreal Trust Company of Canada (the "Exchange Agent") in trust, for the benefit of La Teko Shareholders, certificates representing the number of Kinross Shares for which the La Teko Shares are exchanged in the Arrangement and cash in consideration of fractional Kinross Shares. Promptly after the Effective Time, a letter of transmittal will be furnished by the Exchange Agent to former La Teko Shareholders or their nominees for use in exchanging their certificates. Each holder of La Teko Shares so exchanged, upon surrender to the Exchange Agent of one or more certificates for cancellation with such letter of transmittal, will be entitled to receive certificates representing the number of whole Kinross Shares to be issued in respect of such La Teko Shares. See "The Arrangement Agreement - Exchange of Shares".

         Until they have surrendered their certificates for exchange, former La Teko Shareholders whose La Teko Shares have been exchanged for Kinross Shares in the Arrangement will not be entitled to receive any dividends or other distributions which may be declared payable to holders of record of Kinross Shares as of any date on or after the Effective Time. Any such dividends or other distributions to which the former La Teko Shareholders are entitled following such surrender will be remitted to the former La Teko Shareholders entitled thereto, without interest, at the time that such La Teko certificates are surrendered for exchange, subject to any applicable abandoned property, escheat or similar laws. In no event will a person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any cash or certificate representing Kinross Shares is to be paid to or issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it is a condition of such exchange that the certificate so surrendered be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Kinross Shares in a name other than that of the registered holder of the certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Neither Kinross nor La Teko will be liable to any holder of La Teko Shares for Kinross Shares, or dividends or distributions with respect thereto, delivered to a public official pursuant to any applicable abandoned property, escheat, or similar law.

         DETAILED INSTRUCTIONS, INCLUDING A LETTER OF TRANSMITTAL, WILL BE MAILED TO LA TEKO SHAREHOLDERS PROMPTLY FOLLOWING THE EFFECTIVE TIME AS TO THE METHOD OF EXCHANGING CERTIFICATES FORMERLY REPRESENTING LA TEKO SHARES FOR CERTIFICATES REPRESENTING KINROSS SHARES. LA TEKO SHAREHOLDERS SHOULD NOT FORWARD LA TEKO SHARE CERTIFICATES UNTIL THEY HAVE RECEIVED THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

REPRESENTATIONS AND WARRANTIES

         The Arrangement Agreement contains various representations and warranties of La Teko, relating to, among other things, the following matters (which representations and warranties are subject, in certain cases, to specified exceptions): (i) organization and good standing; (ii) consents, authorizations and binding effect; (iii) securities documents and financial statements; (iv) title and condition of assets; (v) insurance; (vi) litigation and compliance; (vii) taxes; (viii) employees and employee plans and agreements;
(ix) labour relations; (x) contracts; (xi) absence of certain changes; (xii) subsidiaries; (xiii) capitalization; (xiv) environmental matters; (xv) brokers;
(xvi) reserve reports and reserve estimates; and (xvii) resolution by the La Teko Board as to the fairness of the Arrangement.

         Kinross and LT Acquisition made representations and warranties relating to the following matters (which representations and warranties are subject, in certain cases, to specified exceptions): (i) organization and good standing;
(ii) consents, authorization and binding effect; (iii) securities documents and financial statements; (iv) absence of certain changes; (v) capitalization; (vi) brokers; (vii) valid issuance of Kinross Shares; (viii) tradability of Kinross Shares; (ix) information in the Proxy Circular; and (x) ownership of LT Acquisition, no prior activities and assets of LT Acquisition.

CONDUCT OF BUSINESS PENDING THE MERGER

         Prior to the Effective Time, La Teko will, and will cause its subsidiaries to, conduct their business only in the ordinary and usual course in all material respects and use all reasonable efforts to preserve their business organizations intact and their existing relations with customers, suppliers, employees and business associates.

         Except as required or permitted by the Arrangement Agreement, La Teko will not, and will cause its subsidiaries not to, do any of the following: (i) sell or pledge or agree to sell or pledge any capital stock owned by it in any of its subsidiaries; (ii) amend its Memorandum or Articles (or like charter documents) or By-laws; (iii) subdivide, split, combine, consolidate or reclassify any of its outstanding shares of capital stock; (iv) declare, set aside or pay any dividend or make any other distribution payable in cash, shares, stock, securities or property; (v) repurchase, redeem or otherwise acquire, directly or indirectly, any of its capital stock or any securities convertible into or exchangeable or exercisable into any of its capital stock;
(vi) incur, guarantee, assume or modify any additional course of indebtedness for borrowed money other than in the ordinary course of business; (vii) enter into any material transaction not in the ordinary course of its business consistent with past practice; (viii) issue, sell, pledge, dispose of or encumber, or authorize or propose the issuance, sale, pledge, disposition, or encumbrance of, any of its capital stock, or any securities convertible into or exchangeable or exercisable for, or options, puts, warrants, calls, commitments or rights of any kind to acquire, any of its shares of capital stock other than La Teko Shares issued or pursuant to the exercise or conversion of outstanding options or warrants; (ix) transfer, lease, license, sell, mortgage, pledge, encumber, or dispose of any material property or assets other than in the ordinary and usual course of business consistent with past practice; (x) make, whether by arrangement, amalgamation, consolidation or purchase, any material acquisition of, or investment in, assets, shares, capital stock or other securities of any other person or entity,
(xi) except as may be required to satisfy contractual obligations existing on the date of the Arrangement Agreement and the requirements of applicable Law, establish, adopt, enter into, make, amend in any material respect, or make any material elections under any collective bargaining agreement or Employee Plan or enter into any new, or amend in any material respect, any existing employment, consulting or other agreement providing compensation or benefits to any executive employee or director except for employment agreements with new employees entered into in the ordinary course of business, which agreements do not provide for the payment of "golden parachutes" or other amounts in respect of severance which are triggered by the Arrangement; (xii) implement any change in accounting principles, practices, or methods, other than as required by U.S. GAAP; (xiii) alter its corporate structure or ownership; (xiv) withdraw, permit or consent to the removal of any assets of any Employee Plan other than for the purpose of paying benefits in the ordinary course and payment of expenses in accordance with past practice and under the terms of such plan; and (xv) authorize or enter into any agreement or understanding of any type whatsoever, whether written or oral, to take any of the above actions.

INDEMNIFICATION

         All rights to indemnification existing in favour of the present or former directors, officers, employees, fiduciaries and agents of La Teko or any of its subsidiaries (the "Indemnified Parties") as provided in La Teko's Memorandum or Articles or pursuant to other agreements, or certificates of incorporation or by-laws or similar documents of any of La Teko's subsidiaries, in effect as of the date of the Arrangement Agreement, with respect to matters occurring through the Effective Time, will survive the Arrangement and will continue in full force and effect for a period of not less than six years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim asserted, made or commenced within such period will continue until the final disposition of such claim.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be provided to directors, officers or persons controlling La Teko pursuant to the foregoing provisions, La Teko has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

TAKEOVER PROPOSALS

         The Arrangement Agreement provides that La Teko will not (and will use its best efforts to ensure that none of its subsidiaries or their respective directors do not, and will not permit their officers, employees, representatives or advisers to) directly or indirectly: (i) solicit, initiate or engage in discussions or negotiations with any person, encourage submission of any inquiries, proposals or offers by or take any other action intended or designed to facilitate the efforts of any person, other than Kinross, relating to a La Teko Competing Proposal; or (ii) provide non-public information with respect to La Teko or any of its subsidiaries or afford access to the properties, books or records of the same to any person, other than Kinross, that may wish to propose or pursue a La Teko Competing Proposal. Notwithstanding the foregoing, prior to the Meeting, in response to an unsolicited bona fide La Teko Competing Proposal from a third party with whom La Teko and its subsidiaries deal at arms length (as such term is defined in the Canadian Tax Act) that in the good faith opinion of the La Teko Board (based upon the advice of an independent nationally-recognized financial adviser and outside legal counsel) would reasonably be expected to result in a La Teko Superior Proposal, La Teko may furnish information or access to the person making the La Teko Competing Proposal or participate in negotiations regarding such La Teko Competing Proposal, but in each case only if the La Teko Board determines in good faith, based upon the advice of outside legal counsel, that such action is necessary in order for the La Teko Board to act in a manner consistent with its fiduciary duties under applicable law and La Teko immediately advises Kinross orally and in writing and continues to keep Kinross fully and timely informed of the circumstances and La Teko provides prior written notice to Kinross of its intention to proceed.

         La Teko has agreed that the La Teko Board will not: (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Kinross, the approval by the La Teko Board of the Arrangement or the Arrangement Agreement;
(ii) approve or recommend, or propose to approve or recommend, any La Teko Competing Proposal; or (iii) cause or permit La Teko or any of its subsidiaries to enter into any agreement, including an agreement in principle or letter of intent, to effect a La Teko Competing Proposal. Notwithstanding the foregoing, prior to the Meeting, if La Teko has received a La Teko Superior Proposal, the La Teko Board may (A) withdraw or modify its recommendation of the Arrangement or the Arrangement Agreement, (B) approve or recommend a La Teko Superior Proposal or (C) cause La Teko or any of its subsidiaries to enter into an agreement to effect a La Teko Superior Proposal if the La Teko Board determines in good faith, based on the advice of outside legal counsel, that such action is necessary for the La Teko Board to act in a manner consistent with its fiduciary duties, provides Kinross with specified notice and pays to Kinross a termination fee of Cdn.$500,000 and reimburse out-of-pocket expenses up to a maximum of Cdn.$100,000 and Kinross Expenses.

         The term "La Teko Competing Proposal" means the possible acquisition of, or business combination with, La Teko or any of its material subsidiaries (whether by way of arrangement, amalgamation, consolidation, take-over bid, tender offer, purchase of shares, purchase of assets, or otherwise); the possible acquisition of any material portion of its or their shares of capital stock or assets; any take-over bid, stock-exchange take-over bid or other acquisition or purchase that, if consummated, would result in any person beneficially owning more than 10% of any class of equity securities of La Teko; or any other transaction, the consummation of which would reasonably be expected to prevent or materially impede, interfere with or delay the consummation of the Arrangement.

         The term "La Teko Superior Proposal" means any bona fide written La Teko Competing Proposal that is a definitive proposal to acquire, directly or indirectly, for consideration consisting of cash and/or readily marketable securities, either 100% of the voting power of the outstanding La Teko Shares or all or substantially all of the assets and liabilities of La Teko; the terms of which in the good faith judgement of the La Teko Board (based on the written opinion of an independent nationally-recognized financial adviser) provides consideration to La Teko's shareholders that is superior to the consideration provided by the Arrangement (after taking into account any modifications to the Arrangement Agreement proposed by Kinross); and such proposal, in the good faith judgement of the La Teko Board (based on the advice of an independent nationally-recognized financial adviser) is readily financeable, is reasonably likely to be approved by the shareholders of La Teko in accordance with applicable law and is reasonably likely to be consummated without unreasonable delay compared to the Arrangement.

CONDITIONS TO CONSUMMATION OF THE ARRANGEMENT

         MUTUAL CONDITIONS. The obligations of La Teko, Kinross and LT Acquisition to consummate the Arrangement are subject to the satisfaction of the following conditions, all but (a), (b) and (c) of which may be waived only with the consent in writing of La Teko and Kinross:

     (a) receipt of the Interim Order in a form satisfactory to each of the parties;

     (b) the Arrangement with or without variation, shall have been approved by the La Teko Shareholders in accordance with the Interim Order;

     (c) the Final Order shall have been obtained in a form satisfactory to each of the parties;

     (d) no temporary restraining order, preliminary injunction, permanent injunction or other order preventing the consummation of the Arrangement shall have been issued by any federal, state, or provincial court (whether domestic or foreign) having jurisdiction and remain in effect;

     (e) there shall have been authorized for listing on the NYSE and TSE, subject to official notice of issuance and other normal conditions, the Kinross Shares issuable pursuant to the Arrangement and upon the exercise of the Substitute Warrants and the Substitute Options;

     (f) any required approvals or exemption orders of state or provincial securities administrators shall have been obtained and appropriate filings made. On the Closing Date, no stop order, cease trade order or similar restraining order that has been entered by the SEC, the OSC or any other state or provincial securities administrator in relation to the Kinross Shares or the La Teko Shares shall still be in effect; and

     (g) there shall not be pending or threatened any suit, action or proceeding by any governmental entity, before any court or governmental authority, agency or tribunal, domestic or foreign, that has a significant likelihood of success, seeking to restrain or prohibit the consummation of the Arrangement or any of the other transactions contemplated by the Arrangement Agreement or seeking to obtain from Kinross or LT Acquisition any damages that are material in relation to Kinross, La Teko and their subsidiaries taken as a whole.

           CONDITIONS TO KINROSS' AND LT ACQUISITION'S OBLIGATIONS TO CONSUMMATE THE ARRANGEMENT. The obligations of Kinross and LT Acquisition to consummate the Arrangement are subject to the satisfaction of the following conditions on or prior to the Closing Date, each of which may be waived by Kinross and LT
Acquisition:

     (a) the representations and warranties of La Teko, qualified as to materiality, shall be true and correct, and the representations and warranties not so qualified shall be true and correct;

     (b) La Teko shall have performed and complied in all material respects with all covenants and agreements required by the Arrangement Agreement to be performed or complied with by La Teko prior to or on the Closing Date and shall have received certificates;

     (c) there shall not have occurred since the date of the Arrangement Agreement any Material Adverse Change (as defined in the Arrangement Agreement) in La Teko and its subsidiaries;

     (d) the consents, waivers, approvals, and authorizations expressly designated previously by Kinross as required to be obtained as a condition to Closing shall have been obtained; and

     (e) at the Meeting, holders of La Teko Shares holding in the aggregate no greater than 5% of the outstanding La Teko Shares shall have given their initial Notice of Dissent to the Arrangement.

           CONDITIONS TO LA TEKO'S OBLIGATIONS TO CONSUMMATE THE ARRANGEMENT. The obligation of La Teko to consummate the Arrangement is subject to the satisfaction of the following conditions on or prior to the Closing Date, each of which may be waived by La Teko:

     (a) the representations and warranties of Kinross and LT Acquisition, qualified as to materiality, shall be true and correct;

     (b) Kinross and LT Acquisition shall have performed and complied in all material respects with all covenants and agreements required by the Arrangement Agreement to be performed or complied with by Kinross or LT Acquisition prior to or on the Closing Date;

     (c) there shall not have occurred any Material Adverse Change (as defined in the Arrangement Agreement) in Kinross and its subsidiaries, taken as a whole, since the date of the Arrangement Agreement;

     (d) the consents, waivers, approvals, and authorizations expressly designated previously by La Teko as required to be obtained as a condition to Closing shall have been obtained; and

     (e) La Teko shall have received prior to the Meeting Date, the Fairness Opinion of Goepel as to the fairness of the Arrangement from a financial point of view to the shareholders of La Teko and such Fairness Opinion shall have been reconfirmed as of the Effective Date.

TERMINATION

         The Arrangement Agreement may be terminated prior to the Effective
Time: (i) by mutual written consent of Kinross and La Teko; (ii) by either Kinross or La Teko if any of the representations and warranties shall have proven false in any material respect; (iii) by either Kinross or La Teko if there have been a material breach of any of the covenants and agreements on the part of the other and such breach, if curable, has not been cured within 15 days of receipt of notice of such breach from the non-breaching party; (iv) by either Kinross or La Teko if any permanent order or other action of a court or other competent authority preventing the consummation of the Arrangement shall have become final and non-appealable; (v) by either Kinross or La Teko if the Arrangement is not completed by June 30, 1999; (vi) by Kinross if: (A) the La Teko Board withdraws or modifies in any manner adverse to Kinross its approval or recommendation of the Arrangement Agreement or the Arrangement or approves or recommends a La Teko Competing Proposal; (B) La Teko enters into an agreement to effect a La Teko Competing Proposal; (C) a meeting of the La Teko Shareholders called for the purpose of voting on the Arrangement shall have been convened and the La Teko Shareholders shall have failed to approve the Arrangement; (D) La Teko wilfully fails to use all reasonable efforts to obtain its shareholders' approval of the Arrangement or the La Teko Board withdraws or modifies in any manner adverse to Kinross its approval or recommendation of the Arrangement Agreement, approves or recommends, or proposes to approve or recommend, any La Teko Competing Proposal, or causes or permits La Teko to enter into an agreement to effect a La Teko Competing Proposal; (E) Kinross has determined, acting reasonably, that the estimated costs to remediate any environmental problems and estimated liabilities disclosed to Kinross or which have come to the attention of Kinross through the conduct of due diligence or otherwise shall exceed $2,000,000, or the amount of any fines or penalties levied, or which Kinross reasonably determines are likely to be levied with respect to such environmental problems, exceeds $200,000; or (F) Kinross in its absolute discretion shall have determined that taxes, including penalties or fines levied, to be paid by La Teko pursuant to or arising from any reassessment or an audit or which have come to the attention of Kinross through the conduct of due diligence or otherwise shall exceed $100,000; (vii) by La Teko if: the Kinross Board withdraws or modifies in a manner adverse to La Teko, its approval of the Arrangement Agreement or the Arrangement, and (viii) by Kinross or La Teko if the La Teko Board has not received the Fairness Opinion in form and content satisfactory to the La Teko Board by March 1, 1999.

CERTAIN FEES AND EXPENSES

         The Arrangement Agreement provides that, except as described below, whether or not the Arrangement is consummated, La Teko, Kinross and LT Acquisition shall each bear their own legal fees and other costs and expenses with respect to the negotiation, execution and delivery of the Arrangement Agreement and the consummation of the Arrangement. La Teko and Kinross estimate that they will incur costs of $310,000 and $190,000, respectively, for legal, accounting fairness opinion, printing, solicitation and other costs in connection with the Arrangement.

         If Kinross terminates the Arrangement Agreement in the circumstances described in clause (iii) or clause (vi)(A), (B) or (D) under "The Arrangement Agreement -Termination" above, La Teko must pay to Kinross a fee (the "Kinross Termination Fee") of Cdn.$500,000 and shall reimburse Kinross as promptly as practicable for all out-of-pocket costs up to a maximum of Cdn.$100,000 (the "Kinross Expenses") incurred by Kinross in connection with the Arrangement; provided, however, that in the event of a payment which is required to be made in the circumstances described in clause (ii) or clause (vi)(F) above, instead of payment of the Kinross Termination Fee and the Kinross Expenses, Kinross shall only be entitled to reimbursement of the Kinross Expenses up to a maximum of Cdn.$100,000.

         If La Teko terminates the Arrangement Agreement pursuant to any provision of clause (iii) or clause (vii) under "The Arrangement Agreement - Termination" above, Kinross must promptly pay to La Teko a fee (the "La Teko Termination Fee") of Cdn.$500,000 in the aggregate and reimburse La Teko as promptly as practicable for all out-of-pocket costs up to a maximum of Cdn.$175,000, including Cdn.$75,000 for the Fairness Opinion (the "La Teko Expenses"), incurred by La Teko in connection with the Arrangement, provided however, that in the event of a payment which is required to be made in circumstances described in clause (ii) above, instead of payment of the La Teko Termination Fee and La Teko Expenses, La Teko shall only be entitled to reimbursement of the La Teko Expenses up to a maximum of Cdn.$175,000.

WAIVERS AND AMENDMENTS

         The waiver of any term or condition of the Arrangement Agreement, or any amendment or supplement to the Arrangement Agreement, will be effective only if in writing. A waiver of any breach or failure to enforce any of the terms or conditions of the Arrangement Agreement will not in any way affect, limit, or waive a party's rights under the Arrangement Agreement at any time to enforce strict compliance thereafter with every term or condition to the Arrangement Agreement.

              CAPITALIZATION AND DESCRIPTION OF KINROSS SECURITIES

         The authorized capital of Kinross consists of an unlimited number of Kinross Shares and 384,613 redeemable retractable preferred shares ("Kinross Preferred Shares"), of which 292,171,811 Kinross Shares and 384,613 Kinross Preferred Shares were issued and outstanding as of November 30, 1998. As of November 30, 1998, 14,668,464 Kinross Shares are reserved for issuance upon the conversion of outstanding convertible debentures, 3,175,170 Kinross Shares are reserved for issuance upon the conversion of the Kinross Preferred Shares, 8,925,673 Kinross Shares are reserved for issuance pursuant to the conversion rights attached to the shares of $3.75 Series B Convertible Preferred Stock (the "Kinam Series B Preferred Shares") of Kinam Gold Inc. ("Kinam") and 8,775,449 Kinross Shares are reserved for issuance pursuant to the exercise of common share purchase warrants. In addition, please see "Kinross Management - Kinross Share Incentive Plan". The following is a description of the Kinross Shares and the securities convertible into Kinross Shares.

KINROSS SHARES

         A summary of the terms and provisions of the Kinross Shares is set forth below.

         DIVIDENDS. Holders of Kinross Shares are entitled to receive dividends when, as and if declared by the Kinross Board out of funds legally available therefor, provided that if any Kinross Preferred Shares or any other shares of preferred stock are at the time outstanding, the payment of dividends on Kinross Shares or other distributions (including repurchases of Kinross Shares by Kinross) will be subject to the declaration and payment of all cumulative dividends on outstanding Kinross Preferred Shares and any other shares of preferred stock which are then outstanding.

         LIQUIDATION. In the event of the dissolution, liquidation or winding up of Kinross, Kinross Shareholders are entitled to share rateably in any assets remaining after the satisfaction in full of the prior rights of creditors, including holders of Kinross' indebtedness, and the payment of the aggregate liquidation preference of the Kinross Preferred Shares, and any other shares of preferred stock then outstanding.

         VOTING. Kinross Shareholders are entitled to one vote for each share on all matters voted on by shareholders, including election of directors. Kinross Shareholders have no cumulative voting rights.

         NO OTHER RIGHTS. The Kinross Shareholders do not have any conversion, redemption or pre-emptive rights.

         TRANSFER AGENTS. The transfer agents for the Kinross Shares are Montreal Trust Company of Canada, 151 Front Street West, 8th Floor, Toronto, Ontario, Canada MJ5 2N1 and Bank of Nova Scotia Trust Company of New York, One Liberty Plaza, New York, New York 10006 USA.

         LISTING. The outstanding Kinross Shares are listed on the TSE and the NYSE. The TSE and the NYSE have conditionally approved the listing of the Kinross Shares to be issued or issuable in connection with the Arrangement subject to Kinross fulfilling the requirements of such exchanges.

KINROSS PREFERRED SHARES

         A summary of the terms and provisions of the Kinross Preferred Shares is set forth below.

         DIVIDENDS. Holders of Kinross Preferred Shares are entitled to receive fixed cumulative preferential cash dividends as and when declared by the Kinross Board at an annual rate of Cdn.$0.80 per share payable in equal quarterly instalments on the first day of January, April, July and October in each year.

         CONVERSION. Holders of Kinross Preferred Shares are entitled at any time to convert all or any part of their Kinross Preferred Shares into Kinross Shares on the basis of 8.2555 Kinross Shares for each Kinross Preferred Share so converted, subject to usual anti-dilution adjustments.

         REDEMPTION; PUT RIGHT. Kinross may at any time redeem all or any part of the Kinross Preferred Shares at a price of Cdn.$10.00 per share, together with an amount equal to all dividends accrued and unpaid thereon, whether or not declared, to and including the date of redemption (collectively the "Redemption Price"). The holders of Kinross Preferred Shares are entitled to require Kinross to redeem all or any part of their Kinross Preferred Shares at a price equal to the Redemption Price on a five-day written notice to Kinross.

         OTHER PAYMENTS. So long as any Kinross Preferred Shares are outstanding, Kinross is not permitted, without the approval of the holders of the Kinross Preferred Shares, to declare or pay dividends on or redeem, purchase for cancellation or otherwise retire shares of Kinross ranking junior to the Kinross Preferred Shares unless all dividends on the Kinross Preferred Shares have been paid and, after giving effect to such payment, Kinross would still be in a legal position to redeem all of the Kinross Preferred Shares then outstanding prior to any payment being made to any security ranking junior to the Kinross Preferred Shares.

         VOTING RIGHTS. The holders of Kinross Preferred Shares are not entitled (except as required by law) to receive notice of or to attend or vote at any meeting of shareholders of Kinross.

         LIQUIDATION PREFERENCE. In the event of the liquidation, dissolution or winding-up of Kinross, holders of Kinross Preferred Shares will have preference over holders of Kinross Shares and will be entitled to receive an amount equal to the Redemption Price.

CONVERTIBLE DEBENTURES

         The 5.5% convertible unsecured subordinated debentures (the "Kinross Debentures") of Kinross were issued pursuant to an indenture dated December 5, 1996 made between Kinross and Montreal Trust Company of Canada as trustee. At the holder's option, the Kinross Debentures are convertible into Kinross Shares at a conversion price of Cdn.$13.35 per share, being a rate of 74.906 Kinross Shares per Cdn.$1,000 principal amount of Kinross Debentures. The Kinross Debentures are redeemable after June 30, 2000, until December 31, 2001, at par plus accrued and unpaid interest, but only if the weighted average price at which the Kinross Shares have traded on the TSE during the 20 consecutive trading days ending on the fifth day prior to the date on which notice of redemption is given is at least 125% of the conversion price if given on or after June 30, 2000, and prior to December 31, 2001. The Kinross Debentures will be redeemable at any time on or after January 1, 2002, at par plus accrued and unpaid interest. Kinross may, at its option, elect to satisfy its obligation to pay the principal amount of the Kinross Debentures upon redemption or at maturity by issuing and delivering to the holders, for each Cdn.$1,000 principal amount of Kinross Debentures, the greater of: (i) that number of Kinross Shares obtained by dividing such aggregate principal amount by 95% of the weighted average trading price of the Kinross Shares on the TSE for the 20 consecutive trading days ending on the fifth trading day prior to the date that on which notice of such election is first given; and (ii) that number of Kinross Shares obtained by dividing such aggregate principal amount by 95% of the weighted average trading price of the Kinross Shares on the TSE for the 20 consecutive trading days ending on the fifth trading day prior to the redemption date or the maturity date, as the case may be.

KINAM SERIES B PREFERRED SHARES

         There are 1,840,000 Kinam Series B Preferred Shares currently outstanding. A summary of the terms and provisions of the Kinam Series B Preferred Shares is set forth below:

         DIVIDENDS. The holders of Kinam Series B Preferred Shares are entitled to receive dividends at an annual rate of $3.75 per share, which is cumulative, accrues without interest and is payable in cash in equal quarterly instalments. The Kinam Series B Preferred Shares rank, as to dividends, on a parity with the Kinam Series A Preferred Shares and no dividends may be made on the Kinam Series B Preferred Shares for any period unless full cumulative dividends have been paid, are paid contemporaneously or are set apart for payment on any Kinam Series A Preferred Shares outstanding.

         LIQUIDATION PREFERENCE. Upon the liquidation, dissolution or winding up of Kinam, the holders of Kinam Series B Preferred Shares are entitled to receive from the assets of Kinam an amount equal to the dividends accrued and unpaid thereon to the date of final distribution to such holders, whether or not declared, without interest, and a sum equal to $50.00 per share. Payment to the holders of Kinam Series B Preferred Shares will be made before any payment is made or any assets distributed to holders of Kinam Shares or any other class or series of Kinam's capital stock ranking junior as to liquidation rights to the Kinam Series B Preferred Shares. The Kinam Series B Preferred Shares rank, as to liquidation rights, on a parity with the Kinam Series A Preferred Shares.

         REDEMPTION AT OPTION OF KINAM. The Kinam Series B Preferred Shares are redeemable at the option of Kinam, in whole or, from time to time, in part, at the following redemption prices per share, if redeemed during the 12-month period commencing on August 15 of the year indicated:


   YEARS                                                     PRICE PER SHARE
   -----                                                     ---------------
   1998...................................................       $52.250
   1999...................................................        51.875
   2000...................................................        51.500
   2001...................................................        51.125
   2002...................................................        50.750
   2003...................................................        50.375
   2004 and thereafter....................................        50.000


plus in each case accrued and unpaid dividends to, but excluding, the date of redemption.

         CONVERSION. The holder of any Kinam Series B Preferred Shares has the right, at the option of the holder, to convert any and all Kinam Series B Preferred Shares held by such holder into Kinross Shares at any time. Each Kinam Series B Preferred Shares is convertible into that number of Kinross Shares (the "Conversion Share Number") obtained by dividing $50.00 by the conversion price in effect at the time. The conversion price is $10.3073 or 4.851224 Kinross Shares for each Preferred Share, and is subject to adjustment upon certain events, including: (i) the issuance of shares of common stock of Kinam (the "Kinam Shares") as a dividend or distribution on the Kinam Shares; (ii) a combination, subdivision or reclassification of the Kinam Shares; (iii) the issuance to all holders of Kinam Shares of rights, options or warrants entitling them to subscribe for or to purchase Kinam Shares at a price per share less than the then current market price; and (iv) the distribution to all holders of Kinam Shares of capital stock (other than Kinam Shares), evidences of indebtedness of Kinam, assets (excluding regular periodic cash dividends), or rights, options or warrants to subscribe for or to purchase securities of Kinam. No adjustment will be made to the conversion price unless such adjustment would require an increase or decrease of at least one percent of such price.

         VOTING RIGHTS. The holders of Kinam Series B Preferred Shares are not entitled to vote except as described below or as required by law. The holders of Kinam Series B Preferred Shares have 1.4 votes for each Kinam Series B Preferred Share held on each matter on which holders of Kinam Shares or holders of Kinam Shares generally are entitled to vote. Except as otherwise provided by the Kinam Certificate of Incorporation or by applicable law, the holders of Kinam Series B Preferred Shares and the holders of Kinam Shares (and any other shares of capital stock of Kinam at the time entitled to vote) will vote together as one class on all matters submitted to a vote of the Kinam stockholders. Kinam Series B Preferred Shares held by Kinam or any entity controlled by Kinam do not have voting rights and are not counted in determining the presence of a quorum. If dividends on the Kinam Series B Preferred Shares are in arrears in an amount equal to at least six quarterly dividend payments (whether or not consecutive), the number of members of the Board of Kinam will be increased by two and the holders of Kinam Series B Preferred Shares, voting separately as a class, will have the right to elect two additional directors to Kinam's Board of Directors during that period that such dividends remain in arrears. The affirmative vote or consent of the holders of at least 66 2/3% of all outstanding Kinam Series B Preferred Shares is required for Kinam (i) to amend, alter or repeal any provision of the Certificate of Incorporation or By-laws of Kinam so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Kinam Series B Preferred Shares, (ii) to authorize, issue or increase the authorized amount of any additional class or series of stock, or any security convertible into stock of such class or series, ranking senior to the Kinam Series B Preferred Shares as to the payment of dividends or upon liquidation, dissolution or winding up of Kinam or (iii) to effect any reclassification of the Kinam Series B Preferred Shares.

         NO PRE-EMPTIVE RIGHTS. The Kinam Series B Preferred Shares do not have any pre-emptive or subscription rights in respect of any securities of Kinam or Kinross.

KINROSS WARRANTS

         Cyprus Amax holds common share purchase warrants (the "Kinross Warrants") to purchase an aggregate of 8,775,449 Kinross Shares at an exercise price of $5.9826 per Kinross Share until June 1, 2001.

DIVIDEND POLICY

         Kinross has no fixed dividend policy with respect to the Kinross Shares. Dividend distributions will be considered by the Kinross Board from time to time having regard to Kinross' operating results, capital requirements and general financial condition and requirements. No dividends have been paid to the holders of Kinross Shares by Kinross to date. For the foreseeable future, it is anticipated that Kinross will use earnings, if any, to finance its growth and that dividends will not be paid to shareholders, other than dividends payable to the holders of Kinam Series B Preferred Shares and Kinross Preferred Shares in accordance with the respective terms thereof.

      COMPARISON OF RIGHTS OF HOLDERS OF LA TEKO SHARES AND KINROSS SHARES

         The rights of holders of La Teko Shares are currently governed by British Columbia law, particularly the BCCA and the Memorandum and Articles of La Teko. On consummation of the Arrangement, holders of La Teko Shares will become holders of Kinross Shares and their rights as holders of Kinross Shares will be governed by the OBCA and the Articles of Amalgamation and By-laws of Kinross. While it is not practical to summarize all of the legal differences between the rights of holders of La Teko Shares and Kinross Shares, all differences believed to be material that could affect the rights of the holders of La Teko Shares are set forth below. The following summary does not purport to be complete and is qualified in its entirety by reference to the BCCA and the OBCA, the Memorandum and Articles of La Teko, and the Articles of Amalgamation and By-laws of Kinross.

         QUORUM. La Teko's Articles require three individuals present at the commencement of a Shareholders' meeting holding or representing by proxy shares carrying not less than 5% of the votes eligible to be cast at a shareholders' meeting to constitute a quorum. Kinross' By-laws require two shareholders entitled to vote not less than 5% of the shares entitled to vote be present at a shareholders' meeting to constitute a quorum.

         AMENDMENTS TO THE GOVERNING DOCUMENTS. Under the BCCA, certain extraordinary corporate actions require prior approval by special resolution of the shareholders of the Corporation. A special resolution is a resolution passed at a meeting by not less than 75% of the votes cast by the members entitled to vote on the resolution. In certain cases, separate voting by class or series of shares is required. As well, where the extraordinary corporate action being considered is an amalgamation, court approval is required as well.

         Under the OBCA, certain extraordinary corporate actions also require prior approval by special resolution; however, the threshold for approval is 66 2/3 of the votes cast rather than 75% of such votes.

         DISSENTER'S RIGHTS. The BCCA provides that members of a British Columbia corporation who are entitled to vote on certain matters also are entitled to exercise certain statutory dissent rights and to be paid the fair value of their shares in connection therewith. Such matters include amalgamations, certain amendments to the corporation's articles, continuing the corporation to another jurisdiction and a sale, lease or exchange of all or substantially all of the property of the corporation. The BCCA does not provide a statutory dissent right in respect of arrangements.

         The OBCA also provides a statutory dissent right to shareholders in respect of certain actions being taken by a corporation. Such dissent right applies in circumstances which are similar to those set out in the BCCA, except that the OBCA provides for a statutory right of dissent in respect of arrangements.

         The procedures whereby a shareholder or member can exercise its dissent right and be paid fair value for its shares differ between the BCCA and the OBCA.

         OPPRESSION REMEDY. The BCCA contains an oppression remedy whereby a member has the right to apply to Court on the grounds that the corporation is acting or proposes to act in a way that is prejudicial to the member. A Court may make such order as it sees fit. For purposes of the oppression remedy provisions of the BCCA, members include shareholders and any other persons who in the Court's discretion are proper complainants.

         The OBCA provides an oppression remedy that enables a court to make any order to rectify the matters which are the subject of a complaint. The essence of a successful complaint is that:

     (a) any act or omission of the corporation or any affiliates effects a result;

     (b) the business or affairs of the corporation or any of its affiliates are or have been carried on or conducted in a manner; or

     (c) the powers of the directors of the corporation or any of its affiliates are or have been exercised in a manner,

that is oppressive or unfairly prejudicial to or that unfairly disregards the interest of any security holder, creditor, director or officer of the corporation. The class of persons who are expressly entitled to be complainants is broader than under the BCCA. Similarly, the remedy available to a court where oppression is found is flexible and broad.

         DERIVATIVE ACTION. Under the BCCA, a member or director of a corporation may, with judicial leave, bring an action in the name and on behalf of the corporation to enforce an obligation owed to the corporation that could be enforced by the corporation itself or to obtain damages for any breach of such an obligation. The derivative action also extends to any other person who at the discretion of a court is a proper person to make an application to bring a derivative action.

         Under the OBCA, a complainant may apply to court for leave to bring an action in the name and on behalf of a corporation or any subsidiary or to intervene in an existing action to which any such body corporate is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of the body corporate. The Court in a derivative action has the power to make any order that it thinks fit. The derivative action right under the OBCA extends to officers and former officers, former shareholders and former directors of a corporation or its affiliates as well as to the broad class of persons who at the discretion of a court are proper persons to make an application to bring a derivative action.

         SHAREHOLDER CONSENT IN LIEU OF MEETING. Under the BCCA, member action in respect of the matters that are the subject of an annual meeting of a corporation that is not a reporting company may be taken by written resolution signed by all members who would be entitled to vote thereon at such meeting.

         Under the OBCA, such a procedure also is available and may be used in respect of any special meetings of shareholders as well as at the annual meeting.

         DIRECTOR QUALIFICATIONS. Under the BCCA, a reporting company must have a minimum of three directors. A majority of the directors must be ordinarily resident in Canada and at least one director must be ordinarily resident in British Columbia.

         A majority of the directors of a OBCA corporation generally must be resident Canadians.

         FIDUCIARY DUTIES OF DIRECTORS. Directors of a corporation governed by the BCCA have fiduciary obligations to a corporation. Directors must act honestly and in good faith with a view to the best interests of the corporation and are required to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Directors of corporations governed by the OBCA are subject to similar duties and standards.

         CLASSIFIED BOARD. The Kinross Board is divided into three classes and, following a transitional period, approximately one-third of Kinross' directors will be elected for three-year terms in each year during successive three-year cycles. The OBCA expressly permits classified boards of directors. See "Risk Factors - Risks Related to the Arrangement - Anti-Take-over Effect of Classified Board."

       UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS OF THE ARRANGEMENT

         The following summary discusses the material U.S. federal income tax consequences to La Teko Shareholders of the Arrangement and of acquiring, owning and disposing of Kinross Shares. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, (the "Code"),Treasury regulations promulgated thereunder, administrative rulings and judicial decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. Any change in currently applicable law, which may or may not be retroactive, or failure of any of the factual representations made by Kinross or La Teko to be true, correct and complete in all material respects could affect the continuing validity of this discussion. The discussion assumes that La Teko Shareholders hold their La Teko Shares as a capital asset within the meaning of Section 1221 of the Code. Further, the discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular shareholder in light of his or her personal investment circumstances or to shareholders subject to special treatment under the federal income tax laws such as insurance companies, tax-exempt organizations, dealers in securities or foreign currency, banks, trusts, persons that hold their La Teko Shares as part of a straddle, a hedge against currency risk, a constructive sale or conversion transaction, persons that have a functional currency other than the U.S. dollar, investors in pass-through entities, shareholders who acquired their La Teko Shares through the exercise of options or otherwise as compensation or through a tax-qualified retirement plan, holders of options and performance share units granted under any La Teko benefit plan or persons that, as a result of the Arrangement, will own, directly or indirectly, at least 10% of the total combined voting power of Kinross. Furthermore, this discussion does not consider the potential effects of any state, local or foreign tax laws.

         Neither Kinross nor La Teko has requested a ruling from the IRS with respect to any of the U.S. federal income tax consequences of the Arrangement or of acquiring, owning and disposing of Kinross Shares and, as a result, there can be no assurance that the IRS will not disagree with or challenge any of the conclusions set forth herein.

         For purposes of this discussion: (a) "U.S. Holder" means (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized under the laws of the United States or any political subdivision thereof or therein or (iii) an estate or trust the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source, and (b) "Non-U.S. Holder" means any person that (i) is not a U.S. Holder, (ii) is not engaged in the conduct of a trade or business within the United States and (iii) is not present in the United States for 183 days or more during any taxable year.

U.S. HOLDERS OF LA TEKO SHARES

         The following discussion is the opinion of Kruse, Landa & Maycock, L.L.C., as to the material U.S. Federal income tax consequences of the Arrangement. The discussion is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular La Teko Shareholder. Accordingly, La Teko Shareholders should consult their own tax advisors for advice with respect to their own particular circumstances.

         Assuming the Arrangement is consummated in accordance with the terms of the Arrangement Agreement and as described herein, and based upon currently applicable law and certain factual representations made by Kinross and La Teko, Kruse, Landa & Maycock, L.L.C., is of the opinion that the Arrangement will be taxable to U.S. Holders of La Teko Shares and:

     (a) U.S. Holders of La Teko Shares will realize gain or loss equal to the difference, if any, between (i) the sum of the fair market value of the Kinross Shares received in the Arrangement and any cash consideration (including cash in lieu of fractional Kinross Shares) received; and (ii) such holder's adjusted tax basis in the La Teko Shares surrendered in exchange therefor. Such gain or loss will constitute capital gain or loss, assuming the holder holds the La Teko Shares as a capital asset at the Effective Time. In addition, such gain or loss will constitute long-term capital gain or loss if the holder's holding period is greater than 12 months as of the date of the consummation of the Arrangement. For non-corporate holders, any such long-term capital gain generally will be taxed at one of two preferential rates depending on whether the holding period for the underlying La Teko Shares is greater or less than 18 months as of the date of the consummation of the Arrangement. The deductibility of capital losses is subject to certain limitation.

     (b) The aggregate adjusted tax basis of the Kinross Shares received in the Arrangement (including any fractional interest) by a U.S. Holder will be equal to the fair market value of such holder's La Teko Shares exchanged therefor;

     (c) The holding period of Kinross Shares received in the Arrangement by a U.S. Holder will begin as of the date of the consummation of the Arrangement and will not include the holding period of such holder's La Teko Shares exchanged therefor; and

     (d) None of Kinross, LT Acquisition or La Teko will recognize gain or loss as a result of the Arrangement.

         The receipt of cash in lieu of a fractional Kinross Share by a U.S. Holder of La Teko Shares will result in taxable gain or loss to such shareholder for U.S. federal income tax purposes based upon the difference between the amount of cash received by such stockholder and such stockholder's adjusted tax basis in such fractional share as set forth above. Such gain or loss will constitute capital gain or loss and will constitute long term capital gain or loss if the holder's holding period is greater than 12 months as of the date of consummation of the Arrangement. For non-corporate holders, any such long-term capital gain generally will be taxed at one of two preferential rates depending upon whether the holding period for the underlying La Teko Shares is greater or less than 18 months as of the date of the consummation of the Arrangement. The deductibility of capital losses is subject to limitations.

         TREATMENT OF DISSENTING LA TEKO SHAREHOLDERS. La Teko Shareholders exercising dissenters' rights may be subject to federal income tax as described below.

         For U.S. federal income tax purposes, payment of the fair market value for the La Teko Shares will be treated as a taxable redemption of the La Teko Shares from each holder who properly exercises dissenters' rights, subject to the provisions of Section 302 of the Code. Under the rules of Section 302, the determination of whether the exchange of La Teko Shares for cash pursuant to the exercise of dissenters' rights has the effect of a distribution of a dividend will be made, on a shareholder by shareholder basis, by comparing the proportionate percentage interest of a shareholder after the transaction with the proportionate percentage interest of such shareholder before the transaction. In making this comparison, there must be taken into account (i) any other shares of La Teko Shares or other La Teko securities actually owned by such shareholder, and (ii) any such shares or securities considered to be owned by such shareholder by reason of the constructive ownership rules set forth in
Section 318 of the Code. These constructive ownership rules apply in certain specified circumstances to attribute ownership of shares of a corporation from the shareholder actually owning the shares, whether an individual, trust, partnership or corporation, to certain members of such individual's family or to certain other individuals, trusts, partnerships or corporations. Under these rules, a shareholder is also considered to own any shares with respect to which the shareholder holds stock options.

         Under applicable Internal Revenue Service guidelines, such a redemption involving a holder whose relative stock interest in La Teko is minimal, who exercises no control over the affairs of La Teko and who experiences a reduction in the shareholders' proportionate interest in La Teko, both directly and by application of the foregoing constructive ownership rules, generally will not be deemed to have received a distribution of a dividend under the rules set forth in Section 302(b)(1) of the Code. Accordingly, the federal income tax consequences to the La Teko Shareholders who exercise dissenters' rights will generally be as follows:

     (a) Assuming that the La Teko Shares exchanged by a dissenting La Teko Shareholder for cash in connection with the transaction are capital assets in the hands of the dissenting shareholder at the Effective Time, such dissenting shareholder will realize a capital gain or loss by reason of the consummation of the transaction.

     (b) The capital gain or loss, if any, will be long-term with respect to the La Teko Shares held for more than twelve months as of the Effective Time.

     (c) The amount of capital gain or loss to be realized by each dissenting shareholder will be measured by the difference between the amount of cash received by such dissenting shareholder in connection with the exercise of dissenters' rights and such dissenting shareholder's adjusted tax basis in the La Teko Shares at the Effective Time.

     (d) For non-corporate holders, any such long-term capital gain generally will be taxed at one of two preferential rates depending upon whether the holding period for the La Teko Shares is greater or less than 18 months as of the date of the consummation of the Arrangement. The deductibility of capital losses is subject to limitations.

         Cash payments made pursuant to the transaction will be reported, to the extent required by the Code, to dissenting La Teko Shareholders and the Internal Revenue Service.

         BACKUP WITHHOLDING WITH RESPECT TO CASH PAID IN LIEU OF FRACTIONAL KINROSS SHARES AND TO DISSENTING LA TEKO SHAREHOLDERS. Certain non-corporate La Teko Shareholders may be subject to backup withholding at a 31% rate on cash payments received in lieu of fractional Kinross Shares surrendered pursuant to the Arrangement and in connection with the exercise of dissenters' rights. Backup withholding will not apply, however, to a La Teko Shareholder who (i) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on the substitute Form W-9 (or successor form) included in the letter of transmittal to be delivered to La Teko Shareholders following the consummation of the Arrangement, (ii) provides a certification of foreign status on Form W-8 (or successor form) or (iii) is otherwise exempt from backup withholding.

         EXCHANGE OF SUBSTITUTE OPTIONS FOR LA TEKO STOCK OPTIONS AND SUBSTITUTE WARRANTS FOR LA TEKO WARRANTS. As long as Substitute Options granted by Kinross are not actively traded on an established securities market, U.S. Holders will not realize income or loss on the substitution of their La Teko Stock Options with Substitute Options in connection with the Arrangement. Upon exercise of the Substitute Option, the excess of the fair market value of the Kinross Shares on the date of exercise over the exercise price of the Substitute Option will be taxable to the optionee as ordinary income. The tax basis to the optionee for the Kinross Shares acquired will be the exercise price plus the amount recognized as income. When the Kinross Shares acquired pursuant to the exercise of the option are disposed of, the holder will realize additional capital gain or loss equal to the difference between the sales proceeds and his or her tax basis in the stock.

         U.S. Holders of La Teko Warrants will realize gain or loss on the exchange of their La Teko Warrants for Substitute Warrants equal to the difference, if any, between (i) the fair market value of the Substitute Warrants received in the Arrangement, and (ii) such holder's adjusted tax basis in the La Teko Warrants surrendered in exchange therefor. Such gain or loss will constitute capital gain or loss, assuming the holder holds the La Teko Warrants as a capital asset at the Effective Time. In addition, such gain or loss will constitute long-term capital gain or loss if the holder's holding period is greater than 12 months as of the date of the consummation of the Arrangement. For non-corporate holders, any such long-term capital gain generally will be taxed at one of two preferential rates depending on whether the holding period for the underlying La Teko Warrants is greater or less than 18 months as of the date of the consummation of the Arrangement. The deductibility of capital losses is subject to certain limitations. The aggregate adjusted tax basis of the Substitute Warrants received in the Arrangement by a U.S. Holder will be equal to the fair market value of such holder's La Teko Warrants exchanged therefor. The holding period of Substitute Warrants received in the Arrangement by a U.S. Holder will begin as of the date of the consummation of the Arrangement.

         FOREIGN TAX CREDIT. To avoid the income of citizens and residents of the U.S., as well as domestic corporations, from being subject to taxation both in the U.S. and in a foreign country, a credit against U.S. income taxes is allowed for taxes paid to the foreign jurisdiction, subject to limitations to prevent taxpayers from using foreign tax credits to reduce U.S. tax liability on income from sources within the U.S. Consequently, to the extent that a U.S. Holder is subject to Canadian tax on any amounts paid for fractional Kinross Shares or for the La Teko Shares held by a dissenting shareholder, the amount of such tax paid may be available as a credit against any U.S. federal tax liability of such shareholder under the Code.

U.S. HOLDERS OF KINROSS SHARES

         The following discussion is the opinion of Parr Waddoups as to the material U.S. Federal income tax consequences to a U.S. Holder of owning and disposing of Kinross Shares.

         DISTRIBUTIONS. Distributions by Kinross with respect to Kinross Shares will be taxable to U.S. Holders as ordinary dividend income for U.S. federal income tax purposes to the extent of Kinross' current and accumulated earnings and profits, without reduction for any Canadian income tax, if any, withheld from such distributions. Any Canadian income tax so withheld may be credited, subject to certain limitations, against the U.S. Holder's U.S. federal income tax liability or, if the U.S. Holder so elects, may be deducted in computing the U.S. Holder's taxable income for U.S. Federal income tax purposes. Distributions in excess of Kinross' current and accumulated earnings and profits will be treated as a return of capital to the extent of the U.S. Holder's adjusted tax basis in the Kinross Shares and thereafter as gain from the sale or exchange of the Kinross Shares. Generally, dividends paid on shares of a foreign corporation will not be eligible for the dividends received deduction provided to corporations receiving dividends from certain U.S. corporations.

         DISPOSITION. Generally, a U.S. Holder will recognize gain or loss upon the sale of Kinross Shares equal to the difference, if any, between (i) the amount of cash plus the fair market value of any property received, and (ii) the shareholder's adjusted tax basis in his or her Kinross Shares. Such gain or loss will constitute capital gain or loss and will constitute long term capital gain or loss if the holder's holding period is greater than 12 months as of the date of sale. For non-corporate holders, any such long-term capital gain generally will be taxed at preferential rates. The deductibility of capital losses is subject to limitations.

         OTHER CONSIDERATIONS. Kinross believes that it has not been and does not expect to become a "passive foreign investment company" (a "PFIC"), a "foreign personal holding company" (a "FPHC") or a "controlled foreign corporation" (a "CFC").

         If more than 50% of the voting power or value of Kinross shares were owned (actually or constructively) by U.S. Holders who each owned (actually or constructively) 10% or more of the voting power of Kinross shares ("10% Shareholders"), then Kinross would become a CFC and each 10% Shareholder would be required to include in its taxable income as a constructive dividend an amount equal to its share of certain undistributed income of Kinross. If more than 50% of the voting power or value of Kinross shares were owned (actually or constructively) by five or fewer individuals who are citizens or residents of the United States and 60% or more of Kinross' income consisted of certain interest, dividend or other enumerated types of income, Kinross would be a FPHC. If Kinross were a FPHC, then each U.S. Holder (regardless of the amount of Kinross shares owned by such U.S. Holder) would be required to include in its taxable income as a constructive dividend its share of Kinross' undistributed income of specified types.

         If 75% or more of Kinross' annual gross income has ever consisted of, or ever consists of, "passive" income or if 50% or more of the average value of Kinross' assets in any year has ever consisted of, or ever consists of, assets that produce, or are held for the production of, such "passive" income, then Kinross would be or would become a PFIC. Kinross believes that it has not been and does not expect to become a PFIC. However, the application of the PFIC provisions of the Code to mining companies is somewhat unclear. Therefore, no assurance can be made regarding the PFIC status of Kinross.

         If Kinross were to be a PFIC, then a U.S. Holder would be required to pay an interest charge together with tax calculated at maximum tax rates on certain "excess distributions" (defined to include gain on the sale of stock) unless such U.S. Holder made an election either to (i) include in his or her taxable income certain undistributed amounts of Kinross' income or (ii) mark to market his or her Kinross Shares at the end of each taxable year as set forth in
Section 1296 of the Code.

         U.S. HOLDERS OF LA TEKO SHARES ARE URGED TO CONSULT THEIR OWN TAX ADVISERS REGARDING THE POTENTIAL APPLICATION OF THE RULES DESCRIBED ABOVE TO THEIR PARTICULAR TAX SITUATIONS.

        INFORMATION REPORTING AND BACKUP WITHHOLDING. U.S. information reporting requirements may apply with respect to the payment of dividends to U.S. Holders of Kinross Shares. Under Treasury regulations currently in effect, non-corporate holders may be subject to backup withholding at a 31% rate with respect to dividends when such holder (i) fails to furnish or certify a correct taxpayer identification number to the payor in the required manner, (ii) is notified by the IRS that it has failed to report payments of interest or dividends properly or (iii) fails, under certain circumstances, to certify that it has been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments.

          CANADIAN FEDERAL INCOME TAX CONSIDERATIONS OF THE ARRANGEMENT

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

         The following is a general summary of the principal Canadian federal income tax considerations of the Arrangement generally applicable to a La Teko Shareholder who deals at arm's length with Kinross and LT Acquisition and who holds his or her La Teko Shares as capital property. La Teko Shares will generally be considered to be capital property to a La Teko Shareholder unless such shareholder holds his or her La Teko Shares in the course of carrying on a business, or acquired such shares in a transaction or transactions considered to be an adventure in the nature of trade, or is a "financial institution" for the purposes of the mark-to-market rules set out in the Canadian Tax Act. Certain holders resident in Canada whose La Teko Shares might not otherwise qualify as capital property may be able to qualify such shares as capital property by making the irrevocable election permitted by subsection 39(4) of the Canadian Tax Act.

         This summary is based upon the current provisions of the Canadian Tax Act, the regulations issued thereunder (the "Regulations"), the Canada-United States Income Tax Convention (1980) (the "Convention") and the current published administrative and assessing practices of Revenue Canada. This summary also takes into account all specific proposals to amend the Canadian Tax Act and Regulations publicly announced by the Minister of Finance (Canada) prior to the date hereof (the "Proposed Amendments"). No assurances can be given that the Proposed Amendments will be enacted as tabled or announced. This summary does not otherwise take into account or anticipate any changes in law, whether by judicial, governmental or legislative decision or action, nor does it take into account provincial, territorial or foreign tax considerations which may differ significantly from those discussed herein.

         THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR LA TEKO SHAREHOLDER. ACCORDINGLY, LA TEKO SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS FOR ADVICE WITH RESPECT TO THEIR OWN PARTICULAR CIRCUMSTANCES.

RESIDENTS OF CANADA

         EXCHANGE OF LA TEKO SHARES

         A La Teko Shareholder who is a resident, or who is deemed to be a resident, of Canada for purposes of the Canadian Tax Act (a "Canadian Shareholder") will realize a capital gain (or a capital loss) on the exchange of his or her La Teko Shares for Kinross Shares to the extent that the amount by which the fair market value of the Kinross Shares received by such shareholder (plus any cash received for a fractional Kinross Share), net of any costs of disposition, is greater (or less) than the adjusted cost base to such shareholder of his or her La Teko Shares. Where the Canadian Shareholder is a corporation, the amount of any capital loss otherwise determined may be reduced by the amount of dividends previously received by such shareholder on the La Teko Shares to the extent and under the circumstances prescribed in the Canadian Tax Act.
Analogous rules may apply to a partnership or trust that owns La Teko Shares.

         Three-quarters of any capital gain realized by a Canadian Shareholder on a disposition of his or her La Teko Shares will be included in such shareholder's income as a taxable capital gain and three-quarters of any capital loss realized on any such disposition will be treated as an allowable capital loss. Allowable capital losses in excess of taxable capital gains may be carried back and deducted in any of the three years preceding the disposition, or carried forward and deducted in any following year, against taxable capital gains realized in such years to the extent and under the circumstances described in the Canadian Tax Act.

         Certain Canadian corporations may be liable to pay an additional refundable tax of 6 2/3% percent on their "aggregate investment income" which is defined in the Canadian Tax Act to include an amount in respect of taxable capital gains. As well, a Canadian Shareholder who is an individual and who realizes a capital gain on the disposition of his or her La Teko Shares may be subject to alternative minimum tax in respect of such capital gain.

         DISSENTING SHAREHOLDERS

         A Canadian Shareholder who is a Dissenting Shareholder and whose La Teko Shares will therefore be purchased for cancellation by La Teko will generally be deemed to receive a dividend on such purchase for cancellation equal to the difference between the purchase proceeds and the paid-up capital of the Dissenting Shareholder's La Teko Shares. Any such deemed dividend received by an individual will be included in the individual's income and will be subject to the gross-up and dividend tax credit rules normally applicable under the Canadian Tax Act to taxable dividends received from taxable Canadian corporations. If the Dissenting Shareholder is a corporation, the deemed dividend will be included in computing its income and generally will be deductible in computing its taxable income. A Dissenting Shareholder that is a private corporation or a subject corporation (as defined in the Canadian Tax
Act) will generally be liable to pay a refundable tax under Part IV of the Canadian Tax Act at the rate of 33 1/3% on such deemed dividend to the extent that it is deductible in computing such corporation's taxable income.

         A Dissenting Shareholder will also generally realize a capital gain (or a capital loss) on the purchase for cancellation of his or her La Teko Shares to the extent that the purchase proceeds (less any deemed dividend), net of disposition costs, are greater (or less than) the adjusted cost base of such shares to such shareholder. Any capital gain (or capital loss) so realized will be taxed in the manner described above.

         DIVIDENDS PAID BY KINROSS

         Dividends paid or deemed to be paid on the Kinross Shares to a Canadian Shareholder will be subject to the tax treatment generally applicable to dividends paid by Canadian public corporations on common shares.

RESIDENTS OF THE UNITED STATES

         The following summary is generally applicable to a holder of La Teko Shares who has never been, or has never been deemed to be, a resident of Canada for purposes of the Canadian Tax Act, who is a resident of the United States for purposes of the Convention, and who does not have a "permanent establishment" or a "fixed base" in Canada for purposes of the Convention (a "U.S. Shareholder").

         EXCHANGE OF LA TEKO SHARES

         A U.S. Shareholder who exchanges his or her La Teko Shares for Kinross Shares will realize a capital gain (or a capital loss) on the exchange to the same extent as described above for a Canadian Shareholder. A U.S. Shareholder, however, will generally not be subject to Canadian tax on any such capital gain, or entitled to deduct any such capital loss, unless the La Teko Shares owned by such U.S. Shareholder are "taxable Canadian property" to such shareholder for purposes of the Canadian Tax Act and such shareholder is not entitled to relief under the Convention.

         La Teko Shares will be taxable Canadian property to a U.S. Shareholder if, at any time within the five-year period that ends at the time of the disposition by such shareholder of his or her La Teko Shares, 25% or more of the issued shares of any class or series of shares of La Teko were owned by such shareholder, by persons with whom such shareholder did not deal at arm's length, or by a combination thereof (determined on the assumption that such shareholder and non-arm's length persons have exercised all the rights to acquire La Teko Shares owned by them). Pursuant to the Convention, however, even if the La Teko Shares are taxable Canadian property to a U.S. Shareholder, any gain arising on the sale of such shares will not be subject to tax in Canada unless the value of the La Teko Shares is derived principally from real property situated in Canada.

         DISSENTING SHAREHOLDERS

         A U.S. Shareholder who is a Dissenting Shareholder and whose La Teko Shares are therefore purchased for cancellation by La Teko will be deemed to have received a dividend on such purchase equal to the difference between the purchase proceeds and the paid-up capital of his or her La Teko Shares. Such deemed dividend will be subject to Canadian withholding tax at a rate of 15%. This rate is reduced to 5%, however, if the Dissenting Shareholder is a U.S. company that owns at least 10% of the voting stock of La Teko.

         A U.S. Shareholder who is a Dissenting Shareholder will also realize a capital gain (or a capital loss) on the purchase for cancellation to the same extent as that described above for a Canadian Shareholder who is a Dissenting Shareholder. However, as stated above, such U.S. Shareholder will generally not be subject to Canadian tax on any such capital gain, or entitled to deduct any such capital loss, unless the La Teko Shares owned by such U.S. Shareholder are taxable Canadian property to such shareholder and such shareholder is not entitled to relief under the Convention.

         DIVIDENDS PAID BY KINROSS

         Dividends paid or credited, or deemed to be paid or credited, by Kinross on the Kinross Shares will be subject to Canadian withholding tax at the same rates as described above with respect to the deemed dividends arising in respect of the La Teko Shares.

           MANAGEMENT AND OPERATIONS OF KINROSS AFTER THE ARRANGEMENT

GENERAL

         After the Arrangement, the business and operations of La Teko will be managed and operated as a indirect subsidiary of Kinross. The business operations of Kinross and La Teko will be consolidated after the Arrangement and the principal executive offices of Kinross are located at Suite 5700, Scotia Plaza, 40 King Street West, Toronto, Ontario, Canada M5H 3YZ (telephone number
(416) 365-5123).

DIRECTORS OF KINROSS

         The Kinross Board consists of: (i) four Class I Directors with terms of three years; (ii) four Class II Directors with initial terms of two years and subsequent terms of three years; and (iii) four Class III Directors with initial terms of one year and subsequent terms of three years. Six of the members of the Kinross Board are nominees of Kinross, three are nominees of Cyprus Amax and two were nominees of Amax.

         The Investor Agreement provides that Cyprus Amax has the right to nominate for election four members of the Kinross Board so long as it beneficially owns at least 76,112,455 Kinross Shares (as adjusted for share splits, consolidations and other share reorganizations, the "Base Share Number"). So long as Cyprus Amax beneficially owns at least three-quarters of the Base Share Number, it is entitled to nominate for election three directors; so long as Cyprus Amax beneficially owns at least one-half of the Base Share Number, it is entitled to nominate for election two directors; and so long as Cyprus Amax beneficially owns at least one-quarter of the Base Share Number, it is entitled to nominate for election one director. So long as Cyprus Amax beneficially owns at least two-thirds of the Base Share Number, Milton H. Ward will be the Vice Chairman of the Kinross Board. As long as Cyprus Amax beneficially owns at least the Base Share Number, one of the directors nominated by Cyprus Amax will be entitled to be a member of each committee of the Kinross Board.

         The following persons are the directors of Kinross. In addition, Cyprus Amax has the right to nominate one additional director who will serve as a Class III Director.

          NAME, AGE, MUNICIPALITY OF RESIDENCE AND BUSINESS EXPERIENCE

CLASS I DIRECTORS:

         Robert M. Buchan, age 51, has been the Chairman and Chief Executive Officer of Kinross since May 1993. Mr. Buchan is a director of Greystar Resources Ltd., Mirage Resources Corporation, Pentland Firth Ventures Limited, Sunnybrook Hospital Foundation and Welcome Opportunities Ltd. Mr. Buchan resides in Toronto, Ontario.

         John M.H. Huxley, age 53, has been the President and Chief Executive Officer of Algonquin Power Corporation Inc. since January 1990. Mr. Huxley has been a director of Kinross since May 1993. Mr. Huxley resides in Toronto, Ontario.

         John E. Oliver, age 49, has been Senior Vice-President, Corporate and Real Estate Banking of Bank of Nova Scotia since May 1997, and was Senior Vice-President, Real Estate Banking of Bank of Nova Scotia from March 1987. Mr. Oliver has been a director of Kinross since March 1995. Mr. Oliver is a director of Canadian Institute of Public Real Estate Companies (CIPREC) and resides in Oakville, Ontario.

         Milton H. Ward, age 66, has been Vice-Chairman of the Board and a director of Kinross since June 1998. Mr. Ward also served as President of Amax from November 1993 to February 1995. Mr. Ward has been Chairman, President and Chief Executive Officer of Cyprus Amax since May 1992. Mr. Ward served as a Director, President and Chief Operating Officer of Freeport-McMoRan Inc. from 1983 until 1992 and Chairman and Chief Executive Officer of Freeport McMoRan Copper & Gold Inc. from 1984 until 1992. Mr. Ward is a director of the National Mining Association and a member of the National Academy of Engineering. Mr. Ward resides in Denver, Colorado.

CLASS II DIRECTORS:

         Bruce Grewcock, age 45, has been Executive Vice-President of Peter Kiewit Sons', Inc. since April 1996 and Chairman of Kiewit Mining Group since July 1996. Mr. Grewcock served as President of Kiewit Mining Group from January 1992 to July 1996. Mr. Grewcock has been a director of Kinross since August 1995. Mr. Grewcock is a director of Peter Kiewit Sons', Inc. Mr. Grewcock resides in Omaha, Nebraska.

         Richard H. Block, age 48, has been a director of Kinross since June 1998. Mr. Block was President of IMC-Agrico Company from January 1996 to October 1998. Mr. Block served as Executive Vice-President and Chief Operating Officer of Freeport-McMoRan Inc., Senior Vice-President of Freeport McMoRan Copper & Gold Inc. and Chairman of Rio Tinto Minera, S.A., a Spanish affiliate, from June 1994 to January 1996. He served as Senior Vice-President of Freeport-McMoRan from August 1993 to June 1994, and served as President of The Agrico Chemical Company Division of Freeport-McMoRan from April 1990 to August 1993. He is a director of the Potash and Phosphate Institute, The Florida Phosphate Council, and the Phosphate Chemicals Export Association, and has served on the Boards of The Fertilizer Institute and The Sulfur Institute and on the Council of the International Fertilizer Industry Association. Mr. Block resides in Chicago, Illinois.

         Gerald J. Malys, age 54, has been a director of Kinross since June 1998. Mr. Malys has been Senior Vice-President and Chief Financial Officer of Cyprus Amax since August 1989. He served as Senior Vice-President, Financial and Information Services of Cyprus Amax from August 1988 to July 1989 and Vice-President and Corporate Controller of Cyprus Amax from 1985 to August 1988. Mr. Malys resides in Denver, Colorado.

         James A. Todd, Jr., age 70, has been a director of Kinross since June 1998. He served as the Chairman of Strategic Medical, Inc. from December 1996 to December 1997. He served as Chairman of Birmingham Steel Corporation from 1991 until 1996, as Chief Executive Officer from 1984 until 1996, and as President from 1984 to 1991. Mr. Todd is a director of Cyprus Amax and the National Mining Association. Mr. Todd resides in Birmingham, Alabama.

CLASS III DIRECTORS:

         John A. Brough, age 51, has been Executive Vice-President of Wittington Investments Limited and President of Torwest Inc. since February 1998, prior to which he was Executive Vice-President and Chief Financial Officer of iStar Internet Inc. From February 1996 to February 1998, Mr. Brough was Senior Vice-President and Chief Financial Officer of Markborough Properties Inc. Mr. Brough has been a director of Kinross since January 1994. Mr. Brough is a director of Torwest Inc. and Windsor Properties Inc. Mr. Brough resides in Toronto, Ontario.

         Arthur H. Ditto, age 57, has been the President and Chief Operating Officer of Kinross since May 1993. Prior to that date, Mr. Ditto was the President and Chief Executive Officer of Plexus Resources Corporation. Mr. Ditto is also a director of E-Crete Products, Inc. and Montana Tech Foundation. Mr. Ditto resides in North York, Ontario.

         J. Haig de B. Farris, age 59, has been a director of Kinross since June 1998. He has been President of Fractal Capital Corp. since 1990, and has served as an adjunct professor of the University of British Columbia since 1992. He is a director of Enertec Resource Services Inc., Credit Systems International, Gerle Gold Ltd. and Westby Mines Ltd. Mr. Farris resides in Vancouver, British Columbia.

EXECUTIVE OFFICERS OF KINROSS

         The following table sets forth the names and ages of each of the officers of Kinross and all offices of Kinross now held by each of them.

NAME                                      AGE     OFFICE HELD
----                                      ---     -----------
ROBERT M. BUCHAN........................   51     Chairman and Chief Executive Officer
SCOTT A. CALDWELL.......................   41     Senior Vice-President of Surface Operations
ARTHUR H. DITTO.........................   57     President and Chief Operating Officer
RICHARD A. DYE..........................   43     Vice-President, Technical Services and Project Development
ROBERT J. GOSIK.........................   52     Vice-President, Environmental Affairs
CHRISTOPHER T. HILL.....................   38     Vice-President and Treasurer
JOHN W. IVANY...........................   54     Executive Vice-President
DONALD C. MACKINNON.....................   52     Vice-President, Underground Operations
GORDON A. MCCREARY......................   47     Vice-President, Investor Relations/Corporate Development
BRIAN W. PENNY..........................   36     Chief Financial Officer and Vice-President Finance
SHELLEY M. RILEY........................   42     Corporate Secretary
ROBERT W. SCHAFER.......................   45     Vice-President, Exploration
ALLAN D. SCHOENING......................   39     Vice-President, Human Resources and Community Relations
MILTON H. WARD..........................   66     Vice-Chairman


         Robert M. Buchan has been the Chairman and Chief Executive Officer of Kinross since May 1993.

         Scott A. Caldwell has been the Senior Vice-President of Surface Operations from June 1998. Prior to joining Kinross, Mr. Caldwell was Vice-President of Operations, Echo Bay Mines from 1996 to 1998 and Vice-President of Operations of Compania Minera Dona Ines de Collahasi from 1995 to 1996. From 1989 to 1995, Mr. Caldwell was Senior Mines Manager, PT Freeport Indonesia Company.

         Arthur H. Ditto has been the Chief Operating Officer of Kinross since May 1993 and the President since November 1996.

         Richard A. Dye has been Vice-President, Technical Services and Project Development since June 1, 1998. Prior to that he was General Manager, DeLamar Mine, since November 1994.

         Robert J. Gosik has been Vice-President, Environmental Affairs since June 1, 1998. Prior to that he was Director, Environmental Services since January 1, 1996. From 1991 to 1993 he was Director of Environmental Engineering, Amax.

         Christopher T. Hill has been Vice-President, Treasurer since May 1998. Prior to that he was Treasury Manager, Barrick Gold Corporation from September 1994 to May 1998, and prior to that he was Senior Trader, Lac Minerals Ltd. from December 1992 to September 1994.

         John W. Ivany has been Executive Vice-President of Kinross since July 1995. Prior to July 1995 he was President of St. Philips Resources Inc., a resource company. Prior to 1994 he was Vice-President of Consolidated Ramrod Resources Corporation, a resource company.

         Donald C. MacKinnon has been Vice-President, Underground Operations since June 1, 1998. Prior to that he was General Manager, Timmins Operations from July 1997, and prior to that he was Mine Manager, Hoyle Pond Mine from September 1993.

         Gordon A. McCreary has been Vice-President, Investor Relations and Corporate Development of Kinross since May 1993.

         Brian W. Penny has been the Vice-President, Finance and Chief Financial Officer since May 1993.

         Shelley M. Riley has been the Corporate Secretary of Kinross since June 1993.

         Robert W. Schafer has been the Vice-President, Exploration of Kinross since July 1996. Prior to that date he was the Regional Manager, Western U.S. Exploration of BHP Minerals International Exploration Inc., a resource company.

         Allan D. Schoening has been Vice-President, Human Resources and Community Relations for Kinross since July, 1998. Prior to this he was Director, Human Resources for Barrick Gold Corporation from May 1995 to June 1998. Prior to this he was Director, Human Resources for Toromont Caterpillar from February 1993 to April 1995.

         Milton H. Ward has been the Vice-Chairman of Kinross since June 1998. Prior to that date he was Chairman and Chief Executive Officer of Amax.

                   AMENDMENT OF EXISTING LA TEKO STOCK OPTIONS

         In addition to asking the La Teko Shareholders to pass a special resolution to approve the Arrangement, shareholder approval is also being sought at the Meeting to amend the terms of certain outstanding La Teko Stock Options and to amend the terms of La Teko's Stock Option Plan to enable existing stock options to survive the Arrangement and to be substituted with Kinross Stock Options ("Substitute Options").

         Kinross has agreed, subject to certain adjustments, to issue Substitute Options for those La Teko Options which are outstanding on the Effective Date. See "The Arrangement - Treatment of La Teko Stock Options and La Teko Warrants." Pursuant to the Arrangement Agreement, when Kinross assumes the La Teko Stock Options, there will be adjustments made to the number of options and their exercise prices consistent with the Exchange Ratio. Accordingly, each La Teko Stock Option that is outstanding immediately prior to the effective time of the Arrangement shall become and represent a fully exercisable option to purchase Kinross Shares by multiplying: (i) the number of the La Teko Shares subject to such La Teko Stock Option immediately prior to the effective time of the Arrangement by (ii) the Exchange Ratio, at an exercise price per Kinross share (rounded up to the nearest tenth of a cent) equal to the exercise price per La Teko Share immediately prior to the Effective Time divided by the Exchange Ratio.

         At the Meeting, the La Teko Shareholders will be asked to pass a resolution to approve the following:

     (a) to reduce the exercise price from $2.41 to $1.60 for the La Teko Stock Options held by John Auston and Douglas Beaumont and to reduce the exercise price to $1.60 for those La Teko Stock Options held by Robert Gentry that are currently exercisable at $2.50; and

     (b) to extend the expiry dates of all outstanding La Teko Stock Options to the earlier of: (i) the expiration of the original expiry dates of such options; and (ii) the third anniversary of the Effective Date notwithstanding the fact that the optionees will cease to be directors, officers or employees of La Teko on the Effective Date of the Arrangement.

         For the purposes of paragraph (a) above, it should be noted that $1.60 is considerably higher than the current trading price of La Teko Shares on the TSE. As at January 11, 1999, the closing trading price of the La Teko Shares on the TSE was Cdn.$1.55 and $1.031 on the EBB. La Teko is proposing this reduction in the exercise price in order to bring the exercise price into line with the exercise price of the other outstanding La Teko Stock Options.

         For the purposes of paragraph (b) above, La Teko's Stock Option Plan currently provides that La Teko Stock Options terminate within 30 days of an optionee ceasing to be a director, officer, employee or consultant of La Teko. Accordingly, La Teko proposes to amend the La Teko Stock Option Plan to allow the existing outstanding La Teko Stock Options (subject to the price adjustment referred to in paragraph (a) to continue until the earlier of: (i) the expiration of the original expiry dates of such options; and (ii) the third anniversary of the Effective Date. On the Effective Date, such options will become Substitute Options. Without the amendment to their terms, the La Teko Stock Options would expire (as Kinross Stock Options) 30 days after the effective date of the Arrangement.

         At present, La Teko has outstanding a total of 1,424,000 La Teko Stock Options, 1,224,000 of which have been issued to directors and officers and 200,000 of which have been issued to employees. Of the 200,000 La Teko Stock Options held by employees, 50,000 are due to expire on December 31, 1998 and will therefore not survive the Arrangement and will not form part of the La Teko Stock Options for the purposes of the Stock Option Amendment Resolution. See "La Teko Executive Compensation - Directors' Stock Options."

         The rules of the TSE provide that any material amendment to a stock option held by an insider, including a change in the exercise price or expiry date, must be approved by a majority of votes cast at a meeting of shareholders, other than votes attaching to securities beneficially owned by the grantee and the grantee's associates. Since 1,224,000 of the 1,374,000 La Teko Stock Options which are subject to the Stock Option Amendment Resolution are held by directors and officers of La Teko, the Stock Option Amendment Resolution must be approved by the affirmative vote of the majority of the La Teko Shares voting by proxy or in person at the Meeting, excluding any votes attaching to La Teko Shares beneficially owned by those persons to whom the La Teko options have been granted and their associates. The La Teko employees who hold the remaining 150,000 La Teko Stock Options have agreed to be subject to the aforementioned voting restriction for the Stock Option Amendment Resolution, notwithstanding the fact that such employees are not insiders of La Teko.

         The Stock Option Amendment Resolution will be presented to the La Teko Shareholders for consideration without regard to whether the Arrangement is approved.

                      LA TEKO EXTRAORDINARY GENERAL MEETING


SOLICITATION OF PROXIES

         This Proxy Circular is furnished in connection with the holding of an extraordinary general meeting (the "Meeting") of the La Teko Shareholders to be held at the time and place and for the purposes set forth in the accompanying Notice of Extraordinary General Meeting of Shareholders (the "Notice") and at any adjournment(s) thereof. PROXIES ARE SOLICITED HEREBY BY OR ON BEHALF OF THE MANAGEMENT OF LA TEKO ("La Teko Management"). While it is expected that solicitation will be primarily by mail, proxies may be solicited personally or by telephone by La Teko Management and/or other employees or agents of La Teko. All costs of this solicitation will be borne by La Teko. The Notice and Proxy Circular are first being mailed to La Teko Shareholders on or about January 22, 1999.

APPOINTMENT AND REVOCATION OF PROXIES

         The individuals named in the accompanying form of proxy (the "Proxy") are directors and/or officers of La Teko. A SHAREHOLDER WISHING TO APPOINT SOME OTHER PERSON (WHICH OTHER PERSON NEED NOT BE A SHAREHOLDER) TO REPRESENT SUCH SHAREHOLDER AT THE LA TEKO MEETING, HAS THE RIGHT TO DO SO, EITHER BY DELETING THE NAME(S) SET FORTH IN THE PROXY, INSERTING SUCH PERSON'S NAME IN THE BLANK SPACE PROVIDED IN THE PROXY AND RETURNING THE SAME OR BY COMPLETING AND RETURNING ANOTHER FORM OF PROXY. A proxy will not be valid unless the completed form of proxy is received by La Teko's transfer agent, Montreal Trust Company of Canada, 510 Burrard Street, Vancouver, British Columbia V6C 3B9 not less than 48 hours (excluding Saturdays, Sundays and holidays) preceding the day of the Meeting or, if adjourned, any reconvening thereof, or is delivered to the chairperson of the Meeting prior to the commencement of the Meeting, or an adjournment of the Meeting.

         A La Teko Shareholder who has given a proxy has the right to revoke it at any time before it is exercised. In addition to revocation in any other manner permitted by law, a La Teko Shareholder may revoke a proxy by: (i) an instrument in writing, executed by the La Teko Shareholder (or by his attorney, duly authorized in writing) or, where the La Teko Shareholder is a corporation, by a duly authorized officer or attorney of the corporation, and delivered either to La Teko's transfer agent at the address set forth above any time up to 4:30 p.m. (Vancouver time) on the business day preceding the day of the Meeting or, if adjourned, any reconvening thereof; (ii) by delivery of a properly executed instrument in writing to the Chairman of the Meeting prior to the commencement of the Meeting or, if adjourned, any reconvening thereof; (iii) by exercising such La Teko Shareholder's right to vote by ballot at the Meeting; or
(iv) in any other manner permitted by law. A revocation of a proxy does not affect any matter on which a vote has been taken prior to the revocation.

VOTING OF PROXIES AND DISCRETIONARY AUTHORITY

         Unless specifically directed in the form of proxy to withhold the La Teko Shares represented by the form of proxy from a poll, La Teko Management shall vote the La Teko Shares represented by the form of proxy on each poll. Where a choice with respect to any matter to be acted upon has been specified in the form of proxy, the La Teko Shares will be voted in accordance with the specification so made. ON A POLL, LA TEKO SHARES REPRESENTED BY THE FORM OF PROXY WILL BE VOTED BY LA TEKO MANAGEMENT "FOR" EACH MATTER IN RESPECT OF WHICH NEITHER AN "AGAINST" NOR "ABSTAIN" HAS BEEN SPECIFIED BY THE LA TEKO SHAREHOLDER.

         THE ENCLOSED FORM OF PROXY, WHEN PROPERLY COMPLETED, DELIVERED AND UNREVOKED, CONFERS DISCRETIONARY AUTHORITY UPON THE PERSON(S) APPOINTED PROXY THEREUNDER TO VOTE ON ANY AMENDMENTS OR VARIATIONS WITH RESPECT TO ANY MATTERS IDENTIFIED IN THE NOTICE, AND WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING. In the event that amendments or variations to matters identified in the Notice are properly brought before the Meeting or any further or other business is properly brought before the Meeting, it is the intention of the proxy holders designated in the enclosed form of proxy to vote in accordance with their best judgement on such matters or business. At the time of the printing of this Proxy Circular, La Teko Management knows of no such amendment, variation or other matter which may be presented to the Meeting.

         A person duly appointed under an instrument of proxy will be entitled to vote the shares represented thereby, only if the form of proxy is properly completed and delivered in accordance with the requirements set out above under the heading "Appointment and Revocation of Proxies" and such proxy has not been revoked.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         La Teko is authorized to issue a maximum of 100,000,000 La Teko Shares without nominal or par value. As of the Record Date 39,186,329 La Teko Shares were issued and outstanding, of which 25,775,358 are entitled to vote at the Meeting with respect to the Arrangement Resolution and 25,108,858 are entitled to vote at the Meeting with respect to the Stock Option Resolution. Each La Teko Share entitles the holder thereof to receive dividends as and when declared by the La Teko Board and ranks equally with all other La Teko Shares in respect of the payment of dividends and upon the dissolution, liquidation or winding-up of La Teko. Each La Teko Shareholder is entitled, on a poll, to one vote for each La Teko Share registered in such shareholder's name. The La Teko Shares have no pre-emptive or conversion rights. All of the outstanding La Teko Shares are fully paid and non-assessable shares in the capital of La Teko.

         THERE ARE NO OTHER CLASSES OF VOTING SECURITIES OF LA TEKO ISSUED AND OUTSTANDING.

         The La Teko Board has fixed January 4, 1999, as the Record Date for determining those La Teko Shareholders entitled to receive notice of and vote at the Meeting, but the failure of any La Teko Shareholder to receive a notice of the Meeting does not deprive the La Teko Shareholder of a vote at the Meeting. Any La Teko Shareholder of record at the close of business on January 4, 1999 who either personally attends the Meeting or who has completed and delivered a form of proxy in the manner and subject to the provisions described herein shall be entitled to vote or to have such La Teko Shareholder's La Teko Shares voted at the Meeting.

         As at the date hereof, to the knowledge of the directors and officers of La Teko, there are no persons beneficially owning, directly or indirectly, or exercising control or direction over, more than 10% of the issued and outstanding La Teko Shares, except as described under "Business of the Meeting - Voting Commitments, Agreements or Understandings".

VOTES REQUIRED

         As of the Record Date, 25,775,358 La Teko Shares are issued and outstanding and entitled to vote at the Meeting. The affirmative vote of three-quarters of the La Teko Shares voting at the Meeting by proxy or in person is required to approve the Arrangement Resolution. The affirmative vote of a majority of any votes attaching the La Teko Shares voting at the Meeting (excluding the La Teko Shares beneficially owned by optionees holding the La Teko Stock Options (666,500 La Teko Shares)) are required to approve the Stock Option Amendment Resolution. Each La Teko Share outstanding on the Record Date is entitled, on a poll, to one vote upon each matter properly submitted at the Meeting.

         IN ACCORDANCE WITH THE PROVISIONS OF THE BCCA AND THE MEMORANDUM AND ARTICLES OF LA TEKO, ONLY PROXIES AND BALLOTS MARKED "FOR" THE RESOLUTION OR "AGAINST" THE RESOLUTION ARE COUNTED AS VOTES CAST IN RESPECT OF THAT RESOLUTION, AND ABSTENTIONS AND BROKER NON-VOTES ARE NOT COUNTED AS VOTES CAST FOR THE PURPOSES OF SUCH RESOLUTIONS.

QUORUM

         La Teko's Articles require three individuals present at the commencement of a meeting of shareholders holding or representing by proxy shares carrying not less than 5% of the votes eligible to be cast at a shareholders' meeting to constitute a quorum.

BUSINESS OF THE MEETING

         THE ARRANGEMENT

         In order for the Arrangement to be effected, the holders of La Teko Shares will be asked to consider and, if deemed advisable, to approve the Arrangement Agreement. As provided in the Interim Order, the Arrangement must be authorized by the Arrangement Resolution (a special resolution), the text of which appears as Appendix "B" to the Proxy Circular. The special resolution must be approved by the affirmative vote of not less than three quarters of the votes cast in respect thereof by holders of La Teko Shares entitled to vote at the Meeting on the Arrangement Resolution.

         UNLESS OTHERWISE INSTRUCTED, THE PERSONS NAMED IN THE FORM OF PROXY ACCOMPANYING THE NOTICE OF THE MEETING INTEND TO VOTE FOR THE APPROVAL OF THE ARRANGEMENT RESOLUTION.

         THE LA TEKO BOARD BELIEVES THAT THE APPROVAL OF THE ARRANGEMENT AGREEMENT IS IN THE BEST INTERESTS OF THE LA TEKO SHAREHOLDERS AND RECOMMENDS THAT THE LA TEKO SHAREHOLDERS VOTE "FOR" APPROVAL OF THE ARRANGEMENT RESOLUTION.

         AMENDMENT OF EXISTING LA TEKO STOCK OPTIONS

         In order to amend the terms of the existing La Teko Stock Options, the holders of La Teko Shares will be asked to consider, and if deemed advisable, to approve an ordinary resolution. The ordinary resolution must be approved by the affirmative vote of not less than a majority of the votes cast in respect thereof by holders of La Teko Shares entitled to vote at the Meeting on the Stock Option Amendment Resolution.

         UNLESS OTHERWISE INSTRUCTED, THE PERSONS NAMES IN THE FORM OF PROXY ACCOMPANYING THE NOTICE OF MEETING INTEND TO VOTE FOR THE APPROVAL OF THE STOCK OPTION AMENDMENT RESOLUTION.

         THE LA TEKO BOARD BELIEVES THAT THE APPROVAL OF THE STOCK OPTION AMENDMENT IS IN THE BEST INTERESTS OF THE LA TEKO SHAREHOLDERS AND RECOMMENDS THAT THE LA TEKO SHAREHOLDERS VOTE "FOR" APPROVAL OF THE STOCK OPTION AMENDMENT RESOLUTION.

VOTING COMMITMENTS, AGREEMENTS OR UNDERSTANDINGS

         As of the Record Date, directors and executive officers of La Teko and their affiliates had the right to vote approximately 2.57% of the issued and outstanding La Teko Shares entitled to vote at the Meeting. There are no agreements, commitments or understandings between La Teko and its directors, officers and shareholders with respect to voting at the Meeting. However, the directors and executive officers of La Teko have indicated their intention to vote their shares in favour of the Arrangement Resolution. In addition, pursuant to the Support Agreements, the Significant Shareholders have agreed to vote any and all La Teko Shares held by the Significant Shareholders, or over which they have control or direction, representing approximately 16% of the La Teko Shares, in favour of the Arrangement Resolution and to provide Kinross, at least 10 days prior to the La Teko Meeting, with duly executed proxies appointing an officer of Kinross to vote such La Teko Shares in favour of the Arrangement Resolution.

         OTHER MATTERS. Other than the approval of the foregoing Meeting Matters, La Teko is not presently aware of any other business to be brought before the Meeting. If any matters come before the Meeting which are not directly referred to in this Proxy Circular or the enclosed proxy, including matters incidental to the conduct of the Meeting, the proxy holders will vote the shares represented by the proxies in accordance with the recommendations of La Teko Management.

                  INFORMATION REGARDING LA TEKO RESOURCES LTD.


                     LA TEKO SELECTED FINANCIAL INFORMATION

         The following selected financial data should be read in conjunction with the accompanying consolidated financial statements of La Teko and the notes thereto.


                                       NINE MONTHS ENDED
                                         SEPTEMBER 30                           YEARS ENDED DECEMBER 31
                                      ------------------        ------------------------------------------------------
                                      1998         1997         1997        1996         1995        1994         1993
                                      ----         ----         ----        ----         ----        ----         ----
                                                         (in thousands, except per share amounts)

STATEMENTS OF OPERATIONS DATA
Operating revenue before           $     --      $     --      $     --   $     --     $     --    $     --     $     --
expenses.......................
Income (loss) from operations..        (895)       (1,065)       (1,461)    (1,493)      (1,200)     (1,228)      (1,389)
Net Income (loss)..............      (1,198)       (1,009)       (1,462)       956         (365)     (1,370)      (1,599)
Income (Loss) per common share.       (0.04)        (0.04)        (0.06)      0.04        (0.02)      (0.06)       (0.08)

BALANCE SHEET DATA:
Total Assets...................    $ 13,308      $ 13,019      $ 12,661   $ 14,491     $ 13,871    $ 13,124     $ 12,111
Long term debt.................          --            --            --         --          360       1,073        1,068
Cash dividends per common share          --            --            --         --           --          --           --
Accumulated deficit............    $ (6,954)     $ (5,302)     $ (5,576)  $ (4,294)    $ (5,249)   $ (4,884)     $(3,515)


                 LA TEKO MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


GENERAL

         La Teko is in the business of exploration and development of mineral properties, with two advanced-stage projects, True North and Ryan Lode, two mid-stage projects, Scheelite Dome and Margarita, and four early stage exploration projects. Commencing in 1990, La Teko discontinued mining operations at the Ryan Lode Property and embarked upon an extensive exploration program to further explore and delineate the extent of mineral resources on the Ryan Lode Property and other mineral properties, particularly the True North property. La Teko has had no income from sales of mineral product since 1990 and will continue to sustain exploration, general and administrative and mine property expenses through 1998 and into 1999 without income from operations. La Teko has provided for recent years' operations primarily from the receipt of funds from Newmont pursuant to the True North JV Agreement and the cash proceeds from the issuance of common shares. It is anticipated that the $1,290,000 cash on hand September 30, 1998 combined with marketable securities are sufficient to cover expenditures required for the balance of 1998 and into 1999.

         La Teko and Kinross announced that they have agreed to enter into the Arrangement whereby La Teko Shareholders are to receive one Kinross Share for each 2.65 La Teko Shares they hold. The parties subsequently announced that they had amended the Arrangement Agreement to provide that La Teko Shareholders receive one Kinross Share for each 2.25 La Teko Shares held. The proposed Arrangement is subject to La Teko Shareholder approval and regulatory approval.

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

         CAPITALIZED COSTS

         Costs of acquisition and deferred exploration expenditures associated with La Teko's mineral properties are summarized as follows:

                                                CAPITALIZED        ADDITIONS        BALANCE AS OF
PROJECT                                      DECEMBER 31, 1997  (DELETIONS) 1998  SEPTEMBER 30, 1998
-------                                      -----------------  ----------------  ------------------
True North ................................     $   225,465       $    99,416        $   324,881
Ryan Lode .................................       9,770,530                --          9,770,530
Margarita .................................         430,652             3,766            434,418
Juniper ...................................         231,762            13,436            245,198
Twin Buttes ...............................         227,671           103,122            330,793
Discovery Gulch ...........................          99,055            14,828            113,883
Scheelite Dome ............................              --           318,859            318,859
Ogopogo ...................................              --            13,125             13,125
                                                -----------       -----------        -----------
Total Mineral Properties and Deferred Costs     $10,985,135       $   566,552        $11,551,687
                                                ===========       ===========        ===========


         La Teko's mineral properties and deferred costs are recorded at the lower of cost or the present value of estimated recoverable amounts applicable thereto. Exploration and development expenses are deferred until the mineral properties are brought into production, at which time they are amortized on a units-of-production basis, or until the properties are abandoned or sold. The deferred costs are then written off or charged against sales proceeds. Capitalized costs and deferred exploration are evaluated at least annually to determine the probability of recovery and the requirement for periodic adjustments.

         Certain properties are in the exploration or development stage. The ultimate realization of capitalized costs is dependent upon the determination of economically recoverable reserves, the ability of La Teko to obtain necessary financing to complete development, future profitable production and/or proceeds from sale of these properties.

         When a property is determined not to be commercially productive or its value impaired, the accumulated costs are charges to operations to the extent that costs exceed estimated net realizable value.

         In accordance with generally accepted accounting principles, La Teko records an impairment expense to the extent that capitalized acquisition and deferred costs exceed estimated net realizable value if La Teko determines that the realization of such capitalized costs associated with any property is impaired. As of September 30, 1998, La Teko had capitalized costs of $9,771,000 associated with its Ryan Lode Property. La Teko believes that completion of the business combination with Kinross described in this Proxy Circular on the terms proposed in the Arrangement would enable La Teko to realize the recorded capitalized costs of the Ryan Lode Property.

         Recently, La Teko learned of some materials which may have been improperly disposed of a number of years ago at the Ryan Lode Property that could expose La Teko to certain liabilities. La Teko is investigating the events and analyzing the materials to determine the extent of the appropriate remediation actions to be taken. La Teko may be liable to sanctions and be responsible for costs of cleanup and disposal of the materials. La Teko is in the process of establishing a sampling and clean-up plan and reporting the situation to the appropriate governmental authorities. La Teko anticipates that discussions will follow regarding, if applicable, any sanctions and the cleanup and disposal measures required. At the date hereof, La Teko has not determined the likelihood or the materiality of possible costs that may be required to be incurred.

         Based on the nature and extent of mineralization, current gold prices, ongoing environmental remediation obligations, the recently discovered possible improper disposal of some materials and other factors, in the absence of the proposed business combination with Kinross, La Teko would need to consider recording an impairment expense associated with the Ryan Lode Property that could significantly reduce its net realizable value.

         RESULTS OF OPERATIONS

       Income. La Teko did not receive operating revenues during the nine months ended September 30, 1998 and 1997 and will not have income from sales of mineral product during the balance of 1998.

         Expenses. During the first nine months of 1998, La Teko expended $567,000 for capitalized costs associated with the acquisition, exploration and development of its mineral properties compared to $606,000 which was expended during the comparable period of 1997. $294,000 was expended in the third quarter of 1998, compared to $385,000 expended in the third quarter of 1997. The expenditure is a result of the increased activity on the properties that typically occurs in the second and third quarters. Scheelite Dome and Twin Buttes/Juniper were the principal properties on which capitalized expenditures were incurred. In the third quarter of 1998 geophysical and drilling programs were completed at Scheelite Dome, while an auger sampling program was completed at Twin Buttes/Juniper.

         General and administrative expenses, including corporate and project overhead decreased to $549,000 for the first nine months of 1998 as compared to $691,000 for the same nine month period for 1997. The decrease reflects the closure of the Fairbanks office, the absence of costs incurred in transferring the head office functions from Salt Lake City, Utah to Vancouver, British Columbia, which occurred in the first quarter of 1997, and a focused effort to minimize costs. The general and administrative expenses for the third quarter of 1998 were $184,000 compared to $130,000 in the comparable period in 1997. The higher costs versus the comparable period in 1997 are due in part to activity associated with the proposed business combination with Kinross, the completion of the two private placements and the additional listing on the TSE.

         Operating and mine maintenance costs were $221,000 for the first nine months of 1998 as compared to $218,000 in the first nine months of 1997. During the third quarter of 1998, the costs were $149,000 compared to $117,000 in the same period of 1997. The major costs for the reclamation and environmental monitoring activities at the Ryan Lode Property have been incurred in the second and third quarters of 1998, as reflected in these expenditures.

         Royalty and lease payments were identical at $112,500 and $37,500 for the nine month periods and third quarters.

         Net interest income for the first nine months of 1998 was $24,000 compared with $59,000 for the comparable nine months of 1997. In the third quarter of 1998, net interest income was $21,000 compared with $13,000 in the comparable period in 1997. The interest income reflects the changes in term deposits. La Teko currently has no debt, having completed the repayment of its outstanding debt last year.

         Depreciation declined to $11,000 from $43,000 for the nine months ended September 30, 1998, as some of the equipment required for the Ryan Lode and Fairbanks office was disposed of in 1997.

         LIQUIDITY AND CAPITAL RESOURCES

         During the first nine months of 1998, La Teko relied on its December 31, 1997 cash on hand of $613,000 and private placements with gross proceeds of $1,870,000 to fund its requirements for general and administrative costs and ongoing exploration and development projects.

         At September 30, 1998, La Teko had working capital of approximately $1,134,000 compared with $633,000 for the comparable period in 1997. La Teko believes that it has sufficient working capital to cover expenditures required for the balance of 1998 and into 1999.

         During the first nine months of 1998, cash flows from operating activities used approximately $468,000 and investing activities used approximately $510,000, primarily respecting capitalized exploration costs and investments in mineral properties offset to a limited extent by the proceeds from the sale of investments. During the nine months of the comparable period in 1997, cash flows from operating activities used approximately $940,000 and investing activities used approximately $668,000, again primarily respecting capitalized exploration costs and investments in mineral properties. Remaining cash requirements for 1998 will be provided for from current cash reserves.

         La Teko has outstanding La Teko Stock Options to purchase an aggregate of 1,424,000 La Teko Shares at an average exercise price of $1.80 per share, for a total of $2,562,900; and outstanding La Teko Warrants to purchase an aggregate of 2,333,000 La Teko Shares at an exercise price of $1.05 per share in 1999 for a total of $2,449,650 or $1.25 per share in 2000 for a total of $2,916,250; but cannot predict whether any material number of either La Teko Stock Options or La Teko Warrants will be exercised.

         FUTURE REQUIREMENTS

         La Teko will receive no further cash payments from Newmont under the True North JV Agreement, and has no operating revenue. Therefore, La Teko will be dependent on its existing capital resources to meet budgeted expenditures. During 1998 and beyond, should the Arrangement proposed in this Proxy Circular not be concluded, La Teko may require additional capital. Potential capital requirements might include construction of a mining operation at the True North Property and/or the Ryan Lode Property, continuing holding and reclamation costs of the Ryan Lode Property, as well as significant other exploration activities. In order to meet such long-term needs, it will be necessary to obtain required capital from the sale of securities, possible new joint ventures or similar arrangements, project financing or other sources. There can be no assurance that any required additional funds will be available or can be obtained on terms favourable to La Teko.

         True North

         Newmont is the operator of the True North Joint Venture. The decisions by Newmont respecting its activities on the True North Property are beyond the ability of La Teko to predict or control.

         As discussed in "Business and Properties of La Teko", Newmont advised La Teko of its intent to delay the completion of a feasibility study pending continued exploration and development drilling, designed to delineate the full potential of the True North Property. As of December 31, 1996, development drilling, outside of the confines of the Hindenburg/Shepard current reserve area will be at Newmont's sole expense and not considered as credits towards its $21 million expenditure obligations. Newmont has paid the $6 million cash payment.

         La Teko does not have an obligation to contribute towards the True North Property until such time as Newmont has expended $27 million ($21 million of expenditure obligations and $6 million of cash payments) and completed a feasibility study which recommends placing the True North Property into production. If the True North Property were to substantially increase in size so as to require capital investment in excess of the $21 million required to be spent by Newmont prior to commencement of production, La Teko could be called upon to fund its 35% share and/or sustain a dilution in the project in the event it were unable to contribute the required capital.

         The True North JV Agreement also requires La Teko to reimburse Newmont for La Teko's 35% proportionate share of the initial acquisition costs of any expansions to the True North Property through additional staking or leases or options with third parties should La Teko desire to obtain a 35% interest in the newly-acquired properties. Newmont planned substantial additional exploration and development work during 1998 including the expenditure of $2.1 million for pre-feasibility studies through the full year and the expenditure of $1.5 million for exploration through the end of June 1998. Newmont has recently indicated, having completed the metallurgical work on the bulk samples, that it has put further development work on indefinite hold and will not proceed with the planned prefeasibility study at this time.

         Provisions of the True North JV Agreement are such that Newmont may withdraw from the joint venture at its sole discretion. In the event of termination by Newmont, La Teko will re-acquire, at no cost, Newmont's 65% interest in the True North Property, including subsequently acquired acreage, together with all exploration data, and La Teko will then become obligated for the continuing carrying costs and expenses of the True North Property. Newmont may also elect to attempt to sell an interest in the True North JV Agreement, in which case La Teko has the right of first opportunity to acquire Newmont's interest. Under the terms of the private placement with Kinross, La Teko has granted Kinross a right of first refusal to finance La Teko's purchase of Newmont's interest in the True North Project in the event such interest is offered to La Teko through La Teko's right of first opportunity as defined under the terms of the joint venture agreement between La Teko and Newmont. Under the agreement between La Teko and Kinross, if Newmont elects to sell all or part of its 65% interest in True North (the "Newmont Interest") and if Kinross elects to finance La Teko to acquire the Newmont Interest, Kinross will advance the funds necessary for La Teko to acquire the Newmont Interest by means of a 120 day interest-free loan (the "Loan"), secured by the Newmont Interest. At the election of either La Teko or Kinross, La Teko would repay the Loan by conveying the Newmont Interest to Kinross, provided that La Teko may elect to retain 15/65ths of the Newmont Interest. In such case, La Teko would repay the remainder of the Loan in cash or, at La Teko's option, by issuing shares to Kinross at a 10% premium to market.

         Ryan Lode

         Ongoing capital requirements for the Ryan Lode Property fall into three areas: holding costs and advance royalties, environmental monitoring and reclamation costs and potential capital costs for mine construction.

         Holding costs for the Ryan Lode Property are not significant except for the annual advance royalty payment, currently at $150,000 per year, described in section "Business and Properties of La Teko - Ryan Lode, Alaska".

         Over the past three years, La Teko has spent between $150,000 and $400,000 annually on reclamation and environmental monitoring of the Ryan Lode Property. To effect environmental closure with regard to past mining and exploration activities, assuming further production does not take place, La Teko's management estimates that one to three additional years of reclamation work, with expenditures at comparable levels, may be required. This would be followed by several more years of monitoring activity. However, because of the uncertainties involved with regard to environmental issues, as discussed under "Risk Factors - Risks Relating to the Continuation of La Teko Without Completing the Arrangement - Continuing Ryan Lode Property Maintenance and Environmental Responsibilities" it is impossible at this time to predict the time and costs related to complete reclamation of the Ryan Lode Property.

         If at some time in the future, economic conditions were to improve to the point where it would be financially viable to place the Ryan Lode Property into production, La Teko would have to consider either a joint venture, a sale or raising sufficient capital for development and construction of a mining operation.

         Prospect Acquisition and Exploration

         During the first nine months of 1998, La Teko spent $466,000 on the exploration and acquisition of properties other than the True North Property and Ryan Lode Property. In future years, similar expenditures would be anticipated, subject to the availability of capital.

         COMMITMENTS AND CONTINGENCIES

         Operations are subject to certain lease and royalty obligations.

         La Teko carries insurance against property damage including insurance on its machinery and equipment and motor vehicles and also comprehensive general liability and liability policies applicable to motor vehicles.
La Teko has elected not to insure against business interruption.

         La Teko cannot insure for environmental pollution and has elected not to insure for mine cave-ins, flooding, earthquake and other possible natural hazards consistent with industry practice. La Teko may in the future be exposed to contingencies and liabilities relating to the foregoing that may arise under governmental regulations relating to the environment. See the section "Capitalized Costs" for further discussion.

         La Teko has implemented procedures to minimize the possibility of chemical spills, especially in its drilling and Ryan Lode operations.

         CHANGING PRICES, CURRENCY EXCHANGE RATES AND INFLATION

         The value of La Teko's properties and its proposed operations have been and will continue to be affected generally by changes in gold prices and general market conditions. La Teko's ability to obtain exploration capital through joint ventures or other arrangements with other mining firms and attract additional capital, if required, through the sale of securities or borrowings on attractive terms are also affected by gold prices and general market conditions. Such prices are subject to substantial fluctuations that are beyond the ability of La Teko to control or predict.

         Although certain of La Teko's costs and expenses are affected by the level of inflation, inflation has not had a significant effect on La Teko's operations. Similarly, La Teko's operations, all of which except for its executive offices are located in the United States, are not materially affected by fluctuations in the exchange rate between Canadian and US dollars.

         YEAR 2000

         La Teko uses computers principally for processing and analyzing geophysical and geological data, map making and administrative functions such as word processing, accounting, and management and financial reporting. La Teko's principal computer systems have been purchased since December 31, 1996. La Teko has discussed with its computer consultants Year 2000 computer problems which may occur internally. Due to the relatively small size of La Teko, it is believed sufficient to conduct an evaluation in late 1998 or early 1999 to identify specific problems La Teko may be exposed to with its computer hardware and software in use at that time. While La Teko believes it is taking all appropriate steps to assure Year 2000 compliance, it is dependent substantially on vendor compliance. La Teko intends to modify or replace those systems that are not Year 2000 compliant. La Teko estimates that the cost to redevelop, replace or repair its technology will not be material. In addition to its own computer systems in connection with its activities in the United States and in Canada, La Teko interacts with suppliers, customers, creditors and financial service organizations domestically and globally who use computer systems. Although La Teko intends to interact only with those third parties that have Year 2000 compliant computer systems, it is impossible for La Teko to monitor all such systems, particularly those of parties in another country. There can be no assurance that such systems will not have material adverse impacts on La Teko's business and operations.

         OTHER

         La Teko has reviewed all recently issued, but not yet adopted, accounting standards in order to determine their effects, if any, on the results of operations or financial position of La Teko. Based on that review, La Teko believes that none of these pronouncements will have significant effects on current or future operations.

YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

RESULTS OF OPERATIONS

         INCOME

         La Teko has not received operating revenues during any of the last three years and will not have income from sales of mineral product in 1998.

         EXPENSES

         During 1997, La Teko expended approximately $551,143 for capitalized costs associated with the exploration and development of its mineral properties as further detailed in the Consolidated Statement of Cash Flows and Note 2 of the accompanying Notes to the Consolidated Financial Statements of La Teko Resources Ltd.

         Operating and mine maintenance expenses increased 40.7% to $388,000 for 1997 as compared to $276,000 in 1996, and increased 82.3% in 1996 from $151,000 in 1995. The increases between 1997, 1996 and 1995 were due principally to changes in salaries, wages and employee benefits and contract services, primarily related to the increased level of environmental compliance and reclamation efforts associated with the Ryan Lode Property and its spent heap-leach pads. La Teko has made a concentrated effort to restore the main areas of disturbance related to the earlier mining operations. In 1997 there were also costs for an environmental assessment of the Ryan Lode Property done in conjunction with the proposed sale of the property to Silverado.

         New prospect evaluation expenses decreased 74.1% to $14,000 for 1997 as compared to $56,000 in 1996, and $37,000 in 1995 for this effort. The decrease in 1997 reflects both a shift in focus to test La Teko's portfolio of projects acquired since 1995 and a more focused effort in seeking new exploration prospects. La Teko's strategy is to focus on gold projects with targets suitable for drilling in Alaska and the Yukon. La Teko investigates other opportunities only on a selective basis.

         General and administrative expenses, including corporate and project overhead, decreased 9.7% to $864,000 for 1997 as compared to $956,000 in 1996, and increased in 1996 41.8% from $675,000 in 1995. There were a number of substantial changes in La Teko's organization which impacted the general and administrative expenses in 1997 compared to 1996. La Teko moved its head office to Vancouver, British Columbia, and consequently, the Salt Lake City, Utah office was shut down. The Fairbanks, Alaska office was also closed at the end of 1997 as a result of the sale of the Ryan Lode Property to Silverado. Overall the decrease was largely due to the compensatory stock options calculation. Some other categories increased due to costs incurred during the transition period of the organizational changes and to support increased exploration activities. Specifically, significant items as a result of the above factors are listed in the remainder of this paragraph. La Teko recognizes compensatory expense on the issuance of director and employee stock options in accordance with APB Opinion

No. 25 "Accounting for Stock Issued to Employees". Compensatory stock option expense for officers, directors and employees during 1997 were $43,000 compared to $188,000 in 1996. Salaries and employee benefits increased to $357,000 in 1997 from $307,000 in 1996. Employee termination payments due to the office closures were $47,000 in 1997. Office and general costs increased to $89,000 from $29,000 due to having three offices for a period of time, as well as including various costs in this category rather than two other categories which both declined: Other, which declined from $53,000 to $36,000 and the Shareholder Expense category, which declined to $8,000 from $32,000. Rent costs increased to $60,000 in 1997 from $28,000 in 1996; this was again due to having three offices for a period of time as well as having an office dedicated to La Teko's business. Legal fees decreased to $58,000 in 1997 from $79,000 in 1996. Consulting fees decreased to $53,000 in 1997 from $105,922 in 1996. A major portion of the 1997 consulting fees were associated with the TSE listing application, while the 1996 cost included fees for a valuation of La Teko and its gold resources to guide directors in long range strategic planning for La Teko. Accounting costs increased, largely as a result of the organization changes while the move discussed above occurred, to $42,000 from $22,000.

         Depreciation was approximately equal for each of the last three years as La Teko had no significant changes in depreciable property.

         Royalty and lease expenses were $150,000 in each of 1997 and 1996, and decreased 47.7% in 1996 from $287,000 in 1995. Royalty and lease payments were identical at $112,500 and $37,500 for the nine month periods and third quarters in 1997 and 1998. Royalty expenses for the past two years have consisted only of the annual minimum royalty payment on the Ryan Lode mine inasmuch as minimum royalties associated with the True North properties were assumed by Newmont under the True North JV Agreement. Until June, 1995, La Teko paid minimum royalties on its Ryan Lode and True North properties. True North minimum royalties payable after entering into the joint venture with Newmont in June, 1995 have been paid by Newmont.

         OTHER INCOME

         La Teko had interest income of $64,000 in 1997 as compared to the small amount of $8,000 in 1996 and the interest expense of $63,000 in 1995. This change was due to a combination of the elimination of long-term debt, which was completely paid off in 1997, and the increase in cash and short-term money market instruments held by La Teko.

         As La Teko has received all cash payments from Newmont under the True North JV Agreement and did not conclude any other property transactions for cash, there was no gain on sale of mineral property in 1997. In 1996, La Teko received $2,447,000, an increase of 76.9% from 1995 when La Teko received $1,383,000. The gains reflect the receipt of $6.0 million from Newmont for the disposition of an interest in its True North Property, for which the total gain was $3,830,684.

         La Teko abandoned $41,000 of mineral property in 1997, an increase from 1996 when there was no abandonment of mineral property, while it reported $454,000 in 1995. The 1997 abandonment relates to the Lucky Gulch property in the Denali Mining District and the 1995 abandonment relates to a claim group adjacent to La Teko's Ryan Lode Property.

         La Teko recorded a loss on the sale of equipment of $24,000 in 1997 versus a small gain of $8,000 in 1996 and a small loss of $8,000 in 1995. The 1997 loss relates to realizing less than the depreciated value of equipment disposed of as a result of closing the Fairbanks office and selling the Ryan Lode property to Silverado (See "Business and Properties of La Teko - Alaskan Properties - Ryan Lode Property").

         As a result of net operating losses carried forward for income tax reporting purposes, except as pertaining to nominal alternative minimum taxes, La Teko will pay no corporate income tax on income reported form the proceeds received from Newmont.

         NET INCOME (LOSS)

         Net income decreased to a loss of $1,462,000 or $0.06 per issued and outstanding share for 1997, as compared to positive income of $955,000, or $0.04 per issued and outstanding La Teko Share for 1996, and a loss of $365,000 in 1995. The net income in 1995 and 1996 was positively impacted by the receipt of $2.5 million in 1996 and $3.5 million in 1995 from Newmont for the True North Property acquisition. Fully diluted earnings per share were not materially lower than primary earnings per share during 1997.

LIQUIDITY AND CAPITAL RESOURCES

         During 1997 and 1996, La Teko relied principally on net cash provided from investing activities, namely the sale of a 65% interest in its True North Property to Newmont under the True North JV Agreement to fund its cash requirements for general and administrative costs, ongoing exploration and development projects, and redemption of outstanding debentures. During 1995, cash provided by payments from Newmont was supplemented by cash from the sale of securities to fund operations. La Teko will receive no further cash payments from Newmont under the True North JV Agreement.

         With no revenue generating operations, operating activities used net cash of $1,536,000 during 1997, a 26.4% increase over $1,215,000 used in 1996, which was a 5.3% increase from net cash of $1,155,000 used in 1995. In 1997, the $1,462,000 loss included a non-cash expense of $45,000 in depreciation and a non-cash change of $(43,000) in compensatory stock options. During 1996, La Teko's $956,000 net profit was impacted by $2,500,000 cash received from Newmont resulting in a $2,447,000 gain on sale of the True North interest discussed as an investment activity below, and non-cash expenses of $188,000 for compensatory stock options and $55,000 for depreciation. In 1995, La Teko's $365,000 net loss was impacted by Newmont's payment of $3,500,000 resulting in a $1,383,000 gain relating to the True North transaction and non-cash expenses of $454,000 being an abandonment loss related to the Mohawk claims near the Ryan Lode Property, $64,000 in compensatory stock options and $51,000 in depreciation.

         Investing activities consumed net cash of $677,000 in 1997, a 138.3% decrease compared to providing net cash of $1,762,000 in 1996 and a 39.4% decrease as compared to the $2,906,000 provided from such activities in 1995. In 1996 and 1995, the largest component of this item was the receipt of $2,5000,000 and $3,500,000 in 1996 and 1995, respectively, from Newmont, related to the sale by La Teko of an undivided 65% interest in the True North Property. La Teko will receive no further cash payments from Newmont under the True North JV Agreement. La Teko invested $761,000 in mineral properties and exploration costs during 1997. These costs were associated with La Teko's 35% share of acquisitions under the True North JV Agreement for which no costs were incurred in 1996, as well as larger programs to continue exploration, development and acquisition costs for the Ryan Lode and other early stage exploration prospects. La Teko invested $413,000 in mineral properties and exploration costs during 1996 associated with the Ryan Lode, as well as other early stage exploration prospects acquired during the year. During 1995, La Teko invested $595,000 in mineral properties and exploration costs, principally associated with the True North Property before such costs were assumed by Newmont in June, 1995 under the True North JV Agreement. (See Note 2 to the Consolidated Financial Statements of La Teko Resources Ltd.).

         Financing activities used net cash of $365,000 in 1997, as $373,000 of outstanding debentures were redeemed. In 1996, financing activities used net cash of $478,000 as $700,000 used to redeem outstanding debentures exceeded the $222,000 in proceeds received from the issuance of La Teko Shares on exercise of La Teko Stock Options. During 1995, financing activities provided net cash of $946,000 principally from the sale of La Teko Shares and proceeds from debt financing were approximately equal to principal reductions.

         On December 31, 1997, La Teko had working capital of $633,000 and investments of $751,000.

         OTHER OPERATING EXPENSES

         La Teko's annual budget for ongoing corporate, general and administrative expenses is approximately $525,000.

         PROJECTED 1998 REQUIREMENTS

         For a discussion of future requirements refer to the section "Future Requirements" under "For the Nine Months Ended September 30, 1998".

         OTHER REFERENCES

         For a discussion of "Commitments and Contingencies", "Changing Prices, Currency Exchange Rate, and Inflation" and "Year 2000" refer to the appropriate sections under "For the Nine Months Ended September 30, 1998".

         OTHER

         La Teko has reviewed all recently issued, but not yet adopted, accounting standards in order to determine their effects, if any, on the results of operations or financial position of La Teko. Based on that review, La Teko believes that none of these pronouncements will have any significant effects on current or future operations.

               LA TEKO FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

         The financial statements of La Teko include the consolidated operations of La Teko Resources Ltd., a Canadian corporation, together with its wholly-owned subsidiaries La Teko Resources, Inc., a Nevada corporation, and Ryan Lode Mines, Inc., an Alaska corporation.

         Differences exist between United States and Canadian generally accepted accounting principles for a company exploring for natural resources, related primarily to the treatment of deferred exploration costs as differentiated from administrative and finance costs. Certain administrative and finance costs related to exploration are capitalized in Canada, whereas, in the U.S., these costs are charged to operations as incurred each year. Amounts which may have been capitalized in accordance with generally accepted accounting principles in Canada have been nominal and inasmuch as La Teko adheres to U.S. generally accepted accounting principles, La Teko has charged all administrative and finance costs to operations since 1986. There are no material differences relative to application of accounting principles.

         Under U.S. generally accepted accounting principles, the computation of primary earnings per share considers the weighted average number of shares outstanding during the year, plus common stock equivalents such as common stock options. This method requires that primary earnings per share be computed as if stock options were exercised at the beginning of the year (or at the time of issuance, if later), and as if the funds obtained thereby were used to purchase common stock of La Teko at its average market price during the year. Fully diluted earnings per share shows the effect on earnings per share which would result if the proceeds from the exercise of common stock options were used to purchase La Teko's common stock at its market price at the end of the year. Earnings (loss) per share have been computed in accordance with the foregoing procedures.

                       BUSINESS AND PROPERTIES OF LA TEKO


GENERAL

         La Teko Resources Ltd. was incorporated on November 12, 1968 under the laws of British Columbia under the name LaRonge Mining Ltd. By special resolution passed on June 8, 1976, LaRonge Mining Ltd. changed its name to "La Teko Resources Ltd.". La Teko's registered office is located at Suite 1040 - 1055 West Hastings Street, Vancouver, British Columbia, V6E 2E9 and its principal business office is located at Suite 500 - 625 Howe Street, Vancouver, British Columbia, V6C 2T6.

         La Teko has two subsidiaries: (i) La Teko Nevada, a company incorporated under the laws of Nevada, all of the issued and outstanding shares of which are owned by La Teko; and (ii) Ryan Lode Mines, Inc., a company incorporated under the laws of Alaska, all of the issued and outstanding shares of which are owned by La Teko Nevada.

         La Teko explores and develops mineral properties. It has interests in several exploration properties in the Fairbanks area of central Alaska, as well as one in the central Yukon and another in southern Arizona. Two of the Alaska projects, True North, under joint venture agreement with a wholly-owned subsidiary of Newmont and Ryan Lode are at the advanced exploration stage. The remaining Alaska projects, including Juniper, Discovery Gulch and Ogopogo, are at the exploration stage. The Scheelite Dome project in the Yukon and the Margarita project in Arizona are also at the exploration stage.

PROPERTIES

         For detailed property acquisition, exploration, and related information respecting La Teko's projects, see La Teko's annual report on Form 10-K for the year ended December 31, 1997, as amended.

         TRUE NORTH, ALASKA

         True North is an advanced exploration project covering approximately 17,500 acres on the west flank of Pedro Dome, approximately 17 miles northeast of Fairbanks, Alaska.

         Land Status

         The True North Property covers approximately 17,500 acres and consists of 65 federal claims, 410 State of Alaska mining claims (including prospecting sites converted to state claims) and a state lease. The state claims require up to $100 of annual work per claim by September 1 each year. The federal claims require an annual cash payment of $100 per claim before August 31.

         Newmont Joint Venture

         The True North Property is subject to the True North JV Agreement with a wholly-owned subsidiary of Newmont, whereby Newmont has the right to earn a 65% interest in the True North project by paying La Teko $6.0 million, completing $21.0 million in exploration and development work, and completing a feasibility study by December 31, 1996. In the event that Newmont earned a 65% interest in the True North Property, La Teko and Newmont are to fund project development costs on a pro rata basis, with Newmont as operator. Newmont paid



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

the required $6.0 million in cash in 1996 and had completed approximately $8.7 million of qualifying exploration expenditures as of December 31, 1997.

         As permitted by the True North JV Agreement, Newmont elected to extend the December 31, 1996, due date for completing the feasibility study for up to six months beyond the cessation of active exploration. During 1998, Newmont completed certain metallurgical work and a geochemical sampling program, but, as announced by La Teko on October 29, 1998, Newmont had communicated its intention to suspend indefinitely any further development work and not to proceed with the pre-feasibility study at this time. Accordingly, if exploration is not resumed or if the feasibility study is not completed in accordance with the terms of the True North JV Agreement, Newmont would be required to reconvey its 65% interest to La Teko, free of any La Teko obligation to return any cash payments received from Newmont to date or to reimburse Newmont for any of its exploration or other expenditures relating to the property. If Newmont reconveyed its interest in the True North Property to La Teko, La Teko would be responsible for property maintenance costs.

         Since Newmont made the election not to complete a feasibility study on the True North Property by December 31, 1996, Newmont is required, pursuant to the terms of the True North JV Agreement, to complete a feasibility study within six months after it ceases actively conducting exploration or development drilling of certain areas of the property. Because the phrase "actively conducting" is not defined in the True North JV Agreement, and is therefore open to interpretation, it is not certain what scale of exploration activity would be required for Newmont to be in compliance with that term. It is conceivable that Newmont could maintain the Newmont Interest for a significant period of time with only minor expenditures in order to continue to be considered actively conducting exploration.

         Newmont may also elect to attempt to sell an interest in the True North JV Agreement, in which case La Teko has the right of first opportunity to acquire Newmont's interest. Under the terms of the May 1998 private placement agreement with Kinross, La Teko has granted Kinross a right of first refusal to finance the purchase of Newmont's interest in the True North Project in the event such interest is offered to La Teko pursuant to La Teko's right of first opportunity. Under the agreement between La Teko and Kinross, if Newmont elects to sell all or part of its 65% interest in the True North Property and if Kinross elects to finance La Teko's acquisition of the Newmont Interest, Kinross will advance the funds necessary for La Teko to acquire the Newmont Interest by means of the 120-day interest free Loan, secured by the Newmont Interest. At the election of either La Teko or Kinross, La Teko would repay the Loan by conveying the Newmont Interest to Kinross, provided that La Teko may elect to retain 15/65ths of the Newmont Interest. In such case, La Teko would repay the remainder of the Loan in cash or, at La Teko's option, by issuing La Teko Shares to Kinross at a 10% premium to market.

         Geology and Mineralization

         Gold mineralization in the True North Property is hosted by metamorphic rock of the Chatanika Terrane, including quartz-mica schist, quartzite, eclogite, amphibolite, marble, and argillite. Some units are graphitic. Gold occurs in nearly flat-lying shear zones and along faulted contacts. These zones are typically 30 to 50 feet thick, are stacked one on top of the other, and can be correlated across the property. The three originally defined Hindenburg, Central, and Shepard zones, now all appear to be part of a single zone with a continuous strike length of roughly 5,000 feet. Average grades are 0.07 to 0.09 ounces of gold per ton, although higher grades in excess of one ounce per ton occur locally.

         Within the first 150 to 200 feet of surface, the gold mineralization is predominantly oxidized. Below this depth there is a gradual transition to sulfide mineralization. The depth of oxidation is typically greater at higher elevations and less in the valleys and generally reflects depth to the top of the water table. Other areas of mineralization such as the Murray, Merlin, and Dome Creek zones are in valleys, where the degree of oxidation is less than for the zones where the resources described below occur.

         A 1998 sampling program completed over the entire property encountered only one significant gold anomaly.

         Resources

         On June 5, 1997 a La Teko press release approved by Newmont announced that Newmont's exploration had resulted in the identification of 18,208,000 tons of mineralized material at an average of 0.072 ounces gold per ton (2.5 grams per ton) for a total contained 1,313,899 ounces of gold. Of this total 1,011,819 ounces have been classified as oxide, defined by Newmont as mineralization with a ratio of cyanide extractable gold to fire assay gold of 0.6 or greater. La Teko engaged an independent consultant who confirmed the Newmont mineralization calculation through an independent review of all drill data. Newmont announced in its annual report on Form 10-K for the year ended December 31, 1996 that the True North Property contained 7.2 million tons of mineralization.

         During 1998, Newmont announced that it had completed a calculation utilizing a $350 per ounce gold price and included further data to upgrade a portion of the resource to a category Newmont describes as "Mineralized Material Not in Reserve". This category consists of material that, based on preliminary analysis, Newmont found to have economic potential but for which the feasibility of a mining operation has not been demonstrated. The updated calculation is 10,215,000 million tons grading 0.078 ounces gold per ton, for a total of 796,770 contained ounces of gold, all of which is classified as oxide. Newmont stated in its annual report on Form 10-K for the year ended December 31, 1997 that the property contained 10.2 million tons of mineralization.

         Metallurgy

         Metallurgical testing was completed on 50 tons of bulk surface and large diameter core samples collected from the Hindenburg and Shepard zones during the fall of 1997. The Hindenburg sample, with a grade of 0.09 ounces gold per ton, yielded approximately 95% recovery, with cyanide consumption ranging from 0.28 to 0.48 pounds sodium cyanide per ton. The Shepard sample, with a grade of 0.12 ounces gold per ton, yielded gold extractions in the range of 84% to 90%, with cyanide consumption of 0.51 to 0.67 pounds sodium cyanide per ton. There appeared to be no gold recovery variation with particle size for either sample.

         Testing work on larger diameter core samples was carried out by Newmont at its own metallurgical facility. Testing was done with minus 1.5-inch and minus 0.75-inch material. The oxidized core sample recoveries ranged from 86% to 94%.

         Royalties

         All royalty payments applicable to the property are the responsibility of Newmont as the operator of the joint venture. Several payment schemes exist and vary according to the terms of the acquisitions and the location and size of land package. Annual payments range from $6,000 to $120,000 and total approximately $420,000. All payments are to be adjusted against the advance royalty payments which range from 3% to 5% of net smelter returns.

         RYAN LODE, ALASKA

         The Ryan Lode Property is located on the southeast flank of Ester Dome, approximately eight miles west of Fairbanks, Alaska.

         Land Status

         The core Ryan Lode claims covering approximately 700 acres are held under a lease agreement which calls for a 5% net smelter return royalty on production and annual advance royalty payments, currently of $150,000 per year. A 3% net smelter return royalty is payable on the surrounding Bar and St. Patrick claims comprising a total of 289 acres. A prior lease agreement requires payment of $5.0 million on the basis of from 5% to 20% of net profits from the above claims, after recovery of pre-production costs.

         La Teko has expanded its Ryan Lode properties to include 234 adjacent acres, generally subject to 3% to 5% net smelter return royalties.

         Geology and Mineralization

         The principal rock unit in the Ryan Lode area is the Cleary Sequence member of the Fairbanks Schist, consisting of varied rock types, including metamorphosed volcanic rocks, along with marble, calcareous quartz-mica schist, and carbonaceous units. Granite intrusions in the area are principally concentrated near and within the Curlew deposit, south of the Ryan shear.

         The gold in both the Ryan and Curlew ore bodies occurs in mineralized quartz veins, breccias, and gouge zones within broad shear zones. The gold occurs with sulfide minerals including pyrite, arsenopyrite, and locally stibnite. Higher grade gold mineralization typically occurs next to the hanging wall of the shear, with lower grade mineralization below this.

         The main shear zone, which reaches 150 feet in thickness in places, has been traced by drilling for over a mile and is contained in metasedimentary and metavolcanic rocks of the Cleary Sequence. The Curlew Shear, which may be an offset, southern continuation of the Ryan Shear, ranges up to 180 feet in thickness. Other subparallel shears also occur on the property, and although these are currently poorly defined, they could also add to the future gold resource base.

         Mineralization is typically oxidized to depths of 200 to 300 feet, with an enriched or supergene zone for 50 to 100 feet below this. The oxidized and supergene zones demonstrate good gold recoveries by leaching, while rates of gold recovery by leaching decrease at increasing depths below the enriched zone.

         Resources

         In 1994, an independent engineering firm engaged by La Teko estimated that the Ryan Lode Property contained the proven and probable reserves shown on the table below. These were calculated based on rough estimates of capital costs, operating costs, and metallurgical characteristics for the proposed mine, using a gold price of $375 per ounce. One of the greatest uncertainties in this calculation was the cost and length of time required to obtain necessary permits for a mining operation.

                                                                GRADE (OZ. GOLD      CONTAINED
                                                   TONS            PER TON)         OUNCES GOLD    STRIP RATIO
                                               -----------      ---------------     -----------    -----------
Total Reserve ...............................   14,576,000           0.05             822,200        3.8:1
High Grade (Included within Total Reserve)...    4,559,700           0.09             410,000        7.1:1


         As noted above, the figures for reserves presented were calculated using a gold price of $375 per ounce. Recently, gold prices have been significantly below these levels. A lower gold price may render mineralized material currently classified as reserves but containing relatively lower grades of gold mineralization uneconomic to exploit. This may require its removal from the category of proven and probable reserves upon the completion of an updated study.

         There are numerous uncertainties inherent in estimating quantities of proven and probable reserves. The estimates of the Ryan Lode reserves were based on various assumptions related to costs and associated delays in obtaining necessary permits, rates of future production and gold recoveries, timing and amount of development expenditures, mining and processing costs, forecast gold prices during the life of production, and other factors. Actual operating parameters and financial performance may vary substantially from the initial estimates. Any significant changes in the assumptions made could result in material downward or upward revision of current estimates.

         Because of the foregoing uncertainties, La Teko is currently reviewing the carrying value of the Ryan Lode Property in La Teko's financial statements. See "La Teko Management's Discussion and Analysis of Financial Condition and Results of Operations".

         Metallurgy

         The ore at the Ryan Lode Property requires crushing and agglomeration prior to leaching. Column leach tests show that gold recoveries in the range of 70% to 80% can be expected. A gravity circuit has been shown to recover 45% to 50% of the gold. Gravity separation of gold in combination with leaching would be expected to provide faster and superior gold recovery than leaching alone.

         Terminated Sale to Silverado Gold Mines Ltd.

         La Teko agreed in 1997 to sell its 100% interest in the Ryan Lode Property to Silverado for $12.0 million payable over five years. On March 26, 1998, the property was returned to La Teko because of Silverado's failure to complete the initial acquisition payment.

         Permitting

         La Teko expects that obtaining required permits for proposed activities on the Ryan Lode Property may be adversely affected because of its location eight miles from the city of Fairbanks and approximately one-half mile from rural homes, which would expose any proposed development activities to greater public interest and scrutiny and increase the potential adverse impact on the population in the area resulting from the use, storage, or discharge of hazardous materials. If production was to occur directly on the property, La Teko would be likely required to complete an environmental impact statement and become involved in a protracted process with applicable permitting agencies and the public in obtaining required permits. See "Risks Relating to Continuation of La Teko Without Completing the Arrangement - Uncertainties About Gold Recovery from the Ryan Lode Property".

         There can be no assurance that La Teko will not have to alter any development plans in response to government review or public comment, which could adversely affect the financial return to La Teko from proposed development activities. La Teko will be required to demonstrate substantial financial responsibility through bonding, deposits, or other means acceptable to governing agencies before resuming operations at Ryan Lode.

         Environmental Concern

         La Teko is responsible for annual environmental reclamation work on the A-B-C-D and E-F heap leach pads at the Ryan Lode Property. During November 1998, La Teko learned of some materials which may have been improperly disposed of a number of years ago on the Ryan Lode Property that could expose La Teko to certain additional liabilities. La Teko is investigating the events and analysing the materials to determine the extent of the appropriate remediation actions to be taken. La Teko may be liable to sanctions and be responsible for costs of cleanup and disposal of materials. La Teko is in the process of establishing a sampling and clean-up plan and reporting the situation to the appropriate governmental authorities. La Teko anticipates that discussions will follow regarding, if applicable, any sanctions and the cleanup and disposal measures required. At the date hereof, La Teko has not determined the likelihood or materiality of possible costs that may be required to be incurred.

         TWIN BUTTES AND JUNIPER PROPERTIES, ALASKA

         The Twin Buttes and Juniper properties are located 30 miles northeast of Fairbanks, Alaska. La Teko staked the 23,800 acre Juniper property and formerly leased the adjacent 12,640-acre Twin Buttes property from the University of Alaska.

         These properties cover in part rocks of the Chatanika Terrane, the same as those hosting the True North deposit 15 miles to the southwest.

         On January 12, 1999, La Teko terminated the agreement on the Twin Buttes property.

         In 1998, La Teko conducted a program of power auger soil sampling over the magnetic anomalies identified through a low level, helicopter-borne geophysical survey. An area of strongly anomalous tungsten values with a few areas of weakly anomalous gold were identified. La Teko is currently evaluating the results of this survey to determine if further work is warranted on the property.

         DISCOVERY GULCH, ALASKA

         La Teko has an option on a project known as the Discovery Gulch, comprising approximately 3,000 acres in the Circle Mining District near the small town of Central, Alaska, approximately 125 miles northeast of Fairbanks. The property is subject to a 2% net smelter return royalty payment. In 1998, La Teko agreed to grant Camnor Resources Ltd. ("Camnor") an option to earn a 51% interest in the property by making a series of cash payments totalling $215,000 (of which $10,000 has been paid), issuing 400,000 shares to La Teko (of which 50,000 shares have been issued), and completing exploration expenditures of $800,000 (of which $65,000 has been spent) over a four-year period.

         A strong geochemical anomaly was defined by La Teko through soil sampling. Three small granodorite outcrops were mapped within the area of the soil grid. The balance of the area is covered by overburden.

         In 1998, Camnor completed a further program of soil sampling and trenching. The focus of the program was to follow up on previously identified gold-arsenic soil anomalies. Six trenches were excavated along a 250 metres long portion of the Switch grid soil anomaly. Of the six trenches excavated, only three reached substantial bedrock due to deep overburden cover and permafrost. Highlights from chip channel sampling of the trenches include a 150 ft. trench averaging 0.016 ounce gold per ton, including 20 feet at 0.033 oz. per gold per ton, and a 170 foot trench averaging 0.012 ounce gold per ton. Grab samples from elsewhere on the property returned values of up to 0.051 ounce gold per ton.

         Camnor has announced that a drill program to follow up on these results is currently being planned to commence early spring, 1999.

         OGOPOGO, ALASKA

         La Teko's Ogopogo property, staked in September, 1998, covers 38,520 acres and consists of 239 state prospecting sites and seven state mining claims, 90 miles east of Fairbanks. The Ogopogo property lies along the northern boundary of the Sumitomo/Teck Pogo property, which Teck Corporation has reported contains a high grade, 5.2 million ounce deposit. Sampling by the U.S. Geological Survey has shown the sediments in creeks draining the Ogopogo property are enriched in important indicator elements, including bismuth and tungsten.

         SCHEELITE DOME, YUKON

         The Scheelite Dome project in the Mayo mining district, Yukon Territory, Canada, consisting of 587 contiguous claims totalling 28,700 acres, was acquired from Kennecott Canada Exploration Inc. ("Kennecott Canada"), in 1997. The target is a large, bulk tonnage gold deposit, similar to the Fort Knox or True North Property or a high grade deposit such as Pogo.

         La Teko must carry out Cdn.$800,000 worth of exploration expenditures by December 31, 2001 to earn a 100% interest in the property. Should La Teko exercise its option and deliver a feasibility study to Kennecott Canada, Kennecott Canada would have 60 days in which to elect to reacquire a 49% interest in the project by paying 150% of 49% of the expenditures incurred by La Teko, or to receive a 2% net smelter return royalty on production from the property.

         The results of Kennecott's work identified numerous structurally controlled mineralized zones within an east-west oriented area, 0.9 miles by 2.2 miles, defined by 40 parts per billion (ppb) gold-in-soil anomaly. Excavator trenches and the drilling of 13 reverse circulation drill holes totalling 3,500 feet within the 40 parts per billion gold-in-soil anomaly contour returned significant gold values.

         La Teko completed an induced polarization geophysical survey to assist in defining drill targets. This was followed by a program of diamond drilling, totalling 4,100 feet in seven holes. Each of the drill holes intersected primarily quartzite and phyllite metasedimentary units with minor dykes. The best drill intercept, 25.3 feet of 0.107 oz. gold per ton in hole 98-12, was also one of the shallowest significant intercepts, located from 53.7 feet to
79.0 feet. Strongly anomalous gold values were encountered in all of the drill holes. Numerous sections were variably silicified and sulfide mineralization, including arsenopyrite, pyrite, pyrrhotite, and stibnite, was present. Cross cutting quartz veins also occurred in various sections. The drill holes varied in length from 482 feet to 708 feet.

         La Teko has fulfilled its 1998 commitments on the property. La Teko will complete the analysis of the results from the 1998 drill program and will likely propose an ongoing exploration program for 1999.

         MARGARITA PROPERTY, ARIZONA

         The Margarita property consists of 34 unpatented federal lode mining claims totalling approximately 700 acres located approximately 75 miles south of Tucson, Arizona, in the Oro Blanco Mining District, approximately three miles from the Mexican border. The property can be reached by travelling 20 miles east from Arivaca on a graded country road. The property is subject to a 3% net smelter return royalty and a 10% net profit interest on the first 20,000 ounces of gold production and 15% thereafter.

         The property contains low grade resources of approximately 30,000 ounces of gold with potential for expansion through further exploration. La Teko is currently negotiating with a potential buyer of the property.

INVESTMENTS

         During 1994 and 1996, La Teko purchased 1.5 million shares of International Freegold Mineral Development, Inc. ("Freegold"), for a total of $500,913. La Teko continues to own 1,480,500 shares of Freegold constituting approximately 6% of its issued and outstanding stock, which had a closing sales price on the TSE, converted to U.S. dollars, of $0.19 per share, or a total of $281,000 on November 30, 1998.

         La Teko also currently owns 25,000 Silverado shares received in connection with the proposed sale of the Ryan Lode Property to Silverado during 1997 as discussed above. The bid price for Silverado shares on the EBB market in the United States, where the shares of Silverado are traded, was approximately $0.15, or a total of $3,750, on November 30, 1998.

         La Teko currently owns 50,000 Camnor shares received in connection with the Discovery Gulch agreement. The closing sales price November 30, 1998 on the VSE, converted to U.S. dollars was $0.04 per share, or a value for the shares of $2,000.

         Because of the nature of the limited trading market for the above securities, there can be no assurance that La Teko would be able to liquidate its position readily or for the amounts quoted above, should it desire to do so.

LIMITED POSSESSSORY RIGHTS TO UNPATENTED MINING CLAIMS

         La Teko's properties include federal and Alaska unpatented mining claims. Such claims are unique property interests that generally do not confer title, but only certain possessory rights. La Teko believes that it has valid possessory rights to all of the unpatented federal and state mining claims described herein.

EMPLOYEES

         As of November 1998, La Teko had three employees consisting of its President, a Corporate Affairs Manager and a Secretary. La Teko regularly engages consultants and other advisors to provide specific geological and other professional services.

OFFICES

         La Teko's corporate offices, located at Suite 500 - 625 Howe Street, Vancouver, British Columbia are leased at a cost of Cdn.$1,620 per month.

LEGAL PROCEEDINGS

         There are no material legal proceedings pending against La Teko. No legal proceedings have been threatened or, to the best of La Teko's knowledge, are contemplated, by any governmental authorities. However, La Teko is in the process of reporting to the appropriate governmental authorities contamination which occurred a number of years ago on the Ryan Lode Property that could expose La Teko to liability.

                               LA TEKO MANAGEMENT

DIRECTORS AND OFFICERS OF MANAGEMENT

         The following is a list of the current directors and officers of La
Teko:

NAME                                      AGE         OFFICE HELD
----                                      ---         -----------
John S. Auston ........................   61          Director
Douglas R. Beaumont ...................   66          Director
Gerald G. Carlson .....................   52          President, Chief Executive Officer and Director
Gordon J. Fretwell ....................   45          Secretary and Director
Robert W. Gentry ......................   51          Chairman and Director
John R. Hardesty ......................   58          Chief Financial Officer and Director
Stuart Havenstrite ....................   66          Director


         Directors of La Teko were elected to serve until the next general meeting of La Teko Shareholders in 1999. Directors of La Teko are elected annually and serve for a period of one year and until their successors are elected and qualified. Based upon Canadian corporate regulatory provisions, a majority of La Teko's directors must be Canadian residents. The officers of La Teko serve at the pleasure of the La Teko Board.

NAME, MUNICIPALITY OF RESIDENCE AND BUSINESS EXPERIENCE OF DIRECTORS, OFFICERS AND KEY PERSONNEL

         ROBERT W. GENTRY has held several key positions with the Ford Bank Group from 1982 through 1992 including that of Senior Vice-President, First National Bank, Lubbock, Texas (July 1991 to May 1992), President/CEO of United National Bank of Denton, Texas (December 1987 to July 1991), President/CEO of First National Bank of Borger, Texas (June 1985 to January 1986), organizing President of United National Bank of Dallas, Texas (May 1984 to December 1987), and organizing Vice-chairman of Ford Capital, Ltd., Dallas, Texas (January 1986 to May 1992). Mr. Gentry is President and 50% owner of Genoa Management Company of Dallas, Texas, involved in asset and portfolio management advice to 23 Texas community banks. He is also Chairman of the Board of Lake Cities State Bank of Lake Dallas, Texas, and President of Lake Cities Financial Corporation. Mr. Gentry is a graduate of Texas Tech University with a B.A. degree in finance. Mr. Gentry became a Director of La Teko in May 1995 and served as President from February 27, 1996 to December 2, 1996. Mr. Gentry lives in Dallas, Texas.

         GERALD G. CARLSON, Ph.D., P. Eng. has been involved in mineral exploration and junior exploration company management for over 25 years. Mr. Carlson's educational background includes the following degrees: B.A. Sc. 1969 from the University of Toronto; M.Sc. 1974 from Michigan Technological University and Ph. D. 1978 from Dartmouth College, New Hampshire. He is past President of ConSil Corp. (June 1995 to November 1996), past Vice-President, Exploration, for Dentonia Resources Ltd. (February 1994 to May 1995). Both positions included management of exploration activities in Mexico and the Northwest Territories. Mr. Carlson became President, Chief Executive Officer and a Director of La Teko on December 2, 1996, and continues to serve as a member of the Board of Directors of Dentonia Resources Ltd. and Fairfield Minerals Ltd. Mr. Carlson lives in West Vancouver, British Columbia.

         GORDON J. FRETWELL, has been engaged for over 15 years in the private practice of law, in the last several years through his own law firm, in Vancouver, British Columbia. Mr. Fretwell specializes in securities and mining law and acts for several public companies engaged in the mineral resource sector. Mr. Fretwell is a member of the board of directors of Foran Mining Corp. and Rockwell Ventures Inc. Mr. Fretwell was appointed as a Director of La Teko on November 24, 1995 and was elected Corporate Secretary on February 27, 1996. Mr. Fretwell lives in West Vancouver, British Columbia.

         JOHN S. AUSTON is a geologist with 39 years of diversified world-wide experience in the precious metals, base metals, uranium and coal mining industries in Canada, the United States, and Australia. He was involved for many years in Canadian, U.S., and Australian mineral exploration and mining activities of the Selection Trust Group of London (May 1959 to June 1980) and British Petroleum (June 1980 to September 1992). He is past President and CEO of Granges, Inc. (July 1993 to June 1995) and HyCroft Resources of Vancouver (July 1993 to June 1995). Since August 1996 he has served as Director, President and Chief Executive Officer of Ashton Mining of Canada Inc. Mr. Auston is a graduate of McGill University with the degrees of Bachelor of Science and Master of Science (Applied). He became a Director of La Teko on June 5, 1996. Mr. Auston lives in West Vancouver, British Columbia.

         DOUGLAS R. BEAUMONT is a professional engineer. His forty years of mining experience include project development and design and operation of mineral processing plants. He retired in 1997 from his position as Senior Vice-President - Technical for Kilborn, SNC - Lavalin, having joined the Kilborn group of companies in 1979 and serving as Executive Vice-President for international operations. Mr. Beaumont is also a member of the board of directors of Black Hawk Mining Inc. and Agnico Eagles Mines Limited. Mr. Beaumont became a Director of La Teko on June 5, 1996. Mr. Beaumont lives in Mississauga, Ontario.

         JOHN R. HARDESTY has been for over five years the owner and President of Thermo Dynamics, Inc., Laughlin, Nevada, and Chairman of Electro Dynamics Crystal Corporation, Inc., Overland Park, Kansas. He is a previous owner of Dixson, Inc., Grand Junction, Colorado (January 1988 to March 1995). He is a graduate of Wayne State University with a B.S. degree in business administration, majoring in accounting. He is a non-practicing certified public accountant having been a past Audit Manager with Ernst & Young, Certified Public Accountants from 1962 through 1968. From 1968 through 1986 he was involved extensively in corporate finance and sales with other business entities. He has been an operations manager with expertise in manufacturing, finance, administration, sales and corporate strategic planning and acquisitions. Mr. Hardesty currently serves as a Director of Powerhouse Technologies. Mr. Hardesty became a Director of La Teko in May 1995. Mr. Hardesty lives in Laughlin, Nevada.

         STUART HAVENSTRITE has a B.S. in Geology from Stanford University. He has been President of Havenstrite Management Services Inc., which provides consulting services, since 1990. La Teko provides consulting services in evaluation, exploration and development of mining properties in the United States, Canada and Mexico. From 1970 until 1990, Mr. Havenstrite held several positions, including President and Director of Silver King Mines Inc. (changed to Alta Gold Inc. in 1987). Mr. Havenstrite is a director of Nevada Star Resource Corp. Mr. Havenstrite became a Director of La Teko in June of 1997. Mr. Havenstrite lives in Sandy, Utah.

         MARK FIELDS, P.Geo., received a Bachelor of Commerce (Honours) from Queen's University in Kingston, Ontario in 1976 and a Bachelor of Science in Geology from the University of British Columbia in 1986. He joined La Teko on August 25, 1997 as Corporate Affairs Manager. He worked with the Rio Tinto group from 1991 to 1997 where he participated in the successful acquisition and development of the Lac de Gras diamond interests. From 1988 to 1991 he was employed by First Exploration Fund which provided financing to 75 junior Canadian exploration companies for projects across Canada. Mr. Fields lives in North Vancouver, British Columbia.

         RICHARD A. HUGHES, consultant, was the project manager for the Ryan Lode Mine, a position which he held from March, 1993 to December, 1997. Mr. Hughes was President and Mining Consultant for BTW Mining

& Exploration from 1983 to 1994. From 1988 to 1989, Mr. Hughes was employed by Valdez Creek Mining Company, Inc., as the General Manager of a large open-pit placer mining and wash plant operation. Prior to that time, from 1981 to 1987, Mr. Hughes was with ARCO Alaska, Inc., as the quality assurance and safety director at Prudhoe Bay, Alaska. From 1977 to 1981, Mr. Hughes worked with Exxon Minerals Company where he was the project manager of an underground project in New Mexico and assistant manager of a uranium operation in Wyoming. Mr. Hughes has been employed in the mining industry in various other capacities since 1960. He is a registered professional mining engineer in Alaska and Nevada. Mr. Hughes received a Bachelor of Science degree in Mining Engineering from the University of Nevada in 1960. Mr. Hughes lives in Fairbanks, Alaska.

            LA TEKO SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information with respect to beneficial ownership of La Teko Shares as of November 19, 1998 by: (i) each director and officer of La Teko; (ii) all officers and directors of La Teko as a group; and (iii) each person or entity known to La Teko to be the beneficial owner of more than 5% of the outstanding La Teko Shares. Information with respect to beneficial ownership by each officer or director is based upon information furnished buy that individual. Unless otherwise noted, all directors and officers have sole power and sole investment power with respect to shares beneficially owned by them.


                                   NATURE OF                                   PERCENTAGE OF
HOLDER                            OWNERSHIP(1)                NUMBER           OWNERSHIP (2)
------                            --------------             --------          -------------
Robert W. Gentry.............     Common                       333,000(3)            1.3
                                  La Teko Stock Options        150,000               0.6
                                                            ----------
                                  Total                        483,000               1.9

Gerald G. Carlson............     Common                        34,500               0.1
                                  La Teko Stock Options        400,000               0.4
                                                            ----------
                                  Total                        434,500               1.7

John R. Hardesty.............     Common                       268,000(4)(5)         1.0
                                  La Teko Stock Options        100,000               0.4
                                                            ----------
                                  Total                        368,000               1.4

Gordon J. Fretwell...........     Common                         3,000                --
                                  La Teko Stock Options        100,000               0.4
                                                            ----------
                                  Total                        103,000               0.4

John S. Auston...............     Common                         4,000                --
                                  La Teko Stock Options         75,000               0.3
                                                            ----------
                                  Total                         79,000               0.3

Douglas R. Beaumont..........     Common                            --                --
                                  La Teko Stock Options         75,000               0.3
                                                            ----------
                                  Total                         75,000               0.3

Stuart Havenstrite...........     Common                        20,000               0.1
                                  La Teko Stock Options         74,000               0.3
                                                            ----------
                                  Total                         94,000               0.4

ALL EXECUTIVE AS A GROUP(7).      Common                       662,500               2.6
                                  La Teko Stock Options        974,000               3.8
                                                            ----------
                                  Total                      1,636,500               6.4


                                   NATURE OF                                    PERCENTAGE OF
HOLDER                            OWNERSHIP(1)                 NUMBER           OWNERSHIP(2)
------                           --------------               --------          -------------
OTHER:
Cede & Co....................     Common                    14,443,438              56.0
Kinross Gold Corporation.....     Common                     2,242,000(7)            8.7
                                                            ----------

ALL OTHER SHAREHOLDERS HOLDING
   MORE THAN 5%..............     Total                     16,685,438              63.8
                                                            ==========


(1) Unless otherwise indicated, all securities are owned beneficially and of record, and such record La Teko Shareholder has sole voting, investment, and dispositive power.
(2) Calculations of total percentages of ownership outstanding for each individual assumes the exercise of La Teko Stock Options exercisable as of the date of this document held by that individual to which the percentage relates. Percentages calculated for totals of all executive officers and directors as a group assume the exercise of all La Teko Stock Options held by the indicated group.
(3) 16,200 La Teko Shares beneficially owned in the name of Mr. Gentry's minor children.
(4) 200,000 La Teko Shares beneficially owned by Mr. Hardesty through his wholly-owned company Thermo Dynamics Inc. and 68,000 La Teko Shares beneficially owned by Mr. Hardesty.
(5) 200,000 La Teko Warrants beneficially owned by Mr. Hardesty through his wholly-owned company Thermo Dynamics Inc.
(6) Total does not include 200,000 La Teko Warrants beneficially owned by Mr. Hardesty through his wholly-owned company Thermo Dynamics Inc.
(7) In addition to the 2,242,000 La Teko Shares, Kinross also beneficially owns 2,000,000 La Teko Warrants.

         LA TEKO SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely upon a review of Forms 3, 4, and 5 promulgated under the Exchange Act and amendments thereto, furnished to La Teko during or respecting its last fiscal year, no person who, at any time during the most recent fiscal year, was a director, officer or beneficial owner of more than 10% of any class of equity securities of La Teko or any other person known to be subject to
Section 16 of the Exchange Act failed to file, on a timely basis, reports required by Section 16(a) of the Exchange Act, except that Douglas Beaumont and John Hardesty failed to do timely filings of their initial ownerships after being appointed directors and Gerald Carlson failed to do timely filings of his initial ownership after being appointed an officer and director.

                INDEBTEDNESS OF DIRECTORS AND OFFICERS OF LA TEKO

         None of the directors, senior officers or their respective associates or affiliates are or have been indebted to La Teko or its subsidiaries since the beginning of the most recently completed financial year.

                         LA TEKO EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION

         The following table sets forth the compensation for the preceding three years received by each person who served as the Chief Executive Officer of La Teko during 1997 (a "Named Executive Officer"). No other executive officer received compensation in excess of $100,000 for any such year.

                                        Annual Compensation                    Long-Term Compensation
                                  --------------------------------   ----------------------------------------
                                                                              Awards               Payouts
                                                                     ------------------------   -------------
                                                                                   Restricted
                                                                      Securities    Shares or
                                                      Other Annual      under      Restricted     Long Term
                                  Salary     Bonus    Compensation     Options/       Share       Incentive       All Other
Name & Principal Position  Year     ($)       ($)          ($)       SARs Granted     Units     Plan Payments    Compensation
-------------------------  ----   ------     -----    ------------   ------------  ----------   -------------    ------------
Gerald Carlson             1997  104,016      --           --           500,000        --            --              --
                           1996    8,837      --           --                --        --            --              --


         OPTION/SAR GRANTS IN LAST FISCAL YEAR

         No individual grants of options and stock appreciation rights ("SARs") were made during the last completed fiscal year to a Named Executive Officer or any other executive officer of La Teko.

         AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND YEAR END OPTION/SAR VALUES

         The following table sets forth information respecting the exercise of La Teko Stock Options and SARs during the last completed fiscal year by Named Executive Officers of La Teko and the fiscal year end values of unexercised options and SARs.

                                                               NO. OF SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                               SHARES ACQUIRED      VALUE      UNEXERCISED OPTIONS/SARS AT     IN-THE-MONEY OPTIONS/SARS AT
                                 ON EXERCISE      REALIZED                FY END                        FY END ($)
NAME                                (NO.)            ($)        EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE (1)
----                           ---------------    --------     ----------------------------   -----------------------------
Gerald G. Carlson                    --              --             300,000/200,000(2)                    $--/$--

(1)      Market price at December 31, 1997 was $0.75 per share.
(2)      Refer to "Directors' Stock Options".

         DIRECTORS' STOCK OPTIONS

         There are presently outstanding La Teko Stock Options for directors, officers, consultants, employees and prior employees of La Teko to acquire shares of La Teko Shares as follows:

                                                                             EXPIRATION DATE
NAME                           NO. OF SHARES         EXERCISE PRICE             (MM/DD/YY)
----                           -------------         --------------          ---------------
DIRECTORS:
Gerald G. Carlson                 500,000                $2.51(1)             12/10/2001-04
Robert W. Gentry                  100,000                 1.60                11/16/2000-03
                                  100,000                 2.50                   03/14/2001
Gordon J. Fretwell                100,000                 1.60                11/16/2000-03
John R. Hardesty                  100,000                 1.60                11/16/2000-03
John S. Auston                    100,000                 2.41                06/05/2001-04
Douglas R. Beaumont               100,000                 2.41                06/05/2001-04
Stuart Havenstrite                124,000                 1.60                     08/17/99
OTHERS:                            50,000                 1.60                     12/31/98
                                  150,000                 1.45(1)             10/08/2002-05
                                ---------
                                1,424,000
                                =========

(1)      In Canadian dollars.

         Director options were granted for past and future services on behalf of La Teko, are subject to La Teko Shareholder and VSE approval. Each of the La Teko Stock Options listed above is currently contingent upon the optionee's continued directorship or employment with La Teko except in the case of the 50,000 La Teko Stock

Options having an expiry date of December 31, 1998 in which case such options expire on that date. In all other instances the terms of the La Teko Stock Options currently expire within 30 days of an optionee ceasing to be a director, employee, senior officer or consultant of La Teko.

         La Teko Stock Options granted to directors and employees in 1995 through 1997, except those pertaining to Gerald G. Carlson which are discussed below, became vested and are exercisable in increments of 25% of the total granted per year, 25% of the shares at the time of the grant and 25% of the shares following each anniversary date thereafter at the exercise prices indicated in the above table. Each incremental option has a five-year maturity from the applicable date of vesting. Of the La Teko Stock Options granted to Gerald G. Carlson 400,000 have vested and are currently exercisable, a further 100,000 will have vested and be exercisable on each of December 10, 1999 for a five-year maturity from the applicable date of vesting.

         The above paragraph describes the existing terms of the various outstanding La Teko Stock Options. At the Meeting La Teko Shareholders will be asked to: (i) approve a resolution to decrease to $1.60 the exercise price of the stock options held by Messrs. Auston and Beaumont that are currently exercisable at $2.41 and the La Teko Stock Options held by Mr. Gentry that are currently exercisable at $2.50; and (ii) to approve a resolution which, if approved in conjunction with approval of the Arrangement, will result in the stock options outstanding on the date of the Meeting to continue to have their original terms with the elimination of the provision which currently results in the expiration of the La Teko Stock Options within 30 days of an optionee ceasing to be a director, employee, officer or consultant of La Teko. Accordingly, if the above referenced resolution is approved, the La Teko Stock Options will, as part of the Arrangement Agreement, be substituted with options to purchase Kinross Shares in number and with an exercise price determined by multiplying: (i) the number of La Teko Shares subject to such La Teko Stock Option immediately prior to the Effective Time; by (ii) the Exchange Ratio, at an exercise price per Kinross Share (rounded up the nearest tenth of a cent) equal to the exercise price per La Teko Share immediately prior to the Effective Time divided by the Exchange Ratio.

         EMPLOYMENT CONTRACT

         Mr. Carlson is employed under a letter agreement dated December 2, 1996, for an initial term of three years as President and Chief Executive Officer of La Teko. La Teko pays Mr. Carlson a salary of Cdn.$12,000 per month and provides him with a leased automobile. In the event of certain change of control transactions which result in Mr. Carlson no longer serving as President and Chief Executive Officer, he will receive a severance package of Cdn$144,000, and 50% of his unvested La Teko Stock Options will immediately vest if the change in control occurs in the first year of employment and all unvested La Teko Stock Options will immediately vest if the change in control occurs thereafter.

         BENEFIT PLANS

         La Teko has no pension, retirement or similar benefits for officers, directors or other employees of La Teko. Effective March, 1992, La Teko initiated a medical and life insurance plan for the benefit of all eligible employees. Currently, La Teko pays 85% of insurance premiums.

         COMPENSATION OF DIRECTORS

         Based on authority of the board of directors granted November 19, 1991, La Teko in the past has paid directors' fees at a rate of $750 per meeting attended by each director plus travel and subsistence expenses. A similar fee per meeting was paid to members of the board of directors serving on executive committees of the board of directors. La Teko also paid a $100 directors' fee for director meetings held by telephone. In December 1997, the directors decided that the directors fees be forgone until La Teko was more robust financially. The policy of payment of directors fees was reintroduced in October, 1998 retroactive to June 1, 1998. During 1997 the Board of Directors received the following amount for directors' fees: Messrs. Gentry, Fretwell, Beaumont and Hardesty received $4,100; Mr. Auston received $4,000; and Mr. Havenstrite received $1,250. In addition, Gordon Fretwell received, through his law corporation, an aggregate of Cdn.$65,793.05 as legal fees and corporate representation for acting as solicitor of La Teko for 1997.

         Each member of the Board of Directors, other than Mr. Carlson who received 500,000 La Teko Stock Options as a term of his employment contract, was granted La Teko Stock Options to purchase 100,000 La Teko Shares upon being appointed to the Board of Directors. The stock options granted to the Board of Directors vested, subject to subsequently having obtained regulatory and shareholder approval, on the basis of 25,000 La Teko Stock Options upon such person having joined the Board of Directors and a further vesting of 25,000 La Teko Stock Options on the anniversary date thereafter.

         COMPOSITION OF THE COMPENSATION COMMITTEE

         The members of the Compensation Committee of the La Teko Board (the "Compensation Committee") are Robert W. Gentry, Gordon J. Fretwell and John Hardesty.

REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee has, as part of its mandate, primary responsibility for making recommendations for approval by the La Teko Board with respect to the remuneration of senior executive officers of La Teko. The only executive officer of La Teko who has an employment contract is Gerald Carlson and the Compensation Committee has not met since Mr. Carlson was hired in December of 1996. At that time the Compensation Committee made recommendations to the full Board of Directors for the purposes of establishing the terms of Mr. Carlson's employment and level of compensation.

         CHIEF EXECUTIVE OFFICER COMPENSATION

         In setting the Chief Executive Officer's salary, the Compensation Committee reviewed salaries paid to other chief executive officers in the industry and the Chief Executive Officer's ability to impact on the achievement of La Teko's objectives.

         ROBERT W. GENTRY
         GORDON J. FRETWELL
         JOHN HARDESTY

                  LA TEKO SHAREHOLDER RETURN PERFORMANCE GRAPH

         The graph below shows the cumulative percentage change of total shareholder return on La Teko Shares compared to the cumulative total results of the following stock market indexes: (i) a modified peer group of U.S. companies;
(ii) Standard & Poor's Gold Precious Metals Index; and (iii) Nasdaq Composite Index. The time period graphed is the period from December 31, 1992 through December 31, 1997.

                                    [GRAPH]


MODIFIED
PEER
GROUP              1992     1993     1994     1995     1996     1997
--------           ----     ----     ----     ----     ----     ----
La Teko             100      188      163      176      129       49
Peer Gp             100      162      135      145       88       35
Nasdaq              100      115      111      156      191      232
S&P Gold            100      183      148      167      165      109


                       LA TEKO CAPITALIZATION AND RELATED
                               SHAREHOLDER MATTERS


DESCRIPTION OF SHARE CAPITAL

         La Teko is authorized to issue 100,000,000 La Teko Shares without par value. As of the close of business on November 30, 1998, 39,186,329 La Teko Shares were outstanding, of which 13,410,971 La Teko Shares were held by La Teko Nevada.

         Except for the La Teko Shares held by La Teko Nevada, each La Teko common share carries one vote at all meetings of shareholders participates ratably in any dividend declared by the directors on La Teko Shares and, subject to the rights of holders of any shares ranking in priority to the La Teko Shares, carries the right to receive a proportionate share of assets of La Teko available for distribution to holders of La Teko Shares in the event of the liquidation, dissolution or winding-up of La Teko.

UNITED STATES SHAREHOLDERS

         As of November 30, 1998 there were 428 United States La Teko Shareholders of record, holding 22,361,367 common shares or approximately 86.7% of the shares issued and outstanding, and 118 Canadian La Teko Shareholders of record, holding 3,279,423 shares, or approximately 12.7% of the shares outstanding.

DIVIDEND POLICY

         La Teko has never paid cash dividends on the common stock and does not anticipate that it will pay dividends in the foreseeable future.

EXCHANGE CONTROLS AND OTHER LIMITATIONS AFFECTING SECURITY HOLDERS

         There are no governmental laws, decrees or regulations in Canada relating to restrictions on the import of capital affecting the remittance of interest, dividends or other payments to non-resident holders of La Teko's shares. Any such remittances to United States residents, however, are subject to a 15% withholding tax pursuant to Article X of the reciprocal tax treaty between Canada and the United States.

         Except as provided in the Investment Canada Act (the "ICA"), there are no limitations under the laws of Canada, the Province of British Columbia or in the charter or any other constituent documents of La Teko on the right of foreigners to hold and/or vote the shares of La Teko.

         The ICA requires a non-Canadian making an investment to acquire control of a Canadian business, the gross assets of which exceed certain defined threshold levels, to file an application for review with Investment Canada, the federal agency created by the ICA.

         As a result of the Canada-US Free Trade Agreement, the ICA was amended in January, 1989 to provide distinct threshold levels for Americans who acquire control of a Canadian business. The threshold levels for Americans were gradually raised until 1992.

         A Canadian business is defined in the ICA as a business carried on in Canada that has a place of business in Canada, an individual or individuals in Canada who are employed or self-employed in connection with the business and assets in Canada used in carrying on the business.

         An American, as defined in the ICA , includes: an individual who is an American national or a lawful permanent resident of the U.S.; a government or government agency of the U.S.; an American-controlled entity, corporation or limited partnership; and a corporation, limited partnership or trust of which two-thirds of its board of directors, general partners or trustees, as the case may be, are non-Canadians or Americans.

         Review by Investment Canada is required when investments by Americans for direct acquisition of control exceeds $150 million.

         For purposes of the ICA, "direct acquisition" of control means a purchase of the voting interests of a corporation, partnership, joint venture or trust carrying on a Canadian Business, or any purchase of all or substantially all of the assets used in carrying on a Canadian business.

         A non-Canadian is prohibited from implementing an investment reviewable under the ICA unless the investment has been reviewed and the Minister responsible for Investment Canada is satisfied or is deemed to be satisfied that the investment is likely to be of net benefit to Canada. If the Minister is not satisfied that the investment is likely to be a net benefit to Canada, the non-Canadian shall not implement the investment or if the investment has been implemented, shall divest himself of control of the business that is the subject of the investment.

         A non-Canadian or American making an investment to establish a new Canadian business or an investment to acquire control of a Canadian business which investment is not subject to review under the ICA, must notify Investment Canada within prescribed time limits of such investments.

TAXATION

         Generally, dividends paid by Canadian corporations to non-residents shareholders are subject to a withholding tax of 25% of the gross amount of such dividends. However, Article X of the reciprocal tax treaty between Canada and the United States reduces to 15% the withholding tax on the gross amount of dividends paid to residents of the United States. A further 5% reduction in the withholding tax rate on the gross amount of dividends is applicable when a U.S. corporations owns at least 10% of the voting stock of the Canadian corporation paying the dividends. Prior to the redemption of its convertible debentures, La Teko withheld income taxes at applicable rates and forwarded said amounts to Revenue Canada in accordance with regulations applicable to non-resident security holders receiving interest/dividends from a Canadian corporation.

DISPOSITION OF SHARES BY NON-RESIDENTS OF CANADA

         A non-resident who holds Canadian Tax Act La Teko Shares as capital property will not be subject to tax on capital gains realized on the disposition of such shares unless such shares are "taxable Canadian property" within the meaning of the Canadian Tax Act and no relief is afforded under any applicable tax treaty. The La Teko Shares would be taxable Canadian property of a non-resident if at any time during the five-year period immediately preceding a disposition by the non-resident of such shares not less than 25% of the issued shares of any class of La Teko belonged to the non-resident, to persons with whom the non-resident did not deal at arm's length or to the non-resident and any person with whom the non-resident did not deal at arm's length.

RECENT SALES OF UNREGISTERED SECURITIES

         During 1997, La Teko did not sell any securities that were not registered under the Securities Act.

                 LA TEKO PRINCIPAL HOLDERS OF VOTING SECURITIES

         The following table sets out as at November 19, 1998 each person who is known to La Teko or its directors or officers to own, directly or indirectly, or to exercise control or direction over, more than 10% of the outstanding La Teko
Shares:

                                   NUMBER OF COMMON SHARES
  NAME OF REGISTERED OWNER           OWNED OR CONTROLLED     PERCENTAGE OF CLASS
  ------------------------         -----------------------   -------------------
  Cede & Co.*..................          14,443,438                 36.86%

*  Beneficial holders of these shares are unknown


         The directors and officers of La Teko, as a group, beneficially own, directly or indirectly 1.69% of the outstanding La Teko Shares. To the knowledge of La Teko, no associates (as that term is defined in the BCCA) of the directors and officers of La Teko own any La Teko Shares other than as noted herein under "La Teko Security Ownership of Certain Beneficial Owners".

       LA TEKO INTERESTS OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

         Other than as set forth herein, no director or senior officer of La Teko, no person beneficially owning more than 10% of the outstanding La Teko Shares and no associate or affiliate of any of the foregoing has or had any material interest, direct or indirect, in any transaction since the beginning of the last completed financial year or in any proposed transaction which in such case has materially affected or will affect La Teko or any of its subsidiaries. The directors and officers of La Teko intend to vote the La Teko Shares owned by them in favour of the Arrangement. Prior to the Arrangement becoming effective and subject to shareholder and regulatory approval, the exercise price of La Teko Stock Options held by certain directors will be decreased from $2.50 and $2.41 to $1.60 and the term of all outstanding La Teko Stock Options will be amended to provide for their original terms to apply, notwithstanding the fact that the holders of such La Teko Stock Options will cease to be directors, officers or employees of La Teko on the Effective Date.

                 INFORMATION REGARDING KINROSS GOLD CORPORATION


               KINROSS SELECTED CONSOLIDATED FINANCIAL INFORMATION

         Set forth below is a summary of certain historical consolidated financial information with respect to Kinross and its subsidiaries for the nine months ended September 30, 1998 and 1997 and the years ended December 31, 1997, 1996, 1995, 1994 and 1993, excerpted from the unaudited and audited financial statements included herein and in other documents filed with the SEC. More comprehensive financial information is included in such statements and reports and other documents filed by Kinross with the SEC, and the financial information summary set forth below is qualified in its entirety by reference to, and should be read in conjunction with, such reports and other documents, and all the financial statements, including the notes thereto. Kinross utilizes the United States dollar as its reporting currency. All financial data presented below are in thousands of United States dollars except per share and other data.

                                  NINE MONTHS ENDED
                                    SEPTEMBER 30,                                   YEAR ENDED DECEMBER 31,
                                --------------------        ------------------------------------------------------------------------
                                1998(1)(2)      1997        1997      1996(3)(4)   1995(5)(6)(7)  1994(8)(9)  1993(8)(9)(10)(11)(12)
                                ----------      ----        ----      ----------   -------------  ----------  ----------------------
                                                                                    CDN GAAP
FOR THE PERIOD:
Revenue......................... $ 193,626    $ 134,752    $ 183,506    $ 208,492    $ 137,887     $  95,965       $  33,944
Earnings (loss) from operations.      (587)        (135)       3,248       31,172       21,131        23,299           5,100
Net (loss) income for the
     period.....................    (7,643)     (28,911)     (83,731)      10,449       12,552        17,795           5,004
Per common share:
Net (loss) income per share
     basic......................     (0.08)       (0.26)       (0.71)        0.09         0.12          0.19            0.09
Net (loss) income per share
      fully diluted.............     (0.08)       (0.26)       (0.71)        0.08         0.12          0.18            0.07
Weighted average common shares
   outstanding..................   191,550      122,928      123,874      116,600      103,707        91,619          57,954
Capital expenditures............    24,833       31,817       39,913       67,343       75,837        25,688           4,195
Cash dividends to common
   shareholders.................        --           --           --           --           --            --              --
Dividends declared per
     common share...............        --           --           --           --           --            --              --

AT PERIOD END:
Cash and short-term
     investments................   165,171      192,065      190,328      200,601       13,899        81,838          29,581
Current assets..................   297,689      235,737      246,524      261,710       54,504       105,190          48,669
Total assets.................... 1,346,330      498,763      461,040      533,711      288,109       191,513        1 16,866
Current liabilities.............    83,114       15,560       16,997       24,551       24,603        16,152          13,412
Redeemable retractable
   preferred shares.............     3,077        3,077        3,077        3,272        3,376         3,761           3,761
Long term debt..................   178,044       52,836       50,658       56,250        5,852         3,672           6,088
Convertible preferred
     shares of Kinam............    88,338           --           --           --           --            --              --

Common shareholders' equity.....   919,494      411,084      353,657      422,726      238,068       160,519          91,527
Working capital.................   214,575      220,177      229,527      237,159       29,901        89,038          35,257
Book value per common
     share(14)..................      2.81         2.50         2.02         2.71         2.18          1.64            1.11
Total debt to total
     capitalization.............       15%          12%          13%          12%           4%            4%             10%

KEY OPERATING FACTORS FOR THE PERIOD:
Total ounces of gold
   produced and sold............   545,106      299,909      428,973      450,102      274,355       174,164          67,702
Total ounces of silver
   produced and sold............ 2,174,000    3,834,000    4,730,000    5,568,000    5,024,000     5,152,000       1,320,000
Average realized price per
     ounce-gold................. $     310    $     341    $     344    $     388    $     388     $     384       $     388
Average realized price per
     ounce-silver...............      5.72         5.20         5.42         5.42         5.34          4.89            4.47

                                 NINE MONTHS ENDED
                                   SEPTEMBER 30,                                    YEAR ENDED DECEMBER 31,
                                --------------------        ------------------------------------------------------------------------
                                1998(1)(2)      1997        1997      1996(3)(4)   1995(5)(6)(7)  1994(8)(9)  1993(8)(9)(10)(11)(12)
                                ----------      ----        ----      ----------   -------------  ----------  ----------------------
                                                                                    CDN GAAP
Average costs per ounce
   produced
   Total cash costs.............       218          284          268          258          254           225            237
   Reclamation..................         9            8            7            6            8             8              8
   Depreciation, depletion
     and amortization...........        87           70           65           57           55            35             52
                                 ---------    ---------    ---------    ---------    ---------     ---------       --------
   Total production cost
     per ounce.................. $     314    $     362    $     340    $     321    $     317     $     268       $    297
                                 =========    =========    =========    =========    =========     =========       ========

(1) On June 1, 1998, Kinross issued 127,156,125 Kinross Shares to the former shareholders of Amax. The results of operations include the results of the operations of Amax since June 1, 1998.

(2) During 1998, Kinross issued 38,118,812 Kinross Shares for gross proceeds of Cdn.$192,500,000.

(3) During 1996, Kinross issued 7,000,000 Kinross Shares for gross proceeds of Cdn.$84,000,000.

(4) During 1996, Kinross issued unsecured convertible debentures in the aggregate principal amount of Cdn.$200,000,000.

(5)   On May 12, 1995, Kinross acquired the Macassa Mine.

(6) On June 30, 1995, Kinross acquired a further 24.99% ownership interest in the Denton-Rawhide joint venture to increase its ownership interest to 49%.

(7) During 1995, Kinross issued 5,000,000 Kinross Shares for gross proceeds of Cdn.$43,500,000.

(8) During 1994, Kinross issued 6,000,000 special warrants for gross proceeds of Cdn.$25,500,000, each special warrant being convertible into one Kinross Share without any additional payment.

(9) During 1994, Kinross issued 7,700,000 Kinross Shares for gross proceeds of Cdn.$51,975,000.

(10) Kinross was formed on May 31, 1993 by way of plan of arrangement wherein Plexus Resources Corporation, CMP Resources Ltd., and 1021105 Ontario Corp. were amalgamated. Such arrangement was accounted for using the pooling of interests method.

(11) On August 2, 1993, Kinross acquired the shares of NERCO DeLamar Mining Company and NERCO Metals Inc. (collectively "the NERCO Companies"). The major assets of the NERCO Companies were the DeLamar and Candelaria Mines.

(12) On September 30, 1993, Kinross acquired the shares of Falconbridge Gold Corporation. The major assets of Falconbridge Gold Corporation were the Hoyle Pond, Blanket and Golden Kopje Mines.

(13) During 1993, Kinross issued 22,429,378 special warrants for gross proceeds of Cdn.$47,000,000, each special warrant being convertible into one Kinross Share without any additional payment.

(14) Book value per Kinross Share has been calculated excluding the equity component of the Kinross Debentures.

(15) In December 1998, after a careful review of the carrying values of certain assets in the continuing low gold price environment, Kinross recorded a non-cash charge of approximately $216.1 million. The write-down consisted of $104.6 million of excess costs resulting from the Amax merger, $46.9 million on the historical carrying value of its Refugio mine, $40.5 million on the historical carrying value of its Fort Knox mine and the balance on other non-core assets. Applying this write-down to the September 1998 historical book values would reduce the book value to $2.06 per Kinross Share. In addition, applying this write-down to the September 30, 1998 historical financial information would reduce common shareholders' equity by approximately $216.1 million and increase the debt to total capitalization ratio to 19%.

         Had the historical consolidated financial statements been presented in accordance with accounting principles and practices generally accepted in the United States, financial data would be disclosed as follows:

                                       NINE MONTHS ENDED
                                         SEPTEMBER 30,                                   YEAR ENDED DECEMBER 31,
                                     ---------------------      --------------------------------------------------------------------
                                     1998(1)(2)       1997      1997    1996(3)(4)   1995(5)(6)(7)  1994(8)(9)  1993(10)(11)(12)(13)
                                     ----------       ----      ----    ----------   -------------  ----------  --------------------
                                                                                           US GAAP(12)
FOR THE PERIOD:
Revenue............................  $ 193,626    $ 134,752    $ 183,506    $ 208,492    $ 137,887     $  95,965       $ 33,944
(Loss) earnings from operations....    (12,620)     (43,435)     (87,505)      22,218       16,498        19,472          3,349
Net (loss) income for the year.....    (10,563)     (31,482)     (87,007)      10,449       12,552        17,795          5,004
Per common share:
Net (loss) income per share basic..      (0.07)       (0.26)       (0.70)        0.09         0.12          0.19           0.09
Net (loss) income per share fully
   diluted.........................      (0.07)       (0.26)       (0.70)        0.08         0.12          0.18           0.07
Weighted average common shares
   outstanding.....................    191,550      122,928      123,874      116,600      103,707        91,619         57,954
Capital expenditures...............     24,833       31,817       39,913       67,343       75,837        25,688          4,195

                                       NINE MONTHS ENDED
                                         SEPTEMBER 30,                                YEAR ENDED DECEMBER 31,
                                     ---------------------      --------------------------------------------------------------------
                                     1998(1)(2)       1997       1997    1996(3)(4)  1995(5)(6)(7)  1994(8)(9)  1993(10)(11)(12)(13)
                                     ----------       ----       ----    ----------  -------------  ----------  --------------------
                                                                                           US GAAP(12)
Cash dividends to common
   shareholders....................         --          --           --           --           --            --             --
Dividends declared per common share         --          --           --           --           --            --             --

AT PERIOD END:
Cash and short-term investments....    165,171     192,065      190,328      200,601       13,899        81,838         29,581
Current assets.....................    297,689     235,737      246,524      261,710       54,504       105,190         48,669
Total assets.......................  1,346,330     498,763      461,040      533,711      288,109       191,513        116,866
Current liabilities................     83,114      15,560       16,997       24,551       24,603        16,152         13,412
Redeemable retractable preferred
shares.............................      3,077       3,077        3,077        3,272        3,376         3,761          3,761
Long term debt.....................    276,878     150,346      146,776      150,971        5,852         3,672          6,088
Convertible preferred shares of
Kinam..............................     88,338          --           --           --           --            --             --
Common shareholders' equity........    820,660     313,574      257,539      328,005      238,068       160,519         91,527
Working capital....................    214,575     220,177      229,527      237,159       29,901        89,038         35,257
Book value per common share........       2.81        2.50         2.03         2.69         2.18          1.64           1.11
Total debt to total capitalization.        24%         33%          37%          32%           4%            4%            10%

KEY OPERATING FACTORS FOR THE
PERIOD:
Total ounces of gold produced
     and sold......................    545,106     299,099      428,973      450,102      274,355       174,164         67,702
Total ounces of silver produced
   and sold........................  2,174,000   3,834,000    4,730,000    5,568,000    5,024,000     5,152,000      1,320,000
Average realized price per
   ounce-gold......................  $     310   $     341    $     344    $     388    $     388     $     384           $388
Average realized price per
     ounce-silver..................       5.72        5.20         5.42         5.42         5.34          4.89           4.47
Average costs per ounce produced
   Total cash costs................        218         284          268          258          254           225            237
   Reclamation.....................          9           8            7            6            8             8              8
   Depreciation, depletion and
   amortization....................         87          70           65           57           55            35             52
                                     ---------   ---------    ---------    ---------    ---------     ---------       --------
   Total production cost per ounce.  $     314   $     362    $     340    $     321    $     317     $     268       $    297
                                     =========   =========    =========    =========    =========     =========       ========

(1) On June 1, 1998, Kinross issued 127,156,125 Kinross Shares to the former shareholders of Amax. The results of operations include the results of the assets acquired from Amax since June 1, 1998.

(2) During 1998, Kinross issued 38,118,812 Kinross Shares for gross proceeds of Cdn.$192,500,000.

(3) During 1996, Kinross issued 7,000,000 Kinross Shares for gross proceeds of Cdn.$84,000,000.

(4) During 1996, Kinross issued unsecured convertible debentures in the aggregate principal amount of Cdn.$200,000,000.

(5)   On May 12, 1995, Kinross acquired the Macassa Mine.

(6) On June 30, 1995, Kinross acquired a further 24.99% ownership interest in the Denton-Rawhide joint venture to increase its ownership interest to 49%.

(7) During 1995, Kinross issued 5,000,000 Kinross Shares for gross proceeds of Cdn.$43,500,000.

(8) During 1994, Kinross issued 6,000,000 special warrants for gross proceeds of Cdn.$25,500,000, each special warrant being convertible into one Kinross Share without any additional payment.

(9) During 1994, Kinross issued 7,700,000 Kinross Shares for gross proceeds of Cdn.$51,975,000.

(10) Kinross was formed on May 31, 1993 by way of plan of arrangement wherein Plexus Resources Corporation, CMP Resources Ltd., and 1021105 Ontario Corp. were amalgamated. Such arrangement was accounted for using the pooling of interests method.

(11) On August 2, 1993, Kinross acquired the shares of NERCO DeLamar Mining Company and NERCO Metals Inc. (collectively "the NERCO Companies"). The major assets of the NERCO Companies were the DeLamar and Candelaria Mines.

(12) On September 30, 1993, Kinross acquired the shares of Falconbridge Gold Corporation. The major assets of Falconbridge Gold Corporation were the Hoyle Pond, Blanket and Golden Kopje Mines.

(13) During 1993, Kinross issued 22,429,378 special warrants for gross proceeds of Cdn.$47,000,000, each special warrant being convertible into one Kinross Share without any additional payment.

(14) The consolidated financial information for Kinross has been prepared in accordance with Canadian GAAP which differs in the following material respects from those principles and practices that Kinross would have followed had its pro forma consolidated financial statements been prepared in accordance with U.S. GAAP:

(a) Canadian GAAP allows for the elimination of operating deficits by the reduction of stated capital attributable to common shares with a corresponding offset to the accumulated deficit. This reclassification, which Kinross made in 1991, is not permitted by U.S. GAAP and would require in each subsequent year an increase in share capital and a reduction in retained earnings of $5,254,000.

(b) Under Canadian GAAP, the convertible debentures described in Note 12 to the consolidated financial statements of Kinross included herein are accounted for in accordance with their substance and as such are presented in the financial statements in their liability and equity component parts. Under U.S. GAAP, the entire face value of the convertible debentures is treated as debt with interest expense based on the coupon rate of 5.5%. The reclassification for U.S. GAAP would require Kinross to increase the debt component of the convertible debentures to $142,971,000, $142,971,000 and $146,244,000 at September 30, 1998, December 31, 1997 and September 30, 1997 respectively, decrease convertible debentures equity component by $101,504,000 at September 30, 1998, $96,935,000 at December 31, 1997 and
      $97,510,000 at September 30, 1997 and increase interest expense by $2,920,000 for the nine months ended September 30, 1998, increase interest expense by $3,276,000 for the year ended December 31, 1997 and increase interest expense by $2,571,000 for the nine months ended September 30, 1997.

(c) SFAS No. 123 "Accounting for Stock Based Compensation", issued in October 1995, defines a fair value based method of accounting for employee stock options. Under this fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the exercise period. However, SFAS No. 123 allows an entity to continue to measure compensation cost in accordance with Accounting Principle Board Statement No. 25 ("APB 25"). Kinross' policy to measure compensation costs related to stock options is in accordance with APB 25 and recognizes no compensation expense for stock options granted.

(d) Under U.S. GAAP, the measures "(loss) income before undernoted" and "loss before taxes and other items" are not recognized terms and would therefore not be presented. "(Loss) income before undernoted" when adjusted to include "write-down of mineral properties" and "interest and other income" is comparable to the terminology "income from operations" under U.S. GAAP.

      The following table summarizes the above adjustments in thousand of dollars:

                                                      NINE MONTHS ENDED
                                                        SEPTEMBER 30,               YEAR ENDED DECEMBER 31,
                                                   ---------------------      -----------------------------------
                                                     1998          1997         1997         1996          1995
                                                     ----          ----         ----         ----          ----
       (Loss) income before undernoted.........    $   (587)    $   (135)     $  3,248       $31,172      $21,131
       Adjustments:
         Write-down of mineral properties......          --      (35,719)      (80,437)       (5,221)          --
         Interest and other income.............     (12,033)      (7,581)      (10,316)       (3,773)      (4,633)
                                                   ---------    ---------     ---------      --------     --------
       (Loss) income from operations...........    $(12,620)    $(43,435)     $(87,505)      $22,178      $16,498
                                                   =========    =========     =========      ========     ========


      "(Loss) income before taxes" is comparable to the terminology "loss before income taxes and cumulative effect of accounting change" under U.S. GAAP.

(e) Under U.S. GAAP for the Statement of Cash Flows (Statement of Changes in Financial Position) as set forth in FAS 95 the following items would be disclosed as non-cash transactions: the issuance by Kinross of 3,000,000 common shares in 1997 in connection with a business acquisition with market value of $17,250,000 (1996 - nil shares, market value $ nil; 1995 - 4,816,055 shares, market value $29,662,000), the issuance of 1,000,000 common shares in 1996 in connection with the re-acquisition of certain royalty interests with a market value of $7,360,000, the issuance in 1997 of 1,426,636 shares in connection with the purchase of a long-term investment with a market value of $4,100,000 (1996 - 698,936 shares, market value $5,434,000; 1995 - nil shares, market value $ nil) and the issuance in 1997 of 200,006 common shares on conversion of preferred shares with a market value of $195,000 (1996 - 107,709 shares, market value $104,000; 1995 - 297,200 shares, market value $265,000). Under
      Canadian GAAP, the effects of these transactions are reported in Kinross' Consolidated Statements of Financial Position as if they represented a cash inflow in 1997 of $21,545,000 (1996 - $12,898,000; 1995 -
      $29,927,000) from the issuance of common shares in respect of financing activities and a cash outflow in respect to investing activities in 1997 of $21,350,000 (1996 - $12,794,000; 1995 - $29,662,000) and financing activities in 1997 of $195,000 (1996 - $104,000; 1995 - $265,000)
      respectively. In addition, dividends paid on preferred shares during the first nine months of 1998, in the amount of $158,000 (1997 - $233,000; 1996 - $240,000; 1995 - $258,000) which for Canadian GAAP are included as interest expense, would be disclosed.

      If Kinross' Consolidated Statements of Financial Position has been prepared in accordance with U.S. GAAP, there would be no change in (Decrease) Increase in Cash and Short Term Investments for the nine months ended September 30, 1998 and 1997 and the years ended December 31, 1997, 1996 and 1995.

(15) Under Canadian GAAP when the net carrying value of an asset, less the accumulated provision for future site restoration costs exceeds the net recoverable amount a write-down is required. Under Canadian GAAP, the net recoverable amount is computed using estimated future net cash flows including site-specific interest expense on an undiscounted basis. Under U.S. GAAP, the impairment analysis is performed using similar criteria with two major differences. The assessment for U.S. GAAP does not include site specific debt carrying costs, but requires Kinross to discount the estimated future net cash flows. Accordingly, under U.S. GAAP, Kinross would be required to increase its December 1998 write-down by $84.9 million. Applying this write-down to the September 30, 1998 historical book values per Kinross Share in accordance with U.S. GAAP would reduce the book value to $1.77 per Kinross Share. In addition, applying this write-down to the September 30, 1998 historical financial information would reduce common shareholders' equity under U.S. GAAP by approximately $301 million and increase the debt to total capitalization ratio to 32%.

       KINROSS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS


GENERAL

         Kinross was formed on May 31, 1993 as a result of the amalgamation of Plexus Resources Corporation, CMP Resources Ltd., and 1021105 Ontario Corp. The business of Kinross is primarily the production and sale of gold and silver.

NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

         Results for the nine months ended September 30, 1998, include four months operating results from the mines acquired pursuant to the Amax Merger, which became effective June 1, 1998.

         NET LOSS

         Net loss for the nine months ended September 30, 1998 was $7,643,000 or 8 cents per share after accounting for the convertible debenture equity component increase and the preferred dividends, on revenues of $193,626,000. This compares with a loss of $28,911,000 or 26 cents per share after accounting for the convertible debenture equity component increase, on revenues of $134,752,000 in the first nine months of 1997. The 1997 results includes an after tax write-down of $24,000,000 as a result of a series of rockbursts that occurred in April of last year at the Macassa operations. Operating cash flow before changes in non-cash working capital was $37,098,000 or 19 cents per share for the first nine months of 1998 compared to $21,971,000 or 18 cents per share during the same period of 1997.

         REVENUES

         Gold and Silver Sales

         Revenue from the sale of 545,106 ounces of gold and 2,174,000 ounces of silver during the first nine months of 1998 was $181,593,000, 43% higher than the $127,171,000 revenue reported during the first nine months of 1997 from the sale of 299,909 ounces of gold and 3,834,000 ounces of silver. The average realized price in the first nine months of 1998 were $310 (1997 - $355) for gold and $5.72 (1997 - $5.44) for silver which compares to average spot prices of $294 (1997 - $339) for gold and $5.73 (1997 - $4.77) for silver. Increased gold equivalent production and lower average cash operating costs helped compensate for the lower spot gold prices.

         Interest and Other Income

         Kinross invests its surplus cash in high quality, interest bearing short-term investments. Interest and other income for the first nine months of 1998 was $12,033,000 as compared to $7,581,000 in the same period of 1997. Interest and other income increased in 1998 as a result of the interest earned higher cash balances and the addition of the management fee earned on the Kubaka operations since the effective date of the merger with Amax.

         COSTS AND EXPENSES

         Operating Costs

         Operating costs were $132,467,000 during the nine-month period ending September 30, 1998, as compared to $103,235,000 in 1997. Operating costs increased as a result of the merger with Amax and including the results of these operations for the four-month period. On a per ounce basis, cash operating costs decreased by 26% to $209 per equivalent ounce of gold as compared to $281 in 1997.

                                                             NINE MONTHS ENDED
                                                               SEPTEMBER 30
                                                             -----------------
                                                               1998      1997
CONSOLIDATED PRODUCTION COSTS PER EQUIVALENT OUNCE OF GOLD
   Cash operating costs ..................................     $209       $281
   Royalties .............................................        8          2
   Production taxes ......................................        1          1
                                                               ----       ----
   Total cash costs ......................................      218        284
   Reclamation ...........................................        9          8
   Depreciation and amortization .........................       87         70
                                                               ----       ----
   Total production costs ................................     $314       $362
                                                               ====       ====


         Detailed mine production and cash operating costs for Kinross' operations is included in the following table:

                           GOLD EQUIVALENT PRODUCTION
                                    (Ounces)

                                                           NINE MONTHS ENDED
                                                              SEPTEMBER 30
                                                        -----------------------
                                                          1998           1997
                                                          ----           ----
PRIMARY OPERATIONS:
Hoyle Pond.........................................      122,532        112,560
Macassa............................................       61,772         37,774
Fort Knox(1).......................................      121,003             --
Kubaka(1)..........................................       82,775             --
Denton-Rawhide.....................................       52,821         50,826
Refugio(1).........................................       18,044             --
Blanket............................................       26,907         26,747
                                                        --------       --------
                                                         485,854        227,907
                                                        ========       ========

                                                           NINE MONTHS ENDED
                                                              SEPTEMBER 30
                                                        -----------------------
                                                          1998           1997
                                                          ----           ----
OTHER OPERATIONS:
DeLamar............................................       49,981         47,149
Candelaria.........................................       20,378         43,255
Hayden Hill(1).....................................       12,079             --
Guanaco(1).........................................        5,051             --
Q.R................................................       14,071         28,847
Golden Kopje.......................................           --          6,663
                                                        --------       --------
                                                         101,560        125,914
Total gold equivalent ounces.......................      587,414        353,821
                                                        ========       ========

(1)   Includes four months of Kinross ownership.

                              CASH OPERATING COSTS
                     (Dollars per ounce of gold equivalent)


                                                     NINE MONTHS ENDED
                                                        SEPTEMBER 30
                                                   ----------------------
                                                    1998            1997
                                                    ----            ----
PRIMARY OPERATIONS:
Hoyle Pond...................................        173            209
Macassa......................................        248            400
Fort Knox(1).................................        192             --
Kubaka(1)....................................        114             --
Denton-Rawhide...............................        233            234
Refugio(1)...................................        409             --
Blanket......................................        202            268
                                                     ---            ---
                                                     194            253
                                                     ===            ===
OTHER OPERATIONS:
DeLamar......................................        317            305
Candelaria...................................        343            304
Hayden Hill(1)...............................         85             --
Guanaco(1)...................................        261             --
Q.R..........................................        253            391
Golden Kopje.................................         --            445
                                                     ---            ---
                                                     283            331
                                                     ---            ---
                                                     209            281
                                                     ===            ===

(1)      Includes four months of Kinross ownership.

         A lower Canadian dollar, a lower Russian rouble and improvements in underground mining at the Macassa mine positively impacted the operating results for the first nine months of 1998. In addition, the completion of the merger with Amax added further low cost production to the portfolio of mines.

         Management is continually looking for ways to reduce the total cash costs per ounce of production. As a result of the merger with Amax certain purchasing functions will be consolidated in an effort to reduce average total cash costs.

         General and Administrative

         General and administrative expenditures totalled $4,969,000 for the nine months ended September 30, 1998 as compared to $4,500,000 in 1997. General and administrative expenditures increased in 1998 as a result of additional costs post merger with Amax.

         Exploration and Business Development

         Exploration and business development expenditures totalled $5,867,000 for the nine months ended September 30, 1998 as compared to $2,459,000. Kinross continues to aggressively explore for additional reserves and the increase in spending is a result of this continued commitment.

         Depreciation, Depletion and Amortization

         Depreciation, depletion and amortization totalled $50,910,000 during the first nine months of 1998 as compared to $24,693,000 in 1997. Depreciation, depletion and amortization increased as a result of higher production and the higher depreciable basis of the Amax assets. On a per ounce basis depreciation, depletion and amortization increased to $87 per equivalent ounce for the nine months ended September 30, 1998, as compared to $70 in 1997.

         Interest Expense

         Interest expense totalled $7,229,000 for the nine months ended September 30, 1998 as compared to $4,018,000 in 1997. The primary component of interest expense is Kinross' proportionate share of interest on the Kubaka project and subordinated loans, the interest on the Alaskan industrial revenue bonds, the interest expense on the debt component of the Kinross Debentures, and the interest on the capital leases. Interest expense in 1998 increased when compared to 1997 as a result of the Amax Merger.

         Capital Expenditures

         Capital expenditures for the nine months ended September 30, 1998 totalled $24,833,000 as compared to $31,817,000 in 1997. The 1998 capital expenditures have been primarily incurred at the Hoyle Pond mine and the Fort Knox mine. Spending at the Hoyle Pond mine totalled $12,237,000 for the first nine months of 1998 for exploration drilling, underground development and the construction of a new office and dry complex, while spending at the Fort Knox mine totalled $5,927,000 on a new pebble crusher.

         Liquidity and Financial Resources

         Cash flow provided from operating activities before changes in non-cash working capital items increased in the first nine months of 1998 by 69% to $37,098,000 as compared to $21,971,000 during the same period of 1997. The 1998 cash flow before changes in non-cash working capital was negatively affected by lower realized gold prices, but positively affected by higher gold production as a result of the merger with Amax.

         In addition to the above, Kinross repurchased certain gold forward sale contracts and gold option contracts previously put in place by Amax for net proceeds of $45,952,000 and certain Kinross contracts for net proceeds of $13,885,000. The Amax hedge book was marked to market upon the Amax Merger as a result of the purchase accounting and will have no future earnings effect, while the Kinross hedge book net proceeds will be realized into income over the original term of delivery.

         As a result, cash flow from operations totalled $85,047,000 for the nine months in 1998 as compared to $33,459,000 in 1997.

         On June 1, 1998, the effective date of the Amax Merger, the consolidated debt position consisted of the liability component of the Kinross Debentures valued at $45,344,000, capital lease obligations totalling $19,823,000, Alaskan industrial revenue bonds totalling $71,000,000, Fort Knox project financing totalling $208,284,000, Kubaka project financing totalling $43,845,000, Kubaka subordinated debt totalling $7,500,000, a corporate credit facility totalling $40,000,000 and the redeemable retractable preferred shares totalling $3,077,000. Pursuant to the Amax Merger, Kinross repaid the Fort Knox project financing and the corporate credit facility.

         As at September 30, 1998, Kinross' debt consisted of the liability component of the Kinross Debentures valued at $44,137,000, capital lease obligations totalling $17,815,000, Alaskan industrial revenue bonds totalling $71,000,000, Kubaka project financing totalling $37,592,000, Kubaka subordinated debt totalling $7,500,000 and the redeemable retractable preferred shares at $3,077,000. The Kubaka project financing, the Kubaka subordinated debt and the Alaskan industrial revenue bonds are all guaranteed by Cyprus Amax. As at September 30, 1998 the contingent component of the guarantees which Kinross is exposed to represents the Russian partners' share of the Kubaka project financing and the Kubaka subordinated debt which, including the current portion is approximately $67,892,000. Kinross has agreed to reimburse Cyprus Amax for guarantee payments. For details on the terms and components of the consolidated debt and the Kinross Debentures, see Notes 10 and 12 of the Consolidated Financial Statements of Kinross and Note 7 of the Consolidated Financial Statements of Amax.

         Kinross' operations have been, and in the future may be affected to varying degrees by changes in environmental regulations, including those for future site restoration and reclamation costs. The overall effect of these changes upon Kinross varies from jurisdiction to jurisdiction and are not predictable but, given Kinross' environmental policies and programs, the effect of any such changes is not expected to be material. Kinross estimates its future closure obligations at $75,000,000, of which $34,756,000 has been accrued in the financial statements and the balance will be accrued on a unit of production basis over the remaining reserves. Performance bonds and letters of credit totalling $47,000,000 have been posted in respect of closure obligations as requested by applicable regulatory agencies.

         Kinam paid regular dividends on the Kinam Series B Preferred Shares totalling $5,175,000, of which Kinross' share of these dividends post the Amax Merger was $2,300,000.

         Depending upon future gold prices, cash flow from operations for the remainder of 1998 is expected to be sufficient to fund Kinross' cash needs, including preferred share dividends and Kinross' share of scheduled third-party debt service.

         Year 2000

         The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using the year 2000 is processed.

         Kinross is currently reviewing the implications of the Year 2000 issue. All financial systems are expected to be Year 2000 compliant by mid-1999. The review of operating systems is focused on identifying a critical path, which if failed would have a material adverse effect on Kinross, its operations, employee safety or the environment.

         To date, nothing has come to management's attention that would indicate that operating systems in the critical path will not be Year 2000 compliant by the end of 1999 or that the costs of compliance will be material. Kinross will be mailing a questionnaire to critical business partners during the fourth quarter of 1998 to assess their Year 2000 readiness.

         Other

         After a careful review of the DeLamar operations, management has decided to place the mine on care and maintenance in early January 1999 pending higher metal prices. The mine currently employs 162 people and every effort will be made to identify opportunities for the displaced workers within the Kinross organization. The carrying value of the mine is currently under review in light of this decision.

         Outlook

         Kinross has a strong balance sheet with $165.2 million of cash and $214.6 million of working capital. Management will continue to focus on reducing total cash costs in order to preserve the balance sheet for future growth.

YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

         NET (LOSS) INCOME

         Net loss for the year ended December 31, 1997 was $83,731,000, or 71 cents per share, on revenues of $183,506,000. This compares with the previous year's earnings of $10,449,000, or 9 cents per share, on revenues of $208,492,000 and earnings of $12,552,000, or 12 cents per share, on revenues of $137,887,000 for 1995. Operating cash flow before changes in non-cash working capital was $30,592,000 compared to $57,900,000 in 1996 and $38,503,000 in 1995.
As a result of a significant decline in the spot prices of gold and as a result of a series of rockbursts in April, 1997 at the Macassa mine, the 1997 net loss included a pre-tax write-down of $80,437,000 ($68,718,000 net of applicable income taxes).

         During the second quarter of 1997, Kinross provided for a $35,719,000 pre-tax write-down of the Macassa mine as a result of the series of rockbursts in April. During the fourth quarter of 1997, in light of lower spot gold prices, Kinross reviewed the carrying value of its portfolio of mining assets and its advanced stage development properties. The life of mine analysis for producing mines was undertaken using a net recoverable amount calculation and a $350 per ounce gold price assumption. As a result of this review, Kinross provided additional write-downs of $22,500,000 on the Goldbanks property, $13,516,000 on the Q.R. mine, $6,600,000 on certain development assets and $2,102,000 on other assets. In addition, in the fourth quarter of 1997, Kinross wrote down certain investments in junior companies by $7,385,000 and recorded a foreign exchange loss of $2,500,000 on the disposal of the Golden Kopje mine. In 1996, Kinross provided $5,221,000 ($3,693,000 net of applicable income taxes) primarily as a result of the impairment in value of the Golden Kopje mine.

         REVENUES

         Gold and Silver Sales. Kinross' primary source of revenue is from the sale of its gold and silver production. Kinross produced 499,025 ounces of gold equivalent in 1997 compared to 524,795 ounces in 1996 and 342,365 ounces in 1995. In 1997, higher gold equivalent production was achieved at Hoyle Pond, DeLamar and the Blanket mines, while the Denton-Rawhide, Macassa, Candelaria, Q.R. and the Golden Kopje mines experienced lower gold equivalent production.

         Revenue from the sale of 428,973 ounces of gold and 4,730,000 ounces of silver in 1997 was $173,190,000, 15% lower than the $204,759,000 revenue reported in 1996 from the sale of 450,102 ounces of gold and 5,568,000 ounces of silver but higher than the revenue reported in 1995 of $133,254,000 from the sale of 274,355 ounces of gold and 5,024,000 ounces of silver.

SUMMARY INFORMATION                            1997              1996              1995
-------------------                            ----              ----              ----
Gold production .......................          428,973          450,102          274,355
Gold revenues .........................     $147,554,000     $174,557,000     $106,402,000
Average realized gold price per ounce .     $        344     $        388     $        388
Average gold spot prices ..............     $        331     $        388     $        384

Silver production .....................        4,730,000        5,568,000        5,024,000
Silver revenues .......................     $ 25,636,000     $ 30,202,000     $ 26,852,000
Average realized silver price per ounce     $       5.42     $       5.42     $       5.34
Average silver spot prices ............     $       4.90     $       5.20     $       5.20


         Gold and Silver Hedging. Kinross, under its gold and silver hedging program, realized $344 per ounce on gold sales and $5.42 on silver sales in 1997, compared with average spot prices of $331 for gold and $4.90 per ounce for silver. The $13 per ounce of gold premium and 52 cents per ounce of silver premium over spot prices equates to $8,036,000 in additional revenue for Kinross in 1997. In 1996, Kinross realized $388 per ounce on gold sales and $5.42 on silver sales, compared with average spot prices of $388 and $5.20, respectively. In 1995, Kinross realized $388 per ounce on gold sales and $5.34 on silver sales, compared with average spot prices of $384 and $5.20, respectively. In August 1996, Kinross reviewed each mine on a stand alone basis and entered into hedging contracts, in addition to the contracts outstanding at that time, to provide price protection on the higher cost gold and silver production over the next five years. Kinross also established various lines of credit which will mitigate negative mark-to-market adjustments. The main hedging tools employed by Kinross at that time were fixed forward sales contracts, spot deferred contracts, no-cost minimum/maximum option strategies and gold loan repayments. The fixed forward sales contracts and spot deferred contracts earn a premium, or contango, in the forward market. No-cost minimum/maximum option strategies ensure a minimum floor price by buying a put option, which is financed by selling a call option for a fixed ceiling price.

         In late 1997, due to low gold spot prices, Kinross had a substantial unrealized gain on these contracts. As a result of this, Kinross adjusted its gold position by repurchasing certain spot deferred forward sales contracts and fixed forward sales contracts which generated $22,244,000 of cash. The gain related thereto will be taken into income in accordance with the original delivery schedule of the various contracts. At year end, $18,927,000 of this gain remained and is recorded as deferred revenue on the balance sheet.

         In January 1998, Kinross repurchased additional gold spot deferred forward sales contracts, fixed forward sales contracts and put options representing 155,000 ounces of gold generating cash of $14,376,000. The related gain will be accounted for on the same basis as described above.

         Interest and Other Income. Kinross invests its surplus cash in high quality, interest bearing short-term investments. Interest and other income during 1997 totalled $10,316,000 compared to $3,733,000 in 1996 and $4,633,000 in 1995. Interest and other income increased substantially in 1997 as a result of higher cash balances throughout the year.

         COSTS AND EXPENSES

         Operating Costs. Total gold equivalent production was 499,025 equivalent ounces in 1997 compared to 524,795 in 1996 and 342,365 in 1995. Lower production resulted in lower production costs of $137,145,000 in

1997, as compared to $138,347,000 in 1996 and $89,938,000 in 1995. On a per
ounce basis, cash operating costs were $265 per equivalent ounce of gold in 1997 as compared to $255 in 1996 and $250 in 1995.

           CONSOLIDATED PRODUCTION COSTS PER EQUIVALENT OUNCE OF GOLD

                                                         FOR THE YEAR ENDED
                                                            DECEMBER 31,
                                                      ------------------------
                                                      1997      1996      1995
                                                      ----      ----      ----
Cash operating costs..............................    $265      $255      $250
Royalties.........................................       2         2         3
Production taxes..................................       1         1         1
                                                      ----      ----      ----
Total cash costs..................................     268       258       254
                                                      ----      ----      ----
Reclamation.......................................       7         6         8
Depreciation and amortization.....................      65        57        55
                                                      ----      ----      ----
Total production costs............................    $340      $321      $317
                                                      ====      ====      ====


         Cash operating costs per ounce of gold equivalent were higher than anticipated during 1997 as a result of certain operating problems, as discussed in the following sections dealing with the individual mining operations, incurred in the first nine months of the year but declined substantially during the fourth quarter. Average cash operating costs were $281 per ounce of gold equivalent during the first nine months of 1997 but declined to $226 in the fourth quarter to average $265 per ounce for the year.

         Royalty costs per ounce in 1997 remained unchanged from 1996 at $2 per equivalent ounce of gold compared to $3 in 1995. Kinross mines in Canada and the United States are subject to various royalties with the most significant being a tonnage royalty on certain optioned properties at Hoyle Pond.

         Production taxes have remained constant over the last three years at $1 per ounce of gold equivalent production. Production taxes represent the Nevada Net Proceeds tax on production from the Denton Rawhide and Candelaria mines.

         Kinross accrues reclamation costs on a unit of production basis. Reclamation costs per equivalent ounce of gold production increased to $7 in 1997 from $6 in 1996 and $8 in 1995. Reclamation costs are expected to remain at these levels or decrease on a per ounce of gold equivalent basis as additional reserves are added over time.

         CANADIAN OPERATIONS

         Hoyle Pond Mine. The Hoyle Pond mine, which is located in Timmins, Ontario was acquired by Kinross in 1993. Gold production in 1997 was 174,317 ounces, compared to 161,669 ounces in 1996 and 91,611 ounces in 1995. Cash operating costs were $184 per ounce of gold in 1997 compared to $156 in 1996 and $182 in 1995. Cash operating costs per ounce of gold increased in 1997, primarily as a result of processing higher tonnage at the Bell Creek mill but at a lower grade than in 1996. Fourth quarter gold production rose to 61,757 ounces from 39,027 ounces in the third quarter and cash operating costs declined from $219 to $139 per ounce. The third quarter at Hoyle Pond had been adversely impacted by a combination of factors, including an ore production shortfall associated with poor fragmentation in certain long hole stopes of the 1060 Zone and an above-average percentage of lower grade development ore. These operating problems were rectified by the end of the third quarter.

         Macassa Mine. The Macassa mine, which is located in Kirkland Lake, Ontario, was acquired in 1995. For a detailed discussion of the acquisition of the Macassa mine see Note 2 to the Consolidated Financial

Statements of Kinross. Gold production in 1997 was 56,709 ounces compared to 80,952 in 1996 and 44,677 for the period of ownership in 1995. Cash operating costs were $370 per ounce in 1997 compared to $276 in 1996 and $268 in 1995. Cash operating costs per ounce of gold were higher than expected in 1997, primarily as a result of the series of rockbursts on April 12, 1997, which caused underground operations to be suspended for the balance of the second quarter and the majority of the third quarter. As a result of the uncertainty about the viability of mining at depth, Kinross recorded a pre-tax write-down totalling $35,719,000 in the second quarter of 1997 of the year. The mine resumed modified underground production, from the upper levels, during the third quarter of 1997 and, during the fourth quarter, produced 18,935 ounces at cash operating costs of $310 per ounce.

         Q.R. Mine. The Q.R. mine is located 70 kilometres south of Quesnel, British Columbia. In July 1995, construction of the mine and mill infrastructure was completed. Gold production was 41,115 ounces in 1997 which compares to 43,629 in 1996 and 21,215 for the six months of operations in 1995. Cash operating costs were $358 per ounce compared to $267 per ounce in 1996 and $231 in 1995. Cash operating costs per ounce of gold were higher than expected in 1997 because of lower than expected tonnage as a result of a pit wall failure in the main zone pit and lower than expected underground production. During the fourth quarter of 1997, Kinross conducted a detailed review of the operations which resulted in the announcement that the operations would be placed on care and maintenance once existing stockpiles and readily available underground reserves have been mined. As a result of this detailed review, Kinross recorded a pre-tax write-down of $13,516,000.

         U.S. OPERATIONS

         Denton-Rawhide Mine. The Denton-Rawhide mine is located near Fallon, Nevada. On June 30, 1995, Kinross increased its ownership interest in this mine to 49%. For a detailed discussion of the acquisition of the further interest, see Note 2 to the Consolidated Financial Statements of Kinross. Kinross' share of production in 1997 was 66,402 ounces of gold equivalent in 1997, compared to 69,325 in 1996 and 51,163 in 1995. Cash operating costs were $243 per ounce of gold equivalent in 1997, compared to $236 in 1996 and $219 in 1995. Cash operating costs increased in 1997 as the mine continued to mature and haulage distances from the pit to the crusher and waste dumps continued to increase.

         DeLamar Mine. The DeLamar mine, located in Idaho, was acquired by Kinross in 1993. Gold equivalent production in 1997 was 64,380 ounces in 1997, compared to 59,713 in 1996 and 50,768 in 1995. Cash operating costs were $305 per ounce of gold equivalent in 1997, compared to $305 in 1996 and $299 in 1995. Cash operating costs per equivalent ounce in 1997 was unchanged from 1996. Although higher throughput at slightly higher grades was achieved, this was offset by higher operating costs due to increased haulage costs because more production came from the Florida Mountain and Stone Cabin pits.

         Candelaria Mine. The Candelaria mine, located near Hawthorne, Nevada was acquired by Kinross in 1993. Gold equivalent production in 1997 was 53,142 ounces, compared to 66,846 ounces in 1996 and 49,162 ounces in 1995. Cash operating costs were $302 per ounce of gold equivalent in 1997, compared to $403 in 1996 and $322 in 1995. Cash operating costs per ounce of gold equivalent decreased in 1997 due to higher gold and silver grades of mined ore and the termination of mining in the second quarter. Residual leaching operations will be completed in 1999.

         ZIMBABWE OPERATIONS

         Blanket Mine. The Blanket mine, located in Zimbabwe, was acquired in 1993. Gold production in 1997 was 35,237 ounces, compared to 33,007 ounces in 1996 and 19,736 ounces in 1995. Cash operating costs were $262 per ounce of gold in 1997 compared to $257 in 1996 and $272 in 1995. Cash operating costs per ounce of gold increased nominally in 1997 due to higher labour and power costs which were partially offset by a lower Zimbabwean dollar.

         Golden Kopje Mine. The Golden Kopje mine, located in Zimbabwe, was acquired in 1993. Gold production in 1997 was 7,723 ounces, compared to 9,654 ounces in 1996 and 14,033 ounces in 1995. Cash operating costs in 1997 were $429 per ounce of gold, compared to $416 in 1996 and $321 in 1995. During the fourth quarter of 1997, Kinross sold its interest in the Golden Kopje mine and recorded a loss on disposal of $1,675,000. In addition, Kinross reduced its foreign currency translation adjustment on the balance sheet by realizing $2,500,000 of foreign currency losses associated with its investment in the Golden Kopje mine.

         GENERAL AND ADMINISTRATIVE

         General and administrative expenditures include corporate office expenses related to the overall management of the business which are not part of direct mine operating costs. Kinross has three offices included in general and administrative costs. These offices are the corporate office in Toronto, the United States office in Salt Lake City and the Zimbabwe office in Harare. General and administrative expenditures totalled $5,912,000 in 1997, compared to $5,406,000 in 1996 and $5,776,000 in 1995. The increase in 1997 is a result of increased activities but remained relatively low on a per ounce of gold equivalent basis. General and administrative expenditures per ounce of gold equivalent were $12 in 1997, compared to $10 in 1996 and $17 in 1995.

         EXPLORATION AND BUSINESS DEVELOPMENT

         In 1997, total exploration and business development expenditures were $14,627,000, of which $4,693,000 was expensed. This represents a 15% increase over 1996 when $12,754,000 was incurred, of which $3,487,000 was expensed, and represents a substantial increase over 1995, when $6,759,000 was incurred, of which $2,254,000 was expensed. These expenditures reflect Kinross' continued commitment to further expand and develop the Hoyle Pond property while continuing to focus on future acquisitions and developments.

         DEPRECIATION, DEPLETION AND AMORTIZATION

         Depreciation, depletion and amortization totalled $32,508,000 in 1997, compared to $30,080,000 in 1996 and $18,788,000 in 1995. Depreciation, depletion and amortization have increased on a per equivalent ounce of gold basis to $65 per ounce in 1997 from $57 in 1996 and $55 in 1995. The 1997 increase per equivalent ounce of gold was due to a larger depreciable basis on the Hoyle Pond assets since most of these assets are now in production.

         FOREIGN EXCHANGE AND OTHER

         Kinross has certain holdings denominated in currencies other than U.S. dollars. During 1997, Kinross sold its investment in the Golden Kopje mine, reducing its investment in Zimbabwe. As a result of this transaction, Kinross reduced its foreign currency translation adjustment on the balance sheet by experiencing a $2,500,000 foreign currency loss associated with this investment. During 1996, Kinross held a portion of its Canadian treasury in U.S. denominated financial instruments which have been set aside for future acquisitions and expansion. Thus, as a result of this and a strengthening Canadian dollar, Kinross realized a $545,000 foreign exchange loss in 1996. Apart from certain identifiable assets held in Canada and the United States, holdings denominated in other currencies are relatively insignificant (see Note 18 to the Consolidated Financial Statements of Kinross).

         INTEREST EXPENSE

         Interest expense totalled $5,346,000 in 1997, compared to $1,232,000 in 1996 and $439,000 in 1995. The primary component of interest expense is the interest on the convertible debenture debt component, the preferred share dividends and the interest on the capital leases. The significant increase during 1997 was associated with the issue of the Kinross Debentures in December, 1996.

         WRITE-DOWN OF MINERAL PROPERTIES

         During the second quarter of 1997, Kinross provided for a $35,719,000 pre-tax write-down of the Macassa mine as a result of the series of rockbursts in April, 1997. During the fourth quarter of 1997, in light of lower spot gold prices, Kinross reviewed the carrying value of its portfolio of mining assets and its advanced stage development properties. The life of mine analysis for producing mines was undertaken using a net recoverable amount calculation and a $350 per ounce gold price assumption. As a result of this review, Kinross provided additional write-downs in 1997 of $22,500,000 on the Goldbanks property, $13,516,000 on the Q.R. mine, $6,600,000 on certain development assets and $2,102,000 on other assets. In addition, in the fourth quarter of 1997, Kinross wrote down certain investments in junior companies by $7,385,000 and recorded a foreign exchange loss of $2,500,000 on the disposal of the Golden Kopje mine. In 1996, Kinross provided $5,221,000 ($3,693,000 net of applicable income taxes) primarily as a result of the impairment in value of the Golden Kopje mine.

         WRITE-DOWN OF LONG-TERM INVESTMENTS

         During the fourth quarter of 1997, Kinross reviewed the carrying value of certain equity accounted long-term investments in related junior exploration companies. As a result of this review, and the current status of this market, Kinross reduced the carrying value of these investments by $7,385,000 to reflect the market value as at December 31, 1997.

         INCOME TAXES

         The effective rate of recovery for income and mining taxes was 11.5% for 1997, compared to an effective rate of tax of 56.4% in 1996 and 40.9% in 1995. The effective rate of recovery is less than the statutory rate of 43.5% primarily as a consequence of not recognizing a tax benefit on the losses incurred as a result of the various write-downs. The unrecorded timing differences amount to $26,900,000 and will give rise to future income tax recoveries, thereby resulting in lower effective tax in 1998 and future years.

         CAPITAL EXPENDITURES

         Capital expenditures declined by 41% in 1997, with $39,913,000 spent on additions, compared to $67,343,000 in 1996 and $75,837,000 in 1995. Capital expenditures decreased compared to 1996 due to lower spending at the Hoyle Pond, Macassa and Denton-Rawhide operations. Capital spending in 1997 at the Hoyle Pond operations totalled $21,090,000 for exploration drilling, underground development, additions to the underground mobile fleet and further mill modifications. At the Macassa mine, capital expenditures in 1997 of $3,661,000 were incurred on underground development and mill modifications. At the Q.R. Mine, capital expenditures in 1997 were $3,410,000 for underground development, exploration and completion of the overhaul of the power generating system. At the DeLamar mine, $2,722,000 was spent primarily on the tailings dam construction and sustaining capital. At the Denton-Rawhide mine in 1997, $1,056,000 of capital expenditures was incurred on exploration and sustaining capital in 1997. At the Blanket mine, capital expenditures in 1997 totalled $649,000 for underground development and exploration. At the Goldbanks property in 1997, $6,099,000 was spent on exploration drilling and permitting activities. At the Aginskoe project, $542,000 was spent on pre-construction engineering and financing activities in 1997.

         LONG-TERM INVESTMENTS AND OTHER ASSETS

         Additions to long-term investments and other assets totalled $6,931,000 during 1997, compared to $8,697,000 in 1996 and $6,264,000 in 1995. Additions to long-term investments in 1997 were comprised of the acquisition of 19.96% of Greystar Resources Ltd. ("Greystar") for $4,915,000, the acquisition of 67% of E-Crete Products Inc. for $840,000 and a further investment in Pentland Firth Ventures Ltd. for $1,176,000.

         LIQUIDITY AND FINANCIAL RESOURCES

         Cash flow provided from operating activities before changes in non-cash working capital decreased in 1997 by 47% to $30,592,000, compared to $57,900,000 in 1996 and $38,503,000 in 1995. The 1997 cash flow, before changes in non-cash working capital, was negatively affected by lower realized gold prices.

         As at December 31, 1997, Kinross' debt consisted of the liability component of the Kinross Debentures, valued at $46,853,000, capital lease obligations of $5,240,000 and the redeemable retractable preferred shares at $3,077,000. The carrying cost of this debt is approximately $8,000,000 per annum. As at December 31, 1996, Kinross had a gold loan outstanding which was subsequently repaid in 1997. For details on the terms of the capital lease obligations and the Kinross Debentures, see Notes 10 and 12 of the Consolidated Financial Statements of Kinross.

         Kinross' operations have been, and in the future may be, affected to varying degrees by changes in environmental regulations, including those for future site restoration and reclamation costs. The overall effect of these changes upon Kinross vary from jurisdiction to jurisdiction and are not predictable but, given Kinross' environmental policies and programs, the effect of any such changes is not expected to be material. Kinross estimates its future closure obligations at $23,750,000, of which $10,011,000 (1996 - $7,358,000) has been accrued in the financial statements. During 1997, Kinross continued to set aside cash into restricted accounts to fund site restoration and reclamation obligations upon the closure of the mines. At December 31, 1997, $8,278,000 has been funded, compared to $6,732,000 at December 31, 1996. In addition to the above, performance bonds and letters of credit totalling $20,930,000 have been posted in respect of closure obligations as requested by applicable regulatory agencies.

         During the year ended December 31, 1997, Kinross issued 3,019,000 Kinross Shares for an aggregate value of $17,276,000 as a result of the acquisition of the remaining interest in the Goldbanks property and other mining claims; 1,427,000 common shares for an aggregate value of $4,100,000 as a result of the acquisition of an equity position in Greystar; 431,000 common shares for total proceeds of $1,958,000 pursuant to the employee share purchase plan; 200,000 common shares upon conversion of 24,227 preferred shares; 183,000 common shares for total proceeds of $190,000 pursuant to the exercise of stock options; and repurchased 126,000 common shares for total cost of $294,000 pursuant to a normal course issuer bid. For details on the various share capital transactions see Note 14 to the Consolidated Financial Statements.

         During 1997, Kinross repurchased Kinross Debentures with a face value of Cdn.$4,176,000 for a total cost of Cdn.$3,103,000 pursuant to a normal course issuer bid.

         During 1997, Kinross declared dividends (included in interest expense) of $233,000 (1996 - $240,000, 1995 - $258,000) on the Kinross Preferred Shares.

         Kinross closed the year with $190,328,000 of cash which, apart from relatively insignificant amounts held in local currencies to meet operating costs at the mine sites, is held in U.S. dollars. Kinross also closed the year with a $30,000,000 available operating line of credit, of which $7,700,000 was used in respect of various letters of credit issued and outstanding. These positions, together with future operating cash flows, provide the foundation required for further growth through ongoing expansions and future acquisitions.

         FOREIGN CURRENCY TRANSLATION ADJUSTMENT

         Kinross has self-sustaining operations in Canada and Zimbabwe which are translated into U.S. dollars using the current rate method. The current rate method translates assets and liabilities into U.S. dollars at the rate of exchange in effect at the balance sheet date and revenue and expense items into U.S. dollars using the average rate for the reporting period.

         The U.S. dollar increased in value by approximately 4% when compared to the Canadian dollar and by approximately 72% when compared to the Zimbabwean dollar. This, combined with holding net assets in these self-sustaining operations, resulted in an increase of $7,926,000 in the foreign currency translation adjustment account.

         RISK FACTORS

         Kinross continuously reviews the mining risks it encounters in its day-to-day operations. It mitigates the likelihood and potential severity of these risks through the application of high operating standards. In addition, there is great emphasis on safety, training and loss control programs at the various sites. Kinross also maintains insurance coverage to cover normal business risks.

         The profitability of any gold mining operation in which Kinross has an interest will be significantly affected by changes in the market price of gold. Gold prices fluctuate on a daily basis and are affected by numerous factors beyond the control of Kinross. If, as a result of a decline in gold prices, revenues from metal sales were to fall below cash operating costs, production might be discontinued.

         Kinross has prepared reserve estimates based on a $350 per ounce gold price. Market fluctuations in the price of gold may render certain ore reserves uneconomical at lower gold prices.

         Kinross' business is subject to extensive licenses, permits, government legislation, controls and regulations. Kinross endeavours to be in compliance with these regulations at all times.

         Kinross has mining operations in Zimbabwe and is conducting certain of its exploration and development activities in Russia. Kinross believes that the governments of these countries strongly support the development of their natural resources by foreign operators. There is no assurance that future political and economic conditions in these countries will not result in their governments adopting different policies respecting foreign development and ownership of mineral resources.

         Currency fluctuations may affect the cash flow which Kinross will realize from its operations as gold is sold in U.S. dollars. The production costs are incurred in Canadian, U.S. and Zimbabwean dollars. While the Zimbabwean dollar is currently convertible into U.S. dollars, there is no guarantee that it will continue to be so convertible.

         OUTLOOK

         As a result of the Amax Merger, Kinross will be well financed with a debt-to-equity ratio of approximately 0.2:1. In addition, Kinross will have pro forma cash reserves as at December 31, 1997 totalling approximately $129,000,000 and working capital of approximately $181,000.000.

         Kinross is expected to produce annually approximately 1,200,000 ounces of gold equivalent at cash operating costs of approximately $210 per ounce with substantial reserves and resources available.

         The Amax Merger produced a well financed senior gold producer with cash operating costs in the lowest quartile of world-wide production. The operating cash flow associated with the low cost production, combined with a solid balance sheet, will provide Kinross with the platform to continue to pursue its aggressive growth strategy.

SIGNIFICANT DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

         Kinross, as a Canadian company, uses U.S. dollars as the basis of measurement and follows Canadian GAAP in reporting its financial results. The differences in the reported results that would have resulted from using U.S. GAAP as opposed to Canadian GAAP are summarized in Note 22 to the December 31, 1997 Consolidated Financial Statements of Kinross.

                       BUSINESS AND PROPERTIES OF KINROSS

         Kinross was continued under the OBCA on May 31, 1993 by articles of arrangement pursuant to which CMP Resources Ltd., Plexus Resources Corporation and 1021105 Ontario Corp. amalgamated by way of arrangement. Kinross and Falconbridge Amalco Inc., a corporation which was formed upon the amalgamation of Falconbridge Gold Corporation and FGC Acquisition Inc., then amalgamated on December 31, 1993 by way of arrangement. On June 1, 1998, a wholly-owned subsidiary of Kinross merged with Amax. Concurrent with the Amax Merger, Cyprus Amax contributed $135 million to Kinross in exchange for Kinross Shares and Kinross Warrants (the "Recapitalization") and Kinross Shares were issued pursuant to a public offering (the "Equity Financing"). As a result of the Amax Merger, the Recapitalization and the Equity Financing, 164,997,812 Kinross shares were issued, representing approximately 56.5% of the Kinross Shares outstanding after the Amax Merger, in addition to the Kinross Warrants to acquire 8,775,449 Kinross Shares issued to Cyprus Amax. The registered office and principal place of business of Kinross is located at Suite 5700, Scotia Plaza, 40 King Street West, Toronto, Ontario M5H 3Y2.

         Kinross operates five gold mines, two of which are located in Canada, one in the United States, one in Russia and one in Zimbabwe. The North American operations are the Hoyle Pond Mine in Timmins, Ontario, the Fort Knox Mine near Fairbanks, Alaska, and the Macassa Mine in Kirkland Lake, Ontario, all of which are wholly owned. The Russian operation is at the Kubaka Mine in the Russian Federation, in which Kinross owns a 50% interest, and the Zimbabwean operation is at the Blanket Mine and is wholly owned. In addition, Kinross owns a 50% interest in the Refugio Mine in Chile which is operated by CMM, a subsidiary owned 50% by Kinross and 50% by Bema Gold Corporation ("Bema"), and a 49% interest in the Denton-Rawhide Mine located in Nevada, which is operated by Kennecott Corporation ("Kennecott")

         Kinross' growth strategy is to increase production through the expansion of its existing operations, direct or indirect acquisition of gold assets and exploration.

RECENT DEVELOPMENTS

         In December 1998, Kinross after carefully reviewing the carrying values of certain assets in the continuing low gold price environment, recorded a non-cash change of approximately $216.1 million.

         The write-down consisted of $104.6 million of excess costs resulting from the Amax Merger, $46.9 million on the historical carrying value of its Refugio mine, $40.5 million on the historical carrying value of its Fort Knox mine and the balance on other non-core assets.

         Kinross is using a gold price of $325 per ounce to determine its reserves as a result of continuing low gold prices. Included in the $216.1 million is an accrual for estimated closure costs at the DeLamar mine of $9.0 million.

PRODUCTION PROFILE

         The following table sets forth Kinross' historic production of gold and silver for each of its primary operating assets in the periods indicated:


                                                   GOLD                                         SILVER
                                                 (OUNCES)                                   (THOUSAND OUNCES)
                               ---------------------------------------------     -----------------------------------------
                               NINE MONTHS                                       NINE MONTHS
                                  ENDED           YEAR ENDED DECEMBER 31,           ENDED         YEAR ENDED DECEMBER 31,
                                SEPT. 30,    -------------------------------      SEPT. 30,     ---------------------------
                                  1998          1997       1996       1995          1998         1997      1996       1995
                               ----------    --------     -------     ------     ----------     ------    ------     ------
CANADA
Hoyle Pond.........     100%     122,532      174,317     161,669     91,611             --         --        --         --
Macassa(1).........     100%      61,772       56,709      80,952     44,677             --         --        --         --

UNITED STATES
Fort Knox(2).......     100%     121,003           --          --         --             --         --        --         --
Denton-Rawhide(3)..      49%      46,146       58,227      62,269     46,100            343        552       526        374

RUSSIA
Kubaka(4)..........      50%      82,775           --          --         --             --         --        --         --

CHILE
Refugio(5).........      50%      18,044           --          --         --             --         --        --         --

ZIMBABWE
Blanket............     100%      26,907       35,237      33,007     19,736             --         --        --         --
                                 -------      -------     -------    -------      ---------      -----     -----      -----
                                 479,179      324,490     337,897    202,124            343        552       526        374
                                 =======      =======     =======    =======      =========      =====     =====      =====

(1)    Acquired May 12, 1995.
(2)    Acquired June 1, 1998.
(3)    Increased ownership interest from 25.26% to 49% effective June 30, 1995.
(4)    Acquired June 1, 1998.
(5)    Acquired June 1, 1998.

         The following table sets forth Kinross' reserves for each of its properties:

             PROVEN AND PROBABLE RESERVES AS AT DECEMBER 1, 1997(1)

                                            GOLD GRADE         SILVER GRADE                                                AVERAGE
                                         ----------------    ---------------                                   CONTAINED    GOLD
                                                             GRAMS/           GRAMS/  CONTAINED   CONTAINED      GOLD     RECOVERY
MINE                        TONS         TONNES    OZ./TON   TONNE   OZ./TON  TONNE      GOLD       SILVER       EQUIV.     RATE(2)
----                        ----         ------    -------   ------  -------  ------   ---------   ---------   ---------   --------
                                                                                         (oz.)        (oz.)       (oz.)       (%)
PRIMARY OPERATING
   ASSETS
Hoyle Pond ..........     1,434,092     1,301,000   0.30    10.54      --       --      441,000        --       441,000        85
Macassa .............     1,148,597     1,042,000   0.36    12.45      --       --      417,000        --       417,000        89
Denton-
   Rawhide(3) .......    17,970,797    16,303,000   0.02     0.79     0.24     8.39     413,000   4,400,000     473,000        67
Blanket .............     4,918,463     4,462,000   0.05     2.00      --       --      287,000        --       287,000        64
Fort Knox ...........   170,273,000   154,470,652   0.02     0.82      --       --    4,099,000        --     4,099,000        89
Kubaka(4) ...........     2,101,500     1,906,468   0.52    17.92      --       --    1,098,000        --     1,098,000        97
Refugio(4) ..........    50,396,500    45,719,405   0.02     0.99      --       --    1,460,000        --     1,460,000        55
                                                                                     ----------  ----------  ----------
     Subtotal .......                                                                 8,215,000   4,400,000   8,275,000

OTHER
Haile(5) ............     5,460,000     4,953,300   0.08     3.06               --      488,000                 488,000     65-85
Q.R .................       465,171       422,000   0.15     5.23      --       --       71,000        --        71,000        92
DeLamar .............     8,474,482     7,688,000   0.03     1.23     1.05    36.04     304,000   8,907,000     425,000        82
Goldbanks ...........    29,548,254    26,806,000   0.01     0.66     0.05     1.91     569,000   1,650,000     591,000        68
Aginskoe(6) .........       253,529       230,000   0.86    29.62     0.38    13.12     219,000      97,000     220,000        97
                                                                                     ----------  ----------  ----------
     Subtotal: ......                                                                 1,651,000  10,654,000   1,795,000
                                                                                     ==========  ==========  ==========

Combined proven and
   probable reserves                                                                  9,866,000  15,054,000  10,070,000
                                                                                     ==========  ==========  ==========


(1) In the foregoing table, Kinross calculated reserves as of December 1, 1997 using a gold price of $350 per ounce for all its primary operating assets and a silver to gold ratio of 73.68:1. Prior to the completion of the Amax Merger, Amax calculated reserves as of December 31, 1997 using a gold price of $375 per ounce. Kinross is currently calculating reserves using a gold price of $325 per ounce and has determined that calculating reserves at $325 per ounce would not materially change the results contained in the foregoing table for the Primary Operation Assets, except for the Refugio reserves which would result in a decrease in the mine's proven and probable reserves of approximately 15%. No adjustments have been made to other properties to reflect a lower gold price.

(2) Average gold recovery rates are for the year ended December 31, 1997, except for Fort Knox, which is the recovery rate for its ten months of commercial production, Kubaka, which is for its seven months of commercial production during 1997, and Goldbanks, Aginskoe and Haile, which are expected rates.

(3)   Represents Kinross' 49% interest.

(4)   Represents Kinross' 50% interest.

(5)   Represents Kinross' 62.5% interest.

(6)   Represents Kinross' 25% interest.

OPERATIONS

         FORT KNOX MINE, ALASKA

         The Fort Knox Mine is located in the Fairbanks Mining District, 15 air miles northeast of Fairbanks, Alaska. The Fort Knox Mine was acquired as a result of the Amax Merger.

Operations

         Fort Knox achieved commercial production on March 1, 1997. Construction of the mine was completed at a capital cost of approximately $373 million, which included about $28 million in capitalized interest. The operation includes an open-pit mine, a conventional 36,000 ton per day (13.1 million tons per year) mill and process plant, a tailings storage facility and a fresh water reservoir to supply process water. The process facilities are designed as a zero discharge system. Power is supplied by the public utility serving the area over a distribution line paid for by Kinross. Access is provided by paved highway for 21 miles from Fairbanks and then for five miles by unpaved road. The mine and plant are designed to operate year round and to produce approximately 300,000 to 400,000 ounces of gold per year depending on the ore grade processed, with the higher grades expected during the early years.

         The following table presents operating data for the Fort Knox Mine for the period from the commencement of commercial production to September 30, 1998. Kinross has owned the Fort Knox mine since June 1, 1998.


                                                                          FOUR MONTHS         NINE MONTHS          TEN MONTHS
                                                                             ENDED               ENDED               ENDED
                                                                         SEPTEMBER 30,       SEPTEMBER 30,        DECEMBER 31,
                                                                             1998               1998(1)               1997
                                                                         -------------      --------------       -------------
Ore processed (tonnes)...............................................      4,161,000           9,139,000            9,601,883
              (tons).................................................      4,587,000          10,074,000           10,584,156
Gold grade    (gpt)..................................................           0.96                1.03                 1.16
              (opt)..................................................          0.028              0.0301                0.034
Average gold recovery (%)............................................             91                  91                   89
Gold produced (oz.)..................................................        121,003             283,445              320,522
Total cash costs ($/oz.).............................................            192                 183                  170


(1)      Assumes Kinross acquired Amax on January 1, 1998.

         Property Position

         The Fort Knox Mine covers approximately 47,000 acres and consists of two state mining leases, approximately 1,400 state mining claims, seven patented federal mining claims, and the mineral rights to 38 patented federal mining claims. The current reserve is located on approximately 1,150 acres of land held under a state mining lease that expires in 2014 and may be renewed for a period not to exceed 55 years. This lease is subject to a 3% royalty payable to the State of Alaska based on net income. Claims surrounding the current reserve are subject to net smelter return royalties ranging from 3% to 6% on the state mining claims, and both a 1% net smelter return royalty and a 10% overriding net profits interest on certain of the patented federal mining claims.

         Geology and Ore Reserves

         The Fort Knox gold deposit occurs as porphyry-style mineralization of the type usually associated with copper and molybdenum ore bodies. The ore is hosted within the upper margins of a granitic intrusion in a stockwork of small quartz veins and shear zones. The veins and shears are fractions of one inch to 10 inches wide with erratic and widely-spaced distribution. The gold occurs as fine grains of free gold disseminated within and along the margins of the veins and shears. In plan view, the deposit has a dimension of about 4,000 by 2,000 feet, elongated in an east-west direction and extending to depths of 1,000 feet. The geology is relatively simple and the rocks are weakly altered. Grade is usually related to the degree of fracturing and veining of the rocks. Because of the low grade and erratic distribution of gold, Kinross is mining on a bulk tonnage basis.


                              PROVEN AND PROBABLE RESERVES FOR THE FORT KNOX MINE AS OF DECEMBER 31, 1997(1)

                                                                                       TONNES      AVG. GRADE   GOLD CONTENT
                                                                                        (000)       (oz./ton)     (000 oz.)
                                                                                       -------     -----------  ------------
Mill ore..........................................................................     170,273        0.024        4,099
                                                                                       =======                     =====


(1) The reserves were calculated by Amax. Reserves were calculated using a gold price of $375 per ounce and a gold cut-off grade of 0.0125 ounces per ton. Kinross has determined that calculating the reserves at $325 per ounce would not materially change the results. It was estimated that mill recovery will continue to be approximately 90%.

         HOYLE POND MINE, ONTARIO

         The Hoyle Pond Mine is a fully equipped underground mine capable of sustaining a mining rate of approximately 1,500 tonnes per day. The Hoyle Pond underground mine, together with the former Bell Creek underground mine and the former Owl Creek open pit mine, were acquired as a result of the acquisition of Falconbridge Gold Corporation on September 30, 1993. They are located in Hoyle Township in the vicinity of Timmins, Ontario on 889 hectares of patented land, 453 hectares of land leased from the Crown and one private lease covering 65 hectares. The private lease is for a term of 20 years and is in good standing until May 31, 2005. There are also two contiguous staked mining claims covering 32 hectares located in Whitney Township (due south of Hoyle Township). Royalty payments during 1997 were Cdn.$547,000.

         Operations

         The operation consists of an underground mine serviced by two declines, to a depth of 340 metres with mine main levels at 75, 120, 165, 210, 230, 255, 180, 320 and 340 metres below surface and a shaft completed in 1996 to a depth of 815 metres. Two main levels have been established off the shaft at the 440 and 720 metre levels. The surface infrastructure consists of an administration building, shops, compressor house, hoist house and ancillary storage buildings. The mine infrastructure utilizes modern methods of communication and record keeping. Most of the underground equipment includes a state of the art "surface to underground" diesel/electric truck haulage system. Access to the mine is by way of an eight kilometre, all-weather, gravel road north of Highway 101.

         The following table presents production data for the Hoyle Pond Mine for the periods indicated:


                                                                      NINE MONTHS
                                                                         ENDED              YEAR ENDED DECEMBER 31,
                                                                      SEPTEMBER 30,    -----------------------------------
                                                                          1998           1997          1996           1995
                                                                     --------------    --------      --------       --------
Ore processed (tonnes)..............................................    315,000         469,177       377,746        178,653
              (tons)................................................    347,000         517,174       416,389        196,929
Gold grade    (gpt).................................................      13.51           13.60         14.90          16.70
              (opt).................................................      0.394           0.397         0.435          0.488
Average gold recovery (%)...........................................         88              85            89             95
Gold produced (oz.).................................................    122,532         174,317       161,669         91,611
Total cash costs ($/oz.)............................................        174            $186          $159           $188



         Hoyle Pond ore is transported to the Bell Creek mill. The mill operated seven days per week in 1997 and averaged 1,250 tonnes of ore per operating day. In the first quarter of 1997 the installation of a carbon-in-pulp circuit increased the mill production to 1,500 tonnes per day. The remainder of 1997 was devoted to developing the underground ore handling infrastructure in preparation for mining and ore hoisting in 1998. Work completed in 1998 involved the completion of track haulage access from the shaft stations at the 440 and 720 metre levels to the 1060 Zone. Ramping continued down to the 340 metre level and was initiated up from the 440 metre level late in 1998. A technical office and mine dry complex was constructed at the shaft site and will be ready for occupancy at year's end. There were two fatal accidents at the Hoyle Pond operations in the past 12 months.

         Geology and Ore Reserves

         The Hoyle Pond Main Zone and 1060 Zone deposits, both of which are in production, occur on opposite limbs of an open, northeast plunging F2 antiformal structure, hosted within carbonatized north dipping theolitic basalts. The 7 Vein system occurs as a series of stacked, flat to gently northeast dipping veins in the nose of the antiformal structure. Mineralization occurs as coarse, free gold in white to grey-white quartz veins with variable ankerite, tourmaline, pyrite and local arsenopyrite. Alteration halos are generally narrow, consisting of mainly grey zones (carbon, carbonate, sericite, cubic pyrite) in the Hoyle Pond system and carbonate-sericite, with fuchsite, pyrite, arsenopyrite and trace chalcopyrite, sphalerite within the 1060 structures.

         The Hoyle Pond Main Zone includes a series of generally northeast striking, linked quartz vein zones (at least 11 veins of economic significance) folded on a small scale with moderate west and northeast plunging fold axes. The 1060 Zone consists of at least five main vein structures (1060, B1, B2 and B3 Zones, A Zone and Porphyry Zone) with orientations ranging from north to northeast with generally subvertical dip.


                              PROVEN AND PROBABLE RESERVES OF THE HOYLE POND MINE AS OF DECEMBER 1, 1997(1)

                                                                                       TONNES      AVG. GRADE   GOLD CONTENT
                                                                                      ---------    ----------   ------------
                                                                                                     (gpt)         (oz.)
Proven reserves...................................................................      618,000       11.33       225,000
Probable reserves.................................................................      683,000        9.83       216,000
                                                                                      ---------                   -------
Total.............................................................................    1,301,000       10.54       441,000
                                                                                      =========                   =======

(1) The reserves were calculated using a gold price of $350 per ounce and a cut-off grade between 5 and 7 grams per tonne depending upon width and attitude of the veins. High grade assays were reduced to a maximum grade of 200 grams per tonne. Based on mining experience, an allowance for mining dilution of 10% at zero grade has been made. The average gold recovery rate for the year ended December 31, 1997 was 85%. Kinross has determined that calculating the reserves of $325 per ounce would not materially change the results.

KUBAKA MINE, RUSSIAN FEDERATION

         Kinross indirectly owns a 50% interest in Omolon Gold Mining Company ("Omolon"), a Russian joint stock company, which operates the Kubaka Mine, located in the Russian Far East, approximately 200 miles south of the Arctic Circle and 600 miles northeast of the major port city of Magadan. Amax completed the acquisition of the 50% interest in Omolon from Cyprus Amax on May 30, 1997 which Kinross subsequently acquired with Amax on June 1, 1998. The other 50% interest in Omolon is owned by Russian parties. See Notes 6 and 7 to the Consolidated Financial Statements of Amax for further information relating to the acquisition and financing of the mine. See "Risk Factors".

         Kinross has recently agreed, subject to the preparation of definitive documentation, with OAO Geometal Plus ("Geometal"), one of the Russian shareholders of Omolon, to pay the amount owing under Geometal's 1998 loan instalment to the Government of Magadan. The loan is non-recourse and is payable only out of dividends paid by Omolon to Geometal. As consideration for advancing such amount, Kinross will receive an additional 3% interest in the Kubaka Mine. Geometal is required to repay Kinross on or before 2010 without interest.

         Operations

         Commercial production was achieved at Kubaka on June 1, 1997. Construction of the mine was completed at a total capital cost of approximately $242 million. This amount includes certain financing costs, working capital and approximately $14 million in capitalized interest. The operation consists of an open-pit mine, a conventional 1,900 ton per day (700,000 tons per year) mill and process plant, a tailings storage facility and a reclaim water retention facility to supply process water. Power is supplied by on-site diesel generators. Facilities include a permanent camp with access from Magadan provided by helicopter and airplane as well as by a winter road, which is generally open from January through April. The remote location of the Kubaka Mine in the sub-Arctic region requires Kinross to plan for operations in extreme cold and to provide all services and facilities on site. The mine and plant are designed to produce approximately 400,000 to 450,000 ounces of gold per year, of which Kinross' share is 50%.

         The following table presents operating data for a 50% share in the Kubaka Mine for the period from the commencement of commercial production to September 30, 1998. Kinross has owned a 50% interest in the Kubaka Mine since June 1, 1998.


                                                                          FOUR MONTHS         NINE MONTHS       SEVEN MONTHS
                                                                             ENDED              ENDED              ENDED
                                                                         SEPTEMBER 30,       SEPTEMBER 30,      DECEMBER 31,
                                                                             1998               1998(1)             1997
                                                                         -------------       -------------      ------------
Ore processed (tonnes)..............................................       113,852             240,657             168,822
             (tons).................................................       125,500             265,279             186,092
Gold grade   (gpt)..................................................        24.343               24.58               24.83
             (opt)..................................................         0.710               0.717               0.725
Average gold recovery (%)...........................................            98                  98                  97
Gold produced (oz.).................................................        82,775             181,856             129,970
Total cash costs ($/oz.)............................................           160                 159                $175


(1)      Assumes Kinross acquired Amax on January 1, 1998.

         Property Position

         Omolon holds the licence from the Russian government to operate the Kubaka Mine and to explore and develop the Evenskoye property, also in the Magadan region (the "Kubaka Licence"). The Kubaka Licence terminates in 2011, subject to extension of up to an additional two years, and limits the ownership of a foreign party in Omolon to a maximum of 56%. The Kubaka Licence requires:
(i) payment of a royalty of 4%, (ii) annual gold production of 295,780 ounces and a gold recovery rate of at least 96.3% (or payment of a penalty to be assessed based on the shortfall in production or the recovery rate), (iii) that not less than 90% of the employees working on the project be Russian, and (iv) with respect to the Evenskoye deposit, completion of a feasibility study and reserve assessment prior to December 31, 1998. Kinross has substantially completed a feasibility study and reserve assessment (the "Evenskoye Study") with respect to the Evenskoye deposit. Kinross has requested an extension of the time period to file the Evenskoye Study so that it may discuss the results with the Russian government.

         Geology and Ore Reserves

         The Kubaka ore deposit is an epithermal quartz-adularia vein system hosted by volcanic rocks and their sedimentary derivatives. Kubaka is older than, but otherwise very similar to, volcanic hosted epithermal gold deposits found in the North American Western Cordillera.

                               PROVEN AND PROBABLE RESERVES FOR THE KUBAKA MINE AS OF DECEMBER 31, 1997(1)

                                                                                                           GOLD CONTENT
                                                                                                       ---------------------
                                                                                                                     AMAX
                                                                               TONS     AVG. GRADE      TOTAL      50% SHARE
                                                                               ----     -----------    -------     ---------
                                                                               (000)      (oz./ton)          (000 oz.)
Mill ore.................................................................      4,203       0.522        2,196        1,098
                                                                               =====                    =====        =====


(1) The reserves were calculated using a gold price of $375 per ounce and a gold cut-off grade of 0.044 ounces per ton. Kinross has determined that calculating the reserves at $325 per ounce would not materially change the results and it is estimated that mill recovery will continue to be approximately 97%.

         REFUGIO MINE, CHILE

         Kinross owns a 50% interest in the Refugio Mine, which it acquired in June 1, 1998 when it acquired Amax. The Refugio Mine is located in the Maricunga Mining District in central Chile, approximately 75 miles east of Copiapo. The property, situated between 13,800 feet and 14,800 feet above sea level, is held by CMM, a Chilean contractual mining company indirectly owned 50% by Kinross and 50% by Bema, a publicly-traded company based in Vancouver, British Columbia.

         Operations

         The Refugio Mine consists of an open-pit mine and a three-stage crushing and heap leach operation designed for processing 33,000 tons of ore per day, or 11.5 million tons per year. The mine and plant are designed to produce an estimated 200,000 to 250,000 ounces of gold per year, of which Kinross' share is 50%. Facilities include a permanent camp with access to the site from Copiapo provided by road. Power is supplied by on-site diesel powered generators. Water extraction rights expected to be sufficient to supply the mine are owned by CMM.

         Production commenced in April 1996, however, start-up was delayed due to mechanical problems with the secondary and tertiary crushers and the collapse of fill underlying the fine ore storage bin and commercial production commenced on October 1, 1996. CMM and the engineering firm which designed the plant have reached a settlement in principal. Mediation between both parties has resulted in a framework to resolve all differences on terms mutually satisfactory to both sides. The settlement should provide the necessary capital to complete the required retrofits of the plant with the intention of reaching designed capacity.

         The following table presents operating data for a 50% interest in the Refugio Mine for the periods indicated. Kinross acquired its 50% interest on June 1, 1998.


                                           FOUR MONTHS ENDED    NINE MONTHS ENDED       YEAR ENDED       THREE MONTHS ENDED
                                             SEPTEMBER 30,        SEPTEMBER 30,        DECEMBER 31          DECEMBER 31,
                                                 1998                1998(1)               1997                 1996
                                           -----------------     --------------        ------------      ------------------
Ore processed (tonnes).................       1,004,700            2,814,994            4,074,982            1,561,168
              (tons)...................       1,107,500            3,103,000            4,491,853            1,720,875
Gold grade    (gpt)....................          1.0286                0.962                 1.02                 1.05
              (opt)....................           0.030                0.028                0.030                0.031
Average gold recovery (%)..............              55                   55                   55                   58
Gold produced (oz.)....................          18,044               55,420               73,543               30,612
Total cash costs ($/oz.)...............             409                  329                 $341                 $242



(1)      Assumes Kinross acquired Amax on January 1, 1998.

         Property Position

         The Refugio property comprises approximately 14,500 acres, consisting of mineral rights, surface rights and water rights expected to be sufficient for the mine. The principal ore deposit is situated on mining claims that are owned by CMM. Essentially all of the mineral rights surrounding the claims are held by a joint venture formed by Bema and the former owner of the Refugio claims. CMM has agreements in place with this joint venture that will allow CMM to mine any extensions of its major ore deposits extending onto surrounding mineral rights and to use the surrounding areas for project needs. CMM owns or controls surface rights covering the known mineralization and the currently anticipated mining operation under two leases from the Chilean Army, which expire in 2001 and 2005 and may be extended for an additional 10 years.

         Kinross, through its 50% ownership of CMM, is responsible for payment of a net smelter return to the former owners of the Refugio property that is expected to average 2.5% of total production from the currently defined ore reserves. An additional sliding scale net smelter return related to net profits and ranging from 2.5 to 5% is payable on Kinross' share of any production in excess of current reserves.

         Geology and Ore Reserves

         The Refugio property encompasses the Verde, Pancho and Guanaco gold deposits, which are disseminated gold porphyry deposits containing minor amounts of copper. Gold mineralization is contained within a strong stockwork system hosted by silicified intrusive rocks. The Verde deposit contains all the current reserves and consists of oxide, mixed and unoxidized ore types and it is open at depth. Additional exploration potential exists in the Guanaco and Pancho deposits. The Refugio property lies at the southern end of a 90-mile-long belt of Miocene-aged volcanic rocks that contains a number of large disseminated gold-silver deposits.


                               PROVEN AND PROBABLE RESERVES IN THE VERDE DEPOSIT AS OF DECEMBER 31, 1997(1)

                                                                                                           GOLD CONTENT
                                                                                                        --------------------
                                                                                                                    KINROSS
                                                                               TONS     AVG. GRADE      TOTAL      50% SHARE
                                                                              ------   ------------    -------     ----------
                                                                              (000)     (oz./ton)           (000 oz.)
Heap leach ore...........................................................    100,793       0.029        2,920        1,460
                                                                             =======                    =====        =====


(1) The reserves were calculated by CMM. The reserves are confined to the Verde pit zone. The variable cut-off grades for pit design and reserve summary were based on a $375 per ounce gold price and costs and recoveries which vary by rock type and alteration. Kinross has determined that calculating the reserves at $325 per ounce would result in a decrease in proven and probable reserves of approximately 15%. Kinross expects the average ultimate recovery for these reserves to be approximately 66%.

         MACASSA MINE, ONTARIO

         The Macassa Mine is a fully equipped underground mining operation. The Macassa Mine and Lakeshore tailings basin were acquired from Barrick Gold Corporation on May 12, 1995. The mine is located in Teck Township on the outskirts of the town of Kirkland Lake, in north-eastern Ontario. The Macassa Mine property and Lakeshore tailings basin consist of 115 patented claims and eight leased claims covering 1,224 and 104 hectares, respectively.

         Operations

         The Macassa Mine has been in production since 1933 and has produced over three million ounces of gold. Current operations consist of underground mining at the Macassa site and reclamation of tailings for retreatment from the Lakeshore tailings basin. The operation consists of an underground mine and a well maintained, modern, carbon-in-pulp mill, capable of treating 1,700 tonnes per day of underground ore and Lakeshore tailings or 1,100 tonnes per day of underground ore. Access to the mine is by way of paved road.

         The following table presents production data for the Macassa Mine for the periods indicated:


                                                                      NINE MONTHS
                                                                         ENDED                YEAR ENDED DECEMBER 31,
                                                                      SEPTEMBER 30,   -------------------------------------
                                                                          1998           1997          1996          1995
                                                                      -------------   ---------      --------      --------
Ore processed (tonnes).............................................      238,590       347,054        449,206       295,108
              (tons)...............................................      263,000       382,550        495,160       325,298
Gold grade    (gpt)................................................         8.81          5.75           6.31          4.99
              (opt)................................................        0.257         0.168          0.184         0.146
Average gold recovery (%)..........................................           91            89             89            94
Gold produced (oz.)................................................       61,772        56,709         80,952        44,677
Total cash costs ($/oz.)...........................................         $248          $370           $277          $269


         The mine has workings which extend horizontally over 2,750 metres and to a depth of 2,150 metres. Active workings between the 1,295 and 2,150 metre level were mined using undercut and fill mining methods. Operations were suspended on November 26, 1993 following a rock burst. Studies were carried out to improve safety aspects of the operation and the mine was re-opened on May 16, 1994. Mining continued in this area but a sub-level longhole mining method was introduced to replace the underhand cut and fill method in areas that would be prone to rockbursts. Production, reduced in 1994 and 1995 during the conversion to the new mining method, was increased to 480 tonnes per day in 1996.

         An engineering feasibility study to convert the No. 2 Shaft from a ventilation shaft to production was completed during 1994. The first phase of this plan, which was completed in 1996, rehabilitated the No. 2 Shaft to the 1,400 metre level and provided a second means of underground access and improved services and materials handling.

         The Lakeshore tailings basin is located in the bed of the north arm of the former Kirkland Lake. The tailings originated primarily from the Lakeshore mine, which operated from the 1920s to the 1960s. Commercial production of the tailings commenced in October 1989 at a rate of 680 tonnes per day. The project recovers residual gold which could not be commercially extracted during the Lakeshore mine operation. Production from the Lakeshore tailings is to be completed at the end of 1999.

         The decline in production during 1997 at the Macassa Mine resulted from a rock burst on April 12, 1997. Following a scheduled production blast on that day, a series of rock bursts damaged the 2,200 metre, No. 3 Shaft between the 1,738 metre and 1,921 metre levels. The most serious damage occurred at the shaft station on the 1,837 metre level.

         After careful evaluation of in-mine conditions and financial risks, it was decided during June 1997 to resume production above the 1,525 metre level. Work was then undertaken to establish a rock loading station at No. 3 Shaft on the 1,570 metre level and to undertake necessary mine development to prepare stopes and to interconnect the new rock loading station to the levels above. The cost of this work was Cdn.$1,380,000. Mining and production from underground resumed in late October 1997. The Macassa operations have demonstrated improvements in safety, productivity and costs in 1998. For the nine months ending on September 30, 1998, the medical aid frequency was 6.5 y.t.d. versus a
12.1 in 1997 for the same period. During the same period the Kirkland Lake Operations produced 61,772 ounces at a cash operating cost of $248 per ounce. Development on the new 3800 level has crossed the 04 break and diamond drilling has produced two good intersections above 3800 level, .37oz./ton over 11.5 ft. and .60 oz./ton over 7.5 ft.

         Geology and Ore Reserves

         At the Macassa Mine, ore occurs in three general structural settings: break ore, vein ore and breccia ore. The break ore is hosted in branching, subparallel, steeply dipping faults which include the Main Break (Kirkland Lake Fault) and the 04 Break. The Main Break is a one to 20 foot wide, northeast-striking, steeply dipping, reverse thrust fault traversing the length of the property and has north and south branches at depth. The 04 Break is sub-parallel to the Main Break and on surface is equivalent to the Main Break. It has been explored from the 1,295 metre level to below the 2,150 metre level. For the past 35 years, the 04 Break has been the main source of ore in the mine. The vein ore occurs as a series of stacked, steep to shallow dipping, gold-bearing, fracture-filled quartz veins and faults that occur at depth between the steeper faults. Some of these veins have been traced for more than 366 metres along strike and 152 metres vertically. At the west end of the mine, the breccia ore occurs as pyrite fault-bounded, brecciated white quartz cemented by grey cherty quartz, both of which are auriferous. Although the breccia ore occurs in all rock types, with exception of diabase, the main host is the augite syenite.


                                PROVEN AND PROBABLE RESERVES AT THE MACASSA MINE AS AT DECEMBER 1, 1997(1)

                                                                                       TONNES      AVG. GRADE   GOLD CONTENT
                                                                                      --------     ----------   -------------
                                                                                                     (gpt)          (oz.)
PROVEN RESERVES
Operating areas...................................................................     303,000       15.40        150,000
Lakeshore tailings...............................................................      283,000        2.09         19,000
No. 3 shaft pillar...............................................................      235,000       14.29        108,000
                                                                                      --------                    -------
   Subtotal......................................................................      821,000       10.49        277,000
                                                                                      --------                    -------

PROBABLE RESERVES
Operating areas...................................................................     178,000       20.44        117,000
Lakeshore tailings................................................................          --          --             --
Pillars...........................................................................      43,000       16.64         23,000
                                                                                      --------                    -------
   Subtotal.......................................................................     221,000       19.70        140,000
                                                                                      --------                    -------
TOTAL.............................................................................    1,042,000      12.45        417,000
                                                                                      =========                   =======

(1) The reserves were calculated using a gold price of $350 per ounce and a cut-off grade of 8.6 grams per tonne. The average gold recovery rate for the year ended December 31, 1997 was 89%. Kinross has determined that calculating the reserves at $325 per ounce would not materially change the results.

         DENTON-RAWHIDE MINE, NEVADA

         The Denton-Rawhide Mine is one of the largest heap leach mines in North America. Kinross and a subsidiary of Kennecott are the co-owners of the Denton-Rawhide Mine with Kinross having a 49% ownership interest. Kennecott is the operator. The Denton-Rawhide Mine is located in westcentral Nevada, approximately 190 kilometres southeast of Reno.

         The principal mineral properties consist of 56 patented and 842 unpatented mining claims, claim fractions and partial interest claims owned or held under lease approximating 6,974 hectares. Kinross acquired its ownership interest in 1989 by contributing, with Kiewit Mining Group Inc. ("Kiewit"), $16,800,000 (of which Kinross' share was $8,400,000) to the development of the mine and the construction of the processing facilities. On June 30, 1995, Kinross acquired a further 24.99% ownership interest from Kiewit for cash and Kinross Shares valued at $24,594,000.

         Operations

         The Denton-Rawhide Mine is an open-pit operation that has a nominal production capacity of 4,536,000 tonnes of ore per year. Access to the mine site from Fallon, the closest major town, is by way of 89 kilometres of paved highways and 7 kilometres of well maintained gravel road.

         The following table presents production data for the Denton-Rawhide Mine for the periods indicated:


                                                        NINE MONTHS
                                                           ENDED                   YEAR ENDED DECEMBER 31,
                                                        SEPTEMBER 30,     ---------------------------------------------
                                                            1998             1997              1996             1995
                                                       --------------     ----------        ----------       ----------
Total ore processed(1) (tonnes).....................     3,521,691         5,282,000         5,296,234        4,836,203
                       (tons).......................     3,882,000         5,822,000         5,838,039        5,330,947
Gold grade             (gpt)........................          .926              0.92              1.13             1.13
                       (opt)........................          .027             0.027             0.033            0.033
Silver grade           (gpt)........................         10.97             14.73             18.51            15.57
                       (opt)........................          0.32             0.430             0.540            0.454
Average gold recovery (%)...........................            64                67                66               66
Average silver recovery (%).........................            37                38                37               38
Gold produced(2) (oz.) .............................        46,146            58,227            62,269           46,100
Silver produced(2) (oz.) ...........................           343           552,000           526,000          374,000
Total cash costs ($/oz.)............................          $234              $247              $244             $231

(1)      Figures reflect 100% of the ore processed.
(2)      Figures reflect Kinross' 49% share.

         Rock is drilled and blasted and then loaded into 77 tonne trucks. Ore is crushed to a 9.5 millimetre size in a three stage crushing plant and then placed on permanent heaps by conveyor. A leach solution is circulated through the heaps to dissolve gold and silver. The gold and silver are then precipitated from solution with the addition of zinc dust. A 98% pure dore bullion is made on site. The bullion bars are sent to a refinery to produce pure metal which is distributed to each co-owner.

         The Denton-Rawhide mining plan currently encompasses zones in the Balloon Hill, Murray Hill, Hooligan Hill and Grutt Hill areas. This arrangement provides flexibility for grade control, expansion, and efficient use of human and equipment resources. The plan for 1998 calls for mining and processing 5,443,000 tonnes of ore, which will be crushed and stacked on heaps, and 3,243,000 tonnes of lean ore. The lean, or run-of-mine, ore will be placed on the leach pad in lifts above the previously leached crushed ore. Crushing and stacking of ore is expected to be maintained at a rate of 15,300 tonnes per day.

         Geology and Ore Reserves

         Gold and silver mineralization in the Rawhide area is hosted within altered Tertiary volcanics which cover several square kilometres in a large caldera system. The Rawhide caldera is situated along an intersection between the northwest trending Walker Lane Structural Zone and northeast trending Basin and Range structures. All of the Rawhide deposits are structurally controlled, volcanic hosted epithermal ore bodies. The Rawhide gold-silver deposits are mid-Miocene in age and are hosted in a variety of volcanic rocks of early-to-mid Miocene age.

         Lithology plays a critical role in the style of mineralization. Primary permeability amenable to disseminated mineralization is a characteristic of the ashes and tuffs, volcanogenic sediments, and vent breccias. The andesitic flow rocks are a tight, more brittle material which reacts to tectonics and hydrostatic pressures by shattering and crackle brecciating to create a secondary permeability. The andesite characteristically has more, and higher grade, veins than the other host rocks. The intrusives are minor host rocks.


                          KINROSS' SHARE OF PROVEN RESERVES AT THE DENTON-RAWHIDE MINE AS AT DECEMBER 1, 1997(1)

                                                                           AVERAGE
                                                                    --------------------------
                                                         TONNES     GOLD GRADE    SILVER GRADE  GOLD CONTENT   SILVER CONTENT
                                                       -----------  -----------   ------------  ------------   --------------
                                                                       (gpt)         (gpt)         (oz.)           (oz.)
PROVEN RESERVES
   Stockpile crusher and lean.......................    3,273,000       0.48          8.62         51,000          907,000
   Unmined crusher and lean.........................   13,030,000       0.86          8.33        362,000        3,493,000
                                                       ----------                                 -------        ---------
TOTAL                                                  16,303,000       0.79          8.39        413,000        4,400,000
                                                       ==========                                 =======        =========

(1) The reserves were calculated using a gold price of $350 and the following cut-offs: crusher oxide ore - 0.51 grams of gold per tonne; sulphide ore -
      1.20 grams of gold per tonne; and lean ore - 0.38 grams of gold per tonne. The average gold recovery rate for the year ended December 31, 1997 was 67%. Kinross has determined that calculating the reserves at $325 per ounce would not materially change the results.

         BLANKET MINE, ZIMBABWE

         The Blanket Mine was acquired on the acquisition of Falconbridge Gold Corporation on September 30, 1993. The property consists of 226 blocks of mining claims comprising 2,540 hectares. The Blanket Mine is located in the Province of Matabeland South, Zimbabwe, near the town of Gwanda and 140 kilometres south from the city of Bulawayo. Access to the minesite from Bulawayo is by way of 120 kilometres of paved highway and 20 kilometres of paved road. Services are generally acquired from vendors in the Gwanda, Bulawayo and Harare areas. Power is provided to the minesite by the national grid. Adequate process water is provided from a dam on a nearby river.

         The following table presents production data (including tailings retreatment) for the Blanket Mine for the periods indicated:


                                                                      NINE MONTHS
                                                                         ENDED              YEAR ENDED DECEMBER 31,
                                                                      SEPTEMBER 30,   -----------------------------------
                                                                          1998          1997          1996        1995
                                                                      -------------   ---------   ----------    ---------
Ore processed (tonnes).............................................      981,430      1,298,020    1,202,120     307,760
              (tons)...............................................    1,081,841      1,430,800    1,325,097     339,244
Gold grade    (gpt)................................................         1.34           1.32         1.36        2.61
              (opt)................................................        0.039          0.039        0.040       0.076
Average gold recovery (%)..........................................           63             64           63          76
Gold produced (oz.)................................................       26,907         35,237       33,007      19,736
Total cash costs ($/oz.)...........................................         $202           $262         $257        $272


         Gold mineralization at the Blanket Mine is situated in the upper zone of a sequence of Archean mafic metavolcanic rocks having intercalations of cherty argillites (Black Markers). The whole package has been intruded by a younger, unmineralized gabbro sill. Mineralization is localized in zones of shearing and sulfide replacement in association with biotite and carbonate alteration, as well as silicification. The major sulfide minerals are pyrite, arsenopyrite, and lesser pyrrhotite; better gold grades seem to be associated with zones of more abundant arsenopyrite.

         There are five shear-related orebodies and an auriferous, fault-filling quartz reef, all striking north-south to northwest-southeast and dipping steeply to the southwest. Mineralized zones range from one to five metres thick.

                                PROVEN AND PROBABLE RESERVES AT THE BLANKET MINE AS AT DECEMBER 1, 1997(1)

                                                                                       TONNES     AVG. GRADE   GOLD CONTENT
                                                                                     ---------    ----------   ------------
                                                                                                    (gpt)          (oz.)
PROVEN RESERVES
  Operating areas.................................................................     371,000       4.19         50,000
  Stockpiles......................................................................       6,000       5.18          1,000
  Pillars(2)......................................................................     272,000       4.46         39,000
  Sub-blanket tailings............................................................   3,147,000       1.08        109,000
                                                                                     ---------                   -------
Subtotal..........................................................................   3,796,000       1.63        199,000
PROBABLE RESERVES
  Operating reserves development areas............................................     666,000       4.11         88,000
                                                                                     ---------                   -------
TOTAL.............................................................................   4,462,000       2.00        287,000
                                                                                     =========                   =======

(1) The reserves were calculated using a gold price of $350 and a cut-off grade of 2.8 grams per tonne. Based on mining experience, high grade assays are reduced to an average maximum of 13.0 grams per tonne within a range of 8.0 to 20.5 grams per tonne. Similarly, an average mining dilution factor of 7.5% at zero grade is made within a range of 5 to 10% dilution. The average gold recovery rate for the year ended December 31, 1997 was 64%. Kinross has determined that calculating the reserves at $325 per ounce would not materially change the results.
(2)   Pillars now available for mining have been moved to the proven category.

OTHER ASSETS

         In addition to its producing gold mines, Kinross has various other mining assets in various stages of reclamation, closure, care and maintenance and development. The Goldbanks and Aginskoe projects described below are advanced stage development projects. Development expenditures may be incurred for several years before a decision to ultimately mine the property is made. Once commercial production is achieved, the deferred development costs will be amortized over the estimated mine life.

         DELAMAR MINE, IDAHO

         The DeLamar Mine is a fully equipped open-pit mining operation and was acquired as a result of the acquisition of NERCO DeLamar Mining Company on August 2, 1993. The mine is located in southwestern Idaho, 140 kilometers Southwest of Boise, Idaho.

         The DeLamar mineral property holdings are comprised of patented claims and unpatented claims, millsite claims and state leases. Patented mining claims form the core group in the DeLamar Mine area. A total of 146 patented mining claims are owned or controlled by Kinross. Kinross also maintains 621 unpatented mining claims, 173 millsite claims and 16 state leases.

         Gold equivalent production in the first nine months of 1998 was 49,981 ounces, as compared to annual gold equivalent production of 64,380 in 1997, 59,713 in 1996 and 50,768 in 1995. Total cash costs were $325 per ounce of gold equivalent for the first nine months of 1998. This compares with $305 for the full year in 1997, $305 in 1996 and $299 in 1995.

         Proven and probable reserves at the DeLamar operations as at December 1, 1997 were estimated at 7,688,000 tonnes at a gold grade of 1.23 grams per tonne and a silver grade of 36.04 grams per tonne. The reserves were calculated at a $350 per ounce gold.

         After a careful review of the DeLamar operations, Kinross has decided to place the mine on care and maintenance in early January 1999 pending higher metal prices. The residual production in 1999 will be insignificant. At the time of the announcement, the DeLamar Mine employed 162 people.

         CANDELARIA MINE, NEVADA

         The Candelaria Mine is located in Esmeralda and Mineral Counties, Nevada and was acquired as a result of the acquisition of NERCO Metals Inc. The mine is located in south central Nevada, approximately 80 kilometers southeast of Hawthorne, Nevada.

         The Candelaria mineral property holdings consist of 256 unpatented lode and millsite claims. The patented claims and almost all of the unpatented claims are held by Kinross, while a small number of unpatented lode claims are leased from various parties.

         Gold equivalent production in the first nine months of 1998 was 20,378 ounces, as compared to annual gold equivalent production of 53,142 in 1997, 66,846 in 1996 and 49,162 in 1995. Total cash costs were $346 per ounce of gold equivalent for the first nine months of 1998. This compares with $302 for the full year in 1997, $403 in 1996 and $322 in 1995.

         Mining was completed in April 1997. Recovery of gold and silver will continue into 1999 as the inventory on the leachpad is drawn down. A significant portion of the final reclamation work has been completed and reclamation work will continue in 1999.

         HAYDEN HILL MINE, CALIFORNIA

         The Hayden Hill Mine is located in Lassen County, California and was acquired as a result of the Amax Merger. The mine is approximately 190 kilometers northwest of Reno, Nevada.

         The Hayden Hill mineral property holdings consist of 6,300 acres of federal patented and unpatented mining claims and fee lands, and a long-term lease of federal unpatented mining claims, which has a indefinite term.

         Gold equivalent production for the period of ownership in 1998 by Kinross was 12,079 ounces at total cash costs of $101 per ounce.

         Mining was completed in 1997. Recovery of gold will continue into 2000 as the inventory on the leachpad is drawn down. A significant portion of the final reclamation work has been completed and reclamation work will continue in 1999.

         GUANACO MINE, CHILE

         Kinross own a 90% interest in the Guanaco Mine located in Chile, which was acquired as a result of the Amax Merger. The mine is approximately 230 kilometers southeast of Antofagasta, Chile.

         The Guanaco mineral property holdings consist of 25,000 acres of mineral claims leased from Empressa National de Mineria, an entity of the Chilean government. Nearly all of the reserves are located on land covered under this lease, which expires in 2006 and may be extended by Kinross for an additional five-year term thereafter.

         Gold equivalent production for the period of ownership in 1998 by Kinross was 5,051 ounces at total cash costs of $275 per ounce.

         Mining was completed in July 1997. Recovery of gold will continue into 1999 as the inventory on the leachpad is drawn down. A significant portion of the final reclamation work has been completed and will continue in 1999.

         HAILE PROPERTY, SOUTH CAROLINA

         Kinross owns a 62.5% venture interest in the Haile property located in Lancaster County, South Carolina which was acquired as a result of the Amax Merger. Kershaw Gold Company, Inc. ("Kershaw"), a wholly-owned subsidiary of Piedmont Mining Company ("Piedmont"), owns the remaining 37.5% interest. Kinross is in the process of settling a dispute with Piedmont and if the agreement, which has to be properly documented, is approved by Piedmont's shareholders, Kinross will acquire all of the outstanding capital stock of Kershaw thereby indirectly acquiring the Piedmont's 37.5% interest in the Haile property. See "Legal Proceedings".

         The Haile mineral property holdings consist of 3,600 acres and consists entirely of fee property that is either owned by the venture participants, leased from third parties under leases that can be extended to 2001 or controlled by purchase agreements.

         Proven and probable reserves at the Haile property as at December 31, 1997 were estimated at 4,953,300 tonnes at a gold grade of 3.06 grams per tonne. The reserves were calculated at a $400 per ounce gold price.

         Kinross has not made a decision to develop the Haile property and is considering various options with respect to its interest in Haile.

         Q.R.  MINE, BRITISH COLUMBIA

         The Q.R. Mine, located in British Columbia, was acquired in 1992. The mine is approximately 70 kilometers southeast of Quesnel, British Columbia. The Q.R. mineral property holdings consist of eight patented mining claims and achieved commercial production in mid 1995.

         All operating activities were suspended in the second quarter of 1998 as a result of low gold prices. Gold equivalent production in 1998 was 14,071 ounces at total cash costs of $253 per ounce. Proven and probable reserves at the Q.R. mine as at December 1, 1997 were estimated to contain 422,000 tonnes at a gold grade of 5.23 grams per tonne. The reserves were calculated at a $350 per ounce gold price.

         The mine is currently under care and maintenance and Kinross is considering its options with respect to Q.R.

         SLEEPER MINE, NEVADA

         The Sleeper Mine, which was acquired as a result of the Amax Merger, is located in Humboldt County, Nevada, approximately 45 kilometers north of Winnemucca.

         The Sleeper mineral property holdings consist of approximately 2,000 acres of unpatented mining claims. A third party has acquired a 50% interest in the Sleeper property under a joint venture agreement and has the option to acquire the remaining 50% interest, at varying prices, over the next three years.

         All operating activities were suspended at the end of the third quarter of 1996. Reclamation activities have commenced and are expected to be substantially completed by the year 2000.

         NORSEMAN PROJECT

         Kinross, through its wholly-owned subsidiary Kinross Gold Australia Pty. Ltd., purchased several blocks of mining tenements covering approximately 533 square kilometers in the Eastern Goldfields region of Western Australia from the Administrator for Australasian Gold Mines for A$7,400,000. This transaction, which was completed on April 28, 1998, included a group of contiguous prospecting licenses and mining leases known as the Norseman project.

         The Norseman Project, which is located about 20 kilometers south of the town of Norseman and 550 kilometers east of the city of Perth, covers an area of about 48 square kilometers. There are two gold deposits located within the boundaries of the Norseman Project, Mt. Henry and Selene.

         Current knowledge of the geology and mineralization of the two deposits is based upon geologic mapping, geochemical sampling, and extensive drill data. There are more than 400 diamond core and reverse circulation holes which have been drilled into the deposits. Kinross has completed about sixty holes into the two deposits and is continuing to drill the property.

         GOLDBANKS PROJECT

         On June 13, 1995, Kinross acquired 50% of the Goldbanks Project consisting of 1,300 mining claims encompassing 89 square kilometres located 56 kilometres south of Winnemucca, Nevada. Access to the property is by way of an all-weather, asphalt and gravel road from Winnemucca. Kinross acquired its 50% interest from Restoration Minerals Inc. ("Restoration") for $6,259,000 cash and 816,055 Kinross Shares valued at $5,161,000. On April 18, 1997, Kinross acquired the balance of the Goldbanks Project from Restoration for $7,000,000 in cash and 3,000,000 Kinross Shares valued at $17,250,000. In addition, Kinross granted a 3.5% precious metals net smelter royalty and a 2% base metal royalty which becomes payable once the property has produced 1,321,214 ounces of refined gold.

         The geologic setting of the Goldbanks deposit is a large volcanic graben which has a widespread, near-surface breccia that was formed by the collapse of a caldera. This complex volcanic event resulted in the formation of diatremes and maars, as well as the deposition of volcanic sediments within the various volcanic collapse features.

         The geology of the Goldbanks Project has been complicated by the deposition of extensive post-mineral sedimentary and volcanic rock units which obscure the underlying geology. Detailed geologic analysis of the area has shown that the gold mineralization is localized in a complex structural setting in the immediate vicinity of the Main Zone, with ample evidence of multiple phases of precious metals mineralization in the Paleozoic sedimentary and Tertiary volcanic host rocks of the deposit. Mineralization often occurs within the brecciated margins of the diatremes, as well as within zones of silicification that are structurally controlled. Some enrichment of gold mineralization has been observed in zones of epithermal quartz veins, diorite dikes, and intrusive breccias.

         Exploration activities have identified mineralized zones that trend north-south for a distance of at least 7 kilometres and east-west for a distance of nearly 3 kilometres. Since Kinross acquired the Goldbanks Project, 1,045 holes totalling 195,774 metres of reverse circulation and diamond core have been drilled, including 604 holes (124,900 metres) within the Main Zone deposit.

         A rigorous study of the distribution of gold mineralization within the deposit was undertaken during 1996 in order to more clearly understand the mode of occurrence and the actual distribution of gold metal in the mineralized zone. This program included drilling 27 closely spaced diamond core holes in a previously drilled (with reverse circulation drilling) part of the deposit and assaying of the entire core.

         The probable reserves for the Goldbanks Project as at December 1, 1997 were estimated to be 26.8 million tonnes grading 0.66 grams of gold per tonne and 1.91 grams of silver per tonne. The reserves were calculated at a $350 per ounce gold price.

         AGINSKOE PROJECT

         On December 21, 1995, Kinross purchased from Asarco Incorporated for $4,133,000 a 25% interest in Kamgold, a Russian joint stock corporation, which owns the Aginskoe Project, located in Kamchatka Oblast, Russia. Kamgold is technically in default under its licence with the Russian Government because it has not commenced production. Kamgold has received indications from the Russian Government that an extension will be granted. Kinross has spent approximately $2,300,000 up to September 30, 1998 on the Aginskoe Project. Grynberg Resources Inc. ("Grynberg") of Denver, Colorado and AOOT KAMGEO ("KAMGEO"), a Russian joint stock company, own a 25% and 50% interest, respectively, in Kamgold. If the project proceeds, Kinross and KAMGEO must agree to make distributions, and to approve financial strategies, annual work programs, budgets, business plans and financial statements. Kinross and Grynberg are responsible for arranging all financing until production. As the operator, Kinross would be entitled to fees from construction and operations.

         The Aginskoe Project is accessible by a 427 kilometre road from Petropavlovsk-Kamchatsky, a port city located on the eastern side of the Kamchatka Peninsula. The first 300 kilometres is by an all-weather road. Upgrading the remaining 127 kilometre portion of the road, including installation of several new bridges, would be the first step in the development of the Aginskoe Project. Seven bridges were installed over the major river crossings on this road during the spring of 1996.

         The development work required to place the Aginskoe Project into production consists of rehabilitation and development of the underground workings, construction of a 500 tonne per day processing plant and ancillary facilities, development of site infrastructure, utilities and services and construction of a tailings impoundment structure.

         Kinross, as operator, has negotiated with a major international engineering firm prior to awarding the contract for engineering, procurement and construction management. The proposed 500 tonne per day operation would rely on conventional underground mining of narrow, steeply dipping, epithermal veins, and the processing of ore in a gravity/cyanidation mill with expected gold recoveries of about 97% in the form of dore. Kinross and the other participants have pursued limited recourse project financing of up to $50,000,000 and political risk insurance. Kinross and Grynberg may be required to assume further obligations in order to complete financing of the Aginskoe Project. However, should Kinross be unable to obtain financing on satisfactory terms, it can terminate its participation and forfeit its interest in the Aginskoe Project without being subject to ongoing commitments.

         If the Aginskoe Project is developed, average annual production (for 100% of the Aginskoe Project) has been estimated to be approximately 170,000 ounces per year during the initial five years, at a cash operating cost estimated to be about $150 per ounce. Assuming possible reserves are upgraded to a mineable category, the mine would have a productive life approaching 10 years. In addition, this area of central Kamchatka has exploration potential that could further extend the life of the operation.

         The Aginskoe deposit consists of two principal veins plus three outlying veins and multiple splays. A total of 18 mineralized structures have been identified within the existing mine workings. These veins are typical steeply-dipping bonanza-type epithermal quartz-adularia veins. The principal minerals are gold-silver electrum and gold-silver tellurides. Grades range up to several kilograms of gold per tonne, with an overall gold to silver ratio of approximately 2:1.

         The veins follow faults which trend north-eastward for approximately
2.5 kilometres within a caldera volcanic centre of the western Kamchatka volcanic belt. Wallrocks are a sequence of andesitic to basaltic flows, volcaniclastics, and tuffs of upper Miocene age. Hydrothermal alteration consists of local quartz-sericitic and argillic alteration along the veins, with widespread propylitic alteration in the volcanic wallrocks.

         The feasibility study of the Aginskoe Project completed in 1995 identified diluted mineable reserves in the proven and probable category of 919,000 tonnes grading 29.62 grams of gold per tonne, of which 25% belongs to Kinross. The mineralization has been delineated by 52 kilometres of underground workings from several adits, about 160,000 metres of drilling, and by extensive surface trenching. The reserves were calculated at a $350 per ounce gold price.

         LONG-TERM INVESTMENTS

         Long-term investments consist of investments in associated companies as follows:


                                          OWNERSHIP INTERESTS             MARKET VALUE                CARRYING VALUE
                               ----------------------------------------   ------------   -----------------------------------------
                               SEPTEMBER 30,  DECEMBER 31,  DECEMBER 31,  SEPTEMBER 30,  SEPTEMBER 30,  DECEMBER 31,  DECEMBER 31,
                                   1998           1997          1996          1998           1997           1997          1996
                               -------------  ------------  -----------   -------------  -------------  ------------  ------------
                                                                                          (thousands of dollars)
Greystar Resources Ltd.......      21%             20%           --          3,816           4,709          4,915            --
Pentland Firth Ventures Ltd..      46%             46%          41%          2,699           3,390          3,710         3,614
Welcome Opportunities Ltd....      43%             43%          48%          1,490           3,841          4,205         4,389
Mirage Resource Corporation..      49%             48%          48%          1,257           2,117          2,336         9,296
E-Crete Products Inc.........      70%             67%           --            952             952            840            --
                                                                            ------         -------        -------       -------
Total........................                                               10,214         $15,009        $16,006       $17,299
                                                                            ======         =======        =======       =======


         LEGAL PROCEEDINGS

         On February 13, 1998, a purported class action was filed in the Court of Chancery of Delaware by two holders of shares of common stock of Amax entitled Joseph Ratzerdorfer and Victoria Shaev, IRA v. Milton H. Ward, et al., C.A. No. 16189-NC, against Cyprus Amax, the board of directors of Amax (the "Amax Board"), and Amax as a nominal defendant. The complaint alleges, among other things, that the defendants breached their fiduciary duties of loyalty and due care in connection with Amax's entry into the agreement with respect to the Amax Merger because: the terms of the Amax Merger were unfair, inadequate, and the product of self-dealing due to the differences between the consideration to be received by Cyprus Amax and minority stockholders; Cyprus Amax controlled Amax; the Amax Board and special committee had conflicts of interest arising from the fact that certain of the directors of Amax owned Cyprus Amax stock, served on the boards of both companies, and/or were nominated to the Amax Board by directors who suffered from conflicts of interest; defendants failed to disclose certain non-public information regarding the value of Amax's assets and Amax's future earnings and profitability potential; and the timing of the announcement of the Amax Merger was designed to place an artificial cap on the market price of shares of common stock of Amax to enable Cyprus Amax to obtain the greatest consideration for its stake in Amax. The complaint seeks, among other things, an injunction prohibiting the consummation of the Amax Merger and, in the event the Amax Merger was consummated, an order rescinding the transaction and/or awarding damages in an unspecified amount. Amax believes that the complaint is without merit and intends to defend the matter vigorously.

         In October 1996, a purported derivative action was filed in the Court of Chancery of Delaware on behalf of a purported stockholder of Amax titled Harry Lewis v. Milton H. Ward, et al., C.A. No. 15255-NC, against Cyprus Amax, the directors of Amax, and Amax as a nominal defendant. The complaint alleges, among other things, that the defendants engaged in self-dealing in connection with Amax's entry in March 1996 into the Demand Loan Facility, that Cyprus Amax controls Amax's Board of Directors and management, that the terms of the transaction were not negotiated by persons independent of Cyprus Amax, and that the timing of the transaction precluded Amax from seeking financing in the commercial or public debt markets and prevented the special committee of the Board of Directors of Amax that approved entry into the transaction from seeking alternatives to the transaction. The complaint seeks, among other things, a declaration that the Demand Loan Facility is not entirely fair to Amax and damages in an unspecified amount. Amax has publicly stated its belief that the complaint is without merit and that it intends to defend the matter vigorously.

         Amax was named in a complaint filed in March 1995 in the United States District Court for the District of South Carolina, Rock Hill Division, by Kershaw, the subsidiary of Piedmont that owns 37.5% of the Haile property. In this claim, Kershaw alleged that Amax tortiously interfered with the performance by Kershaw's subsidiaries, Lancaster Mining Company Inc. ("Lancaster") and Haile Mining Company ("Haile"), of their obligations under certain agreements. This claim was part of a lawsuit of Piedmont and Kershaw against Amax, Lancaster and Haile, alleging breach of contract, fraud and tortious interference with contract rights. Pursuant to motions filed by the defendants, all claims of Piedmont and Kershaw were dismissed on the grounds that jurisdiction was to be determined by arbitration, except the claim of Kershaw which alleges that, among other things, Amax caused Lancaster to fail to complete the exploration expenditures authorized in the 1994 venture budget and initiated attempts to sell its interest in the Haile property without informing Kershaw. An appeal of the denial of a motion for reconsideration of dismissal of the claims against Amax and certain subsidiaries is pending.

         Pursuant to certain agreements among Piedmont, Kershaw and Amax, Piedmont and Kershaw indemnified Amax from all environmental and other liabilities arising from Piedmont's operations or other conditions existing on the Haile property prior to July 1, 1992. In November 1997, Amax submitted to arbitration its claim for $1.7 million, the amount of environmental costs from August 1995 through October 1997, which Amax publicly stated it believed were covered by the indemnity and cash contributions to property maintenance and operations which Amax had made on behalf of Kershaw.

         In a separate action, Piedmont and Kershaw sued Amax for breach of contract and were awarded $9.0 million which award was overturned on appeal. Piedmont and Kershaw are seeking to re-instate the award.

         In September 1998, Amax (now known as Kinam) entered into an agreement with Piedmont to purchase all of the outstanding shares of capital stock of Kershaw and settle all issues between Kinam and Piedmont in consideration of Kinam paying Piedmont $2 million. The agreement is subject to negotiation and execution of formal documentation and approval of the shareholders of Piedmont.

         In March 1994, the U.S. Forest Service notified Amax that it considered Amax to be a Potentially Responsible Party ("PRP") under the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), jointly and severally liable with other PRPs, for damages attributable to alleged releases of hazardous substances from the Siskon Mine, located in the Klemath National Forest in Siskiyou County, California. Amax conducted a limited exploration drilling program in the summer of 1991 on property at the Siskon mine site which Amax believes is not involved in the alleged releases. Based on facts currently known to management, Amax has publicly stated that it does not anticipate this matter will have a material effect on Amax's financial condition or results of operations.

REFINING, SALES AND HEDGING ACTIVITIES

         All of Kinross' gold and silver production is currently contracted for refining. All of the refiners being contracted are of good standing, and the terms and conditions of the contracts meet or exceed industry standards.

         Kinross' Board of Directors approved a hedging policy on November 18, 1998. The policy sets limits on the amount of hedging that can be done for gold, silver, foreign exchange, and interest rates. It also indicates the initial types of transactions to be considered for any hedging policy.

         Currently Kinross is virtually unhedged for gold and silver price exposure. The Amax hedge program was terminated in July 1998 as part of the Amax Merger. As of September 30, 1998, the outstanding hedge contracts of Kinross were as follows:

Forward Sales Contracts................................................................     12,500            $295.50
Put Options Purchased..................................................................     20,100            $284.00
Total "Floor" Price"...................................................................     32,600            $288.41

Call Options Sold......................................................................     44,775            $391.84
Canadian dollar forward sales contracts................................................     $54 million       $1.46



     The market value of the forward contracts and options contracts as at September 30, 1998 was approximately $61,000, while the market values of the foreign exchange contracts were approximately negative $1.9 million.

GOLD SALES ARRANGEMENTS IN RUSSIAN FEDERATION

     The Russian Government requires all mineral licence holders to sell gold and silver produced in the Russian Federation to an agency of the Russian Government. Prior to August 1996, the agency was the Committee for Precious Metals and Precious Stones ("Roskomdragmet"). Pursuant to an agreement (the "Roskomdragmet Agreement") dated May 29, 1995, between Omolon and Roskomdragmet, Omolon is obliged to offer its production for sale to Roskomdragmet at the London fix price for gold and silver, less refining, transportation and insurance costs. Under the Roskomdragmet Agreement, the purchase price is payable 50% in U.S. dollars (to Omolon's offshore account) and 50% in roubles, calculated at the exchange rate quoted by the Central Bank of Russia (the "Central Bank"). All of the purchase price for silver is payable in roubles. If Roskomdragmet declines to purchase the production, Omolon has the right to sell the gold not being purchased to another offshore purchaser pursuant to the terms of an agreement with Vneshtorgbank, the state foreign trade bank. The agreement with Vneshtorgbank provides that, in such event, Vneshtorgbank will export gold produced by Omolon to a purchaser outside Russia to be specified by Omolon.

     Certain ancillary laws necessary to give effect to the arrangement were never passed and Omolon had not been able to export gold under these arrangements. However, a number of commercial banks have gold export licences and Omolon, working with some of these banks, has successfully sold and exported gold not purchased by the Russian government.

     Licences from the Central Bank are required for Omolon to borrow funds for more than 180 days and to deposit dollar proceeds in an offshore account. The Central Bank licences will terminate upon repayment in full of the Kubaka project loans at which time, unless a new licence is obtained, payment for all gold and silver sold must be made into a Russian bank.

     In August 1996, the Russian Government abolished Roskomdragmet and its functions were transferred to the Ministry of Finance. In November 1996, the Russian Ministry of Finance established Gokhran Russia ("Gokhran Russia") with the authority to purchase gold and silver produced in the Russian Federation. Omolon anticipates entering into a Restated Purchase-Sales Contract with Gokhran Russia on substantially the same economic terms as the Roskomdragmet Agreement.

                               KINROSS MANAGEMENT


DIRECTORS OF KINROSS

     The directors of Kinross are set out under the heading "Management and Operations of Kinross after the Arrangement - Directors of Kinross".

EXECUTIVE OFFICERS OF KINROSS

     The executive officers of Kinross are set out under the heading "Management and Operations of Kinross after the Arrangement - Executive Officers of Kinross".

ARRANGEMENTS WITH CYPRUS AMAX

     As part of the Amax Merger, Kinross issued and sold to Cyprus Amax 34,997,247 Kinross Shares and 8,775,449 Kinross Warrants. Pursuant to the Investor Agreement, Kinross granted Cyprus Amax certain registration rights and certain rights to nominate persons for election to the Kinross Board. See "Management and Operations of Kinross After the Arrangement - Directors of Kinross" and "Risk Factors - Risks Related to the Arrangement - Share Ownership of Cyprus Amax".

KINROSS SHARE INCENTIVE PLAN

     At a meeting of shareholders of Kinross held on May 4, 1995, the Kinross Shareholders approved the current form of the Kinross Share Incentive Plan which is designed to advance the interests of Kinross by encouraging employees and directors to have equity participation in Kinross through the acquisition of Kinross Shares. The Kinross Share Incentive Plan consists of a share purchase plan (the "Kinross Purchase Plan") and a share option plan (the "Kinross Option Plan"). Currently the maximum number of Kinross Shares issuable pursuant to the Kinross Share Incentive Plan is 14,500,000, representing approximately 4.9% of the number of current issued and outstanding Kinross Shares, of which 4,000,000 Kinross Shares are allocated to the Kinross Purchase Plan and 10,500,000 Kinross Shares are allocated to the Kinross Option Plan. Both the Kinross Purchase Plan and the Kinross Option Plan provide for the purchase of Kinross Shares or exercise of Kinross Options in the cases of termination of an employee and death of a participant.

     As at November 30, 1998, an aggregate of 967,246 Kinross Shares had been issued pursuant to the Kinross Share Incentive Plan, of which 438,479 Kinross Shares had been issued pursuant to the Kinross Purchase Plan and 528,767 Kinross Shares had been issued upon the exercise of Kinross Options. Accordingly, as at November 30, 1998, an aggregate of 13,532,754 Kinross Shares remained available for issuance pursuant to the Kinross Share Incentive Plan, of which 3,561,521 Kinross Shares are available for issuance under the Kinross Purchase Plan and 9,971,233 Kinross Shares are available for issuance upon the exercise of Kinross Options. As at November 30, 1998, 5,919,861 Kinross Options were outstanding.

         KINROSS SHARE OPTION PLAN

         Under the Kinross Option Plan, Kinross Options may be granted to employees, directors and consultants of Kinross and designated affiliates. In determining the terms of each grant of Kinross Options, consideration is given to the participant's present and potential contribution to the success of Kinross. The exercise price per share is not less than the closing price of the Kinross Shares on the TSE on the trading day prior to the date on which the Kinross Option is granted. The Option period for each Kinross Option is five years and each Kinross Option becomes exercisable as to 33 1/3% of the Kinross Shares subject to it, on a cumulative basis, at the end of each of the first, second and third years following the date of the grant. The maximum number of Kinross Shares issuable under the Kinross Option Plan is currently set at 10,500,000 in the aggregate. The maximum number of Kinross Shares issuable to insiders pursuant to the Kinross Share Option Plan and any other share compensation arrangements, within a one-year period, is limited to 10% of the total number of Kinross Shares then outstanding. The maximum number of Kinross Shares issuable to any one insider and such insider's associates pursuant to the Kinross Share Option Plan and any other share compensation arrangements, within a one-year period, is limited to 5% of the total of Kinross Shares then outstanding. The maximum number of Kinross Shares reserved for issue to any one person under the Kinross Option Plan is limited to 5% of the outstanding number of Kinross Shares from time to time.

         Participants in the Kinross Option Plan are entitled to a five year interest free, non-transferable demand loan from Kinross to facilitate the purchase of Kinross Shares upon the exercise of Kinross Options. Such loans are full recourse, repayable within 10 years of the date of the grant of the Kinross Option and are secured by a pledge of the Kinross Shares purchased with the proceeds of the loan.

         KINROSS SHARE PURCHASE PLAN

         Employees of Kinross or designated affiliates are entitled to contribute up to 10% of their annual basic salary to the Kinross Purchase Plan. Kinross matches the participant's contribution on a quarterly basis and each participant is then issued Kinross Shares having a value equal to the aggregate amount contributed to the Kinross Purchase Plan by the participant and by Kinross. The purchase price per share is the weighted average trading price or the average of the high and low board lot trading prices of the Kinross Shares on the TSE, for participants resident in Canada, or the NYSE, for participants resident in the United States, for the 20 consecutive trading day period prior to the end of the calendar quarter in respect of which the Kinross Shares are issued. Such Kinross Shares are delivered to participants 12 months following their date of issue. In the event of termination of employment or death of an employee, any portion of the participant's contribution then held in trust shall be paid to the participant or his or her estate and any portion of Kinross' contribution shall be returned to Kinross. In addition, any Kinross Shares held in safekeeping will be purchased for cancellation at an amount equal to the lesser of the participant's contribution and one-half of the then current market price of such Kinross Shares and the proceeds will be paid to the participant. The maximum number of Kinross Shares issuable under the Kinross Purchase Plan is currently set at 4,000,000 Kinross Shares in the aggregate.

         AMAX SHARE OPTION PLAN

         As at November 30, 1998, an aggregate of 1,174,334 Kinross Shares were issuable pursuant to options granted under the former share option plan of Amax.

             KINROSS SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information with respect to beneficial ownership of Kinross Shares as of November 30, 1998, by: (i) each director of Kinross; (ii) each Named Executive Officer; (iii) all officers and directors of Kinross as a group; and (iv) each person or entity known to Kinross to be the beneficial owner of more than 5% of the outstanding Kinross Shares. Information with respect to beneficial ownership by each officer or director is based upon information furnished by that individual. Unless otherwise noted, all directors and officers have sole power and sole investment power with respect to shares beneficially owned by them.


                                                                                                       NUMBER OF KINROSS
                                                                       ADDRESS                           SHARES OWNED
                                                          ---------------------------------            ------------------
DIRECTORS:
Richard H. Block......................................    510 Broadsmoore Drive                            21, 210(1)
                                                          Lake Forest, Illinois 60045

John A. Brough........................................    7 Maroon Millway                                    NIL
                                                          North York, Ontario M2L 1T9

J. Haig de B. Farris..................................    1299 Fairweather Rd.                                NIL
                                                          Bowen Island, British Columbia V0N 1G0

Bruce E. Grewcock.....................................    741 North 61st Street                               NIL
                                                          Omaha, Nebraska 68118

John M.H. Huxley......................................    214 St. Leonards Ave.                             5,000(1)
                                                          Toronto, Ontario M4N 1K7

Gerald J. Malys.......................................    2234 E. Briarhurst Drive                          9,400(1)
                                                          Highland Ranch, Colorado 80216

John E. Oliver........................................    154 Douglas Avenue                                  NIL
                                                          Oakville, Ontario L6J 3R8

James A. Todd, Jr.....................................    2005 Garden Place                                90,500(1)
                                                          Birmingham, Alabama 35223

Milton H. Ward........................................    2 Sunset Drive                                   16,008(1)
                                                          Engelwood, Colorado 80110

NAMED EXECUTIVE OFFICERS:

Robert M. Buchan......................................    181 Teddington Park Ave.                       286,583(1)(2)
                                                          Toronto, Ontario M4N 2C7

Arthur H. Ditto.......................................    3800 Yonge Street, Suite 607                     654,569(1)
                                                          Toronto, Ontario M4N 2N6

John W. Ivany.........................................    412 Brunswick Ave.                                9,896(1)
                                                          Toronto, Ontario M5R 2Z4

Brian W. Penny........................................    36 Southdale Drive                                9,258(1)
                                                          Markham, Ontario L3P 1J7

ALL OFFICERS AND DIRECTORS AS A GROUP:................                                                   1,259,274 (1)

OTHER:
Cyprus Amax Minerals Company..........................    9100 East Mineral Circle                   89,030,313 (30.5%)(3)
                                                          P.O. Box 3299
                                                          Englewood, Colorado 80112-3299

                                                                                                       NUMBER OF KINROSS
                                                                       ADDRESS                           SHARES OWNED
                                                          ---------------------------------            ------------------

Trimark Financial Corporation ........................    1 First Canadian Place                     42,118,500 (14.4%)(4)
                                                          Suite 5600
                                                          Toronto, Ontario
                                                          M5X 1E5

(1)   Represents less than 1% of the class.
(2) Mr. Buchan is the holder of 384,613 Kinross Preferred Shares which are convertible into an aggregate of 3,175,172 Kinross Shares.
(3) Information obtained solely from filings made with the SEC. Cyprus Amax also holds, directly or indirectly, 8,775,499 Kinross Warrants entitling Cyprus Amax to purchase 8,775,449 Kinross Shares at a price of $5.9826 per Kinross Share until June 1, 2001.
(4) Information obtained solely from filings made with the Canadian Securities Administrators.

                   KINROSS SECTION 16(A) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

         Kinross, as a foreign private issuer for the purposes of the Exchange Act, is not subject to the reporting requirements of section 16(a) of the Exchange Act.

             KINROSS CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


INTERESTS OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

         Since the commencement of Kinross' last financial year, no director, senior officer or principal shareholder of Kinross, nor any affiliate or associate thereof, has had any material interest, direct or indirect, in any transaction which has or will materially affect Kinross except that on June 1, 1998, the Amax Merger became effective and Cyprus Amax became the holder of approximately 30.5% of the outstanding Kinross Shares. Five of the current directors of Kinross, Messrs. Ward, Malys, Farris, Todd and Block were nominated by Amax and Cyprus Amax to the Kinross Board. Messrs. Ward, Malys and Todd are officers and/or directors of Cyprus Amax. See "Management and Operations After the Arrangement - Directors of Kinross" and "Information Regarding Kinross Gold Corporation - Kinross Management Arrangements with Cyprus Amax".

            INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS OF KINROSS

         No individual who is, or at any time during the most recently completed financial year of Kinross was, a director, executive officer or senior officer of Kinross, no proposed nominee for election as a director of Kinross, and no associate of any such director, officer or proposed nominee is, or at any time since the beginning of the most recently completed financial year of Kinross has been, indebted to Kinross or any of its subsidiaries or has been the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by Kinross or any of its subsidiaries, other than as described under "Kinross Management Executive Compensation - Indebtedness of Management".

                         KINROSS EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE. The following table (presented in accordance with Form 40 of the Regulation (the "Regulation") made under the Securities Act (Ontario)) sets forth all annual and long-term compensation for services in all capacities to Kinross and its subsidiaries for the fiscal year ended December 31, 1997 (to the extent required by the Regulation) in respect of each of the individuals who were, at December 31, 1997, the Chief Executive Officer and the five other most highly compensated executive officers, whose total salary exceeded Cdn.$100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                        COMPENSATION
                                                              ANNUAL                        AWARDS
                                                          COMPENSATION                  KINROSS SHARES
                                                             SALARY         BONUS          UNDER                ALL OTHER
NAME AND PRINCIPAL POSITION                    YEAR         (CDN. $)       (CDN. $)   OPTIONS GRANTED(#)   COMPENSATION (CDN.$)
---------------------------                    ----         --------       --------  -------------------    --------------------
ROBERT M. BUCHAN                                1997         400,000            --         995,000              86,080
   Chairman of the Board and                    1996         400,000       100,000         200,000              59,146
   Chief Executive Officer........              1995         400,000       400,000         350,000              42,372

ARTHUR H. DITTO                                 1997         275,926            --         398,000              57,350
   President and Chief                          1996         270,000        60,000          50,000              83,511
   Operating Officer..............              1995          70,000       110,000         220,000              89,480

GARRY M. HUGHES                                 1997(1)      218,077            --              --              37,164
   Executive Vice-President.......              1996         210,000        50,000          50,000              21,398
                                                1995         210,000       130,903         160,000              12,156

JOHN W. IVANY                                   1997         200,000            --          99,000              26,386
   Executive Vice-President.......              1996         200,000        45,000          50,000              13,003
                                                1995(2)      100,000            --         100,000                 551

ALLEN S. GORDON
   Senior Vice-President,                       1997(3)      254,237            --              --              15,652
   Technical Services and                       1996         171,666        49,887          30,000              17,489
   Project Development............              1995          65,736        60,000          75,000              12,095

BRIAN W. PENNY                                  1997         175,000            --          99,000              20,914
   Vice-President, Finance and                  1996         175,000        40,000          30,000              16,274
   Chief Financial Officer........              1995         125,000        50,000         100,000              18,112


(1)      Mr. Hughes ended his employment with Kinross as at December 31, 1997.
(2)      Mr. Ivany commenced his employment with Kinross on July 1, 1995.
(3)      Mr. Gordon ended his employment with Kinross as at July 31, 1997.

         OPTIONS GRANTED IN LAST FISCAL YEAR. The following table (presented in accordance with Form 40 of the Regulation) sets forth stock options granted under Kinross Option Plan during the fiscal year ended December 31, 1997 to each Named Executive Officer.

         The options become exercisable as to 33 1/3% on each of the first, second and third anniversary of the date of grant. The exercise price of the option is not less than the closing price of the Kinross Shares on the TSE on the last trading day prior to date of grant.

                       OPTIONS GRANTED IN LAST FISCAL YEAR


                                                             % TOTAL                          MARKET VALUE OF
                                                             OPTIONS                       SECURITIES UNDERLYING
                                            KINROSS         GRANTED TO      EXERCISE            OPTIONS ON
                                          SHARES UNDER      EMPLOYEES         PRICE            DATE OF GRANT        EXPIRATION
NAME                                    OPTIONS GRANTED   IN FISCAL YEAR  (CDN.$/SHARE)        (CDN.$/SHARE)          D/M/Y
----                                    ---------------   ---------------  ------------     --------------------    -----------
ROBERT M. BUCHAN......................      995,000            40.12           3.92                 3.92             10/12/02

ARTHUR H. DITTO.......................      398,000            16.18           3.92                 3.92             10/12/02

GARRY M. HUGHES.......................           --               --             --                   --                   --

JOHN W. IVANY.........................       99,000             4.02           3.92                 3.92             10/12/02

ALLEN S. GORDON.......................           --               --             --                   --                   --

BRIAN W. PENNY........................       99,000             4.02           3.92                 3.92             10/12/02


(1)      Based on the five day weighted average trading price.

         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES. The following table (presented in accordance with Form 40 of the Regulation) sets forth details of exercised stock options during the fiscal year ended December 31, 1997 by each Named Executive Officer and the fiscal year end value of unexercised options on an aggregate basis.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                                                         VALUE OF UNEXERCISED
                                            KINROSS        AGGREGATE VALUE       UNEXERCISED AT         IN-THE-MONEY OPTIONS AT
                                        SHARES ACQUIRED       REALIZED           FISCAL YEAR-END       E FISCAL YEAR-END($)(2)
NAME                                      ON EXERCISE        CDN.($)(1)      EXERCISABLE/UNEXERCISABL   EXERCISABLE/UNEXERCISABLE
----                                    ---------------    ---------------   ------------------------  --------------------------
ROBERT M. BUCHAN......................        --                 --            750,001/1,244,999        1,182,500/925,000

ARTHUR H. DITTO.......................        --                 --              163,334/504,666              -- /370,000

GARRY M. HUGHES.......................        --                 --               165,134/86,666               102,000/--

JOHN W. IVANY.........................        --                 --               83,334/165,666               -- /92,000

ALLEN S. GORDON.......................        --                 --               110,000/45,000                   -- /--

BRIAN W. PENNY........................        --                 --               60,066/152,334               -- /92,000


(1) Calculated using the closing price for a board lot of Kinross Shares on the TSE.
(2) Value of unexercised in-the-money options calculated using the closing price of Cdn.$4.85 for Kinross Shares on the TSE on December 31, 1997, less the exercise price of in-the-money stock options.

         PENSION PLANS

         Canada. In 1997, Kinross established a deferred profit sharing plan and a registered retirement savings plan covering all of the Canadian non-unionized employees. The deferred profit sharing plan provides for basic contributions by Kinross (which cannot be less than 3% of the member's compensation). In addition, there is an annual profit sharing contribution which cannot exceed 1.5% of the member's compensation. Kinross contributed Cdn.$70,608 to the deferred profit sharing plan on behalf of the Named Executive Officers during the year ended December 31, 1997.

         The registered retirement savings plan is available to all non-unionized Canadian employees and allows for the minimum contribution of Cdn.$60 per month with Kinross matching 100% of this amount with any additional contributions being matched by 50% up to a maximum of Cdn.$30. Kinross contributed Cdn.$4,950 to the registered retirement savings plan on behalf of Messrs. Buchan, Gordon, Hughes, Ivany and Penny during the year ended December 31, 1997.

         United States. Kinross' subsidiary, Kinross Gold U.S.A. Inc., has various pension plans in which one executive officer is eligible to participate. Kinross is required to make certain contributions to the pension plans on behalf of Arthur H. Ditto.

         Employees are allowed to make contributions to the 401(k) Savings Plan from salary deductions each year subject to certain limitations. Kinross has in past years made matching contributions of 50% of each employee's contributions, but subject to a maximum contribution of 3% of the employee's annual compensation. Employees are always fully vested in their own salary deferral contributions and become fully vested (in 20% increments) in any contribution by Kinross after six years. Participants are allowed to direct the investment of their account within a group of designated investment funds. Kinross contributed $3,624 to the 401(k) Savings Plan on behalf of Arthur H. Ditto during the year ended December 31, 1997.

         Kinross established a defined contribution money purchase plan (the "Money Purchase Plan") in which substantially all of the employees in the United States participate. The Money Purchase Plan is funded entirely by Kinross. Kinross contributes 5% of the employees' annual wages to this plan. Kinross contributed $6,040 to the Money Purchase Plan on behalf of Arthur H. Ditto during the year ended December 31, 1997.

         Kinross has also established a non-qualified compensation plan (the "Non-Qualified Plan") for the benefit of certain executive officers in which only Arthur H. Ditto participates. Kinross has contributed $nil to the non-qualified deferred compensation plan on Arthur H. Ditto's behalf during the year ended December 31, 1997.

         In the case of both the Money Purchase Plan and the Non-Qualified Plan, Kinross is required to make contributions to these plans such that no unfunded pension benefit obligations exist. Participants are not allowed to direct the investment of their pension plan account balances.

         EMPLOYMENT CONTRACTS. None of the Named Executive Officers have employment agreements.

         INDEBTEDNESS OF MANAGEMENT. Kinross provides financial assistance to employees in connection with the Kinross Option Plan. Certain executive officers of Kinross have received assistance in the form of loans for a term of ten years (of which the first five years are interest-free) for repayment of which they have provided or undertaken to provide security to Kinross by way of a charge on all securities purchased pursuant to Kinross' stock purchase plan (the "Kinross Stock Purchase Plan") with such financial assistance. As at December 31, 1997, none of the following directors, executive officers, senior officers, proposed nominees for election as a director or associates of any such director, officer or proposed nominee were indebted to, or had loans guaranteed by or supported by, Kinross or any of its subsidiaries.

         COMPENSATION OF DIRECTORS. Each director who is not a salaried employee of Kinross or any of its subsidiaries is paid Cdn.$5,000 per annum for his services as a director. Directors are also entitled to a fee of Cdn.$1,250 for attendance at meetings of the Kinross Board. The remuneration provided above is paid quarterly in arrears. In addition, such directors are entitled to the reimbursement of their expenses. Additionally, members of the Audit, Compensation, Corporate Governance and Environmental Committees receive a fee of Cdn.$750 per meeting.

         Each director who is not a salaried employee of Kinross also received an initial grant of 100,000 stock options pursuant to the Kinross Option Plan.

         In the year ended December 31, 1997, the following options were granted to the directors of Kinross pursuant to the Kinross Option Plan:


                                                                                    MARKET VALUE OF SECURITIES
                                                           KINROSS       EXERCISE     UNDERLYING OPTIONS ON
                                        DATE OF GRANT    SHARES UNDER      PRICE          DATE OF GRANT        EXPIRATION
NAME                                        D/M/Y      OPTIONS GRANTED (CDN.$/SHARE)      (CDN.$/SHARE)           D/M/Y
----                                   --------------  --------------- -------------  -----------------------  ----------
JOHN A. BROUGH.........................    11/12/97         50,000         3.92                3.92             10/12/02

JOHN M.H. HUXLEY.......................    11/12/97         50,000         3.92                3.92             10/12/02

JOHN E. OLIVER.........................    11/12/97         50,000         3.92                3.92             10/12/02

BRUCE E. GREWCOCK......................    11/12/97         50,000         3.92                3.92             10/12/02

TERENCE C.W. REID......................    11/12/97         50,000         3.92                3.92             10/12/02

DAVID B. ROVIG.........................    11/12/97         50,000         3.92                3.92             10/12/02

GARTH A.C. MACRAE......................    11/12/97         50,000         3.92                3.92             10/12/02



(1)      Based on the five day weighted average trading price.

         COMPOSITION OF THE COMPENSATION COMMITTEE. The members of the Compensation Committee of the Kinross Board (the "Compensation Committee") are Garth A.C. MacRae (Chairman), John A. Brough and John M.H. Huxley. No member of the Compensation Committee was an officer or employee of Kinross or any of its subsidiaries.

REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee has, as part of its mandate, primary responsibility for making recommendations for approval by the Kinross Board with respect to the remuneration of senior executive officers of Kinross. The Compensation Committee met once during the fiscal year ended December 31, 1997.

         EXECUTIVE COMPENSATION PROGRAM. The executive compensation program of Kinross is designed to encourage, compensate and reward employees on the basis of individual and corporate performance, both in the short and long-term. Base salaries are set at levels which are competitive with the base salaries paid by similar corporations within the mining industry. Compensation is directly tied to corporate and individual performance. Bonuses are directly tied to the performance of Kinross. Share ownership opportunities are provided as an incentive to align the interests of executive officers with the longer term interests of shareholders and to reward past performance.

         Compensation for Named Executive Officers, as well as for the executive officers as a whole, consists of a base salary, bonus and stock options.

         BASE SALARY. The Compensation Committee approved ranges for base salaries for employees at all levels of Kinross based on reviews of market data peer group, industry and national surveys. Corporate office base salaries are established at a competitive level. The level of base salary for each employee within a specified range is determined by the level of responsibility and the importance of the position to Kinross.

         The Chairman and Chief Executive Officer presents recommendations to the Compensation Committee with respect to the other senior officers. The Compensation Committee's recommendations for the base salaries for the senior officers, including the Chairman and Chief Executive Officer, are then submitted for approval by the Kinross Board.

         CHAIRMAN AND CHIEF EXECUTIVE OFFICER COMPENSATION. The Chairman of the Compensation Committee presents recommendations to the Compensation Committee with respect to the Chairman and Chief Executive Officer. In setting the Chairman and Chief Executive Officer's salary, the Compensation Committee reviews salaries paid to other executive officers in Kinross, salaries paid to other chief executive officers in the industry and the Chairman and Chief Executive Officer's ability to impact on the achievement of Kinross' objectives for the previous financial year.

         BONUS. The Chairman and Chief Executive Officer of Kinross presents recommendations to the Compensation Committee with respect to senior officers. The Compensation Committee then determines bonuses for the senior executive officers and reports the amounts to the Board of Directors.

         OPTIONS. The Kinross Option Plan is administered by the Compensation Committee and forms part of the Kinross Share Incentive Plan. The Kinross Option Plan is designed to give each holder of an option an interest in preserving and maximizing shareholder value in the longer term, to enable Kinross to attract and retain individuals with experience and ability and to reward individuals for current and future performance. The Compensation Committee considers option grants when reviewing key employee compensation packages. Any grant recommendations made by the Compensation Committee requires approval by the Kinross Board. In determining the number of options to be granted, the Compensation Committee gives consideration to the individual's present and potential contribution to the success of Kinross.

         The number of options which may be issued under the Kinross Option Plan in the aggregate and in respect of any fiscal year is limited under the terms of the Kinross Option Plan and cannot be increased without shareholder and regulatory approval. The exercise price per share is not less than the closing price of the Kinross Shares on the TSE on the trading day preceding the day on which the option is granted. Each option is for a term of five years and becomes exercisable as to 33 1/3% of the Kinross Shares subject to it, on a cumulative basis, at the end of each of the first, second and third years following the date of grant. Optionees must be employees or directors of Kinross or its subsidiaries in order to receive and exercise options. Holders of the options are entitled to a five year interest-free loan from Kinross to purchase the Kinross Shares which are the subject of an option. Such loan is full recourse and is to be repaid within 10 years from the date of the grant of the option. Such loan is secured by a pledge of the Kinross Shares purchased with the proceeds of the loan.

         The maximum number of Kinross Shares issuable under the Kinross Option Plan is currently set at 10,500,000 in the aggregate, representing 72% of the total Kinross Shares allocated to the Kinross Share Incentive Plan. The maximum number of Kinross Shares reserved for issue to any one person under the Kinross Option Plan is limited to 5% of the outstanding number of Kinross Shares from time to time.

         The initial grants of options to directors, officers and employees of Kinross and options granted by and inherited from Kinross' predecessor companies were ratified by the full Kinross Board. All subsequent grants were reviewed by the Compensation Committee and recommended to and approved by the Kinross Board.

         The foregoing report dated April 23, 1998 in respect of the financial year at Kinross ended December 31, 1997 has been furnished by the Compensation Committee of Kinross as it was constituted on the date of the report.

         GARTH A.C. MACRAE
         JOHN A. BROUGH
         JOHN M.H. HUXLEY

SHAREHOLDER RETURN PERFORMANCE GRAPH

         The following chart (as required by Form 40 of the Regulation) compares the yearly percentage change in the cumulative total shareholder return on the Kinross Shares against the cumulative total shareholder return of the TSE 300 Index and the Gold and Silver Index for the period June 4, 1993 (inception) to December 31, 1997.


                                    [GRAPH]

                         1st Trade      Dec-93    Dec-94    Dec-95    Dec-96    Dec-97
                         ---------      ------    ------    ------    ------    ------
Kinross                  100.00         336.00    580.00    850.00    776.00    388.00
TSE 300 Index            100.00         111.95    109.17    122.12    153.56    173.57
Gold & Silver Index      100.00         130.80    117.20    127.31    138.18     77.98


AUDITORS, TRANSFER AGENTS AND REGISTRAR

         The auditors of Kinross are Deloitte & Touche, Suite 1400, 181 Bay Street, Toronto, Ontario M5J 2V1.

         The transfer agents and registrars for the Kinross Shares are Montreal Trust Company of Canada, 151 Front Street West, 8th Floor, Toronto, Ontario, Canada MJ5 2N1 and Bank of Nova Scotia Trust Company of New York, One Liberty Plaza, New York, New York 10006 USA.

                                  LEGAL MATTERS

         The validity of the Kinross Shares to be issued in connection with the Agreement will be passed upon by Smith Lyons, counsel to Kinross. Parr Waddoups Brown Gee & Loveless, U.S. counsel for Kinross, will pass on certain U.S. federal income tax consequences of the Agreement for Kinross and Kruse, Landa & Maycock, L.L.C., counsel to La Teko, will pass on certain U.S. federal income tax consequences of the Arrangement for La Teko Shareholders.

         Partners and associates of Smith Lyons and Parr Waddoups Brown Gee & Loveless beneficially own less than 1% of the Kinross Shares and less than 1% of the Kinross Shares, respectively. Partners and associates of Kruse, Landa & Maycock do not own any La Teko Shares.

                                     EXPERTS

         The consolidated financial statements of Kinross as at December 31, 1997, and 1996, and for each of the years in the three-year period ended December 31, 1997, have been included herein in reliance upon the report of Deloitte & Touche, Chartered Accountants, appearing elsewhere herein and in reliance upon the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements of Amax, as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report herein.

         The consolidated financial statements of La Teko as of December 31, 1997, and 1996, and for each of the years in the three-year period ended December 31, 1997, have been included herein in reliance upon the report of Bedford Curry & Co., Chartered Accountants, appearing elsewhere herein and given as the authority of said firm as experts in auditing and accounting.

                              SHAREHOLDER PROPOSALS

         Proposals by La Teko Shareholders to be presented at the next meeting of La Teko Shareholders must be received by La Teko at least 60 days prior to the anniversary date of the last annual meeting in order to be included in La Teko's management information circular for that meeting. The proponent must be a La Teko Shareholder entitled to vote at the next annual meeting. La Teko may refuse to include any shareholder proposal in the management information circular for the meeting in the event that: (i) the proposal is not submitted to La Teko within the requisite time specified herein; (ii) the proposal is submitted primarily for the purpose of enforcing a personal claim or redressing a personal grievance against La Teko or any of its officers, directors or security holders, or for a purpose not related in any significant way to the business or affairs of La Teko; (iii) La Teko, at the La Teko Shareholder's request, included a proposal in a management information circular relating to a meeting of La Teko Shareholders held within two years preceding receipt of the request, and the La Teko Shareholder failed to present the proposal at the meeting; or (iv) substantially the same proposal was submitted to La Teko Shareholders with respect to a meeting of La Teko Shareholders held within two years preceding receipt of the La Teko Shareholder's request and the proposal was defeated.

                              APPROVAL OF DIRECTORS

         The contents of this Proxy Circular and the sending thereof to the holders of La Teko Shares have been approved by the Board of Directors of La Teko.

         DATED at Vancouver, British Columbia on January 14, 1999.



                           ON BEHALF OF THE BOARD OF DIRECTORS

                           /s/ GERALD CARLSON

                           Gerald Carlson, President and Chief Executive Officer

                                GENERAL GLOSSARY

         "AMAX" means Amax Gold Inc., now known as Kinam Gold Inc.

         "AMAX MERGER" means the merger of Kinross, Kinross Merger Corporation and Amax on June 1, 1998

         "ARRANGEMENT AGREEMENT" means the Arrangement Agreement, dated November 16, 1998, as amended January 8, 1999, between Kinross, LT Acquisition and La Teko attached to the Proxy Circular as Appendix A.

         "ARRANGEMENT" means the arrangement proposal under section 252 of the BCCA among Kinross, LT Acquisition and La Teko pursuant to the Arrangement Agreement as contemplated in the Arrangement Agreement.

         "AVERAGE CLOSING PRICE" means the average closing price of Kinross Shares on the NYSE Composite Tape as reported by the Wall Street Journal (or, if not reported thereby, any other authoritative source) for the ten trading days ending on the third trading day immediately prior to the Effective Time.

         "BCCA" means the British Columbia Company Act.

         "CANADIAN GAAP" means generally accepted accounting principles in Canada.

         "CANADIAN TAX ACT" means the Income Tax Act (Canada).

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COURT" means the Supreme Court of British Columbia.

         "CYPRUS AMAX" means Cyprus Amax Minerals Company, a Delaware company, together with its affiliates.

         "DISSENTING SHAREHOLDERS" means a La Teko Shareholder who dissents with respect to the Arrangement.

         "DISSENT PROCEDURE" means the dissent procedures set out in Article Five of the Plan of Arrangement.

         "EBB" means The National Association of Securities Dealers Electronic Bulletin Board.

         "EFFECTIVE DATE" means the date the Registrar accepts the Final Order for filing of the Arrangement.

         "EFFECTIVE TIME" means the 12:01 a.m. on the Effective Date.

         "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "EXCHANGE AGENT" means Montreal Trust Company of Canada.

         "EXCHANGE RATIO" means the ratio of 0.44444 of a Kinross Share for each La Teko Share.

         "FINAL ORDER" means the final Order of the Court made in connection with the approval of the Arrangement and the fairness of the terms and conditions thereof.

         "GOEPEL" means Geopel McDermid Inc.

         "INTERIM ORDER" means the order of the Court dated December 30, 1998 containing declarations and directions with respect to the Arrangement and the Meeting as set forth in Appendix B to this Proxy Circular.

         "INVESTOR AGREEMENT" means the Investor Agreement, dated February 9, 1998, as amended April 20, 1998, between Kinross and Cyprus Amax.

         "IRS" means the United States Internal Revenue Service.

         "KINAM" means Kinam Gold Inc., a Delaware company and subsidiary of Kinross.

         "KINAM SERIES B PREFERRED SHARES" means the shares of $3.75 Series B Convertible Preferred Stock, $1.00 par value per share, in the capital of Kinam.

         "KINROSS" means Kinross Gold Corporation, a corporation organized pursuant to the laws of Ontario, and where the context so requires means Kinross and its subsidiaries.

         "KINROSS BOARD" means the board of directors of Kinross.

         "KINROSS DEBENTURES" means the 5.5% convertible unsecured subordinated debentures of Kinross maturing December 5, 2006.

         "KINROSS PREFERRED SHARES" means the preferred shares in the capital of Kinross.

         "KINROSS SHARE INCENTIVE PLAN" means the Employee Share Incentive Plan of Kinross dated May 4, 1995, as amended May 8, 1996 and May 28, 1998.

         "KINROSS SHARES" means the common shares, no par value, in the capital of Kinross.

         "KINROSS WARRANTS" means the warrants held by Cyprus Amax to acquire in the aggregate 8,775,449 Kinross Shares at a price of $5.9826 per Kinross Share until June 1, 2001.

         "LA TEKO" means La Teko Resources Ltd., a corporation formed under the laws of British Columbia, and where the context so requires means La Teko and its subsidiaries.

         "LA TEKO BOARD" means the board of directors of La Teko.

         "LA TEKO COMPETING PROPOSAL" means the possible acquisition of, or business combination with, La Teko or any of its material subsidiaries (whether by way of merger, consolidation, take-over bid, tender offer, purchase of shares, purchase of assets, or otherwise), the possible acquisition of any material portion of its or their shares of capital stock or assets; any tender offer or exchange offer or other secondary purchase that, if consummated, would result in any person beneficially owning more than 20% of any class of equity securities of La Teko, or any other transaction the consummation of which would reasonably be expected to prevent or materially impede, interfere with or delay the consummation of the Arrangement.

         "LA TEKO NEVADA" means La Teko Resources, Inc., a Nevada corporation and a wholly-owned subsidiary of La Teko.

         "LA TEKO SHAREHOLDERS" means the holders of record of La Teko Shares as of the Record Date.

         "LA TEKO SHARES" means the common shares in the capital of La Teko.

         "LA TEKO SPECIAL COMMITTEE" means the special committee of directors of La Teko.

         "LA TEKO STOCK OPTION PLAN" means the La Teko Share Option Plan dated June 5, 1997.

         "LA TEKO STOCK OPTIONS" means all options to acquire La Teko Shares.

         "LA TEKO SUPERIOR PROPOSAL" means any bona fide written La Teko Competing Proposal that is a definitive proposal to acquire, directly or indirectly, for consideration, consisting of cash and/or readily marketable securities, either 100% of the voting power of the outstanding La Teko Shares or all or substantially all of the assets and liabilities of La Teko, the terms of which in the good faith judgment of the Board of Directors of La Teko (based on the written opinion of an independent nationally-recognized financial adviser) provides consideration to the La Teko Shareholders that is superior to the consideration provided by the Arrangement (after taking into account any modifications to the Arrangement Agreement proposed by Kinross); and such proposal, in the good faith judgment of the Board of Directors of La Teko (based on the advice of an independent nationally-recognized financial adviser) is readily financeable, is reasonably likely to be approved by the shareholders of La Teko in accordance with applicable law and is reasonably likely to be consummated without unreasonable delay compared to the Arrangement.

         "LA TEKO WARRANTS" means warrants convertible into La Teko Shares.

         "LT ACQUISITION" means LT Acquisition Inc., a British Columbia corporation and a wholly-owned subsidiary of Kinross.

         "LT ACQUISITION SHARES" means the common shares in the capital of LT Acquisition.

         "MEETING" means the extraordinary general meeting of the La Teko Shareholders to be held on February 19, 1999 at 10:00 a.m., local time, in Vancouver, British Columbia.

         "NYSE" means the New York Stock Exchange.

         "OBCA" means the Business Corporations Act (Ontario).

         "OBJECTING DISSENTING SHAREHOLDERS" means a Dissenting Shareholder whose La Teko Shares have not been purchased pursuant to the Dissent Procedures.

         "PERSON" means any individual, corporation, limited liability company, partnership, association, trust or any other entity or organization, including a domestic or foreign government or political subdivision or any agency or instrumentality thereof.

         "PLAN OF ARRANGEMENT" means the Plan of Arrangement attached as Exhibit 1 to the Arrangement Agreement as it may be amended from time to time in accordance with the Arrangement Agreement.

         "PROXY CIRCULAR" means this Information Circular of La Teko.

         "RECORD DATE" means January 4, 1999.

         "REGISTRAR" means the Registrar appointed under the BCCA.

         "SEC" means the United States Securities and Exchange Commission.

         "SECURITIES ACT" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "SUBSTITUTE OPTIONS" means the options to acquire Kinross Shares issued by Kinross in exchange for the La Teko Stock Options.

         "SUBSTITUTE WARRANTS" means the warrants to acquire Kinross Shares issued by Kinross in exchange for La Teko Warrants.

         "SUPPORT AGREEMENTS" means the agreements between certain La Teko Shareholders and Kinross.

         "TSE" means The Toronto Stock Exchange.

         "U.S. GAAP" means generally accepted accounting principles in the United States.

         "U.S. PERSON" means any: (a) citizen or resident of the United States; (b) United States corporation or partnership; or (c) estate or trust subject to United States federal income tax on its world-wide income.

         "VSE" means the Vancouver Stock Exchange.

                       APPENDIX A - ARRANGEMENT AGREEMENT







                              ARRANGEMENT AGREEMENT



                                      AMONG



                            KINROSS GOLD CORPORATION,



                               LT ACQUISITION INC.



                                       AND



                             LA TEKO RESOURCES LTD.



                                      DATED

                                NOVEMBER 16, 1998

                                TABLE OF CONTENTS
                                -----------------

                                                                                                        Page
                                                                                                       -----

Article I Arrangement....................................................................................A-6
   Section 1.01    Defined Terms.........................................................................A-6
   Section 1.02    Arrangement...........................................................................A-6
   Section 1.03    Effective Date of Arrangement.........................................................A-6
   Section 1.04    Conversion of Shares..................................................................A-6
   Section 1.05    Options and Warrants..................................................................A-7
   Section 1.06    La Teko Stock Options.................................................................A-7
   Section 1.07    No Fractional Shares..................................................................A-8
   Section 1.08    Stock Transfer Books..................................................................A-8
   Section 1.09    Exchange of Certificates..............................................................A-8

Article II REPRESENTATIONS AND WARRANTIES OF LA TEKO....................................................A-10
   Section 2.01    Organization and Good Standing.......................................................A-10
   Section 2.02    Consents, Authorizations, and Binding Effect.........................................A-10
   Section 2.03    Securities Documents; Financial Statements...........................................A-12
   Section 2.04    Title and Condition of Assets........................................................A-13
   Section 2.05    Insurance............................................................................A-13
   Section 2.06    Litigation and Compliance............................................................A-13
   Section 2.07    Taxes................................................................................A-14
   Section 2.08    Employees and Employee Plans and Agreements..........................................A-15
   Section 2.09    Labour Relations.....................................................................A-15
   Section 2.10    Contracts, Etc.......................................................................A-16
   Section 2.11    Absence of Certain Changes, Etc......................................................A-16
   Section 2.12    La Teko Group........................................................................A-17
   Section 2.13    Capitalization.......................................................................A-18
   Section 2.14    Environmental Matters................................................................A-19
   Section 2.15    Brokers..............................................................................A-19
   Section 2.16    Reserve Reports and Reserve Estimates................................................A-19
   Section 2.17    Fairness.............................................................................A-19

Article III REPRESENTATIONS AND WARRANTIES OF KINROSS AND LT ACQUISITION................................A-20
   Section 3.01    Organization and Good Standing.......................................................A-20
   Section 3.02    Consents, Authorizations and Binding Effect..........................................A-20
   Section 3.03    Securities Documents; Financial Statements...........................................A-22
   Section 3.04    Absence of Certain Changes, Etc......................................................A-22
   Section 3.05    Capitalization.......................................................................A-22
   Section 3.06    Brokers..............................................................................A-23
   Section 3.07    Valid Issuance of Kinross Shares.....................................................A-23
   Section 3.08    Tradeability of Kinross Shares.......................................................A-24
   Section 3.09    Information In Proxy Statement.......................................................A-24
   Section 3.10    Ownership of LT Acquisition; No Prior Activities; Assets of LT Acquisition...........A-24

Article IV COVENANTS OF LA TEKO.........................................................................A-25
   Section 4.01    Access...............................................................................A-25

   Section 4.02    Ordinary Course......................................................................A-25
   Section 4.03    Insurance............................................................................A-27
   Section 4.04    Closing Conditions...................................................................A-27
   Section 4.05    Application to Court.................................................................A-27
   Section 4.06    La Teko Shareholders'Approval........................................................A-27
   Section 4.07    Rule 145 Affiliates..................................................................A-28
   Section 4.08    No Shop..............................................................................A-28
   Section 4.09    Information in Proxy Statement.......................................................A-31
   Section 4.10    Court Proceedings....................................................................A-32
   Section 4.11    Other Consents.......................................................................A-32

Article V KINROSS'AND LT ACQUISITION'S COVENANTS........................................................A-32
   Section 5.01    Access...............................................................................A-32
   Section 5.02    Closing Conditions...................................................................A-33
   Section 5.03    Stock Exchange Listing...............................................................A-33
   Section 5.04    Information in Proxy Statement.......................................................A-33

Article VI OTHER COVENANTS OF THE PARTIES...............................................................A-33
   Section 6.01    Consents and Notices.................................................................A-33
   Section 6.02    Proxy Statement......................................................................A-34
   Section 6.03    Press Releases.......................................................................A-34
   Section 6.04    Securities Opinion...................................................................A-34
   Section 6.05    Indemnification of Directors and Officers............................................A-35

Article VII CONDITIONS TO OBLIGATIONS OF KINROSS AND
LT ACQUISITION..........................................................................................A-36
   Section 7.01    Representations and Warranties.......................................................A-36
   Section 7.02    Compliance with Covenants............................................................A-36
   Section 7.03    No Material Adverse Change...........................................................A-36
   Section 7.04    Consents.............................................................................A-36
   Section 7.05    Maximum Number of Dissenting La Teko Shares..........................................A-36

Article VIII CONDITIONS TO OBLIGATIONS OF LA TEKO.......................................................A-37
   Section 8.01    Representations and Warranties.......................................................A-37
   Section 8.02    Compliance with Covenants............................................................A-37
   Section 8.03    No Material Adverse Change...........................................................A-37
   Section 8.04    Consents.............................................................................A-37
   Section 8.05    Opinion of Counsel...................................................................A-37
   Section 8.06    Fairness Opinion.....................................................................A-37

Article IX CONDITIONS TO OBLIGATIONS OF LA TEKO, KINROSS AND
LT ACQUISITION..........................................................................................A-38
   Section 9.01    Interim Order........................................................................A-38
   Section 9.02    Approval of Arrangement..............................................................A-38
   Section 9.03    Final Order..........................................................................A-38
   Section 9.04    No Injunctions.......................................................................A-38
   Section 9.05    Stock Exchange Approval - Kinross....................................................A-38
   Section 9.06    Securities Filings...................................................................A-38
   Section 9.07    No Litigation........................................................................A-38

Article X CLOSING AND TERMINATION.......................................................................A-39
   Section 10.01   Closing..............................................................................A-39
   Section 10.02   Termination of this Agreement........................................................A-39
   Section 10.03   Termination Fee and Expenses -Kinross................................................A-40
   Section 10.04   Termination Fee and Expenses - La Teko...............................................A-41

Article XI MISCELLANEOUS................................................................................A-42
   Section 11.01   Further Actions......................................................................A-42
   Section 11.02   Expenses.............................................................................A-42
   Section 11.03   Entire Agreement.....................................................................A-42
   Section 11.04   Descriptive Headings.................................................................A-42
   Section 11.05   Notices..............................................................................A-42
   Section 11.06   Governing Law........................................................................A-44
   Section 11.07   Assignability........................................................................A-44
   Section 11.08   Employee Benefit Plan................................................................A-44
   Section 11.09   Remedies.............................................................................A-44
   Section 11.10   Waivers and Amendments...............................................................A-44
   Section 11.11   Knowledge............................................................................A-45
   Section 11.12   Illegalities.........................................................................A-45
   Section 11.13   Currency.............................................................................A-45
   Section 11.14   Counterparts.........................................................................A-45

Schedule "A"CERTAIN DEFINITIONS.........................................................................A-47

                              ARRANGEMENT AGREEMENT


        THIS AGREEMENT dated November 16, 1998 is made

A M O N G:

                  KINROSS  GOLD  CORPORATION,  an  Ontario  corporation
                  ("Kinross");

                  OF THE FIRST PART


                  - and -


                  LT ACQUISITION INC., a British Columbia company
                  ("LT Acquisition");

                  OF THE SECOND PART


                  - and -


                  LA TEKO  RESOURCES LTD., a British  Columbia  company
                  ("La Teko");

                  OF THE THIRD PART


         WHEREAS the common shares of La Teko ("La Teko Shares") are publicly traded in Canada and are listed on the TSE and the VSE;

         AND WHEREAS the common shares of Kinross ("Kinross Shares") are publicly traded in Canada and the United States and are listed on the TSE and the NYSE;

         AND WHEREAS La Teko proposes to apply to the Court for an Interim Order authorizing, among other things, the convening of a meeting of its shareholders to approve an Arrangement under Section 252 of the BCCA;

         AND WHEREAS the Arrangement will be on the terms and conditions set forth in the Plan of Arrangement attached hereto as Exhibit 1;

         AND WHEREAS, Kinross, as the sole shareholder of LT Acquisition, has approved the Arrangement in accordance with the BCCA;

         AND WHEREAS the parties have agreed to enter into this Agreement setting out the terms and the conditions on which the Arrangement will be carried out;

         AND WHEREAS, upon the Arrangement becoming effective, the shares and other securities of La Teko will be exchanged for Kinross securities or cancelled in accordance with the provisions of this Agreement and the Plan of Arrangement;

         AND WHEREAS, Kinross, LT Acquisition and La Teko desire to make certain representations, warranties, covenants and agreements in connection with the Arrangement and also to set forth various conditions precedent to completion of the Arrangement;

         NOW, THEREFORE, in consideration of the mutual benefits to be derived and the representations and warranties, conditions and promises herein contained, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

                                   ARRANGEMENT

SECTION 1.01      DEFINED TERMS

         Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Schedule "A".

SECTION 1.02      ARRANGEMENT

         The Arranging Corporations agree to complete a share exchange by way of arrangement pursuant to the provisions of Section 252 of the BCCA on the terms and subject to the conditions contained in this Agreement and the Plan of Arrangement. As soon as practicable, La Teko will apply to the Court pursuant to
Section 252 of the BCCA for an interim order in form and content satisfactory to La Teko and Kinross (the "Interim Order") providing for, among other things, the calling and holding of the La Teko Shareholders Meeting for the purpose of considering the Arrangement. If the Arrangement is approved at the La Teko Shareholders Meeting in accordance with the Interim Order, La Teko will take, as soon as reasonably possible, and with the consent of Kinross, the necessary steps to submit the Arrangement to the Court and apply for a final order in form and content satisfactory to La Teko and Kinross (the "Final Order") approving the Arrangement. If the Final Order is obtained, subject to the satisfaction, waiver or release of the conditions set forth in Article VIII and Article IX, La Teko will, with the consent of Kinross, file a certified copy of the Final Order for acceptance by the Registrar to give effect to the Arrangement pursuant to
Section 252 of the BCCA.

SECTION 1.03      EFFECTIVE DATE OF ARRANGEMENT

         The Arrangement shall become effective at 12:01 a.m. (the "Effective Time") on the Effective Date.

SECTION 1.04      CONVERSION OF SHARES

         As of the Effective Time, by virtue of the Arrangement and without any action on the part of any holder of La Teko Shares, each outstanding La Teko Share (other than La Teko Shares held by La Teko, La Teko Subsidiaries and Kinross) shall be exchanged with LT Acquisition automatically, for 0.37736 of a fully paid and non-assessable Kinross Share (the "Exchange Ratio"). LT Acquisition shall at or immediately following the Effective Time issue one common share of LT Acquisition to Kinross for each

La Teko Share outstanding at the Effective Time as consideration for the issue of the Kinross Shares in the Arrangement.

SECTION 1.05      OPTIONS AND WARRANTS

         (a) As of the Effective Time, the La Teko Stock Options shall become exercisable into Kinross Shares, in accordance with
                  Section 1.06.

         (b) As of the Effective Time, each La Teko Warrant, other than the La Teko Warrants held by Kinross, shall become and represent a fully exercisable warrant to purchase the number of Kinross Shares (a "Substitute Warrant") determined by multiplying: (i) the number of La Teko Shares subject to such La Teko Warrant immediately prior to the Effective Time; by (ii) the Exchange Ratio, at an exercise price per Kinross Share (rounded up the nearest tenth of a cent) equal to the exercise price per La Teko Share immediately prior to the Effective Time divided by the Exchange Ratio. Kinross shall pay cash to holders of La Teko Warrants in lieu of issuing fractional Kinross Shares upon the exercise of Substitute Warrants. As of the Effective Time, each Substitute Warrant shall be subject to the same terms and conditions as were applicable immediately prior to the Effective Time under the related La Teko Warrant.

SECTION 1.06      LA TEKO STOCK OPTIONS

         (a) Prior to the Effective Time, La Teko and Kinross shall take all necessary actions such that, as of the Effective Time, each La Teko Stock Option that is outstanding immediately prior to the Effective Time shall become and represent a fully exercisable option to purchase the number of Kinross Shares (a "Substitute Option") determined by multiplying: (i) the number of La Teko Shares subject to such La Teko Stock Option immediately prior to the Effective Time; by (ii) the Exchange Ratio, at an exercise price per Kinross Share (rounded up the nearest tenth of a cent) equal to the exercise price per La Teko Share immediately prior to the Effective Time divided by the Exchange Ratio. Kinross shall pay cash to holders of La Teko Stock Options in lieu of issuing fractional Kinross Shares upon the exercise of Substitute Options. As of the Effective Time, each Substitute Option shall be subject to the same terms and conditions as were applicable immediately prior to the Effective Time under the related La Teko Stock Option and La Teko Stock Option Plan under which it was granted.

         (b) In addition to the foregoing, it is acknowledged and agreed that La Teko proposes to re-price downwards certain La Teko Stock Options in the manner described in Section 1.06(a) of the La Teko Disclosure Letter, and that such re-pricing shall be effected simultaneously with the Arrangement. Accordingly, the exercise price per share of such re-priced La Teko Stock Options, after taking such re-pricing into account, shall be the exercise price per La Teko Share for the purpose of calculating the number, price and terms of any Substitute Options which are to be issued in substitution for any re-priced La Teko Stock Options pursuant to Section 1.06(a) of the La Teko Disclosure Letter. Kinross and La Teko each further agree that they shall make all required applications to the TSE and the VSE (as applicable) for approval in respect of the grant of such Substitute Options on such re-priced terms, and shall do all such further acts and things as are reasonably required to obtain such approval.

         (c) In respect of each La Teko Stock Option converted into a Substitute Option pursuant to Section 1.06(a) and assumed by Kinross, and the Kinross Shares underlying such Substitute Option, Kinross shall file and keep current a Registration Statement on Form S-8 (or a post-effective amendment to a Registration Statement on Form S-8) or other appropriate form for as long as such options remain outstanding.

         (d) The provisions of this Section 1.06 are intended to be for the benefit of, and shall be enforceable by, each person who is or has been an employee, director or senior officer of La Teko or any of the La Teko Subsidiaries and is a holder of La Teko Stock Options and such employee's, director's or senior officer's, heirs and personal representatives and shall be binding on all successors and assigns of Kinross.

SECTION 1.07      NO FRACTIONAL SHARES

         Fractional Kinross Shares shall not be issued in exchange for La Teko Shares. Notwithstanding any other provision of this Agreement, each holder of La Teko Shares converted pursuant to the Arrangement who would otherwise have been entitled to receive a fraction of a Kinross Share (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a Kinross Share multiplied by the Average Closing Price. "Average Closing Price" shall equal the arithmetic average closing price of Kinross Shares on the NYSE Composite Tape (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) for the ten consecutive trading days ending on the third trading day immediately preceding the Effective Time. As soon as practicable after determination of the amount of cash to be paid in lieu of any fractional shares, the Exchange Agent shall make available in accordance with this Agreement such amounts to the former holders of La Teko Shares.

SECTION 1.08      STOCK TRANSFER BOOKS

         The stock transfer books of La Teko shall be closed as of the Effective Time, and no transfer of La Teko Shares shall be made or consummated thereafter and recorded except by Kinross, LT Acquisition or with respect to the La Teko Shares held by La Teko Nevada.

SECTION 1.09      EXCHANGE OF CERTIFICATES

         (a) Kinross and La Teko shall authorize Montreal Trust Company of Canada (or such other Person as shall be reasonably acceptable to Kinross and La Teko) to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, Kinross shall deposit with the Exchange Agent for the benefit of the holders of certificates which immediately prior to the Effective Time represented La Teko Shares (the "Certificates") certificates representing Kinross Shares and cash in lieu of fractional shares as provided in
                  Section 1.07 hereof (together with any dividends or distributions with respect thereto payable as provided in
                  Section 1.09(c) (the "Exchange Fund") issuable pursuant to
                  Section 1.04 in exchange for outstanding La Teko Shares.

         (b) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate whose La Teko Shares were converted into Kinross Shares pursuant to Section 1.04 a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual and proper delivery of the Certificates to the Exchange Agent, shall contain instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Kinross Shares, and shall be in such form and contain such other provisions as Kinross and La Teko may reasonably specify). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole Kinross Shares which such holder has the right to receive pursuant to this Article and cash in lieu of fractional shares as provided in
                  Section 1.07 hereof, and the Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section, each Certificate shall, at and after the Effective Time, be deemed to represent only the right to receive, upon surrender of such Certificate, a certificate representing the appropriate number of Kinross Shares and cash in lieu of fractional shares as provided in Section 1.07 hereof and certain dividends and other distributions as contemplated by Section 1.09(c).

         (c) No dividends or other distributions that are declared on or after the Effective Time on Kinross Shares or are payable to the holders of record thereof on or after the Effective Time will be paid to persons entitled by reason of the Arrangement to receive certificates representing Kinross Shares until such persons surrender their Certificates, as provided in Section 1.09(b). Subject to the effect of applicable Law, there shall be paid to such record holders of the certificates representing such Kinross Shares:

                  (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to whole Kinross Shares and having a record date on or after the Effective Time and a payment date prior to such surrender; and

                  (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of dividends or other distributions payable with respect to whole Kinross Shares and having a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender.

                  In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any cash or certificate representing Kinross Shares is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefore is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Kinross Shares in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

         (d) Any portion of the Exchange Fund which remains undistributed to the former shareholders of La Teko for one year after the Effective Time shall be delivered to Kinross, upon demand of Kinross, and any former shareholders of La Teko who have not theretofore complied with this Section shall thereafter look only to Kinross for payment of their claim for Kinross Shares and any dividends or distributions with respect to Kinross Shares. None of Kinross, LT Acquisition or La Teko shall be liable to any holder of La Teko Shares for Kinross Shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat, or similar Law.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF LA TEKO

         Except as set forth in the La Teko SEC Documents, La Teko hereby represents and warrants as follows to and in favour of Kinross:

SECTION 2.01      ORGANIZATION AND GOOD STANDING

         (a) La Teko and each of the La Teko Subsidiaries is a corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation and is qualified to transact business and is in good standing as a foreign corporation in the jurisdictions where it is required to qualify in order to conduct its business as presently conducted, except where the failure to be so qualified would not have a Material Adverse Effect on La Teko. Except as listed in Section 2.01 of the La Teko Disclosure Letter, there are no subsidiaries of La Teko and none of La Teko's subsidiaries has any subsidiaries.

         (b) Each of La Teko and the La Teko Subsidiaries has the corporate power and authority to own, lease, or operate its properties and to carry on its business as now conducted.

         (c) La Teko has heretofore delivered or made available to Kinross complete and correct copies of its Memorandum and Articles, as each has been amended and is in effect on the date hereof.

SECTION 2.02      CONSENTS, AUTHORIZATIONS, AND BINDING EFFECT

         (a) La Teko may execute, deliver and perform this Agreement without the necessity of La Teko or any member of the La Teko Group obtaining any consent, approval, authorization or waiver, or giving any notice or otherwise, except:

                  (i) those disclosed in Section 2.02 of the La Teko Disclosure Letter;

                  (ii) those, with respect to consents, approvals, authorizations and waivers, which have been obtained, are unconditional, and are in full force and effect and, with respect to notices, which have been given on a timely basis;

                  (iii) the approval of the Arrangement and the other transactions contemplated hereby by the holders of three-quarters of the outstanding La Teko Shares (except for any La Teko Shares held by La Teko Nevada) who are present and vote either in person or by proxy at a meeting of the La Teko shareholders duly called in accordance with the Interim Order;

                  (iv) the filing with the SEC of: (A) the Proxy Statement; and (B) such reports and information under the Exchange Act and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby;

                  (v) the filing of the Interim Order, the Final Order and any other documents required to effect the Arrangement with the Court and the Registrar of Companies for the Province of British Columbia;

                  (vi) as may be required under state takeover laws in the relevant jurisdictions;

                  (vii) as may be required under Canadian Securities Laws and which will have been obtained by the Effective Date;

                  (viii) as may be required by the SEC, the TSE or the VSE, and which will have been obtained by the Effective Date; and

                  (ix) those which, if not obtained or made, would not prevent or delay the consummation of the Arrangement or otherwise prevent La Teko from performing its obligations under this Agreement and would not be reasonably likely to have a Material Adverse Effect on La Teko.

         (b) La Teko has full corporate power and authority to execute and deliver this Agreement and, subject to the approval of the Arrangement by the holders of La Teko Shares at the La Teko Shareholders' Meeting, to perform its obligations hereunder and to consummate the Arrangement.

         (c) The Board of Directors of La Teko (at a meeting duly called and held) has approved this Agreement and the Arrangement in accordance with the provisions of the BCCA and will, by the requisite vote of directors:

                  (i) determine that the Arrangement is advisable and fair and in the best interests of La Teko and its shareholders;

                  (ii) recommend the approval of this Agreement, the Arrangement and the other matters required to be approved in connection with this Agreement by the holders of the La Teko Shares and direct that the Arrangement be submitted for consideration to the La Teko shareholders; and

                  (iii) establish as promptly as practicable in compliance with applicable Law and stock exchange rules, a record date for the La Teko Shareholders' Meeting;

                  provided that the Board of Directors of La Teko has received a fairness opinion from Goepel with respect to the Arrangement, in form and content satisfactory to the Board of Directors of La Teko, and further provided that La Teko has not received a Competing Proposal (as such term is defined in Section 4.08(a) of this Agreement).

         (d) This Agreement has been duly executed and delivered by La Teko and constitutes the legal, valid, and binding obligation of La Teko, enforceable against La Teko in accordance with its terms, except:

                  (i) as may be limited by bankruptcy, reorganization, insolvency and similar Laws of general application relating to or affecting the enforcement of creditors' rights or the relief of debtors; and

                  (ii) that the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         (e) Except as disclosed in Section 2.02 of the La Teko Disclosure Letter or referenced in clauses (i) through (ix) of Section 2.02(a) hereof, the execution, delivery, and performance of this Agreement by La Teko will not:

                  (i) constitute a violation of the respective Certificates or Articles of Incorporation (or like charter documents) or By-laws, each as amended, of any member of the La Teko Group;

                  (ii) with respect to the La Teko Group, conflict with, result in the breach of or constitute a default or give to others a right of termination, cancellation or acceleration of any obligation under, or the loss of any material benefit under, any Contract to which any member of the La Teko Group is a party or as to which any of their respective property is subject which would have a Material Adverse Effect on La Teko;

                  (iii) constitute a violation of any Law applicable or relating to any member of the La Teko Group or the businesses of the members of the La Teko Group except for such violations which would not have a Material Adverse Effect on La Teko; or

                  (iv) with respect to the members of the La Teko Group, result in the creation of any Lien upon any of the assets of any member of the La Teko Group, other than such Liens as would not have a Material Adverse Effect on La Teko.

SECTION 2.03      SECURITIES DOCUMENTS; FINANCIAL STATEMENTS

         (a) La Teko has filed all required documents with the SEC since January 1, 1996 (the "La Teko SEC Documents", and, together with the documents filed pursuant to Canadian Securities Law, the "La Teko Securities Documents"). As of their respective dates and at the respective times they were filed, (i) the La Teko SEC Documents complied in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be; (ii) none of the La Teko Securities Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) nothing has occurred since the date of filing the La Teko Securities Documents which would render any statement of a material fact untrue or which would make the statements therein misleading, in light of the circumstances under which they were made. La Teko is a reporting issuer under the Canadian Securities Laws of each of the Provinces of Ontario and British Columbia and is not in default of any requirements of any such Canadian Securities Laws.

         (b) The consolidated financial statements (including, in each case, any notes thereto) of La Teko included in the La Teko SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates of filing, were prepared in accordance with US GAAP (except, in the case of the unaudited statements, as permitted by Regulation S-X of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented the consolidated financial position of La Teko and the La Teko Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to the absence of footnote disclosure and to normal year-end audit adjustments and to any other adjustments described therein and the fact that the unaudited statements have not been examined by independent accountants). Except as disclosed in the La Teko SEC Documents or as required by US GAAP, La Teko has not, since September 30, 1998, made any change in the accounting practices or policies applied in the preparation of its financial statements.

SECTION 2.04      TITLE AND CONDITION OF ASSETS

         Except as set forth in Section 2.04 of the La Teko Disclosure Letter, to the knowledge of La Teko, each member of the La Teko Group has sufficient title (subject, in the case of unpatented mining claims located in the United States, to the paramount title of the United States of America, and including, in the case of mining concessions, licenses or other governmental permits granting mining rights on lands in countries other than the United States, the performance of all material acts and the making of all required payments necessary to obtain and maintain such concessions, licenses or permits), applying customary standards in the mining industry, to its properties (other than property as to which it is a lessee, in which case it has a valid leasehold interest), except for such defects in title known to La Teko that, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on La Teko. Notwithstanding the foregoing, no representation or warranty is made as to a discovery of valuable minerals for any unpatented mining claim located in the United States. All tangible personal property of each member of the La Teko Group is in generally good repair and is operational and usable in the operations of that member of the La Teko Group, subject to normal wear and tear and technical obsolescence, repair or replacement, except for such property whose failure to be in such condition would not be reasonably likely to have a Material Adverse Effect on La Teko.

SECTION 2.05      INSURANCE

         The members of the La Teko Group have their respective assets insured against loss or damage with coverage of a type and in an amount consistent with the types and amounts of insurance maintained by corporations of a size and carrying on businesses of the type carried on by La Teko and the other members of the La Teko Group.

SECTION 2.06      LITIGATION AND COMPLIANCE

         (a) Except as to the matters described in Section 2.06(a) of the La Teko Disclosure Letter:

                  (i) to the knowledge of La Teko, as of the date of this Agreement, there are no actions, suits, claims or proceedings, whether in equity or at law, or any Governmental investigations pending or threatened against any member of the La Teko Group or with respect to any asset or property owned, leased or used by any member of the La Teko Group; and

                  (ii) to the knowledge of La Teko, as of the date of this Agreement, there are no actions, suits, claims or proceedings, whether in equity or at law, or any

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

                           Governmental investigations pending or threatened which question or challenge the validity of this Agreement or any action taken or to be taken pursuant to this Agreement.

         (b) Each member of the La Teko Group is in compliance with, and is not in default or violation under, and has not received notice asserting the existence of any default or violation under, any Law applicable to the businesses or operations of the La Teko Group, including without limitation all Laws relating to occupational health or safety (but excluding any Environmental
                  Law), and has complied and is currently in material compliance with all applicable labour and employment laws, except for noncompliance, defaults, and violations which would not, in the aggregate, have a Material Adverse Effect on La Teko.

         (c) Except as described in Section 2.06(c) of the La Teko Disclosure Letter, no member of the La Teko Group, or material assets of any member of the La Teko Group, is subject to any judgment, order or decree entered in any lawsuit or proceeding which has had, or which is reasonably likely to have, a Material Adverse Effect on La Teko or which is reasonably likely to prevent La Teko from performing its obligations under this Agreement.

         (d) Except as described in Section 2.06(d) of the La Teko Disclosure Letter, and except as may be required under any Environmental Law, each member of the La Teko Group has duly filed all reports and returns required to be filed by it with any Government and obtained all Governmental permits and licenses and other Governmental consents which are required in connection with the business and operations of the La Teko Group, except for such reports, returns, permits, licenses and consents which if not obtained or made would not have a Material Adverse Effect on La Teko.

SECTION 2.07      TAXES

         Except as described in Section 2.07 of the La Teko Disclosure Letter:

         (a) La Teko and each of the La Teko Subsidiaries has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it with the appropriate Governmental authority, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns would not, individually or in the aggregate, have a Material Adverse Effect on La Teko. All Taxes shown to be due on such Tax Returns, or otherwise owing by La Teko and each of the La Teko Subsidiaries (including all instalments of Taxes on account of Taxes for the current year) have been timely paid, except to the extent that any failure to pay would not, individually or in the aggregate, have a Material Adverse Effect on La Teko. La Teko's most recent financial statements contained in the La Teko Securities Documents reflect a reserve in accordance with US GAAP for all Taxes not yet due and payable by La Teko and the La Teko Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed in writing against La Teko or any of the La Teko Subsidiaries, and no written requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver would not, individually or in the aggregate, have a Material Adverse Effect on La Teko.

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

         (b) There are no assessments or reassessments of Taxes paid by La Teko that have been issued and are outstanding other than in the ordinary course of business. No Governmental authority has challenged or disputed the Taxes paid or payable by La Teko or any Tax Returns, filings or other reports filed under any statute providing for Taxes which would have a Material Adverse Effect on La Teko. There are no actions, suits, proceedings, investigations, audits or claims now pending, or to the knowledge of La Teko threatened against any of La Teko or the La Teko Subsidiaries and there are no matters under discussion, appeal or audit with any Governmental authority relating to Taxes, which would have a Material Adverse Effect on La Teko. None of La Teko or the La Teko Subsidiaries has executed or filed any waiver or agreement or entered into any arrangement extending the period for (i) filing any Tax Return covering any Taxes for which it is or may be liable; or (ii) assessment, reassessment or collection of Taxes which would have a Material Adverse Effect on La Teko.

         (c) Each of La Teko and the La Teko Subsidiaries has duly, and on a timely basis, withheld from any amount paid or credited by it to or for the account or benefit of any Person, including without limitation any of its employees, officers and directors and any non-resident Person, the amount of all Taxes and other deductions required by any applicable Law to be withheld from any such amount and has duly and timely remitted the same to the relevant Governmental authority.

         (d) There are no circumstances existing which could result in the application of section 78 or sections 80 through 80.04 of the Income Tax Act (Canada) or any substantially similar provision of any applicable provincial taxing statute to La Teko.

SECTION 2.08      EMPLOYEES AND EMPLOYEE PLANS AND AGREEMENTS

         (a) Except as described in Section 2.08(a) of the La Teko Disclosure Letter, there are no Employee Plans maintained or contributed to by either of La Teko or the La Teko Subsidiaries and La Teko has furnished copies of all such Employee Plans to Kinross.

         (b) Except as described in Section 2.08(b) of the La Teko Disclosure Letter, there are no actions, suits or proceedings relating to or arising in connection with the employment or termination of employment of any former or current employee of any member of the La Teko Group.

         (c) Except as described in Section 2.08(c) of the La Teko Disclosure Letter, there is no written employment contract with any employee of any member of the La Teko Group and no consulting contract exists with any contractor.

SECTION 2.09      LABOUR RELATIONS

         Except as described in Section 2.09 of the La Teko Disclosure Letter, as of the date hereof, no employees of any member of the La Teko Group are covered by any collective bargaining agreement. Within the last two years there have been no actual or threatened activities of any trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent or any actual or threatened unfair labour practice complaints, work stoppages, slowdowns, arbitrations, grievances, complaints, charges or similar labour related disputes or proceedings pertaining to any member of the La Teko Group.

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

SECTION 2.10      CONTRACTS, ETC.

         (a) The La Teko SEC Documents contain an accurate and complete listing of all material Contracts, whether written or oral, required to be described therein or filed as exhibits thereto pursuant to the Exchange Act and the applicable rules and regulations thereunder. Except as set forth in Section 2.10 of the La Teko Disclosure Letter, each of such Contracts is in full force and effect and:

                  (i) no member of the La Teko Group or, to La Teko's best knowledge, any other party thereto, has breached or is in default thereunder;

                  (ii) no notice has been received and to La Teko's best knowledge, no event has occurred which, with the passage of time or the giving of notice would constitute such a breach or default;

                  (iii) no claim of material default thereunder has, to La Teko's best knowledge, been asserted or threatened; and

                  (iv) no member of the La Teko Group or, to La Teko's best knowledge, any other party thereto is seeking the renegotiation thereof or substitute performance thereunder,

                  except where such breach or default, or attempted renegotiation or substitute performance, individually or in the aggregate, does not have and would not be reasonably expected to have a Material Adverse Effect on La Teko.

         (b) Except for the contracts, agreements, leases and commitments listed in the La Teko SEC Documents or in Section 2.10 of the La Teko Disclosure Letter as of the date hereof, no member of the La Teko Group is a party to or bound by:

                  (i) any material Contract, whether written or oral, which was not entered into or made in the ordinary course of its business;

                  (ii) any contract which imposes material geographic or territorial limitations on the conduct of business by such member of the La Teko Group (excluding customary area of interest provisions relating to specific properties and similar restrictions entered into in the ordinary course of business and which do not have a significant impact on their ability to conduct business generally in that geographic area); or

                  (iii) any joint venture or partnership agreement respecting its properties.

SECTION 2.11      ABSENCE OF CERTAIN CHANGES, ETC.

         As of the date of this Agreement, and except as described in Section
2.11 of the La Teko Disclosure Letter and except for any actions required to be performed by La Teko or otherwise permitted pursuant to this Agreement, since September 30, 1998:

         (a) there has been no Material Adverse Change in any member of the La Teko Group;

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

         (b)      no member of the La Teko Group has:

                  (i) sold, transferred, distributed or otherwise disposed of or acquired a material amount of its assets, or agreed to do any of the foregoing, except in the ordinary course of business;

                  (ii) prior to the date hereof, made or agreed to make any material capital expenditure or commitment for additions to property, plant, or equipment not reflected in the Interim La Teko Financial Statements or in the exploration budget for the 1998 fiscal year approved by La Teko, a copy of which has been provided to Kinross;

                  (iii) made or agreed to make any material increase in the compensation payable to any employee or director except for increases made in the ordinary course of business and consistent with presently existing policies or agreements or past practice;

                  (iv) conducted its operations otherwise than in all material respects in the normal course of business;

                  (v) entered into any material transaction or material Contract, or amended or terminated any material transaction or material Contract, except transactions or Contracts entered into in the ordinary course of business;

                  (vi) effected any material change in the practices followed by each member of the La Teko Group in calculating bad debts, contingencies, or other reserves from that reflected in the Interim La Teko Financial Statements; or

                  (vii)    agreed or committed to do any of the foregoing; and

         (c) there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to the La Teko Shares.

SECTION 2.12      LA TEKO GROUP

         (a) Section 2.01 of the La Teko Disclosure Letter sets forth with respect to each of the La Teko Subsidiaries:

                  (i)      its jurisdiction of incorporation; and

                  (ii) the percentage of each class of its equity securities owned, directly or indirectly, by La Teko.

         (b) Except as set forth in Section 2.01 of the La Teko Disclosure Letter, all of the outstanding shares of capital stock of each of the La Teko Subsidiaries owned of record and beneficially by La Teko are so owned free and clear of all Liens. Except with respect to the subsidiaries listed in Exhibit 2.01, La Teko does not own, directly or indirectly, any material equity interest of or in any entity or enterprise organized under the Laws of the United States, any state thereof, the District of Columbia, Canada, any province thereof, or any other domestic or foreign jurisdiction.

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

         (c) All outstanding shares of the capital stock of or other equity interests in each La Teko Subsidiary have been duly authorized and are validly issued, fully paid and non-assessable.

         (d) Except as described in Section 2.01 of the La Teko Disclosure Letter, there are no authorized, outstanding or existing:

                  (i) proxies, voting trusts, or other agreements or understandings with respect to the voting of any capital stock of any La Teko Subsidiary to which La Teko or any La Teko Subsidiary is party;

                  (ii) securities issued by any La Teko Subsidiary that are convertible into or exchangeable for any capital stock of any La Teko Subsidiary;

                  (iii) options, warrants, or other rights to purchase or subscribe for any capital stock of, or securities convertible into or exchangeable for any capital stock of, any La Teko Subsidiary in each case granted, extended or entered into by La Teko or any of the La Teko Subsidiaries;

                  (iv) agreements of any kind to which any La Teko Subsidiary is party relating to the issuance of any capital shares of any of the La Teko Subsidiaries, any securities, options, warrants, or rights convertible into or exchangeable for, La Teko Shares;

                  (v) agreements of any kind to which any La Teko Subsidiary is party which may obligate any La Teko Subsidiary to issue or purchase any of its securities; or

                  (vi) agreements to which any La Teko Subsidiary is party containing any right of first negotiation or refusal with respect to the equity securities of any La Teko Subsidiary.

SECTION 2.13      CAPITALIZATION

         (a) At the date hereof the authorized capital stock of La Teko consists of 100,000,000 La Teko Shares, of which 39,186,329 La Teko Shares were outstanding as of October 30, 1998, of which 13,410,971 La Teko Shares were held by La Teko Nevada. At the date of this Agreement, of the authorized but unissued La Teko Shares, 2,333,000 were reserved for issuance pursuant to the terms of outstanding La Teko Warrants and 1,424,000 were reserved for issuance pursuant to the terms of outstanding La Teko Options.

         (b) Except as set forth above or in Section 2.13(b) of the La Teko Disclosure Letter, no shares of capital stock or other voting securities of La Teko are issued, reserved for issuance or outstanding.

         (c) All the outstanding La Teko Shares have been duly authorized and are validly issued, fully paid and non-assessable, free of pre-emptive rights.

         (d) Except as described above or in Section 2.13(d) of the La Teko Disclosure Letter, there are no authorized, outstanding or existing:

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

                  (i) voting trusts or other agreements or understandings with respect to the voting of any La Teko Shares to which La Teko or any La Teko Subsidiary is a party;

                  (ii) securities issued by La Teko or any La Teko Subsidiary that are convertible into or exchangeable for any capital stock of La Teko;

                  (iii) options, warrants, or other rights to purchase or subscribe for any capital stock of La Teko or securities convertible into or exchangeable for any capital stock of La Teko, in each case granted, extended or entered into by La Teko or any La Teko Subsidiaries;

                  (iv) agreements of any kind to which La Teko or any La Teko Subsidiary is party relating to the issuance of any capital stock of La Teko, any convertible or exchangeable securities, or any options, warrants, or rights, or requiring La Teko to register under the Securities Act any of its presently outstanding securities; or

                  (v) agreements of any kind which may obligate La Teko to issue or purchase any of its securities.

SECTION 2.14      ENVIRONMENTAL MATTERS

         Except as to the matters described in Section 2.14 of the La Teko Disclosure Letter, there exists no Environmental Condition which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on La Teko.

SECTION 2.15      BROKERS

         Other than Goepel McDermid Inc. ("Goepel") and Roman Friedrich and Company, L.L.C. ("Roman Friedrich") who were retained in the capacity of financial advisors, La Teko has not retained any broker or finder in connection with the Arrangement, nor has La Teko incurred any Liability to any broker or finder, by reason of the Arrangement other than to Goepel and Roman Friedrich.

SECTION 2.16      RESERVE REPORTS AND RESERVE ESTIMATES

         Except as disclosed in Section 2.16 of the La Teko Disclosure Letter, the reports of proven and probable reserves of La Teko summarized in its Annual Report on Form 10-K for the year ended December 31, 1997 were prepared in all material respects in accordance with accepted engineering practices and such reports were, as of their respective dates, in all material respects in compliance with the requirements applicable to the presentation of such reserves in documents filed with the SEC.

SECTION 2.17      FAIRNESS

         The Special Committee of the Board of Directors of La Teko has retained Goepel for the purposes of determining whether the Arrangement and other related matters are fair, from a financial point of view, to the holders of La Teko Shares.

         Subject to the receipt by the Special Committee of the Board of Directors of La Teko of the aforementioned fairness opinion from Goepel, in form and content satisfactory to the Board of Directors of La Teko, and provided that La Teko has not received a Superior Proposal (as such term is defined in

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

Section 4.08(a)) from a third party, the Board of Directors of La Teko will resolve that for purposes of an action at the La Teko Shareholders' Meeting, this Agreement and the Arrangement are fair to and in the best interests of La Teko and its shareholders and that this Agreement be approved and adopted, and the Board of Directors of La Teko will recommend that the shareholders of La Teko vote in favour of the Arrangement.

                                  ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF KINROSS AND LT ACQUISITION

         Except as set forth in the Kinross Securities Documents, Kinross and LT Acquisition hereby represent and warrant as follows to and in favour of La Teko:

SECTION 3.01      ORGANIZATION AND GOOD STANDING

         (a) Except as set forth in Section 3.01 of the Kinross Disclosure Letter, Kinross and each Kinross Group Member is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and is qualified to transact business and is in good standing as a foreign corporation in the jurisdictions where it is required to qualify in order to conduct its business as presently conducted, except where the failure to be so qualified would not have a Material Adverse Effect on Kinross.

         (b) Each Kinross Group Member has the corporate power and authority to own, lease, or operate its properties and to carry on its business as now conducted.

         (c) Kinross has heretofore delivered or made available to La Teko complete and correct copies of Kinross' Certificate and Articles of Incorporation and By-laws, as each has been amended and is in effect on the date hereof.

SECTION 3.02      CONSENTS, AUTHORIZATIONS AND BINDING EFFECT

         (a) Kinross and LT Acquisition may execute, deliver, and perform this Agreement without the necessity of Kinross or any Kinross Group Member obtaining any consent, approval, authorization or waiver, or giving any notice or otherwise, except:

                  (i) those disclosed in Section 3.02 of the Kinross Disclosure Letter;

                  (ii) those, with respect to consents, approvals, authorizations and waivers, which have been obtained, are unconditional and are in full force and effect and, with respect to notices, which have been given on a timely basis;

                  (iii) the filing with the SEC of such reports and information under the Exchange Act and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby;

                  (iv) the filing of the Final Order and appropriate documents with the Registrar of Companies under the BCCA;

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


                  (v)      as may be required by state takeover laws;

                  (vi)     as may be required by Canadian Securities Laws; or

                  (vii) those which, if not obtained or made, would not prevent or delay the consummation of the Arrangement or otherwise prevent Kinross or LT Acquisition from performing its obligations under this Agreement and would not be reasonably likely to have a Material Adverse Effect on Kinross or LT Acquisition.

         (b) Each of Kinross and LT Acquisition has the full corporate power and authority to execute this Agreement, to deliver this Agreement, and to perform its obligations hereunder.

         (c) Each of the Boards of Directors of Kinross and LT Acquisition has, by the requisite vote of directors, approved the Arrangement, the performance by Kinross and LT Acquisition of their respective obligations under this Agreement and the issuance of Kinross Shares to the La Teko shareholders and the LT Acquisition Shares to Kinross.

         (d) This Agreement has been duly executed and delivered by Kinross and LT Acquisition, and constitutes the legal, valid, and binding obligation of each of Kinross and LT Acquisition enforceable against each of Kinross and LT Acquisition in accordance with its terms, except:

                  (i) as may be limited by bankruptcy, reorganization, insolvency and similar Laws of general application relating to or affecting the enforcement of creditors' rights or the relief of debtors; and

                  (ii) that the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defences and to the discretion of the court before which any proceeding therefor may be brought.

         (e) Except as disclosed in Section 3.02 of the Kinross Disclosure Letter or referenced in clauses (i) through (vii) of Section 3.02(a) hereof, the execution, delivery, and performance of this Agreement by Kinross and LT Acquisition will not:

                  (i) constitute a violation of the respective Certificates of Incorporation (or like charter documents) or By-Laws, each as amended of any Kinross Group Member;

                  (ii) with respect to the Kinross Group, conflict with, result in the breach of or constitute a default or give to others a right of termination, cancellation or acceleration of any obligation under, or the loss of any material benefit under, any Contract to which any Kinross Group Member is a party or as to which any of their respective property is subject which would have a Material Adverse Effect on Kinross;

                  (iii) constitute a violation of any Law applicable or relating to any Kinross Group Member or the businesses of the Kinross Group except for such violations as would not have a Material Adverse Effect on Kinross; or


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

                  (iv) with respect to the Kinross Group result in the creation of any Lien upon any of the assets of any Kinross Group Member, other than such Liens as would not have a Material Adverse Effect on Kinross.

SECTION 3.03      SECURITIES DOCUMENTS; FINANCIAL STATEMENTS

         (a) Kinross has filed all required documents with the SEC since January 1, 1996 (the "Kinross SEC Documents" and, together with the documents filed pursuant to Canadian Securities Laws, the "Kinross Securities Documents"). As of their respective dates and at the respective times they were filed, (i) the Kinross SEC Documents complied in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be; (ii) none of the Kinross Securities Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) nothing has occurred since the date of filing the Kinross Securities Documents which would render any statement of a material fact untrue or which would make the statements therein misleading, in light of the circumstances under which they were made. Kinross is a reporting issuer under the securities laws of each of the Provinces of Canada and is not in default of any requirement of such securities laws.

         (b) The consolidated financial statements (including, in each case, any notes thereto) of Kinross included in the Kinross SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates of filing, were prepared in accordance with Canadian GAAP applied on a consistent basis during the period involved (except as may be indicated therein or in the notes thereto) and fairly presented the consolidated financial position of Kinross and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to the absence of footnote disclosure and to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Kinross Securities Documents or as required by Canadian GAAP, Kinross has not, since September 30, 1998, made any change in the accounting practices or policies applied in the preparation of its financial statements.

SECTION 3.04      ABSENCE OF CERTAIN CHANGES, ETC.

         As of the date of this Agreement, and except as described in Section
3.04 of the Kinross Disclosure Letter and except for any actions required to be performed by Kinross or otherwise permitted pursuant to this Agreement, since September 30, 1998, there has been no Material Adverse Change in the Kinross Group.

SECTION 3.05      CAPITALIZATION

         (a) The authorized capital stock of Kinross consists of an unlimited number of Kinross Shares, of which 292,385,660 Kinross Shares and 384,613 Kinross Preferred Shares were outstanding as of September 30, 1998. As of September 30, 1998, 14,668,464 Kinross Shares are reserved for issuance upon the conversion of outstanding convertible debentures, 3,175,170 Kinross Shares are reserved for issuance upon the conversion of

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

                  the Kinross Preferred Shares, 8,925,673 Kinross Shares are reserved for issuance pursuant to the conversion rights attached to the Series B Preferred Shares of Kinam Gold Inc. and 8,775,449 Kinross Shares are reserved for issuance pursuant to the exercise of common share purchase warrants.
                  Section 3.05 of the Kinross Disclosure Letter sets forth the number of Kinross Shares reserved for issuance pursuant to the terms of outstanding stock options on the date hereof.

         (b) Except as set forth above, or in Section 3.05(b) of the Kinross Disclosure Letter, no shares of capital stock or other voting securities of Kinross are issued, reserved for issuance or outstanding.

         (c) All outstanding Kinross Shares have been duly authorized and are validly issued and fully paid and non-assessable, free of pre-emptive rights.

         (d) Except as described above or in Section 3.05(d) of the Kinross Disclosure Letter, there are no authorized, outstanding, or existing:

                  (i) voting trusts or other agreements or understandings with respect to the voting of any Kinross Shares to which any Kinross Group Member is a party;

                  (ii) securities issued by any Kinross Group Member that are convertible into or exchangeable for any capital stock of Kinross;

                  (iii) options, warrants or other rights to purchase or subscribe for any capital stock of Kinross or securities convertible into or exchangeable for any capital stock of Kinross in each case granted, extended or entered into by any Kinross Group Member;

                  (iv) agreements of any kind to which any Kinross Group Member is party relating to the issuance of any capital stock of Kinross, any convertible or exchangeable securities, or any options, warrants, or rights or requiring Kinross to register under the Securities Act any of its presently outstanding securities; or

                  (v) agreements of any kind which may obligate Kinross to issue or purchase any of its securities.

         (e) The Kinross Shares are listed and posted for trading on the TSE and the NYSE.

SECTION 3.06      BROKERS

         Except as set forth in Section 3.06 of the Kinross Disclosure Letter, the Kinross Group, their affiliates and their respective Advisors have not retained any broker or finder in connection with the Arrangement, nor have any of the foregoing incurred any Liability to any broker or finder by reason of the Arrangement.

SECTION 3.07      VALID ISSUANCE OF KINROSS SHARES

         Upon consummation of the Arrangement, the Kinross Shares issued hereunder will be duly and validly authorized and, when issued and delivered in accordance with the terms and provisions of this Agreement and the Final Order as provided for in Article 1, will be fully paid and non-assessable and not issued in violation of the pre-emptive or similar right of any person. At the Closing, Kinross will issue the Kinross Shares hereunder free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges, and restrictions, except for generally applicable restrictions imposed under applicable securities laws.

SECTION 3.08      TRADEABILITY OF KINROSS SHARES

         Upon consummation of the Arrangement, the Kinross Shares issued hereunder shall be freely tradeable without restriction and exempt from the registration and prospectus delivery requirements and resale restrictions of applicable SEC rules and Canadian Securities Laws, except for restrictions imposed under Rule 145 adopted under the Securities Act applicable to La Teko Affiliates.

SECTION 3.09      INFORMATION IN PROXY STATEMENT

         To the extent that any such information has been supplied by Kinross as at the date of this Agreement, none of the information supplied by Kinross for inclusion or incorporation by reference in the Proxy Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

SECTION 3.10 OWNERSHIP OF LT ACQUISITION; NO PRIOR ACTIVITIES; ASSETS OF LT ACQUISITION

         (a) LT Acquisition was formed by Kinross solely for the purpose of engaging in the transactions contemplated hereby.

         (b) As of the date hereof and the Effective Time, except as contemplated hereby, the capital stock of LT Acquisition is and will be owned 100% by Kinross directly. Further, except as contemplated hereby, there are not as of the date hereof and there will not be at the Effective Time any outstanding or authorized options, warrants, calls, rights, commitments or any other agreements of any character which LT Acquisition is a party to, or may be bound by, requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any shares of stock of LT Acquisition.

         (c) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated thereby and hereby, LT Acquisition has not and will not have incurred, directly or indirectly through any Subsidiary or affiliate, any obligations or liabilities or engaged in any business or activities of any type or kind whatsoever or entered into any arrangements or arrangements with any Person.

         (d) Kinross will take all action necessary to ensure that LT Acquisition at no time prior to the Effective Time owns any asset other than an amount of cash necessary to incorporate LT Acquisition and to pay the expenses of the Arrangement attributable to LT Acquisition if the Arrangement is consummated.

                                   ARTICLE IV

                              COVENANTS OF LA TEKO

         From and after the date hereof and until the Closing Date (except as hereinafter otherwise provided), unless Kinross shall otherwise agree in writing:

SECTION 4.01      ACCESS

         La Teko shall permit, and shall use all reasonable efforts to cause each of the La Teko Subsidiaries, except to the extent such La Teko Subsidiary is subject to contractual restrictions or restrictions set forth in the organizational documents of such La Teko Subsidiary which would limit or otherwise restrict its ability to do so, to permit:

         (a) Kinross, and its Advisers to have reasonable access at reasonable times to all properties, books, accounts, records, Contracts, files, correspondence, tax records, and documents of or relating to the La Teko Group including independent auditors work papers and to discuss such matters with the executive officers of the La Teko Group; La Teko shall make available to Kinross and its Advisers a copy of each report or other document filed with the SEC or pursuant to Canadian Securities Laws and all other information concerning its business and properties as Kinross may reasonably request; and

         (b) Kinross to conduct, or cause its agents to conduct, such reasonable reviews, inspections, surveys, tests, and investigations of the assets of the La Teko Group as Kinross deems necessary or advisable, provided such reviews are conducted at reasonable times and in a reasonable manner.

SECTION 4.02      ORDINARY COURSE

         Except: (i) as set forth in Section 1.06(a) and Section 4.02 of the La Teko Disclosure Letter and subject to the provisions of Section 4.08, (ii) to the extent either of the La Teko Subsidiaries is subject to contractual restrictions or restrictions set forth in the organizational documents of such La Teko Subsidiary which would limit or otherwise restrict its ability to do so; and (iii) for any actions required to be performed by La Teko or otherwise contemplated by this Agreement or approved in advance by Kinross, La Teko shall (and shall cause each of the La Teko Subsidiaries to) conduct its business only in the ordinary and usual course in all material respects and use all reasonable efforts to preserve its business organization intact and its existing relations with customers, suppliers, employees, and business associates, and La Teko shall not (and shall cause each of the La Teko Subsidiaries not to) do any of the following:

         (a) sell or pledge or agree to sell or pledge any capital stock owned by it in any of its subsidiaries;

         (b) amend its Memorandum or Articles (or like charter documents) or By-laws;

         (c) subdivide, split, combine, consolidate, or reclassify any of its outstanding shares of capital stock;

         (d) declare, set aside or pay any dividend or make any other distribution payable in cash, shares, stock, securities or property with respect to any of its shares of capital stock other than consistent with past practice;

         (e) repurchase, redeem, or otherwise acquire, directly or indirectly, any of its capital stock or any securities convertible into or exchangeable or exercisable into any of its capital stock;

         (f) incur, guarantee, assume or modify any additional indebtedness for borrowed money other than in the ordinary course of business;

         (g) enter into any material transaction not in the ordinary course of its business consistent with past practice;

         (h) issue, sell, pledge, dispose of or encumber, or authorize or propose the issuance, sale, pledge, disposition, or encumbrance of, any of its capital stock, or any securities convertible into or exchangeable or exercisable for, or options, puts, warrants, calls, commitments or rights of any kind to acquire, any of its shares of capital stock other than La Teko Shares issuable pursuant to the exercise or conversion of outstanding options or warrants;

         (i) transfer, lease, license, sell, mortgage, pledge, encumber, or dispose of any material property or assets other than in the ordinary and usual course of business consistent with past practice;

         (j) make, whether by arrangement, amalgamation, consolidation or purchase, any material acquisition of, or investment in, assets, shares, capital stock or other securities of any other person or entity other than its wholly-owned subsidiaries or in the ordinary and usual course of business consistent with past practice;

         (k) except as may be required to satisfy contractual obligations existing as of the date hereof and the requirements of applicable Law, establish, adopt, enter into, make, amend in any material respect, or make any material elections under any collective bargaining agreement or Employee Plan or enter into any new or amend in any material respect any existing employment, consulting or other agreement providing compensation or benefits to any executive employee or director except for employment agreements with new employees, entered into in the ordinary course of business which agreements do not provide for the payment of "golden parachutes" or other amounts in respect of severance which are triggered by the Arrangement;

         (l) implement any change in its accounting principles, practices, or methods, other than as may be required by US GAAP;

         (m) alter (through arrangement, amalgamation, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of La Teko or any La Teko Subsidiary;

         (n) withdraw, permit or consent to the removal of any assets of any of the Employee Plans maintained by any member of the La Teko Group other than for the purpose of paying benefits in the ordinary course and payment of expenses in accordance with past practice and under the terms of such plan; and

         (o) authorize or enter into any agreement or understanding of any type whatsoever, whether written or oral to take any of the actions referred to in this Section.

SECTION 4.03      INSURANCE

         La Teko shall use all reasonable efforts to continue to insure the members of the La Teko Group and all property, real and personal, owned or leased by any member of the La Teko Group substantially in the manner and to the extent set forth in Section 2.05.

SECTION 4.04      CLOSING CONDITIONS

         La Teko shall use all reasonable efforts to cause all of the conditions to the obligations of Kinross and LT Acquisition under this Agreement to be satisfied on or prior to the Closing Date (to the extent the satisfaction of such conditions is within the control of the members of the La Teko Group).

SECTION 4.05      APPLICATION TO COURT

         Provided that the Special Committee of La Teko's Board of Directors receives a fairness opinion from Goepel in form and content satisfactory to La Teko's Board of Directors, and subject to the provisions of Section 4.08:

         (a) La Teko will file, proceed with and diligently prosecute an application to the Court under Section 252 of the BCCA for the Interim Order and, in connection with such prosecution La Teko covenants to refrain from making any representations or taking any action inconsistent with this Agreement; and

         (b) if the Interim Order is granted in form and substance satisfactory to Kinross and La Teko, La Teko will forthwith carry out the terms of the Interim Order and, upon compliance with the terms of the Interim Order, will file, proceed with and diligently prosecute an application to the Court under
                  Section 252 of the BCCA for the Final Order.

SECTION 4.06      LA TEKO SHAREHOLDERS' APPROVAL

         Provided that the Special Committee of La Teko's Board of Directors receives a fairness opinion from Goepel in form and content satisfactory to La Teko's Board of Directors, and subject to the provisions of Section 4.08, La Teko shall:

         (a) use all reasonable efforts to obtain its shareholders' approval of the Arrangement and, without limitation, its Board of Directors shall specifically recommend that its shareholders approve the Arrangement;

         (b) establish a record date for and call and hold a shareholders' meeting (such meeting, and any adjournment or continuation thereof, being the "La Teko Shareholders' Meeting") to be held at the earliest practicable date following mailing of the Proxy Statement to the La Teko shareholders for the purpose of voting on the approval of the Arrangement in accordance with the Interim Order;

         (c) solicit proxies to be voted at the La Teko Shareholders' Meeting in favour of the Arrangement;

         (d) provide notice to Kinross of the La Teko Shareholders' Meeting and permit Kinross' representatives to attend such meeting; and

         (e) conduct the La Teko Shareholders Meeting in accordance with the Interim Order and its Memorandum and Articles.

SECTION 4.07      RULE 145 AFFILIATES

         Prior to the Effective Time, La Teko shall cause to be delivered to Kinross a list identifying all persons who were, at the time of the La Teko Shareholders' Meeting, deemed to be Securities Act Affiliates of La Teko. La Teko shall use its reasonable efforts to cause each person who is identified as a possible Securities Act Affiliate to enter into, prior to the Effective Time, an agreement in the form attached hereto as Exhibit 4.07 pursuant to which each such Person acknowledges its responsibilities as such a Securities Act Affiliate.

SECTION 4.08      NO SHOP

         (a) From and after the date hereof until the Closing Date, La Teko shall not, and it shall use its best efforts to ensure that the other members of the La Teko Group and their respective directors do not, and shall not permit the respective officers, employees, representatives, and other Advisors of the members of the La Teko Group to, directly or indirectly,

                       (i) solicit, initiate, or engage in discussions or negotiations with any person, encourage submission of any inquiries, proposals, or offers by, or take any other action intended or designed to facilitate the efforts of any person, other than Kinross, relating to:

                             (A) the possible acquisition of, or business combination with, La Teko or any of its material subsidiaries (whether by way of arrangement, amalgamation, consolidation, take-over bid, tender offer, purchase of shares, purchase of assets, or otherwise);

                             (B) the possible acquisition of any material portion of its or their shares of capital stock or assets;

                             (C) any take-over bid, stock exchange take-over bid or other acquisition or purchase that, if consummated, would result in any person beneficially owning more than 10% or more of any class of equity securities of La Teko; or

                             (D) any other transaction, the consummation of which would reasonably be expected to prevent or materially impede, interfere with or delay the consummation of the Arrangement;

                             (any of the foregoing, a "Competing Proposal"); or

                       (ii) provide non-public information with respect to La Teko or any La Teko Subsidiary, or afford any access to the properties, books, or records of the same, to any Person, other than Kinross, that may wish to propose or pursue a Competing Proposal.

         Provided, however, that, in response to an unsolicited written bona fide Competing Proposal from a third party with whom La Teko and its subsidiaries deal at arm's length (as such term is defined in the Income Tax Act (Canada)) that in the good faith opinion of the Board of Directors of La Teko, based on the written advice of an independent nationally recognized financial advisor and outside legal counsel, could reasonably be expected to result in a Superior Proposal, La Teko may:

                              (A) furnish information with respect to La Teko to the person making such Competing Proposal pursuant to a customary confidentiality agreement with such person, or

                              (B) participate in discussions or negotiations regarding such Competing Proposal,

         but in each case only if:

                                   (x)    the Board of Directors of La Teko
                                          determines in good faith, based on the
                                          advice of outside legal counsel, that
                                          such action is necessary in order for
                                          such Board to act in a manner
                                          consistent with its fiduciary duties
                                          under applicable law;

                                   (y)    La Teko complies with Section 4.08(c),
                                          and

                                   (z)    La Teko shall have furnished prior
                                          written notice to Kinross of its
                                          intention to proceed under clause (a)
                                          or (b) of this sentence.

         Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee or other advisor or representative of La Teko or any of its subsidiaries shall be deemed to be a breach of this Section
         4.08 by La Teko. La Teko shall and shall direct its subsidiaries and their respective directors, officers, employees, representatives and other advisors to immediately cease any and all activities, discussions, or negotiations with any parties conducted heretofore with respect to any of the foregoing.

         (b) Except as set forth in this Section 4.08, neither the Board of Directors of La Teko nor any committee thereof shall:

                       (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Kinross, the approval or recommendation by such Board of Directors or any such committee of this Agreement or the Arrangement;

                       (ii) approve or recommend, or propose to approve or recommend, any Competing Proposal; or

                       (iii) cause or permit La Teko or any of its subsidiaries to enter into any agreement (a "Transaction Agreement") to effect any Competing Proposal.

         Notwithstanding the foregoing, if La Teko has received a Superior Proposal the Board of Directors of La Teko may (subject to the other terms of this Section 4.08):

                             (A) withdraw or modify its recommendation of the Arrangement;

                             (B)   approve or recommend a Superior Proposal; or

                             (C) cause La Teko or any of its subsidiaries to enter into an agreement with respect to a Superior Proposal,

         but in each case only if:

                                   (x)  the Board of Directors of La Teko
                                        determines in good faith, based on the
                                        advice of outside legal counsel, that
                                        such action is necessary in order for
                                        such Board to act in a manner
                                        consistent with its fiduciary duties
                                        under applicable law;

                                   (y)  La Teko shall have complied with
                                        Section 4.08(c); and

                                   (z)  La Teko shall have furnished written
                                        notice to Kinross at least four business days prior to the date any such actions are proposed to be taken specifying which actions are proposed to be taken and after taking into account modifications to this Agreement and the Arrangement made by Kinross during such four business day period, such Competing Proposal would still constitute a Superior Proposal.

         In addition, if La Teko or the Board of Directors of La Teko proposes to take any of the actions permitted by the preceding sentence with respect to any Competing Proposal, then La Teko must, prior to the taking of any such action, pay or cause to be paid the Kinross Termination Fee and the Kinross Expenses to Kinross.

     The term "Superior Proposal" shall mean any bona fide written Competing Proposal that has the following characteristics:

                             (I) it is a definitive proposal to acquire, directly or indirectly, for consideration consisting of cash and/or readily marketable securities (x) shares representing 100% of the voting power of the outstanding La Teko Shares, or (y) all or substantially all of the assets and liabilities of La Teko;

                             (II) the terms of such proposal in the good faith judgment of the Board of Directors of La Teko (based on the written opinion of an independent nationally recognized financial advisor, which opinion will be provided to Kinross prior to La Teko or its Board of Directors taking any of the actions set forth in Section 4.08(b)(A)(B) or (C)) provide consideration to La Teko's shareholders that is superior to the consideration provided by the Arrangement (after taking into account any modifications to this Arrangement made by Kinross); and

                             (III) the transactions envisioned by such proposal,
                                   in the good faith judgment of the Board of Directors of La Teko, based on the advice of an independent nationally recognized financial advisor are readily financeable, are reasonably likely to be approved by the shareholders of La Teko in accordance with applicable Laws and are reasonably likely to be consummated without unreasonable delay compared to the transactions contemplated by this Agreement.

         (c) La Teko shall immediately advise Kinross orally and in writing of:

                       (i) any request for information which may relate to a Competing Proposal;

                       (ii)   any Competing Proposal;

                       (iii) any inquiry with respect to or that could lead to any Competing Proposal; or

                       (iv)   any action taken in accordance with clauses (A) or
                              (B) of Section 4.08(a), including in each case the material terms and conditions of such request, Competing Proposal, inquiry or action, the identity of the person making any such request, Competing Proposal or inquiry or with respect to which such action is taken and whether or not La Teko believes any Competing Proposal so reported is a Superior Proposal.

               La Teko will keep Kinross fully and timely informed of the status and details (including amendments or proposed amendments) of any such request, Competing Proposal, inquiry or action and any restrictions relating thereto.

         (d) Nothing contained in this Section 4.08 shall prohibit the Board of Directors of La Teko from distributing a directors' circular in response to a take-over bid in accordance with section 99 of the Securities Act (Ontario) and the equivalent provisions of other Canadian Securities Laws provided, however, that neither La Teko nor the Board of Directors of La Teko shall, except as permitted by Section 4.08(b), withdraw or modify, or propose to withdraw or modify, its position with respect to this Agreement or the Arrangement or approve or recommend, or propose to approve or recommend, a Competing Proposal (it being understood that an affirmation of the recommendation will satisfy this proviso).

SECTION 4.09   INFORMATION IN PROXY STATEMENT

         La Teko covenants that none of the information to be supplied by La Teko for inclusion or incorporation by reference in the Proxy Statement will at the time of the mailing of the Proxy Statement and at the time of the La Teko Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to La Teko, its officers and directors or any member of the La Teko Group shall occur that is required to be described in the Proxy Statement, La Teko shall give prompt notice to Kinross of such event. The Proxy Statement will comply (with respect to La Teko) as to form in all material respects with the provisions of the Exchange Act and the applicable Canadian Securities Law.

SECTION 4.10      COURT PROCEEDINGS

         Kinross and La Teko shall cooperate in obtaining a hearing before the Court on the fairness of the terms and conditions on which it is proposed to issue Kinross Shares to the La Teko shareholders. All of the La Teko shareholders shall have the right to appear at the hearing at which the Court considers the fairness of the transaction to all persons receiving securities in the Arrangement. La Teko shall permit Kinross to review and comment upon drafts of all material to be filed with the Court in connection with the Arrangement prior to the service and filing of that material and will give reasonable consideration to such comments. In addition, La Teko will not object to counsel to Kinross making such submissions on the hearing of the motion for the Interim Order and the application for the Final Order as such counsel deems appropriate provided that La Teko is advised of the nature of any submissions not reasonably contemplated in the material to be filed with the Court prior to the hearing.
La Teko shall also provide counsel to Kinross on a timely basis with copies of any notice of appearance and evidence served on La Teko or its counsel in respect of the application for the Final Order or any appeal therefrom.

SECTION 4.11      OTHER CONSENTS

         La Teko shall make all necessary filings and applications under applicable federal, provincial and state laws and regulations and under all applicable policies of the TSE and VSE required in connection with the Arrangement and this Agreement (including any and all filings and applications necessary to obtain the consents and approvals set forth in Section 2.02 hereof) and take all action necessary to be in compliance with such laws, regulations and policies.


                                   ARTICLE V

                     KINROSS' AND LT ACQUISITION'S COVENANTS

         From and after the date hereof and until the Closing Date (except as hereinafter otherwise provided), unless La Teko shall otherwise agree in writing:

SECTION 5.01      ACCESS

         Kinross shall permit, and shall use all reasonable efforts to cause each Kinross Group Member, except to the extent such Kinross Group Member is subject to contractual restrictions or restrictions set forth in the organizational documents of such Kinross Group Member which would limit or otherwise restrict its ability to do so, to permit:

         (a) La Teko and its Advisers to have reasonable access at reasonable times to all properties books, accounts, records, Contracts, files, correspondence, tax records, and documents of or relating to the Kinross Group including independent auditor's work papers and to discuss such matters with the executive officers of the Kinross Group; Kinross shall make available to La Teko and its Advisers a copy of each report or other document filed with the SEC or pursuant to Canadian Securities Laws and all other information concerning its business and properties as La Teko may reasonably request; and

         (b) La Teko to conduct, or cause its agents to conduct, such reasonable reviews, inspections, surveys, tests, and investigations of the assets of the Kinross Group as La Teko deems necessary or advisable provided such reviews are conducted at reasonable times and in a reasonable manner.

SECTION 5.02      CLOSING CONDITIONS

         Kinross shall use all reasonable efforts to cause all of the conditions to the obligations of La Teko under this Agreement to be satisfied on or prior to the Closing Date (to the extent the satisfaction of such conditions is within the control of the Kinross Group).

SECTION 5.03      STOCK EXCHANGE LISTING

         Kinross shall use all reasonable efforts to cause the Kinross Shares to be duly and validly issued in connection with the Arrangement and listed and posted for trading on the TSE and the NYSE including the Kinross Shares issuable upon exercise of the La Teko Stock Options and upon the exercise of the La Teko Warrants.

SECTION 5.04      INFORMATION IN PROXY STATEMENT

         Kinross covenants that none of the information to be supplied by Kinross for inclusion or incorporation by reference in the Proxy Statement will, at the time of the mailing of the Proxy Statement and at the time of the La Teko Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Kinross, its officers and directors or any Kinross Group Member shall occur that is required to be described in the Proxy Statement, Kinross shall give prompt notice to La Teko of such event. The Proxy Statement will comply (with respect to Kinross) as to form in all material respects with the provisions of the Exchange Act and applicable Canadian Securities Law.


                                   ARTICLE VI

                         OTHER COVENANTS OF THE PARTIES

SECTION 6.01      CONSENTS AND NOTICES

         Promptly after the date hereof and, if necessary, for a reasonable time after the Closing Date:

         (a) the Parties shall use all reasonable efforts, and the Parties shall cooperate with each other to obtain, all consents, waivers, approvals, and authorizations, in addition to those set forth in clause (b) below which may be necessary to effect the Arrangement, including, without limitation, obtaining those consents, waivers, approvals, and authorizations described in Section 8.04 of the La Teko Disclosure Letter and Section 7.04 of the Kinross Disclosure Letter; and

         (b) each of La Teko and Kinross will promptly execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity which may be reasonably required, or which the other party may reasonably request in connection with the consummation of the transactions contemplated by this Agreement. Each of La Teko and Kinross will use reasonable efforts to obtain promptly all such authorizations, approvals and consents.

SECTION 6.02      PROXY STATEMENT

         (a) La Teko and Kinross shall promptly prepare and file with the SEC a proxy statement and information circular (together with any amendments or supplements thereto, the "Proxy Statement") in respect of the La Teko Shareholders Meeting. Each of Kinross and La Teko shall use all reasonable efforts to have the Proxy Statement cleared under the Exchange Act as promptly as practicable after such filing. As promptly as practicable after the Proxy Statement shall have been cleared by the SEC, La Teko shall mail the Proxy Statement to its shareholders. Kinross shall also take any action (other than qualifying to do business in any jurisdiction in which it is currently not so qualified) required to be taken under SEC Rules, state securities laws and Canadian Securities Laws in order for the issuance of Kinross Shares pursuant to the Arrangement to be exempt from the registration and prospectus delivery requirements and resale restrictions of applicable SEC rules, state securities laws and Canadian Securities Laws, and La Teko shall furnish all information concerning La Teko and the holders of La Teko Shares as may be reasonably requested in connection with any such action.

         (b) Kinross covenants to La Teko, and La Teko covenants to Kinross and LT Acquisition that all filings and applications for exemptions required by Canadian Securities Laws to be made by Kinross or La Teko, as applicable, in the various jurisdictions in Canada shall be made in connection with the Proxy Statement.

         (c) La Teko shall use all reasonable efforts to cause "comfort" letters of Bedford Curry & Co. or a certified public accounting firm acceptable to Kinross to be delivered to Kinross, dated the date of the Proxy Statement and addressed to Kinross, in form and substance reasonably satisfactory to Kinross and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

         (d) Kinross shall use all reasonable efforts to cause "comfort" letters of Deloitte & Touche or other nationally recognized certified public accounting firm to be delivered to La Teko dated the date of the Proxy Statement, and addressed to La Teko in form and substance reasonably satisfactory to La Teko and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

SECTION 6.03      PRESS RELEASES

         Before issuing any press release or otherwise making any public statements with respect to the Arrangement, Kinross and La Teko shall consult with each other and shall undertake reasonable efforts to agree upon the terms of such press release, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law or by obligations pursuant to any listing agreement with any stock exchange or national securities exchange.

SECTION 6.04      SECURITIES OPINION

         Kinross shall provide an opinion of counsel that the Kinross Shares issued pursuant to the Arrangement will be, when issued as contemplated by this Agreement, issued in accordance with the exemption from the registration requirements of the Securities Act under Section 3a-10 and in accordance with exemptions from the registration and prospectus delivery requirements of applicable Canadian

Securities Laws and that the Kinross Shares, when issued, will not be "restricted securities" as defined in Rule 144 promulgated under the Securities Act and will not be subject to restrictions on transfer under the Securities Act, state securities laws or Canadian Securities Law, except as provided in Rule 145 of the Securities Act.

SECTION 6.05      INDEMNIFICATION OF DIRECTORS AND OFFICERS

         (a) From and after the Effective Time, Kinross shall indemnify, defend and hold harmless the present and former officers, directors and employees of La Teko and any of its subsidiaries, whether any such Person is or was an officer, director or employee of La Teko or any of its subsidiaries, or is or was serving at the request of La Teko as an officer, director or employee or agent of another Person, against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement and the information and disclosure to be prepared and supplied by Kinross for inclusion or incorporation by reference on the Proxy Statement) to the full extent permitted or required under applicable law (and shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification). Kinross agrees that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a "Claim"), existing in favour of the present or former directors, officers, employees, fiduciaries and agents of La Teko or any of its subsidiaries, whether any such Person is or was an officer, director or employee of La Teko or any of its subsidiaries, or is or was serving at the request of La Teko as an officer, director or employee or agent of another Person (collectively, the "Indemnified Parties") as provided in La Teko's Memorandum or Articles or pursuant to other agreements, or certificates of incorporation or By-Laws or similar documents of any of La Teko's Subsidiaries, as in effect as of the date hereof, with respect to matters occurring through the Effective Time, shall survive the Arrangement and shall continue in full force and effect for a period of not less than six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Claim asserted, made or commenced within such period shall continue until the final disposition of such Claim.

         (b) In case any proceeding (including any governmental investigation) shall be instituted involving any Indemnified Party in respect of which indemnity may be sought pursuant to the preceding paragraph, such Indemnified Party shall promptly notify Kinross in writing. The defense of any such prosecution, investigation, litigation or proceeding shall be conducted by counsel selected by the Indemnified Party and acceptable to Kinross acting reasonably. Kinross, shall not be liable for any settlement of any proceeding effected without its written consent; provided that, if a settlement is reached with such consent or a final judgment is rendered in favour of the plaintiff, Kinross agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

                                   ARTICLE VII

             CONDITIONS TO OBLIGATIONS OF KINROSS AND LT ACQUISITION

         The obligations of Kinross and LT Acquisition to consummate the Arrangement are subject to the satisfaction of the following conditions on or prior to the Closing Date, each of which may be waived by Kinross:

SECTION 7.01      REPRESENTATIONS AND WARRANTIES

         The representations and warranties of La Teko set forth in Article II qualified as to materiality shall be true and correct, and the representations and warranties not so qualified shall be true and correct in all material respects as of the date of this Agreement and on the Closing Date as if made on the Closing Date, except for such representations and warranties made expressly as of a specified date, which shall be true and correct in all material respects as of such date; and Kinross and LT Acquisition shall have received a certificate signed on behalf of La Teko by an executive officer thereof to such effect dated as of the Closing Date.

SECTION 7.02      COMPLIANCE WITH COVENANTS

         La Teko and the members of the La Teko Group shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by La Teko and the members of the La Teko Group prior to or on the Closing Date and Kinross and LT Acquisition shall have received certificates signed on behalf of La Teko and the members of the La Teko Group by an executive officer thereof to such effect.

SECTION 7.03      NO MATERIAL ADVERSE CHANGE

         There shall not have occurred any Material Adverse Change in the La Teko Group since the date of this Agreement.

SECTION 7.04      CONSENTS

         The consents, waivers, approvals, and authorizations set forth in
Section 2.02 of this Agreement and those expressly designated in Section 7.04 of the Kinross Disclosure Letter as required to be obtained as a condition to Closing shall have been obtained.

SECTION 7.05      MAXIMUM NUMBER OF DISSENTING LA TEKO SHARES

         At the La Teko Shareholders' Meeting, holders of La Teko Shares holding in the aggregate no greater than 5% of the outstanding La Teko Shares shall have given their initial notice of dissent to the Arrangement and Kinross shall have received a certificate, dated the day immediately preceding the Effective Date, of an executive officer or La Teko confirming the same.

                                  ARTICLE VIII

                      CONDITIONS TO OBLIGATIONS OF LA TEKO

         The obligation of La Teko to consummate the Arrangement is subject to the satisfaction of the following conditions on or prior to the Closing Date, each of which may be waived by La Teko:

SECTION 8.01      REPRESENTATIONS AND WARRANTIES

         The representations and warranties of Kinross and LT Acquisition set forth in Article III qualified as to materiality shall be true and correct, and the representations and warrantees not so qualified shall be true and correct in all material respects as of the date hereof and on the Closing Date as if made on the Closing Date, except for such representations and warranties made expressly as of a specified date which shall be true and correct in all material respects as of such date, and La Teko shall have received a certificate signed on behalf of Kinross by an executive officer thereof to such effect dated as of the Closing Date.

SECTION 8.02      COMPLIANCE WITH COVENANTS

         Kinross and LT Acquisition shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Kinross or LT Acquisition prior to or on the Closing Date and La Teko shall have received certificates signed on behalf of Kinross and LT Acquisition by an executive officer thereof to such effect.

SECTION 8.03      NO MATERIAL ADVERSE CHANGE

         There shall not have occurred any Material Adverse Change in the Kinross Group since the date of this Agreement.

SECTION 8.04      CONSENTS

         The consents, waivers, approvals and authorizations set forth in
Section 3.02 of this Agreement and those expressly designated in Section 8.04 of the La Teko Disclosure Letter as required to be obtained as a condition to Closing shall have been obtained.

SECTION 8.05      OPINION OF COUNSEL

         La Teko shall have received the opinion of counsel to Kinross with respect to the matters set forth in Section 6.04.

SECTION 8.06      FAIRNESS OPINION

         La Teko shall have received prior to the date of the Meeting the opinion of Goepel as to the fairness of the Arrangement from a financial point of view to the shareholders of La Teko and such opinion shall have been reconfirmed as of the Effective Date.

                                   ARTICLE IX

        CONDITIONS TO OBLIGATIONS OF LA TEKO, KINROSS AND LT ACQUISITION

         The obligations of La Teko, Kinross and LT Acquisition to consummate the Arrangement are subject to the satisfaction of the following conditions on or prior to the Closing Date, each of which may be waived only with the consent in writing of La Teko and Kinross:

SECTION 9.01      INTERIM ORDER

         The Interim Order shall have been obtained in form and substance satisfactory to each of the parties.

SECTION 9.02      APPROVAL OF ARRANGEMENT

         The Arrangement, with or without variation, shall have been approved at the La Teko Shareholders Meeting in accordance with the Interim Order.

SECTION 9.03      FINAL ORDER

         The Final Order shall have been obtained in form and substance satisfactory to each of the parties acting reasonably.

SECTION 9.04      NO INJUNCTIONS

         No temporary or permanent restraining order, preliminary injunction, permanent injunction or other order preventing the consummation of the Arrangement shall have been issued by any federal, state, or provincial court (whether domestic or foreign) having jurisdiction and remain in effect.

SECTION 9.05      STOCK EXCHANGE APPROVAL - KINROSS

         There shall have been authorized for listing on the NYSE and TSE, subject to official notice of issuance and other normal conditions, the Kinross Shares issuable pursuant to the Arrangement.

SECTION 9.06      SECURITIES FILINGS

         Prior to the first date upon which the Proxy Statement is mailed to the La Teko shareholders, any required approvals or exemption orders of state or provincial securities administrators shall have been obtained and appropriate filings made. On the Closing Date, no stop order, cease trade order or similar restraining order that has been entered by the SEC, the OSC or any other state or provincial securities administrator in relation to the Kinross Shares or the La Teko Shares shall still be in effect.

SECTION 9.07      NO LITIGATION

         There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity, before any court or governmental authority, agency or tribunal, domestic or foreign, that has a significant likelihood of success, seeking to restrain or prohibit the consummation of the Arrangement or any of the other transactions contemplated by this Agreement or seeking to obtain from Kinross or LT Acquisition any damages that are material in relation to Kinross, La Teko and their subsidiaries taken as a whole.

                                   ARTICLE X

                             CLOSING AND TERMINATION

SECTION 10.01     CLOSING

         The Closing shall take place at such place and on such date as La Teko and Kinross may agree, which date, subject to fulfilment or waiver of the conditions set forth in Article VII, Article VIII and Article IX (other than such conditions as can only be fulfilled at the Closing) shall be no later than the second business day following the day on which the last of the conditions set forth in Article VII, Article VII and Article IX (other than such conditions as can only be fulfilled at the Closing) shall have been fulfilled or waived, or at such other time and place as Kinross and La Teko shall agree.

SECTION 10.02     TERMINATION OF THIS AGREEMENT

         This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of La Teko of any matters presented in connection with the Arrangement:

         (a)      by mutual written consent of Kinross and La Teko;

         (b) by either Kinross or La Teko if any of the representations or warranties made by the other shall prove to have been false in any material respect when made or deemed made hereunder and, if curable, have not been cured within 15 business days following receipt by the breaching party of notice from the non-breaching party;

         (c) by Kinross or La Teko if there has been a material breach of any of the covenants and agreements on the part of the other set forth in this Agreement which breach has or is likely to result in the failure of the conditions set forth in Section 7.01, Section 7.02, Section 8.01 or Section 8.02, as the case may be, to be satisfied and such breach, if curable, has not been cured within 15 business days following receipt by the breaching party of notice from the non-breaching party, it being acknowledged and agreed that a breach of Section 4.08 is not curable;

         (d) by either Kinross or La Teko if any permanent order, decree, ruling or other action of a court or other competent authority restraining, enjoining or otherwise preventing the consummation of the Arrangement shall have become final and non-appealable;

         (e) by either Kinross or La Teko if the Arrangement shall not have been completed by June 30, 1999 (the "Termination Date");

         (f)      by Kinross if:

                       (i) the Board of Directors of La Teko, or any committee thereof, withdraws or modifies in a manner adverse to Kinross its approval or recommendation of this Agreement or the Arrangement or approves or recommends a Competing Proposal or resolves to do any of the foregoing,

                       (ii) La Teko shall have entered into a Transaction Agreement to effect a Competing Proposal,

                       (iii) the La Teko Shareholders' Meeting or any other meeting of the La Teko shareholders called for the purpose of voting on the Arrangement or the transactions contemplated hereby shall have been convened, and the La Teko shareholders shall have failed to approve the Arrangement,

                       (iv) La Teko wilfully fails to take any action within its power required by the terms of, or wilfully takes any action prohibited by the terms of,
                              Section 4.06 or Section 4.08 (it being understood that the foregoing shall in no way limit the obligations of La Teko under Section 1.06 or
                              Section 4.08 hereof),

                       (v) Kinross shall have determined, acting reasonably, that the estimated costs to remediate any environmental problems and any estimated liabilities to third parties reported in the La Teko Disclosure Letter, in environmental site assessments, audits and surveys of the properties of La Teko or which come to the attention of Kinross through the conduct of due diligence or otherwise, exceed US$2,000,000, or the amount of any fines or penalties levied, or which Kinross reasonably determines are likely to be levied with respect to such environmental problems, exceeds US$200,000, or

                       (vi) Kinross in its absolute discretion shall have determined that the Taxes to be paid by La Teko or which are likely to be levied against La Teko:

                             (A) pursuant to or arising from any reassessment or audit disclosed in the La Teko Disclosure Letter; or

                             (B) which have come to the attention of Kinross through the conduct of due diligence or otherwise;

                             exceeds US$100,000;

         (g) by La Teko if the Board of Directors of Kinross, or any committee thereof, withdraws or modifies in a manner adverse to La Teko Kinross' approval of the Agreement or the Arrangement or resolves to do any of the foregoing; and

         (h) by either Kinross or La Teko if the La Teko Board of Directors has not received a fairness opinion from Goepel with respect to the Arrangement in form and content satisfactory to the Board of Directors of La Teko by March 1, 1999.

         Subject to Section 10.03 and Section 10.04 hereof, in the event of termination of this Agreement and abandonment of the Arrangement pursuant to this Article X, no party hereto (or any of its directors or officers) shall have any liability or other obligation to any other party to this Agreement, except that nothing herein will relieve any party from liability for any breach by such party prior to termination of any covenant or agreement set forth in this Agreement.

SECTION 10.03     TERMINATION FEE AND EXPENSES - KINROSS

         In the event Kinross terminates this Agreement pursuant to Section 10.02(c) or Section 10.02(f)(i), (ii) or (iv) then, unless theretofore paid, La Teko shall promptly (but not later than the first Business Day following termination) pay to Kinross (by wire transfer of immediately available funds) a fee (the "Kinross Termination Fee") of Cdn$500,000 and shall reimburse Kinross as promptly as practicable after such amount becomes payable for all out-of-pocket costs up to a maximum of Cdn$100,000 (the "Kinross Expenses") incurred by Kinross in connection with the negotiation, preparation, execution and delivery of this Agreement and the preparations to complete the Arrangement including, without limitation, the fees and expenses of Kinross' Advisors. In the event that Kinross terminates this Agreement pursuant to Section 10.02(b) or Section 10.02(f)(vi) then, La Teko shall promptly (but not later than the first Business Day following termination) reimburse Kinross for the Kinross Expenses. The amount of Kinross Expenses payable in accordance with this Section 10.03 shall be the amount set forth in an estimate delivered by Kinross at the time Kinross Expenses become payable subject to upward or downward adjustment as provided in the next sentence. In the event that Kinross' actual out-of-pocket costs exceed such estimate, the amount of any such excess shall be payable upon demand, and in the event that Kinross' actual costs are less than the amount of such estimate, Kinross shall promptly refund such lesser amount. If La Teko certifies to Kinross that La Teko reasonably believes that within two days the Kinross Expenses will become payable hereunder, then Kinross shall immediately provide La Teko with its best estimate of the Kinross Expenses. For greater certainty it is understood that the Kinross Expenses will not exceed Cdn.$100,000.

         Any obligation to pay the Kinross Termination Fee and Kinross Expenses is not intended by any Party as a penalty nor is it intended to limit Kinross' right to such recovery of other damages it may sustain as a result of any breach by La Teko of this Agreement.

SECTION 10.04     TERMINATION FEE AND EXPENSES - LA TEKO

         In the event La Teko terminates this Agreement in accordance with
Section 10.02(c) or Section 10.02(g) then Kinross shall promptly (but not later than the first Business Day following termination) pay to La Teko (by wire transfer of immediately available funds) a fee (the "La Teko Termination Fee") of Cdn$500,000 in the aggregate and shall reimburse La Teko as promptly as practicable after such amount becomes payable for all out-of-pocket costs up to a maximum of Cdn$100,000, plus a maximum of Cdn$75,000 with respect to the fees connected with obtaining the fairness opinion (collectively, the "La Teko Expenses") incurred by La Teko in connection with the negotiation, preparation, execution and delivery of this Agreement and the preparations to complete the Arrangement including, without limitation, the fees and expenses of La Teko's Advisors. In the event that La Teko terminates this Agreement pursuant to
Section 10.02(b), then Kinross shall promptly (but not later than the first Business Day following termination) reimburse La Teko for the La Teko Expenses. The amount of La Teko Expenses payable in accordance with this Section 10.04 shall be the amount set forth in an estimate delivered by La Teko at the time La Teko Expenses become payable subject to upward or downward adjustment as provided in the next sentence. In the event that La Teko's actual out-of-pocket costs exceed such estimate, the amount of any such excess shall be payable upon demand, and in the event that La Teko's actual costs are less than the amount of such estimate, La Teko shall promptly refund such lesser amount. If Kinross certifies to La Teko that Kinross reasonably believes that within two days the La Teko Expenses will become payable hereunder, then La Teko shall immediately provide Kinross with its best estimate of the La Teko Expenses. For greater certainty it is understood that the La Teko Expenses will not exceed Cdn.$100,000 plus a maximum of Cdn.$75,000 with respect to fees connected with obtaining the fairness opinion of Goepel.

         Any obligation to pay the La Teko Termination Fee and La Teko Expenses is not intended by any Party as a penalty nor is it intended to limit La Teko's right to such recovery of other damages it may sustain as a result of any breach by Kinross of this Agreement.

                                   ARTICLE XI

                                  MISCELLANEOUS

SECTION 11.01     FURTHER ACTIONS

         From time to time, as and when requested by any Party, the other Parties shall execute and deliver, and use all reasonable efforts to cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may reasonably requested in order to:

         (a)      carry out the intent and purposes of this Agreement;

         (b)      effect the Arrangement (or to evidence the foregoing); and

         (c) consummate and give effect to the other transactions, covenants, and agreements contemplated by this Agreement.

SECTION 11.02     EXPENSES

         Except as otherwise specifically provided herein, La Teko, Kinross and LT Acquisition shall each bear their own legal fees and other costs and expenses with respect to the negotiation, execution, and the delivery of this Agreement and the consummation of the Arrangement.

SECTION 11.03     ENTIRE AGREEMENT

         This Agreement, which includes the Exhibits hereto and the other documents, agreements, and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire Agreement among the Parties with respect to the Arrangement and, except as expressly provided herein, supersedes all prior arrangements or understandings with respect thereto.

SECTION 11.04     DESCRIPTIVE HEADINGS

         The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

SECTION 11.05     NOTICES

         All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by telecopier, nationally recognized over-night courier, or registered or certified mail, postage prepaid, addressed as follows:

         (a)      If to La Teko:

                  625 Howe Street
                  Suite #500
                  Vancouver, B.C.   V6C 2T6

                  Attention:        Gerald G. Carlson, President

                  Telephone:        (604) 688-0833
                  Fax:              (604) 688-0835

                  with a copy to:

                  Gordon J. Fretwell Law Corporation
                  Suite #1040
                  1055 West Hastings Street
                  Vancouver, B.C.   V6E 2E9

                  Attention:        Gordon J. Fretwell

                  Telephone:        (604) 689-1280
                  Fax:              (604) 689-1288

         (b)      If to Kinross or LT Acquisition:

                  5700 Scotia Plaza
                  40 King Street West
                  Toronto, Ontario   M5H 3Y2

                  Attention:        Chairman

                  Telephone:        (416) 365-5123
                  Fax:              (416) 363-6622

                  with a copy to:

                  Smith Lyons
                  5800 Scotia Plaza
                  40 King Street West
                  Toronto, Ontario   M5H 3Y2

                  Attention:        Cameron Mingay

                  Telephone:        (416) 369-7200
                  Fax:              (416) 369-7250

         Any such notices or communications shall be deemed to have been received: (i) if delivered personally or sent by telecopier (with transmission confirmed) or nationally recognized overnight courier, on the date of such delivery; or (ii) if sent by registered or certified mail, on the third Business Day following the date on which such mailing was postmarked. Any Party may by notice change the address to which notices or other communications to it are to be delivered or mailed.

SECTION 11.06     GOVERNING LAW

         (a) This Agreement shall be governed by and construed in accordance with the Laws of the Province of Ontario (other than the choice of law principles thereof), except that any representations and warranties with respect to real and tangible property shall be governed by and construed in accordance with the Laws of the jurisdiction where such property is situated if other than in the Province of Ontario.

         (b) Any action, suit, or other proceeding initiated by La Teko, Kinross or LT Acquisition against the other under or in connection with this Agreement may be brought in any federal or provincial court in the Province of Ontario, as the Party bringing such action, suit, or proceeding shall elect, having jurisdiction over the subject matter thereof, La Teko, Kinross and LT Acquisition hereby submit themselves to the jurisdiction of any such court for the purpose of any such action.

SECTION 11.07     ASSIGNABILITY

         This Agreement shall be binding upon and shall enure to the benefit of and be enforceable by the Parties and their respective successors and assigns, provided that this Agreement shall not be assignable otherwise than by operation of law by any Party without the prior written consent of the other Parties, and any purported assignment by any Parties without the prior written consent of the other Party shall be void.

SECTION 11.08     EMPLOYEE BENEFIT PLAN

         Nothing in this agreement shall be construed so as to limit the right of any Kinross Group Member to amend, modify merge, consolidate, terminate or replace the Employee Plans maintained by any of them, in whole or in part, at any time at or following the Closing Date, provided that no such amendment, modification, merger, consolidation, termination or replacement shall operate to reduce the vested benefits under such plans accrued to the date of such amendment, modification, merger, consolidation, termination or replacement.

SECTION 11.09     REMEDIES

         The Parties acknowledge that the remedy at law for any breach of the obligations undertaken by the Parties is and shall be insufficient and inadequate and that the Parties shall be entitled to equitable relief, in addition to remedies at law. In the event of any action to enforce the provisions of this Agreement, each of the Parties waive the defense that there is an adequate remedy at law. The Parties acknowledge that the La Teko Shares and Kinross Shares are unique. Without limiting any remedies any Party may otherwise have, in the event any other Party refuses to perform its obligations under this Agreement, the Parties shall have, in addition to any other remedy at law or in equity, the right to specific performance.

SECTION 11.10     WAIVERS AND AMENDMENTS

         Any waiver of any term or condition of this Agreement, or any amendment or supplementation of this Agreement, shall be effective only if in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit, or waive a Party's rights thereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

SECTION 11.11     KNOWLEDGE

         Whenever used in this Agreement, the terms "best knowledge" or "known" shall mean, with respect to any matter in question, if an executive officer of La Teko or Kinross, as the case may be, has actual knowledge of such matter or, as the context so requires, does not have actual knowledge of such matter, in each case based on such person's actual awareness after due investigation.

SECTION 11.12     ILLEGALITIES

         In the event that any provision contained in this Agreement shall be determined to be invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and the remaining provisions of this Agreement shall not, at the election of the Party for whose benefit the provision exists, be in any way impaired.

SECTION 11.13     CURRENCY

         Except as otherwise set forth herein, all references to amounts of money in this Agreement are to United States Dollars.

SECTION 11.14     COUNTERPARTS

         This Agreement may be executed by facsimile and in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all the parties reflected hereon as signatories.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the day and year first above written.


                            KINROSS GOLD CORPORATION


                            By:      /Robert M. Buchan/
                                     Name:  Robert M. Buchan
                                     Title: Chairman and Chief Executive Officer




                            LT ACQUISITION INC.


                            By:      /John W. Ivany/
                                     Name:  John W. Ivany
                                     Title: President




                            LA TEKO RESOURCES LTD.


                            By:      /Gerald G. Carlson/
                                     Name:  Gerald G. Carlson
                                     Title: President

                                  SCHEDULE "A"

                               CERTAIN DEFINITIONS

         "1997 La Teko Financial Statements" shall mean the audited consolidated balance sheet of La Teko and its subsidiaries as of December 31, 1997, with the related audited consolidated statements of income and retained deficits and of cash flows for the fiscal year ended as of such date (together with the related notes and schedules thereto), which financial statements contain a letter from Bedford Curry & Co. reporting thereon.

         "1997 Kinross Financial Statements" shall mean the audited consolidated balance sheet of the Kinross Group as of December 31, 1997, with the related audited consolidated statements of income and retained deficits and of cash flows for the fiscal year ended as of such date (together with the related notes and schedules thereto), which financial statements contain a letter from reporting Deloitte & Touche thereon.

         "Advisers" when used with respect to any Person shall mean such Person's directors, officers, employees, representatives, agents, counsel, accountants, advisers, engineers, and consultants.

         "Affiliate" shall mean as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and grandchildren) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of the management or policies (whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise).

         "Agreement" shall mean this Arrangement Agreement, as it may be amended or supplemented at any time and from time to time after the date hereof.

         "Arrangement" means the share exchange by way of arrangement of the Arranging Corporations pursuant to Section 252 of the BCCA as contemplated by the provisions of this Agreement and the Plan of Arrangement.

         "Arranging Corporations" means Kinross, LT Acquisition and La Teko.

         "Average Closing Price" shall have the meaning ascribed in Section
1.07.

         "BCCA" means the Company Act (British Columbia).

         "Business Day" shall mean any day on which commercial banks are not authorized or required to close in Toronto, Ontario, Canada and New York, New York, U.S.A.

         "Canadian GAAP" shall mean generally accepted accounting principles in Canada, consistently applied.

         "Canadian Securities Laws" means the Securities Act (or equivalent legislation) in each of the Provinces of Canada and the respective regulations under such legislation together with applicable published policy statements, national instruments and memoranda of understanding of the Canadian Provincial Securities Administrators and the securities regulatory authorities in such provinces.

         "Canadian Securities Regulatory Authorities" means the Ontario and British Columbia Securities Commission.

         "Certificate" shall have the meaning ascribed in Section 1.09(a).

         "Closing" shall mean the consummation of the Arrangement in accordance with the provisions of this Agreement.

         "Closing Date" shall mean the date on which the Closing occurs.

         "Competing Proposal" shall have the meaning ascribed in Section 4.08.

         "Contract" shall mean any contract, lease, agreement, instrument, license, commitment, order, or quotation, written or oral.

         "Court" means the Supreme Court of British Columbia.

         "Effective Date" shall mean the date the Registrar accepts the Final Order for filing.

         "Employee Plans" shall mean all plans, arrangements, agreements, programs, policies or practices, whether oral or written, formal or informal, funded or unfunded, maintained for employees, including, without limitation:

         (a) any employee benefit plan (as defined in Section 3(3) of ERISA) or material fringe benefit plan (as defined in Section 6039D of the Tax Code);

         (b) any retirement savings plan, pension plan or compensation plan, including, without limitation, any defined benefit pension plan, defined contribution pension plan, group registered retirement savings plan or supplemental pension or retirement income plan;

         (c) any bonus, profit sharing, deferred compensation, incentive compensation, stock compensation, stock purchase, hospitalization, health, drug, dental, legal disability, insurance (including without limitation unemployment insurance), vacation pay, severance pay or other benefit plan, arrangement or practice with respect to employees or former employees, individuals working on contract, or other individuals providing services of a kind normally provided by employees; and

         (d) where applicable, all statutory plans, including, without limitation, the Canada Pension Plan.

         "Environmental Condition" shall mean and include the generation, discharge, emission, or release into the environment (including without limitation ambient air, surface water, groundwater or land), spill, receiving, handling, use, storage, containment, treatment, transportation, shipment or disposition prior to the Closing of any Hazardous Substance by any Person (or their predecessors) as to which Remedial Action required under any Environmental Laws or as to which any Liability is currently or in the future imposed on any Person based on the actions or omissions prior to the Closing of any Person (or their predecessors) with respect to any Hazardous Substance or reporting with respect thereto.

         "Environmental Laws" shall mean Laws regulating or pertaining to the generation, discharge, emission or release into the environment (including without limitation ambient air, surface water, groundwater or land), spill, receiving, handling, use, storage, containment, treatment, transportation, shipment, disposition or remediation or clean-up of any Hazardous Substance, as such Laws are amended and in effect as of the date hereof, including without limitation the following Laws of the United States: the Clean Air Act; the Clean Water Act; the Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Resource Conservation and Recovery Act of 1976; and the Toxic Substances Control Act.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exchange Agent" shall have the meaning ascribed in Section 1.09(a).

         "Exchange Fund" shall have the meaning ascribed in Section 1.09(a).

         "Exchange Ratio" shall have the meaning ascribed in Section 1.04.

         "Final Order" means the final order of the Court made in connection with the approval of the Arrangement and the fairness of the terms and conditions thereof following the application therefor contemplated by
Section 1.02.

         "Foreign Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America primarily for the benefit of employees residing outside the United States of America, which plan, fund or other similar program: (a) provides for retirement income or other employee benefits for such employees or a deferral of income for such employees in contemplation of retirement; and (b) is not subject to ERISA or the Tax Code where applicable. "Foreign Plans" shall include, without limitation, the Canada or Quebec Pension Plans.

         "Goepel" means Goepel McDermid Inc., financial adviser to La Teko in connection with the Arrangement.

         "Government" shall mean:

         (a) the government of the United States, Canada, or any other country;

         (b) the government of any state, province, county, municipality, city, town, or district of the United States, Canada, or any other country; and any multi-county district; and

         (c) any ministry, agency, department, authority, commission, administration, corporation, bank, court, magistrate, tribunal, arbitrator, instrumentality, or political subdivision of, or within the geographical jurisdiction of, any government described in the foregoing clauses (a) and (b).

         "Governmental" shall mean pertaining to any Government.

         "Hazardous Substance" shall include petroleum products, hazardous substances, hazardous waste, or hazardous materials, or pollutants or contaminants, as such terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Resource

Conservation and Recovery Act of 1976; or any other Environmental Law (including any foreign Environmental Law); all as amended and in effect as of the date hereof.

         "Income Tax" shall mean any Tax based on or measured by income (including without limitation any Tax based on or measured by net income, gross income, income as specifically defined, earnings, profits or selected items of income, earnings or profits); and any interest, Penalties and additions to tax with respect to any such tax (or any estimate or payment thereof).

         "Interim Kinross Balance Sheet" shall mean the unaudited consolidated balance sheet included in the Interim Kinross Financial Statements.

         "Interim Kinross Financial Statements" shall mean the unaudited financial statements of Kinross dated as of September 30, 1998.

         "Interim La Teko Balance Sheet" shall mean the unaudited consolidated balance sheet included in the Interim La Teko Financial Statements.

         "Interim La Teko Financial Statements" shall mean the unaudited financial statements of La Teko dated as of September 30, 1998.

         "Interim Order" means the interim order of the Court made in connection with the approval of the Arrangement following the application therefor contemplated in Section 1.02 as the same may be amended, supplemented or varied by the Court.

         "Kinross Disclosure Letter" means the letter dated the date of this Agreement and delivered by Kinross to La Teko concurrent with the execution of this Agreement.

         "Kinross Group" shall mean and include Kinross and the other Kinross Group Members.

         "Kinross Group Member" shall mean and include Kinross, LT Acquisition and any corporation, partnership or company in which Kinross beneficially owns or controls, directly or indirectly, more than 50% of the equity, voting rights, profit interest, capital or other similar interest thereof or any joint venture in which Kinross has an interest and which in each case: (a) owns or operates producing properties or properties with proven and probable ore reserves with a fair market value of more than $1,000,000; or (b) has cash or other liquid assets with a fair market value of more than $1,000,000.

         "Kinross Preferred Shares" means the redeemable, retractable preferred shares of Kinross.

         "Kinross SEC Documents" shall have the meaning ascribed in
Section 3.03.

         "Kinross Securities Documents" shall have the meaning ascribed in
Section 3.03.

         "Kinross Shares" shall have the meaning ascribed in the Recitals.

         "La Teko Disclosure Letter" means a letter dated the date of this Agreement and delivered by La Teko to Kinross concurrently with the execution of this Agreement.

         "La Teko Group" means La Teko, the La Teko Subsidiaries and any corporation, partnership, company, joint venture and other entity in which La Teko has an interest in, beneficially owns or controls, directly or indirectly equity, voting rights, profit interests, capital or other similar interest thereof.

         "La Teko Group Employee Plan" shall have the meaning ascribed in
Section 2.08.

         "La Teko Nevada" means La Teko Resources, Inc.

         "La Teko SEC Documents" shall have the meaning ascribed in
Section 2.03.

         "La Teko Securities Documents" shall have the meaning ascribed in
Section 2.03.

         "La Teko Shares" shall have the meaning ascribed in the Recitals.

         "La Teko Shareholders' Meeting" shall have the meaning ascribed in
Section 4.06.

         "La Teko Stock Option" means an option granted pursuant to the La Teko Stock Option Plan which is outstanding as of the Effective Time.

         "La Teko Stock Option Plan" means the stock option plan of La Teko in effect on the date hereof.

         "La Teko Subsidiaries" shall mean and include La Teko Nevada and Ryan Lode Mines Inc.

         "La Teko Warrants" means the 2,133,000 common share purchase warrants to acquire 2,133,000 La Teko Shares at a price of US$1.05 per share on or before May 1, 1999 and at a price of US$1.25 per share on or before May 1, 2000, and the 200,000 common share purchase warrants to acquire 200,000 common shares at a price of US$1.05 per share on or before June 18, 1999 and at a price of US$1.25 per share on or before June 18, 2000.

         "Law" shall mean any of the following of, or issued by, any Government, in effect on or prior to the date hereof, including any amendment, modification or supplementation of any of the following from time to time subsequent to the original enactment, adoption, issuance, announcement, promulgation or granting thereof and prior to the date hereof: any statute, law, act, ordinance, code, rule or regulation of any writ, injunction, award, decree, judgment or order.

         "Liability" of any Person shall mean and include:

         (a) any right against such Person to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured;

         (b) any right against such Person to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to any equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured; and

         (c) any obligation of such Person for the performance of any covenant or agreement (whether for the payment of money or otherwise).

         "Liens" shall mean liens, encumbrances, licenses, claims, security interests, mortgages, pledges, charges, escrows, options or rights of first refusal or offer.

         "Material Adverse Change" or "Material Adverse Effect" shall mean, with respect to La Teko, Kinross, the La Teko Group or the Kinross Group a material adverse change in, or material adverse effect on, the business, properties, assets, liabilities, results of operations or financial condition of the La Teko Group or Kinross Group (as applicable) taken as a whole. The foregoing shall not include any change or effect attributable to changes in the economy (of the United States, Canada, or any other country) generally, changes in the industries in which the La Teko or Kinross Group engages, changes in metal prices or seasonality of the businesses of the La Teko or Kinross Group.

         "Material Tangible Personal Property" shall mean any item of machinery, equipment or apparatus which is or may be used in the conduct of exploration or mining activities which has a book value of at least $250,000.

         "Non-Breaching Party" shall have the meaning ascribed in Section 10.02.

         "OBCA" shall mean the Business Corporations Act (Ontario).

         "OSC" means the Ontario Securities Commission.

         "Parties" and "Party" means the parties to this Agreement.

         "Penalty" shall mean any civil or criminal penalty (including any interest thereon), fine, levy, lien, assessment, charge, monetary sanction or payment, or any payment in the nature thereof, of any kind, required to be made to any Government under any Law.

         "Permitted Liens" shall mean Liens arising out of the ordinary course of business which do not, individually or in the aggregate, materially detract from the use, value or enjoyment (in the ordinary course of business as presently conducted) of the assets which are the subject of such Liens.

         "Person" shall mean any corporation, partnership, limited liability company or partnership, joint venture, trust, unincorporated association or organization, business, enterprise or other entity; any individual; and any Government.

         "Plan of Arrangement" means the plan of arrangement attached to this Agreement as Exhibit 1, as amended from time to time.

         "Proxy Statement" shall have the meaning ascribed in Section 6.02.

         "Registrar" means the Registrar of Companies or other duly authorized person performing duties as registrar under the Company Act.

         "Remedial Action" shall mean any investigation, feasibility study, monitoring, testing, sampling, removal (including without limitation removal of underground storage tanks), restoration, clean-up, remediation, collective action, closure, site restoration, remedial response or remedial work with respect to any Environmental Condition.

 .        "SEC" shall mean the Securities and Exchange Commission of the United
States.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Securities Act Affiliate" shall mean any affiliate of a Person for purposes of Rule 145 of the Securities Act.

         "Subsidiary" shall mean, with respect to a specified corporation, any corporation of which more than fifty per cent (50%) of the outstanding shares ordinarily entitled to elect a majority of the Board of Directors thereof (whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency) are at the time owned directly or indirectly by such specified corporation, and shall include any corporation in like relation to a subsidiary.

         "Substitute Option" shall have the meaning ascribed to such term in
Section 1.06.

         "Substitute Warrant" shall have the meaning ascribed to such term in
Section 1.06(c).

         "Tax" shall mean any tax, duty, fee, premium, impost, dues, rates, withholdings, levy, charge or assessment imposed by or due any Government, together with any interest, Penalties, and additions to tax relating thereto, including without limitation, any of the following:

         (a)      any Income Tax;

         (b) any franchise, sales, use, value-added or goods and services tax or any license or withholding tax; any payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, alternative or add-on minimum tax; any capital tax; and any customs duties or other taxes;

         (c)      any "trust fund" tax under Subtitle C, Chapter 24A of the Tax
                  Code;

         (d) any tax on property (real or personal, tangible or intangible, based on transfer or gains);


         (e) any estimate or payment of any of tax described in the foregoing clauses (a) through (d); and

         (f) any interest, Penalties and additions to tax with respect to any tax (or any estimate or payment thereof) described in the foregoing clauses (a) through (e).

         "Tax Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Tax Return" shall mean all returns, amended returns and reports (including elections, designations, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority.

         "Termination Date" shall have the meaning ascribed to such term in
Section 10.02(e).

         "Termination Fee" shall have the meaning ascribed in Section 10.03.

         "Transaction Agreement" shall have the meaning ascribed in
Section 4.08.

         "TSE" means The Toronto Stock Exchange.

         "US GAAP" shall mean generally accepted accounting principles in the United States consistently applied.

         "VSE" means the Vancouver Stock Exchange.

                                  EXHIBIT 4.06

               FORM OF AFFILIATE LETTER FOR AFFILIATES OF LA TEKO



                                     [Date]

Kinross Gold Corporation
5700 - 40 King Street West
Toronto, Ontario

Attention: President

Ladies and Gentlemen:

                  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of La Teko Resources Ltd., a British Columbia company (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Arrangement Agreement dated as of November 16, 1998 (the "Arrangement Agreement"), among Kinross Gold Corporation, an Ontario corporation ("Kinross"), LT Acquisition Inc., a British Columbia company and a wholly-owned subsidiary of Kinross ("LT Acquisition") and the Company, the common shares of the Company (the "Company Shares") will be exchanged with LT Acquisition for common shares of Kinross (the "Kinross Shares") by way of arrangement (the "Arrangement"). Capitalized terms used in this letter without definition shall have the meanings assigned to them in the Arrangement Agreement.

                  As a result of the Arrangement, I may receive the Kinross Shares in exchange for Company Shares, owned by me or purchasable upon exercise of stock options.

1. I represent, warrant and covenant to Kinross that in the event I am an affiliate and I receive any Kinross Shares as a result of the
         Arrangement:

         (a) I shall not make any sale, transfer or other disposition of any Kinross Shares in violation of the Act or the Rules and Regulations.

         (b) I have carefully read this letter and the Arrangement Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Kinross Shares, to the extent I felt necessary, with my counsel or counsel for the Company.

         (c) I have been advised that the Kinross Shares have been issued to me pursuant to an exemption under the Act. However, I have also been advised that, because at the time the Arrangement is submitted for approval by the shareholders of the Company, (i) I may be deemed to be an affiliate of the Company; and (ii) the sale, transfer or other distribution by me of the Kinross Shares has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Kinross Shares issued to me in the Arrangement unless: (A) such sale, transfer or other disposition is made in conformity with the volume limitations and other conditions of Rule 145 promulgated by the Commission under the Act (provided that I deliver to Kinross customary letters of representation from myself and my broker); (B) such sale, transfer or other disposition has been registered under the Act; or (C) in the opinion of counsel reasonably acceptable to Kinross, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

         (d) I understand that Kinross is under no obligation to register the sale, transfer or other disposition of any Kinross Shares by me or on my behalf under the Act or, except as provided in paragraph 2(a) below, to take any other action necessary in order to make compliance with an exemption from such registration available.

         (e) I also understand that there will be placed on the certificate for the Kinross Shares issued to me, or any substitutions therefor, a legend stating in substance:

                           "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED NOVEMBER 16, 1998 AMONG THE REGISTERED HOLDER HEREOF, LA TEKO RESOURCES LTD. ("LA TEKO"), LT ACQUISITION INC. AND KINROSS GOLD CORPORATION ("KINROSS"), A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF EACH OF LA TEKO AND KINROSS."

         (f) I also understand that unless a sale, transfer or other disposition is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Kinross reserves the right to put the following legend on the certificates issued to my transferee:

                           "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

         (g) Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

2. By Kinross' acceptance of this letter, Kinross hereby agrees with me as follows:

         (a) For so long as and to the extent necessary to permit me to sell the Kinross Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Kinross shall (i) use its reasonable best efforts to (A) file, on a timely basis, all reports and data required to be filed with the commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended the ("1934 Act"), and (B) furnish to me upon request a written statement as to whether Kinross has complied with such reporting requirements during the 12 months preceding any proposed sale of Kinross Shares by me under Rule 145, and (ii) otherwise use all reasonable efforts to permit such sales pursuant to Rule 145 and Rule
                  144. Kinross has filed all reports required to be filed with the Commission under Section 13 of the 1934 Act during the preceding 12 months.

         (b) It is understood and agreed that certificates with the legends set forth in paragraphs and above will be substituted by delivery of certificates without such legend if (i) one year shall have elapsed from the date the undersigned acquired the Kinross Shares received in the Arrangement and the provisions of Rule 145(d)(2) are then available to the undersigned; (ii) two years shall have elapsed from the date the undersigned acquired the Kinross Shares received in the Arrangement and the provisions of Rule 145(d)(3) are then applicable to the undersigned; or (iii) Kinross has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Kinross, or a "no action" letter obtained by the undersigned form the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned. The reasonable fees of such counsel shall be paid by Kinross.

                                                Very truly yours,






                                                --------------------------------
                                                Name




                                       Agreed and accepted this o
                                       day of o, 1999, by

                                                KINROSS GOLD CORPORATION


                                       By:
                                                --------------------------------
                                                Name:
                                                Title:

                                   EXHIBIT 1

                          TO THE ARRANGEMENT AGREEMENT
                   DATED AS OF THE 16TH DAY OF NOVEMBER, 1998
                         AMONG KINROSS GOLD CORPORATION,
                               LT ACQUISITION INC.
                                       AND
                             LA TEKO RESOURCES LTD.

                      PLAN OF ARRANGEMENT UNDER SECTION 252
                      OF THE COMPANY ACT (BRITISH COLUMBIA)
                        R.S.B.C. 1996, C. 62, AS AMENDED




                                  ARTICLE ONE

                         DEFINITIONS AND INTERPRETATION

Section 1.01 Definitions: In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following capitalized words and terms shall have the following meanings:


         (a) "Arrangement Agreement" means the arrangement agreement dated as of the 16th day of November, 1998 between Kinross and La Teko to which this Plan of Arrangement is attached as Exhibit 1;


         (b) "Arrangement" means the arrangement pursuant to Section 252 of the BCCA on the terms and conditions set forth in this Plan of Arrangement;

         (c) "Average Closing Price" shall equal the arithmetic average closing price of the Kinross Shares on the New York Stock Exchange Composite Tape (as reported by The Wall Street Journal or, if not reported thereby, any authoritative source) for the ten consecutive trading days ending on the third trading day immediately preceding the Effective Date;

         (d)      "BCCA" means the Company Act (British Columbia);

         (e)      "Court" means the Supreme Court of British Columbia;

         (f) "Dissent Right" means the right of dissent and appraisal pursuant to Article 5 hereof;

         (g) "Dissenting Shareholder" means a La Teko Shareholder who has delivered a Notice of Dissent pursuant to Article Five;

         (h) "Effective Date" means the date on which a certified copy of the Final Order giving effect to the Arrangement has been accepted for filing by the Registrar under the provisions of the BCCA;

         (i) "Effective Time" means 12:01 a.m. (Vancouver time) on the Effective Date;

         (j) "Exchange Agent" means Montreal Trust Company of Canada at its principal offices in Toronto;

         (k) "Exchange Ratio" shall have the meaning ascribed to such term in Section 3.01(a);

         (l) "Final Order" means the final order of the Court approving the Arrangement;

         (m)      "Kinross" means Kinross Gold Corporation;

         (n) "Kinross Shares" means the common shares which Kinross is authorized to issue, as the same are constituted on the date hereof;

         (o)      "La Teko" means La Teko Resources Ltd.;

         (p) "La Teko Nevada" means La Teko Resources, Inc., a wholly-owned subsidiary of La Teko;

         (q) "La Teko Shareholders" means the holders of La Teko Shares on the Effective Date;

         (r) "La Teko Shares" means the issued and outstanding common shares of La Teko on the Effective Date;

         (s) "La Teko Stock Option" means an option granted pursuant to the La Teko Stock Option Plan which is outstanding as of the Effective Time;

         (t) "La Teko Stock Option Plan" means the stock option plan of La Teko in effect on the date hereof;

         (u) "La Teko Warrants" means the warrants issued and outstanding as of the Effective Date entitling the holder thereof to purchase La Teko Shares;

         (v) "LT Acquisition" means LT Acquisition Inc., a wholly-owned Subsidiary of Kinross;

         (w) "LT Acquisition Shares" means the common shares which LT Acquisition is authorized to issue, as the same are constituted on the date hereof;

         (x) "Meeting" means the extraordinary general meeting of La Teko Shareholders convened to approve the Arrangement including any adjournment thereof;

         (y)      "Notice of Dissent" means the notice described in Section
                  5.02 hereof;

         (z) "Objecting Dissenting Shareholder" shall have the meaning ascribed to such term in Section 5.09;

         (aa)     "Registrar" means the Registrar of Companies under the BCCA;

         (bb) "Securities Act" means the United States Securities Act of 1933, as amended;

         (cc) "Substitute Option" shall have the meaning ascribed to such term in Section 3.01(c);

         (dd) "Substitute Warrant" shall have the meaning ascribed to such term in Section 3.01(d).

Interpretation Not Affected by Headings: The division of this Plan of Arrangement into articles, sections, subsections, paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement. Unless otherwise specifically indicated, the terms "this Plan of Arrangement", "hereof", "herein", "hereunder" and similar expressions refer to this Plan of Arrangement as a whole and not to any particular article, section, subsection, paragraph or subparagraph and include any agreement or instrument supplementary or ancillary hereto.

Section 1.02 Number and Gender: Unless the context otherwise requires, words importing the singular number only shall include the plural and vice versa, words importing the use of either gender shall include both genders and neuter and words importing persons shall include firms and corporations.

Section 1.03 Meaning: Words and phrases used herein and defined in the BCCA shall have the same meaning herein as in the BCCA unless the context otherwise requires.


                                  ARTICLE TWO

                              ARRANGEMENT AGREEMENT

Section 2.01 Arrangement Agreement: This Plan of Arrangement is made pursuant and subject to the provisions of the Arrangement Agreement.


                                 ARTICLE THREE

                                 THE ARRANGEMENT

Section 3.01 The Arrangement: At the Effective Time the following will occur:

         (a) the La Teko Shares of each La Teko Shareholder (other than Dissenting Shareholders, Kinross and La Teko Nevada) shall be, and be deemed to be, transferred to LT Acquisition and as consideration for each La Teko Share so transferred, LT Acquisition will direct Kinross to issue 0.3776 of a Kinross Share for each La Teko Share (the "Exchange Ratio"). The exchange of such La Teko Shares for Kinross Shares will be made in accordance with Article Four after certificates for such La Teko Shares have been validly surrendered to the Exchange Agent, together with the letter of transmittal specified in Section 4.03, at any time following the Effective Date and up until the end of the prescription period referred to in Section 4.04; and upon receipt thereof by the Exchange Agent, the La Teko Shareholder shall be entitled to receive from the Exchange Agent the applicable Kinross Shares;

         (b) the La Teko Shares of Dissenting Shareholders will be, and be deemed to be, purchased for cancellation by La Teko for an amount to be determined and paid in the manner described in Article Five, unless a Notice of Dissent is withdrawn or the Dissenting Shareholder does not fully comply with the procedures described in Article Five or acts inconsistently therewith, in which case the La Teko Shares for which such Notice of Dissent was delivered will be deemed to be transferred to LT Acquisition in exchange for Kinross Shares on the basis of 0.3776 of a Kinross Share for each such La Teko Share and such Kinross Shares will be delivered to the Dissenting Shareholder after certificates for such La Teko Shares have been validly surrendered to the Exchange Agent, together with a completed letter of transmittal as described in Section 4.03;

         (c) each La Teko Stock Option that is outstanding immediately prior to the Effective Time shall become and represent a fully exercisable option to purchase the number of Kinross Shares (a "Substitute Option") determined by multiplying: (i) the number of La Teko Shares subject to such La Teko Stock Option immediately prior to the Effective Time by (ii) the Exchange Ratio, at an exercise price per Kinross Share (rounded up to the nearest tenth of a cent) equal to the exercise price per La Teko Share immediately prior to the Effective Time divided by the Exchange Ratio. Kinross shall pay cash to holders of La Teko Stock Options in lieu of issuing fractional Kinross Shares upon the exercise of Substitute Options. As of the Effective Time, each Substitute Option shall be subject to the same terms and conditions as were applicable immediately prior to the Effective Time under the related La Teko Stock Option and the La Teko Stock Option Plan under which it was granted;

         (d) each La Teko Warrant, other than the La Teko Warrants held by Kinross, shall become and represent a fully exercisable warrant to purchase the number of Kinross Shares (a "Substitute Warrant") determined by multiplying: (i) the number of La Teko Shares subject to such La Teko Warrant immediately prior to the Effective Time by (ii) the Exchange Ratio, at an exercise price per Kinross Share (rounded up to the nearest tenth of a cent) equal to the exercise price per La Teko Share immediately prior to the Effective Time divided by the Exchange Ratio. Kinross shall pay cash to holders of La Teko Warrants in lieu of issuing fractional Kinross Shares upon the exercise of Substitute Warrants;

         (e) each La Teko Shareholder shall cease to be a holder of La Teko Shares and the name of each La Teko Shareholder shall be removed from the register of holders of La Teko Shares;

         (f) there shall be allotted and issued to each La Teko Shareholder as fully paid and non-assessable the number of Kinross Shares issuable to such La Teko Shareholder on the basis set forth in subsection (a) hereof, and the La Teko Shareholder's name shall be added to the register of holders of Kinross Shares as the registered holder of such Kinross Shares;

         (g) each La Teko Shareholder shall, subject to Article Four hereof and as soon as reasonably practicable, be entitled to receive a certificate or certificates representing such Kinross Shares and a cheque for such cash as the La Teko Shareholder may be entitled to in respect of a fraction of a Kinross Share;

         (h) LT Acquisition shall become the registered and beneficial holder of the La Teko Shares exchanged for the Kinross Shares;

         (i) LT Acquisition shall be entered on the register of holders of La Teko Shares as the holder of the La Teko Shares so exchanged;

         (j) each La Teko Shareholder who is entitled to a fractional Kinross Share under the Arrangement, will receive in lieu thereof, cash (without interest) in an amount equal to such fractional part of a Kinross Share multiplied by the Average Closing Price; and

         (k) in consideration of the issuance by Kinross of Kinross Shares to effect the Arrangement, LT Acquisition will issue one LT Acquisition Share to Kinross for each Kinross Share so issued and Kinross shall be entered on the register of holders of LT Acquisition as the holder of such LT Acquisition Shares so issued.

Section 3.02 Stated Capital: The amount to be added to the stated capital (or equivalent thereof) of:

         (a)      the LT Acquisition Shares issued to Kinross in accordance with
                  Section 3.01(l) shall be the fair market value of the La Teko Shares transferred to LT Acquisition pursuant to Section 3.01
                  (a); and

         (b) the Kinross Shares issued to the La Teko Shareholders in accordance with Section 3.01(a) shall be the fair market value of the La Teko Shares transferred to LT Acquisition pursuant to Section 3.01(a) less the amount of the cash paid in respect of fractional Kinross Shares.


                                  ARTICLE FOUR

                                  CERTIFICATES

Section 4.01 Certificates: After the Effective Time, certificates formerly representing La Teko Shares which are held by a La Teko Shareholder shall represent only the right to receive certificates representing Kinross Shares and cash in lieu of receiving a fractional Kinross Share.

Section 4.02 Dividends: No dividends or other distributions declared or made with respect to a La Teko Share with a record date after the Effective Date shall be payable or paid to the holder of any unsurrendered certificate or certificates which, immediately prior to the Effective Date, represented outstanding La Teko Shares and such amounts shall instead be paid to LT Acquisition.

Section 4.03 Letter of Transmittal and Fractional Shares: As soon as reasonably practicable after the Effective Date, the Exchange Agent shall forward to each La Teko Shareholder (other than Dissenting Shareholders, Kinross and La Teko Nevada), at the address of such La Teko Shareholder as it appears on the appropriate register for such securities, a letter of transmittal and instructions for obtaining delivery of the certificate or certificates representing the Kinross Shares allotted and issued to such holder pursuant to the Arrangement and any cash due to, La Teko Shareholders under the Arrangement. La Teko Shareholders may take delivery of the certificate or certificates representing the Kinross Shares allotted and issued to them and cash to which they may be entitled pursuant to the Arrangement by delivering the certificates representing the La Teko Shares formerly held by them to the Exchange Agent at the offices indicated in the letter of transmittal. Such certificates shall be accompanied by a duly completed letter of transmittal together with such other documents as the Exchange Agent may require and the certificates representing the Kinross Shares issued to and a cheque for any cash due to such La Teko Shareholder shall be registered in, or made payable to, such name or names and delivered to such address or addresses as such La Teko Shareholder may direct in such letter of transmittal as soon as reasonably practicable after receipt by the Exchange Agent of the required documents.

Section 4.04 Prescription Period: Any certificate, which immediately prior to the Effective Date represented outstanding La Teko Shares which has not been surrendered, with all other instruments required by this Article, on or prior to the 6th anniversary of the Effective Date shall, as and from the Effective Date cease to represent any claim or interest of any kind or nature as against it or against La Teko, Kinross or the Exchange Agent.

                                  ARTICLE FIVE

                         RIGHTS OF DISSENT AND APPRAISAL

Section 5.01 Dissent Right: Notwithstanding Section 3.01, holders of La Teko Shares may exercise rights of dissent (the "Dissent Right") in connection with the Arrangement pursuant to the Interim Order and this Article Five.

Section 5.02 Notice of Dissent: A La Teko Shareholder who wishes to exercise a Dissent Right must give written notice of dissent ("Notice of Dissent") to La Teko by depositing such Notice of Dissent with La Teko, or mailing it to La Teko by registered mail, at its head office at 500-625 Howe Street, Vancouver, British Columbia, V6C 2T6, marked to the attention of the secretary, or by personally serving it on any director or officer of La Teko, in all cases not later than 48 hours before the Meeting. To be valid, a Notice of Dissent must:

         (a) state that the La Teko Shareholder is exercising the Dissent Right; and

         (b) specify the number of La Teko Shares in respect of which the La Teko Shareholder is exercising the Dissent Right which number cannot be less than all of the La Teko Shares held by such Dissenting Shareholder.

Section 5.03 Right of Dissenting Shareholder: The giving of a Notice of Dissent does not deprive a La Teko Shareholder of his or her right to vote at the Meeting on the special resolution approving the Arrangement. A vote against the special resolution or the execution or exercise of a proxy with instructions to vote against the special resolution does not constitute a Notice of Dissent.

Section 5.04 When Dissent Right Not Available: A La Teko Shareholder is not entitled to exercise a Dissent Right with respect to any La Teko Shares if the La Teko Shareholder votes (or instructs or is deemed, by submission of any incomplete proxy, to have instructed his or her proxyholder to vote) in favour of the special resolution approving the Arrangement. However, a La Teko Shareholder may vote as a proxy for a shareholder whose proxy required an affirmative vote, without affecting his or her right to exercise the Dissent Right in respect of the La Teko Shares of which he or she is the registered holder.

Section 5.05 Notice of Implementation: If the special resolution approving the Arrangement is passed and the Arrangement becomes effective, La Teko will, as soon as practicable after the Effective Date, give to each La Teko Shareholder who has delivered a Notice of Dissent, notice of implementation of the Arrangement (a "Notice of Implementation").

Section 5.06 Entitlement to Payment of Fair Value: On receiving a Notice of Implementation in accordance with Section 5.05, the Dissenting Shareholder is entitled to require La Teko to purchase all of the La Teko Shares in respect of which the Notice of Dissent was given and in respect of which such Dissenting Shareholder is the registered holder.

Section 5.07 Demand for Payment of Fair Value: The Dissenting Shareholder may only exercise the right under Section 5.06 by delivering to La Teko at the address specified in Section 5.02 within 5 days after La Teko gives the Notice of Implementation in accordance with Section 5.05:

         (a) a notice that he or she requires La Teko to purchase all of the La Teko Shares owned by such Dissenting Shareholder; and

         (b) the share certificates representing all such La Teko Shares owned by such Dissenting Shareholder,

whereupon the Dissenting Shareholder is bound to sell such La Teko Shares and La Teko is bound to purchase them in accordance with the Notice of Dissent.

Section 5.08 Offer to Pay: If the Arrangement becomes effective, La Teko will be required to determine the fair value of each La Teko Share as of the date before the date on which the special resolution referred to in Article Five was passed and to make a written offer to pay such amount to each Dissenting Shareholder for each La Teko Share held by each such Dissenting Shareholder. If such offer is not made or accepted within 30 days after the Effective Date of the Arrangement, La Teko may apply to the Court to fix the fair value of the La Teko Shares. There is no obligation on La Teko to apply to the Court for such determination. If La Teko fails to make such an application, a Dissenting Shareholder has the right to apply to the Court for such determination within a further 20 days. If an application is made by either party, the Dissenting Shareholder will be entitled to be paid the amount fixed by the Court.

Section 5.09 Application to Court to Fix Fair Value: On an application to the Court,

         (a) all Dissenting Shareholders whose La Teko Shares have not been purchased by La Teko (the "Objecting Dissenting Shareholders") will be joined as parties and will be bound by the decision of the Court,

         (b) La Teko will notify each Objecting Dissenting Shareholder of the date, place and consequences of the application and of his or her right to be heard in person or by counsel, and

         (c) the Court shall fix a fair value for the La Teko Shares of all Objecting Dissenting Shareholders.

Section 5.10 Deemed Notice: Any notice required to be given by La Teko or a Dissenting Shareholder to the other in connection with the exercise of the Dissent Right, will be deemed to have been given and received, if delivered, on the day of delivery, if mailed, on the earlier of the date of receipt or the second business day after the day of mailing, or, if sent by telecopier or other similar form of transmission, the first business day after the date of transmittal.

Section 5.11 Consequences of Exercising Dissent Rights: A holder of La Teko Shares who:

         (a) properly exercises the Dissent Right by complying with all of the procedures (the "Dissent Procedures") required to be complied with by a Dissenting Shareholder or an Objecting Dissenting Shareholder, as the case may be, will:

                  i.       be bound by the provisions of this Article Five,

                  ii. be deemed not to have participated in the Arrangement, and

                  iii. cease to have any rights as a La Teko Shareholder other than the right to be paid the fair value of the La Teko Shares by La Teko in accordance with the Dissent Procedures; or

         (b) seeks to exercise the Dissent Right, but:

                  i. who for any reason does not properly fulfil each of the Dissent Procedures required to be completed by a Dissenting Shareholder or an Objecting Dissenting Shareholder, as the case may be, or

                  ii. subsequent to giving his or her Notice of Dissent, acts inconsistently with such dissent,

                  will be deemed to have participated in the Arrangement on the basis of receiving 0.3776 of a Kinross Share in exchange for each La Teko Share of which such Dissenting Shareholder is the registered holder and will be issued such Kinross Shares as he or she is entitled.


                                  ARTICLE SIX

                                 REFERENCE DATE

Section 6.01 Date of Plan: This Plan of Arrangement is dated for reference November 16th, 1998.

                        APPENDIX A-1 - AMENDMENT NO. 1 TO



                              ARRANGEMENT AGREEMENT



                                      AMONG



                            KINROSS GOLD CORPORATION,



                               LT ACQUISITION INC.



                                       AND



                             LA TEKO RESOURCES LTD.



                                      DATED

                                 JANUARY 8, 1999

                    AMENDMENT NO. 1 TO ARRANGEMENT AGREEMENT


         THIS AGREEMENT dated January  8, 1999 is made

A M O N G:

                                            KINROSS GOLD CORPORATION, an Ontario
                                            corporation ("Kinross");

                                            OF THE FIRST PART


                                            - and -


                                            LT ACQUISITION INC., a British
                                            Columbia company ("LT Acquisition");

                                            OF THE SECOND PART


                                            - and -


                                            LA TEKO RESOURCES LTD., a British
                                            Columbia company ("La Teko");

                                            OF THE THIRD PART


         WHEREAS Kinross, LT Acquisition and La Teko are parties to an Arrangement Agreement dated November 16, 1998 (the "Arrangement Agreement");

         AND WHEREAS Kinross, LT Acquisition and La Teko have agreed to amend the Arrangement Agreement as set forth herein;

         AND WHEREAS the Arrangement will be on the terms and conditions set forth in the amended and restated Plan of Arrangement (the "Amended and Restated Plan of Arrangement") attached hereto as Exhibit 1;

         NOW, THEREFORE, in consideration of the mutual benefits to be derived and the representations and warranties, conditions and promises herein contained, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

SECTION 1.01      DEFINED TERMS

         Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Arrangement Agreement.


                                   ARTICLE II

                                   AMENDMENTS

SECTION 2.01      AMENDMENTS

         The Arrangement Agreement is amended as follows:

         (a) by deleting Section 1.04 in its entirety and substituting the following therefor:

                  "As of the Effective Time, by virtue of the Arrangement and without any action on the part of any holder of La Teko Shares, each outstanding La Teko Share (other than La Teko Shares held by La Teko, La Teko Subsidiaries and Kinross) shall be exchanged with LT Acquisition automatically, for
                  0.44444 of a fully paid and non-assessable Kinross Share (the "Exchange Ratio"). LT Acquisition shall at or immediately following the Effective Time issue one common share of LT Acquisition to Kinross for each La Teko Share outstanding at the Effective Time as consideration for the issue of the Kinross Shares in the Arrangement."; and

         (b) all references to the Plan of Arrangement shall mean the Amended and Restated Plan of Arrangement attached hereto as
                  Exhibit 1.


                                  ARTICLE III

                                     GENERAL

SECTION 3.01      ARRANGEMENT AGREEMENT

         Except as expressly amended or modified herein, the Arrangement Agreement (as amended hereby) shall continue in full force and effect in accordance with the provisions hereof and thereof as in existence on the date hereof. After the date hereof, any reference to the Arrangement Agreement shall mean the Arrangement Agreement as amended by this Agreement.

SECTION 3.02      GOVERNING LAW

         (a) This Agreement shall be governed by and construed in accordance with the Laws of the Province of Ontario (other than the choice of law principles thereof), except that any representations and warranties with respect to real and tangible property shall be governed by and construed in accordance with the Laws of the jurisdiction where such property is situated if other than in the Province of Ontario.

         (b) Any action, suit, or other proceeding initiated by La Teko, Kinross or LT Acquisition against the other under or in connection with this Agreement may be brought in any federal or provincial court in the Province of Ontario, as the Party bringing such action, suit, or proceeding shall elect, having jurisdiction over the subject matter thereof, La Teko, Kinross and LT Acquisition hereby submit themselves to the jurisdiction of any such court for the purpose of any such action.

SECTION 3.03      COUNTERPARTS

         This Agreement may be executed by facsimile and in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all the parties reflected hereon as signatories.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the day and year first above written.


                            KINROSS GOLD CORPORATION


                            By:      "Robert M. Buchan"
                                     Name: Robert M. Buchan
                                     Title: Chairman and Chief Executive Officer




                            LT ACQUISITION INC.


                            By:      "Brian W. Penny"
                                     Name:  Brian W. Penny
                                     Title: Chief Financial Officer




                            LA TEKO RESOURCES LTD.


                            By:      "Gerald G. Carlson"
                                     Name:  Gerald G. Carlson
                                     Title: President

                                    EXHIBIT 1






                          TO THE ARRANGEMENT AGREEMENT
                   DATED AS OF THE 16TH DAY OF NOVEMBER, 1998
                  AS AMENDED AS OF THE 8TH DAY OF JANUARY, 1999
                         AMONG KINROSS GOLD CORPORATION,
                               LT ACQUISITION INC.
                                       AND
                             LA TEKO RESOURCES LTD.

                 AMENDED AND RESTATED PLAN OF ARRANGEMENT UNDER
                SECTION 252 OF THE COMPANY ACT (BRITISH COLUMBIA)
                        R.S.B.C. 1996, C. 62, AS AMENDED




                                  ARTICLE ONE

                         DEFINITIONS AND INTERPRETATION

Section 1.01 Definitions: In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following capitalized words and terms shall have the following meanings:

         (a) "Arrangement Agreement" means the arrangement agreement dated as of the 16th day of November, 1998, as amended by Amendment No. 1 dated as of January 8, 1999, between Kinross and La Teko to which this Plan of Arrangement is attached as Exhibit 1;

         (b) "Arrangement" means the arrangement pursuant to Section 252 of the BCCA on the terms and conditions set forth in this Plan of Arrangement;

         (c) "Average Closing Price" shall equal the arithmetic average closing price of the Kinross Shares on the New York Stock Exchange Composite Tape (as reported by The Wall Street Journal or, if not reported thereby, any authoritative source) for the ten consecutive trading days ending on the third trading day immediately preceding the Effective Date;

         (d)      "BCCA" means the Company Act (British Columbia);

         (e)      "Court" means the Supreme Court of British Columbia;

         (f) "Dissent Right" means the right of dissent and appraisal pursuant to Article 5 hereof;

         (g) "Dissenting Shareholder" means a La Teko Shareholder who has delivered a Notice of Dissent pursuant to Article Five;

         (h) "Effective Date" means the date on which a certified copy of the Final Order giving effect to the Arrangement has been accepted for filing by the Registrar under the provisions of the BCCA;

         (i) "Effective Time" means 12:01 a.m. (Vancouver time) on the Effective Date;

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

         (j) "Exchange Agent" means Montreal Trust Company of Canada at its principal offices in Toronto;

         (k) "Exchange Ratio" shall have the meaning ascribed to such term in Section 3.01(a);

         (l) "Final Order" means the final order of the Court approving the Arrangement;

         (m)      "Kinross" means Kinross Gold Corporation;

         (n) "Kinross Shares" means the common shares which Kinross is authorized to issue, as the same are constituted on the date hereof;

         (o)      "La Teko" means La Teko Resources Ltd.;

         (p) "La Teko Nevada" means La Teko Resources, Inc., a wholly-owned subsidiary of La Teko;

         (q) "La Teko Shareholders" means the holders of La Teko Shares on the Effective Date;

         (r) "La Teko Shares" means the issued and outstanding common shares of La Teko on the Effective Date;

         (s) "La Teko Stock Option" means an option granted pursuant to the La Teko Stock Option Plan which is outstanding as of the Effective Time;

         (t) "La Teko Stock Option Plan" means the stock option plan of La Teko in effect on the date hereof;

         (u) "La Teko Warrants" means the warrants issued and outstanding as of the Effective Date entitling the holder thereof to purchase La Teko Shares;

         (v) "LT Acquisition" means LT Acquisition Inc., a wholly-owned subsidiary of Kinross;

         (w) "LT Acquisition Shares" means the common shares which LT Acquisition is authorized to issue, as the same are constituted on the date hereof;

         (x) "Meeting" means the extraordinary general meeting of La Teko Shareholders convened to approve the Arrangement including any adjournment thereof;

         (y)      "Notice of Dissent" means the notice described in
                  Section 5.02 hereof;

         (z) "Objecting Dissenting Shareholder" shall have the meaning ascribed to such term in Section 5.09;

         (aa)     "Registrar" means the Registrar of Companies under the BCCA;

         (bb) "Securities Act" means the United States Securities Act of 1933, as amended;

         (cc) "Substitute Option" shall have the meaning ascribed to such term in Section 3.01(c);

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

         (dd) "Substitute Warrant" shall have the meaning ascribed to such term in Section 3.01(d).

Section 1.02 Interpretation Not Affected by Headings: The division of this Plan of Arrangement into articles, sections, subsections, paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement. Unless otherwise specifically indicated, the terms "this Plan of Arrangement", "hereof", "herein", "hereunder" and similar expressions refer to this Plan of Arrangement as a whole and not to any particular article, section, subsection, paragraph or subparagraph and include any agreement or instrument supplementary or ancillary hereto.

Section 1.03 Number and Gender: Unless the context otherwise requires, words importing the singular number only shall include the plural and vice versa, words importing the use of either gender shall include both genders and neuter and words importing persons shall include firms and corporations.

Section 1.04 Meaning: Words and phrases used herein and defined in the BCCA shall have the same meaning herein as in the BCCA unless the context otherwise requires.


                                  ARTICLE TWO

                              ARRANGEMENT AGREEMENT

Section 2.01 Arrangement Agreement: This Plan of Arrangement is made pursuant and subject to the provisions of the Arrangement Agreement.


                                 ARTICLE THREE

                                 THE ARRANGEMENT

Section 3.01 The Arrangement: At the Effective Time the following will occur:

         (a) the La Teko Shares of each La Teko Shareholder (other than Dissenting Shareholders, Kinross and La Teko Nevada) shall be, and be deemed to be, transferred to LT Acquisition and as consideration for each La Teko Share so transferred, LT Acquisition will direct Kinross to issue 0.44444 of a Kinross Share for each La Teko Share (the "Exchange Ratio"). The exchange of such La Teko Shares for Kinross Shares will be made in accordance with Article Four after certificates for such La Teko Shares have been validly surrendered to the Exchange Agent, together with the letter of transmittal specified in Section 4.03, at any time following the Effective Date and up until the end of the prescription period referred to in Section 4.04; and upon receipt thereof by the Exchange Agent, the La Teko Shareholder shall be entitled to receive from the Exchange Agent the applicable Kinross Shares;

         (b) the La Teko Shares of Dissenting Shareholders will be, and be deemed to be, purchased for cancellation by La Teko for an amount to be determined and paid in the manner described in Article Five, unless a Notice of Dissent is withdrawn or the Dissenting Shareholder does not fully comply with the procedures described in Article Five or acts inconsistently therewith, in which case the La Teko Shares for which such Notice of

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

                  Dissent was delivered will be deemed to be transferred to LT Acquisition in exchange for Kinross Shares on the basis of
                  0.44444 of a Kinross Share for each such La Teko Share and such Kinross Shares will be delivered to the Dissenting Shareholder after certificates for such La Teko Shares have been validly surrendered to the Exchange Agent, together with a completed letter of transmittal as described in Section 4.03;

         (c) each La Teko Stock Option that is outstanding immediately prior to the Effective Time shall become and represent a fully exercisable option to purchase the number of Kinross Shares (a "Substitute Option") determined by multiplying: (i) the number of La Teko Shares subject to such La Teko Stock Option immediately prior to the Effective Time by (ii) the Exchange Ratio, at an exercise price per Kinross Share (rounded up to the nearest tenth of a cent) equal to the exercise price per La Teko Share immediately prior to the Effective Time divided by the Exchange Ratio. Kinross shall pay cash to holders of La Teko Stock Options in lieu of issuing fractional Kinross Shares upon the exercise of Substitute Options. As of the Effective Time, each Substitute Option shall be subject to the same terms and conditions as were applicable immediately prior to the Effective Time under the related La Teko Stock Option and the La Teko Stock Option Plan under which it was granted;

         (d) each La Teko Warrant, other than the La Teko Warrants held by Kinross, shall become and represent a fully exercisable warrant to purchase the number of Kinross Shares (a "Substitute Warrant") determined by multiplying: (i) the number of La Teko Shares subject to such La Teko Warrant immediately prior to the Effective Time by (ii) the Exchange Ratio, at an exercise price per Kinross Share (rounded up to the nearest tenth of a cent) equal to the exercise price per La Teko Share immediately prior to the Effective Time divided by the Exchange Ratio. Kinross shall pay cash to holders of La Teko Warrants in lieu of issuing fractional Kinross Shares upon the exercise of Substitute Warrants;

         (e) each La Teko Shareholder shall cease to be a holder of La Teko Shares and the name of each La Teko Shareholder shall be removed from the register of holders of La Teko Shares;

         (f) there shall be allotted and issued to each La Teko Shareholder as fully paid and non-assessable the number of Kinross Shares issuable to such La Teko Shareholder on the basis set forth in subsection (a) hereof, and the La Teko Shareholder's name shall be added to the register of holders of Kinross Shares as the registered holder of such Kinross Shares;

         (g) each La Teko Shareholder shall, subject to Article Four hereof and as soon as reasonably practicable, be entitled to receive a certificate or certificates representing such Kinross Shares and a cheque for such cash as the La Teko Shareholder may be entitled to in respect of a fraction of a Kinross Share;

         (h) LT Acquisition shall become the registered and beneficial holder of the La Teko Shares exchanged for the Kinross Shares;

         (i) LT Acquisition shall be entered on the register of holders of La Teko Shares as the holder of the La Teko Shares so exchanged;

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

         (j) each La Teko Shareholder who is entitled to a fractional Kinross Share under the Arrangement, will receive in lieu thereof, cash (without interest) in an amount equal to such fractional part of a Kinross Share multiplied by the Average Closing Price; and

         (k) in consideration of the issuance by Kinross of Kinross Shares to effect the Arrangement, LT Acquisition will issue one LT Acquisition Share to Kinross for each Kinross Share so issued and Kinross shall be entered on the register of holders of LT Acquisition as the holder of such LT Acquisition Shares so issued.

Section 3.02 Stated Capital: The amount to be added to the stated capital (or equivalent thereof) of:

         (a)      the LT Acquisition Shares issued to Kinross in accordance with
                  Section 3.01(k) shall be the fair market value of the La Teko Shares transferred to LT Acquisition pursuant to Section 3.01(a); and

         (b) the Kinross Shares issued to the La Teko Shareholders in accordance with Section 3.01(a) shall be the fair market value of the La Teko Shares transferred to LT Acquisition pursuant to Section 3.01(a) less the amount of the cash paid in respect of fractional Kinross Shares.




                                  ARTICLE FOUR

                                  CERTIFICATES

Section 4.01 Certificates: After the Effective Time, certificates formerly representing La Teko Shares which are held by a La Teko Shareholder shall represent only the right to receive certificates representing Kinross Shares and cash in lieu of receiving a fractional Kinross Share.

Section 4.02 Dividends: No dividends or other distributions declared or made with respect to a La Teko Share with a record date after the Effective Date shall be payable or paid to the holder of any unsurrendered certificate or certificates which, immediately prior to the Effective Date, represented outstanding La Teko Shares and such amounts shall instead be paid to LT Acquisition.

Section 4.03 Letter of Transmittal and Fractional Shares: As soon as reasonably practicable after the Effective Date, the Exchange Agent shall forward to each La Teko Shareholder (other than Dissenting Shareholders, Kinross and La Teko Nevada), at the address of such La Teko Shareholder as it appears on the appropriate register for such securities, a letter of transmittal and instructions for obtaining delivery of the certificate or certificates representing the Kinross Shares allotted and issued to such holder pursuant to the Arrangement and any cash due to, La Teko Shareholders under the Arrangement. La Teko Shareholders may take delivery of the certificate or certificates representing the Kinross Shares allotted and issued to them and cash to which they may be entitled pursuant to the Arrangement by delivering the certificates representing the La Teko Shares formerly held by them to the Exchange Agent at the offices indicated in the letter of transmittal. Such certificates shall be accompanied by a duly completed letter of transmittal together with such other documents as the Exchange Agent may require and the certificates representing the Kinross Shares issued to and a cheque for any cash due to such La Teko Shareholder shall be registered in, or made payable to, such name or names and delivered to such address or addresses as such La Teko Shareholder may direct in such letter of transmittal as soon as reasonably practicable after receipt by the Exchange Agent of the required documents.

Section 4.04 Prescription Period: Any certificate, which immediately prior to the Effective Date represented outstanding La Teko Shares which has not been surrendered, with all other instruments required by this Article, on or prior to the 6th anniversary of the Effective Date shall, as and from the Effective Date cease to represent any claim or interest of any kind or nature as against it or against La Teko, Kinross or the Exchange Agent.

                                  ARTICLE FIVE

                         RIGHTS OF DISSENT AND APPRAISAL

Section 5.01 Dissent Right: Notwithstanding Section 3.01, holders of La Teko Shares may exercise rights of dissent (the "Dissent Right") in connection with the Arrangement pursuant to the Interim Order and this Article Five.

Section 5.02 Notice of Dissent: A La Teko Shareholder who wishes to exercise a Dissent Right must give written notice of dissent ("Notice of Dissent") to La Teko by depositing such Notice of Dissent with La Teko, or mailing it to La Teko by registered mail, at its head office at 500-625 Howe Street, Vancouver, British Columbia, V6C 2T6, marked to the attention of the secretary, or by personally serving it on any director or officer of La Teko, in all cases not later than 48 hours before the Meeting. To be valid, a Notice of Dissent must:

         (a) state that the La Teko Shareholder is exercising the Dissent Right; and

         (b) specify the number of La Teko Shares in respect of which the La Teko Shareholder is exercising the Dissent Right which number cannot be less than all of the La Teko Shares held by such Dissenting Shareholder.

Section 5.03 Right of Dissenting Shareholder: The giving of a Notice of Dissent does not deprive a La Teko Shareholder of his or her right to vote at the Meeting on the special resolution approving the Arrangement. A vote against the special resolution or the execution or exercise of a proxy with instructions to vote against the special resolution does not constitute a Notice of Dissent.

Section 5.04 When Dissent Right Not Available: A La Teko Shareholder is not entitled to exercise a Dissent Right with respect to any La Teko Shares if the La Teko Shareholder votes (or instructs or is deemed, by submission of any incomplete proxy, to have instructed his or her proxyholder to vote) in favour of the special resolution approving the Arrangement. However, a La Teko Shareholder may vote as a proxy for a shareholder whose proxy required an affirmative vote, without affecting his or her right to exercise the Dissent Right in respect of the La Teko Shares of which he or she is the registered holder.

Section 5.05 Notice of Implementation: If the special resolution approving the Arrangement is passed and the Arrangement becomes effective, La Teko will, as soon as practicable after the Effective Date, give to each La Teko Shareholder who has delivered a Notice of Dissent, notice of implementation of the Arrangement (a "Notice of Implementation").

Section 5.06 Entitlement to Payment of Fair Value: On receiving a Notice of Implementation in accordance with Section 5.05, the Dissenting
Shareholder is entitled to require La Teko to purchase all of the La Teko Shares in respect of which the Notice of Dissent was given and in respect of which such Dissenting Shareholder is the registered holder.

Section 5.07 Demand for Payment of Fair Value: The Dissenting Shareholder may only exercise the right under Section 5.06 by delivering to La Teko at the address specified in Section 5.02 within 5 days after La Teko gives the Notice of Implementation in accordance with Section 5.05:

         (a) a notice that he or she requires La Teko to purchase all of the La Teko Shares owned by such Dissenting Shareholder; and

         (b) the share certificates representing all such La Teko Shares owned by such Dissenting Shareholder,

whereupon the Dissenting Shareholder is bound to sell such La Teko Shares and La Teko is bound to purchase them in accordance with the Notice of Dissent.

Section 5.08 Offer to Pay: If the Arrangement becomes effective, La Teko will be required to determine the fair value of each La Teko Share as of the date before the date on which the special resolution referred to in Article Five was passed and to make a written offer to pay such amount to each Dissenting Shareholder for each La Teko Share held by each such Dissenting Shareholder. If such offer is not made or accepted within 30 days after the Effective Date of the Arrangement, La Teko may apply to the Court to fix the fair value of the La Teko Shares. There is no obligation on La Teko to apply to the Court for such determination. If La Teko fails to make such an application, a Dissenting Shareholder has the right to apply to the Court for such determination within a further 20 days. If an application is made by either party, the Dissenting Shareholder will be entitled to be paid the amount fixed by the Court.

Section 5.09 Application to Court to Fix Fair Value: On an application to the Court:

         (a) all Dissenting Shareholders whose La Teko Shares have not been purchased by La Teko (the "Objecting Dissenting Shareholders") will be joined as parties and will be bound by the decision of the Court;

         (b) La Teko will notify each Objecting Dissenting Shareholder of the date, place and consequences of the application and of his or her right to be heard in person or by counsel; and

         (c) the Court shall fix a fair value for the La Teko Shares of all Objecting Dissenting Shareholders.

Section 5.10 Deemed Notice: Any notice required to be given by La Teko or a Dissenting Shareholder to the other in connection with the exercise of the Dissent Right, will be deemed to have been given and received, if delivered, on the day of delivery, if mailed, on the earlier of the date of receipt or the second business day after the day of mailing, or, if sent by telecopier or other similar form of transmission, the first business day after the date of transmittal.

Section 5.11 Consequences of Exercising Dissent Rights: A holder of La Teko Shares who:

         (a) properly exercises the Dissent Right by complying with all of the procedures (the "Dissent Procedures") required to be complied with by a Dissenting Shareholder or an Objecting Dissenting Shareholder, as the case may be, will:

                  i.       be bound by the provisions of this Article Five;

                  ii. be deemed not to have participated in the Arrangement; and

                  iii. cease to have any rights as a La Teko Shareholder other than the right to be paid the fair value of the La Teko Shares by La Teko in accordance with the Dissent Procedures; or

         (b) seeks to exercise the Dissent Right, but:

                  i. who for any reason does not properly fulfil each of the Dissent Procedures required to be completed by a Dissenting Shareholder or an Objecting Dissenting Shareholder, as the case may be; or

                  ii. subsequent to giving his or her Notice of Dissent, acts inconsistently with such dissent,

                  will be deemed to have participated in the Arrangement on the basis of receiving 0.44444 of a Kinross Share in exchange for each La Teko Share of which such Dissenting Shareholder is the registered holder and will be issued such Kinross Shares as he or she is entitled.

                                   APPENDIX B

                             ARRANGEMENT RESOLUTION

                          ARRANGEMENT UNDER SECTION 252
                      OF THE COMPANY ACT (BRITISH COLUMBIA)

BE IT RESOLVED THAT:

1. The arrangement (the "Arrangement") pursuant to section 252 of the Company Act (British Columbia) involving La Teko, Kinross Gold Corporation ("Kinross"), and LT Acquisition Inc., a wholly-owned subsidiary of Kinross ("LT Acquisition"), all as set forth in the plan of arrangement (the "Plan of Arrangement") attached as Exhibit "A" to the arrangement agreement (the "Arrangement Agreement") dated as of November 16, 1998, as amended January 8, 1999, among La Teko, Kinross and LT Acquisition and which is attached as Appendix "A" to the Proxy Circular of La Teko dated January 14, 1999 (the "Circular") accompanying the Notice of Meeting of the holders of Common Shares of La Teko be, and it is hereby authorized, approved and adopted.

2. The Arrangement Agreement, The Actions Of The Directors Of La Teko In Approving The Arrangement And The Actions Of The Officers Of La Teko In Executing And Delivering The Arrangement Agreement Be, And They Are Hereby Confirmed, Ratified, Authorized And Approved.

3. Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the shareholders of the Company or that the Arrangement has been approved by the Supreme Court of British Columbia (the "Court"), the directors of La Teko be, and they are hereby authorized and empowered (i) to amend the Arrangement Agreement or the Plan of Arrangement to the extent permitted by the Arrangement Agreement, and (ii) not to proceed with the Arrangement at any time prior to the acceptance for filing of the final order (the "Final Order") of the Court made in connection with the approval of the Arrangement giving effect to the Arrangement without the further approval of the shareholders of the Company but only if the Arrangement Agreement is terminated in accordance with Section 10 thereof.

4. Any one director or one officer of La Teko be, and is hereby authorized, empowered and instructed, acting for, in the name of and on behalf of La Teko, to execute, under the seal of La Teko or otherwise, and to deliver such documents as are necessary or desirable, and to deliver the Final Order to the Registrar appointed under the Company Act (British Columbia).

5. Any one director or one officer of La Teko be, and is hereby authorized, empowered and instructed, acting for, in the name of and on behalf of La Teko, to execute or cause to be executed, under the seal of La Teko or otherwise, and to deliver or to cause to be delivered, all such documents, agreements and instruments and to do or to cause to be done all such other acts and things as such one director or one officer of La Teko shall determine to be necessary or desirable in order to carry out the intent of the foregoing paragraphs of this resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of such act or thing.

                                   APPENDIX C

                                  INTERIM ORDER

                                                              No. A983447
                                                              VANCOUVER REGISTRY



                    IN THE SUPREME COURT OF BRITISH COLUMBIA

                             LA TEKO RESOURCES LTD.

                                                                      PETITIONER

            RE: IN THE MATTER OF SECTIONS 252-254 OF THE COMPANY ACT,
                         R.S.B.C. 1996, C.62, AS AMENDED

               RE: IN THE MATTER OF A PROPOSED PLAN OF ARRANGEMENT
             AMONG LA TEKO RESOURCES LTD., KINROSS GOLD CORPORATION
                             AND LT ACQUISITION INC.



                                  INTERIM ORDER



BEFORE:                                        )   WEDNESDAY, THE 30TH DAY OF
MASTER DONALDSON                               )   DECEMBER, 1998.


UPON THE EX-PARTE APPLICATION of the Petitioner, La Teko Resources Ltd. (the "Petitioner"), coming on for hearing at Vancouver, British Columbia, on this 30TH day of December, 1998, AND UPON READING the Petition herein dated the 30TH day of December, 1998 and filed; AND UPON READING the Affidavit of Gordon J. Fretwell, sworn December 29TH, 1998, filed herein; AND UPON HEARING Malcolm Maclean, counsel for the Petitioner;

THIS COURT ORDERS:

1. The Petitioner shall be permitted to call, hold and conduct an extraordinary general meeting (the "Meeting") of the shareholders of the Petitioner in Vancouver, British Columbia, within sixty (60) days of the date of this Order to, among other things, consider and, if deemed advisable, to pass by at least three quarters of the votes cast by the shareholders present in person or by proxy at the Meeting, with or without variation, a special resolution approving and adopting, with or

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

     without amendment, an arrangement (the "Arrangement") pursuant to sections 252-254 of the Company Act, R.S.B.C. 1996, C.62, as amended (the "Company Act").

2. The Meeting shall be called, held and conducted in accordance with the provisions of the Company Act and the memorandum and articles of the Petitioner, subject to the terms of this Order.

3. The following documents, substantially in the form attached as Exhibit "B" to the Petition, being:

     (a) the Notice of Extraordinary Meeting of Shareholders of the Petitioner with attachments;

     (b)  the Proxy Circular; and

     (c)  form of proxy;

     (collectively the "Materials") are approved for use in connection with the Meeting, with such amendments thereto as counsel for the Petitioner may advise are necessary or desirable, provided that such amendments are not inconsistent with the terms of this Order.

4. The Materials, the Notice of Hearing of Petition filed herein and this interim Order shall be mailed by pre-paid ordinary mail addressed to all of the shareholders of the Petitioner at their respective addresses as they appear in the register of the shareholders of the Petitioner as at the close of business on January 4TH, 1999, at least 21 days prior to the date of the Meeting, excluding both the day of mailing and the day of the Meeting.

5. The mailing of the Notice of Hearing of Petition and this interim Order to each of the shareholders of the Petitioner shall constitute good and sufficient service of the Notice of Hearing of Petition and the interim Order upon all persons who are entitled to receive such notice of these proceedings and no other form of service need be made, and that such service shall be effective on the fifth day after the Notice of Hearing of Petition and this interim Order are so mailed.

6. Proof of mailing the Materials, the Notice of Hearing of Petition and this interim Order shall be an Affidavit in the name of the person who causes these documents to be mailed.

7. No material other than that contained in the Materials, the Notice of Hearing of Petition and this interim Order needs to be provided to the shareholders of the Petitioner or any other person, in respect of these proceedings and, in particular, service of this Petition, and the accompanying affidavits and additional affidavits as may be filed, is dispensed with. Any shareholder of the Petitioner or any other person affected by these proceedings who files and delivers to the Petitioner an appearance herein, shall be entitled to receive documents filed in these proceedings after the date the appearance is filed and delivered.

8. Mailing of the Materials in accordance with this Order shall, for all purposes, be deemed to be sufficient notice of the Meeting.

9. Once commenced, the Meeting may be adjourned from time to time and no further notice of such adjournment, or the holding of any adjourned meeting or meetings, need be given thereafter unless the period of adjournment is greater than 30 days.

10. The quorum required at the Meeting shall be the quorum required by the Articles of the Petitioner, being three persons present at commencement and holding, or representing by proxy, shares carrying not less than one-twentieth (5%) of the votes entitled to be cast at the Meeting.

11. Notwithstanding that the Company Act does not grant the shareholders of the Petitioner a right to dissent in respect of the Arrangement, the shareholders of the Petitioner shall be entitled to dissent in respect of the Arrangement in accordance with the provisions of the Dissenters' Rights contained in the Materials (and in particular as set out at Article Five of the Plan of Arrangement which is Exhibit 1 to the Arrangement Agreement), and to obtain fair value for their shares of the Petitioner as calculated the last business day before the meeting, so long as such dissenting shareholder does not vote any of his or her shares of the Petitioner in favour of the special resolution, provides written objection to the special resolution and delivered such written objection to the Company approving the adopting the Arrangement in accordance with the Materials no later than 48 hours prior to the date fixed for this meeting, and otherwise complies with the requirements of the terms of the Arrangement and provided that the Arrangement becomes effective.

12. The persons entitled to receive notice of and to attend and vote at the Meeting shall be the shareholders of the Petitioner as recorded in its register of shareholders as at the close of business on January 4TH, 1999.

13. The accidental omission to give notice of the Meeting, or the non-receipt of such notice by one or more persons to whom such notice is to be given as provided in this Order, shall not invalidate any resolution passed or proceedings taken at the Meeting.

14. If the Arrangement, with or without variation, is approved and adopted by a special resolution of the shareholders of the Petitioner at the Meeting then, unless the directors of the Petitioner by resolution determine to abandon the Arrangement and subject to all other conditions to the completion of the Arrangement being met or waived, the Petitioner shall be at liberty to apply to this Court on February 15TH, 1999, or such later date as this Court may on application of the Petitioner direct, for an Order approving the Arrangement for the purpose of effecting the Arrangement by filing a certified copy of the Order with the Registrar of Companies under the Company Act, without further notice to the shareholders of the Petitioner.


AND THIS COURT FURTHER ORDERS that the Petitioner, its shareholders, directors, and auditors have liberty to apply for such further order or orders as may be appropriate.



                                               BY THE COURT



                                               (Signed)
                                               ---------------------------------
                                               District Registrar

                                                              No.
                                                              VANCOUVER REGISTRY

                             IN THE SUPREME COURT OF
                                BRITISH COLUMBIA



                             LA TEKO RESOURCES LTD.

                                                                      PETITIONER



                    RE: IN THE MATTER OF SECTIONS 252-254 OF
                    THE COMPANY ACT, R.S.B.C. 1996, C.62, AS
                                     AMENDED


                     RE: IN THE MATTER OF A PROPOSED PLAN OF
                            ARRANGEMENT AMONG LA TEKO
                          RESOURCES LTD., KINROSS GOLD
                       CORPORATION AND LT ACQUISITION INC.


     -----------------------------------------------------------------------


                                  INTERIM ORDER


     -----------------------------------------------------------------------


                                 DAVIS & COMPANY
                             Barristers & Solicitors

                            2800 - 666 Burrard Street
                           Vancouver, British Columbia
                                 Canada V6C 2Z7
                            Telephone: (604) 687-9444


                     File No. 42311-10000           MOM/sas

                                   APPENDIX D

                          NOTICE OF HEARING OF PETITION

                                                             No. A983447
                                                             VANCOUVER REGISTRY



                    IN THE SUPREME COURT OF BRITISH COLUMBIA



                             LA TEKO RESOURCES LTD.

                                                                      PETITIONER

            RE: IN THE MATTER OF SECTIONS 252-254 OF THE COMPANY ACT,
                         R.S.B.C. 1996, C.62, AS AMENDED

               RE: IN THE MATTER OF A PROPOSED PLAN OF ARRANGEMENT
             AMONG LA TEKO RESOURCES LTD., KINROSS GOLD CORPORATION
                                       AND
                               LT ACQUISITION INC.



                          NOTICE OF HEARING OF PETITION



TO:      The Respondents



         TAKE NOTICE that this Petition will be heard by the presiding Master in Chambers at the Courthouse at 800 Smithe Street, Vancouver, B.C. on the 22ND day of February, 1999 at the hour of 9:45 a.m.



January 11, 1999                       "Malcolm Maclean"
------------------------               ----------------------------------------
Dated                                  Davis & Company (Malcolm Maclean)
                                       Solicitors for the Petitioner


This matter is of a non-contentious nature and we estimate it will take 10 minutes to complete.

                                                              No. A983447
                                                              VANCOUVER REGISTRY

                             IN THE SUPREME COURT OF
                                BRITISH COLUMBIA



                             LA TEKO RESOURCES LTD.

                                                                      PETITIONER



                    RE: IN THE MATTER OF SECTIONS 252-254 OF
                    THE COMPANY ACT, R.S.B.C. 1996, C.62, AS
                                     AMENDED


                     RE: IN THE MATTER OF A PROPOSED PLAN OF
                            ARRANGEMENT AMONG LA TEKO
                          RESOURCES LTD., KINROSS GOLD
                       CORPORATION AND LT ACQUISITION INC.

     -----------------------------------------------------------------------

                          NOTICE OF HEARING OF PETITION

     -----------------------------------------------------------------------


                                 DAVIS & COMPANY
                             Barristers & Solicitors
                                 2800 Park Place
                               666 Burrard Street
                              Vancouver, BC V6C 2Z7

                             Tel. No. (604) 687-9444
                             Fax No. (604) 687-1612


                  File No. 42311-10000             MOM/sas

                                                              NO. A983447
                                                              VANCOUVER REGISTRY

                    IN THE SUPREME COURT OF BRITISH COLUMBIA

                             LA TEKO RESOURCES LTD.

                                                                      PETITIONER

            RE: IN THE MATTER OF SECTIONS 252-254 OF THE COMPANY ACT,
                         R.S.B.C. 1996, C.62, AS AMENDED

               RE: IN THE MATTER OF A PROPOSED PLAN OF ARRANGEMENT
             AMONG LA TEKO RESOURCES LTD., KINROSS GOLD CORPORATION
                             AND LT ACQUISITION INC.



                                      ORDER



BEFORE:                                       )      MONDAY, THE 11TH DAY OF
MASTER TOKAREK                                )      JANUARY, 1999.




         UPON THE EX PARTE APPLICATION of the Petitioner, La Teko Resources Ltd. (the "Petitioner"), coming on for hearing at Vancouver, British Columbia, on this 11TH day of January, 1999, AND UPON READING the Petition herein dated the 30TH day of December, 1998 and filed; AND UPON READING the Affidavit of Gordon
J. Fretwell, sworn January 11TH, 1999, filed herein; AND UPON HEARING Kimberly Turnbull, Articled Student, on behalf of counsel for the Petitioner;

         THIS COURT ORDERS that the hearing for final approval of the plan of Arrangement be set for February 22, 1999 at 9:45 a.m. at 800 Smithe Street, Vancouver, B.C.

                                           BY THE COURT



                                           (Signed)
                                           ------------------------------------
                                           District Registrar

                                                             No. A983447
                                                             VANCOUVER REGISTRY

                             IN THE SUPREME COURT OF
                                BRITISH COLUMBIA



                             LA TEKO RESOURCES LTD.

                                                                      PETITIONER



                    RE: IN THE MATTER OF SECTIONS 252-254 OF
                    THE COMPANY ACT, R.S.B.C. 1996, C.62, AS
                                     AMENDED


                     RE: IN THE MATTER OF A PROPOSED PLAN OF
                            ARRANGEMENT AMONG LA TEKO
                          RESOURCES LTD., KINROSS GOLD
                       CORPORATION AND LT ACQUISITION INC.

     -----------------------------------------------------------------------

                                      ORDER

     -----------------------------------------------------------------------


                                 DAVIS & COMPANY
                             Barristers & Solicitors

                            2800 - 666 Burrard Street
                           Vancouver, British Columbia
                                 Canada V6C 2Z7
                            Telephone: (604) 687-9444



                     File No. 42311-10000           MOM/sas

                          APPENDIX E -- FAIRNESS OPINION



GOEPEL [LOGO]                    Members of:               Investment Dealers
MCDERMID                         Montreal Exchange         Association of Canada
SECURITIES                       Toronto Stock Exchange    Investment Funds
                                 Alberta Stock Exchange    Canadian Investor
                                 Vancouver Stock Exchange  Protection Fund

Goepel McDermid Inc.

P.O. Box 10111
Suite 1100/Pacific Centre
701 West Georgia Street
Vancouver, BC
Canada V7Y 1C6

Tel: 604.661.1777
Fax: 604.661.1790



November 27, 1998

The Special Committee of the
Board of Directors and
The Board of Directors
La Teko Resources Ltd.
Suite 500-625 Howe Street
Vancouver, B.C.
V6C 2T6

Dear Sirs:

INTRODUCTION

We understand that La Teko Resources Ltd. ("La Teko") and Kinross Gold Corporation ("Kinross") have agreed to complete a share exchange by way of arrangement (the "Arrangement") pursuant to the provisions of Section 252 of the Company Act (British Columbia). We also understand that pursuant to the Arrangement, shareholders of La Teko ("La Teko Shareholders") will receive
0.37736 of a common share of Kinross ("Kinross Shares") for each common share of La Teko ("La Teko Shares") they hold (the "Exchange Ratio"). We also understand that La Teko has entered into an agreement (the "Arrangement Agreement") dated November 16, 1998 with Kinross setting out, among other things, the terms and conditions of the Arrangement. We further understand that a committee (the "La Teko Special Committee") of the board of directors of La Teko (the "La Teko Board") has been constituted to consider the Arrangement and make recommendations thereon to the La Teko Board.

The terms and conditions of the Arrangement as well as a detailed review of the financial position and operations of each of La Teko and Kinross will be more fully described in the information circular (the "Proxy Circular") which will be sent to La Teko Shareholders in connection with the Arrangement.

ASSIGNMENT AND BACKGROUND

In a press release dated October 8, 1998 (the "Announcement Date"), La Teko and Kinross announced that they had agreed to the Arrangement subject to, among other things, the execution of the Arrangement Agreement, approval by La Teko Shareholders and the receipt by La Teko of a fairness opinion.

Goepel McDermid Inc. ("Goepel McDermid") had initial discussions with La Teko regarding a potential advisory assignment on October 8, 1998. In a letter dated October 16, 1998 (the "Engagement Letter"), Goepel McDermid was formally engaged by La Teko to, among other things, prepare a fairness opinion (the "Fairness Opinion") as to whether the terms of the Arrangement are fair, from a financial point of view, to La Teko Shareholders.

Pursuant to the terms of the Engagement Letter, Goepel McDermid will receive a fee for the preparation of the Fairness Opinion. Additionally, La Teko has agreed to reimburse Goepel McDermid for its reasonable out-of-pocket expenses and to indemnify Goepel McDermid in certain circumstances. Goepel McDermid has not been engaged to prepare a formal valuation of either La Teko or Kinross, and the Fairness Opinion should not be construed as such.

RELATIONSHIP WITH INTERESTED PARTIES

Neither Goepel McDermid nor any of its affiliates is an insider, associate or affiliate (as those terms are defined in the Securities Act (Ontario)) of La Teko, Kinross or any of their respective associates or affiliates. In the 24 months preceding the commencement of its engagement, Goepel McDermid has neither been engaged to provide financial advisory services nor has it acted as lead or co-lead underwriter to either La Teko, Kinross or their respective associates or affiliates. Goepel McDermid participated in the Kinross underwriting syndicate for the Cdn$ 192.5 million equity financing which was completed in March, 1998.

There are currently no understandings, agreements or commitments between Goepel McDermid and La Teko, Kinross or any of their respective associates or affiliates with respect to any future business dealings. Goepel McDermid may, in the future, in the ordinary course of its business, perform financial advisory or investment banking services for La Teko, Kinross or any of their respective associates or affiliates. Pursuant to the Engagement Letter, the compensation of Goepel McDermid does not depend in whole or in part on the conclusions reached in the Fairness Opinion or the successful outcome of the Arrangement.

Goepel McDermid acts as a trader and dealer, both as principal and agent, in major financial markets and as such, may have had and may in the future have positions in the securities of La Teko, Kinross or any of their respective associates and affiliates, and, from time to time, may have executed or may execute transactions on behalf of such companies or clients for which it received or may receive compensation. As an investment dealer, Goepel McDermid conducts research on securities and may, in the ordinary course of business, provide research reports and investment advice to its clients on investment matters, including with respect to La Teko, Kinross and the Arrangement.

QUALIFICATIONS OF GOEPEL McDERMID

Goepel McDermid is an independent Canadian investment dealer providing full service brokerage, investment banking, research, trading and financial advisory services to corporations, governments, institutions and individuals. Goepel McDermid and its principals have prepared numerous valuations and fairness opinions and have participated in a significant number and variety of transactions involving private and publicly traded companies.

The Fairness Opinion expressed herein is the opinion of Goepel McDermid and the form and content hereof has been approved for release by a committee of its officers and directors, each of whom is experienced in merger, acquisition, divestiture and valuation matters.

SCOPE OF REVIEW

In preparing the Fairness Opinion, Goepel McDermid reviewed and relied upon or carried out, among other things, the following:

LA TEKO RESOURCES LTD.

i) audited consolidated financial statements for the four years ended December 31, 1997;

ii) unaudited consolidated financial statements for the three, six and nine month periods ended March 31, 1998, June 30, 1998 and September 30, 1998, respectively;

iii) other public information pertaining to La Teko including annual reports, quarterly reports, Form 10-Q reports and press releases;

iv) technical reports prepared by independent consultants pertaining to La Teko's Scheelite Dome, Discovery Gulch, Twin Buttes and Margarita projects;

v) technical reports prepared by Newmont Exploration Limited and Newmont Metallurgical Services pertaining to the True North project;

vi) information prepared by independent consultants relating to the True North and Ryan Lode projects including discussions with certain of the consultants with respect to the information;

vii)   analysis of La Teko prepared by Kinross;

viii) joint venture agreement dated June 9, 1995 between La Teko and Newmont Exploration Limited pertaining to the True North project;

ix) letters from Newmont Mining Corporation ("Newmont") addressed to La Teko dated October 5 and October 7, 1998, respectively, pertaining to a share exchange proposal (the "Newmont Proposal");

x)     site visits to the Ryan Lode and True North projects;

xi) internal management prepared budgets for the year ending December 31, 1998;

xii) the Notice of Annual General Meeting of Members and Information Circular dated April 27, 1998 pertaining to the Annual General Meeting held on June 2, 1998;

xiii) public information including annual reports, quarterly reports and press releases relating to La Teko's investments in other publicly traded junior mining companies;

xiv)   minutes of meetings of the La Teko Board for 1996, 1997 and 1998 to date;

xv)    Form 27 material change reports for 1997 and 1998 to date;

xvi)   discussions with Roman Friedrich & Company, financial advisor to La Teko;

xvii)  discussions with La Teko's auditors;

xviii) discussions with La Teko's legal counsel; and

xix) a certificate of representation as to certain factual matters as at the date hereof provided by La Teko and addressed to Goepel McDermid.

KINROSS GOLD CORPORATION

i) audited consolidated financial statements for the three years ended December 31, 1997;

ii) unaudited consolidated financial statements for the three, six and nine month periods ended March 31, 1998, June 30, 1998 and September 30, 1998, respectively;

iii) other public information pertaining to Kinross including annual reports, quarterly reports and press releases;

iv) the Notice of Annual and Special Meeting of Shareholders and Management Information Circular dated March 7,1997 pertaining to the 1996 Annual General Meeting held May 1, 1997;

v) Management Proxy Circular regarding the Annual and Special Meeting of Shareholders dated April 23, 1998 pertaining to a meeting held on May 28, 1998 in connection with, among other things, the merger of Kinross and Amax Gold Inc. ("Amax");

vi) the Amax Information Statement/Prospectus dated April 23, 1998 prepared in connection with the merger of Kinross and Amax;

vii)   the Kinross business plan for the years 1999 to 2001;

viii) the monthly report for September 1998 including the financial and operating performance of Kinross on a mine by mine basis for the month of September 1998 and the nine month period ended September 30, 1998 including a summary of the variance between actual and budgeted results;

ix) recent site visits to Kinross' Hoyle Pond, Kubaka and Fort Knox mines including discussions with senior management at each of the mines;

x)     discussions with Kinross' auditors;

xi)    discussions with Kinross' legal counsel; and

xii) a certificate of representation as to certain factual matters as at the date hereof provided by Kinross and addressed to Goepel McDermid.

OTHER INFORMATION

i) discussions with senior management of La Teko and Kinross with respect to the information referred to above and their assessment of their historic, current and prospective operations, assets, investments and financial positions;

ii)    the draft Proxy Circular;

iii)   the Arrangement Agreement;

iv) current and historic stock market trading information relating to La Teko Shares and Kinross Shares;

v) public information with respect to companies and transactions of a comparable nature considered by Goepel McDermid to be relevant; and

vi) such other corporate, industry and financial market information, investigations and analyses Goepel McDermid considered necessary or appropriate in the circumstances.

Goepel McDermid has not been denied access by La Teko or Kinross to any information requested by Goepel McDermid.

ASSUMPTIONS AND LIMITATIONS

With the approval of the La Teko Special Committee and as provided for in the Engagement Letter, Goepel McDermid has relied upon and has assumed the completeness, accuracy and fair presentation of all the financial and other information, data, advice, opinions and representations obtained by it from public sources, or provided to it by La Teko or Kinross or their affiliates (the "Information"). The Fairness Opinion is conditional upon such completeness, accuracy, and fair presentation of the Information. Subject to the exercise of professional judgement and except as expressly described herein, Goepel McDermid has not attempted, and assumes no responsibility, to verify independently the accuracy, completeness or fair presentation of any of the Information.

La Teko and Kinross have represented to Goepel McDermid, in certificates dated as at the date hereof, among other things, to the effect that: the information, data and other materials provided to Goepel McDermid are complete, true and accurate in all material respects and do not contain any untrue statements of a material fact or omit to state any material fact and that since the date the relevant information was provided, there have been no material changes in either La Teko or Kinross and no material change has occurred in the Information or any part thereof which would reasonably be expected to have a material effect on the Fairness Opinion.

In preparing the Fairness Opinion, Goepel McDermid has made several other assumptions including that all of the terms and conditions required to complete the Arrangement will be met, that the Arrangement will proceed as described and substantially within time frames specified in the draft Proxy Circular and that the disclosure provided in the draft Proxy Circular is true and correct in all material respects.

The Fairness Opinion is rendered on the basis of securities markets, economic and general business and financial conditions prevailing as of the date hereof and the condition and prospects, financial and otherwise, of La Teko and Kinross as they were reflected in the information and documents reviewed by Goepel McDermid and as they were represented to it in discussions with management of La Teko and Kinross. In its analysis and in connection with the preparation of the Fairness Opinion, Goepel McDermid made numerous assumptions with respect to industry performance, metal prices, general business market and economic conditions and other matters, many of which are beyond the control of either La Teko or Kinross.

The Fairness Opinion has been provided for the use of the La Teko Special Committee and the La Teko Board and may not be used or relied upon by any other person without the prior written consent of Goepel McDermid. The Fairness Opinion is not intended to be and does not constitute a recommendation to any shareholder of La Teko as to whether or not such shareholder should vote in favor of the Arrangement.

The Fairness Opinion is given as of the date hereof and Goepel McDermid disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the Fairness Opinion which may come or be brought to Goepel McDermid's attention subsequent to the date hereof. Without limiting the foregoing, in the event that there is any material change in any fact or matter affecting the Fairness Opinion after the date hereof, Goepel McDermid reserves the right to change, modify or withdraw the Fairness Opinion.

Goepel McDermid believes that its analyses must be considered as a whole and that selecting portions of the analyses or the factors considered without considering all factors and analyses together, could create a misleading view of the process underlying the Fairness Opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Any attempt to do so could have undue emphasis on any particular factor or analysis.

Goepel McDermid considered the Arrangement from the perspective of La Teko Shareholders generally and did not consider the particular circumstances, especially with respect to income tax consequences, of any particular shareholder.

APPROACH TO THE FAIRNESS OPINION

METHODOLOGY

Goepel McDermid reviewed and considered different methodologies and approaches to assess the fairness of the terms of the Arrangement, from a financial point of view, to La Teko Shareholders. Pursuant to the Arrangement, La Teko Shareholders will receive 0.37736 of a Kinross Share for each La Teko Share they hold (the estimated value of the Kinross Shares to be exchanged for each La Teko Share referred to as the "Consideration"). Of particular relevance in Goepel McDermid's view is a comparison of the Consideration and estimates of value of the La Teko Shares determined using valuation techniques that are appropriate in the circumstances.

In estimating the value of Kinross Shares for the purposes of determining the Consideration, Goepel McDermid relied primarily on a stock market value approach for the following principal reasons:

i) Kinross has a substantial market capitalization of approximately Cdn$1.2 billion as at the date hereof;

ii)    Kinross Shares are highly liquid (see Table 3 below);

iii) Kinross is well followed by industry investment analysts and the stock market and appears to trade on a comparable basis and in a manner consistent with other intermediate and senior mining companies; and

iv) the number of Kinross Shares issued to La Teko Shareholders pursuant to the Arrangement (approximately 3% of the proforma Kinross Shares outstanding after giving effect to the Arrangement) would not be expected to cause a material adverse effect on the stock market trading price of Kinross Shares.

On the last trading day prior to the Announcement Date, the closing prices of Kinross Shares on the New York Stock Exchange (the "NYSE") and the Toronto Stock Exchange (the "TSE") were US$3.50 per share and Cdn$5.30 per share, respectively. For the purposes of the net asset value approach and comparable companies and transactions approaches, Goepel McDermid reviewed the Consideration in relation to the stock market trading price range and the volume weighted average closing price of Kinross Shares for the 30 day period up to and including November 27, 1998.

As part of the analysis conducted for the purposes of the Fairness Opinion, Goepel McDermid considered a stock market value approach whereby the relative stock market trading prices of La Teko Shares and Kinross Shares were considered over various periods with reference to the Exchange Ratio.

Goepel McDermid also considered a net asset value approach whereby estimates of value for the assets and liabilities of La Teko were determined in the aggregate and on a per share basis using assumptions which were consistent and appropriate in the circumstances. The estimates of value for La Teko Shares determined by a net asset value approach were then compared to the Consideration.

Goepel McDermid also considered comparable companies and comparable transactions approaches which are commonly used to compare publicly traded gold companies in the exploration, development and production stages. Pursuant to both approaches, companies are compared with either a peer group or in relation to known transactions on the basis of several criteria, including: adjusted market capitalization ("AMC") per ounce of production; AMC per ounce of reserves and resources; and total and cash costs of production where AMC is a measure of the value the stock market attributes to mining related assets of each company. The estimates of value determined for La Teko Shares using these approaches were then compared to the Consideration.

As a check of the reasonableness of the stock market value approach to estimating the value of Kinross Shares and the Consideration, Goepel McDermid also considered a net asset value approach and comparable companies approach with respect to Kinross.

Goepel McDermid further considered certain other aspects of the Arrangement that it considered relevant to La Teko Shareholders.

STOCK MARKET VALUE APPROACH

Tables 1, 2 and 3 below summarize the relative stock market trading performance of La Teko Shares and Kinross Shares for the periods indicated.

                                                    Table 1(1)
                                         Stock Market Trading Performance
                                                 Canadian Markets

                                                                      La Teko
                                              Kinross             (Trading Symbol:
                                       (Trading Symbol: K.TO)      LAO.T & LAO.V)
                                      ------------------------ -----------------------
                                       Wtd. Avg.               Wtd. Avg.                 Implied      Implied         Premium to
                                       Price(3)      Total      Price(3)   Total(5)     Exchange   Consideration(7)   Market(8)
                                       (Cdn$/sh)    Volume     (Cdn$/sh)    Volume      Ratio(6)     (Cdn$/sh)           (%)
                                      ----------- ------------ ---------- ----------   ----------- ----------------  ------------
30 day period up to and
including November 27, 1998             4.17      24,021,329     1.30        89,320     0.31175         1.57            20.8
October 9 - November 27/98              4.20      30,032,274     1.43       268,020     0.34048         1.58            10.5
October 8/98(2)                         5.05         634,048      N/A           N/A         N/A         1.91             N/A
October 7/98(4)                         5.30       1,482,070     1.30         7,000     0.24528         2.00            53.8

Period up to and including October
7/98(4)
         - 30 days                      4.12      40,453,893     1.03        41,828     0.25000         1.55            50.5
         - 60 days                      4.09      62,593,976     0.99        57,378     0.24205         1.54            55.6
         - 90 days                      4.42      91,639,365     0.95        76,778     0.21493         1.67            75.8
         - 120 days                     5.01     126,654,253     1.00       123,378     0.19960         1.89            89.0
         - 180 days                     5.23     193,638,510     1.02       141,653     0.19503         1.97            93.1
         - 365 days                     5.51     317,361,090     1.21       345,994     0.21960         2.08            71.9

(1)  Source- Reuters Ltd.
(2)  The Announcement Date.
(3) Weighted average share prices for the periods shown based on daily closing prices and trading volumes.
(4)  October 7,1998. Last trading day prior to the Announcement Date.
(5)  Combined volume on the TSE and Vancouver Stock Exchange ("VSE").
(6) The Implied Exchange Ratio is calculated by dividing the weighted average share price of La Teko by the weighted average share price of Kinross.
(7) The Implied Consideration calculated by multiplying the weighted average price of Kinross Shares by 0.37736.
(8) Premium to Market calculated as the amount by which the Implied Consideration exceeds the weighted average share price of La Teko Shares for a given period.

                                                    Table 2(1)
                                         Stock Market Trading Performance
                                                   U.S. Markets

                                                                       La Teko
                                              Kinross             (Trading Symbol:
                                          (Trading Symbol:             LAORF-
                                               KGC.N)              NASDAQ/EBB)(5)
                                      ------------------------ -----------------------
                                       Wtd. Avg.               Wtd. Avg.                 Implied       Implied       Premium to
                                       Price(3)      Total      Price(3)     Total      Exchange   Consideration(7)   Market(8)
                                       (US$/sh)      Volume     (US$/sh)     Volume     Ratio(6)       (US$/sh)          (%)
                                      ----------- ------------ ---------- ------------ ----------- ---------------- ------------
30 day period up to and
including November 27, 1998             2.65       3,233,300     0.84       262,200     0.31698         1.00           19.0
October 9 - November 27/98              2.70       3,923,400     0.94       835,900     0.34815         1.02            8.5
October 8/98(2)                         3.31         342,900     0.88        69,200     0.26586         1.25           42.0
October 7/98(4)                         3.50         404,300     0.75        67,000     0.21428         1.32           76.0

Period up to and including October
7/98(4)
         - 30 days                      2.62      10,217,200     0.74       699,700     0.28244         0.99           33.8
         - 60 days                      2.62      14,704,400     0.71     1,449,200     0.27099         0.99           39.4
         - 90 days                      2.82      19,521,800     0.69     1,845,300     0.24468         1.06           53.6
         - 120 days                     2.96      21,297,400     0.70     2,312,300     0.23649         1.12           60.0
         - 180 days                     3.06      23,925,500     0.74     3,369,300     0.24183         1.15           55.4
         - 365 days                     3.26      28,545,000     0.85     8,818,400     0.26074         1.23           44.7

(1)  Source - Reuters Ltd.
(2)  The Announcement Date.
(3) Weighted average prices for the periods shown based on daily closing prices and trading volumes.
(4)  October 7, 1998 - Last trading day prior to the Announcement Date.
(5) National Association of Securities Dealers Small-Cap market ("NASDAQ") and Electronic Bulletin Board ("EBB").
(6) The Implied Exchange Ratio is calculated by dividing the weighted average share price of La Teko by the weighted average share price of Kinross.
(7) The Implied Consideration calculated by multiplying the weighted average price of Kinross Shares by 0.37736.
(8) Premium to Market calculated as the amount by which the Implied Consideration exceeds the weighted average price of La Teko Shares for a given period.


Based on our review of stock market trading prices, the relative market trading prices of La Teko Shares and Kinross Shares over various periods in the previous 12 months are supportive of the proposed Exchange Ratio. Over the periods reviewed prior to the Announcement Date, the implied consideration being offered to La Teko Shareholders pursuant to the terms of the Arrangement attributes a premium to the market trading price of La Teko Shares of approximately 51% to 93% based on trading on Canadian markets and 34% to 60% based on trading on U.S. markets.

                                                    Table 3(1)
                                  Liquidity of La Teko Shares and Kinross Shares

                                                                             1997                1998(2)
                                                                     -------------------    ------------------
La Teko
         Total volume traded (3)                                           7,454,141            3,991,353
         Average daily volume(3)                                            29,579               20,573
         Approximate % of total shares outstanding traded(4)                  32%                  15%
         Number of days where no trades                                       10                   21

Kinross
         Total volume traded(5)                                           159,448,733          225,636,931
         Average daily volume(5)                                            632,733             1,163,076
         Approximate % of total shares outstanding traded(6)                 126%                 118%
         Number of days where no trades                                        0                    0

Kinross received by La Teko Shareholders
(excluding Kinross) (million)                                                8.88                 8.88
Days required to trade position                                              14.0                  7.6


(9)  Source - Reuters Ltd.
(10) Up to and including October 7, 1998
(11) Combined volume TSE, VSE and NASDAQ or EBB.
(12) Shares outstanding: 1997 - 23.5 million; 1998 - 25.8 million
(13) Combined volume TSE, NYSE.
(14) Shares outstanding: 1997 - 126.9 million; 1998 - 191.6 million (weighted average outstanding to September 30, 1998).


With respect to trading volume, Kinross Shares had an average daily trading volume of approximately 632,733 shares in 1997 and approximately 1.16 million shares for the 1998 period ended prior to the Announcement Date. This compares to approximately 29,579 shares and 20,573 shares, respectively, for La Teko Shares for the corresponding periods. Subsequent to the completion of the Arrangement, La Teko Shareholders will benefit from substantially enhanced stock market trading liquidity.

NET ASSET VALUE APPROACH

For the purposes of the net asset value approach, Goepel McDermid made the following assumptions relating to La Teko:

i) the share capital and cash position were adjusted to take into account "in-the-money" options and warrants;

ii) the cash position as at September 30, 1998 was adjusted to take into account estimated expenditures to the date hereof;

iii) other working capital items were stated at the balance sheet carrying values as at September 30, 1998;

iv) estimates of value for investments in other publicly traded junior exploration companies were determined with reference to their recent stock market trading performance;

v) the exploration portfolio of properties, excluding the Ryan Lode and True North projects, were reviewed with management and estimates of value for each property were determined with reference to several factors such as the stage of the exploration program on the property, exploration results to date, ownership interest and historic and budgeted exploration expenditures;

vi) the Ryan Lode and True North projects were evaluated on an after-tax discounted cash flow basis assuming stand-alone mining and processing operations for each project employing life-of-mine cash flow models developed by La Teko and independent consultants;

vii) the estimates of value attributed to the True North project in vi) above were adjusted to reflect, among other things, the fact that La Teko's interest is 35%; and

viii) Canadian dollar amounts were converted into U.S. dollar amounts at current exchange rates.

With respect to the discounted cash flow analysis, Goepel McDermid employed a number of assumptions including the following:

ix)  real discount rates ranging from 7.5% to 10%;

x)   constant 1999 dollars; and

xi)  gold prices ranging from US$300 to US$350 per ounce of gold.

As a check to the results of the net asset value analysis, Goepel McDermid considered a scenario whereby the Ryan Lode and True North projects were evaluated on a discounted cash flow basis assuming ore from each of the projects was transported and processed at Kinross' Fort Knox mill. While a review of this scenario is useful and considers the geographic proximity of Kinross' Fort Knox mill, Goepel McDermid relied primarily on the stand-alone mining scenario as per
vi) and vii) above. In Goepel McDermid's view, in the absence of other potential purchasers with processing facilities as favourably located and as efficient as the Fort Knox mill, a purchaser such as Kinross would be unlikely to provide the full financial benefit of its existing facilities to La Teko Shareholders but instead would consider its offer with reference to what other potential purchasers would be willing to offer.

Goepel McDermid further considered the sensitivity of the discounted cash flow analysis to changes in the assumptions relating to certain variables including gold price and discount rates.

With respect to the stand-alone mining scenario, Goepel McDermid reviewed several different life-of-mine models for the Ryan Lode project including two models which considered open pit mining with a combination mill and heap leach processing scenario and one model which considered open pit mining and a heap leach processing scenario only. Goepel McDermid also reviewed a preliminary life-of-mine model for the True North project which considered an open pit mining, heap leach processing scenario. For the purposes of this analysis, Goepel McDermid considered the following: i) all of the mine models reviewed were very preliminary in nature and were prepared at a scoping study level without the benefit of detailed engineering; ii) neither the Ryan Lode nor True North projects have obtained environmental and other permits for mining; and
iii) the Ryan Lode project is located in proximity to residential development and, because of previous mining operations, is subject to a reclamation program. Over the range of gold prices and discount rates employed by Goepel McDermid, the Ryan Lode project has marginal economics while the True North project has the potential to be an economic project although, based on the current mineral inventory, the True North project may not be of sufficient size for a major gold mining company such as Newmont to develop on a stand-alone basis. Based on the net asset value approach, the Consideration implies a significant premium to the mid point of the net asset value per share range of La Teko Shares which is supportive of the proposed Exchange Ratio.

With respect to the scenario whereby ore from the Ryan Lode and True North projects is shipped to Kinross' Fort Knox mill for processing, the economics of the two projects are enhanced given that the Fort Knox mill is a permitted, modern and efficient mill. Notwithstanding that this scenario enhances the value of the Ryan Lode and True North projects over the stand-alone scenarios, the Consideration still falls within the net asset value per share range of La Teko Shares which is again supportive of the proposed Exchange Ratio.

As a check of reasonableness of the stock market value approach to assessing the value of Kinross Shares and the Consideration, Goepel McDermid considered a net asset value approach using a model developed by Goepel McDermid which incorporates, among other things, the following:

i)   life-of-mine plans for each of Kinross' mining operations;

ii) gold pricing assumptions of US$300 per ounce of gold in 1998 escalating to US$350 per ounce by the year 2001; and

iii) a real discount rate of 5%.

The net asset value per Kinross Share determined from this analysis was compared with the net asset value per share of other senior, intermediate and junior gold mining companies as described below.

COMPARABLE COMPANIES APPROACH

Goepel McDermid reviewed certain statistics comparing La Teko to selected publicly traded exploration companies and Kinross to junior, intermediate and senior gold mining companies. While a comparable companies approach is a useful check of the conclusions reached from the stock market value and net asset value approaches, given the difficulty in identifying truly comparable companies which are at the same stage of production and reserve development, and the wide variation in ratios that are obtained within the sample companies, Goepel McDermid placed less emphasis on the comparable companies approach.

With respect to La Teko, Goepel McDermid considered a comparable group consisting of seven exploration companies on the basis of AMC per ounce of resource and per ounce of recoverable resources. Based on our analysis, prior to the Announcement Date, La Teko Shares were being valued by the stock market generally at higher AMC per ounce multiples than the average of the comparable companies we reviewed. A comparison of the Consideration and the estimated value of La Teko Shares calculated with reference to the average multiples for the comparable group implied a significant premium which is supportive of the proposed Exchange Ratio.

As a check of the reasonableness of the stock market value approach to estimating the value of Kinross Shares, Goepel McDermid considered a comparable group consisting of four senior gold and seven intermediate and junior gold mining companies on the basis of the following:

i)   price to cash flow;

ii)  enterprise value to EBITDA;

iii) price to net asset value;

iv)  AMC per ounce of annual production; and

v)   AMC per ounce of proven and probable reserves.

In general, Kinross Shares appear to be valued by the stock market at multiples lower than the senior gold producers and more consistent with junior and intermediate gold producers. The comparable companies approach is supportive of the market value approach to estimating the value of Kinross Shares and indicates that Kinross Shares could achieve a higher relative value in the stock market if Kinross becomes viewed more as a senior gold producer.

COMPARABLE TRANSACTIONS APPROACH

Goepel McDermid reviewed and considered available information relating to nine recent transactions involving junior exploration and mining companies. The results of this analysis when compared to the Consideration were generally supportive of the proposed Exchange Ratio. However, given the wide range in values derived from the group of comparable transactions combined with, among other things, the different mineral composition of each of the properties involved, the varying sizes and stages of development of the deposits considered, the preliminary state of operating cost estimates available for some of the projects and the different forms of consideration paid, Goepel McDermid placed limited emphasis on the comparable transactions approach.

OTHER CONSIDERATIONS

Goepel McDermid considered other factors relevant to La Teko Shareholders before and after giving effect to the Arrangement including the factors listed below.

i) La Teko Shareholders will enjoy greatly enhanced stock market trading liquidity by holding Kinross Shares when compared to holding La Teko Shares.

ii) If La Teko continues on its own, in the absence of the Arrangement, La Teko will need to access additional capital if it intends to make reasonable expenditures on its exploration projects or if it decides to advance the Ryan Lode project. The current environment for raising equity capital for junior exploration companies is weak and even if La Teko could secure such capital, it is uncertain at what price La Teko Shares would be issued at and what degree of share dilution would be incurred by La Teko Shareholders.

iii) La Teko has reported publicly that Newmont Exploration Limited's development efforts at the True North project have been put on indefinite hold and, as a result, the planned pre-feasibility study will not proceed further at this time. Given that Newmont Exploration Limited has a right to earn 65% and is the operator of the project, it is uncertain when the True North project will be advanced further. In fact, assuming the Arrangement proceeds, Kinross will need to negotiate with Newmont Exploration Limited and its parent company, Newmont to secure ore from the True North project to process at its Fort Knox mill. The value of Kinross Shares to be issued to

     La Teko Shareholders pursuant to the Arrangement imputes value for the True North project even though the feasibility and timing of production from the project is uncertain at this time.

iv) At current low gold prices, the financial viability and the potential to access external capital to finance either the Ryan Lode or True North projects are uncertain. In addition, neither of the projects have final feasibility studies completed, nor have they received environmental permitting. Furthermore, a reclamation program at the Ryan Lode project is ongoing and the final cost of the program is uncertain at this time. The financial viability of both of the projects is greatly enhanced by Kinross' Fort Knox mill.

v) The draft Proxy Circular discloses the background to the Newmont Proposal. Goepel McDermid understands that notwithstanding that La Teko informed Newmont shortly after the Newmont Proposal was sent that it was deficient, no further discussions relating to the Newmont Proposal or alternative proposals have been initiated by Newmont. Accordingly, while Goepel McDermid considered a review of the Newmont Proposal useful, it placed limited emphasis on the analysis for the purpose of the Fairness Opinion. For the purposes of its analysis of the Newmont Proposal, Goepel McDermid reviewed the stock market trading prices of Newmont common shares from October 1, 1998 to the, date hereof and compared the implied consideration per La Teko Share based on the Newmont Proposal with the Consideration. Based on this analysis, the financial terms of the Newmont Proposal were generally consistent with the financial terms of the Arrangement.

vi) The effect of the Arrangement is to exchange a La Teko Shareholder's exposure to a junior mineral exploration company for participation in a much larger mining company. This reduction in leverage to exploration success is, in our view, offset by the value of Kinross Shares to be received, the reduced risk associated with holding Kinross Shares versus La Teko Shares and the fact that Kinross has good prospects going forward for enhanced shareholder value.

CONCLUSION

Based on and subject to the foregoing, Goepel McDermid is of the view that, as of the date hereof, the terms of the Arrangement are fair, from a financial point of view, to La Teko Shareholders.

Yours truly,


[GOEPEL SIGNATURE]

GOEPEL McDERMID INC.

                 APPENDIX E-1 -- SUPPLEMENTARY FAIRNESS OPINION



GOEPEL [LOGO]                    Members of:               Investment Dealers
MCDERMID                         Montreal Exchange         Association of Canada
SECURITIES                       Toronto Stock Exchange    Investment Funds
                                 Alberta Stock Exchange    Canadian Investor
                                 Vancouver Stock Exchange  Protection Fund



Goepel McDermid Inc.

P.O. Box 10111
Suite 1100/Pacific Centre
701 West Georgia Street
Vancouver, BC
Canada V7Y 1C6

Tel: 604.661.1777
Fax: 604.661.1790





January 12, 1999

The Special Committee of the
Board of Directors and
The Board of Directors
La Teko Resources Ltd.
Suite 500-625 Howe Street
Vancouver, B.C.
V6C 2T6

Dear Sirs:

We refer to our fairness opinion dated November 27, 1998 (the "Fairness Opinion"). Capitalized terms in this letter which are not defined herein have the meaning ascribed to them in the Fairness Opinion.

On October 8, 1998, La Teko and Kinross announced that, subject to certain conditions, they had agreed to the Arrangement pursuant to which La Teko Shareholders would receive 0.37736 of a Kinross Share for each La Teko Share held. On November 16, 1998, Kinross and La Teko executed the Arrangement Agreement.

In connection with the Arrangement, Goepel McDermid provided the Fairness Opinion which stated that, in Goepel McDermid's view, the terms of the Arrangement are fair, from a financial point of view, to La Teko Shareholders.

On January 7, 1999, representatives of La Teko and Kinross met with certain La Teko Shareholders and representatives of La Teko Shareholders, representing approximately 16% of the La Teko Shares (collectively referred to as the "Significant Shareholders"). At the meeting, subject to the approval of the board of directors of Kinross, Kinross agreed to increase the exchange ratio from 0.37736 to 0.44444 (the "Amended Exchange Ratio"). In consideration for increasing the exchange ratio, Kinross and the Significant Shareholders entered into agreements (the "Support Agreements") pursuant to which the Significant Shareholders agreed to, among other things, vote any and all of La Teko Shares held by them, or over which they have control or direction over, in favor of the Arrangement.

The La Teko Special Committee has requested that Goepel McDermid provide a supplementary opinion (the "Supplementary Opinion") that considers, among other things, the Amended Exchange Ratio in the context of the Fairness Opinion.

The Supplementary Opinion has been prepared as a supplemental document to the Fairness Opinion and accordingly both documents should be reviewed in their entirety. For the purpose of the Supplementary Opinion, reference is made to all of the sections of the Fairness Opinion which are incorporated by reference herein, and, in particular, the section titled "Assumptions and Limitations".

In addition to the information summarized in the section titled "Scope of Review" in the Fairness Opinion, Goepel McDermid also reviewed, considered and relied upon the following documents and other information provided to us subsequent to the date of the Fairness Opinion:

i) certain public information pertaining to Kinross and La Teko including press releases;

ii)  discussions with management of La Teko and Kinross;

iii) certificates of representation as to certain factual matters as at the date hereof provided by each of Kinross and La Teko and addressed to Goepel McDermid;

iv)  the Arrangement Agreement as amended January 8, 1999;

v)   the Support Agreements;

vi) the most recent draft Proxy Circular reflecting the Amended Exchange Ratio; and

vii) other industry, corporate, economic and market data as well as such other investigations and financial analysis we considered necessary or appropriate in the circumstances.

For the purposes of the Supplementary Opinion, Goepel McDermid reviewed the information outlined above in conjunction with the information that is summarized in the Fairness Opinion. Goepel McDermid also considered that the Amended Exchange Ratio represents an approximate 18% improvement in the Exchange Ratio for La Teko Shareholders. Based on this review, Goepel McDermid is not aware of any information, facts or events which would result in a change in the conclusions reached in the Fairness Opinion.

The Supplementary Opinion has been provided for the use of the La Teko Special Committee and the La Teko Board and may not be used or relied upon by any other person without the prior written consent of Goepel McDermid. The Supplementary Opinion is not intended and does not constitute a recommendation to any shareholder of La Teko as to whether or not such shareholders should vote in favor of the Arrangement. The Supplementary Opinion is given as at the date hereof and Goepel McDermid disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the Supplementary Opinion which may come or be brought to Goepel McDermid's attention subsequent to the date hereof.


Yours truly,


/S/ Goepel McDermid Inc.

GOEPEL McDERMID INC.

                       APPENDIX F - FINANCIAL STATEMENTS


                         INDEX TO FINANCIAL STATEMENTS


Selected Pro Forma Consolidated Financial Information of Kinross Gold Corporation and La Teko Resources Ltd..     Fin-2

Unaudited Consolidated Financial Statements of La Teko Resources Ltd. as at and for the Nine Months Ended
   September 30, 1998........................................................................................     Fin-11

Report of Auditors to the Shareholders of La Teko Resources Ltd..............................................     Fin-18

Consolidated Financial Statements of La Teko Resources Ltd...................................................     Fin-19

Unaudited Consolidated Financial Statement of Kinross Gold Corporation as at and for the Nine Months Ended
   September 30, 1998........................................................................................     Fin-35

Selected Pro Forma Consolidated Financial Information of Kinross Gold Corporation and Amax Gold Inc..........
                                                                                                                  Fin-39
Report of Auditors to the Shareholders of Kinross Gold Corporation...........................................     Fin-50

Consolidated Financial Statements of Kinross Gold Corporation................................................     Fin-51

Report of Independent Accountants to the Board of Directors and Shareholders of Amax Gold Inc................     Fin-74

Consolidated Financial Statements of Amax Gold Inc...........................................................     Fin-75

                                     Fin-1

            SELECTED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION OF
               KINROSS GOLD CORPORATION AND LA TEKO RESOURCES LTD.
                                   (UNAUDITED)

         The following unaudited pro forma consolidated financial information (collectively, the "Pro Forma Information") of Kinross Gold Corporation ("Kinross") was prepared to illustrate the estimated effects of the acquisition by Kinross through its wholly-owned subsidiary, LT Acquisition Inc. ("LT Acquisition"), of all of the outstanding common shares of La Teko Resources Ltd. ("La Teko"). The pro forma balance sheet as at September 30, 1998 has been presented as if the transaction was complete at September 30, 1998. The pro forma statements of operations for the nine month period ended September 30, 1998 and the year ended December 31, 1997 have been presented as if the transaction had occurred at the beginning of the periods.

         The Pro Forma Information has been prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP") using the purchase method of accounting which is consistent in all material respects with the method required to be used under U.S. generally accepted accounting principles ("U.S. GAAP"). The Pro Forma Information presented is derived from a combination of La Teko financial information, which is prepared in accordance with U.S. GAAP, and Kinross financial information, which is prepared in accordance with Canadian GAAP. There are no material differences between U.S. GAAP and Canadian GAAP with respect to La Teko financial information used to prepare the Pro Forma Information. The balance sheets and statements of operations of Kinross and La Teko have been summarized and reclassified so that they are presented on a consistent basis for purposes of the Pro Forma Information.

                                     Fin-2

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                               COMPILATION REPORT

To the Directors of
   KINROSS GOLD CORPORATION AND LA TEKO RESOURCES LTD.

         We have reviewed, as to compilation only, the accompanying pro forma consolidated balance sheet of Kinross Gold Corporation and La Teko Resources Ltd. as at September 30, 1998 and the pro forma consolidated statements of operations for the nine months ended September 30, 1998 and for the year ended December 31, 1997 prepared for inclusion in the Proxy Circular of Kinross Gold Corporation and La Teko Resources Ltd. In our opinion, the pro forma consolidated balance sheet as at September 30, 1998 and the pro forma consolidated statements of operations for the nine months ended September 30, 1998 and for the year ended December 31, 1997 have been properly compiled to give effect to the proposed merger and the transactions and assumptions described in the accompanying notes.





December 10, 1998                                             Deloitte & Touche
Toronto, Canada                                           Chartered Accountants




                COMMENT BY INDEPENDENT CHARTERED ACCOUNTANTS FOR
                  UNITED STATES READERS ON DIFFERENCES BETWEEN
                 CANADIAN AND UNITED STATES REPORTING STANDARDS

         The above opinion, provided solely pursuant to Canadian requirements, is expressed in accordance with standards of reporting generally accepted in Canada. Such standards contemplate expression of an opinion with respect to the compilation of pro forma financial information. United States standards do not provide for the expression of an opinion on the compilation of pro forma financial statements. To report in conformity with United States standards on the reasonableness of the pro forma adjustments and their application to the pro forma financial statements would require an examination which would be substantially greater in scope than the review we have conducted. Consequently, under United States standards, we would be unable to express any opinion with respect to the compilation of the accompanying pro forma financial information.





December 10, 1998                                             Deloitte & Touche
Toronto, Canada                                           Chartered Accountants

                                     Fin-3

              KINROSS GOLD CORPORATION AND LA TEKO RESOURCES LTD.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                  (unaudited)
                     Expressed in thousands of U.S. Dollars

                            As at September 30, 1998


                                                                      CONSOLIDATED   CONSOLIDATED     PRO FORMA      PRO FORMA
                                                         NOTES           KINROSS        LA TEKO      ADJUSTMENTS   CONSOLIDATED
                                                      ----------      ------------   ------------    -----------   ------------
ASSETS
CURRENT ASSETS
   Cash and short-term investments..............            2.4        $  165,171      $   1,292      $    (500)    $  165,963
   Bullion settlements and other accounts                                  51,815             50                        51,865
     receivable.................................
   Inventories..................................                           64,414             --                        64,414
   Marketable securities........................            2.3            16,289             --         (1,747)        14,542
                                                                        ---------      ---------      ---------     ----------
                                                                          297,689          1,342         (2,247)       296,784
MINERAL PROPERTIES, PLANT AND EQUIPMENT.........            2.6         1,017,326         11,599         15,092      1,044,017
Long-Term Investments...........................                           15,008            367                        15,375
Other...........................................                           16,307             --                        16,307
                                                                       ----------      ---------      ---------     ----------
                                                                       $1,346,330      $  13,308      $  12,845     $1,372,483
                                                                       ==========      =========      =========     ==========
LIABILITIES
CURRENT LIABILITIES
   Accounts payable and accrued liabilities.....                       $   48,835      $     209      $             $  4 9,044
   Current portion of long-term debt............                           27,507             --                        27,507
   Current portion of site restoration cost
     accruals...................................                            6,772             --                         6,772
                                                                       ----------      ---------      ---------     ----------
                                                                           83,114            209                        83,323
SITE RESTORATION COST ACCRUALS..................                           34,756             --                        34,756
DEFERRED INCOME AND MINING TAXES................                            6,172             --                         6,172
DEFERRED REVENUE AND OTHER......................                           33,335             --                        33,335
LONG-TERM DEBT..................................                          133,907             --                       133,907
CONVERTIBLE DEBENTURES..........................                           44,137             --                        44,137
REDEEMABLE RETRACTABLE PREFERRED SHARES.........                            3,077                                        3,077
                                                                       ----------      ---------      ---------     ----------
TOTAL LIABILITIES...............................                          338,498            209                       338,707
CONVERTIBLE PREFERRED SHARES OF KINAM GOLD INC..
                                                                           88,338             --                        88,338
COMMON SHAREHOLDERS' EQUITY
   Common share capital.........................   2.1,2.3,2.4,           903,933         20,053          5,891        929,877
                                                        2.5,2.6
   Contributed surplus..........................                            3,422             --                         3,422
   Convertible debentures.......................                          101,504             --                       101,504
   Deficit......................................            2.5           (59,447)        (6,954)         6,954        (59,447)
   Cumulative translation adjustment............                          (29,918)            --                       (29,918)
                                                                       ----------      ---------      ---------     ----------
                                                                       $1,346,330      $  13,308      $  12,845     $1,372,483
                                                                       ==========      =========      =========     ==========

                                     Fin-4

                             KINROSS GOLD CORPORATION AND LA TEKO RESOURCES LTD.

                               PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                                 (unaudited)
                                   Expressed in thousands of U.S. Dollars
                                For the Nine Months Ended September 30, 1998

                                                                        KINROSS       PRO FORMA
                                                      CONSOLIDATED     PRO FORMA    CONSOLIDATED   CONSOLIDATED     PRO FORMA
                                              NOTES      KINROSS      ADJUSTMENTS      KINROSS        LA TEKO     CONSOLIDATED
                                              -----   ------------   -------------  ------------   ------------   ------------
REVENUE
   Mining revenue...........................     2.2    $ 181,593      $ 112,904      $ 294,497                     $ 294,497
   Interest and other income................     2.2       12,033          8,819         20,852             24         20,876
                                                        ---------      ---------      ---------      ---------      ---------
                                                          193,626        121,723        315,349             24        315,373
                                                        ---------      ---------      ---------      ---------      ---------

EXPENSES
   Operating................................     2.2      132,467         68,186        200,653                       200,653
   General and administration...............     2.2        4,969          1,131          6,100            549          6,649
   Exploration and business development.....     2.2        5,867          2,442          8,309            335          8,644
   Depreciation, depletion and amortization.     2.2       50,910         40,440         91,350             11         91,361
                                                        ---------      ---------      ---------      ---------      ---------
                                                          194,213        112,199        306,412            895        307,307
                                                        ---------      ---------      ---------      ---------      ---------

INCOME (LOSS) BEFORE THE UNDERNOTED.........                 (587)         9,524          8,937           (871)         8,066
   (Gain) on sale of marketable securities..               (2,667)                       (2,667)           327         (2,340)
   Foreign exchange loss and other..........     2.2           78            176            254                           254
   Equity loss in associated companies......                  307                           307                           307
   Interest expense.........................     2.2        7,229          6,141         13,370                        13,370
                                                        ---------      ---------      ---------      ---------      ---------
LOSS BEFORE TAXES AND OTHER ITEMS...........               (5,534)         3,207         (2,327)        (1,198)        (3,525)
   Income and mining taxes..................                2,109                         2,109                         2,109
                                                        ---------      ---------      ---------      ---------      ---------
                                                           (7,643)         3,207         (4,436)        (1,198)        (5,634)
   Convertible debenture equity component                  (4,434)                       (4,434)                       (4,434)
   increase.................................
   Dividends on convertible preferred shares     2.2       (2,300)        (2,875)        (5,175)                       (5,175)
                                                        ---------      ---------      ---------      ---------      ---------
NET LOSS FOR THE YEAR ATTRIBUTABLE
   TO COMMON SHARES                                     $ (14,377)     $     332      $ (14,045)     $  (1,198)     $ (15,243)
                                                        =========      =========      =========      =========      =========

NET LOSS PER SHARE
  -- Basic..................................            $   (0.08)                        (0.05)                    $   (0.05)
  -- Fully diluted..........................            $   (0.08)                        (0.05)                    $   (0.05)

                                     Fin-5

                             KINROSS GOLD CORPORATION AND LA TEKO RESOURCES LTD.

                               PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                                 (unaudited)
                                   Expressed in thousands of U.S. Dollars
                                    For the Year Ended December 31, 1997

                                                                                   PRO FORMA
                                                                                  CONSOLIDATED                   PRO FORMA
                                                                                    KINROSS       LA TEKO      CONSOLIDATED
                                                                                  ------------    -------      ------------
                                                                                    (Note 1)
REVENUE
   Mining revenue...............................................................    $ 438,154            --      $ 438,154
   Interest and other income....................................................        7,526            64          7,590
                                                                                    ---------     ---------      ---------
                                                                                      445,680            64        445,744
                                                                                    ---------     ---------      ---------

EXPENSES
   Operating....................................................................      298,295            --        298,295
   General and administration...................................................       13,512           864         14,376
   Exploration and business development.........................................       10,193           552         10,745
   Depreciation, depletion and amortization.....................................      132,039            45        132,084
                                                                                    ---------     ---------      ---------
                                                                                      454,039         1,461        455,500
                                                                                    ---------     ---------      ---------

LOSS BEFORE THE UNDERNOTED......................................................       (8,359)       (1,397)        (9,756)
   Gain on sale of marketable securities........................................          (25)           --            (25)
   Loss on sale of mineral properties and equipment.............................        1,675            24          1,699
   Foreign exchange loss and other..............................................        5,652            --          5,652
   Equity loss in associated companies..........................................          361            --            361
   Interest expense.............................................................       22,152            --         22,152
   Write-down of long-term investments..........................................        7,385            --          7,385
   Write-down of mineral properties.............................................       80,437            41         80,478
                                                                                    ---------     ---------      ---------
LOSS BEFORE TAXES AND OTHER ITEMS...............................................     (125,996)       (1,462)      (127,458)
   Income and mining taxes......................................................      (11,002)           --        (11,002)
                                                                                    ---------     ---------      ---------
                                                                                     (114,994)       (1,462)      (116,456)
   Convertible debenture equity component increase..............................       (5,356)           --         (5,356)
   Dividends on convertible preferred shares                                           (6,900)           --         (6,900)
                                                                                    ---------     ---------      ---------
NET LOSS FOR THE YEAR ATTRIBUTABLE
   TO COMMON SHARES                                                                 $(127,250)    $  (1,462)     $(128,712)
                                                                                    =========     =========       ========

NET LOSS PER SHARE
  -- Basic......................................................................    $   (0.45)                   $   (0.44)
  -- Fully diluted..............................................................    $   (0.45)                   $   (0.44)

                                     Fin-6

               KINROSS GOLD CORPORATION AND LA TEKO RESOURCES LTD.

            NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                   (unaudited)

1.       BASIS OF PRESENTATION

         The pro forma statements have been prepared using the purchase method of accounting for the business combination of Kinross Gold Corporation (the "Kinross") and La Teko Resources Ltd. ("La Teko"). The total purchase cost will be allocated to the assets acquired and the liabilities assumed, based on their respective fair values. The allocation of the aggregate purchase price reflected in the pro forma financial information is preliminary. The actual purchase adjustments to reflect the fair values of the assets acquired and liabilities assumed will be based on management's evaluation of such assets and liabilities and, accordingly, the adjustments included in the pro forma statements will change based upon the final allocation of the total purchase cost (including any purchase price adjustment). Such allocation may differ significantly from the preliminary allocation included herein.

         The accompanying unaudited pro forma consolidated statement of operations for the year ended December 31, 1997 ("pro forma statement") has been prepared by management based on the December 31, 1997 unaudited pro forma consolidated financial statements of Kinross which reflect the merger between Kinross and Amax Gold Inc. ("Amax") and the December 31, 1997 audited consolidated financial statements of La Teko. In addition, the unaudited pro forma consolidated financial statements of Kinross and La Teko as at and for the nine months ended September 30, 1998 have been prepared by management based on the September 30, 1998 unaudited financial statements of Kinross and La Teko.

         Accounting policies used in the preparation of the pro forma statements are those disclosed in Kinross' consolidated financial statements. The audited and unaudited consolidated financial statements of La Teko have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP"). The audited and unaudited consolidated financial statements of Kinross are prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"). The pro forma consolidated financial statements have been prepared using Canadian GAAP which is the basis upon which Kinross, the surviving corporation, will present its financial information to its shareholders.

         In the opinion of management of Kinross, these pro forma statements include all adjustments necessary for the fair presentation of the pro forma financial statements included herein.

         The pro forma statements are not necessarily indicative either of the results that would actually have been achieved if the transactions reflected therein had been completed on the dates indicated or the results, which may be obtained in the future. In preparing these pro forma financial statements, no adjustments have been made to reflect transactions, which have occurred since the dates indicated, or the operating synergies and general and administrative cost savings expected to result from combining the operations of Kinross and La Teko.

         The pro forma statements should be read in conjunction with the description of the Merger of Kinross and La Teko in this information circular, the description of the Merger of Kinross and Amax in this information circular, the December 31, 1997 audited financial statements of Kinross, La Teko and Amax and the September 30, 1998 unaudited financial statements of Kinross and La Teko.

                                     Fin-7

2.       PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

         The pro forma statements incorporate the following assumptions

          o Completion of the transactions contemplated by the Merger Agreement, as more fully described elsewhere herein, resulting in the combination of the businesses of Kinross and La Teko.

          o Approval of the merger by shareholders of La Teko. These pro forma consolidated financial statements give effect to the following assumptions and adjustments as if they had occurred on September 30, 1998 in respect of the consolidated pro forma balance sheet and on January 1, 1997 and 1998 in respect of the consolidated pro forma statements of operations.

Transactions Giving Effect to the Business Combination:

          2.1 The issuance of Kinross of 10,459,166 common shares in exchange for 23,533,358 common shares of La Teko not previously owned by Kinross.

          2.2 The inclusion of the operating results of Amax from January 1, 1998 to May 31, 1998, pursuant to the Merger, which became effective June 1, 1998.

          2.3 The elimination of the intercorporate investment of 2,242,000 shares of La Teko previously owned by Kinross.

          2.4 The reading of the estimated out-of-pocket costs of $500,000 associated with the transaction, which will be allocated to mineral properties, plant and equipment as part of the purchase price.

          2.5 The elimination of the common share capital and deficit of La Teko at September 30, 1998.

Adjustments to Record the Purchase Price

          2.6 The allocation of the aggregate purchase price to La Teko's net assets, in accordance with the purchase method of accounting is as follows:

               Common shareholders' equity acquired..................................                        $13,099,000
               Deduct effect of the adjustment described in 2.3 relating to                                    1,747,000
               intercorporate investment.............................................                        -----------
               Pro forma book value of assets acquired...............................                         11,352,000
               Purchase price (equal to fair value of shares issued).................      $25,944,000
               Estimated out-of-pocket costs of acquisition described in 2.4.........          500,000
                                                                                            ----------
                                                                                                              26,444,000
                                                                                                             -----------
               Excess purchase price allocated to net assets acquired................                        $15,092,000
                                                                                                             ===========

              For purposes of the pro forma financial statements, the excess purchase price has been allocated to mineral properties, plant and equipment.

                                     Fin-8

3.       COMMON SHARES OUTSTANDING

         The number of pro forma common shares outstanding after giving effect to the transaction is:

                                                                      (000's)
                                                                      -------
         Common shares of Kinross as at September 30, 1998........    292,172
         La Teko common shares outstanding (net of the
          intercorporate investment) at September 30, 1998
            converted to equivalent Kinross
             common shares (23,533 x 0.44444)....................      10,459
                                                                      -------
         Pro forma common shares outstanding September 30, 1998 ..    302,631
                                                                      =======

4.       Per Share Information

         The pro forma net loss per common share in the amount of $0.05 and $0.44 for the nine months ended September 30, 1998, and for the year ended December 31, 1997, respectively, have been calculated using the weighted average common shares outstanding on a pro forma basis.

         For the year ended December 1, 1997

                                                                      (000's)
                                                                      -------
         Weighted average pro forma Kinross common shares
           reflecting the Amax merger.............................    283,593
         Weighted average La Teko common shares
           outstanding during the year adjusted to
             equivalent common shares of
             Kinross (23,467 x 0.44444)..........................      10,430
                                                                      -------
         Pro forma weighted average number of
           common shares outstanding.............................     294,023
                                                                      =======


         For the nine months ended September 30, 1998

                                                                      (000's)
                                                                      -------
         Weighted average pro forma Kinross common
           shares reflecting the Amax merger.....................     292,289
         Weighted average La Teko common shares outstanding
           during the years adjusted to equivalent common
            shares of Kinross (23,467 x 0.44444).................      10,430
                                                                      -------
         Pro forma weighted average number of common shares.......    302,719
                                                                      =======

5. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

         The pro forma consolidated financial statements have been prepared in accordance with Canadian GAAP which differs in the following material respects from those principles and practices that Kinross would have followed had its consolidated financial statements been prepared in accordance with U.S. GAAP.

         (a) Canadian GAAP allows for the elimination of operating deficits by the reduction of stated capital attributable to common shares with a corresponding offset to the accumulated deficit. This reclassification, which Kinross made in 1991, is not permitted by U.S. GAAP and would require in each subsequent year an increase in share capital and a reduction in retained earnings of $5,254,000.

         (b) Under Canadian GAAP, the convertible debentures are accounted for in accordance with their substance and as such are presented in the financial statements in their liability and equity component parts. Under U.S. GAAP, the entire face value of the convertible debentures is treated as debt with interest expense based on the coupon rate of 5.5%. The reclassification for U.S. GAAP would require Kinross to increase the debt component of the convertible debentures

                                     Fin-9
               to $142,971,000, decrease the convertible debenture equity component by $101,504,000 and decrease the deficit by $2,670,000 as at September 30, 1998 and increase interest expense by $2,920,000 for the nine months ended September 30, 1998 and increase interest expense by $3,276,000 for the year ended December 31, 1997.

         (c) SFAS No. 123 "Accounting for Stock-Based Compensation", issued in October 1995, defines a fair value based method of accounting for employee stock options. Under this fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the exercise period. However, SFAS No. 123 allows an entity to continue to measure compensation cost in accordance with Accounting Principle Board Statement No. 25 ("APB 25"). Kinross' policy to measure compensation costs related to stock options is in accordance with APB 25 and recognizes no compensation expense for stock options granted.

         (d) Under U.S. GAAP, the measures, "Income (Loss) Before the Undernoted" and "Loss Before Taxes and Other Items" are not recognized terms and would therefore not be presented. "Income
               (Loss) Before the Undernoted" when adjusted to include "Write-down of Mineral Properties" of $80,478,000 in the year ended December 31, 1997 and to exclude "Interest and Other Income" of $20,876,000 in the nine months ended September 30,1998 and $7,590,000 in the year ended December 31, 1997 is comparable to the terminology "Income (Loss) from Operations" under U.S. GAAP. Such amount would be ($12,810,000) in the nine months ended September 30, 1998 and ($97,824,000) in the year ended December 31, 1997. "Loss (Income) Before Taxes" is comparable to the terminology "Loss Before Income Taxes and Cumulative Effect of Accounting Change" under U.S. GAAP.

6.       SUBSEQUENT EVENT

         In December 1998, after a careful review of the carrying values of certain assets in the continuing low gold price environment, Kinross recorded a non-cash charge of approximately $216.1 million. The write-down consisted of $104.6 million of excess costs resulting from the Amax Merger, $46.9 million on the historical carrying value of its Refugio mine, $40.5 million on the historical carrying value of its Fort Knox mine and the balance on other non-core assets.

         Under Canadian GAAP, when the net carrying value of an asset, less the accumulated provision for future site restoration costs exceeds the net recoverable amount a write-down is required. Under Canadian GAAP, the net recoverable amount is computed using estimated future net cash flows including site-specific interest expense on an undiscounted basis. Under U.S. GAAP, the impairment analysis is performed using similar criteria with two major differences. The assessment for U.S. GAAP does not include site-specfic debt carrying costs, but requires Kinross to discount the estimated future net cash flows.

         Accordingly, under U.S. GAAP, Kinross would be required to increase its December 1998 write-down by $84.9 million.

                                     Fin-10

LA TEKO RESOURCES LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS
(EXPRESSED IN U.S. DOLLARS)

Nine months ended September 30, 1998 and 1997                   Unaudited



                                                     1998           1997
-------------------------------------------------------------------------
EXPENSES
   General and administrative expenses            $ 549,160      691,340
   Operating and mine maintenance costs             221,484      218,215
   Royalty and lease                                112,500      112,500
   Depreciation                                      10,855       42,811
   New prospect evaluation                            1,319           --
------------------------------------------------------------------------

                                                    895,318    1,064,866
------------------------------------------------------------------------

Loss from operations before other items            (895,318)  (1,064,866)

OTHER ITEMS
Interest income (net)                                24,357       58,870
Unrealized loss on investments                     (191,661)           --
Loss on sale of investments                        (135,708)           --
Loss of sale equipment                                    --      (2,924)
------------------------------------------------------------------------

NET LOSS                                         (1,198,330)  (1,008,920)
========================================================================

NET LOSS PER SHARE                               $   (0.042)      (0.043)
========================================================================

                                     Fin-11

LA TEKO RESOURCES LTD.

CONSOLIDATED BALANCE SHEETS
(EXPRESSED IN U.S. DOLLARS)

September 30, 1998 and December 31, 1997                             Unaudited


                                                SEPTEMBER 30,      December 31,
                                                     1998              1997
------------------------------------------------------------------------------
CURRENT ASSETS
   Cash and short-term deposits                 $ 1,291,750           613,304
   Accounts receivable                               11,228            93,891
   Prepaid expenses                                  39,500           160,090
-----------------------------------------------------------------------------

     Total current assets                         1,342,478           867,285
Mineral properties and deferred costs            11,551,687        10,985,135
Plant and equipment                                  46,532            57,593
Investments                                         366,879           750,913
=============================================================================

                                                 13,307,576        12,660,926
=============================================================================

CURRENT LIABILITIES
   Bank demand loan                                      --           150,000
   Accounts payable and accrued expenses            208,567            84,462
-----------------------------------------------------------------------------

                                                    208,567           234,462

SHAREHOLDERS' EQUITY
Common capital stock; no par value;
   authorized:  100,000,000 shares; issued
        and outstanding:  25,775,358
            (1997: 23,467,358)                   20,053,092         18,182,217
Accumulated deficit                              (6,954,083)        (5,755,753)
------------------------------------------------------------------------------

                                                 13,099,009         12,426,464
==============================================================================

                                                 13,307,576         12,660,926
==============================================================================

                                     Fin-12

LA TEKO RESOURCES LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
(EXPRESSED IN U.S. DOLLARS)

For the years ended December 31, 1996 and 1997
and nine months ended September 30, 1998

                                                                                                            Unaudited

-------------------------------------------------------------------------------------------------------------------------
                                                                Common Stock               Accumulated
                                                          Shares            Amount           Deficit            TOTAL
-------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1995                             36,729,449        24,064,475        (5,249,313)       $18,815,162
1996
Common stock issued for:
   Exercise of options                                    138,780           222,048                --            222,048
Compensatory stock options                                     --           188,125                --            188,125
Net income                                                     --                --           955,785            955,785
-------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1996                             36,868,229        24,474,648        (4,293,528)        20,181,120
1997
Common stock issued for:
   Exercise of options                                      5,000             8,000                --              8,000
   Other                                                    5,100                --                --                 --
Compensatory stock options (reduction)                         --           (43,125)               --            (43,125)
Net loss                                                       --                --        (1,462,225)        (1,462,225)
-------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1997                             36,878,329        24,439,523        (5,755,753)        18,683,770

NINE MONTHS ENDED SEPTEMBER 30, 1998
Common stock issued for:
   Cash, net of financing costs                         2,200,000        $1,767,200                --          1,767,200
   Mineral properties                                      43,000            38,675                --             38,675
   Employee termination payment                            65,000            65,000                --             65,000
Net loss                                                       --                --        (1,198,330)        (1,198,330)
-------------------------------------------------------------------------------------------------------------------------

Balance, September 30, 1998                            39,186,329        26,310,398        (6,954,083)        19,356,315

Less treasury shares                                  (13,410,971)       (6,257,306)               --         (6,257,306)
=========================================================================================================================

BALANCE, SEPTEMBER 30, 1998                            25,775,358        20,053,092        (6,954,083)       $13,099,009
=========================================================================================================================

                                     Fin-13

LA TEKO RESOURCES LTD.

CONSOLIDATED STATEMENTS OF CASH FLOW
(EXPRESSED IN U.S. DOLLARS)

Nine months ended September 30, 1998 and 1997

                                                                                                                Unaudited

                                                                                                1998              1997
--------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                                                  $(1,198,330)      (1,008,920)
   Charges (credits) to operations not affecting cash:
     Unrealized loss on marketable securities                                                    191,661               --
     (Gain)/loss on sale of investments                                                          135,708            2,924
     Shares issued for employee termination payment                                               65,000               --
     Depreciation                                                                                 10,855           42,811
     Loss on abandonment of furnishings and equipment-                                                --               --
-------------------------------------------------------------------------------------------------------------------------
                                                                                                (795,106)        (963,185)
Net changes
     Decrease in accounts receivable and pre-paid expenses                                       203,458          121,897
     Decrease in accounts payable and accrued expenses                                           124,105          (99,090)
-------------------------------------------------------------------------------------------------------------------------

Net cash used in operating activities                                                           (467,543)        (940,378)

CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds from sale of investments                                                              58,304               --
   Proceeds on sale of partial interest in mineral property                                       11,638               --
   Exploration costs capitalized                                                                (334,154)        (406,326)
   Investment in mineral properties                                                             (244,036)        (199,818)
   Acquistion of investments                                                                      (1,638)              --
   Purchase of plant and equipment                                                                    --          (65,464)
   Proceeds from sale of equipment                                                                    --            3,456
-------------------------------------------------------------------------------------------------------------------------

Net cash used in investing activities                                                           (509,886)        (668,152)
-------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Reduction of principal on debt                                                                     --         (372,500)
   Common stock issued:
     For cash, net of financing costs                                                          1,767,200            8,000
     For mineral properties                                                                       38,675               --
-------------------------------------------------------------------------------------------------------------------------

Net cash used in financing activities                                                          1,805,875         (364,500)
-------------------------------------------------------------------------------------------------------------------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                             828,446       (1,973,030)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                                   463,304        3,041,205
=========================================================================================================================

CASH AND CASH EQUIVALENTS, END OF PERIOD                                                      $1,291,750        1,068,175
=========================================================================================================================

                                     Fin-14

LA TEKO RESOURCES LTD.

CONSOLIDATED STATEMENTS OF CASH FLOW
(EXPRESSED IN U.S. DOLLARS)

Nine months ended September 30, 1998 and 1997                          Unaudited




                                                          1998             1997
--------------------------------------------------------------------------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

   Cash paid during the period for interest              --                2,562
   Cash paid during the period for income taxes          --                   --

SUPPLEMENTARY SCHEDULE OF NON-CASH INVESTING AND
   FINANCING ACTIVITIES

Depreciation capitalized into deferred costs             --                   --
Stock issued as bonus compensation                       --                   --

                                     Fin-15

La Teko Resources Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(EXPRESSED IN U.S. DOLLARS)

Nine months ended September 30, 1998 and 1997                          Unaudited

1.   BASIS OF PRESENTATION
--------------------------------------------------------------------------------
These financial statements have been prepared in accordance with U.S. generally accepted accounting principles and are expressed in U.S. dollars. The accompanying consolidated financial statements have not been examined by independent accountants in accordance with generally accepted auditing standards, but in the opinion of management such financial statements include all adjustments (consisting only of normal recurring adjustments) necessary to summarize fairly La Teko's financial position and results of operations.

2.   SHARE CAPITAL
--------------------------------------------------------------------------------
Authorized - 100,000,000 shares having no par value
Issued - 25,775,358

During the period shares issued are as follows:


                                                                        Number of              Price
                                                                        Shares
---------------------------------------------------------------------------------------------------------------------------

Cash net of financing costs                                              2,200,000            $ 0.85            $1,767,200
Mineral properties                                                          43,000           $0.8994                38,675
Employee termination payment                                                65,000            $ 1.00                65,000
---------------------------------------------------------------------------------------------------------------------------

                                                                         2,265,000                              $1,870,875
===========================================================================================================================


Options outstanding at September 30, 1998:

                                Number                                       Price            Expire
---------------------------------------------------------------------------------------------------------------------------
                              300,000                                        $1.60         11/16/2000-03
                              100,000                                        $2.50          03-14-2001
                              200,000                                        $2.41         06/05/2001-04
                              500,000                                        $1.85         12-10-2001-04

                               24,000                                        $1.60          08/17/1999
                              100,000                                        $1.50         07/16/2002-05
                               50,000                                        $1.60          12/31/1998
                              150,000                                        $1.05         10/08/2002-05

Warrants outstanding at September 30, 1998:

                                Number                                       Price            Expire
---------------------------------------------------------------------------------------------------------------------------
                             2,133,000                                    $1.05/$1.25    May 1, 1999/2000
                               200,000                                    $1.05/$1.25    June 18, 1999/2000


                                     Fin-16

La Teko Resources Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS continued
(EXPRESSED IN U.S. DOLLARS)

Nine months ended September 30, 1998 and 1997                          Unaudited

3.   SUBSEQUENT EVENT
--------------------------------------------------------------------------------
On November 16, 1998, the Company agreed to enter into a business combination with Kinross Gold Corporation whereby shareholders of La Teko would receive one share of Kinross for each 2.65 of La Teko shares.

On January 8, 1999, the terms of the Arrangement were amended to provide that shareholders of La Teko will receive one share of Kinross for each 2.25 of La Teko shares.

The proposed transaction is subject to shareholder and regulatory approval.

                                     Fin-17

                               BEDFORD CURRY & CO.
                              CHARTERED ACCOUNTANTS



                                                        Michael J. Bedford Inc.
                                                              John E. Curry Inc.



                                AUDITORS' REPORT







To the Shareholders of La Teko Resources Ltd.

We have audited the consolidated balance sheets of La Teko Resources Ltd. (a Canadian corporation) as of December 31, 1997 and 1996, and the consolidated statements of operations, changes in shareholders' equity and cash flows for the years ended December 31, 1997, 1996 and 1995. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the consolidated financial position of the company as at December 31, 1997 and 1996, the changes in shareholders' equity and the consolidated results of its operations and its cash flows for the years ended December 1997, 1996 and 1995 in accordance with United States generally accepted accounting principles. As required by the British Columbia Company Act, we report that, in our opinion, these principles have been applied on a consistent basis.



Vancouver, British Columbia                                 BEDFORD CURRY & CO.
February 28, 1998, except as to Note 11(b)                CHARTERED ACCOUNTANTS
which is as of March 26, 1998

                                     Fin-18

La Teko Resources Ltd.

CONSOLIDATED STATEMENTS OF OPERATIONS
(EXPRESSED IN U.S. DOLLARS)

Year ended December 31, 1997

                                                                             1997              1996             1995
---------------------------------------------------------------------------------------------------------------------------
EXPENSES
     General and administrative expenses                            $       863,947          956,413           674,550
     Operating and mine maintenance costs                                   387,855          275,623           151,179
     Royalty and lease                                                      150,000          150,000           286,901
     Depreciation                                                            45,244           54,828            51,092
     New prospect evaluation                                                 14,409           55,708            36,741
---------------------------------------------------------------------------------------------------------------------------

                                                                          1,461,455        1,492,572         1,200,463
---------------------------------------------------------------------------------------------------------------------------

Loss from operations before other items                                  (1,461,455)      (1,492,572)       (1,200,463)
Other income (expense)
     Interest income (expense) (net)                                         63,767            7,687           (62,893)
     Gain (loss) on sale of equipment                                       (23,571)           7,969            (8,132)
     Abandonment of mineral property                                        (40,966)              --          (454,305)
     Gain on sale of mineral property                                            --        2,447,248         1,383,436
---------------------------------------------------------------------------------------------------------------------------

Income (loss) before income taxes                                        (1,462,225)         970,332          (342,357)

Provision for income taxes expense - Note 5                                      --           14,547            22,500
---------------------------------------------------------------------------------------------------------------------------

NET INCOME (LOSS)                                                   $    (1,462,225)         955,785          (364,857)
===========================================================================================================================



Income (loss) per share - Note 8                                    $         (0.06)            0.04             (0.02)
===========================================================================================================================

                                     Fin-19

La Teko Resources Ltd.

CONSOLIDATED BALANCE SHEETS
(EXPRESSED IN U.S. DOLLARS)

As at December 31, 1997

                                                                                               1997             1996
---------------------------------------------------------------------------------------------------------------------------
ASSETS
Current
     Cash and short-term deposits                                                     $      613,304         3,041,205
     Accounts receivable                                                                      93,891            15,918
     Inventories                                                                                  --             6,295
     Prepaid expenses                                                                        160,090           200,845
---------------------------------------------------------------------------------------------------------------------------

                                                                                             867,285         3,264,263
Mineral properties and deferred costs (Note 2)                                            10,985,135        10,515,140
Plant and equipment (Note 3)                                                                  57,593           210,716
Investments (Note 4)                                                                         750,913           500,913
===========================================================================================================================

                                                                                      $   12,660,926        14,491,032
===========================================================================================================================

LIABILITIES
Current
     Bank demand loan                                                                 $      150,000                --
     Accounts payable and accrued expenses                                                    84,462           194,718
     Current portion of long-term debt                                                            --           372,500
---------------------------------------------------------------------------------------------------------------------------

                                                                                             234,462           567,218

SHAREHOLDERS' EQUITY
Common capital stock; no par value;
     authorized:  100,000,000 shares; issued and outstanding:
     23,467,358 (1996:  23,457,258) (Note 6)                                              18,182,217        18,217,342
Accumulated deficit                                                                       (5,755,753)       (4,293,528)
---------------------------------------------------------------------------------------------------------------------------


                                                                                          12,426,464        13,923,814
===========================================================================================================================


                                                                                      $   12,660,926        14,491,032
===========================================================================================================================

                                     Fin-20

La Teko Resources Ltd.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
(EXPRESSED IN U.S. DOLLARS)

Year ended December 31, 1997

---------------------------------------------------------------------------------------------------------------------------
                                                                Common Stock               Accumulated
                                                                                             Deficit
                                                          Shares            Amount                              Total
---------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1994                              6,287,809       23,052,479        (4,884,456)         $18,168,023
1995
Common stock issued for:
     Public offering sales                                 70,520          177,005                --             177,005
     Exercise of warrants                                 371,120          814,061                --             814,061
     Short-swing profits                                       --            2,100                --               2,100
     Less public offering and private
       placement costs                                         --          (45,360)               --             (45,360)
Compensatory stock options                                     --           64,190                --              64,190
Net income (loss)                                              --               --          (364,857)           (364,857)
---------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1995                             36,729,449       24,064,475        (5,249,313)         18,815,162
1996
Common stock issued for:
     Exercise of options                                  138,780          222,048                --             222,048
Compensatory stock options                                     --          188,125                --             188,125
Net income (loss)                                              --               --           955,785             955,785
---------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1996                             36,868,229       24,474,648        (4,293,528)         20,181,120
1997
Common stock issued for:
     Exercise of options                                    5,000            8,000                --               8,000
     Other                                                  5,100               --                --                  --
Compensatory stock options (reduction)                          --          (43,125)                --                   --
Net income (loss)                                               --                --        (1,462,225)         (1,462,225)
---------------------------------------------------------------------------------------------------------------------------

                                                           10,100          (35,125)       (1,462,225)         (1,454,225)
---------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1997                             36,878,329       24,439,523        (5,755,753)         18,726,895

Less treasury shares                                  (13,410,971)      (6,257,306)               --          (6,257,306)
===========================================================================================================================

Balance, December 31, 1997                             23,467,358       18,182,217        (5,755,753)         $12,469,589
===========================================================================================================================

                                     Fin-21

La Teko Resources Ltd.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(EXPRESSED IN U.S. DOLLARS)

Year ended December 31, 1997

                                                                             1997              1996             1995
---------------------------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Net income (loss)                                                   $    (1,462,225)          955,785          (364,857)
Charges (credits) to operations not affecting cash:
     (Gain) loss on sale of equipment                                        23,571            (7,969)           10,004
     Depreciation                                                            45,244            54,828            51,092
     Gain on sale of mineral property                                            --        (2,447,248)       (1,383,436)
     Abandonment of mineral property                                         40,966             2,294           454,305
     Compensatory stock options                                             (43,125)          188,125            64,190
---------------------------------------------------------------------------------------------------------------------------
                                                                         (1,395,569)       (1,254,185)       (1,168,702)
Net changes
     (Increase)  decrease in accounts receivable and pre-paid
        expenses                                                            (30,923)           84,654           (87,506)
     Increase  (decrease)  in  accounts  payable  and accrued
       expenses                                                            (110,256)          (45,723)          101,707
---------------------------------------------------------------------------------------------------------------------------
Net cash used in operating activities                                    (1,536,748)       (1,215,254)       (1,154,501)
---------------------------------------------------------------------------------------------------------------------------
Cash Flows from Investing Activities
     Investment in mineral properties                                      (209,818)         (107,752)         (272,950)
     Exploration costs capitalized                                         (551,143)         (304,906)         (321,984)
     Purchase of plant and equipment                                        (70,252)          (65,080)          (13,047)
     Proceeds from sale of equipment                                        154,560             9,800            13,705
     Increase in investments                                               (250,000)         (269,844)               --
     Proceeds from sale of mineral property                                 250,000         2,500,000         3,500,000
---------------------------------------------------------------------------------------------------------------------------

Net cash provided by (used in) investing activities                        (676,653)        1,762,218         2,905,724
---------------------------------------------------------------------------------------------------------------------------
Cash Flows From Financing Activities
     Proceeds from debt financing                                                --                --           200,000
     Reduction of principal on debt                                        (372,500)         (700,085)         (202,115)
     Cash proceeds from issuance of common stock                              8,000           222,048           991,066
     Public offering and reorganization costs                                    --                --           (45,360)
     Short-swing profits                                                         --                --             2,100
---------------------------------------------------------------------------------------------------------------------------
Net cash provided by (used in) financing activities                        (364,500)         (478,037)          945,691
---------------------------------------------------------------------------------------------------------------------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                     (2,577,901)           68,927         2,696,914

Cash and cash equivalents, beginning of year                              3,041,205         2,972,278           275,364
---------------------------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, END OF YEAR                              $       463,304         3,041,205         2,972,278
===========================================================================================================================
CASH AND CASH EQUIVALENTS ARE REPRESENTED BY:
     Cash                                                           $       613,304         3,041,205         2,972,278
     Bank indebtedness                                                     (150,000)               --                --
---------------------------------------------------------------------------------------------------------------------------

                                                                    $       463,304         3,041,205         2,972,278
===========================================================================================================================
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
     Cash paid during the period for interest                       $         2,562            94,196           134,072
     Cash paid during the period for income taxes                   $            --            37,047                --
SUPPLEMENTARY SCHEDULE OF NON-CASH INVESTING AND FINANCING
     ACTIVITIES
     Depreciation capitalized into deferred costs                   $            --                --             4,835

                                     Fin-22

La Teko Resources Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(EXPRESSED IN U.S. DOLLARS)

Year ended December 31, 1997

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION -- The consolidated financial statements include the accounts of the company and its wholly-owned subsidiaries, La Teko Resources, Inc., a Nevada corporation and Ryan Lode Mines, Inc., an Alaska Corporation.

The consolidated financial statements are presented in U.S. dollars and prepared in accordance with accounting principles generally accepted in the United States.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FOREIGN CURRENCY TRANSLATION -- Transactions in Canadian dollars, primarily related to certain asset acquisitions and administrative expenses, have been translated to U.S. dollars as prescribed by SFAS No. 52 "Foreign Currency Translation". Balance sheet items have been converted to U.S. dollars at exchange rates on specific dates of asset acquisition, where practicable, or at year-end exchange rates. Operating statement amounts have been converted at actual rates on dates of specific transactions.

INCOME (LOSS) PER SHARE -- Income (loss) per share of common stock is computed based on the weighted average number of common shares outstanding during the year.

CASH EQUIVALENTS -- For purposes of the Statement of Cash Flows, the company considers all short-term debt instruments with maturities of less than three months as cash equivalents.

MARKETABLE SECURITIES -- The company has adopted the provisions of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

The company classifies its marketable debt securities as "held to maturity" if it has the positive intent and ability to hold the securities to maturity. All other marketable debt and equity securities are classified as "available for sale". Securities classified as "available for sale" are carried in the financial statements at fair value. Realized gains and losses determined using the specific identification method are included in earnings; unrealized holding gains and losses are reported as a separate component of stockholders' equity. Securities classified as held to maturity are carried at amortized cost.

INVESTMENTS -- Investments in marketable securities are carried at cost, which approximates market value. Investments are written down to recognize a loss when a reduction in value is considered to be other than a temporary decline.

                                     Fin-23

(EXPRESSED IN U.S. DOLLARS)

Year ended December 31, 1997

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (continued)

MINERAL PROPERTIES AND DEFERRED COSTS -- Mineral properties and deferred costs are recorded at the lower of cost or the present value of estimated recoverable amounts applicable thereto. Exploration and development expenses are deferred until the mineral properties are brought into production, at which time they are amortized on a units-of-production basis, or until the properties are abandoned or sold, at which time the deferred costs are written off or charged against sales proceeds. Capitalized costs and deferred exploration are evaluated at least annually to determine the probability of recovery and the requirement for periodic adjustments.

Certain properties are in the exploration or development stage. The ultimate realization of capitalized costs is dependent upon the determination of economically recoverable reserves, the ability of the company to obtain necessary financing to complete development, future profitable production and/or proceeds from sale of these properties.

When a property is determined not to be commercially productive or its value impaired, the accumulated costs are charged to operations to the extent that costs exceed estimated net realizable value.

PLANT AND EQUIPMENT -- Plant and equipment are recorded at cost and are depreciated on the declining balance method over their estimated useful lives at rates varying from 10% to 30% per year. Maintenance and repairs are expensed as incurred. Replacements and major improvements are capitalized.

FAIR VALUE OF FINANCIAL INSTRUMENTS THAT APPROXIMATE CARRYING VALUES -- The company has financial instruments, none of which are held for trading purposes. The company estimates that the fair value of such financial instruments does not differ materially from the aggregate carrying values of its financial instruments reported in the financial statements. The estimated fair value amounts have been determined by the company using available market information and appropriate valuation methodologies. Considerable judgement is necessarily required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the company could realize in a current market exchange. As a result of the risk associated with these financial instruments, the cost applicable thereto approximates market.

INCOME TAXES -- The company follows the tax allocation method of accounting for income taxes, whereby deferred taxes and tax benefits are provided to the extent that current taxes are affected by differences in accounting methods for book and income tax purposes, primarily related to capitalization of equipment and exploration and development costs, and depreciation and amortization related thereto.

                                     Fin-24

LA TEKO RESOURCES LTD.

(EXPRESSED IN U.S. DOLLARS)

Year ended December 31, 1997

NOTE 2 - MINERAL PROPERTIES AND DEFERRED COSTS

----------------------------------------------------------------------------------------------------------------------
                                                  Balance     Capitalized     Balance     Capitalized      Balance
                                               December 31,    Additions    December 31,   Additions    December 31,
                                                   1995       (Deletions)       1996      (Deletions)       1997
                                                                  1996                        1997
----------------------------------------------------------------------------------------------------------------------
RYAN LODE
Acquisition cost                                $4,839,376           --      4,839,376      (250,000)     4,589,376
Deferred exploration and dev't expenses          4,882,993       73,570      4,956,563       224,591      5,181,154
----------------------------------------------------------------------------------------------------------------------
Total Ryan Lode                                  9,722,369       73,570      9,795,939       (25,409)     9,770,530
----------------------------------------------------------------------------------------------------------------------
MARGARITA
Acquisition cost                                   350,100           --        350,100            --        350,100
Deferred exploration and dev't expense               4,554       71,540         76,094         4,458         80,552
----------------------------------------------------------------------------------------------------------------------
Total Margarita                                    354,654       71,540        426,194         4,458        430,652
----------------------------------------------------------------------------------------------------------------------
JUNIPER
Deferred exploration and dev't expenses             78,211       90,294        168,505        63,257        231,762
----------------------------------------------------------------------------------------------------------------------
Total Juniper                                       78,211       90,294        168,505        63,257        231,762
----------------------------------------------------------------------------------------------------------------------
TRUE NORTH
Acquisition cost                                        --           --             --       154,818        154,818
Deferred exploration and dev't expenses                 --           --             --        70,647         70,647
----------------------------------------------------------------------------------------------------------------------
Total True North                                        --           --             --       225,465        225,465
----------------------------------------------------------------------------------------------------------------------
TWIN BUTTES
Acquisition cost                                        --       30,000         30,000        45,000         75,000
Deferred exploration and dev't expenses                 --       27,634         27,634       125,037        152,671
----------------------------------------------------------------------------------------------------------------------
Total Twin Buttes                                       --       57,634         57,634       170,037        227,671
----------------------------------------------------------------------------------------------------------------------
DISCOVERY
Acquisition cost                                        --       15,000         15,000        10,000         25,000
Deferred exploration and dev't expenses                 --       20,555         20,555        53,500         74,055
----------------------------------------------------------------------------------------------------------------------
Total Discovery                                         --       35,555         35,555        63,500         99,055
----------------------------------------------------------------------------------------------------------------------
LUCKY GULCH
Acquisition cost                                        --       10,000         10,000            --         10,000
Deferred exploration and dev't expenses                 --       21,313         21,313         9,653         30,966
Abandonment of property                                 --           --             --       (40,966)       (40,966)
----------------------------------------------------------------------------------------------------------------------
Total Lucky Gulch                                       --       31,313         31,313       (31,313)            --
----------------------------------------------------------------------------------------------------------------------
Total Mineral Properties                        $10,155,234     359,906     10,515,140       469,995     10,985,135
======================================================================================================================

                                     Fin-25

LA TEKO RESOURCES LTD.

(EXPRESSED IN U.S. DOLLARS)

Year ended December 31, 1997

NOTE 2 - MINERAL PROPERTIES AND DEFERRED COSTS (CONTINUED)

RYAN LODE MINE

The principal Ryan Lode leasehold interest consists of 10 patented lode claims and 15 unpatented lode claims. The company's lease, dated November 7, 1992, provides for a primary term of 20 years commencing January 1, 1993 with four five-year extensions, all subject to the timely payment of production and/or advance royalty payments of $150,000 for the primary term and escalating in $50,000 increments for each 5 year extension increasing to $350,000 per year in 2028 and annually thereafter. Advance minimum royalties may be applied against production royalties for the year of production only.

The Ryan Lode Mine includes other claims subject to net profits and net smelter returns royalties with advance minimum royalty requirements. Generally, net profits royalties payable to the State of Alaska on future production are 3% whereas the royalties based on gross value of mineral products removed from the mining properties are 5%. Advance minimum royalty payments are to be deducted from production royalties.

On December 19, 1997 the company agreed with Silverado Gold Mines Ltd. ("Silverado") for Silverado to acquire an option to purchase all of its interest in the Ryan Lode property, for $12,000,000. As consideration for the grant of the option, Silverado delivered 1,000,000 of its common shares to the company (Note 4).

Silverado is required to make payments to the company and to complete minimum expenditures on the property as follows:

                                                                                          Cash          Expenditure
-----------------------------------------------------------------------------------------------------------------------
On January 30, 1998 (Plus $150,000 to be applied to advance royalty)                  $     50,000               --
On February 27, 1998                                                                       450,000               --
By December 1, 1998                                                                        300,000      $ 1,000,000
By December 1, 1999                                                                        400,000      $ 1,000,000
By December 1, 2000                                                                        700,000      $ 1,000,000
On the earlier of June 1, 2002, the completion of a mining facility or 30 days
   after commencement of commercial production                                           3,000,000               --
6 months after above payment date                                                        7,100,000               --
-----------------------------------------------------------------------------------------------------------------------
                                                                                      $ 12,000,000
=======================================================================================================================

Should the property not proceed into commercial production by June 1, 2002, Silverado may extend the construction period for up to 5 years by making annual payments of $500,000 to the company, $375,000 of which will be credited to the purchase price.

Silverado has not made the payments to the company due on January 30, 1998 and February 27, 1998 or the advance royalty payment of $150,000 (which was made by the company on its due date) and the company has given notice to Silverado that it is in default of the terms of the agreement, see Note 11(b).

                                     Fin-26

LA TEKO RESOURCES LTD.

(EXPRESSED IN U.S. DOLLARS)

Year ended December 31, 1997

NOTE 2 - MINERAL PROPERTIES AND DEFERRED COSTS (CONTINUED)

RYAN LODE MINE (continued)

The company has reduced the carrying cost of the Ryan Lode property by the market value of the 1,000,000 Silverado shares option consideration, being $250,000.

MARGARITA

The Margarita project comprises 34 unpatented lode mining claims consisting of the Margarita, MX and NWM claims in Santa Cruz County, Arizona.

A royalty of 10% of net profits is payable on the first 20,000 ounces of product removed for the property and 15% thereafter. "Net profits" is determined after deduction of exploration costs, capital expenditures and all other operating costs.

There are additional obligations to prior owners for a 3% net smelter return royalty on the Margarita properties.

JUNIPER

In February 1995, the company located 104 state of Alaska prospecting sites on approximately 16,131 acres approximately 30 miles north northeast of Fairbanks, Alaska and in 1996, the company staked 403 State of Alaska claims on the property.

TRUE NORTH

On January 10, 1994, the company executed a mining property transfer agreement with AMAX and acquired the 2,333-acre True North project. It has subsequently staked and acquired additional claims, bringing the total True North property to approximately 10,100 acres.

In June 1995, the company executed a joint-venture agreement with Newmont Exploration Limited, a subsidiary of Newmont Gold Mining Company, whereby Newmont acquired a 65% interest in the True North property, contingent upon its continued development of the property and the payment of specified amounts required to explore, develop and place the property into production,

The agreement provided for Newmont to pay La Teko $6 million in cash, to expend at least $3 million during 1995 and 1996 for exploration, development and property payments on the True North property and, if it continued with the project, to expend up to an additional $18 million for a feasibility study and the installation of capital equipment required to place the property into production. Newmont has satisfied its $3 million capital requirement for 1995 and 1996 and has extended the required date for completion of a feasibility study by continued active exploration work.

                                     Fin-27

LA TEKO RESOURCES LTD.

(EXPRESSED IN U.S. DOLLARS)

Year ended December 31, 1997

NOTE 2 - MINERAL PROPERTIES AND DEFERRED COSTS (CONTINUED)

TRUE NORTH (continued)

In 1995, as a result of the $3.5 million received in cash, the company reflected a $1,383,436 gain from the sale of mineral properties. In 1996, Newmont paid $2.5 million and the company recognized an additional $2,447,248 gain. In accordance with generally accepted accounting principles applicable to the mining industry, the company wrote off all of its previously capitalized True North costs against the $6 million cash received from Newmont.

If Newmont determines that the results of a future feasibility study do not warrant development of the True North property, then Newmont will be deemed to have elected to terminate the joint venture. If Newmont determines, in its sole discretion, that the results of the feasibility study warrant development of the True North property, then the joint venture will proceed with development and the initiation of production, with Newmont being obligated to contribute for development up to $18 million. Any amounts by which the True North development costs exceed the $18 million development commitment, as adjusted, will be borne by Newmont and La Teko in proportion to their respective participating interest.

Newmont may terminate the joint venture at any time in its sole discretion without further liability, in which case it would be required to convey to La Teko the 65% interest in the True North property acquired from La Teko and contributed to the joint venture plus its 65% interest in subsequently-acquired property in the area of interest. Newmont will not be entitled to reimbursement of any amounts paid to La Teko, spent on the True North property or contributed to the joint venture prior to termination. Termination of the joint venture by Newmont would not relieve it of the obligation for exploration, development or reclamation costs incurred but not yet paid prior to the date of termination.

TWIN BUTTES

During April 1996, the company consummated a five-year agreement with the University of Alaska to explore its Twin Buttes property, located 28 miles northeast of Fairbanks, Alaska, adjacent to La Teko's Juniper property. The initial acquisition cost was $30,000 for an exclusive development and mining lease. During the current period the company made its first annual option payment of $45,000 and continued its geochemical sampling program initiated in 1996.

DISCOVERY

On May 24, 1996, the company acquired approximately 3,000 acres known as Discovery Gulch in the Circle Mining District, Alaska. The exploration lease required an initial payment of $15,000 plus annual payments of $10,000 on the first two anniversary dates and $35,000 annually thereafter. The property is subject to a 2% NSR royalty on production from the property. The exploration requirement for 1998 is $35,000. During the fourth exploration season, the exploration commitment increases to $100,000 with an additional $50,000 increase annually thereafter.

                                     Fin-28

(EXPRESSED IN U.S. DOLLARS)

Year ended December 31, 1997

NOTE 2 - MINERAL PROPERTIES AND DEFERRED COSTS (CONTINUED)

LUCKY GULCH

Management has elected not to continue its interest in the property and accordingly accumulated acquisition and exploration costs have been written-off in the current period.

NOTE 3 - PLANT AND EQUIPMENT

---------------------------------------------------------------------------------------------------------------------------
                                                           Cost          Accumulated              Net Book Value
                                                                         Depreciation
                                                                                               1997             1996
---------------------------------------------------------------------------------------------------------------------------

Office furniture and equipment                           $   51,163        10,461            40,702             37,579
Machinery and equipment                                      19,464         2,573            16,891             79,347
Buildings                                                        --            --                --             78,814
Trucks                                                           --            --                --             13,380
Site work and roads                                              --            --                --              1,596
---------------------------------------------------------------------------------------------------------------------------
                                                         $   70,627        13,034            57,593            210,716
===========================================================================================================================

NOTE 4 - INVESTMENTS

---------------------------------------------------------------------------------------------------------------------------
                                                                                               1997             1996
---------------------------------------------------------------------------------------------------------------------------
International Freegold Mineral Development Inc. - 1,500,000 shares at cost                   $ 500,913         500,913
Silverado Gold Mines Ltd. - 1,000,000 shares                                                   250,000              --
---------------------------------------------------------------------------------------------------------------------------
                                                                                             $ 750,913         500,913
===========================================================================================================================

The shares in Silverado Gold Mines Ltd. are reported at their fair market value on the date obtained (Note 2). As at December 31, 1997 and 1996, the market value of the investments approximated their reported amounts.


NOTE 5 - INCOME TAXES

Provision for income tax expense differs from the amount calculated at the statutory U.S. federal income tax rate due to the following:

---------------------------------------------------------------------------------------------------------------------------
                                                                             1997              1996             1995
---------------------------------------------------------------------------------------------------------------------------
U.S. federal income tax expense at statutory rate                         $(476,862)         367,145           112,978
Alternative minimum taxes U.S. federal and state                                  --          14,547            22,500
Benefits of losses not recognized                                            476,862              --                --
Utilization of net operating loss carry forwards                                  --        (367,145)         (112,978)
---------------------------------------------------------------------------------------------------------------------------
Provision for income tax expense                                          $       --          14,547            22,500
===========================================================================================================================


The company has a net operating loss carry forward available to offset future taxable income of approximately $10,964,000 expiring in 2006 through 2012. No deferred tax assets have been provided for these amounts since realization is not assured.

                                     Fin-29

LA TEKO RESOURCES LTD.

(EXPRESSED IN U.S. DOLLARS)

Year ended December 31, 1997

NOTE 6 - CAPITAL STOCK

Information regarding stock options is summarized below:

---------------------------------------------------------------------------------------------------------------------------
                                                                                            Number of       Option Price
                                                                                             Options          Per Share
---------------------------------------------------------------------------------------------------------------------------
Outstanding at January 1, 1995                                                               390,000        $1.60 - 2.13
     Granted                                                                                 877,935                1.60
     Exercised                                                                                    --                  --
     Expired                                                                                      --                  --
     Forfeited                                                                                    --                  --
---------------------------------------------------------------------------------------------------------------------------
Outstanding at December 31, 1995                                                           1,267,935         1.60 - 2.13
     Granted                                                                                 800,000         1.85 - 2.50
     Exercised                                                                              (138,780)               1.60
     Expired                                                                                      --                  --
     Forfeited                                                                              (245,155)               1.60
---------------------------------------------------------------------------------------------------------------------------
Outstanding at December 31, 1996                                                           1,684,000         1.60 - 2.50
     Granted                                                                                 250,000         1.05 - 1.50
     Exercised                                                                                (5,000)               1.60
     Expired                                                                                      --                  --
     Forfeited                                                                              (285,000)               1.60
---------------------------------------------------------------------------------------------------------------------------
Outstanding at December 31, 1997                                                           1,644,000        $1.05 - 2.50
===========================================================================================================================

                                     Fin-30

LA TEKO RESOURCES LTD.

(EXPRESSED IN U.S. DOLLARS)

Year ended December 31, 1997

NOTE 7 - STOCK-BASED COMPENSATION

The Financial Accounting Standards Board has issued Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation" (SFAS
123) which established financial accounting and reporting standards for stock-based compensation. The new standard defines a fair value method of accounting for an employee stock option or similar equity instrument. This statement gives entities the choice between adopting the fair value method or continuing to use the intrinsic value method under Accounting Principles Board
(APB) Opinion No. 25 with footnote disclosure of the pro forma effects as if the fair value method had been adopted. The company has opted for the latter approach. Had compensation expense for the company's stock option plan been determined based on the fair value at the grant date for awards in 1997, 1996 and 1995 consistent with the provisions of SFAS No. 123, the company's results of operations would have been reduced to the pro forma amounts indicated below:

---------------------------------------------------------------------------------------------------------------------------
                                                                                1997           1996             1995
---------------------------------------------------------------------------------------------------------------------------
Net (loss) income - as reported                                           $  (1,462,225)     955,785           (364,857)
Net (loss) income - pro forma                                             $  (1,705,846)     663,202           (446,719)
(Loss) income per share - as reported                                     $       (0.06)        0.04              (0.02)
(Loss) income per share - pro forma                                       $       (0.07)        0.03              (0.02)
===========================================================================================================================

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

---------------------------------------------------------------------------------------------------------------------------
                                                                             1997              1996             1995
---------------------------------------------------------------------------------------------------------------------------
Expected dividend yield                                                        --                 --                --
Expected stock price volatility                                            45.11%             39.66%            39.66%
Risk-free interest rate                                                     5.50%              6.13%             5.25%
Expected life of options                                                  8 years            5 years           5 years
===========================================================================================================================

The weighted average fair value of options granted during 1997, 1996 and 1995 are $.70, $1.22, and $.80, respectively.

The following table summarizes information about stock options outstanding at December 31, 1997:

------------------------------------------------------------------------------------------------------------------------------
                                Options Outstanding                                            Options Exercisable
------------------------------------------------------------------------------------------------------------------------------
 Range of Exercise    Number Outstanding    Weighted Average     Weighted Average    Number Exercisable    Weighted Average
       Prices             at 12/31/97           Remaining         Exercise Price         at 12/31/97        Exercise Price
                                            Contractual Life
                                                 (Years)
------------------------------------------------------------------------------------------------------------------------------
   $1.05 to 1.50            250,000                7.7                 $1.23                62,500               $1.23
    1.60 to 2.13          1,094,000                5.0                  1.76               819,000                1.76
    2.41 to 2.50            300,000                6.3                  2.44               200,000                2.46
   $1.05 to 2.50          1,644,000                6.2                 $1.81             1,081,500               $1.86
==============================================================================================================================

                                     Fin-31

LA TEKO RESOURCES LTD.

(EXPRESSED IN U.S. DOLLARS)

Year ended December 31, 1997

NOTE 8 - EARNINGS PER SHARE

In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 (SFAS 128) "Earnings Per Share," which requires companies to present basic earnings per share (EPS) and diluted earnings per share, instead of the primary and fully diluted EPS as previously required. The new standard also requires additional informational disclosures, and makes certain modifications to the previously applicable EPS calculations defined in Accounting Principles Board No. 15. The new standard is required to be adopted by all public companies for reporting periods ending after December 15, 1997, and requires restatement of EPS for all prior periods reported. During the year ended December 31, 1997, the company adopted this standard.

Earnings per share information in accordance with SFAS 128 is as follows:

----------------------------------------------------------------------------------------------------------------------------
                                                                             Year Ended December 31, 1997
----------------------------------------------------------------------------------------------------------------------------
                                                              Loss (Numerator)          Shares           Per-Share Amount
                                                                                     (Denominator)
----------------------------------------------------------------------------------------------------------------------------
Net Loss                                                        $ (1,462,225)
Less preferred stock dividends                                             --
----------------------------------------------------------------------------------------------------------------------------
BASIC AND DILUTED EPS
Loss available to common stockholders                           $ (1,462,225)          23,463,000              $(.06)
----------------------------------------------------------------------------------------------------------------------------


                                                                             Year Ended December 31, 1996
----------------------------------------------------------------------------------------------------------------------------
                                                              Loss (Numerator)          Shares           Per-Share Amount
                                                                                     (Denominator)
----------------------------------------------------------------------------------------------------------------------------
Net Income                                                      $    955,785
Less preferred stock dividends                                            --
----------------------------------------------------------------------------------------------------------------------------
BASIC EPS
Income available to common stockholders                              955,785           23,393,000              $ .04
EFFECT OF DILUTIVE SECURITIES
Stock options                                                             --              122,000
----------------------------------------------------------------------------------------------------------------------------
DILUTED EPS
Income  available  to  common  stockholders  plus  assumed      $    955,785           23,515,000              $ .04
conversions
----------------------------------------------------------------------------------------------------------------------------


                                                                             Year Ended December 31, 1995
----------------------------------------------------------------------------------------------------------------------------
                                                              Loss (Numerator)          Shares           Per-Share Amount
                                                                                     (Denominator)
----------------------------------------------------------------------------------------------------------------------------
Net Loss                                                        $   (364,857)
Less preferred stock dividends                                             --
----------------------------------------------------------------------------------------------------------------------------
BASIC AND DILUTED EPS
Income available to common stockholders                             (364,857)          23,183,000              $(.02)
============================================================================================================================


                                     Fin-32

LA TEKO RESOURCES LTD.

(EXPRESSED IN U.S. DOLLARS)

Year ended December 31, 1997

NOTE 9 - RELATED-PARTY TRANSACTIONS

During the year the company paid directors fees of $20,629 (1996: $19,800). Legal fees of $41,293 (1996: $25,324) were paid to a corporation controlled by a director of the company.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

The company is obligated for various royalty payments based on future mining and/or earnings from its mineral properties, as further described in Note 2.

Subject to regulatory approval, the company has agreed to issue 65,000 shares as part of a severance agreement with a former senior employee.

La Teko cannot insure for environmental pollution and, consistent with industry practice, has elected not to insure for losses from mine cave-ins, mine flooding, earthquake and other possible natural hazards caused by the unavailability of such coverage or the cost thereof. The company may in the future be exposed to contingencies relating to the foregoing or liabilities that may arise under the governmental regulations relating to the environment. It is not, however, aware of any existing material contingencies respecting compliance with environmental requirements or previous activities.

NOTE 11 - SUBSEQUENT EVENT

(a) SCHEELITE DOME

By agreement dated November 24, 1997, as amended February 2, 1998, the company obtained an option from Kennecott Canada Explorations Inc. to earn a 100% interest in the Scheelite Dome project in the Mayo mining district, Yukon Territory, Canada.

The company must make C$135,000 in payments to the underlying property owner and carry out C$800,000 worth of exploration expenditures as follows:

         a) Pay C$70,000 and conduct C$150,000 of exploration in 1998;
         b) Pay C$65,000 and conduct C$200,000 of exploration in 1999;
         c) Conduct C$200,000 of exploration in 2000; and
         d) Conduct C$250,000 of exploration in 2001.

Should the company exercise its option and deliver a feasibility study to Kennecott, Kennecott shall have 60 days in which to select to reacquire a 49% interest in the project by paying 150% of 49% of the expenditures incurred by the company.

                                     Fin-33

LA TEKO RESOURCES LTD.

(EXPRESSED IN U.S. DOLLARS)

Year ended December 31, 1997

NOTE 11 - SUBSEQUENT EVENT (CONTINUED)

(b) SALE OF RYAN LODE MINE TO SILVERADO GOLD MINES LTD.

The company entered into an agreement with Silverado Gold Mines Ltd. ("Silverado") on December 19, 1997 whereby Silverado acquired an option to purchase the Ryan Lode property, as described in Note 2.

Silverado did not make certain payments to the company that subsequently became due and, on March 26, 1998, Silverado gave notice to the company that it was terminating the agreement.

NOTE 12 - DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

These consolidated financial statements have been prepared in accordance with U.S. GAAP, which, in the case of the company, conforms in all material respects with Canadian GAAP, except as follows:

(a) Under U.S. GAAP the income (loss) per share is calculated using the weighted average number of common and common equivalent shares during the year, using the "treasury stock method" for stock options and warrants outstanding. Common equivalent shares which include common stock options were not included in the calculation of income (loss) per share, because the effects were antidilutive or immaterial. The income (loss) per share under Canadian GAAP is not significantly different from the income (loss) per share under U.S. GAAP.

The company has determined that the application of Statement of Financial Accounting Standard No. 128 concerning the presentation of earnings per share under U.S. GAAP, which is effective for the company's 1998 fiscal year, would not have resulted in a basic loss per share or a fully diluted loss per share that is different from the basic loss per share under Canadian GAAP.

(b) U.S. GAAP requires, pursuant to Statement of Financial Accounting Standard No. 109, that a deferred tax asset be recognized for loss carry-forwards. Although the company has U.S. tax loss carry-forwards (Note 5), due to uncertainty as to utilization prior to their expiry, the deferred tax asset amounts have been completely offset in these consolidated financial statements by an uncertainty provision.

(c) The company accounts for its stock-based compensation expense under the intrinsic value method under Accounting Principles Board (APB) Opinion No. 25. Under Canadian GAAP no recognition is given to any part of a stock option as representing compensation.

The changes to the consolidated statements of operations and income (loss) per share under Canadian GAAP would be as follows:

----------------------------------------------------------------------------------------------------------------------------
                                                                              1997              1996             1995
----------------------------------------------------------------------------------------------------------------------------
Net income (loss) for the year as reported                                $  (1,462,225)      955,785          (364,857)
Compensatory stock option expense (reduction)                                   (43,125)      188,125            64,190
----------------------------------------------------------------------------------------------------------------------------
Net income (loss) for the year under Canadian GAAP                        $  (1,505,350)    1,143,910          (300,667)
----------------------------------------------------------------------------------------------------------------------------
Income (loss) per share under Canadian GAAP                               $       (0.06)         0.05             (0.01)
============================================================================================================================

                                     Fin-34

                            KINROSS GOLD CORPORATION

                           CONSOLIDATED BALANCE SHEETS

                    (expressed in thousands of U.S. dollars)
                                   (unaudited)

                                                                                      AS AT SEPTEMBER 30   AS AT DECEMBER 31
                                                                                             1998                 1997
                                                                                      ------------------   ------------------
ASSETS
CURRENT ASSETS
Cash and equivalents................................................................      $  165,171           $  190,328
Bullion settlements and other accounts receivable...................................          51,815               15,707
Inventories.........................................................................          64,414               21,778
Marketable securities...............................................................          16,289               18,711
                                                                                          ----------           ----------
                                                                                             297,689              246,524
                                                                                          ----------           ----------
MINERAL PROPERTIES, PLANT AND EQUIPMENT ............................................       1,017,326              196,912
LONG-TERM INVESTMENTS...............................................................          15,008               16,006
DEFERRED CHARGES AND OTHER ASSETS...................................................          16,307                1,598
                                                                                          ----------           ----------
                                                                                          $1,346,330           $  461,040
                                                                                          ==========           ==========
LIABILITIES
CURRENT LIABILITIES
Accounts payable and accrued liabilities............................................      $   48,835           $   15,562
Current portion of long-term debt...................................................          27,507                1,435
Current portion of site restoration cost accruals...................................           6,772                   --
                                                                                          ----------           ----------
                                                                                              83,114               16,997
                                                                                          ----------           ----------
SITE RESTORATION COST ACCRUALS......................................................          34,756               10,011
DEFERRED INCOME AND MINING TAXES....................................................           6,172                7,713
DEFERRED REVENUE AND OTHER..........................................................          33,335               18,927
LONG-TERM DEBT                                                                               133,907                3,805
CONVERTIBLE DEBENTURES..............................................................          44,137               46,853
REDEEMABLE RETRACTABLE PREFERRED SHARES.............................................           3,077                3,077
                                                                                          ----------           ----------
                                                                                             338,498              107,383
                                                                                          ----------           ----------

CONVERTIBLE PREFERRED SHARES*                                                                 88,338                    --
COMMON SHAREHOLDERS' EQUITY
COMMON SHARE CAPITAL................................................................         903,933              312,406
CONTRIBUTED SURPLUS.................................................................           3,422                3,422
CONVERTIBLE DEBENTURES..............................................................         101,504               96,935
DEFICIT.............................................................................         (59,447)             (45,070)
FOREIGN CURRENCY TRANSLATION ADJUSTMENT.............................................         (29,918)            (14,036)
                                                                                          ----------           ---------
                                                                                             919,494              353,657
                                                                                          ----------           ----------
                                                                                          $1,346,330           $  461,040
                                                                                          ==========           ==========

* Convertible preferred shares of Kinam Gold Inc., formerly Amax Gold Inc.

                                     Fin-35

                            KINROSS GOLD CORPORATION

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)
         Expressed in thousands of U.S. Dollars except per share amounts


                                                                                                       NINE MONTHS ENDED
                                                                                                          SEPTEMBER 30
                                                                                                    -----------------------
                                                                                                       1998          1997
                                                                                                    ---------     ---------
REVENUE
   Mining revenue ...............................................................................   $ 181,593     $ 127,171
   Interest and other income ....................................................................      12,033         7,581
                                                                                                    ---------     ---------
                                                                                                      193,626       134,752
                                                                                                    ---------     ---------
EXPENSES
   Operating ....................................................................................     132,467       103,235
   General and administrative ...................................................................       4,969         4,500
   Exploration and business development..........................................................       5,867         2,459
   Depreciation, depletion and amortization......................................................      50,910        24,693
                                                                                                    ---------     ---------
                                                                                                      194,213       134,887
                                                                                                    ---------     ---------
LOSS BEFORE THE UNDERNOTED ......................................................................        (587)         (135)

   Foreign exchange gain (loss) and other .......................................................         (78)         (154)
   Gain on sale of marketable securities.........................................................       2,667            --
   Equity loss in associated companies...........................................................        (307)         (145)
   Interest expense..............................................................................      (7,229)       (4,018)
   rite-down of mineral properties...............................................................          --       (35,719)
                                                                                                    ---------     ---------

LOSS BEFORE TAXES AND OTHER ITEMS ...............................................................      (5,534)      (40,171)

(PROVISION FOR) RECOVERY OF INCOME AND MINING TAXES .............................................      (2,109)       11,260
                                                                                                    ---------     --------

NET LOSS FOR THE PERIOD..........................................................................      (7,643)      (28,911)

CONVERTIBLE DEBENTURE EQUITY COMPONENT INCREASE..................................................      (4,434)       (3,216)
DIVIDENDS ON CONVERTIBLE PREFERRED SHARES........................................................      (2,300)           --
                                                                                                    ---------     ---------

NET LOSS ATTRIBUTABLE TO COMMON SHARES...........................................................   $ (14,377)    $ (32,127)
                                                                                                    =========     =========

NET LOSS PER SHARE
   Net basic and fully diluted ..................................................................   $   (0.08)    $   (0.26)

WEIGHTED AVERAGE NUMBER COMMON SHARES OUTSTANDING ...............................................     191,550       122,928

TOTAL OUTSTANDING AND ISSUED COMMON SHARES AS AT SEPTEMBER 30....................................     292,385       125,429

                                     Fin-36

                            KINROSS GOLD CORPORATION

            CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION
                                   (unaudited)
         Expressed in thousands of U.S. Dollars except per share amounts


                                                                                                      NINE MONTHS ENDED
                                                                                                         SEPTEMBER 30
                                                                                                   ------------------------
                                                                                                      1998          1997
                                                                                                   ----------    ----------
NET INFLOW (OUTFLOW) OF CASH RELATED TO THE FOLLOWING ACTIVITIES:

OPERATING:
   Net income (loss) for the period ............................................................   $  (7,643)    $ (28,911)
   Items not affecting cash:
     Depreciation, depletion and amortization ..................................................      50,910        24,693
Write-down of mineral properties................................................................          --        35,719
     Gain on sale of marketable securities......................................................      (2,667)           --
     Deferred income and mining taxes...........................................................      (1,473)      (11,184)
     Deferred revenue realized..................................................................      (6,706)           --
     Site restoration cost accruals.............................................................       4,331         1,509
     Other......................................................................................         346           145
                                                                                                   ---------     ---------
                                                                                                      37,098        21,971
   Deferred revenue - hedging gains.............................................................      13,885            --
   Effect of exchange rate changes..............................................................      (3,296)       (1,980)
   Changes in non-cash working capital
     Bullion settlements and other accounts receivable..........................................       5,369        16,762
     Inventories................................................................................         (45)        4,117
     Marketable securities......................................................................       5,360          (302)
     Commodity derivative contracts.............................................................      45,952            --
     Accounts payable and accrued liabilities...................................................     (19,276)       (7,109)
                                                                                                   ---------     ---------
                                                                                                      85,047        33,459
                                                                                                   ---------     ---------
FINANCING:
   Reduction of convertible debentures..........................................................      (2,716)       (2,565)
   Issuance of common shares, net...............................................................     591,527        19,204
   Conversion of preferred shares...............................................................          --          (195)
   Repayment of debt............................................................................    (346,460)       (2,619)
   Preferred dividends..........................................................................      (2,300)           --
                                                                                                   ---------     ---------
                                                                                                     240,051        13,825
                                                                                                   ---------     ---------
INVESTING:
   Additions to properties, plant and equipment.................................................     (24,833)      (31,817)
   Business acquisitions, net of cash acquired..................................................    (326,610)      (24,503)
   Due from joint venture partner...............................................................        (776)           --
   Proceeds from the sale of equipment..........................................................       1,964           500
                                                                                                   ---------     ---------
                                                                                                    (350,255)      (55,820)
                                                                                                   ---------     ---------
INCREASE (DECREASE) IN CASH AND EQUIVALENTS.....................................................     (25,157)       (8,536)

CASH AND EQUIVALENTS, BEGINNING OF PERIOD.......................................................     190,328       200,601
                                                                                                   ---------     ---------

CASH AND EQUIVALENTS, END OF PERIOD.............................................................   $ 165,171     $ 192,065
                                                                                                  ==========     =========




                                     FIN-37

             NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

                      Nine months ended September 30, 1998

1.       ACQUISITION OF AMAX GOLD INC.

         The unaudited interim consolidated financial statements have been prepared using the purchase method of accounting for the business combination of Kinross Gold Corporation and Amax Gold Inc. ("Amax"). The total purchase cost has been allocated to the assets acquired and liabilities assumed, based on their respective fair values. The allocation of the aggregate purchase price reflected in the unaudited interim financial statements is preliminary. Management's evaluation of the fair value of the assets acquired and liabilities assumed has not yet been fully completed. Any adjustments that have been included in these unaudited interim consolidated financial statements may change once management has completed its evaluation and, therefore, the final allocation may differ from the preliminary allocation included herein.

         The fair value increment allocated to mineral properties, plant and equipment acquired from Amax has increased the carrying value of such assets by approximately $129,910,000 over the carrying amount recorded by Amax. Management is required to assess whether the carrying values of capital assets are recoverable based on estimated future undiscounted cash flows. Because of uncertainties with respect to future metal prices, impairment write-downs of mineral properties, plant and equipment may be required in the near term and such write-downs may be material.

         Results for the nine months ended September 30, 1998, include four months operating results from the mines acquired pursuant to the merger with AMAX Gold Inc., which became effective June 1, 1998.

2.       YEAR 2000

         The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using the year 2000 is processed.

         The Company is currently reviewing the implications of the Year 2000 Issue. All financial systems are expected to be Year 2000 compliant by mid-1999. The review of operating systems is focused on identifying a critical path which, if failed would have a material adverse effect on the Company, its operations, employee safety, or the environment.

         To date, nothing has come to management's attention that would indicate that operating systems in the critical path will not be Year 2000 compliant by the end of 1999 or that the costs of compliance will be material. The Company will be mailing a questionnaire to critical business partners during the fourth quarter of 1998 to assess their Year 2000 readiness.

3.       SUBSEQUENT EVENT

         In December of 1998, after a careful review of the carrying values of certain assets in the continuing low gold price environment, Kinross recorded a non-cash charge of approximately $216.1 million. The write-down consisted of $104.6 million of excess costs resulting from the Amax Merger, $46.9 million on the historical carrying value of its Refugio mine, $40.5 million on the historical carrying value of its Fort Knox mine and the balance on other non-core assets.

                                     Fin-38

            SELECTED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION OF
                            KINROSS GOLD CORPORATION
                                   (UNAUDITED)

         The following unaudited pro forma consolidated financial information (collectively, the "Pro Forma Information") of Kinross Gold Corporation ("Kinross") was prepared to illustrate the estimated effects of the acquisition by Kinross (through its wholly-owned subsidiary, Kinross Merger Corporation ("Merger Corp.") of all of the outstanding common shares of Amax Gold Inc. ("Amax") for balance sheet purposes as at December 31, 1997 and for purposes of the results of operations for the year ended December 31, 1997.

         Based upon the terms of the merger agreement (the "Merger Agreement") dated February 9, 1998 among Kinross, Merger Corp. and Amax and the resulting attributes of the merger of Merger Corp. with and into Amax, the Pro Forma Information has been prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP") using the purchase method of accounting which is consistent in all material respects with the method expected to be used under U.S. generally accepted accounting principles ("U.S. GAAP"). The Pro Forma Information presented is derived from a combination of Amax financial information, which is prepared in accordance with U.S. GAAP, and Kinross financial information, which is prepared in accordance with Canadian GAAP. There are no material differences between U.S. GAAP and Canadian GAAP with respect to Amax financial information used to prepare the Pro Forma Information.

         The balance sheet and statement of operations of Kinross and Amax have been summarized and reclassified so that they may be presented on a consistent basis for purposes of the Pro Forma Information. The pro forma consolidated balance sheet as at December 31, 1997, gives effect to the transactions set out in the Merger Agreement, more fully described in Note 2 to the Pro Forma Information, as though they had occurred on December 31, 1997, whereas the pro forma combined statement of operations for the year ended December 31, 1997 gives effect to the these transactions as if they had occurred on January 1, 1997.

                                     Fin-39

              SELECTED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                               COMPILATION REPORT

To the Directors of
   KINROSS GOLD CORPORATION

         We have reviewed, as to compilation only, the accompanying pro forma consolidated balance sheet of Kinross Gold Corporation as at December 31, 1997 and the pro forma consolidated statement of operations for the year then ended prepared for inclusion in the Information Statement/Prospectus of Kinross Gold Corporation and Amax Gold Inc. In our opinion, the pro forma consolidated balance sheet as at December 31, 1997 and the pro forma consolidated statement of operations for the year then ended have been properly compiled to give effect to the proposed merger and the transactions and assumptions described in the accompanying notes.





April 17, 1998                                                Deloitte & Touche
Toronto, Canada                                           Chartered Accountants




                COMMENT BY INDEPENDENT CHARTERED ACCOUNTANTS FOR
                  UNITED STATES READERS ON DIFFERENCES BETWEEN
                 CANADIAN AND UNITED STATES REPORTING STANDARDS

         The above opinion, provided solely pursuant to Canadian requirements, is expressed in accordance with standards of reporting generally accepted in Canada. Such standards contemplate expression of an opinion with respect to the compilation of pro forma financial information. United States standards do not provide for the expression of an opinion on the compilation of pro forma financial statements. To report in conformity with United States standards on the reasonableness of the pro forma adjustments and their application to the pro forma financial statements would require an examination which would be substantially greater in scope than the review we have conducted. Consequently, under United States standards, we would be unable to express any opinion with respect to the compilation of the accompanying pro forma financial information.





April 17, 1998                                                Deloitte & Touche
Toronto, Canada                                           Chartered Accountants

                                     Fin-40

                            KINROSS GOLD CORPORATION

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                   (unaudited)
                    (Expressed in thousands of U.S. Dollars)
                             As at December 31, 1997

                                                                                                  PRO FORMA      PRO FORMA
                                                       NOTES         KINROSS          AMAX       ADJUSTMENTS    CONSOLIDATED
                                                     ---------     -----------     ----------   -------------  --------------
                                                                     (Note 1)       (Note 1)      (Note 2)
ASSETS
CURRENT ASSETS
   Cash and short-term investments................           2.2    $ 190,328       $  19,500     $  61,700      $ 129,047
                                                                                                    (61,700)
                                                             2.3                                    134,750
                                                                                                   (100,000)
                                                             2.4                                   (100,000)
                                                             2.5                                      4,959
                                                             2.6                                    (20,490)
   Bullion settlements and other accounts                   2.11       15,707          32,900        23,300         71,907
    receivable....................................
   Inventories....................................          2.11       21,778          57,100       (23,300)        55,578
   Marketable securities..........................                     18,711              --                       18,711
   Other..........................................          2.17           --          20,200        (1,727)        18,473
                                                                    ---------       ---------     ---------      ---------
                                                                      246,524         129,700       (82,508)       293,716
                                                                    ---------       ---------     ---------      ---------
   MINERAL PROPERTIES, PLANT AND EQUIPMENT........           2.6      196,912         723,300        14,750      1,034,594
                                                            2.12                                      5,085
                                                            2.17                                     94,547
   LONG-TERM INVESTMENTS..........................                     16,006              --                       16,006
   DEFERRED CHARGES AND OTHER ASSETS..............           2.9        1,598          17,600         6,900         55,271
                                                            2.17                                     29,173
                                                                    ---------       ---------     ---------
                                                                      214,516         740,900       150,455      1,105,871
                                                                    ---------       ---------     ---------      ---------

                                                                    $ 461,040       $ 870,600     $  67,947     $1,399,587
                                                                    =========       =========     =========     ==========
LIABILITIES
CURRENT LIABILITIES
   Demand loans...................................           2.1    $      --       $  73,300     $ (73,300)     $      --
   Current portion, long-term debt................           2.2        1,435          81,400       (55,555)        27,280
   Accounts payable and accrued liabilities.......          2.14       15,562          63,300        (1,700)        77,162
   Site restoration costs, current portion........                         --           8,000                        8,000
                                                                    ---------       ---------     ---------      ---------
                                                                       16,997         226,000      (130,555)       112,442

   LONG-TERM DEBT.................................  2.2, 2.3,2.4        3,805         345,700      (206,145)       143,360
   SITE RESTORATION COSTS, NON-CURRENT PORTION....                     10,011          13,800                       23,811
   DEFERRED MINING TAXES..........................                      7,713              --                        7,713
   DEFERRED REVENUE AND OTHER.....................           2.5       18,927          11,300         4,959         31,286
                                                            2.14                                     (3,900)
   CONVERTIBLE DEBENTURES.........................                     46,853              --                       46,853
   REDEEMABLE RETRACTABLE PREFERRED SHARES........                      3,077              --                        3,077
                                                                    ---------       ---------     ---------      ---------
TOTAL LIABILITIES.................................                    107,383         596,800      (335,641)       368,542
CONVERTIBLE PREFERRED SHARES OF AMAX..............          2.13           --           1,800        86,500         88,300
COMMON SHAREHOLDERS' EQUITY (NOTE 3)..............           2.1      353,657         272,000        73,300        942,745
                                                             2.2                                     61,700
                                                             2.3                                    134,750
                                                             2.6                                     (5,740)
                                                             2.9                                      6,900
                                                            2.12                                      5,085
                                                            2.13                                    (86,500)
                                                            2.14                                      5,600
                                                            2.16                                   (458,200)
                                                                                                    120,115
                                                            2.17                                    460,078
                                                                    ---------       ---------     ---------
                                                                    $ 461,040       $ 870,600     $  67,947     $1,399,587
                                                                    =========       =========     =========     ==========

                         Signed on behalf of the Board:



(Signed)  GARTH A. C. MACRAE                          (Signed)   JOHN E. OLIVER
       Director                                                 Director

                                     Fin-41

                            KINROSS GOLD CORPORATION

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                   (unaudited)
        (Expressed in thousands of U.S. Dollars except Per Share Amounts)

                      For the Year Ended December 31, 1997

                                                                                                  PRO FORMA      PRO FORMA
                                                       NOTES         KINROSS          AMAX       ADJUSTMENTS    CONSOLIDATED
                                                     ---------      ----------      ---------    ------------   -------------
                                                                     (Note 1)       (Note 1)      (Note 2)
REVENUE
   Mining revenue.................................          2.11    $ 173,190       $ 259,500     $  23,300      $ 438,154
                                                                                                    (22,688)
                                                            2.15                                      4,852
   Interest and other income......................           2.8       10,316           1,900        (4,690)         7,526
                                                                    ---------       ---------     ---------      ---------
   Total Revenue..................................                    183,506         261,400           774        445,680
                                                                    ---------       ---------     ---------      ---------

EXPENSES
   Operating......................................          2.11      137,145         157,300        13,513        298,295
                                                                                                    (14,515)
                                                            2.15                                      4,852
   General and administrative.....................          2.14        5,912           6,400         1,200         13,512
   Exploration and business development...........                      4,693           5,500            --         10,193
   Depreciation, depletion and amortization.......          2.10       32,508          88,400        (4,500)       132,039
                                                            2.11                                      9,786
                                                            2.12                                     (5,085)
                                                            2.18                                     10,930
                                                                    ---------       ---------     ---------
                                                                      180,258         257,600        16,181        454,039
                                                                    ---------       ---------     ---------      ---------

INCOME (LOSS) BEFORE THE UNDERNOTED...............                      3,248           3,800       (15,407)        (8,359)
   Gain on sale of marketable securities..........                        (25)             --                          (25)
   Loss on sale of mineral properties.............                      1,675              --                        1,675
   Foreign exchange loss and other................                      2,652           3,000                        5,652
   Equity loss in associated companies............                        361              --                          361
   Interest expense...............................           2.7        5,346          38,300       (21,494)        22,152
   Write-down of long-term investments............                      7,385              --                        7,385
   Write-down of mineral properties...............                     80,437              --                       80,437
                                                                    ---------       ---------     ---------      ---------
LOSS BEFORE TAXES AND OTHER ITEMS.................                    (94,583)        (37,500)        6,087       (125,996)
   Income and mining taxes........................           2.8      (10,852)            400          (550)       (11,002)
                                                                    ---------       ---------     ---------      ---------
                                                                      (83,731)        (37,900)        6,637       (114,994)
   Convertible debenture equity increase..........                     (5,356)             --                       (5,356)
   Dividends on convertible preferred shares......                         --          (6,900)                      (6,900)
   Cumulative effect of change in accounting                2.10           --           4,500        (4,500)            --
     policy.......................................
                                                                    ---------       ---------     ---------      ---------
NET LOSS FOR THE YEAR ATTRIBUTABLE TO
   COMMON SHARES..................................                  $ (89,087)      $ (40,300)    $   2,137      $(127,250)
                                                                    =========       =========     =========      =========

NET LOSS PER COMMON SHARE
  -- Basic........................................                  $   (0.71)                                   $   (0.45)
  -- Fully diluted................................                  $   (0.71)                                   $   (0.45)

                                     Fin-42

                            KINROSS GOLD CORPORATION

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

1.       BASIS OF PRESENTATION

         The pro forma statements have been prepared using the purchase method of accounting for the business combination of Kinross Gold Corporation (the "Corporation") and Amax Gold Inc. ("Amax"). The total purchase cost will be allocated to the assets acquired and liabilities assumed, based on their respective fair values. The allocation of the aggregate purchase price reflected in the pro forma financial information is preliminary. The actual purchase adjustment to reflect the fair values of the assets acquired and liabilities assumed will be based upon management's evaluation of such assets and liabilities and, accordingly, the adjustments that have been included in the pro forma statements will change based upon the final allocation of the total purchase cost (including any purchase price adjustment). Such allocation may differ significantly from the preliminary allocation included herein.

         The accompanying unaudited pro forma consolidated financial statements ("pro forma statements") have been prepared by management based on the audited consolidated financial statements of the Corporation and the audited consolidated financial statements of Amax both as at and for the year ended December 31, 1997, adjusted to reflect classifications consistent with presentation adopted by the Corporation.

         Accounting policies used in the preparation of the pro forma statements are those disclosed in the Corporation's consolidated financial statements. The audited consolidated financial statements of Amax have been prepared in accordance with United States GAAP, and although differences exist between Canadian and U.S. GAAP, no material changes result from these differences. Accordingly, the pro forma adjustments include only those adjustments necessary to conform the Amax financial statements with the accounting policies used by the Corporation in the preparation of its consolidated financial statements in accordance with Canadian GAAP.

         In the opinion of management of the Corporation, these pro forma statements include all adjustments necessary for a fair presentation applicable to the preparation of pro forma financial statements.

         The pro forma statements are not necessarily indicative either of the results that actually would have been achieved if the transactions reflected therein had been completed on the dates indicated or the results which may be obtained in the future. In preparing these pro forma statements, no adjustments have been made to reflect transactions which have occurred since the dates indicated or the operating synergies and general and administrative cost savings expected to result from combining the operations of the Corporation and Amax.

         The pro forma statements should be read in conjunction with the description of the Merger of the Corporation and Amax in this Prospectus, the audited consolidated financial statements as at and for the year ended December 31, 1997 and notes thereto of the Corporation, incorporated by reference in this Prospectus, and the audited consolidated financial statements as at and for the year ended December 31, 1997 and notes thereto of Amax contained elsewhere in this Prospectus.

                                     Fin-43

2.       PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

         The pro forma statements incorporate the following assumptions:

         o Completion of the transactions contemplated by the Merger Agreement, as more fully described elsewhere herein, resulting in the combination of the businesses of the Corporation and Amax.

         o     Approval of the Merger by shareholders.

         o There have been no material transactions or changes in operations by the Corporation and Amax subsequent to December 31, 1997 other than as described elsewhere in this Prospectus.

In respect to Amax, certain adjustments as described more fully in 2.9 to 2.15 below, are required to achieve conformity with the accounting methods used by the Corporation and ultimately by the combined companies.

These pro forma statements give effect to the following assumptions and adjustments (as if they had occurred on December 31, 1997 in respect of the pro forma consolidated balance sheet and on January 1, 1997 in respect of the pro forma consolidated statement of operations):

Transactions Giving Effect To The Business Combination And Agreements Related Thereto

2.1 The conversion of indebtedness owing by Amax to its former controlling shareholder in the amount of $73,300,000 into 19,002,204 common shares of the Corporation.

2.2 The issuance by the Corporation of 15,995,038 common shares of the Corporation to Amax's former controlling shareholder in exchange for cash in the amount of $61,700,000, and the application of such cash to reduce the current portion of long-term debt outstanding by $55,555,000 and long-term debt outstanding by $6,145,000. Upon the completion of 2.1 and
     2.2 and the further issuance of 91,926,022 common shares of the Corporation in exchange for all of the remaining outstanding shares of Amax, all on the basis of an exchange ratio of one share of Amax common stock to 0.8004 shares of the Corporation's common stock, the number of common shares outstanding will be 253,803,001.

2.3 The issuance by the Corporation of 38,118,812 common shares at Cdn. $5.05 ($3.535) per share for gross proceeds of Cdn. $192,500,000 ($134,750,000)
     pursuant to the proposed public offering and the use of $100,000,000 of such proceeds to reduce outstanding indebtedness as disclosed elsewhere in the Prospectus.

2.4 The application by the Corporation of $100,000,000 of existing cash held at December 31, 1997 to reduce outstanding indebtedness.

As a result of steps 2.1, 2.2, 2.3 and 2.4 outstanding indebtedness will have been reduced, in aggregate, by $335,000,000 comprised of:

Demand Loans 2.1 .............................................      73,300,000
Current portion of long-term debt 2.2.........................      55,555,000
Long-term debt 2.2............................................       6,145,000
               2.3............................................     100,000,000
               2.4............................................     100,000,000
                                                                   -----------
                                                                  $335,000,000

                                     Fin-44

2.5 To reflect in cash and deferred revenue the anticipated realizable gain in the amount of $4,959,000 on the early retirement of the gold loan (equal to the difference between the carrying value of the loan of $23,111,000 and the fair value at the gold spot price as at December 31, 1997) as part of the reduction of outstanding indebtedness described in 2.1, 2.2, 2.3 and
     2.4 above.

2.6 To record the estimated costs of $20,490,000 associated with the transaction which is comprised of $5,740,000 allocated to common shareholders' equity and $14,750,000 to mineral properties, plant and equipment as part of the cost of the purchase.

2.7 The reduction in interest expense in the amount of $18,176,000 as a result of the reduction in the outstanding indebtedness described in 2.1, 2.2, 2.3 and 2.4 above and elimination of amortization recorded for the year ended December 31, 1997 of deferred financing costs (including unearned equity-financing costs) of $3,318,000 associated therewith.

2.8 To reduce interest income in the amount of $4,690,000 to reflect the net decrease in cash resources arising from the use thereof in the paydown of outstanding indebtedness and related adjustment to the tax recovery.

Conforming Adjustments

2.9 To reallocate unearned equity-financing costs of $6,900,000 from shareholders' equity to deferred charges and other.

2.10 To reverse the cumulative effect of change in accounting policy relating to the capitalization of depreciation, depletion and amortization to the carrying value of inventory.

2.11 To record the December 31, 1997 finished goods component of inventory in mining revenue, operating expenses and bullion settlements and other accounts receivable net of the effect of the same adjustment applied to the December 31, 1996 finished goods component of inventory.

2.12 To adjust depletion expense and mineral properties, plant and equipment to reflect the revised determination of depletion expense to exclude the effect of future estimated costs in such determination.

2.13 To allocate the paid-in capital amount relating to the convertible preferred shares of Amax of $86,500,000 and to allocate the paid-in capital amount relating to the common shares of Amax of $322,100,000.

2.14 To reverse the liabilities accrued in respect of future obligations for post retirement and employment benefits and the related current year earnings impact of $1,200,000.

2.15 To reclassify $4,852,000 derived from silver sales to mining revenue from operating expenses.

Adjustments to Record the Purchase

2.16 To eliminate on consolidation the common share capital of Amax in the amount of $458,200,000, after taking into consideration the additional common shares issued pursuant to 2.1, 2.2 and 2.13

                                     Fin-45
     above, and to eliminate the deficit in the amount of ($120,115,000) which represents the balance after giving effect to the conforming adjustments described above.

2.17 To allocate the aggregate purchase price to Amax's net assets, in accordance with the purchase method of accounting as follows:

     Common shareholders' equity acquired before adjustments described in 2.1, 2.2 and 2.9 to 2.15...........   $272,000,000

     Add effect of adjustments described in 2.1, 2.2.........................................................    135,000,000
     Deduct effect of adjustments described in 2.9, 2.12, 2.13 and 2.14......................................    (68,915,000)
                                                                                                                ------------
     Pro forma book value of net assets acquired.............................................................    338,085,000
                                                                                                                ------------
     Purchase price (equal to fair value of shares issued)....................................................   460,078,000
     Estimated costs of acquisition described in 2.6.........................................................     14,750,000
                                                                                                                ------------
                                                                                                                 474,828,000
     Excess purchase price to allocate to fair values of net assets acquired.................................   $136,743,000
                                                                                                                ============
     Allocation of purchase price discrepancy:
     Other current assets....................................................................................   $ (1,727,000)
     Deferred charges and other..............................................................................     29,173,000
     Mineral properties, plant and equipment ($94,547,000 plus acquisition costs of $14,750,000).............    109,297,000
                                                                                                                ------------
                                                                                                                $136,743,000
                                                                                                                ============


     The fair value of deferred charges and other assets includes a $41,000,000 fair value increment relating to the value ascribed to the unrealized gains on the commodity derivative contracts which were designated as hedges of future gold production. This is offset by the write-off of deferred financing fees in the amount of $11,827,000 associated with the debt to be repaid as described in 2.2, 2.3 and 2.4 as these deferred costs will have no future value as at the date of the merger. Other current assets were decreased by $1,727,000 to reflect the write-off of the current portion of these deferred costs.

     The value ascribed to mineral properties, plant and equipment reflects fair values, at the date of the merger, as negotiated between arms length parties. In due course, the Corporation will be undertaking a detailed review of the values ascribed to specific properties.

2.18 To increase depreciation, depletion and amortization expense by $10,930,000 for the year ended December 31, 1997 as a result of the increase in value attributed to mineral properties, plant and equipment as reflected in 2.17 above, on a unit of production basis, based on estimated mine lives.

3.   COMMON SHAREHOLDERS' EQUITY AND COMMON SHARES

     The components of the pro forma common shareholders' equity are (000's):

                                                                                                  PRO FORMA      PRO FORMA
                                                       NOTES         KINROSS          AMAX       ADJUSTMENTS   CONSOLIDATED
                                                     --------       ---------       ---------    ------------  -------------
          Common shares...........................       2.1        $ 312,406       $   1,100     $  73,300      $ 901,494
                                                         2.2                                         61,700
                                                         2.3                                        134,750
                                                         2.6                                         (5,740)
                                                        2.13                                        322,100
                                                        2.16                                       (458,200)
                                                        2.17                                        460,078

                                     Fin-46

                                                                                                  PRO FORMA      PRO FORMA
                                                       NOTES         KINROSS          AMAX       ADJUSTMENTS   CONSOLIDATED
                                                     --------       ---------       ---------    ------------  -------------

          Paid-in capital.........................      2.13               --         408,600       (86,500)            --
                                                        2.13                                       (322,100)
          Contributed surplus.....................                      3,422              --                        3,422
          Convertible debentures..................                     96,935              --                       96,935
          (Deficit) Retained earnings.............      2.12          (45,070)       (130,800)        5,085        (45,070)
                                                        2.14                                          5,600
                                                        2.16                                        120,115

          Unearned equity financing costs.........       2.9               --          (6,900)        6,900             --
          Cumulative translation adjustment.......                    (14,036)             --                      (14,036)
                                                                    ---------       ---------     ---------      ---------
                                                                    $ 353,657       $ 272,000     $ 317,088      $ 942,745
                                                                    =========       =========     =========      =========


         The number of pro forma common shares outstanding after giving effect to the transaction are:

                                                                                                                   (000's)
                                                                                                                   -------
         Kinross Gold Corporation shares outstanding December 31, 1997..........................................   126,879
         Amax Gold Inc. shares outstanding December 31, 1997
            converted to equivalent Kinross shares (114,850 x 0.8004)...........................................    91,926
         Shares issued pursuant to adjustment 2.1...............................................................    19,002
         Shares issued pursuant to adjustment 2.2...............................................................    15,995
         Shares issued pursuant to adjustment 2.3...............................................................    38,119
                                                                                                                   ------
         Pro forma common shares outstanding as at December 31, 1997                                               291,921
                                                                                                                   =======

4.       ITEMS NOT ADJUSTED

         The pro forma statements do not give effect to operating efficiencies, cost savings and synergies that might result from the combination of the two corporations, including potential cost savings at the corporate level and potential synergies in exploration efforts.

5.       PER SHARE INFORMATION

         The pro forma net loss per common share in the amount of $(0.45) has been calculated using the weighted average number of common shares of the Corporation outstanding during the year ended December 31, 1997 and the weighted average number of common shares of Amax outstanding during the year ended December 31, 1997 adjusted to equivalent common shares of the Corporation by the exchange ratio of 0.8004. In addition, the shares outstanding were adjusted by the various share issues described in 2.1, 2.2 and 2.3 above. Convertible debenture equity increase and Dividends on convertible preferred shares have been deducted in arriving at Net Loss For The Year Attributable To Common Shares on the Pro Forma Statement Of Operations as the basis for the determination of per share data.

                                     Fin-47

         The following summarizes the determination of the pro forma weighted average shares outstanding for purposes of determining the pro forma net loss per common share.

                                                                                                                    (000's)
                                                                                                                    -------
          Weighted average number of Kinross shares outstanding during the year.................................    123,874
          Weighted average number of Amax shares outstanding during the year adjusted to equivalent common
            shares of Kinross                                                                                        86,603
            (108,200 x 0.8004)..................................................................................
          Equivalent common shares of Kinross issued pursuant to:
                   Adjustment 2.1...............................................................................     19,002
                   Adjustment 2.2...............................................................................     15,995
                   Adjustment 2.3...............................................................................     38,119
                                                                                                                     ------
          Pro forma weighted average number of shares outstanding...............................................    283,593
                                                                                                                    =======


6. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

         The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada ("Canadian GAAP") which differ in the following material respects from those principles and practices that Kinross would have followed had its consolidated financial statements been prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP").

         (a) Canadian GAAP allows for the elimination of operating deficits by the reduction of stated capital attributable to common shares with a corresponding offset to the accumulated deficit. This reclassification, which Kinross made in 1991, is not permitted by U.S. GAAP and would require in each subsequent year an increase in share capital and a reduction in retained earnings of $5,254,000.

          (b) Under Canadian GAAP, the convertible debentures described in Note 12 to the consolidated financial statements of Kinross Gold Corporation are accounted for in accordance with their substance and as such are presented in the financial statements in their liability and equity component parts. Under U.S. GAAP, the entire face value of the convertible debentures is treated as debt with interest expense based on the coupon rate of 5.5%. The reclassification for U.S. GAAP would require Kinross to increase the debt component of the convertible debenture to $142,971,000, decrease convertible debentures equity component by $96,935,000, decrease the deficit by $2,341,000 and increase interest expense by $3,276,000.

          (c) SFAS No. 123 "Accounting for Stock-Based Compensation", issued in October 1995, defines a fair value based method of accounting for employee stock options. Under this fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the exercise period. However, SFAS No. 123 allows an entity to continue to measure compensation cost in accordance with Accounting Principle board Statement No. 25 ("APB 25"). Kinross' policy to measure compensation costs related to stock options is in accordance with APB 25 and recognized no compensation expense for stock options granted.

          (d) Under U.S. GAAP, the measures "Income (Loss) Before the Undernoted" and "Loss Before Taxes and Other Items" are not recognized terms and would therefore not be presented. "Income
               (Loss) Before the Undernoted" when adjusted to include "Write-down of Mineral Properties" of $80,437,000 and to exclude "Interest and Other Income" of $7,526,000 is comparable to the terminology "Income (Loss) from Operations" under U.S. GAAP. Such amount would be

                                     Fin-48

               ($96,322,000). "Loss (Income) Before Taxes" is comparable to the terminology "Loss Before Income Taxes and Cumulative Effect of Accounting Change" under U.S. GAAP.

          (e) Canadian GAAP does not presently require the accrual of liabilities in respect of future obligations for post-retirement and employment benefits, whereas such accruals are required under U.S. GAAP. Accordingly, the amount of $1,200,000, discussed in
               2.14 above, would constitute a credit to current year income under U.S. GAAP.

                                     Fin-49

                                AUDITORS' REPORT





To the Shareholders of
    KINROSS GOLD CORPORATION

         We have audited the consolidated balance sheets of Kinross Gold Corporation as at December 31, 1997 and 1996 and the consolidated statements of income, shareholders' equity and changes in financial position for each of the years in the three year period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

         In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1997 and 1996 and the results of its operations and the changes in its financial position for each of the years in the three year period ended December 31, 1997, in accordance with generally accepted accounting principles in Canada.



Deloitte & Touche
Chartered Accountants
Toronto, Ontario
February 4, 1998
(except as to note 23
which is as of February 9, 1998)

                                     Fin-50

                            KINROSS GOLD CORPORATION

                           CONSOLIDATED BALANCE SHEETS

                    (expressed in thousands of U.S. dollars)

                                                                                                         AS AT DECEMBER 31,
                                                                                                        --------------------
                                                                                                          1997        1996
                                                                                                        --------    --------
ASSETS
CURRENT ASSETS
Cash and short-term investments.....................................................................    $190,328    $200,601
Bullion settlements and other accounts receivable...................................................      15,707      30,773
Inventories (Note 3)................................................................................      21,778      29,751
Marketable securities (Note 4)......................................................................      18,711         585
                                                                                                        --------    --------
                                                                                                         246,524     261,710
MINERAL PROPERTIES, PLANT AND EQUIPMENT (NOTE 5)....................................................     196,912     252,804
LONG-TERM INVESTMENTS (NOTE 7)......................................................................      16,006      17,299
DEFERRED CHARGES AND OTHER ASSETS...................................................................       1,598       1,898
                                                                                                        --------    --------
                                                                                                        $461,040    $533,711
LIABILITIES
CURRENT LIABILITIES
Accounts Payable and accrued liabilities............................................................    $ 15,562    $ 20,995
Current portion of gold loan (Note 9)...............................................................          --       1,164
Current portion of capital lease obligations (Note 10)..............................................       1,435       2,392
                                                                                                        --------    --------
                                                                                                          16,997      24,551
CAPITAL LEASE OBLIGATIONS (NOTE 10).................................................................       3,805       4,951
SITE RESTORATION COSTS (NOTE 11)....................................................................      10,011       7,358
DEFERRED INCOME AND MINING TAXES (NOTE 15)..........................................................       7,713      19,554
DEFERRED REVENUE (NOTE 19)..........................................................................      18,927          --
CONVERTIBLE DEBENTURES (NOTE 12)....................................................................      46,853      51,299
REDEEMABLE RETRACTABLE PREFERRED SHARES (NOTE 13)...................................................       3,077       3,272
                                                                                                        --------    --------
                                                                                                         107,383     110,985
SHAREHOLDERS' EQUITY
COMMON SHARES (NOTE 14).............................................................................     312,406     288,982
CONTRIBUTED SURPLUS.................................................................................       3,422          --
COMMON SHARE PURCHASE WARRANTS (NOTE 14)............................................................          --       2,574
CONVERTIBLE DEBENTURES (NOTE 12)....................................................................      96,935      93,263
(DEFICIT) RETAINED EARNINGS.........................................................................     (45,070)     44,017
FOREIGN CURRENCY TRANSLATION ADJUSTMENT.............................................................     (14,036)     (6,110)
                                                                                                        --------    --------
                                                                                                         353,657     422,726
                                                                                                        $461,040    $533,711


                         Signed on behalf of the Board:



(Signed) GARTH A. C. MACRAE                           (Signed) JOHN E. OLIVER
         Director                                              Director

                                     Fin-51

                            KINROSS GOLD CORPORATION

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                        For the years ended December 31,
        (expressed in thousands of U.S. dollars except per share amounts)

                                                                                         1997          1996         1995
                                                                                       ---------    ---------     ---------
REVENUE
Mining revenue.....................................................................    $ 173,190    $ 204,759     $ 133,254
Interest and other income..........................................................       10,316        3,733         4,633
                                                                                       ---------    ---------     ---------
                                                                                         183,506      208,492       137,887
                                                                                       ---------    ---------     ---------
EXPENSES
Operating..........................................................................      137,145      138,347        89,938
General and administrative.........................................................        5,912        5,406         5,776
Exploration and business development...............................................        4,693        3,487         2,254
Depreciation, depletion and amortization...........................................       32,508       30,080        18,788
                                                                                       ---------    ---------     ---------
                                                                                         180,258      177,320       116,756
                                                                                       ---------    ---------     ---------
INCOME BEFORE UNDERNOTED...........................................................        3,248       31,172        21,131
                                                                                       ---------    ---------     ---------
(Gain) loss on sale of marketable securities.......................................          (25)          15          (340)
(Gain) on sale of long-term investments............................................           --          (92)         (475)
Loss on sale of mineral properties.................................................        1,675           --            --
Foreign exchange loss (gain) and other.............................................        2,652          545           (81)
Equity loss in associated companies................................................          361          293           341
Interest expense...................................................................        5,346        1,232           439
Write-down of long-term investments (Note 7).......................................        7,385           --            --
Write-down of mineral properties (Note 16).........................................       80,437        5,221            --
                                                                                       ---------    ---------     ---------
(LOSS) INCOME BEFORE TAXES.........................................................      (94,583)      23,958        21,247
                                                                                       ---------    ---------     ---------
Recovery of (provision for) income and mining taxes (Note 15)......................       10,852      (13,509)       (8,695)
                                                                                       ---------    ---------     ---------
NET (LOSS) INCOME FOR THE YEAR.....................................................    $ (83,731)   $  10,449     $  12,552
                                                                                       =========    =========     =========
(LOSS) EARNINGS PER SHARE
BASIC..............................................................................    $   (0.71)   $    0.09     $    0.12
FULLY DILUTED......................................................................    $      --    $    0.08     $    0.12
                                                                                       ---------    ---------     ---------
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
   OUTSTANDING (IN THOUSANDS)......................................................      123,874      116,600       103,707
                                                                                       =========    =========     =========

                                     Fin-52

                            KINROSS GOLD CORPORATION

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                        For the years ended December 31,
                    (expressed in thousands of U.S. dollars)

                                                                                                       FOREIGN
                                         SHARE                    SHARE                   RETAINED    CURRENCY
                                        CAPITAL   CONTRIBUTED    PURCHASE   CONVERTIBLE   EARNINGS   TRANSLATION
                                        COMMON      SURPLUS      WARRANTS    DEBENTURES   (DEFICIT)  ADJUSTMENT     TOTAL
                                        --------  -----------   ---------   -----------   ---------  ------------   -----
BALANCE, DECEMBER 31, 1994..........    $143,663    $     --      $1,234      $     --     $21,277    $ (5,655)    $160,519
                                        --------    --------      ------      --------     -------    --------     --------
Conversion of preferred shares......         385          --          --            --          --          --          385
Issuance of common shares...........      61,600          --          --            --          --          --       61,600
Issuance of share purchase
   warrants, net....................          --          --       2,526            --          --          --        2,526
Net income for the year.............          --          --          --            --      12,552          --       12,552
Foreign currency translation
   adjustment.......................          --          --          --            --          --         486          486
                                        --------    --------      ------      --------     -------    --------     --------
BALANCE, DECEMBER 31, 1995..........    $205,648    $     --      $3,760      $     --     $33,829    $ (5,169)    $238,068
                                        --------    --------      ------      --------     -------    --------    ---------
Conversion of share purchase
   warrants.........................          --          --      (1,186)           --          --          --       (1,186)
Issuance of common shares, net......      83,334          --          --            --          --          --       83,334
Convertible debentures issued,
   net..............................          --          --          --        92,867          --          --       92,867
Convertible debenture equity
   increase.........................          --          --          --           396        (261)         --          135
Net income for the year.............          --          --          --            --      10,449          --       10,449
Foreign currency translation
   adjustment.......................          --          --          --            --          --        (941)        (941)
                                        --------    --------      ------      --------    -  -------  --------     --------
BALANCE, DECEMBER 31, 1996..........    $288,982    $     --      $2,574      $ 93,263     $ 44,017   $ (6,110)    $422,726
                                        --------    --------      ------      --------     --------   --------     --------
Conversion of share purchase
   warrants.........................          --       2,574      (2,574)           --          --          --           --
Issuance of commons shares, net.....      23,424          --          --            --          --          --       23,424
Redemption of convertible
   debentures, net..................          --         848          --        (2,779)         --          --       (1,931)
Convertible debenture equity
   increase.........................          --          --          --         6,451      (5,356)         --        1,095
Net loss for the year...............          --          --          --            --     (83,731)         --      (83,731)
Foreign currency translation
   adjustment.......................          --          --          --            --          --      (7,926)      (7,926)
                                        --------    --------      ------      --------    --------    --------     --------
BALANCE, DECEMBER 31, 1997..........    $312,406    $  3,422      $   --      $ 96,935    $(45,070)   $(14,036)    $353,657
                                        --------    --------      ------      --------    --------    --------     --------

                                     Fin-53

                            KINROSS GOLD CORPORATION

            CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION

                         For the years ended December 31
                    (expressed in thousands of U.S. dollars)

                                                                                          1997         1996          1995
                                                                                          ----         ----          ----
NET INFLOW (OUTFLOW) OF CASH RELATED TO THE
   FOLLOWING ACTIVITIES:

OPERATING
Net (loss) income for the year....................................................      $ (83,731)   $ 10,449     $ 12,552
Items not affecting cash:
   Depreciation, depletion and amortization.......................................         32,508      30,080       18,788
   Write-down of mineral properties...............................................         80,437       5,221           --
   Write-down of long-term investments............................................          7,385          --           --
   (Gain) Loss on sale of marketable securities...................................            (25)         15         (340)
   (Gain) on sale of long-term investments........................................             --         (92)        (475)
   Realization of foreign exchange loss on disposal of assets.....................          2,500          --           --
   Deferred income and mining taxes...............................................        (11,496)     10,672        6,074
   Site restoration costs.........................................................          2,653       1,857        2,226
   Other..........................................................................            361       (302)         (322)
                                                                                        ---------    --------     --------
                                                                                           30,592      57,900       38,503
                                                                                        ---------    --------     --------
Deferred revenue - hedging gains..................................................         20,726          --           --
Changes in non-cash working capital
   Bullion settlements and other accounts receivable..............................         17,960     (18,408)      (2,409)
   Inventories....................................................................          7,611      (1,924)     (10,805)
   Marketable securities..........................................................        (18,369)       (187)       1,241
   Accounts payable and accrued liabilities.......................................         (8,928)       (879)       3,746
   Effect of exchange rate changes................................................         (2,995)        578          470
                                                                                        ---------    --------     --------
                                                                                           46,597      37,080       30,746
                                                                                        ---------    --------     --------
FINANCING
Issuance of common shares and special warrants....................................         23,424      83,334       61,985
(Conversion) issuance of share purchase warrants..................................             --      (1,186)       2,526
(Conversion) of preferred shares..................................................           (195)       (104)        (385)
Capital lease obligations, net....................................................         (2,103)      1,954        5,389
Redemption of convertible debentures..............................................         (2,171)         --           --
Convertible debentures............................................................         (3,426)    141,650           --
Repayments of gold loan...........................................................         (1,052)     (1,953)      (2,111)
                                                                                        ---------    --------     --------
                                                                                           14,477     223,695       67,404
                                                                                        ---------    --------     --------
INVESTING
Additions to mineral properties, plant and equipment, net.........................        (39,913)    (67,343)     (75,837)
Acquisitions, net.................................................................        (24,503)         --      (84,958)
Notes receivable and long-term investments........................................         (6,931)     (8,697)      (6,264)
Proceeds from the sale of long-term investments...................................             --       1,967          970
                                                                                        ---------    --------     --------
                                                                                          (71,347)    (74,073)    (166,089)
                                                                                        ---------    --------     --------
(DECREASE) INCREASE IN CASH AND SHORT-TERM
   INVESTMENTS ...................................................................        (10,273)    186,702      (67,939)
CASH AND SHORT-TERM INVESTMENTS - BEGINNING OF YEAR...............................        200,601      13,899       81,838
                                                                                        ---------    --------     --------
CASH AND SHORT-TERM INVESTMENTS - END OF YEAR.....................................      $ 190,328    $200,601     $ 13,899
                                                                                        =========    ========     ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Income Taxes Paid.................................................................      $   2,692    $  1,645     $  4,706
Interest Paid.....................................................................      $   9,241    $  1,242     $    446
                                                                                        =========    ========     ========




                                     FIN-54

                            KINROSS GOLD CORPORATION

                 Notes to the Consolidated Financial Statements
                           December 31, 1997 and 1996

                             (United States dollars)
          (All tabular amounts are in thousands except per share data)

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The consolidated financial statements of Kinross Gold Corporation (the "Company") are expressed in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in Canada which differ in certain material respects from those generally accepted in the United States, as described in Note 22.

         BASIS OF PRESENTATION

         The consolidated financial statements include the accounts of the Company, its subsidiaries and its proportionate share of joint venture interests. Long-term investments in shares of associated companies, over which the Company has the ability to exercise significant influence, are accounted for using the equity method. The cost method is utilized for entities in which the Company owns less than 20%.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         REVENUE RECOGNITION

         Gold and silver revenues are recognized at the time of production. Included in bullion settlements and other accounts receivable is an accrual for the outstanding gold and silver sales which settle subsequent to the end of the year.

         TRANSLATION OF FOREIGN CURRENCIES

         The Company and its operations domiciled in Canada measure their operations in Canadian dollars and translate to U.S. dollars for reporting purposes using the current rate method. The Company's non-Canadian subsidiaries and joint venture interests are self-sustaining operations whose economic activities are largely independent of those of the Company. For all operations outside the U.S., the current rate method of translation is used. Assets and liabilities are translated at the exchange rates in effect at the balance sheet date. Revenues and expenses, including gains and losses on foreign exchange transactions are translated at average rates for the year. The unrealized translation gains and losses on the Company's net investment in these operations accumulate in a separate component of shareholders' equity, described in the consolidated balance sheet as foreign currency translation adjustment. Exchange gains and losses may become realized on the payment of dividends by, or by a change in the net investment in, a self-sustaining operation, in which event an appropriate portion of foreign currency translation adjustment is recognized in income.

                                     Fin-55

         SHORT-TERM INVESTMENTS AND MARKETABLE SECURITIES

         Short-term investments and marketable securities are carried at the lower of cost and quoted market value. Short-term investments are highly liquid investments with original maturities of three months or less.

         INVENTORIES

         Ore stockpiles are valued at the lower of production cost and net realizable value. Supplies are valued at the lower of cost and replacement cost.

         MINERAL PROPERTIES, PLANT AND EQUIPMENT

         All costs of acquiring mineral properties are capitalized. Costs associated with properties which are in the development stage are deferred, on a project basis, until the economic viability of the project is determined. Once commercial production is reached, the deferred costs of the project are amortized over their economic lives, on the basis described below.

         Where the total reserves are not determinable because ore bearing structures are open at depth or are open laterally, which are currently the Hoyle Pond and Blanket mines, the straight line method of amortization is applied over the estimated life of each mine which is currently up to 10 years.

         Where the mine operating plan calls for production from well-defined ore reserves, the unit-of-production method of amortization is applied.

         Annually, reviews are performed to evaluate the carrying value of operating mines and development properties. The costs of properties which are not economically viable are written down to their estimated recoverable amount (see note 16).

         Plant and equipment that have useful lives shorter than the mine life are depreciated on a straight line basis over their estimated useful life of one to five years.

         FINANCIAL INSTRUMENTS

         In the course of business, the Company enters into agreements with banks and other institutions to reduce the underlying risks associated with commodity prices. The Company does not hold or issue derivative instruments for trading or speculative purposes. The financial instruments are subject to certain margin requirements in the event commodity prices increase substantially. The objective of the financial instruments is to reduce the downside price risk on certain production.

         Estimated fair values of financial instruments, as disclosed in the notes, are determined with reference to relevant market prices and information available at year end. The fair value estimates are not necessarily indicative of the amounts that the Company might receive or incur in actual market transactions. Carrying value approximates fair value for financial instruments which are short-term in nature. These include short-term investments, bullion settlements and other accounts receivable, inventories, accounts payable and accrued liabilities and the current portion of capital lease obligations.

                                     Fin-56

         CAPITAL LEASES

         Assets leased on terms which transfer substantially all the benefits and risks of ownership to the Company are accounted for as capital leases, as though the asset had been purchased and the liability incurred.

         SITE RESTORATION COSTS

         Estimated costs of site restoration are accrued and expensed over the estimated life of the mine on a straight line or unit-of-production basis. Cash is segregated in a separate account to ensure funds are available to defray closure costs when production ceases. Estimates of the ultimate restoration liability are based on current laws and regulations and expected costs to be incurred, all of which are subject to possible changes thereby impacting current determinations.

         INCOME AND MINING TAXES

         The provisions for income and mining taxes are based on earnings for financial reporting purposes. Deferred taxes arise from the recognition of revenues and expenses in different years for financial reporting and tax purposes.

2.       ACQUISITIONS

         On April 18, 1997, the Company acquired an additional 50% of the Goldbanks property from Restoration Minerals Company ("Restoration") thereby increasing its interest in the Goldbanks property to 100%. The purchase price of $24,503,000, including associated purchase costs, was satisfied by the issuance from treasury of 3,000,000 common shares of the Company and a cash payment of $7,000,000. In addition, the Company granted a 3.5% precious metals net smelter return ("NSR") royalty and a 2% base metal NSR royalty which becomes payable once the property has produced 1,321,214 ounces of gold.

         On May 12, 1995, the Company acquired 100% of the Macassa mine from Barrick Gold Corporation ("Barrick") for total consideration of $44,811,000. The purchase price, including associated purchase costs, was $42,311,000 of cash and 2,500,000 common share purchase warrants valued at $2,500,000. The Macassa mine and related infrastructure are located in Kirkland Lake, Ontario.

         On June 13, 1995, the Company acquired 50% of the Goldbanks property located in Nevada from Restoration for total consideration of $11,420,000. The consideration was in the form of $6,259,000 cash and 816,055 common shares of the Company.

         On June 30, 1995, the Company acquired a further 24.99% operating interest in the Denton-Rawhide joint venture located in Nevada from Kiewit Mining Group Inc. The purchase price of $24,594,000, including associated purchase costs, was satisfied by the issuance from treasury of 4,000,000 common shares of the Company. After completion of this acquisition, the Company owns a 49% operating interest in the joint venture.

         On December 21, 1995, the Company acquired a 25% interest, including the right to operate, ZAO Kamgold ("Kamgold"), a Russian joint stock company for $4,133,000 cash including associated purchase costs. The major asset of Kamgold is the high grade Aginskoe project which is located in Kamchatka, Russia. The Company is responsible for arranging financing for the project and is currently negotiating limited recourse project financing.

                                     Fin-57

         The difference between the cost and underlying net book value of the assets acquired is being amortized over the lives of the assets to which the difference has been assigned.

         The following is a summary of the 1995 acquisitions all of which are accounted for using the purchase method:

                                                                                             Denton-
                                                                       Macassa   Goldbanks   Rawhide    Kamgold      Total
                                                                       -------   ---------   -------   ---------    -------
          Fair value ascribed to net assets acquired
          Mineral properties, plant and equipment....................   $45,972    $11,420   $22,675    $  4,133    $84,200
          Other assets...............................................     1,553         --     3,254          --      4,807
                                                                        -------    -------  --------    --------    -------
          Total Assets...............................................    47,525     11,420    25,929       4,133     89,007
          Less liabilities assumed...................................     2,714         --     1,335          --      4,049
                                                                        -------    -------  - -------   --------    -------
                                                                        $44,811    $11,420   $24,594    $  4,133    $84,958
                                                                        =======    =======   =======    ========    =======
          Purchase Price
            Cash.....................................................   $42,311     $6,259   $    94    $  4,133    $52,797
            Common shares............................................        --      5,161    24,500          --     29,661
            Common share purchase warrants...........................     2,500         --        --          --      2,500
                                                                         ------    -------   -------    --------    -------
                                                                        $44,811    $11,420   $24,594    $  4,133    $84,958
                                                                        =======    =======   =======    ========    =======


         The following pro forma operating data reflects the 1995 acquisition of the Macassa mine and the further 24.99% ownership interest in the Denton-Rawhide mine as though they had occurred at the beginning of the year and as though they were consolidated for the entire year. Pro forma 1995 revenues and net income would have been $152,361,000, and $11,880,000 respectively which would have decreased basic earnings per share to 11 cents. These pro forma results, which were net of applicable depreciation and amortization of the purchase price assigned to mineral properties, plant and equipment, were based on average exchange rates for the 1995 year. The pro forma financial information does not purport to represent what the Company's results of operations would have been had the acquisition occurred on such date or to project the Company's results of operations for any future periods.

3.       INVENTORIES

         Inventories are comprised of the following:

                                                                                                           1997       1996
                                                                                                         -------    -------
          Ore stockpiles.............................................................................    $15,482    $21,999
          Supplies...................................................................................      6,296      7,752
                                                                                                         -------    -------
                                                                                                         $21,778    $29,751

4.       MARKETABLE SECURITIES

         The market value of the Company's portfolio of marketable securities is $18,786,000 as at December 31, 1997 (1996 - $699,000).

                                     Fin-58

5.       MINERAL PROPERTIES, PLANT AND EQUIPMENT

         The Company's investment in mineral properties, plant and equipment and development projects is as follows:

                                                                                                       1997         1996
                                                                                                     --------     --------
          PRODUCING PROPERTIES
            Mineral properties..................................................................    $ 24,258      $ 24,710
            Plant and equipment (amortized on straight-line basis)..............................     117,215       103,571
            Plant and equipment (amortized on unit-of production basis).........................     118,866       157,713
                                                                                                    --------      --------
                                                                                                     260,339       285,994
            Less: accumulated depreciation, depletion and amortization..........................      99,672        67,164
                                                                                                    --------      --------
                                                                                                     160,667       218,830
            Development properties..............................................................      36,245        33,974
                                                                                                    --------      --------
                                                                                                    $196,912      $252,804

6.       JOINT VENTURE INTERESTS

         The Company conducts a portion of its business through joint ventures under which the ventures are bound by contractual arrangements establishing joint control over the joint venture. As at December 31, 1997, the Company has interests in two joint venture mining projects.

         (a)      Denton-Rawhide Mine

                  The Company's 1995 additional acquisition of a 24.99% ownership interest increased its interest from a 24.01% operating interest with a 2.45% net smelter royalty to a 49% ownership interest. The Company is charged its proportionate share of the operating expenses and capital expenditures of the mine and receives its share of revenue in kind from gold and silver production.

         (b)      Kamgold Joint Stock Company

                  The Company owns a 25% interest, including the right to operate, Kamgold, a Russian joint stock company and is responsible for negotiating project financing. Related venture costs of $2,042,000 (1996 - $1,501,000) have been incurred to date and, in addition to the $4,133,000 purchase cost, have been capitalized to mineral properties, plant and equipment. As at December 31, 1997, the Company is continuing its efforts to negotiate project financing.

                  The following table summarizes information contained in the consolidated financial statements relative to these joint venture interests.

                                                                                         1997          1996          1995
                                                                                       --------      --------      --------
                   Revenues........................................................    $ 23,248      $ 27,243      $ 19,604
                   Operating costs.................................................      16,632        17,117        12,026
                   Depreciation, depletion and amortization........................       6,463         6,835         4,850
                                                                                       --------      --------      --------
                   Earnings before taxes...........................................    $    153      $  3,291      $  2,728
                                                                                       ========      ========      ========
                   Current assets..................................................    $  6,695      $  8,517      $  7,070
                   Non-current assets..............................................          --            85           305
                   Mineral properties, plant and equipment.........................      34,934        59,036        56,475
                                                                                       --------      --------      --------
                                                                                       $ 41,629      $ 67,638      $ 63,850
                                                                                       ========      ========      ========

                                     Fin-59

                                                                                         1997          1996          1995
                                                                                       --------      --------      --------
                   Current liabilities.............................................    $    558      $  1,941      $  2,341
                   Non-current liabilities.........................................       1,550         1,358         1,129
                                                                                       --------      --------      --------
                   Equity..........................................................    $ 39,521      $ 64,339      $ 60,380
                                                                                       ========      ========      ========
                   Cash provided by operations.....................................    $  6,616      $ 10,126      $  7,578
                                                                                       ========      ========      ========
                   Cash used in investing activities...............................    $  1,598      $ 10,147      $ 21,711
                                                                                       ========      ========      ========


                  1996 and 1995 balances include the Company's 50% ownership interest in the Goldbanks property, the remaining 50% interest having been acquired in 1997 (Note 2).

7.       LONG-TERM INVESTMENTS

         Long-term investments consist of investments in associated companies as follows:

                                                                                 Ownership       Market
                                                                                 Interests       Value     Carrying Value
                                                                              ---------------    ------    ----------------
                                                                               1997     1996      1997      1997      1996
                                                                              ------   ------    ------    ------    ------
          E-Crete Products Inc.............................................      67%      --     $   840    $  840   $    --
          Greystar Resources Ltd...........................................   19.96%      --       5,593     4,915        --
          Pentland Firth Ventures Ltd......................................      46%      41%      3,710     3,710     3,614
          Mirage Resource Corporation......................................      48%      48%      2,336     2,336     9,296
          Welcome Opportunities Ltd........................................      43%      48%      2,481     4,205     4,389
                                                                                                 -------    ------   -------
                                                                                                 $14,960   $16,006   $17,299
                                                                                                 =======   =======   =======


         During 1997, the Company acquired 2,365,000 common shares of E-Crete Products Inc. ("E-Crete"); 1,500,000 common shares were received in exchange for services provided relating to E-Crete's formation and 865,000 common shares were purchased for $865,000. E-Crete is currently seeking financing to fund the start up of its operations.

         During 1997, the Company acquired 9,405,000 common shares of Greystar Resources Ltd. in exchange for 1,426,636 common shares of the Company and $821,000 in cash.

         During 1997, the Company acquired 1,504,259 common shares of Pentland Firth Ventures Ltd. ("Pentland") for total consideration of $1,160,000.

         During 1996, the Company exchanged common shares with a non-related party to acquire common shares of Mirage Resource Corporation ("Mirage") through a private placement. In addition, the Company acquired Mirage common shares through a special warrant offering to bring its ownership interest to 48%. All of the Mirage special warrants were converted into common shares.

         During 1996, the Company acquired 2,304,691 common shares of Pentland for total consideration of $1,683,000.

         During 1995, the Company exchanged a portion of its marketable securities and long-term investments for common shares in Welcome Opportunities Ltd. ("Welcome"). In addition, the Company purchased common shares of Welcome by private placement and through the market. The carrying value of the investment in Welcome reflects the carrying value of the shares exchanged and the cost of subsequent shares purchased.

                                     Fin-60

         During 1997, the Company reviewed the carrying value of its long-term investments in related junior exploration companies. As a result of this review and the current status of the junior equity market, the Company reduced the carrying value of its investments in Pentland and Mirage to reflect their current market values as at December 31, 1997.

8.       OPERATING LINE OF CREDIT

         The Company has established a $30,000,000 credit facility with a major chartered bank at commercial rates of which $7,700,000 has been drawn in respect of letters of credit.

9.       GOLD LOAN

         During 1991, the Company entered into a loan agreement with a major bullion bank. The agreement with the bank, as amended in 1992, provided for a 27,450 ounce gold loan that was valued at $10,012,000 based on the gold price of $364.75 per ounce at the time of closing. As at December 31, 1996, the loan was valued at $1,164,000, which was determined using the year end market value of gold of $369.25 per ounce extended by the 3,152 ounces of gold. During 1997, the outstanding balance of the loan was repaid. Payments consisted of 3,152 ounces of gold valued at $1,052,000.

         The Company incurred interest expense of $26,000, $99,000 and $156,000 on the loan in 1997, 1996 and 1995, respectively.

10.      CAPITAL LEASE OBLIGATIONS

         The Company leases certain of its production equipment. This equipment has been capitalized for accounting purposes to mineral properties, plant and equipment and has recorded a corresponding liability. Interest accrues at an effective rate of 8% per annum. The following is a schedule of future minimum lease payments together with the balance of the obligation under the capital leases.

                                                                                                       1997           1996
                                                                                                      ------         ------
           1997..................................................................................      $  --          $2,587
           1998..................................................................................      1,567           1,567

                                                                                                       1997            1996
                                                                                                      ------          ------
           1999..................................................................................      1,567           1,567
           2000..................................................................................      2,502           2,502
           2001                                                                                          401             401
                                                                                                      ------          ------
           Total minimum lease payments..........................................................      6,037           8,624
           Less: amounts representing interest...................................................        797           1,281
                                                                                                      ------          ------
           Present value of net minimum lease payments...........................................      5,240           7,343
           Due within one year...................................................................      1,435           2,392
                                                                                                      ------          ------
                                                                                                      $3,805          $4,951
                                                                                                      ======          ======


11.      SITE RESTORATION COSTS

         The Company estimates its future closure obligation, to be incurred after cessation of operations, at $23,750,000 based on information currently available including preliminary closure plans and the applicable regulations. At December 31, 1997, the Company has accrued $10,011,000 of this obligation (1996 - $7,358,000) of which $8,278,000
         (1996 - $6,732,000) has been funded into a separate bank account and is included on the balance sheet with cash and short-term investments. In addition, the

         Company has posted bonds and letters of credit totalling $20,932,000 as requested by various regulatory agencies. In view of uncertainties concerning estimates of future site restoration costs, ultimate costs could differ from the estimated amounts. Future changes, if any, could have a significant financial impact and would be reflected prospectively as a change in accounting estimate.

12.      CONVERTIBLE DEBENTURES

         On December 5, 1996, the Company issued unsecured convertible debentures in the aggregate principal amount of CDN $200,000,000. The debentures bear interest at 5.5% per annum, mature on December 5, 2006 and, at the holders' option, are convertible into common shares of the Company at a conversion price of CDN $13.35 per share, being a rate of
         74.906 common shares per CDN $1,000 principal amount of debentures. Interest is payable in cash; however, the Company has the right to settle the principal amount by the issuance of common shares. The debentures are redeemable after June 30, 2000 until December 31, 2001 at par plus accrued and unpaid interest under certain conditions. On or after December 31, 2001, the debentures will be redeemable at par plus accrued and unpaid interest.

         The convertible debentures are being accounted for in accordance with their substance and are presented in the financial statements in their component parts, measured at their respective fair values at the time of issue. The debt component has been calculated as the present value of the required interest payments discounted at a rate approximating the interest rate that would have been applicable to non-convertible debt at the time the debentures were issued. Interest expense is determined on the debt component, such component being reduced by the required semi-annual interest payments. The difference between the debt component and the face value of the debentures is classified as equity, net of issue costs adjusted for income taxes. The equity component of the debentures, less the value ascribed to the holders' option, is increased over their term to the full face value by charges to retained earnings. The increase in the carrying value of the equity component is tax-effected at the Company's effective tax rate for purposes of calculating earnings per share.

         During 1997, the Company bought back CDN $4,176,000 of the convertible debentures for CDN $3,103,000, thereby reducing the outstanding aggregate principal amount to CDN $195,824,000.

         As at December 31, 1997, the fair value of the outstanding convertible debentures was approximately CDN $145,653,000.

13.      REDEEMABLE RETRACTABLE PREFERRED SHARES

         All of the 384,613 (1996 - 408,840) outstanding redeemable retractable preferred shares are issued to a senior officer and director of the Company.

         The holder of the redeemable retractable preferred shares is entitled to receive a CDN $0.80 per share fixed cumulative annual preferential cash dividend, payable in equal quarterly installments, and is entitled at any time to convert all or any part of the redeemable retractable preferred shares into common shares on the basis of 8.2555 common shares for each redeemable retractable preferred share so converted, subject to anti-dilution adjustments. The Company may at any time redeem upon a minimum thirty day notice, all or any part of the redeemable retractable preferred shares at a price of CDN $10.00 per share, together with unpaid dividends accrued to the date of redemption. Commencing March 31, 1998, the holder of the redeemable retractable preferred shares will be entitled to require the Company to redeem for cash all or any part of the redeemable retractable preferred shares at this price.

                                     Fin-62

         Dividends paid of $233,000 (1996 - $240,000, 1995 - $258,000) have been recorded as part of interest expense in the statement of operations.

         During 1997, 24,227 (1996 - 13,047) redeemable retractable preferred shares were converted into 200,006 (1996 - 107,709) common shares.

14.      SHARE CAPITAL

         The authorized share capital of the Company is comprised of an unlimited number of common shares.

         A summary of common share transactions for each of the three years ended December 31, 1997, is as follows:

                                                                1997                    1996                   1995
                                                       ---------------------    --------------------   --------------------
                                                       Number of                 Number                 Number
                                                         Shares      Amount     of Shares    Amount    of Shares    Amount
                                                       ---------    --------    ---------   --------   ---------   --------
          Balance, January 1.........................   121,745     $289,982     108,973    $205,648     97,813    $143,663
          Issued:
              For consideration other than cash......     4,446       21,376       1,699      12,794      4,816      29,661
              Under stock option plan................       183          190         411         658        671         863
              Under employee share purchase plan.....       431        1,958         218       1,673         82         677
              Upon conversion of preferred shares....       200          194         108         104        397         385
              Upon buy back of common stock..........      (126)        (294)         --          --         --          --
              Public offering........................        --           --       7,000      58,065      5,000      30,156
              Upon exercise of private placement
                warrants.............................        --           --          --          --        188         227
              Upon exercise of share purchase
                warrants.............................        --           --       3,336      10,040          6          16
                                                        -------     --------     -------    --------    -------    --------
          Balance, December 31.......................   126,879     $312,406     121,745    $288,982    108,973    $205,648
                                                        =======     ========     =======    ========    =======    ========


         On June 6, 1995, the Company issued 5,000,000 common shares from treasury for total proceeds of $31,586,000.

         On January 31, 1996, the Company issued 7,000,000 common shares from treasury for total proceeds of $61,997,000.

         On May 5, 1995, the Company's shareholders approved an employee share purchase plan whereby employees of the Company will have an opportunity to purchase common shares. The plan allows employees to contribute up to a maximum of 10% of their base annual salary. In addition, the Company will match the employees contributions. Quarterly, the Company issues from treasury, common shares equal to the employees' contribution and the Company's contribution. The common shares are purchased based on the average of the last twenty trading sessions prior to the end of the quarter. The Company issued from treasury 431,000 common shares pursuant to the plan during 1997 (218,000 - 1996; 82,000 - 1995).

         The Company has a stock option plan for directors, officers, and employees, enabling them to purchase common shares. The total number of options outstanding at any time cannot exceed 10% of the total number of outstanding common shares. Each option granted under the plan is for a maximum term of five years and is exercisable as to 33.33% each year, commencing one year after the date of grant. The exercise price is determined by the Board of Directors at the time the option is granted, subject to regulatory approval and may not be less than the most recent closing price of the common shares at the


                                     Fin-63
         date of grant. The stock options outstanding at December 31, 1997 expire at various dates to December 16, 2001.

         A summary of the Company's outstanding stock option transactions as at December 31, is as follows:

                                                                                         1997          1996          1995
                                                                                       ---------     ---------    ---------
          Outstanding at beginning of year.........................................    3,903,603     3,212,869    2,048,334
          Granted(1)...............................................................    2,480,000     1,125,000    1,835,000
          Exercised................................................................     (183,100)     (410,932)    (670,465)
          Cancelled................................................................     (108,375)      (23,334)          --
                                                                                       ---------     ---------    ---------

          Outstanding at end of year...............................................    6,092,128     3,903,603    3,212,869
                                                                                       =========     =========    =========

(1) 856,625 options granted in 1997 in excess of amounts reserved are subject to shareholder approval.


         The range of per share prices and shares reserved for options outstanding are as follows:

                                                                                   1997            1996           1995
                                                                              --------------   --------------  --------------
         Range of exercise prices (CDN $)...................................  $1.40 - $12.50   $0.48 - $12.50  $0.48 - $11.03
         Currently exercisable..............................................      2,341,578        1,541,850        905,569
         Average price exercised during year (CDN $)                                  $1.43            $2.18          $1.73
         Average option price outstanding at year end (CDN $)...............          $6.28            $7.65          $6.16


         COMMON SHARE PURCHASE WARRANTS

         As part of the 1993 acquisition of Falconbridge Gold Corporation ("FGC"), the Company issued 3,249,508 common share purchase warrants. In addition, 31,750 common share purchase warrants were granted in 1996 upon the exercise of stock options previously granted by FGC which compares to 78,250 in 1995. These warrants were convertible into one common share of the Company for CDN $3.50, and were to expire on December 31, 1996. On issue, these warrants were ascribed a value of $0.38 per warrant. During 1996, 3,335,842 (1995 - 6,213) common share purchase warrants were exercised for total proceeds of $10,040,000 (1995 - $16,000). As at December 31,1997, no common share purchase warrants were outstanding (1996 - nil; 1995 - 3,334,781).

         As part of the acquisition of the Macassa mine (Note 2), the Company issued 2,500,000 common share purchase warrants. These warrants were convertible into one common share of the Company for CDN $10.00, and expired unexercised on October 31, 1997. On issue, these warrants were ascribed a value of $1.00 per warrant.

         As part of the buy back of an effective 2% Net Smelter Return ("NSR") royalty on certain Hoyle Pond mining claims, the Company issued 200,000 common share purchase warrants. These warrants were convertible into one common share of the Company for CDN $12.00 and expired unexercised on November 14, 1997. On issue, these warrants were ascribed a value of $0.37 per warrant.

                                     Fin-64

15.      INCOME AND MINING TAXES

         (a) The income and mining tax expense related to operations is as follows:

                                                                          1997        1996       1995
                                                                        --------     ------     -------
                    Income taxes
                      Current
                         Canada(1)...................................   $    282     $1,316     $   572
                         Foreign.....................................      1,403         --       1,001
                      Deferred
                         Canada......................................    (13,661)     8,447       3,982
                         Foreign.....................................         --     (1,620)       (112)
                      Mining taxes
                         Current - Canada............................        391      1,511         342
                         Deferred - Canada...........................        733      3,855       2,910
                                                                        --------     ------     -------
                                                                        $(10,852)   $13,509      $ 8,69
                                                                        ========    =======     =======

                  (1)   Includes large corporations tax
                        $469,000 in 1996 and $264,000 in


         (b)      The reconciliation of the combined Can
                  provincial statutory income tax rate t
                  on earnings is as follows:

                                                                        1997         1996          1995
                                                                       ------       -----         -----
                    Combined statutory income tax rate (recovery)..... (43.5)%       43.5%        44.5%
                    Increase (decrease) resulting from:
                      Mining taxes....................................   1.2         22.4         15.1
                      Resource allowance..............................   1.0        (17.0)       (16.6)
                      Difference in foreign tax rates.................   2.4          2.6         (1.0)
                      Non recognition of benefit of loss..............  26.0          1.1          --
                      Other...........................................   1.4          3.8         (1.1)
                                                                        ----         ----         ----
                    Effective tax rate (recovery)....................  (11.5)%       56.4%        40.9%
                                                                       =====        =====        =====

        (c)       Income (loss) before income and mining

                                                                        1997         1996         1995
                                                                      ---------    --------     --------
                    Canada.........................................   $(64,743)    $ 31,430     $ 16,744
                    Foreign........................................    (29,840)      (7,472)       4,503
                                                                      --------     --------     --------
                                                                      $(94,583)    $ 23,958     $ 21,247
                                                                      ========     ========     ========


        (d) Deferred income and mining taxes result from timing differences that arise in recognizing income and expense for financial reporting at different times than for income and mining tax purposes. The timing differences relate principally to the difference between book and tax depreciation.

        (e) The use of tax losses available for carry forward in the U.S. will be limited in any given year as a result of previous changes in ownership of the Company.

        (f) For Canadian income tax purposes, the corporation has unrecorded timing differences of $26,900,000 which, if recognized, would give rise to income tax recoveries. These unrecorded differences relate principally to the difference between book and tax depreciation.

                                     Fin-65

        (g) The following additional information with respect to deferred income taxes as at December 31, 1997, is required in order to comply with the reporting requirements of the Statement of Financial Accounting Standards No. 109:

                                                                1997      1996
                                                               -----    -------
                  Deferred tax assets
                    Accrued expenses and other.............    $ 525    $ 2,331
                    Site reclamation cost accruals.........      665        397
                    Alternative minimum tax credits........    4,167      2,556
                    Non-capital loss carryforwards.........    8,528      7,265
                    Inventory capitalization...............    1,096         --
                    Fixed assets...........................   10,541      1,067
                                                              ------   --------
                    Gross deferred tax assets..............   25,522     13,616



                                                                                                      1997         1996
                                                                                                    ---------    --------
                   Deferred tax asset valuation allowances.......................................    (21,256)      (1,496)
                                                                                                    ---------    --------
                   Net deferred tax assets.......................................................      4,266       12,120
                                                                                                    --------     --------
                   Deferred tax liabilities
                   Site reclamation cost accruals................................................        351        1,269
                   Mineral properties............................................................      1,442        5,657
                   Fixed assets..................................................................     10,186       24,748
                                                                                                    --------     --------
                   Gross deferred tax liabilities................................................     11,979       31,674
                                                                                                    --------     --------
                   Net deferred tax liabilities..................................................   $  7,713     $ 19,554
                                                                                                    ========     ========


16.      WRITE-DOWN OF MINERAL PROPERTIES

         Annually, the Company reviews the carrying values of its portfolio of mining properties and advanced stage exploration properties. Through this process it was determined that the following assets had suffered a permanent impairment in value and therefore have been written down to their estimated recoverable amounts.

                                                                                                      1997         1996
                                                                                                     -------      -------
          Macassa mine...........................................................................    $35,719      $    --
          QR mine................................................................................     13,516           --
          Goldbanks property.....................................................................     22,500           --
          Golden Kopje mine......................................................................         --        4,221
          Non-core assets........................................................................      8,702        1,000
                                                                                                     -------      -------
                                                                                                     $80,437      $ 5,221
                                                                                                     =======      =======


         On April 12, 1997, a series of rockbursts suspended the operations at the Macassa mine which prevented access to certain previously identified proven and probable reserves. As a result, the mine life was shortened from previous estimates. The Company utilized an undiscounted cash flow analysis taking into consideration current and anticipated gold prices, hedges in place and allocated to the Macassa mine and expected operating costs to determine that a permanent impairment in value had occurred. The Company recorded a pre-tax write-down totalling $35,719,000 during the second quarter of 1997 to reflect a reduction in the carrying value of the Macassa mine to its estimated fair value.

         During the fourth quarter of 1997, the Company conducted a detailed review of the Q.R. operations in light of the high cost of production currently being experienced against current and anticipated gold

                                     Fin-66
         prices. The Company reviewed the operation taking into consideration the existing ore stockpiles on surface, the readily available underground proven reserves that could be mined over the balance of 1997 and the first quarter of 1998 and the hedges in place that were allocated to the Q.R. mine. The Company recorded a pre-tax write-down totalling $13,516,000 during the fourth quarter of 1997 to reflect the estimated recoverable amount.

         In the fourth quarter of 1997, the Company recorded additional write-downs of $22,500,000 and $8,702,000 against the Goldbanks property and other non-core assets, respectively. The Goldbanks write-down resulted from a reduction in probable reserves in light of the current and anticipated gold price environment when compared to 1996, while the non-core assets write-down was primarily associated with certain development projects of predecessor companies which, at the present time, are not considered viable.

         The analysis of the above producing mines was performed using a gold price assumption of $350 per ounce.

17.      PER SHARE AMOUNTS

         Basic (loss) earnings per common share have been calculated using the weighted daily average number of common shares outstanding during the year and reflect an adjustment for the accretion in the equity component of the convertible debenture.

         The calculation of fully diluted earnings per common share includes the effects of the potential conversion of the redeemable preferred shares. As at December 31, 1997, the convertible debentures, stock options and warrants would have no dilutive effect.

18.      SEGMENTED INFORMATION

         The Company  operates in the gold mining  industry in four  countries:
         Canada,  Russia,  the United  States,  and Zimbabwe.

                                                                                           1997        1996         1995
                                                                                         --------    --------     --------
          Mining Revenue
              United States...........................................................   $ 67,773    $ 77,792     $ 59,952
              Canada..................................................................     91,161     110,730       60,476
              Zimbabwe................................................................     14,256      16,237       12,826
                                                                                         --------    --------     --------
                                                                                         $173,190    $204,759     $133,254
                                                                                         ========    ========     ========
          Depreciation and amortization
              United States...........................................................   $ 13,909    $ 13,933     $  9,806
              Canada..................................................................     17,021      13,873        7,361
              Zimbabwe................................................................      1,578       2,274        1,621
                                                                                         --------    --------     --------
                                                                                         $ 32,508    $ 30,080     $ 18,788
                                                                                         ========    ========     ========
          Operating earnings (loss)(1)
              United States...........................................................   $  5,292    $ (1,855)    $  5,168
              Canada..................................................................       (746)     32,786       16,453
              Zimbabwe................................................................     (1,298)        241         (490)
                                                                                         ---------   --------     --------
                                                                                         $  3,248    $ 31,172     $ 21,131
                                                                                         ========    ========     ========


                                     Fin-67

                                                                                           1997        1996         1995
                                                                                           ----        ----         ----
          Identifiable assets by country
              Corporate...............................................................   $233,633    $231,315     $33,411
              United States...........................................................    106,059     136,308     123,828
              Canada..................................................................    105,462     143,842     103,577
              Russia..................................................................      6,175       5,794       4,485
              Zimbabwe................................................................      9,711      16,452      22,808
                                                                                         --------    --------    --------
                                                                                         $461,040    $533,711    $288,109
                                                                                         ========    ========    ========

           (1) For purposes of this Segmented information disclosure, operating earnings (loss) represent revenue less operating, general and administrative, exploration and property evaluation and depreciation, depletion and amortization expenses.


19.      FINANCIAL INSTRUMENTS

         The profitability of the Company is directly related to the market price of gold and silver. The Company reduces price risk by hedging the price of gold and silver for a portion of its production. The main hedging tools currently employed by the Company are fixed forward sales contracts, spot deferred forward sales contracts and no-cost minimum/maximum option strategies.

         Fixed forward sales contracts are commitments to deliver gold or silver at a specified date for an agreed upon price. Spot deferred forward sales contracts are forward sales with the option to postpone the specified delivery date to a future date. If delivery on the contract is postponed, a new contract price is established based on the old contract price, adjusted for a premium. No-cost minimum/maximum option strategies ensure a minimum floor price by buying a put option which is financed by selling a call option for a fixed ceiling price.

         As at December 31, 1997, the Company had fixed forward sales contracts, spot deferred forward sales contracts, call options sold and put options purchased representing 15,000 (1996 - 145,000), 20,000 (1996 -
         127,000), 50,400 (1996 - 37,500) and 150,000 (1996 - 150,000) ounces of gold, respectively.

         In addition, as at December 31, 1997, the Company had fixed forward sales contracts, call options sold and put options purchased representing 500,000 (1996 - 2,000,000), 500,000 (1996 - 500,000) and
         nil (1995 - 500,000) ounces of silver, respectively.

         Lines of credit are in place in the event of a negative mark to market adjustment which mitigate potential margin calls. As at December 31, 1997, the fair value of the Company's gold and silver contracts is positive $12,896,000 which compares to positive $9,107,000 at December 31, 1996.

         The following table represents the expected realized price of the outstanding contracts at December 31, 1997 assuming current contangos for spot deferred forward sales contracts and current delivery schedules.

                                                                                   1998        1999        2000       2001
                                                                                  ------      ------      ------     ------
           Gold
               Spot-deferred forward sales contracts
                 Ounces hedged................................................        --      10,000      10,000        --
                 Average price................................................        --        $428        $443        --
               Fixed forward sales contracts
                 Ounces hedged................................................    15,000          --          --        --
                 Average price................................................      $409          --          --        --

                                     Fin-68

                                                                                  1998       1999        2000        2001
                                                                                 ------     ------      ------      ------

               Put options purchased
                 Ounces hedged................................................    60,000      30,000      30,000    30,000
                 Average price................................................      $337        $400        $400      $400
               Call options sold
                 Ounces hedged................................................    27,900       7,500       7,500     7,500
                 Average price................................................      $385        $400        $400      $400

           Silver
               Fixed forward sales contracts
                 Ounces hedged................................................   500,000          --          --        --
                 Average price................................................     $5.32          --          --        --
               Call options sold
                 Ounces hedged................................................   500,000          --          --        --
                 Average price................................................     $6.01          --          --        --


         In late 1997, due to low gold spot prices, the Company had a substantial unrealized gain on its portfolio of financial instruments. As a result of this, the Company adjusted its gold position by repurchasing certain spot deferred forward sales contracts and fixed forward sales contracts. These transactions generated $22,244,000 of cash. The gain related therewith will be taken into income over the original delivery schedule of the various contracts. At year end, $18,927,000 remained and is recorded as deferred revenue on the balance sheet.

         Subsequent to the year end, the Company repurchased additional gold spot deferred contracts, fixed forward sales contracts, and put options representing 155,000 ounces of gold generating cash of $14,376,000. This related gain will be accounted for on the same basis as described above.

         These gains will be realized in 1998, 1999, 2000, and 2001 in the amounts of $9,160,000, $8,630,000, $9,636,000 and $5,877,000 respectively.

20.      EMPLOYEE PENSION AND RETIREMENT PLANS

         The Company has several pension and retirement plans covering substantially all employees including certain employees in foreign countries. Details of the pension plans are as follows:

         CANADA

         Deferred Profit Sharing Plan

         The Company has a deferred profit sharing plan covering substantially all the employees at the corporate office and at the Hoyle Pond and Q.R. mines. The plan provides for basic contributions by the Company (which cannot be less than 3% of the member's compensation). In addition, there is an annual profit sharing contribution which cannot exceed 1.5% of the member's compensation. The plan is funded by the Company and the retirement expense for 1997 was $506,000 (1996 - $312,000; 1995 - $242,000).

         Defined Benefit Pension Plan

         The Company has a defined benefit pension plans covering substantially all the hourly employees at the Macassa mine. The plan provides for a pension benefit upon retirement of CDN $30.00 per month for each year of service. As at December 31, 1997, the plan had assets of $2,339,000 and an estimated
                                     Fin-69
         unfunded actuarial liability of $230,000. The pension expense for 1997 was $164,000 (1996 - $114,000; 1995 -$47,000).

         Defined Contribution Pension Plan

         The Company has a defined contribution pension plan covering substantially all the salaried employees at the Macassa mine. The plan provides basic contributions of 4% of annual salary by the Company. The pension expense for 1997 was $78,000 (1996 - $54,000; 1995 - $31,000).

         ZIMBABWE

         Service Bonus Fund ("SBF")

         The Company participates in the SBF which provides for a maximum lump sum payment of $2,700 (ZIM $30,000) at retirement (age 60) or earlier in the event of death or long-term disability. At December 31, 1997, the SBF had an unfunded balance of $189,000 (ZIM $3,582,000); 1996 - $398,000 (ZIM $4,381,000) and 1995 - $382,000 (ZIM $3,602,000) which was included in accounts payable and accrued liabilities. The pension expense for 1997 was $82,000 (1996 - $81,000; 1995 - $156.000).

         UNITED STATES

         Candelaria/DeLamar Retirement Plan ("CDRP")

         The CDRP pension plan is a defined benefit plan that was established to provide for the accrued benefits of the employees of the Candelaria and DeLamar mines The plan is fully funded holding assets of $3,900,000. No further benefits have accrued to the members of this plan after December 31,1993. There was no pension expense for 1997, 1996 and 1995.

         401(K) Profit Sharing Plan

         The 401(K) Profit Sharing Plan covers substantially all the employees of the United States. The 401(K) Profit Sharing Plan allows the employees to contribute a percentage (1% to 17%) of their compensation each year. The Company currently matches 50% of the employees contribution, up to 6% of annual compensation. The related expense for 1997 was $160,000 (1996 - $145,000; 1995 - $119,000).

         Money Purchase Plan

         The Money Purchase Plan covers substantially all the employees of the United States. The Money Purchase Plan is funded entirely by the Company. The Company contributes 5% of the employees annual wages to this plan which resulted in an expense for 1997 of $374,000 (1996 - $431,000; 1995 - $289,000).

21.      CONTINGENCIES

         The Company is a defendant in an ongoing action commenced by Kennecott Corporation ("Kennecott") against Kiewit Mining Group Inc ("Kiewit"). Kennecott has alleged that Kiewit transferred its 24.99% interest in the Denton-Rawhide mine to the Company in June of 1995 in contravention of a pre-emptive right that was owed by Kiewit to Kennecott. Kennecott is claiming damages of $10,000,000 for breach of contract and is asserting a constructive trust/unjust enrichment claim against the Company for this interest and profits received by the Company. The Company denies that there is any merit to the claims asserted

                                     Fin-70
         by Kennecott and has been advised by its legal counsel that Kiewit complied with its obligations owed to Kennecott by providing Kennecott with a right of first refusal prior to selling its interest to the Company.

         The Company is one of 18 corporate defendants in an action that has been filed by an environmental group in the United States District Court in the Northern District of California, claiming pecuniary damages of $20 billion and punitive damages of $60 billion and seeking the reconveyance of valuable mining properties back to the government of the United States of America based on allegations that the defendants acquired, maintained and exploited these mining properties in violation of the mining laws by virtue of the defendants failure from time-to-time to properly register themselves under the Foreign Agent Registration Act. The Company denies that there is any merit to the claims asserted by the plaintiffs and has been advised by its legal counsel that the claim has no merit.

22. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

         The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada ("Canadian GAAP") which differ in the following material respects from those principles and practices that the Company would have followed had its consolidated financial statements been prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP").

         (a) Canadian GAAP allows for the elimination of operating deficits by the reduction of stated capital attributable to common shares with a corresponding offset to the accumulated deficit. This reclassification, which the Company made in 1991, is not permitted by U.S. GAAP and would require in each subsequent year an increase in share capital and a reduction in retained earnings of $5,254,000.

         (b)      Under Canadian GAAP, the convertible debentures described in
                  Note 12 to the financial statements are accounted for in accordance with their substance and as such are presented in the financial statements in their liability and equity component parts. Under U.S. GAAP, the entire face value of the convertible debentures is treated as debt with interest expense based on the coupon rate of 5.5%. The reclassification for US GAAP would require the Company to increase the debt component of the convertible debenture to $142,971,000, decrease convertible debentures equity component by $96,935,000, decrease the deficit by $2,341,000 and increase interest expense by $3,276,000.

         (c) SFAS No. 123 "Accounting for Stock Based Compensation", issued in October 1995, defines a fair value based method of accounting for employee stock options. Under this fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the exercise period. However, SFAS No. 123 allows an entity to continue to measure compensation cost in accordance with Accounting Principle Board Statement No. 25 ("APB 25"). The Company's policy to measure compensation costs related to stock options is in accordance with APB 25 and recognizes no compensation expense for stock options granted.

         (d) Under U.S. GAAP, the measures "income before undernoted" and "loss before taxes and other items" are not recognized terms and would therefore not be presented. "Income before undernoted" when adjusted to include "write-down of mineral properties" of $80,437,000 1996 - $5,221,000; 1995 - $nil) and
                  to exclude "interest and other income" of $10,316,000 (1996 - $3,773,000; 1995 - $4,633,000) is comparable to the terminology "income from operations" under U.S. GAAP. Such amount would be ($87,505,000) (1996 - $22,218,000; 1995 -

                                     Fin-71

                  $16,498,000). "Loss (income) before taxes" is comparable to the terminology "loss before income taxes and cumulative effect of accounting change" under U.S. GAAP.

           (e) Under U.S. GAAP for the Statement of Cash Flows (Statement of Changes in Financial Position) as set forth in FAS 95 the following items would be disclosed as non-cash transactions: the issuance by the Company of 3,000,000 common shares in connection with a business acquisition with market value of $17,250,000 (1996 - nil shares, market value $ nil; 1995 -
                  4,816,055 shares, market value $29,662,000), the issuance of 1,000,000 common shares in 1996 in connection with the re-acquisition of certain royalty interests with a market value of $7,360,000, the issuance of 1,426,636 shares in connection with the purchase of a long-term investment with a market value of $4,100,000 (1996 - 698,936 shares, market value $5,434,000; 1995 - nil shares, market value $ nil) and the issuance of 200,006 common shares on conversion of preferred shares with a market value of $195,000 (1996 - 107,709 shares, market value $104,000; 1995 - 297,200 shares, market value $265,000). Under Canadian GAAP, the effects of these transactions are reported in the Company's Consolidated Statements of Financial Position as if they represented a cash inflow of $21,545,000 (1996 - $12,898,000; 1995 - $29,927,000) from the issuance of common shares in respect of financing activities and a cash outflow in respect to investing activities of $21,350,000 (1996 - $12,794,000; 1995 - $29,662,000) and financing activities of
                  $195,000 (1996 - $104,000; 1995 - $265,000) respectively. In addition, dividends paid on preferred shares in the amount of $233,000 (1996 - $240,000; 1995 - $258,000) which for
                  Canadian GAAP are included as interest expense, would be disclosed.

         If the Company's Consolidated Statements of Financial Position had been prepared in accordance with U.S. GAAP, there would be no change in (Decrease) Increase in Cash and Short Term Investments for the years 1997, 1996 and 1995.

23.      SUBSEQUENT EVENTS

         Proposed Merger with Amax Gold Inc.

         On February 9, 1998, the Board of Directors gave approval for the Company to enter into an agreement and plan of merger (the "Merger") with Kinross Merger Company, a wholly owned Delaware subsidiary of the Company ("Subco"), and Amax Gold Inc. ("Amax"). Pursuant to the terms of the Merger, Subco will be merged into Amax and each holder of common shares of Amax would receive 0.8004 common shares of the Company for each common share of Amax held by such holder. The Company has entered into two agreements with Amax's parent, Cyprus Amax Minerals Company ("Cyprus"), pursuant to which Cyprus has agreed to vote in favour of the Merger and to (i) sell to the Company the outstanding indebtedness of Amax to Cyprus (being $73,300,000 as at December 31, 1997) in consideration for 19,002,209 common shares of the Company and (ii) subscribe for 15,995,038 common shares of the Company, together with common share purchase warrants; having an aggregate value of $135,000,000. The Merger is contingent upon satisfaction of certain conditions contained in the merger agreement and the receipt of regulatory and shareholder approvals. Upon consummation of the Merger, approximately 127,000,000 additional common shares of the Company will be issued to the existing holders of Amax shares and to Cyprus.

                                     Fin-72

         Proposed Financing

         On February 9, 1998, the Company entered into a commitment with CIBC Wood Gundy Securities Inc. to raise Cdn. $175,000,000 ($122,500,000), subject to an over allotment of 10%, through the issuance of subscription rights (the "Rights"), at a price of Cdn. $5.05 per Right, each Right representing the right to receive one common share of the Company upon completion of the Merger. If the Merger is not completed before June 29, 1998, each holder of a Right will have the option of receiving the following:

        (a)  100% of the initial investment plus accrued interest in cash; or

        (b) 50% of the initial investment in shares priced at the issue price of the Rights and 50% of the initial investment plus accrued interest in cash.
                                     Fin-73

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
     SHAREHOLDERS OF AMAX GOLD INC.

         In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Amax Gold Inc. and its subsidiaries at December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

         As discussed in Note 5 to the consolidated financial statements, the Company changed its method of accounting for inventory in 1997.



PRICEWATERHOUSECOOPERS LLP
DENVER, COLORADO
February 9, 1998

                                     Fin-74

                         AMAX GOLD INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
                             YEAR ENDED DECEMBER 31,
                     (In millions except per share amounts)

                                                                                              1997        1996        1995
                                                                                             ------      ------      ------

Revenues................................................................................     $259.5      $108.2      $ 96.6

Costs and operating expenses:
   Cost of sales........................................................................      157.3        74.0        80.8
   Depreciation and depletion...........................................................       88.4        29.8        21.5
   Asset write-downs....................................................................         --        35.5          --
   General and administrative...........................................................        6.4         8.3         8.1
   Exploration..........................................................................        5.5         3.5         5.9
                                                                                             ------      ------      ------
Total costs and operating expenses......................................................      257.6       151.1       116.3
                                                                                             ------      ------      ------
Income (loss) from operations...........................................................        1.9       (42.9)      (19.7)
Interest expense........................................................................      (42.5)      (29.7)      (13.3)
Capitalized interest....................................................................        4.2        22.8         5.9
Interest income.........................................................................        1.9         1.6         3.0
Other...................................................................................       (3.0)       (1.0)       (2.3)
                                                                                             ------      ------      ------
Loss before income taxes and cumulative effect of accounting change.....................      (37.5)      (49.2)      (26.4)
Income tax benefit (expense)............................................................       (0.4)       10.0          --
                                                                                             ------      ------      ------
Loss before cumulative effect of accounting change......................................      (37.9)      (39.2)      (26.4)
Cumulative effect of accounting change..................................................        4.5         --           --
                                                                                             ------      ------      ------
Net loss................................................................................      (33.4)      (39.2)      (26.4)
Preferred stock dividends...............................................................       (6.9)       (6.9)       (6.9)
                                                                                             ------      ------      ------
Loss attributable to common shares......................................................     $(40.3)     $(46.1)     $(33.3)
                                                                                             ======      ======      ======

Per common share:
   Loss before cumulative effect of accounting change...................................     $ (.41)     $ (.48)     $ (.38)
   Cumulative effect of accounting change...............................................        .04          --          --
                                                                                             ------      ------      ------
Net basic and diluted loss..............................................................     $ (.37)     $ (.48)     $ (.38)
                                                                                             ======      ======      ======

Weighted average common shares outstanding..............................................      108.2        96.9        86.5
                                                                                             ======      ======      ======



        The accompanying notes are an integral part of these statements.

                                     Fin-75

                         AMAX GOLD INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                                  DECEMBER 31,
                       (In millions except share amounts)

                                                                                                      1997         1996
                                                                                                     ------       ------
    ASSETS
    Cash and equivalents.........................................................................    $ 16.0       $ 11.1
    Restricted cash..............................................................................       3.5           --
    Inventories..................................................................................      57.1         28.5
    Receivables..................................................................................      32.9          3.2
    Other........................................................................................      20.2         17.9
                                                                                                     ------       ------
       Current assets............................................................................     129.7         60.7

       Property, plant and equipment, net........................................................     723.3        667.1
       Other.....................................................................................      17.6         34.4
                                                                                                     ------       ------
       Total assets..............................................................................    $870.6       $762.2
                                                                                                     ======       ======

    LIABILITIES AND SHAREHOLDERS' EQUITY
    Cyprus Amax demand loan......................................................................    $ 73.3       $130.0
    Current maturities of long-term debt.........................................................      81.4         39.3
    Accounts payable, trade......................................................................      24.2         14.7
    Accrued and other current liabilities........................................................      39.1         23.8
    Reclamation reserve, current portion.........................................................       8.0          4.5
                                                                                                     ------       ------
       Current liabilities.......................................................................     226.0        212.3

    Long-term debt...............................................................................     345.7        272.6
    Reclamation reserve, non-current portion.....................................................      13.8         11.2
    Other........................................................................................      11.3          6.7
                                                                                                     ------       ------
       Total liabilities.........................................................................     596.8        502.8

    Commitments and contingencies (Notes 8 and 14)...............................................        --           --
    Shareholders' equity:
       Preferred stock, par value $1.00 per share, authorized 10,000,000 shares, 2,000,000 shares designated as $2.25 Series A Convertible Preferred Stock, no shares issued and outstanding; and 1,840,000 shares designated as $3.75 Series B Convertible Preferred
         Stock, issued and outstanding 1,840,000 shares..........................................       1.8          1.8
       Common Stock, par value $.01 per share, authorized 200,000,000 shares, issued and
         outstanding 114,850,103 shares in 1997 and 99,308,979 shares in 1996....................       1.1          1.0
       Paid-in capital...........................................................................     408.6        355.7
       Accumulated deficit.......................................................................    (130.8)       (90.5)
       Unearned equity - financing costs.........................................................      (6.9)        (8.6)
                                                                                                     ------       ------
       Total shareholders' equity................................................................     273.8        259.4
                                                                                                     ------       ------
       Total liabilities and shareholders' equity................................................    $870.6       $762.2
                                                                                                     ======       ======


        The accompanying notes are an integral part of these statements.

                                     Fin-76

                         AMAX GOLD INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                             YEAR ENDED DECEMBER 31,
                                  (In millions)

                                                                                                1997       1996       1995
                                                                                               -----      ------     ------
Cash Flows from Operating Activities:
   Net loss.............................................................................       (33.4)    $(39.2)    $(26.4)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
   Depreciation and depletion...........................................................        88.4       29.8       21.5
   Asset write-downs....................................................................          --       35.5         --
   Increase (decrease) in reclamation reserve...........................................         6.1       (0.2)       2.8
   Cumulative effect of accounting change...............................................        (4.5)        --         --
   Non-cash interest*...................................................................          --        5.2         --
   Amortization of financing costs*.....................................................         5.8        4.0        2.2
   Decrease in deferred taxes...........................................................         0.4      (10.0)        --
   Deferred hedging costs...............................................................         9.8        0.5       (3.2)
   Other, net...........................................................................         6.4        0.5        0.8
Decrease (increase) in working capital, net of businesses acquired:
   Receivables..........................................................................        (8.5)      (0.5)       0.2
   Accrued and other current liabilities................................................        10.3       (0.1)      (2.0)
   Inventories..........................................................................         5.9       (8.5)       4.5
   Other assets.........................................................................         5.7       (0.7)      (0.5)
   Accounts payable, trade..............................................................       (24.4)       0.2        2.7
                                                                                               -----      -----      -----
Net cash provided by (used in) operating activities.....................................        68.0       16.5        2.6
                                                                                               -----      -----      -----
Cash Flows from Investing Activities:
   Capital expenditures.................................................................       (30.8)    (187.7)    (206.2)
   Net loans to/from joint venture partners.............................................          --       (2.0)      (8.8)
   Capitalized interest.................................................................        (4.2)     (22.8)      (5.9)
   Increase in restricted cash..........................................................        (3.5)        --         --
   Other................................................................................          --         --        1.5
                                                                                               -----      -----      -----
Net cash used in investing activities...................................................       (38.5)    (212.5)    (219.4)
                                                                                               -----      -----      -----
Cash Flows from Financing Activities:
   Proceeds from financings.............................................................       111.0       74.3      242.5
   Repayments of financings.............................................................       (75.3)      (8.1)    (104.0)
   Issuance of Common Stock to Cyprus Amax*.............................................          --         --       80.8
   Advances from Cyprus Amax............................................................        49.5      130.0        5.0
   Repayments to Cyprus Amax............................................................      (106.2)      (5.0)        --
   Cash acquired in connection with purchase of Kubaka investment.......................         7.0         --         --
   Deferred financing costs.............................................................        (3.7)      (2.8)     (11.7)
   Preferred dividends paid.............................................................        (6.9)      (6.9)      (6.9)
                                                                                               ------     -----      -----
Net cash provided by financing activities...............................................       (24.6)     181.5      205.7
                                                                                              ------      -----      -----
Net increase (decrease) in cash and equivalents.........................................         4.9      (14.5)     (11.1)
Cash and equivalents at January 1.......................................................        11.1       25.6       36.7
                                                                                               -----      -----      -----
Cash and equivalents at December 31.....................................................       $16.0      $11.1      $25.6
                                                                                               =====      =====      =====
Non-cash Transaction:
Issuance of Common Stock for purchase of Kubaka, net of cash acquired:
   Working capital, other than cash.....................................................      $(10.3)     $  --      $  --
   Property, plant and equipment........................................................      (114.2)        --         --
   Debt.................................................................................        79.5         --         --
                                                                                             -------      -----      -----
                                                                                              $(45.0)     $  --      $  --
                                                                                             =========    =====      =====


* During the fourth quarter of 1996, the Company issued $15.2 million in stock to Cyprus Amax in payment of $5.2 million in interest and a $10 million guaranty and financing fee. The guaranty and financing fee was recorded as unearned equity and $3.1 million has been amortized through December 31, 1997.


     Cash paid for interest (including interest capitalized) was $35.0 million, $17.9 million and $9.2 million in 1997, 1996 and 1995, respectively. There were no income taxes paid during 1997, 1996 or 1995.

        The accompanying notes are an integral part of these statements.

                                    Fin-77

                         AMAX GOLD INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                                  (In millions)

                                                 Preferred Stock       Common Stock      Paid-In   Accumulated    Unearned
                                                 ---------------       ------------      Capital     Deficit       Equity
                                                                                         -------     -------       ------
                                               Shares     Amount     Shares    Amount
                                               ------     ------     ------   --------
Balance at December 31, 1994................      1.8     $  1.8       81.3    $   0.8    $258.4     $  (11.1)     $   --
Net loss....................................  --              --         --         --        --        (26.4)         --
Issuance of common shares:
   Employee and director plans..............       --         --        0.1         --       0.7           --          --
   Repayment of Cyprus Amax
     debt, including interest...............       --         --       15.0        0.2      80.7           --          --
Preferred stock dividends...................       --         --         --         --        --         (6.9)         --
                                                -----     ------     ------    -------     -----     --------      ------
Balance at December 31, 1995................      1.8        1.8       96.4        1.0     339.8        (44.4)         --
Net loss....................................       --         --         --         --        --        (39.2)         --
Issuance of common shares:
   Employee and director plans..............       --         --        0.1         --       0.7           --          --
   Repayment of fees and interest
     to Cyprus Amax.........................       --         --        2.8         --      15.2           --       (10.0)
Amortization of financing costs.............       --         --         --         --        --           --         1.4
Preferred stock dividends...................       --         --         --         --        --         (6.9)         --
                                                -----     ------     ------    -------     -----     --------      ------
Balance at December 31, 1996................      1.8        1.8       99.3        1.0     355.7        (90.5)       (8.6)
Net loss....................................       --         --         --         --        --        (33.4)         --
Issuance of common shares:
   Employee and director plans..............       --         --        0.2         --       1.0           --          --
   Kubaka acquisition.......................       --         --       15.4        0.1      51.9           --          --
Amortization of financing costs.............       --         --         --         --        --           --         1.7
Preferred stock dividends...................       --         --         --         --        --         (6.9)         --
                                                -----     ------     ------    -------     -----     --------       -----
Balance at December 31, 1997................      1.8     $  1.8      114.9    $   1.1    $408.6     $ (130.8)      $(6.9)
                                                =====     ======     ======    =======    ======     ========       =====




        The accompanying notes are an integral part of these statements.

                                    Fin-78

                         AMAX GOLD INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (DOLLARS IN MILLIONS UNLESS OTHERWISE INDICATED AND
                 EXCEPT PER SHARE AMOUNTS AND AMOUNTS PER OUNCE)

1.       NATURE OF OPERATIONS

         Amax Gold Inc. and its subsidiaries (Amax Gold or the Company) are engaged in the mining and processing of gold and silver ore and the exploration for, and acquisition of, gold-bearing properties, principally in the Americas, Russia, Australia and Africa. The Company's primary products are gold and silver produced in the form of dore and then shipped to refiners for final processing. The Company is currently 58.8 percent owned by Cyprus Amax Minerals Company (Cyprus
         Amax).

         The Company produces gold and silver using both the traditional milling process and heap leaching. All of the Company's operating properties are open pit mines. The Company's operating properties consist of a 100 percent interest in the Fort Knox mine near Fairbanks, Alaska; a 50 percent interest in the Kubaka mine in the Russian Federation; and a 50 percent interest in the Refugio mine in Chile. The Company also owns a 100 percent interest in the Hayden Hill mine in Lassen County, California; and a 90 percent interest in the Guanaco mine in Chile. Mining was completed at Hayden Hill and Guanaco during 1997 and residual leaching will continue into 1998 at both mines. In addition, the Company owns a 62.5 percent venture interest in the Haile property in Lancaster County, South Carolina. The Company also owns the Sleeper mine in Humboldt County, Nevada, and the Wind Mountain mine in Washoe County, Nevada, which are in reclamation.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of Amax Gold and the related entities that it controls. Investments in companies over which the Company can exercise significant influence but not control are accounted for using the equity method. Investments in joint ventures are accounted for using proportionate consolidation, consistent with accepted mining industry practice. All material intercompany balances and transactions have been eliminated. Certain 1996 and 1995 amounts have been reclassified to conform to the 1997 presentation.

         EARNINGS PER SHARE

         Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share", was issued in February 1997. SFAS No. 128 replaces the presentation of primary earnings per share with a presentation of basic earnings per share. It requires a reconciliation of the numerators and denominators of the basic and diluted earnings per share computation. Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. For the year ended December 31, 1997, basic and diluted earnings per share were the same as primary earnings per share. Outstanding Company stock options were not considered in the diluted earnings per share calculation as these were antidilutive.

                                     Fin-79

         CASH AND EQUIVALENTS

         Cash and equivalents include cash and highly liquid investments with an original maturity of three months or less. The Company invests cash in time deposits maintained in high credit quality financial institutions.

         INVENTORIES

         Gold inventory is valued at the lower of aggregate cost, computed using a three-month rolling average method, or market. See Note 5 for discussion of the change in inventory accounting method during 1997. Materials and supplies are valued at average cost less reserves for obsolescence.

         PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment, including development expenditures and capitalized interest, are carried at cost. Expenditures for major improvements are capitalized. Gains and losses on retirements are included in earnings. Depreciation and depletion are computed using the units-of-production method based on the estimated ounces of gold to be recovered and estimated salvage values. Mobile equipment and assets that have useful lives shorter than the mine life are depreciated on a straight-line basis over estimated useful lives of one to five years.

         Amax Gold follows Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." In the event that facts and circumstances indicate that the carrying amount of an asset may not be recoverable and an estimate of future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss will be recognized. The impairment is measured based on an estimate of future discounted cash flows. See Note 6 for discussion of the write-down of the Guanaco mine recorded in the fourth quarter of 1996 in accordance with SFAS No. 121.

         EXPLORATION

         Exploration expenditures are charged against earnings in the period incurred.

         GOLD AND CURRENCY FINANCINGS

         The Company uses various gold and currency financings to fund its mining activities. To finance investments with gold loans the Company borrows gold from banks and sells the gold on the open market. Gold loans are recorded on the balance sheet at the price received when the borrowed gold is sold. The banks are repaid from future gold production, at which time revenues are recorded. Gold loans bear relatively low interest rates, result in a hedge against future gold price fluctuations and limit realized prices to the amounts received when the borrowed gold is sold.

         Currency financings represent borrowings in hard currency, typically U.S. dollars. The terms, including interest rates, are negotiated with lenders based on market conditions at the time the financing is arranged.

         FOREIGN CURRENCY TRANSLATION

         The U.S. dollar is the functional currency of all of the Company's foreign subsidiaries. The financial statements of foreign subsidiaries are remeasured in U.S. dollars based on a combination of both current

                                     Fin-80
         and historical exchange rates; gains and losses due to this remeasurement are reflected in the consolidated statement of operations. For the year ended December 31, 1997, translation losses were $1.0 million while for the years ended December 31, 1996 and 1995, translation losses were insignificant.

         DERIVATIVE CONTRACTS

         Forward sale and purchase contracts, generally on a spot deferred basis, put and call option contracts and compound options are entered into to manage the effect of price changes on the Company's precious metals that are produced and sold. Premiums paid for purchased options and premiums earned on sold options are deferred and recognized in income over the term of the related option. The results of gold hedging activities are included in revenues at the time the hedged production is sold. Silver hedging results are reflected as a by-product credit. Gains and losses on derivative contracts that do not qualify as hedges are recognized currently.

         Interest rate swap options are entered into as a hedge against interest rate exposure on the Company's floating rate financing facilities in order to fix the Company's interest costs. The differences to be paid or received on swap options are included in interest expense as incurred.

         POSTRETIREMENT BENEFITS

         Postretirement benefits other than pensions are calculated in accordance with the provisions set forth in SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," which requires the expected cost of postretirement benefits other than pensions to be accrued during the years the employee renders service.

         POSTEMPLOYMENT BENEFITS

         Postemployment benefits are calculated in accordance with the provisions set forth in SFAS No. 112, "Employers' Accounting for Postemployment Benefits." SFAS No. 112 requires the Company to expense postemployment benefits as they are earned by the employee for services rendered, rather than as they are paid.

         STOCK-BASED COMPENSATION

         Amax Gold adopted SFAS No. 123 "Accounting for Stock-Based Compensation," in 1996 and has elected to continue to measure compensation cost using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees." See Note 12 for further discussion of net income and earnings per share as if the fair value based method of accounting as defined in SFAS No. 123 had been applied.

         RECLAMATION

         Reclamation, site restoration and closure costs for each producing mine are estimated based primarily on environmental and regulatory requirements and are accrued over the expected life of each mine using the units-of-production method. Ongoing environmental and reclamation expenditures are expensed as incurred.

                                     Fin-81

         INCOME TAXES

         Income taxes are calculated in accordance with the provisions set forth in SFAS No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are determined using an asset and liability approach. This method gives consideration to the future tax consequences associated with differences between the financial accounting and tax basis of assets and liabilities and gives immediate effect to changes in income tax laws. The income statement effect is derived from current taxes payable and changes in deferred income taxes on the balance sheet.

         USE OF ESTIMATES

         The preparation of Amax Gold's consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Management's estimates are made in accordance with mining industry practice. Significant areas requiring the use of management estimates relate to the determination of mineral reserves, reclamation and environmental obligations, impairment of assets, postretirement and other employee benefits, useful lives for depreciation, depletion and amortization, and valuation allowances for deferred tax assets. Actual results could differ from those estimates.

3.       TRANSACTIONS WITH AFFILIATES

         As of December 31, 1997, Cyprus Amax owned approximately 68 million Common Shares, or approximately 58.8 percent, of the Company's outstanding Common Stock. As discussed below, the increase in Cyprus Amax's ownership resulted from various financial transactions with Cyprus Amax. See also Note 6 for discussions related to the Kubaka acquisition agreement.

         FINANCING ARRANGEMENTS

         During December 1997, the Company completed a $40 million credit facility which was used to refinance the existing Refugio gold loan and for working capital and debt service requirements. In May 1997, the Company completed a $71 million tax-exempt industrial revenue bond financing for the solid waste disposal facility at the Fort Knox mine. Cyprus Amax has guaranteed both loans and the Company pays a 1.75 percent interest differential to Cyprus Amax as a guaranty fee on the industrial revenue bond and a 0.75 percent interest differential on the Refugio loan. The Company has also agreed to reimburse Cyprus Amax for any payments made under the guaranties. Additionally, the Company agreed not to borrow $40 million under an existing convertible line of credit with Cyprus Amax as part of the Refugio refinancing. See Note 7 for further discussion of the terms of each loan.

         Pursuant to a financing arrangement with Cyprus Amax, approved by the Company's shareholders in September 1996, Cyprus Amax has guaranteed the Company's $250 million Fort Knox loan until economic completion of the Company's Fort Knox mine and has provided the Company with a $250 million demand loan facility, in exchange for which the Company (i) paid Cyprus Amax a financing and guaranty fee of $10 million, (ii) pays Cyprus Amax 1.75 percent annually on amounts outstanding under the Fort Knox loan, (iii) would reimburse Cyprus Amax for any payments made or costs incurred under the Cyprus Amax guaranty, (iv) agreed to make no additional borrowing under the $100 million convertible line of credit without the prior consent of Cyprus Amax, and (v) granted Cyprus Amax a first priority security interest in the collateral for the Fort Knox loan, and if requested, would grant security interests in certain additional assets to the extent available. All of these obligations to Cyprus Amax are
                                     Fin-82
         payable in cash or, at the election of Cyprus Amax, in shares of Common Stock, valued at the time of issuance of the shares.

         On November 1, 1996, Cyprus Amax elected to receive payment in shares of Common Stock of an aggregate of $15.2 million for all accrued interest on the demand loan and interest differential payments due through October 31, 1996, as well as the $10 million financing and guaranty fee. On November 12, 1996, the Company issued 2.8 million shares of Common Stock to Cyprus Amax as payment for such obligations. As of December 31, 1997 and 1996, the Company had borrowed $73.3 million and $130 million under the demand loan at average rates of 8.1 percent. Interest and interest differential expense accrued as of December 31, 1997 and 1996 totalled $7.1 million and $2.3 million, respectively. Funding is provided solely at the discretion of Cyprus Amax and as of December 31, 1997 the Company had approximately $70 million available under the demand loan. The Company anticipates borrowing a portion of its scheduled 1998 debt service from Cyprus Amax under the demand loan. The $10 million guaranty and financing fee was recorded as unearned equity and is being amortized over the expected period of the demand loan and Cyprus Amax guaranty. Through December 31, 1997, $3.1 million had been amortized.

         In April 1994, Cyprus Amax provided the Company with a $100 million convertible line of credit. Outstanding amounts under the credit line bear interest at LIBOR plus 0.3 percent and may be repaid through the issuance of up to two million shares of $2.25 Series A Convertible Preferred Stock. Amax Gold may redeem the Convertible Preferred Stock by issuing up to 12,099,213 shares of Common Stock at a maximum price of $8.265 per share and a minimum price of $5.854 per share. Cyprus Amax may convert the line of credit, any outstanding indebtedness and/or Convertible Preferred Stock to 12,099,213 shares of Amax Gold Common Stock valued at $8.265 per share. No amounts were outstanding under this credit line as of December 31, 1997 or 1996.

         In March 1995, Cyprus Amax provided the Company with an additional $80 million convertible line of credit. During 1995, the full amount was borrowed by the Company and subsequently converted by Cyprus Amax to 14,919,806 shares of Amax Gold Common Stock at $5.362 per share.

         OTHER AGREEMENTS

         In September 1995, the Company and Cyprus Amax entered into an agreement regarding stock issuance pursuant to which obligations owing from the Company to Cyprus Amax under existing or future contractual arrangements may be paid in shares of Common Stock with the consent of both parties. The stock will be valued based on the most recent 30-day average closing price, and the maximum number of shares of Common Stock that may be issued is 879,500 shares. In September 1995, 128,042 shares of such Common Stock were issued to Cyprus Amax as payment for $835,473 due under the $80 million convertible line of credit.

         An agreement in principle to monetize a portion of the Company's foreign tax net operating losses was entered into with Cyprus Amax in February 1998. In connection with the proposed transaction, the Company is expected to record a gain of approximately $6.7 million.

         The Company has entered into several additional agreements with Cyprus Amax. Under an exploration joint venture agreement the two companies pool efforts to discover and develop new gold properties, with Cyprus Amax providing 75 percent and the Company providing 25 percent of initial funding. Amax Gold was charged $4.2 million, $2.5 million and $3.1 million under this agreement for the years ended December 31, 1997, 1996 and 1995, respectively.

                                     Fin-83

         A services agreement governs the provision of and payment for general administrative services between Cyprus Amax and the Company. For the years ended December 31, 1997, 1996 and 1995, insurance, management and other services were supplied to the Company on a full cost reimbursement basis. The Company was charged $4.1 million, $3.4 million and $4.3 million for the years ended December 31, 1997, 1996 and 1995, respectively, for reimbursable costs. As of December 31, 1997 and 1996, the Company had outstanding amounts due to Cyprus Amax of $0.5 million and $0.3 million, respectively, relating to such services. Pursuant to an employee transfer agreement, the Company and Cyprus Amax have amended their respective benefit plans to allow employees to transfer from the Company to Cyprus Amax or from Cyprus Amax to the Company with minimal effect on an employee's benefits.

4.       INCOME TAXES

         Income (loss) before income taxes consists of the following:

                                                   1997        1996      1995
                                                  ------      ------    ------
          Domestic.............................   $(13.7)     $ 3.5      $(5.5)
          Foreign..............................    (19.3)     (52.7)     (20.9)
                                                  ------     ------     ------
                                                  $(33.0)    $(49.2)    $(26.4)
                                                  ======     ======     ======



         The income tax (benefit) expense consists of the following:

                                                  1997       1996       1995
                                                 ------     ------     ------
          Current:
            Federal............................  $  --     $   --      $  --
            State..............................     --         --         --
            Foreign............................     --         --         --
                                                 -----     ------      -----
                                                    --         --         --
          Deferred:
            Federal............................     --         --         --
            State..............................     --      (10.0)        --
            Foreign............................    0.4         --         --
                                                 -----     ------      -----
                                                   0.4      (10.0)        --
                                                 -----     ------      -----
                                                 $ 0.4     $(10.0)     $  --
                                                 =====     ======      =====



         The components of deferred tax (assets) liabilities are as follows:

                                                             1997       1996
                                                            ------     ------
          Deferred tax assets:
            Reclamation liabilities.....................    $(6.1)     $(5.8)
            Postretirement benefits.....................     (1.0)      (1.5)
            Accrued liabilities.........................     (6.6)      (8.7)
            Net operating loss carryforwards............    (62.4)     (53.4)
            Minimum tax credit carryforwards............     (5.1)      (2.8)
            Other.......................................     (0.4)      (0.3)
                                                            -----      -----
          Total deferred tax assets.....................    (81.6)     (72.5)
          Valuation allowance...........................     28.8       18.1
                                                            -----      -----
          Net deferred tax assets.......................    (52.8)     (54.4)
          Deferred tax liabilities:
            Properties..................................     53.2       54.4
                                                            -----      -----
          Net deferred tax liabilities..................    $ 0.4      $  --
                                                            =====      =====


                                     Fin-84

         The following is a reconciliation between the amount determined by applying the federal statutory rate of 34 percent to the loss before taxes and the income tax (benefit) expense:

                                                                                              1997       1996       1995
                                                                                             -------    ------     -------
          Income taxes at statutory rate..................................................   $ (11.2)   $(16.7)    $  (9.0)
          Increases (decreases) resulting from:
            Losses with no expected tax benefit...........................................      13.5       16.7       10.0
            State income taxes, net of federal benefit....................................        --      (10.0)      (0.2)
            Percentage depletion..........................................................      (2.3)        --       (0.8)
                                                                                             -------    -------    -------
          Income tax (benefit) expense....................................................        --      (10.0)        --
          State income taxes, net of federal benefit......................................        --         --         --
          Foreign losses with no expected tax benefit.....................................       0.4         --         --
                                                                                             -------    -------    -------
                                                                                             $   0.4    $ (10.0)   $    --
                                                                                             =======    =======    =======


         The valuation allowance increased $11 million in 1997 due to uncertainties of realizing loss carryforwards in the future.

         At December 31, 1997, the Company had federal tax net operating loss carryforwards of $119 million and alternative minimum tax net operating loss carryforwards of $83 million expiring in the years 2004 through 2012 and minimum tax credit carryforwards of $5 million, which do not expire. At December 31, 1997, the Company also had Chilean tax net operating loss carryforwards of $105 million, which do not expire.

         During 1996, $10 million of state deferred income taxes were reversed due to revised mine economics.

         The Company will file certain state income tax returns for 1997 on a combined basis with Cyprus Amax. State tax expense and related liabilities have been determined as if the Company filed separate income tax returns. The Company is not included in the Cyprus Amax federal income tax return.

5.       INVENTORIES

         Inventories at December 31, 1997 and 1996, consisted of the following:

                                                               1997      1996
                                                             ------    -------
          Gold:
             Finished goods...............................   $ 23.3    $  16.7
             Work-in-process..............................      3.6        3.1
          Materials and supplies..........................     30.2        8.7
                                                             ------    -------
                                                             $ 57.1    $  28.5
                                                             ======   ========

         During the first quarter of 1997, Amax Gold elected to change its method of accounting for inventory from the last-in, first-out (LIFO) method to a three-month rolling average method. In accordance with generally accepted accounting principles when changing from the LIFO method, prior years' results have been restated to reflect the effect of this change in policy. The effect of this restatement on the years ended December 31, 1996 and 1995 was to increase the previously reported net loss by $5.0 million and $2.5 million, or $.06 and $.02 per share, respectively. The effect on beginning retained earnings as of January 1, 1995 was to increase retained earnings by $4.4 million. Additionally, as of January 1, 1997, the Company changed its accounting policy to include depreciation and depletion in inventory, which has the effect of recording depreciation and depletion expense in the statement of operations as gold is sold rather than as it is produced. The cumulative effect of this accounting change is a $4.5 million reduction
                                     Fin-85
         of the net loss as of January 1, 1997. On a pro forma basis this change would have reduced the 1996 net loss by $2.3 million. Both accounting changes were made in order to better match current costs with revenues and to conform with prevailing gold industry practice.


6.       PROPERTY, PLANT AND EQUIPMENT AND WRITE-DOWNS

         The components of property, plant and equipment at December 31, 1997 and 1996, were as follows:

                                                                              1997      1996
                                                                            -------    ------
         Mining plant and equipment.......................................   $698.6    $197.5
         Mining properties................................................    405.9     231.3
         Development properties and construction-in-progress..............     20.4     555.9
                                                                            -------    ------
                                                                            1,124.9     984.7
         Less accumulated depreciation, depletion and write-downs.........   (401.6)   (317.6)
                                                                            -------    ------
                                                                             $723.3    $667.1
                                                                            =======    ======


         ACQUISITION OF KUBAKA

         During May 1997, the Company completed the acquisition of a Cyprus Amax subsidiary that owns 50 percent of Omolon Gold Mining Company (Omolon). Omolon owns and operates the Kubaka gold mine, located in Far East Russia. Kubaka poured its first gold in February 1997 and achieved commercial production effective June 1, 1997. The project was completed at a capital cost of approximately $228 million excluding about $14 million in capitalized interest. Under terms of the transaction, Cyprus Amax received a total of approximately 15.4 million shares of Amax Gold common stock, increasing Cyprus Amax's ownership of Amax Gold to approximately 58.8 percent. Additional Amax Gold common stock may be issued to Cyprus Amax in the future if more reserves are acquired in Russia outside of the Kubaka concession area.

         The Kubaka acquisition has been recorded as a transfer between companies under common control, which requires the transfer of the assets and liabilities acquired at their net book values. Approximately $121.1 million in property, plant and equipment and $10.4 million in net working capital were acquired, offset by the assumption of $79.5 million in debt and the issuance of $52 million in equity. As of December 31, 1997, the Kubaka project was funded through $86 million of equity contributions from the partners, on a pro rata basis to their ownership interests, and borrowings of $147 million. Accounts payable includes approximately $6 million of advances to Omolon by Cyprus Amax for which Amax Gold agreed to reimburse Cyprus Amax under certain circumstances, offset in part by approximately $3 million in accounts receivable, the net amount the Company would expect to receive.

         ASSET WRITE-DOWNS

         As a result of a detailed study of the continuity of ore, costs and production rates at the Company's Guanaco mine, the Company recorded a $35.5 million pre-tax write-down during the fourth quarter of 1996. Included in the write-down were $9.4 million of heap leach inventories, which were impaired due to lower actual and expected future recovery rates. Mining was completed at Guanaco in July 1997 with residual leaching continuing into 1998.

                                     Fin-86

7. LONG-TERM DEBT

                                                                                                             1997      1996
                                                                                                            ------    ------
          AT DECEMBER 31
          Fort Knox project financing, 8.2% and 8.1% for 1997 and 1996, due 1998 - 2001..................   $222.2    $250.0
          Kubaka project financing, 8.9% for 1997, due 1998 - 2001.......................................     58.8        --
          Kubaka subordinated debt, 12.0% for 1997, due 1998 - 2000......................................      7.0        --
          Kubaka working capital line of credit, 12.0% for 1997, due 1998................................      7.5        --
          Industrial Revenue Bond, 6.3% for 1997, due 2009...............................................     71.0        --
          Credit facility, 7.0% for 1997, due 2002.......................................................     40.0        --
          Refugio gold loan, 5.4% and 6.9% for 1997 and 1996.............................................       --      38.3
          Sale-leaseback, 8.6% and 8.4% for 1997 and 1996, due 1998 - 2004...............................     20.6      23.6
                                                                                                            ------    ------
                                                                                                             427.1     311.9
          Less current portion...........................................................................     81.4      39.3
                                                                                                            ------    ------
                                                                                                            $345.7    $272.6
                                                                                                            ======    ======

         Scheduled debt maturities as of December 31, 1997, (in millions) were $81.4, $73.2, $74.3, $81.5, $45.7 and $71.0 for the years 1998 through
         2002 and thereafter, respectively.

         During December 1997, the Company refinanced the remaining $34 million balance of the Refugio gold loan with approximately $28 million borrowed under a new $40 million credit facility. The new credit facility is a five year term loan with a $40 million bullet payment due in December 2002. The loan bears interest at LIBOR plus 1.0 percent. Cyprus Amax has guaranteed this loan and the Company pays 0.75 percent to Cyprus Amax as a guaranty fee. The Company has also agreed to reimburse Cyprus Amax for any payments made under the guaranty. The decline in gold prices since the gold was borrowed under the original Refugio gold loan in early 1995 resulted in a gain of approximately $6 million, which will be amortized, net of approximately $2 million in deferred financing costs, over the four remaining years of the original loan life.

         During the second quarter, the Company completed a $71 million tax-exempt industrial revenue bond financing for the solid waste disposal facility at the Fort Knox mine. The 12-year variable rate bonds were issued by the Alaska Industrial Development and Export Authority and are backed by a letter of credit guaranteed by Cyprus Amax. The Company's interest rate on the bonds is currently approximately 4.5 percent and an additional 1.75 percent interest differential is paid to Cyprus Amax as a guaranty fee. Amax Gold has agreed to reimburse Cyprus Amax for any payments made or costs incurred under the guaranty. The Company received proceeds of approximately $66.3 million with the remaining approximately $4.7 million maintained in an interest-bearing escrow account that becomes available to the Company over the next three years as additional funds are spent on the solid waste disposal facility. Through December 31, 1997, approximately $3.5 million remained restricted. The Company expects to fund the solid waste expansion and draw down the remaining amount during 1998. Proceeds were used to repay amounts borrowed under the Cyprus Amax demand loan facility.

         In connection with the Kubaka acquisition, the Company assumed approximately $79.5 million in debt. Project financing of $130 million was provided by the European Bank for Reconstruction and Development and the U.S. Overseas Private Investment Corporation while a bank licensed to do business in Russia provided $14 million in subordinated debt and a $15 million working capital line of credit. Approximately $12.4 million of the project financing was repaid during 1997. Interest on the project financing is variable based upon LIBOR and currently is approximately 9 percent with final maturity in December 2001. The subordinated debt and working capital line of credit also have variable interest rates based on LIBOR, which are both currently approximately 12 percent. The subordinated debt does not

                                     Fin-87
         have a defined term for repayment but will be repaid out of available cash, while the working capital line of credit expires in April 1998. These financings are guaranteed by Cyprus Amax and the Company agreed to reimburse Cyprus Amax under certain circumstances for guaranty payments. As a guaranty fee for the subordinated debt and the working capital line of credit, Cyprus Amax receives a portion of the interest. Omolon also is seeking to arrange additional working capital financing.

         In August 1996, the Company completed a sale-leaseback of Fort Knox mobile mining equipment for proceeds of $24.3 million, which were used primarily to fund construction of the Fort Knox mine. Lease payments are due quarterly with maturity in 2004. Interest rates on the equipment leases range from 7.7 percent to 8.7 percent with approximately 73 percent of the equipment leases at 8.4 percent, maturing in 2001.

         During October 1995, the Company completed a term loan agreement for $250 million to be used for construction of the Fort Knox mine and repayment of certain existing debt obligations. The loan has a six-year term with repayments beginning in 1997. As of December 31, 1997, the Company owes $23.1 million in gold at $381 per ounce and the remaining $199.1 million in currency. Interest on the loan is calculated at LIBOR for the dollar portion and at the bank's lease rate for the gold portion, plus 2.25 or 2.0 percent at certain intervals of construction or plus 1.75 percent after completion tests are passed. Collateral for the loan includes the assets and production of the Fort Knox and Hayden Hill mines and the stock of the subsidiaries owning the Sleeper and Guanaco mines. The loan agreement places restrictions on proceeds of future equity offerings and borrowings, restricts dividends and requires certain net worth and cash ratios be maintained. Interest rate protection agreements must be in place for at least 50 percent of any dollar portion of the borrowing. In addition, Amax Gold must maintain gold reserve minimums and hedge a portion of future production in order to obtain specified minimum cash flows.

         In March 1996, as a result of projected higher capital costs to complete the Fort Knox mine and other cash needs anticipated in 1996, the Company renegotiated the Fort Knox loan and entered into certain other financial arrangements with Cyprus Amax. See "Financing Arrangements" in Note 3 for further discussion. Cyprus Amax has guaranteed the loan until economic completion of the Fort Knox mine, as defined in the loan agreement, and the Company has agreed not to borrow without the consent of Cyprus Amax under the $100 million credit line previously provided by Cyprus Amax, which forms part of the guaranty.

8.       DERIVATIVE CONTRACTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS

         COMMODITY DERIVATIVE CONTRACTS

         Precious metal contracts include forward sales and purchase contracts, spot deferred forward sales, put and call options and compound options and are entered into by the Company to manage the effect of price changes on the Company's precious metals that are produced and sold. Realization under these contracts is dependent upon the counterparties performing in accordance with the terms of the contracts. The Company does not anticipate non-performance by the counterparties.

         Forward sales contracts require the future delivery of gold at a specified price. Forward sales contracts that are made on a spot deferred basis allow the Company, at the option of the counterparty, to defer the delivery of gold to a later date at a renegotiated gold price. Forward purchase contracts, which require the future purchase of gold at a specified price, were established to take advantage of a rising market and are offset by purchased puts. Various factors influence the decision to close a spot deferred forward sales contract or to roll the contract forward to a later date. A put option gives the put buyer the right, but not

                                     Fin-88
         the obligation, to sell gold to the put seller at a predetermined price on or before a predetermined date. A call option gives the call buyer the right, but not the obligation, to buy gold from the call seller at a predetermined price on or before a predetermined date. The Company also uses compound options to protect against decreases in gold prices and to reduce the initial cash outlay needed to provide this protection. The call portion of a compound option allows the Company to purchase a put. The Company's risk in purchasing compound options is limited to the premium paid.

         Historically, the Company's price risk management activities have utilized principally derivative instruments and strategies that qualified for hedge accounting. The Company increased its use of derivative instruments during 1997 and the total program has put the Company in the position whereby it is partially protected from further downward pressure in the price of gold during 1998 and future years and at the same time will enable the Company to participate in any upward price movement. Some of the instruments utilized in this program do not qualify for hedge accounting and, consequently, must be marked to market. At December 31, 1997, the mark to market gain on this program was $5.0 million, which has been reflected in the 1997 results.

         As of December 31, 1997, the Company's outstanding hedge contracts were as follows:

                                                                                            AVERAGE
                                                                                         REALIZED PRICE
                                                                           GOLD OUNCES     PER OUNCE            PERIOD
                                                                           -----------   --------------         -------
          Forward sales(1)...............................................    326,000          $399        Jan. 1998 - Dec.
                                                                                                          2002
          Purchased put options..........................................    126,000          $419        Jan. 1998 - Dec.
                                                                                                          2000

          (1) Primarily on a spot deferred forward basis which allows for deferral of the delivery of gold ounces to a later date at a renegotiated gold price.


          As of December 31, 1997, the Company's outstanding commodity derivative contracts which are marked to market are as follows:

                                                                                            AVERAGE
                                                                                         REALIZED PRICE
                                                                          GOLD OUNCES      PER OUNCE             PERIOD
                                                                          -----------    --------------          -------
          Forward purchases.............................................    514,000           $327        Jan. 1998 - Dec.
                                                                                                          1998
          Purchased put options.........................................    448,000           $364        Jan. 1998 - Dec.
                                                                                                          1998
          Purchased compound put options................................    625,000           $325        Sept. 1998 - Dec.
                                                                                                          2000
          Sold put options..............................................    412,000           $337        Jan. 1998 - June
                                                                                                          1998
          Purchased call options........................................      3,000           $315        Jan 1998
          Purchased compound call options...............................    300,000           $333        Sept. 1998 - Dec.
                                                                                                          1998
          Sold call options.............................................    199,000           $314        Jan. 1998 - June
                                                                                                          1998

         The market value of the Company's forward contracts and put and call options at December 31, 1997 and 1996, was approximately $51.0 million and $25.1 million. Market valuations for these contracts are dependent on gold market prices, option volatility and interest rates, which can vary significantly.

         INTEREST RATE PROTECTION AGREEMENTS

         As a requirement of the Fort Knox loan, the Company has entered into interest rate swaps and swap option agreements to reduce the impact of changes in interest rates. At December 31, 1997, the Company had interest rate swaps and swap option sales contracts that if exercised between January 1998 and April 1998 would obligate the Company to pay a fixed rate of 5.97 percent over an average term of 0.8 years

                                     Fin-89

\         on a principal amount of $205 million. The Company also purchased swap options with the right to pay 6.9 percent over an average term of 1.5 years on a principal amount of $138 million. Gains or losses realized on these contracts will be amortized over the term of the loan. Amax Gold would break even if required to terminate these interest rate swap agreements, given market interest rates at December 31, 1997. Due to the requirements placed on the Company as a condition of its Fort Knox borrowings, the Company does not expect to close these contracts.

         CREDIT RISK

         Amax Gold is exposed to credit losses in the event of non-performance by counterparties to financial instruments, but does not expect any counterparties to fail to meet their obligations. The Company generally does not obtain collateral or other security to support financial instruments subject to credit risk but monitors the credit standing of counterparties.

         The estimated fair values for financial instruments under SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The estimated fair values of the Company's financial instruments, as measured on December 31, 1997 and 1996, are as follows:

                                                                                 1997                 1996
                                                                         --------------------  ------------------
                                                                          CARRYING    FAIR     CARRYING    FAIR
                                                                          AMOUNT     VALUE     AMOUNT     VALUE
                                                                         --------   --------  --------  --------
          Cash and equivalents.........................................    $19.5      $19.5     $11.1     $11.1
          Long-term receivables........................................      2.0        2.0      12.6      12.6
          Long-term debt...............................................    345.7      345.7     272.6     272.6
          Commodity derivative contracts...............................     10.0       51.0      10.7      25.1
          Interest rate protection agreements...........................      --         --        --        --

         The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

         CASH AND EQUIVALENTS

         The carrying amounts approximate fair value because of the short maturity of these instruments.

         LONG-TERM RECEIVABLES

         The fair value is estimated based on expected discounted future cash flows, including applicable interest.

         LONG-TERM DEBT

         The fair value is estimated based on the quoted market prices for the same or similar issues offered to the Company for debt of similar maturities.

         DERIVATIVE CONTRACTS

         The fair value of options is estimated based on market prices, volatilities and interest rates, while the fair value of forward sales and purchases are estimated based on the quoted market price for the contracts at December 31, 1997 and 1996. The net asset of $10.0 million and $10.7 million recorded on the financial statements as of December 31, 1997 and 1996, respectively, is comprised of $14.7 million and $11.7

                                     Fin-90
         million in prepaid option costs, $0.8 million and $6.3 million in deferred option costs and net of $5.5 million and $7.3 million in current deferred premiums, respectively.

         INTEREST RATE PROTECTION AGREEMENTS

         The fair value of interest rate protection agreements is estimated by obtaining quotes from financial institutions and represents the cost to buy out the swaps and options at December 31, 1997 and 1996. The Company does not expect to buy out these agreements.

9.       EMPLOYEE BENEFITS

         PENSION PLAN

         Substantially all employees in the United States are covered by a non-contributory defined benefit pension plan. Benefits are based generally on years of service and compensation levels prior to retirement. The Company makes annual contributions to the plan in accordance with the requirements of the Employee Retirement Income Security Act of 1974 (ERISA). Plan assets are invested in a balanced fund and small capital equity fund.

         Net annual pension cost includes the following components:

                                                                                                  1997       1996      1995
                                                                                                  -----      ----      ----
          Service cost........................................................................    $ 0.5      $0.6      $0.5
          Interest cost.......................................................................      0.3       0.3       0.3
          Actual return on assets.............................................................     (0.2)     (0.3)     (0.5)
          Deferred gain.......................................................................       --       0.1       0.2
          Net amortization of prior service cost and losses...................................       --      (0.1)     (0.1)
                                                                                                  -----      ----      ----
          Net periodic expense................................................................    $ 0.6      $0.6      $0.4
                                                                                                  =====      ====      ====


         The following table summarizes the funded status of the plan and the related amounts recognized in the Company's financial statements at December 31:

                                                                                                             1997      1996
                                                                                                             -----     -----
          Actuarial present value of accumulated benefit obligation, including vested benefits of $3.0       $ 4.1     $ 3.5
                                                                                                             =====     =====
          in 1997 and $2.8 in 1996.......................................................................
          Projected benefit obligation...................................................................    $(4.3)    $(3.6)
          Plan assets at fair value......................................................................      3.0       2.4
                                                                                                             -----     -----
          Plan assets less than projected benefit obligation.............................................     (1.3)     (1.2)
          Unrecognized prior service cost................................................................     (0.6)     (0.7)
          Estimated additional liability.................................................................     (0.4)       --
          Unrecognized net loss..........................................................................      1.3       0.8
                                                                                                             -----     -----
          Accrued pension cost...........................................................................    $(1.0)    $(1.1)
                                                                                                             =====     =====

         The following assumptions were used in calculating the funded status of the plan at December 31 and the pension cost for the subsequent year:

                                                                                                             1997      1996
                                                                                                             ----      ----
          Expected long-term rate of return on assets....................................................     9.0%      9.0%
          Discount rate..................................................................................    7.25%     7.75%
          Rate of increase in compensation levels........................................................     5.0%     5.83%

                                     Fin-91

         POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

         The Company also provides certain health care and life insurance benefits for retired employees in the United States. The postretirement health care plans are contributory in certain cases based upon years of service, age and retirement date. The Company currently does not fund postretirement benefits and may modify plan provisions at its discretion. Net periodic postretirement benefit costs for the years ended December 31, 1997, 1996 and 1995, were insignificant.

         The following table sets forth the status of the plan and the related amounts recognized in the Company's financial statements at December 31:

                                                                                                            1997       1996
                                                                                                           -----       -----
          Accumulated postretirement benefit obligation:
             Retirees..................................................................................    $ 0.9       $ 1.0
             Active plan participants..................................................................      0.7         1.0
                                                                                                           -----       -----
          Total accumulated postretirement benefit obligation..........................................      1.6         2.0
          Plan assets at fair value....................................................................       --          --
                                                                                                           -----       -----
          Accumulated postretirement benefit obligation in excess of plan assets.......................     (1.6)       (2.0)
          Unrecognized prior service cost..............................................................     (1.6)       (1.4)
          Unrecognized net loss........................................................................      0.3         0.5
                                                                                                           -----       -----
          Accrued postretirement benefit cost..........................................................    $(2.9)      $(2.9)
                                                                                                           =====       =====


         The accumulated postretirement benefit obligation was determined using a weighted average annual discount rate of 7.25 percent in 1997 and
         7.75 percent in 1996. The assumed health care cost trend rate for 1998 is 10.0 percent, declining to 9.5 percent in 1999 and thereafter when Company costs associated with the plan are capped. A one percent increase in the health care cost trend rate used would have resulted in an insignificant increase in the 1997 postretirement benefit cost and the accumulated postretirement benefit obligation at December 31, 1997.

         POSTEMPLOYMENT BENEFITS

         The Company also has a number of postemployment plans covering severance, disability income, and continuation of health and life insurance for disabled employees. At December 31, 1997 and 1996, the Company's liability for postemployment benefits totalled $2.7 million and $3.9 million, respectively, and is included in other liabilities.

10.      PREFERRED STOCK

         In August 1994, the Company sold publicly 1.8 million shares of $3.75 Series B Convertible Preferred Stock (Preferred Stock) for net proceeds of $88.3 million. The Preferred Stock is convertible at the option of the holder at any time at an initial conversion price of $8.25 per share (equivalent to a conversion rate of 6.061 shares of Common Stock for each share of Preferred Stock), subject to adjustment in certain events. If all of the Preferred Stock were to be converted, an additional 11.2 million Common Shares would be issued.

         The Preferred Stock is redeemable at the option of the Company at any time on or after August 15, 1997, in whole or in part, for cash, initially at a redemption price of $52.625 per share declining ratably annually to $50.00 per share on or after August 15, 2004, plus accrued and unpaid dividends.

                                     Fin-92

         Annual cumulative dividends of $3.75 per share are payable quarterly on each November 15, February 15, May 15 and August 15, as and if declared by the Board of Directors.

11.      COMMON STOCK

         In February 1992, the Company's Board of Directors approved a Dividend Reinvestment Plan whereby shareholders of the Company may elect to reinvest any future Common Stock dividend payments in additional shares of the Company's Common Stock. Three million shares of the Company's Common Stock are reserved for issuance pursuant to this plan.

         In 1994, the Company's shareholders approved a plan to grant Common Shares to non-employee directors, under which 100,000 shares of Common Stock were reserved for issuance. Through December 31, 1997, a total of 30,000 shares had been issued.

         During 1995, Amax Gold was reincorporated in Delaware and elected not to be governed by Section 203 of the Delaware General Corporation Law, permitting the Company to engage in business transactions with Cyprus Amax without requiring the approval of 66 2/3 percent of all shareholders excluding Cyprus Amax and its affiliates and associates. As a result of the reincorporation, Amax Gold's treasury stock was canceled.

12.      STOCK-BASED COMPENSATION PLANS

         At December 31, 1997, the Company has two stock-based compensation plans, which are described below. The Company applies APB Opinion 25 and related interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for its fixed stock option plan. The compensation cost that has been charged against income for its long-term incentive plan was insignificant for 1997 and 1996. Had compensation cost for the Company's two stock based compensation plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method of SFAS No. 123, the difference in the Company's net loss and loss per share would have been immaterial. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1997 and 1996, respectively: no dividend payments; expected volatility of 172 and 37 percent; risk-free interest rates of 6.08 and 6.02 percent; and expected lives of 3.00 and 3.18 years.

         The Company maintains a fixed stock option plan for officers and salaried employees to purchase Common Shares. Options are exercisable at prices equal to the market value on the date of grant. Options vest in two years and remain exercisable until 10 years from date of grant. As of December 31, 1997, 1.9 million Common Shares are reserved for future grants.

         A summary of the status of the Company's fixed stock option plan as of December 31, 1997 and 1996 and changes during the years ending on those dates is presented below:

                                                                                   1997                      1996
                                                                         ----------------------      ---------------------
                                                                                      WEIGHTED-                  WEIGHTED-
                                                                                       AVERAGE                    AVERAGE
                                                                                      EXERCISE                   EXERCISE
          FIXED OPTIONS                                                    SHARES       PRICE         SHARES       PRICE
          -------------                                                   ---------   ---------      --------    ---------
          Outstanding at beginning of year..........................      1,035,125     $7.16       1,060,000      $7.19
          Granted...................................................        332,200     $6.25          50,000      $6.75
          Exercised.................................................         12,400     $4.98             300      $8.75
          Forfeited.................................................        283,025     $7.16          74,575      $7.21
                                                                          ---------     -----       ---------      -----
          Outstanding at end of year................................      1,071,900     $6.91       1,035,125      $7.16
                                                                          =========     =====       =========      =====

                                     Fin-93

                                                                                   1997                      1996
                                                                         ----------------------      ---------------------
                                                                                      WEIGHTED-                  WEIGHTED-
                                                                                       AVERAGE                    AVERAGE
                                                                                      EXERCISE                   EXERCISE
          FIXED OPTIONS                                                    SHARES       PRICE         SHARES       PRICE
          -------------                                                   ---------   ---------      --------    ---------
          Options exercisable at end of year........................       688,900      $7.21        738,925       $7.16
          Weighted-average fair value of options granted during the        332,200      $5.46         50,000       $2.24
          year

         During 1993, Amax Gold implemented a long-term incentive plan. Under this plan, officers of the Company may receive restricted stock awards based on the rate of return received by investors in the Company's Common Stock, compared with that of its peers in the gold industry. Such awards may be deferred, accelerated or otherwise adjusted based upon a strategic and comparative performance assessment. At December 31, 1997, cumulative shares awarded were 143,750 and 706,250 were authorized and unissued. On January 2, 1998, an additional 70,910 shares were awarded. The valuation of the shares issued under the performance share plan as calculated under SFAS No. 123 approximates the amounts recorded as compensation expense by the Company and is insignificant for the years ended December 31, 1997 and 1996.

13.      DOMESTIC AND FOREIGN OPERATIONS

         The Company's foreign operations consist of the Kubaka mine in Russia and the Guanaco and Refugio mines in Chile. The components of the Company's domestic and foreign operations were as follows:

                                                                                                   1997      1996      1995
                                                                                                  ------    -----     ------

          Revenues:
             United States.....................................................................   $163.3   $ 65.7     $ 68.2
             Foreign...........................................................................     96.2     42.5       28.4
                                                                                                  ------   ------     ------
                                                                                                  $259.5   $108.2     $ 96.6
                                                                                                  ======   ======     ======
          Income (loss) from operations:
             United States.....................................................................   $  6.0   $ (1.0)    $ (7.1)
             Foreign...........................................................................     (4.1)   (41.9)     (12.6)
                                                                                                  ------    -----     ------
                                                                                                  $  1.9   $(42.9)    $(19.7)
                                                                                                  ======   ======     ======
          Net income (loss) attributable to common shares:
             United States.....................................................................   $(20.6)  $  6.6     $(12.4)
             Foreign...........................................................................    (19.7)   (52.7)     (20.9)
                                                                                                  ------    -----     ------
                                                                                                  $(40.3)  $(46.1)    $(33.3)
                                                                                                  ======   ======     ======
          Identifiable assets:
             United States.....................................................................   $537.1   $630.8     $451.0
             Foreign...........................................................................    333.5    131.4      162.0
                                                                                                  ------   ------     ------
                                                                                                  $870.6   $762.2     $613.0
                                                                                                  ======   ======     ======


         Substantially all of the Company's 1997, 1996 and 1995 sales were made in Europe through a wholly owned subsidiary of the Company. The Company's sales to major customers that exceeded 10 percent of total sales were $138 million to three customers during 1997, $95 million to four customers in 1996 and $58 million to two customers in 1995. The Company believes that the loss of any of these customers would have no material adverse impact on the Company because of the active worldwide market for gold.

14.      COMMITMENTS AND CONTINGENCIES

         The Company estimates future reclamation and closure costs for properties operated by the Company to be approximately $49.5 million based on currently applicable federal, state and foreign laws and

                                     Fin-94
         regulations. At December 31, 1997, $21.8 million has been accrued. Changes in applicable laws and regulations could have a significant impact on estimates of future costs.

         The Company used a gold price of $330 per ounce for 1998 and $375 per ounce for 1999 and beyond to evaluate any impairment of long lived assets. Management's estimate of long-term gold prices may change if the gold price remains at the current low level, which could result in an asset impairment.

         Russian tax legislation is subject to varying interpretations and constant changes, which may be retroactive. Further, the interpretation of tax legislation by tax authorities as applied to the transactions and activity of the Company may not coincide with that of management. As a result, transactions may be challenged by tax authorities and the Company may be assessed additional taxes, penalties and interest, which can be significant. Tax periods remain open to review by the tax authorities for six years.

15.      QUARTERLY DATA (UNAUDITED)

         Quarterly earnings data for the years ended December 31, 1997 and 1996, follow:

                                                                                       FIRST     SECOND    THIRD     FOURTH
                                                                                       ------    ------    ------    ------

          1997 QUARTERS
          -------------
          Revenues..................................................................   $ 38.4    $ 73.3    $ 79.6    $ 68.2
          Income (loss) from operations.............................................     (0.9)      1.5       2.5      (1.2)
          Loss before cumulative effect of accounting change........................     (6.1)     (9.2)     (9.3)    (13.3)
          Net loss..................................................................     (1.6)     (9.2)     (9.3)    (13.3)
          Loss attributable to common shares........................................     (3.3)    (10.9)    (11.0)    (15.1)
                                                                                       ------    ------    ------    ------
          Per common share:
             Loss before cumulative effect of accounting change.....................     (.08)     (.11)     (.10)     (.13)
             Cumulative effect of accounting change.................................      .05        --        --        --
                                                                                       ------    ------    ------    ------
             Net basic and diluted loss.............................................   $ (.03)   $ (.11)   $ (.10)   $ (.13)
                                                                                       ======    ======    ======    ======


                                                                                       FIRST     SECOND    THIRD     FOURTH
                                                                                      --------   ------    ------    ------
          1996 QUARTERS
          -------------
          Revenues..................................................................   $ 25.6    $ 25.6    $ 23.4    $ 33.6
          Loss from operations......................................................     (4.5)     (4.0)     (1.2)    (33.2)
          Net loss..................................................................     (5.5)     (5.8)     (2.5)    (25.4)
          Loss attributable to common shares........................................     (7.2)     (7.5)     (4.2)    (27.2)
                                                                                      --------   ------    ------    ------
          Per common share:
             Net basic and diluted loss.............................................   $ (.07)   $ (.08)   $ (.04)   $ (.28)
                                                                                      =======    ======    ======    ======

         Fourth quarter 1996 results included a pre-tax charge of $35.5 million due to the write-down of the Guanaco mine and an unrelated $10 million deferred tax benefit.

16.      RESERVE DATA (UNAUDITED)

         The following table presents proven and probable ore reserves by property at December 31. Ore reserves are calculated by the Company and verified by independent mining engineers with respect to the Fort Knox mine and Haile property.

                                     Fin-95

                                 ORE RESERVES(1)
                       (thousands, except average grades)

                                                                       1997                          1996         1995
                                                  ----------------------------------------------  ---------    ----------
                                                                                      CONTAINED   CONTAINED     CONTAINED
                                                              AVERAGE                  OUNCES       OUNCES       OUNCES
                                                               GRADE     CONTAINED      (THE         (THE         (THE
                                                              (OUNCES      OUNCES     COMPANY'S   COMPANY'S     COMPANY'S
                                                     TONS     PER TON)     (100%)      SHARE)       SHARE)       SHARE)
                                                     ----     --------     ------       ----        ----         -----

          GOLD
          Producing mines:
             Fort Knox(2)........................  170,273     0.024       4,099         4,099       4,079        4,094
             Kubaka(3)...........................    4,203     0.522       2,196         1,098       1,332           --
             Refugio(4)..........................  100,793     0.029       2,920         1,460       1,558        1,672
             Guanaco(5)..........................       --        --          --           --         119           378
             Hayden Hill.........................       --        --          --           --         164           273
             Sleeper.............................       --        --          --           --          --            48
                                                                          ------         ----        ----         -----
             Total producing mines...............                          9,215         6,657       7,252        6,465
                                                                          ------         -----       -----        -----
          Other properties(6):
             Haile...............................    8,736     0.089         780          488         488           488
                                                                          ------         ----        ----         -----
             Total gold..........................                          9,995         7,145       7,740        6,953
                                                                          ======         =====       =====        =====

         The following table presents the Company's share of other mineralized material for each of the three new mines as of December 31, 1997, as calculated by the Company.

                                                                                                   TONS     AVERAGE GRADE
                                                                                                  (000)    (OUNCES PER TON)
                                                                                                 ------    ----------------

          Fort ........................................................................           37,500        0.022
          Refugio......................................................................          154,000        0.026
          Kubaka.......................................................................            2,723        0.330
                                                                                                 -------        -----
                                                                                                 294,223        0.027
                                                                                                 =======        =====

        (1) Reserves. That part of a mineral deposit that could be economically and legally extracted or produced at the time of the reserve determination. Reserves have been calculated using a $375 per ounce gold price at all properties except for Haile, for which a $400 per ounce gold price was used. The Company has determined that calculating the Fort Knox and Kubaka reserves at $350 per ounce would not materially change the results; however, calculating the Refugio reserves at $350 per ounce would result in a decrease in proven and probable reserves of approximately 10 percent.

               Proven Reserves. Reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling and (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well established.

               Probable Reserves. Reserves for which quantity and grade and/or quality are computed from information similar to that used for proven reserves, but the sites for inspection, sampling and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven reserves, is high enough to assume continuity between points of observation.

               These definitions comply with those issued by the Securities and Exchange Commission, which are based on definitions used by the United States Bureau of Mines and the United States Geological Survey.

               Other Mineralized Material. A mineralized body that has been physically delineated by drilling, underground work, surface trenching, etc., and found to contain a sufficient amount of mineralized material with an average grade of metal or metals to warrant further exploration expenditures. The Company's reported mineralized material must be defined by a conceptual mine plan and have established geologic continuity but does not qualify as a commercially mineable ore body until final legal, technical and economic factors have been resolved.

        (2) Commercial production at the Fort Knox mine commenced on March 1, 1997.

        (3) Amax Gold acquired the Kubaka mine from Cyprus Amax in May 1997. Commercial production at the Kubaka mine commenced on June 1, 1997.

                                     Fin-96

        (4) Commercial production at the Refugio mine commenced on October 1, 1996.

        (5) The Company owns a 90 percent interest in the Guanaco mine and under existing shareholder arrangements receives 100 percent of production until certain conditions are met. Based on management's belief that those conditions would not be met, 100 percent of Guanaco's reserves were included in the Company's reserve table for 1996 and 1995.

        (6) The Company has not yet reached a decision regarding whether to proceed with development of the property.

         The Company reports extractable (mineable) ore reserves. Reserves do not reflect losses in the milling or heap leaching processes, but do include allowance for ore dilution in the mining process.

         Recovery rates for 1997 were as follows:

                                                                                               HEAP
                                                                                              LEACH      MILL
                                                                                              -----      ----
          Refugio..........................................................................     55%       --%
          Fort Knox........................................................................     --%       89%
          Kubaka...........................................................................     --%       97%
          Guanaco..........................................................................     55%       --%
          Hayden Hill......................................................................     59%       --%

17.      SUBSEQUENT EVENT

         On February 9, 1998, the Company announced that it had entered into a merger agreement with Kinross Gold Corporation (Kinross) providing for a combination of their businesses. In the merger, each share of the Company's common stock will be converted into 0.8004 of a share of Kinross common stock. Cyprus Amax has agreed to contribute $135 million of cash and indebtedness to Kinross at the effective time of the merger in exchange for approximately 35 million shares of Kinross common stock. The merger will result in the current shareholders of Kinross owning 50 percent of the new Kinross and the current shareholders of Amax Gold including Cyprus Amax (after giving effect to the infusion of the $135 million) owning 50 percent of the new Kinross.

                                     Fin-97

                             LA TEKO RESOURCES LTD.

                                 FORM OF PROXY

    THIS PROXY IS FURNISHED TO SHAREHOLDERS OF LA TEKO RESOURCES LTD. ("LA TEKO") AND IS BEING SOLICITED BY THE MANAGEMENT OF LA TEKO FOR USE AT THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS (THE "MEETING") TO BE HELD ON FEBRUARY 19, 1999 AT 10:00 A.M. (VANCOUVER TIME) AT 888 DUNSMUIR STREET, 2ND FLOOR, IN THE CITY OF VANCOUVER, BRITISH COLUMBIA.

    The undersigned shareholder of La Teko hereby nominates, constitutes and appoints Gerald G. Carlson, a director and officer of La Teko or, failing him, Gordon J. Fretwell, an officer of La Teko, or instead of any of the foregoing, ____________________________________________, as the true and lawful attorney and proxy of the undersigned, with full power of substitution as a proxyholder for and on behalf of the undersigned to attend the Meeting and any adjournments thereof, to act for and on behalf of and to vote the common shares of La Teko held by the undersigned and to cast the number of votes the undersigned would be entitled to cast if personally present with respect to the matters specified below.

    The proxy materials are being distributed to shareholders of record as of January 4, 1999.

    THE BOARD OF DIRECTORS OF LA TEKO HAS APPROVED THE FOLLOWING PROPOSALS AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR EACH OF THE PROPOSALS. PROXIES SOLICITED BY LA TEKO WILL BE VOTED FOR EACH OF THE PROPOSALS UNLESS A VOTE AGAINST, OR AN ABSTENTION FROM, ONE OR MORE OF THE PROPOSALS IS SPECIFICALLY INDICATED ON THE PROXY.

    IF NO CHOICE IS SPECIFIED, THE SHARES WILL BE VOTED AS IF THE SHAREHOLDER HAD SPECIFIED AN AFFIRMATIVE VOTE.

    The undersigned directs his/her proxy to vote as follows:

     1. APPROVAL OF BUSINESS COMBINATION WITH KINROSS GOLD CORPORATION

        [ ] FOR or [ ] AGAINST or [ ] ABSTAIN (or, if no specification is made,
        FOR) in respect of a special resolution in the form attached as Appendix B to the Proxy Circular of La Teko dated January 14, 1999, with or without variation, authorising, approving and agreeing to an arrangement pursuant to the arrangement agreement dated November 16, 1998, as amended January 8, 1999, among La Teko, LT Acquisition Inc. and Kinross Gold Corporation.

     2. APPROVAL OF AMENDMENT OF CERTAIN STOCK OPTIONS

        [ ] FOR or [ ] AGAINST or [ ] ABSTAIN (or, if no specification is made,
        FOR) the ordinary resolution approving the amendment of the terms of certain outstanding stock options of La Teko as set out in the Proxy Circular dated January 14, 1999.

     3. OTHER BUSINESS

    IN HIS/HER DISCRETION [ ] FOR or [ ] AGAINST or [ ] ABSTAIN (or, if no specification is made, FOR) with respect to other business as may properly come before the Meeting.

    THE PROXYHOLDER MAY AT HIS/HER DISCRETION VOTE ACCORDING TO HIS/HER BEST JUDGMENT UPON ANY AMENDMENT OR VARIATION OF THE ABOVE MATTERS OR ANY OTHER MATTERS THAT MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. THE SHAREHOLDER MAY REVOKE THIS DISCRETION BY PLACING HIS/HER INITIALS IN THE SPACE PROVIDED IMMEDIATELY BELOW:

Voting Discretion:  _______________________________________

Dated:  ___________________________________________________

The undersigned hereby revokes any proxy previously given.

EXECUTED on the ________ day of ________________ , 1999


------------------------------------------------------     --------------------------------------------------
Signature of Shareholder(s)                                Number of Shares Held


------------------------------------------------------
Name of Shareholder(s)

(Please print clearly)


------------------------------------------------------
Address


------------------------------------------------------
City/Province/Country

                          NOTES TO INSTRUMENT OF PROXY

1. THE SHARES REPRESENTED BY THE INSTRUMENT OF PROXY WILL BE VOTED AS THE SHAREHOLDER MAY HAVE SPECIFIED BY MARKING AN "X" IN THE SPACE PROVIDED FOR THAT PURPOSE. IF NO CHOICE IS SPECIFIED, THE SHARES WILL BE VOTED AS IF THE SHAREHOLDER HAD SPECIFIED AN AFFIRMATIVE VOTE.

2. A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON TO REPRESENT HIM/HER AT THE MEETING OTHER THAN THE PERSONS DESIGNATED IN THE INSTRUMENT OF PROXY. IF THE SHAREHOLDER DOES NOT WISH TO APPOINT EITHER OF THE PERSONS NAMED IN THE INSTRUMENT OF PROXY, HE/SHE SHOULD STRIKE OUT THEIR NAMES AND INSERT IN THE BLANK SPACE PROVIDED THE NAME OF THE PERSON HE/SHE WISHES TO ACT AS HIS PROXYHOLDER. SUCH OTHER PERSON NEED NOT BE A SHAREHOLDER OF LA TEKO.

3. NO MATTERS OTHER THAN THOSE STATED IN THE ATTACHED NOTICE ARE KNOWN TO BE IN PROSPECT FOR THE MEETING, AND MANAGEMENT IS NOT AWARE AS AT THE DATE TO THE ACCOMPANYING PROXY CIRCULAR, OF ANY AMENDMENTS OR VARIATIONS TO MATTERS IDENTIFIED IN THE NOTICE OF MEETING OR ANY OTHER MATTERS TO BE PRESENTED FOR ACTION AT THE MEETING. THE INSTRUMENT OF PROXY CONFERS DISCRETIONARY AUTHORITY, HOWEVER, WITH RESPECT TO AMENDMENTS OR VARIATIONS TO MATTERS IDENTIFIED IN THE NOTICE OF MEETING AS WELL AS OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING, AND WILL ACCORDINGLY BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXYHOLDER ON SUCH MATTERS.

4.  The instrument of proxy shall not confer authority to vote:

    a. for the election of any person or company as a Director of La Teko unless a bona fide proposed nominee for such election is named in the accompanying Proxy Circular; or

    b. at any meeting other than the meeting specified in the accompanying Notice of Meeting or any adjournment thereof.

5. The Instrument of Proxy may not be valid unless it is dated and signed by the shareholder or by his/her attorney duly authorized by him/her in writing, or, in the case of a corporation, is executed under its corporate seal or by an officer or officers or attorney for the corporation duly authorized. If the Instrument of Proxy is executed by an attorney for an individual shareholder or a joint shareholder or by an officer or officers or attorney of a corporate shareholder not under its corporate seal, the instrument so empowering the officer or officers or the attorney, as the case may be, or a notarial copy thereof, should accompany the Instrument of Proxy.

6. The Proxy may not be used at the Meeting or any adjournment thereof unless the same is deposited at the office of the Registrar and Transfer Agent of La Teko, Montreal Trust Centre, 510 Burrard Street, Vancouver, British Columbia V6C 3B9, at least 48 hours before the time of the Meeting. The Chairman of the Meeting has the discretion to accept proxies filed less than 48 hours before the time of the Meeting.

7. Any shareholder who executes and delivers a proxy has the right to revoke it at any time insofar as it has not been exercised. In addition to revocation in any manner permitted by law, a proxy may be revoked by providing La Teko with an instrument in writing executed by the shareholder or by his attorney authorized in writing or if a corporation, under its corporate seal or by an officer or attorney thereof duly authorized and deposited at the registered office of La Teko at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof or with the Chairman of the Meeting on the day of the Meeting.

8. Proxies are being solicited by La Teko and all costs and expenses incurred in connection with the solicitation will be paid by La Teko. Proxies are being solicited by mail but officers and directors of La Teko may make further solicitation in person, by telephone, facsimile or other personal contact as may be required.